Filed Pursuant to Rule 424B5
Registration File No.: 333-130786

PROSPECTUS SUPPLEMENT
(To Prospectus Dated September 22, 2006)

$2,330,773,000 (Approximate)
J.P. Morgan Chase Commercial Mortgage Securities Trust 2006-CIBC17
Issuing Entity
J.P. Morgan Chase Commercial Mortgage Securities Corp.
Depositor
JPMorgan Chase Bank, N.A.
CIBC Inc.
Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates, Series 2006-CIBC17

J.P. Morgan Chase Commercial Mortgage Securities Corp. is offering certain classes of the Series 2006-CIBC17 Commercial Mortgage Pass-Through Certificates, which represent the beneficial ownership interests in the issuing entity, which will be a trust named J.P. Morgan Chase Commercial Mortgage Securities Trust 2006-CIBC17. The assets of the issuing entity will primarily be 151 fixed rate mortgage loans secured by first liens on 196 commercial, multifamily and manufactured housing community properties and are generally the sole source of payments on the Series 2006-CIBC17 certificates. Credit enhancement will be provided by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described under ‘‘Description of the Certificates—Subordination; Allocation of Collateral Support Deficit’’ in this prospectus supplement. The Series 2006-CIBC17 certificates are obligations of the issuing entity only and are not obligations of J.P. Morgan Chase Commercial Mortgage Securities Corp., the sponsors, the mortgage loan sellers or any of their respective affiliates, and neither the Series 2006-CIBC17 certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or any other person or entity. Each class of certificates will be entitled to receive monthly distributions of interest and/or principal on the 12th day of each month, commencing on December 12, 2006.

	Initial Class Certificate Balance or Notional Amount(1)		Initial Approx. Pass-Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(3)	Expected Ratings (Moody’s/Fitch)(5)	Rated Final Distribution Date(3)
Class A-1(6)	$70,459,000		5.2790%	Fixed	October 12, 2011	Aaa/AAA	December 12, 2043
Class A-3(6)	$105,767,000		5.4500%	Fixed	August 12, 2015	Aaa/AAA	December 12, 2043
Class A-4(6)	$1,222,397,000		5.4290%	Fixed	November 12, 2016	Aaa/AAA	December 12, 2043
Class A-SB(6)	$89,092,000		5.4150%	Fixed	March 12, 2016	Aaa/AAA	December 12, 2043
Class A-1A(6)	$288,112,000		5.4260%	Fixed	November 12, 2016	Aaa/AAA	December 12, 2043
Class X	$2,536,896,225	(7)	0.5149%	Variable(8)	October 12, 2022	Aaa/AAA	December 12, 2043
Class A-M	$253,689,000		5.4640%	Fixed	November 12, 2016	Aaa/AAA	December 12, 2043
Class A-J	$202,952,000		5.4890%	Fixed(9)	November 12, 2016	Aaa/AAA	December 12, 2043
Class B	$44,396,000		5.5430%	Fixed(9)	November 12, 2016	Aa2/AA	December 12, 2043
Class C	$19,027,000		5.5830%	Fixed(9)	November 12, 2016	Aa3/AA–	December 12, 2043
Class D	$34,882,000		5.6220%	Fixed(9)	November 12, 2016	A2/A	December 12, 2043

(Footnotes to table on page S-8)

You should carefully consider the risk factors beginning on page S-34 of this prospectus supplement and page 9 of the prospectus.

Neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or instrumentality or any other person or entity.

The certificates will represent interests in the issuing entity only. They will not represent interests in or obligations of the depositor, any of its affiliates or any other entity.

The Securities and Exchange Commission and state regulators have not approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense. J.P. Morgan Chase Commercial Mortgage Securities Corp. will not list the offered certificates on any securities exchange or on any automated quotation system of any securities association.
The underwriters, J.P. Morgan Securities Inc., CIBC World Markets Corp., Banc of America Securities LLC and Morgan Stanley & Co. Incorporated, will purchase the offered certificates from J.P. Morgan Chase Commercial Mortgage Securities Corp. and will offer them to the public at negotiated prices, plus, in certain cases, accrued interest, determined at the time of sale. J.P. Morgan Securities Inc. and CIBC World Markets Corp. are acting as co-lead managers for this offering. Banc of America Securities LLC and Morgan Stanley & Co. Incorporated are acting as co-managers for this offering. J.P. Morgan Securities Inc. is acting as sole bookrunner for this offering.
The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, société anonyme and Euroclear Bank, as operator of the Euroclear System, in Europe, against payment in New York, New York on or about November 28, 2006. We expect to receive from this offering approximately 105.0% of the initial aggregate principal balance of the offered certificates, plus accrued interest from November 1, 2006, before deducting expenses payable by us.

JPMorgan	CIBC World Markets
Banc of America Securities LLC	Morgan Stanley

November 16, 2006

Commercial Mortgage Pass-Through Certificates, Series 2006-CIBC17

Utah
Idaho
South Dakota
Missouri
Minnesota
Illinois
Michigan
New York
Vermont
Wisconsin
Indiana
Pennsylvania
Massachusetts
Oregon
Ohio
Connecticut
New Jersey
Nevada
Maryland
California
Virginia
West Virginia
North Carolina
Arizona
South Carolina
Georgia
Colorado
Hawaii
Oklahoma
Arkansas
Alabama
Tennessee
Florida
Texas
Louisiana
Kentucky
< 1.0% of Cut-off Date Balance
1.0% - 5.0% of Cut-off Date Balance
5.1% - 10.0% of Cut-off Date Balance
> 10.0% of Cut-off Date Balance

Bank of America Plaza Atlanta, GA

ANNA'S
LINENS

BED BATH &
BEYOND
ROSS

Centro Heritage Portfolio Various

Residence Inn Times Square New York, NY

CNL Center I &II Orlando, FL

Westfield Shoppingtown Independence Wilmington, NC

City View Portfolio II — Houston, TX

Three Parkway — Philadelphia, PA

Sheraton

Sheraton at Newark International Airport — Newark, NJ

The Towers — Great Neck, NY

LOWE'S

The Shops at Galleria — Bee Cave, TX

SUMMARY OF CERTIFICATES	S-8
SUMMARY OF TERMS	S-10
RISK FACTORS	S-34
Geographic Concentration Entails Risks	S-34
Risks Relating to Mortgage Loan Concentrations	S-35
Risks Relating to Enforceability of Cross-Collateralization	S-37
The Borrower’s Form of Entity May Cause Special Risks	S-37
Ability to Incur Other Borrowings Entails Risk	S-38
Borrower May Be Unable to Repay Remaining Principal Balance on Maturity Date	S-42
The Prospective Performance of the Commercial, Multifamily and Manufactured Housing Community Mortgage Loans Included in the Trust Fund Should Be Evaluated Separately from the Performance of the Mortgage Loans in Any of Our Other Trusts	S-43
Commercial and Multifamily Lending Is Dependent Upon Net Operating Income	S-43
Tenant Concentration Entails Risk	S-44
Certain Additional Risks Relating to Tenants	S-45
Substitution of Mortgaged Properties May Lead to Increased Risks	S-47
Risks Related to Redevelopment and Renovation at the Mortgaged Properties	S-47
Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks	S-48
Tenant Bankruptcy Entails Risks	S-48
Mortgage Loans Are Nonrecourse and Are Not Insured or Guaranteed	S-48
Retail Properties Have Special Risks	S-48
Office Properties Have Special Risks	S-50
Multifamily Properties Have Special Risks	S-51
Hotel Properties Have Special Risks	S-52
Risks Relating to Affiliation with a Franchise or Hotel Management Company	S-53
Industrial Properties Have Special Risks	S-54
Manufactured Housing Community Properties Have Special Risks	S-54
Self Storage Properties Have Special Risks	S-55
Risks Relating to Certain Assistance Programs	S-56
Lack of Skillful Property Management Entails Risks	S-56
Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses	S-56
Condominium Ownership May Limit Use and Improvements	S-57
Mortgage Loans Secured by Leasehold Interests May Expose Investors to Greater Risks of Default and Loss	S-57
Limitations of Appraisals	S-59
Risks Relating to Underwritten Net Cash Flow	S-59
Shari’ah Compliant Loans	S-59
Potential Conflicts of Interest	S-60
Special Servicer May Be Directed to Take Actions	S-62
Bankruptcy Proceedings Entail Certain Risks	S-62
Risks Relating to Prepayments and Repurchases	S-63
Optional Early Termination of the Trust Fund May Result in an Adverse Impact on Your Yield or May Result in a Loss	S-65
Mortgage Loan Sellers May Not Be Able to Make a Required Repurchase or Substitution of a Defective Mortgage Loan	S-65
Risks Relating to Interest on Advances and Special Servicing Compensation	S-66
Risks of Limited Liquidity and Market Value	S-66
Different Timing of Mortgage Loan Amortization Poses Certain Risks	S-66
Subordination of Subordinate Offered Certificates	S-66
Limited Information Causes Uncertainty	S-67
Environmental Risks Relating to the Mortgaged Properties	S-67
Tax Considerations Relating to Foreclosure	S-68

Risks Associated with One Action Rules	S-68
Potential Absence of Attornment Provisions Entails Risks	S-69
Property Insurance May Not Be Sufficient	S-69
Zoning Compliance and Use Restrictions May Adversely Affect Property Value	S-71
Risks Relating to Costs of Compliance with Applicable Laws and Regulations	S-72
No Reunderwriting of the Mortgage Loans	S-72
Litigation or Other Legal Proceedings Could Adversely Affect the Mortgage Loans	S-72
Risks Relating to Book-Entry Registration	S-72
Risks Relating to Inspections of Properties	S-72
Certain of the Mortgage Loans Lack Customary Provisions	S-73
Mortgage Electronic Registration Systems (MERS)	S-73
Other Risks	S-73
DESCRIPTION OF THE MORTGAGE POOL	S-75
General	S-75
Additional Debt	S-76
The Bank of America Plaza Whole Loan	S-81
AB Mortgage Loan Pairs	S-82
General	S-82
Mezz Cap AB Mortgage Loans	S-82
Top Fifteen Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans	S-85
Certain Terms and Conditions of the Mortgage Loans	S-86
Additional Mortgage Loan Information	S-93
Sale of Mortgage Loans: Mortgage File Delivery	S-96
Representations and Warranties; Repurchases and Substitutions	S-98
Repurchase or Substitution of Cross-Collateralized Mortgage Loans	S-102
Lockbox Accounts	S-103
TRANSACTION PARTIES	S-104
The Sponsors	S-104
JPMorgan Chase Bank, National Association	S-104
CIBC Inc.	S-105
The Depositor	S-106
Significant Obligor	S-106
The Mortgage Loan Sellers	S-106
JPMorgan Chase Bank, National Association	S-106
CIBC Inc.	S-106
Underwriting Guidelines and Processes	S-106
The Issuing Entity	S-108
The Trustee, Paying Agent, Certificate Registrar and Authenticating Agent	S-109
The Master Servicer	S-110
The Special Servicer	S-111
Replacement of the Special Servicer	S-114
Servicing and Other Compensation and Payment of Expenses	S-114
DESCRIPTION OF THE CERTIFICATES	S-118
General	S-118
Book-Entry Registration and Definitive Certificates	S-119
Distributions	S-121
Allocation of Yield Maintenance Charges and Prepayment Premiums	S-135
Assumed Final Distribution Date; Rated Final Distribution Date	S-137
Subordination; Allocation of Collateral Support Deficit	S-137
Advances	S-141
Appraisal Reductions	S-144
Reports to Certificateholders; Certain Available Information	S-146
Voting Rights	S-150
Termination; Retirement of Certificates	S-151
SERVICING OF THE MORTGAGE LOANS	S-153
General	S-153
The Directing Certificateholder	S-156
Limitation on Liability of Directing Certificateholder	S-159
Maintenance of Insurance	S-159
Modifications, Waiver and Amendments	S-162
Realization Upon Defaulted Mortgage Loans	S-163

Inspections; Collection of Operating Information	S-166
Certain Matters Regarding the Master Servicer, the Special Servicer and the Depositor	S-167
Events of Default	S-168
Rights Upon Event of Default	S-169
Amendment	S-170
YIELD AND MATURITY CONSIDERATIONS	S-172
Yield Considerations	S-172
Weighted Average Life	S-175
Yield Sensitivity of the Class X Certificates	S-181
Effect of Loan Groups	S-182
CERTAIN FEDERAL INCOME TAX CONSEQUENCES	S-183
CERTAIN ERISA CONSIDERATIONS	S-184
METHOD OF DISTRIBUTION	S-187
LEGAL MATTERS	S-188
CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS	S-188
RATINGS	S-189
LEGAL INVESTMENT	S-190
INDEX OF DEFINED TERMS	S-191

SCHEDULE I	CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE
ANNEX A-1	CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES
ANNEX A-2	CERTAIN POOL CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES
ANNEX A-3	DESCRIPTION OF TOP FIFTEEN MORTGAGE LOANS OR GROUPS OF CROSS-COLLATERALIZED MORTGAGE LOANS AND ADDITIONAL MORTGAGE LOAN INFORMATION
ANNEX B	CERTAIN CHARACTERISTICS OF THE MULTIFAMILY & MANUFACTURED HOUSING COMMUNITY LOANS
ANNEX C	FORM OF REPORT TO CERTIFICATEHOLDERS
ANNEX D	BONNIE LANE AND NORTHLAKE PORTFOLIO LOAN AMORTIZATION SCHEDULE

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) this prospectus supplement, which describes the specific terms of the offered certificates.

You should rely only on the information contained in this prospectus supplement and the prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus supplement and the prospectus. The information contained in this prospectus supplement is accurate only as of the date of this prospectus supplement.

This prospectus supplement begins with several introductory sections describing the Series 2006-CIBC17 certificates and the trust in abbreviated form:

Summary of Certificates, commencing on page S-8 of this prospectus supplement, which sets forth important statistical information relating to the Series 2006-CIBC17 certificates;

Summary of Terms, commencing on page S-10 of this prospectus supplement, which gives a brief introduction of the key features of the Series 2006-CIBC17 certificates and a description of the underlying mortgage loans; and

Risk Factors, commencing on page S-34 of this prospectus supplement, which describe risks that apply to the Series 2006-CIBC17 certificates which are in addition to those described in the prospectus with respect to the securities issued by the trust generally.

This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The Tables of Contents in this prospectus supplement and the prospectus identify the pages where these sections are located.

Certain capitalized terms are defined and used in this prospectus supplement and the prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus supplement are defined on the pages indicated under the caption ‘‘Index of Defined Terms’’ commencing on page S-191 of this prospectus supplement. The capitalized terms used in the prospectus are defined on the pages indicated under the caption ‘‘Index of Defined Terms’’ commencing on page 129 of the prospectus.

All annexes and schedules attached to this prospectus supplement are a part of this prospectus supplement.

In this prospectus supplement, the terms ‘‘Depositor,’’ ‘‘we,’’ ‘‘us’’ and ‘‘our’’ refer to J.P. Morgan Chase Commercial Mortgage Securities Corp.

EUROPEAN ECONOMIC AREA

IN RELATION TO EACH MEMBER STATE OF THE EUROPEAN ECONOMIC AREA WHICH HAS IMPLEMENTED THE PROSPECTUS DIRECTIVE (EACH, A ‘‘RELEVANT MEMBER STATE’’), EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT WITH EFFECT FROM AND INCLUDING THE DATE ON WHICH THE PROSPECTUS DIRECTIVE IS IMPLEMENTED IN THAT RELEVANT MEMBER STATE (THE ‘‘RELEVANT IMPLEMENTATION DATE’’) IT HAS NOT MADE AND WILL NOT MAKE AN OFFER OF CERTIFICATES TO THE PUBLIC IN THAT RELEVANT MEMBER STATE PRIOR TO THE PUBLICATION OF A PROSPECTUS IN RELATION TO THE CERTIFICATES WHICH HAS BEEN APPROVED BY THE COMPETENT AUTHORITY IN THAT RELEVANT MEMBER STATE OR, WHERE APPROPRIATE, APPROVED IN ANOTHER RELEVANT MEMBER STATE AND NOTIFIED TO THE COMPETENT AUTHORITY IN THAT RELEVANT MEMBER STATE, ALL IN ACCORDANCE WITH THE PROSPECTUS DIRECTIVE, EXCEPT THAT IT MAY, WITH EFFECT FROM AND INCLUDING THE RELEVANT IMPLEMENTATION DATE, MAKE AN OFFER OF CERTIFICATES TO THE PUBLIC IN THAT RELEVANT MEMBER STATE AT ANY TIME:

(A)    TO LEGAL ENTITIES WHICH ARE AUTHORISED OR REGULATED TO OPERATE IN THE FINANCIAL MARKETS OR, IF NOT SO AUTHORISED OR REGULATED, WHOSE CORPORATE PURPOSE IS SOLELY TO INVEST IN SECURITIES;

(B)    TO ANY LEGAL ENTITY WHICH HAS TWO OR MORE OF (1) AN AVERAGE OF AT LEAST 250 EMPLOYEES DURING THE LAST FINANCIAL YEAR; (2) A TOTAL BALANCE SHEET OF MORE THAN €43,000,000 AND (3) AN ANNUAL NET TURNOVER OF MORE THAN €50,000,000, AS SHOWN IN ITS LAST ANNUAL OR CONSOLIDATED ACCOUNTS; OR

(C)    IN ANY OTHER CIRCUMSTANCES WHICH DO NOT REQUIRE THE PUBLICATION BY THE ISSUER OF A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE PROSPECTUS DIRECTIVE.

FOR THE PURPOSES OF THIS PROVISION, THE EXPRESSION AN ‘‘OFFER OF CERTIFICATES TO THE PUBLIC’’ IN RELATION TO ANY CERTIFICATES IN ANY RELEVANT MEMBER STATE MEANS THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE CERTIFICATES TO BE OFFERED SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE THE CERTIFICATES, AS THE SAME MAY BE VARIED IN THAT MEMBER STATE BY ANY MEASURE IMPLEMENTING THE PROSPECTUS DIRECTIVE IN THAT MEMBER STATE AND THE EXPRESSION ‘‘PROSPECTUS DIRECTIVE’’ MEANS DIRECTIVE 2003/71/EC AND INCLUDES ANY RELEVANT IMPLEMENTING MEASURE IN EACH RELEVANT MEMBER STATE.

UNITED KINGDOM

EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT:

(A)    IT HAS ONLY COMMUNICATED OR CAUSED TO BE COMMUNICATED AND WILL ONLY COMMUNICATE OR CAUSE TO BE COMMUNICATED AN INVITATION OR INDUCEMENT TO ENGAGE IN INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (THE ‘‘FSMA’’)) RECEIVED BY IT IN CONNECTION WITH THE ISSUE OR SALE OF THE CERTIFICATES IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FSMA DOES NOT APPLY TO THE DEPOSITOR; AND

(B)    IT HAS COMPLIED AND WILL COMPLY WITH ALL APPLICABLE PROVISIONS OF THE FSMA WITH RESPECT TO ANYTHING DONE BY IT IN RELATION TO THE CERTIFICATES IN, FROM OR OTHERWISE INVOLVING THE UNITED KINGDOM.

NOTICE TO UNITED KINGDOM INVESTORS

THE DISTRIBUTION OF THIS PROSPECTUS SUPPLEMENT IF MADE BY A PERSON WHO IS NOT AN AUTHORISED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (1) ARE OUTSIDE THE UNITED KINGDOM, OR (2) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS, OR (3) ARE PERSONS FALLING WITHIN ARTICLES 49(2)(A) THROUGH (D) (‘‘HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.’’) OR 19 (INVESTMENT PROFESSIONALS) OF THE FSMA (FINANCIAL PROMOTION) ORDER 2005 (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS THE ‘‘RELEVANT PERSONS’’). THIS PROSPECTUS SUPPLEMENT MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS SUPPLEMENT RELATES, INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS.

POTENTIAL INVESTORS IN THE UNITED KINGDOM ARE ADVISED THAT ALL, OR MOST, OF THE PROTECTIONS AFFORDED BY THE UNITED KINGDOM REGULATORY SYSTEM WILL NOT APPLY TO AN INVESTMENT IN THE OFFERED CERTIFICATES AND THAT COMPENSATION WILL NOT BE AVAILABLE UNDER THE UNITED KINGDOM FINANCIAL SERVICES COMPENSATION SCHEME.

SUMMARY OF CERTIFICATES

Class	Initial Class Certificate Balance or Notional Amount(1)		Approx. Credit Support(2)	Pass-Through Rate Description	Assumed Final Distribution Date(3)	Initial Approx. Pass- Through Rate	Weighted Average Life (Yrs.)(4)	Expected Ratings (Moody’s/ Fitch)(5)	Principal Window(4)
Offered Certificates
A-1(6)	$70,459,000		30.000%	Fixed	October 12, 2011	5.2790%	3.38	Aaa/AAA	12/06-10/11
A-3(6)	$105,767,000		30.000%	Fixed	August 12, 2015	5.4500%	5.87	Aaa/AAA	11/11-08/15
A-4(6)	$1,222,397,000		30.000%	Fixed	November 12, 2016	5.4290%	9.83	Aaa/AAA	03/16-11/16
A-SB(6)	$89,092,000		30.000%	Fixed	March 12, 2016	5.4150%	7.22	Aaa/AAA	10/11-03/16
A-1A(6)	$288,112,000		30.000%	Fixed	November 12, 2016	5.4260%	9.53	Aaa/AAA	12/06-11/16
X	$2,536,896,225	(7)	N/A	Variable(8)	October 12, 2022	0.5149%	N/A	Aaa/AAA	N/A
A-M	$253,689,000		20.000%	Fixed	November 12, 2016	5.4640%	9.96	Aaa/AAA	11/16-11/16
A-J	$202,952,000		12.000%	Fixed(9)	November 12, 2016	5.4890%	9.96	Aaa/AAA	11/16-11/16
B	$44,396,000		10.250%	Fixed(9)	November 12, 2016	5.5430%	9.96	Aa2/AA	11/16-11/16
C	$19,027,000		9.500%	Fixed(9)	November 12, 2016	5.5830%	9.96	Aa3/AA–	11/16-11/16
D	$34,882,000		8.125%	Fixed(9)	November 12, 2016	5.6220%	9.96	A2/A	11/16-11/16
Non-Offered Certificates
E	$31,711,000		6.875%	WAC(10)	N/A	5.6202%	N/A	A3/A–	N/A
F	$34,882,000		5.500%	WAC(10)	N/A	5.7872%	N/A	Baa1/BBB+	N/A
G	$31,712,000		4.250%	WAC(10)	N/A	5.8862%	N/A	Baa2/BBB	N/A
H	$31,711,000		3.000%	WAC	N/A	5.9652%	N/A	Baa3/BBB–	N/A
J	$9,513,000		2.625%	Fixed	N/A	5.1470%	N/A	Ba1/BB+	N/A
K	$9,514,000		2.250%	Fixed	N/A	5.1470%	N/A	Ba2/BB	N/A
L	$9,513,000		1.875%	Fixed	N/A	5.1470%	N/A	Ba3/BB–	N/A
M	$3,171,000		1.750%	Fixed	N/A	5.1470%	N/A	B1/B+	N/A
N	$6,342,000		1.500%	Fixed	N/A	5.1470%	N/A	B2/B	N/A
P	$6,343,000		1.250%	Fixed	N/A	5.1470%	N/A	B3/B–	N/A
NR	$31,711,225		N/A	Fixed	N/A	5.1470%	N/A	NR/NR	N/A

(1)	Approximate, subject to a permitted variance of plus or minus 10%.

(2)	The credit support percentages set forth for the Class A-1, Class A-3, Class A-4, Class A-SB and Class A-1A certificates are represented in the aggregate.

(3)	The assumed final distribution dates set forth in this prospectus supplement have been determined on the basis of the assumptions described in ‘‘Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date’’ in this prospectus supplement. The rated final distribution date for each class of certificates is December 12, 2043. See ‘‘Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date’’ in this prospectus supplement.

(4)	The weighted average life and period during which distributions of principal would be received as set forth in the foregoing table with respect to each class of certificates are based on the assumptions set forth under ‘‘Yield and Maturity Considerations—Weighted Average Life’’ in this prospectus supplement and on the assumptions that there are no prepayments or losses on the mortgage loans and that there are no extensions of maturity dates of the mortgage loans.

(5)	Ratings shown are those of Moody’s Investors Service, Inc. and Fitch, Inc.

(6)	For purposes of making distributions on the Class A-1, Class A-3, Class A-4, Class A-SB and Class A-1A certificates, the pool of mortgage loans will be deemed to consist of two distinct loan groups, loan group 1 and loan group 2. As of the cut-off date, loan group 1 will consist of 118 mortgage loans, representing approximately 88.6% of the aggregate principal balance of the pool of mortgage loans. As of the cut-off date, loan group 2 will consist of 33 mortgage loans, representing approximately 11.4% of the aggregate principal balance of the pool of mortgage loans. As of the cut-off date, loan group 2 will include approximately 86.7% of all the mortgage loans secured by multifamily and manufactured housing community properties.

So long as funds are sufficient on any distribution date to make distributions of all interest and principal on such distribution date to the Class A-1, Class A-3, Class A-4, Class A-1A, Class A-SB and Class X certificates, interest and principal distributions on the Class A-1, Class A-3, Class A-4 and Class A-SB certificates will be based upon amounts available relating to mortgage loans in loan group 1 and interest and principal distributions on the Class A-1A certificates will be based upon amounts available relating to mortgage loans in loan group 2. In addition, generally the Class A-1, Class A-3, Class A-4 and Class A-SB certificates will be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in loan group 2 after the certificate principal balance of the Class A-1A certificates has been reduced to zero, and the Class A-1A certificates will be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in loan group 1 after the certificate principal balances of the Class A-4 and Class A-SB certificates have been reduced to zero. However, on and after any distribution date on which the certificate balances of the Class A-M through Class NR certificates have been reduced to zero, distributions of principal collected or advanced in respect of the pool of mortgage loans will be distributed to the Class A-1, Class A-3, Class A-4, Class A-SB and Class A-1A certificates, pro rata.

(7)	The Class X notional amount will be equal to the aggregate of the certificate balances of each class of certificates (other than the Class X, Class R and Class LR certificates).

(8)	The pass-through rate on the Class X certificates for any distribution date will equal the excess, if any, of (a) the weighted average of the net mortgage rates for all of the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on all of the other certificates (other than the Class R and Class LR certificates), weighted on the basis of their respective certificate balances immediately prior to that distribution date. See ‘‘Description of the Certificates—Distributions’’ in this prospectus supplement.

(9)	For any distribution date, if the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of the first day of the related due period is less than the rate specified for any of the Class A-J, Class B, Class C and Class D certificates with respect to the distribution date, then the pass-through rate for that class of certificates on that distribution date will equal the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months).

(10)	The pass-through rates applicable to the Class E, Class F and Class G certificates on each distribution date will be a per annum rate equal to the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), minus 0.3450%, 0.1780% and 0.0790%, respectively.

The Class R and Class LR certificates are not offered by this prospectus supplement and are not represented in this table.

SUMMARY OF TERMS

This summary highlights selected information from this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read this entire document and the accompanying prospectus carefully.

Relevant Parties and Dates

Depositor	J.P. Morgan Chase Commercial Mortgage Securities Corp., a Delaware corporation, a wholly-owned subsidiary of JPMorgan Chase Bank, National Association, a national banking association organized under the laws of the United States, which is a wholly-owned subsidiary of JPMorgan Chase & Co., a Delaware corporation. The depositor’s address is 270 Park Avenue, New York, New York 10017, and its telephone number is (212) 834-9271. See ‘‘Transaction Parties—The Depositor’’ in this prospectus supplement.

Issuing Entity	J.P. Morgan Chase Commercial Mortgage Securities Trust 2006-CIBC17, a New York common law trust, will be established on the closing date under the pooling and servicing agreement. For more detailed information, see ‘‘Transaction Parties—The Issuing Entity’’ in this prospectus supplement.

Mortgage Loan Sellers	JPMorgan Chase Bank, N.A., a national banking association organized under the laws of the United States and CIBC Inc., a Delaware corporation. JP Morgan Chase Bank, N.A. is also an affiliate of each of the depositor and J.P. Morgan Securities Inc., one of the underwriters. CIBC Inc. is an affiliate of CIBC World Markets Corp., one of the underwriters. See ‘‘Transaction Parties—The Mortgage Loan Sellers’’ in this prospectus supplement.

Sellers of the Mortgage Loans

Seller	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance
JPMorgan Chase Bank, N.A.	75	$1,464,205,411	57.7%	59.0%	47.5%
CIBC Inc.	76	1,072,690,815	42.3	41.0	52.5
Total	151	$2,536,896,226	100.0%	100.0%	100.0%

Master Servicer	Wells Fargo Bank, N.A., a national banking association, will be the master servicer and will be responsible for the master servicing and administration of the mortgage loans pursuant to the pooling and servicing agreement. The principal commercial mortgage servicing offices of the master servicer are located at 45

Fremont Street, 2nd Floor, San Francisco, California 94105. See ‘‘Transaction Parties—The Master Servicer’’ in this prospectus supplement.

Special Servicer	LNR Partners, Inc., a Florida corporation, will act as special servicer with respect to the mortgage loans and will be primarily responsible for making decisions and performing certain servicing functions with respect to the mortgage loans that, in general, are in default or as to which default is imminent. The primary servicing offices of the special servicer are located at 1601 Washington Avenue, Suite 700, Miami Beach, Florida 33139, and its telephone number is (305) 695-5600. The special servicer may be removed without cause under certain circumstances described in this prospectus supplement. See ‘‘Transaction Parties—The Special Servicer’’ in this prospectus supplement.

Trustee and Paying Agent	LaSalle Bank National Association, a national banking association with its principal offices located in Chicago, Illinois. A corporate trust office of the trustee is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attention: Global Securities and Trust Services, JP Morgan 2006 CIBC17 and its telephone number is (312) 992-2191. See ‘‘Transaction Parties—The Trustee, Paying Agent, Certificate Registrar and Authenticating Agent’’ in this prospectus supplement. Following the transfer of the mortgage loans into the trust, the trustee, on behalf of the trust, will become the mortgagee of record under each mortgage loan.

Sponsors	JPMorgan Chase Bank, N.A., a national banking association and CIBC Inc., a Delaware corporation. For more information, see ‘‘Transaction Parties—The Sponsors’’ in this prospectus supplement and ‘‘The Sponsor’’ in the prospectus.

Certain Affiliations	JPMorgan Chase Bank, N.A. and its affiliates have several roles in this transaction. J.P. Morgan Chase Commercial Mortgage Securities Corp. is the depositor and a wholly-owned subsidiary of JPMorgan Chase Bank, N.A. JPMorgan Chase Bank, N.A. and CIBC Inc. originated or acquired the mortgage loans and will be selling them to the depositor. JPMorgan Chase Bank, N.A. is also an affiliate of J.P. Morgan Securities Inc., an underwriter for the offering of the certificates. JPMorgan Chase Bank, N.A. is also a sponsor. CIBC Inc. is an affiliate of CIBC World Markets Corp., an underwriter for the offering of the certificates. These roles and other potential relationships may give rise to conflicts of interest as further described in this prospectus supplement under ‘‘Risk Factors—Potential Conflicts of Interest.’’

Significant Obligors	The mortgaged property that secures the Bank of America Plaza loan represents approximately 10.4% of the aggregate principal balance of the mortgage loans as of the cut-off date.

Cut-off Date	With respect to each mortgage loan, the due date of the related mortgage loan in November 2006, or, with respect to those mortgage loans that were originated in October 2006 and have their first due date in December 2006, November 1, 2006, or, with respect to those mortgage loans that were originated in November 2006 and have their first due date in either December 2006 or January 2007, the origination date.

Closing Date	On or about November 28, 2006.

Distribution Date	The 12th day of each month or, if the 12th day is not a business day, on the next succeeding business day, beginning in December 2006.

Interest Accrual Period	Interest will accrue on the offered certificates during the calendar month prior to the related distribution date. Interest will be calculated on the offered certificates assuming that each month has 30 days and each year has 360 days.

Due Period	For any mortgage loan and any distribution date, the period commencing on the day immediately following the due date for the mortgage loan in the month preceding the month in which that distribution date occurs and ending on and including the due date for the mortgage loan in the month in which that distribution date occurs. However, in the event that the last day of a due period (or applicable grace period) is not a business day, any periodic payments received with respect to the mortgage loans relating to that due period on the business day immediately following that last day will be deemed to have been received during that due period and not during any other due period.

Determination Date	For any distribution date, the fourth business day prior to the distribution date.

Transaction Overview

On the closing date, each sponsor will sell its mortgage loans to the depositor, which will in turn deposit the mortgage loans into the issuing entity, a common law trust created on the closing date. The trust, which will be the issuing entity, will be formed by a pooling and servicing agreement, to be entered into among the depositor, the master servicer, the special servicer and the trustee. The master servicer will service the mortgage loans (other than the specially serviced mortgage loans) in accordance with the pooling and servicing agreement and provide the information to the trustee necessary for the trustee to calculate distributions and other information regarding the certificates.

The transfers of the mortgage loans from the sponsors to the depositor and from the depositor to the issuing entity in exchange for the certificates are illustrated below:

Offered Securities

General	We are offering the following classes of commercial mortgage pass-through certificates as part of Series 2006-CIBC17:

•	Class A-1

•	Class A-3

•	Class A-4

•	Class A-SB

•	Class A-1A

•	Class X

•	Class A-M

•	Class A-J

•	Class B

•	Class C

•	Class D

Series 2006-CIBC17 will consist of the above classes and the following classes that are not being offered through this prospectus supplement and the accompanying prospectus: Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P, Class NR, Class R and Class LR.

The Series 2006-CIBC17 certificates will collectively represent beneficial ownership interests in the issuing entity, a trust created by J.P. Morgan Chase Commercial Mortgage Securities Corp. The trust’s assets will primarily be 151 fixed rate mortgage loans secured by first liens on 196 commercial, multifamily and manufactured housing community properties.

Certificate Balances	Your certificates will have the approximate aggregate initial certificate balance or notional amount set forth below, subject to a variance of plus or minus 10%:

Class A-1	$70,459,000
Class A-3	$105,767,000
Class A-4	$1,222,397,000
Class A-SB	$89,092,000
Class A-1A	$288,112,000
Class X	$2,536,896,225
Class A-M	$253,689,000
Class A-J	$202,952,000
Class B	$44,396,000
Class C	$19,027,000
Class D	$34,882,000

Pass-Through Rates

A. Offered Certificates	Your certificates will accrue interest at an annual rate called a pass-through rate. The initial pass-through rate is set forth below for each class:

Class A-1	5.2790%
Class A-3	5.4500%
Class A-4	5.4290%
Class A-SB	5.4150%
Class A-1A	5.4260%
Class X	0.5149	%(1)
Class A-M	5.4640%
Class A-J	5.4890	%(2)
Class B	5.5430	%(2)
Class C	5.5830	%(2)
Class D	5.6220	%(2)

(1)	The interest accrual amount on the Class X certificates will be calculated by reference to a notional amount equal to the aggregate of the certificate balances of each class of certificates (other than the Class X, Class R and Class LR certificates). The pass-through rate on the Class X certificates for any distribution date will equal the excess, if any, of (a) the weighted average of the net mortgage rates for all of the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on all of the other certificates (other than the Class R and Class LR certificates), weighted on the basis of their respective certificate balances immediately prior to that distribution date, which will be calculated as described under ‘‘Description of the Certificates—Distributions’’ in this prospectus supplement.

(2)	For any distribution date, if the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of the first day of the related due period is less than the rate specified for any of the Class A-J, Class B, Class C and Class D certificates with respect to the distribution date, then the pass-through rate for that class of certificates on that distribution date will equal the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months).

B. Interest Rate Calculation Convention	Interest on the certificates will be calculated based on a 360-day year consisting of twelve 30-day months, or a ‘‘30/360 basis.’’

For purposes of calculating the pass-through rates on each of the classes of certificates with a pass-through rate that is based on, limited by, or equal to the weighted average of the net mortgage rates on the mortgage loans, the mortgage loan interest rates will not reflect any default interest rate, any mortgage loan term modifications agreed to by the special servicer or any modifications resulting from a borrower’s bankruptcy or insolvency.

For purposes of calculating the pass-through rates on the certificates, the interest rate for each mortgage loan that accrues interest based on the actual number of days in each month and assuming a 360-day year, or an ‘‘actual/360 basis,’’ will be recalculated, if necessary, so that the amount of interest that would accrue at that recalculated rate in the applicable month, calculated on a 30/360 basis, will equal the amount of interest that is required to be paid on that mortgage loan in that month, subject to certain adjustments as described in ‘‘Description of the Certificates—Distributions— Pass-Through Rates’’ and ‘‘—Interest Distribution Amount’’ in this prospectus supplement.

C. Servicing and Administration Fees	The master servicer and special servicer are entitled to a master servicing fee and a special servicing fee, respectively, from the interest payments on the mortgage loans. The master servicing fee for each distribution date is calculated on the outstanding principal amount of each mortgage loan in the trust fund at the master servicing fee rate equal to a per annum rate ranging from 0.02% to 0.11%. The special servicing fee for each distribution date is calculated based on the outstanding principal amount of each mortgage loan that is a specially serviced mortgage loan at the special servicing fee rate equal to a per annum rate of 0.25%. The master servicer and special servicer are also entitled to additional fees and amounts, including income on the amounts held in permitted investments, liquidation fees and workout fees. The trustee fee for each distribution date is calculated on the outstanding principal amount of each mortgage loan in the trust fund at the trustee fee rate equal to a per annum rate of 0.0008%. See ‘‘Transaction Parties—Servicing and Other Compensation and Payment of Expenses’’ in this prospectus supplement.

Distributions

A. Amount and Order of Distributions	On each distribution date, funds available for distribution from the mortgage loans, net of specified trust fees, reimbursements and expenses, will be distributed in the following amounts and order of priority:

First/Class A-1, Class A-3, Class A-4, Class A-SB, Class A-1A and Class X certificates: To pay interest concurrently, (a) on the Class A-1, Class A-3, Class A-4 and Class A-SB certificates, pro rata, from the portion of the funds available for distribution attributable to the mortgage loans in loan group 1, (b) on the Class A-1A certificates from the portion of the funds available for distribution attributable to the mortgage loans in loan group 2 and (c) on the Class X certificates from the funds available for distribution attributable to all mortgage loans, without regard to loan groups, in each case in accordance with their interest entitlements. However, if, on any distribution date, the funds available for distribution (or applicable portion) are insufficient to pay in full the total amount of interest to be paid to any of the classes described above, the funds available for distribution will be allocated among all those classes, pro rata, without regard to loan groups, in accordance with their interest entitlements for that distribution date.

Second/Class A-1, Class A-3, Class A-4, Class A-SB and Class A-1A certificates: To the extent of funds allocated to principal and available for distribution, (a)(1) first, to the Class A-SB certificates, available principal received from loan group 1 and, after the Class A-1A certificates have been reduced to zero, funds attributed to principal received from loan group 2 remaining after payments specified in clause (b) below have been made, until the certificate balance of the Class A-SB certificates is reduced to the planned principal balance for the related distribution date set forth in Schedule III to this prospectus supplement, (2) then to principal on the Class A-1 certificates, in an amount equal to the funds attributable to mortgage loans in loan group 1 remaining after the payments specified in clause (a)(1) above have been made and, after the Class A-1A certificates have been reduced to zero, the funds attributable to mortgage loans in loan group 2, until the certificate balance of the Class A-1 certificates has been reduced to zero, (3) then to principal on the Class A-3 certificates, in an amount equal to the funds attributable to mortgage loans in loan group 1 remaining after the payments specified in clauses (a)(1) and (a)(2) above have been made and, after the Class A-1A certificates have been reduced to zero, the funds attributable to mortgage loans in loan group 2, until the certificate balance of the Class A-3 certificates has been reduced to zero, (4) then to principal on the Class A-4 certificates, in an amount equal to the funds attributable to mortgage loans in loan group 1 remaining after the payments specified in clauses (a)(1), (a)(2) and (a)(3) above have been made and, after the Class A-1A certificates have been reduced to zero, the funds attributable to mortgage loans in loan group 2, until the certificate balance of the Class A-4 certificates has been reduced to zero and (5) then to principal on the Class A-SB certificates in an amount equal to the funds attributable to mortgage loans in loan group 1 remaining after the payments specified in clauses (a)(1), (a)(2), (a)(3) and (a)(4) above have been made and, after the Class A-1A certificates have been reduced to zero, the funds attributable to mortgage loans in loan group 2, until the certificate balance of the Class A-SB certificates has been reduced to zero, and (b) to the

Class A-1A certificates, in an amount equal to the funds attributable to mortgage loans in loan group 2 and, after the certificate balances of the Class A-4 and Class A-SB certificates have been reduced to zero, the funds attributable to mortgage loans in loan group 1 remaining after the payments specified in clause (a) have been made, until the certificate balance of the Class A-1A certificates has been reduced to zero. If the certificate balance of each and every class of certificates other than the Class A-1, Class A-3, Class A-4, Class A-SB and Class A-1A certificates has been reduced to zero as a result of the allocation of mortgage loan losses to those certificates, funds available for distributions of principal will be distributed to the Class A-1, Class A-3, Class A-4, Class A-SB and Class A-1A certificates, pro rata, rather than sequentially, without regard to loan groups, the distribution priorities above or the planned principal balance of the Class A-SB certificates.

Third/Class A-1, Class A-3, Class A-4, Class A-SB and Class A-1A certificates: To reimburse the Class A-1, Class A-3, Class A-4, Class A-SB and Class A-1A certificates, pro rata, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes, without regard to loan groups.

Fourth/Class A-M certificates: To the Class A-M certificates as follows: (a) first, to interest on the Class A-M certificates in the amount of its interest entitlement; (b) second, to the extent of funds allocated to principal and available for distribution remaining after distributions in respect of principal to each class with a higher priority (in this case, the Class A-1, Class A-3, Class A-4, Class A-SB and Class A-1A certificates), to principal on the Class A-M certificates until the certificate balance of the Class A-M certificates has been reduced to zero; and (c) third, to reimburse the Class A-M certificates for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class.

Fifth/Class A-J certificates: To the Class A-J certificates in a manner analogous to the Class A-M certificates’ allocations of priority Fourth above.

Sixth/Class B certificates: To the Class B certificates in a manner analogous to the Class A-M certificates’ allocations of priority Fourth above.

Seventh/Class C certificates: To the Class C certificates in a manner analogous to the Class A-M certificates’ allocations of priority Fourth above.

Eighth/Class D certificates: To the Class D certificates in a manner analogous to the Class A-M certificates’ allocations of priority Fourth above.

Ninth/Non-offered certificates: In the amounts and order of priority described in ‘‘Description of the Certificates— Distributions—Priority’’ in this prospectus supplement.

For purposes of making distributions to the Class A-1, Class A-3, Class A-4, Class A-SB and Class A-1A certificates, except in the event of insufficient funds, as described above, the pool of mortgage loans will be deemed to consist of two distinct groups, loan group 1 and loan group 2. Loan group 1 will consist of 118 mortgage loans, representing approximately 88.6% of the aggregate principal balance of all the mortgage loans as of the cut-off date and loan group 2 will consist of 33 mortgage loans, representing approximately 11.4% of the aggregate principal balance of all the mortgage loans as of the cut-off date. Loan group 2 will include approximately 86.7% of all the mortgage loans secured by multifamily and manufactured housing community properties as a percentage of the aggregate principal balance of all the mortgage loans as of the cut-off date. Annex A-1 to this prospectus supplement will set forth the loan group designation with respect to each mortgage loan.

B. Interest and Principal Entitlements	A description of the interest entitlement of each class of offered certificates can be found in ‘‘Description of the Certificates—Distributions—Interest Distribution Amount’’ in this prospectus supplement.

A description of the amount of principal required to be distributed to each class of offered certificates entitled to principal on a particular distribution date can be found in ‘‘Description of the Certificates—Distributions —Principal Distribution Amount’’ in this prospectus supplement.

C. Yield Maintenance Charges	Yield maintenance charges with respect to the mortgage loans will be allocated to the offered certificates as described in ‘‘Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums’’ in this prospectus supplement.

For an explanation of the calculation of yield maintenance charges, see ‘‘Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Prepayment Provisions’’ in this prospectus supplement.

D. General	The chart below describes the manner in which the payment rights of certain classes of certificates will be senior or subordinate, as the case may be, to the payment rights of other classes of certificates. The chart shows the entitlement to receive principal and/or interest of certain classes of certificates on any distribution date in descending order (beginning with the Class A-1, Class A-3, Class A-4, Class A-SB, Class A-1A and Class X certificates). It also shows the manner in which mortgage loan losses are allocated to certain classes of certificates in ascending order (beginning with the other classes of certificates (other than the Class R and Class LR certificates) that are not being offered by this prospectus supplement). No principal payments or mortgage loan losses will be allocated to the Class R, Class LR or Class X certificates, although principal payments and mortgage loan losses may reduce the notional amount of the Class X and, therefore, the amount of interest they accrue.

*	The Class X certificates are interest-only certificates.

Other than the subordination of certain classes of certificates, as described above, no other form of credit enhancement or interest rate protection will be available for the benefit of the holders of the offered certificates.

Principal losses on mortgage loans that are allocated to a class of certificates (other than the Class X, Class R or Class LR certificates) will reduce the certificate balance of that class of certificates.

See ‘‘Description of the Certificates’’ in this prospectus supplement.

E. Shortfalls in Available Funds	The following types of shortfalls in available funds will reduce distributions to the classes of certificates with the lowest payment priorities: shortfalls resulting from the payment of special servicing fees and other additional compensation that the special servicer is entitled to receive; shortfalls resulting from interest on advances made by the master servicer, the special servicer or the trustee (to the extent not covered by late payment charges or default interest paid by the related borrower); shortfalls resulting from extraordinary expenses of the trust; and shortfalls resulting from a modification of a mortgage loan’s interest rate or principal balance or from other unanticipated or default-related expenses of the trust. In addition, prepayment interest shortfalls that are not covered by certain compensating interest payments made by the master servicer are required to be allocated to the certificates, on a pro rata basis, to reduce the amount of interest payable on the certificates to the extent described in this prospectus supplement). See ‘‘Description of the Certificates—Distributions— Priority’’ in this prospectus supplement.

Advances

A. P&I Advances	The master servicer is required to advance a delinquent periodic mortgage loan payment (unless the master servicer or the special servicer determines that the advance would be non-recoverable). The master servicer will not be required to advance balloon payments due at maturity in excess of the regular periodic payment, interest in excess of a mortgage loan’s regular interest rate, default interest or prepayment premiums or yield maintenance charges. The amount of the interest portion of any advance will be subject to reduction to the extent that an appraisal reduction of the related mortgage loan has occurred. See ‘‘Description of the Certificates—Advances’’ in this prospectus supplement. There may be other circumstances in which the master servicer will not be required to advance one full month of principal and/or interest. If the master servicer fails to make a required advance, the trustee will be required to make the advance, unless the trustee determines that the advance would be non-recoverable. See ‘‘Description of the Certificates—Advances’’ in this prospectus supplement. If an interest advance is made by the master servicer, the master servicer will not advance its servicing fee, but will advance the trustee’s fee. See ‘‘Description of the Certificates—Advances’’ in

this prospectus supplement.

B. Property Protection Advances	The master servicer may be required, and the special servicer may be permitted, to make advances to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to:

•	protect and maintain the related mortgaged property;

•	maintain the lien on the related mortgaged property; or

•	enforce the related mortgage loan documents.

If the master servicer fails to make a required advance of this type, the trustee will be required to make this advance. None of the master servicer, the special servicer or the trustee is required to advance amounts determined by such party to be non-recoverable. See ‘‘Description of the Certificates—Advances’’ in this prospectus supplement.

C. Interest on Advances	The master servicer, the special servicer and the trustee, as applicable, will be entitled to interest on the above described advances at the ‘‘Prime Rate’’ as published in The Wall Street Journal, as described in this prospectus supplement. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates. Neither the master servicer nor the trustee will be entitled to interest on advances made with respect to principal and interest due on a mortgage loan until the related due date has passed and any grace period for late payments applicable to the mortgage loan has expired. See ‘‘Description of the Certificates—Advances’’ and ‘‘—Subordination; Allocation of Collateral Support Deficit’’ in this prospectus supplement and ‘‘Description of the Certificates—Advances in Respect of Delinquencies’’ and ‘‘Description of the Pooling Agreements—Certificate Account’’ in the prospectus.

The Mortgage Loans

The Mortgage Pool	The trust’s primary assets will be 151 fixed rate mortgage loans, each evidenced by one or more promissory notes secured by first mortgages, deeds of trust or similar security instruments on the fee and/or leasehold estate of the related borrower in 196 commercial, multifamily and manufactured housing community properties.

The aggregate principal balance of the mortgage loans as of the cut-off date will be approximately $2,536,896,226.

The Bank of America Plaza loan (identified as Loan No. 1 on Annex A-1 to this prospectus supplement) with a principal balance as of the cut-off date of $263,000,000 and representing approximately 10.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 11.7% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), is one of two mortgage loans that is part of a split loan structure, and is secured by the same mortgage instrument on the related mortgaged property. The first of these mortgage loans is the Bank of America Plaza loan, which is included in the trust. The second of these mortgage loans, the Bank of America Plaza pari passu companion loan, is part of the split loan structure but is not included in the trust, and is pari passu in right of payment with the Bank of America Plaza loan. The Bank of America Plaza pari passu companion loan has an outstanding principal balance as of the cut-off date of $100,000,000.

The Bank of America Plaza loan and the Bank of America Plaza pari passu companion loan will be serviced in accordance with the pooling and servicing agreement by the master servicer and the special servicer, and in accordance with the servicing standards provided in the pooling and servicing agreement. In addition, the holder of the Bank of America Plaza loan (the directing certificateholder will be the holder of the Bank of America Plaza loan for this purpose) will have the right, subject to certain conditions set forth in the related intercreditor agreement, to consult with the master servicer and/or special servicer with respect to various servicing matters or mortgage loan modifications affecting each of the mortgage loans in the related split loan structure, including the Bank of America Plaza loan that is included in the trust. See ‘‘Description of the Mortgage Pool—The Bank of America Plaza Whole Loan’’ in this prospectus supplement.

The mortgage loan amount used in this prospectus supplement for purposes of calculating the loan-to-value ratios and debt service coverage ratios for the Bank of America Plaza loan is the aggregate principal balance of the Bank of America Plaza loan and the Bank of America Plaza pari passu companion loan.

6 mortgage loans (referred to in this prospectus supplement as the AB mortgage loans) are each evidenced by the senior of two notes secured by a single mortgage on the related mortgaged property and a single assignment of a lease, with the AB subordinate companion loan not being part of the trust fund. The AB mortgage loans are secured by the related mortgaged properties identified on Annex A-1 to this prospectus supplement as Com Realty Portfolio, Saint Rita’s, The Patio Shops, Towne Center at Sullivan Trail, Atwood Oceanics Building and River Glen Apartments, representing in the aggregate approximately 1.8% of the aggregate principal balance of the mortgage loans as of the cut-off date (5 mortgage loans in loan group 1, representing approximately 1.8% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 1 mortgage loan in loan group 2, representing approximately 1.3% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date).

The following table and discussion contains general information regarding the AB mortgage loans:

AB Mortgage Loan	% of Initial Pool Balance	Loan Group	% of Initial Loan Group Balance
Com Realty Portfolio AB Mortgage Loan	0.8%	1	0.9%
Saint Rita’s AB Mortgage Loan	0.2%	1	0.3%
The Patio Shops AB Mortgage Loan	0.2%	1	0.2%
Towne Center at Sullivan Trail AB Mortgage Loan	0.2%	1	0.2%
Atwood Oceanics Building AB Mortgage Loan	0.2%	1	0.2%
River Glen Apartments AB Mortgage Loan	0.1%	2	1.3%

Each AB mortgage loan and its related AB subordinate companion loan are subject to an intercreditor agreement. The intercreditor agreement generally allocates collections in respect of the related mortgage loan prior to a monetary event of default, or material non-monetary event of default to the mortgage loan in the trust fund and the related AB subordinate companion loan on a pro rata basis. After a monetary event of default or material non-monetary event of default, the intercreditor agreement generally allocates collections in respect of such mortgage loans first to the mortgage loan in the trust and second to the related AB subordinate companion loan. The master servicer and the special servicer will service and administer each AB mortgage loan and its AB subordinate companion loan pursuant to the pooling and servicing agreement and the related intercreditor agreement so long as such AB mortgage loan is part of the trust fund. Amounts attributable to each AB subordinate companion loan will not be assets of the trust, and will be beneficially owned by the holder of the AB subordinate companion loan. See ‘‘Description of the Mortgage Pool—AB Mortgage Loan Pairs’’ in this prospectus supplement. The holder of each AB subordinate companion loan will have the right to purchase the related AB mortgage loan under certain limited circumstances. In addition, the holder of certain of the AB subordinate companion loans will have the right to approve certain modifications to the related senior loan under certain circumstances. See ‘‘Description of the Mortgage Pool— AB Mortgage Loan Pairs’’ in this prospectus supplement.

The following tables set forth certain anticipated characteristics of the mortgage loans as of the cut-off date (unless otherwise indicated). Except as specifically provided in this prospectus supplement, information presented in this prospectus supplement (including loan-to-value ratios and debt service coverage ratios) with respect to any AB mortgage loan is calculated without regard to the related AB subordinate companion loan, and in the case of the Bank of America Plaza loan, in certain circumstances, such information, particularly as it relates to debt service coverage ratios and loan-to-value ratios, includes the principal balance and debt service payments of the Bank of America Plaza pari passu companion loan. The sum of the numerical data in any column may not equal the indicated total due to rounding. Unless otherwise indicated, all figures presented in this ‘‘Summary of Terms’’ are calculated as described under ‘‘Description of the Mortgage Pool— Additional Mortgage Loan Information’’ in this prospectus supplement and all percentages represent the indicated percentage of the aggregate principal balance of the pool of mortgage loans, the mortgage loans in loan group 1 or the mortgage loans in loan group 2, in each case, as of the cut-off date. The principal balance of each mortgage loan as of the cut-off date assumes the timely receipt of principal scheduled to be paid on or before the cut-off date and no defaults, delinquencies or prepayments on any mortgage loan on or prior to the cut-off date. Whenever percentages and other information in this prospectus supplement are presented on the mortgaged property level rather than the mortgage loan level, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1 to this prospectus supplement.

The mortgage loans will have the following approximate characteristics as of the cut-off date:

Cut-off Date Mortgage Loan Characteristics

	All Mortgage Loans	Loan Group 1	Loan Group 2
Aggregate outstanding principal balance(1)	$2,536,896,226	$2,248,783,660	$288,112,566
Number of mortgage loans	151	118	33
Number of mortgaged properties	196	157	39
Range of mortgage loan principal balances	$999,210 to $263,000,000	$999,210 to $263,000,000	$1,000,000 to $60,158,439
Average mortgage loan principal balances	$16,800,637	$19,057,489	$8,730,684
Range of mortgage rates	5.3940% to 6.8900%	5.3940% to 6.8900%	5.7200% to 6.5500%
Weighted average mortgage rate	5.98999%	5.98567%	6.02368%
Range of original terms to maturity	60 months to 300 months	60 months to 300 months	84 months to 120 months
Weighted average original term to maturity	120 months	120 months	119 months
Range of remaining terms to maturity	56 months to 298 months	56 months to 298 months	81 months to 120 months
Weighted average remaining term to maturity	119 months	119 months	118 months
Range of original amortization term(2)	240 months to 420 months	240 months to 360 months	360 months to 420 months
Weighted average original amortization term(2)	355 months	351 months	377 months
Range of remaining amortization terms(2)	235 months to 418 months	235 months to 360 months	357 months to 418 months
Weighted average remaining amortization term(2)	354 months	350 months	376 months
Range of loan-to-value ratios(3)	37.0% to 82.3%	40.0% to 82.3%	37.0% to 81.7%
Weighted average loan-to-value ratio(3)	71.3%	70.8%	75.1%
Range of loan-to-value ratios as of the maturity date(3)	34.1% to 80.0%	34.1% to 80.0%	37.0% to 76.6%
Weighted average loan-to-value ratio as of the maturity date(3)	65.9%	65.4%	69.5%
Range of debt service coverage ratios(4)	1.06x to 2.20x	1.06x to 2.20x	1.15x to 1.95x
Weighted average debt service coverage ratio(4)	1.39x	1.40x	1.27x
Percentage of aggregate outstanding principal balance consisting of:
Balloon mortgage loans
Partial Interest Only	37.2%	35.3%	52.1%
Interest Only	38.8%	41.3%	19.4%
Balloon	24.0%	23.4%	28.5%

(1)	Subject to a permitted variance of plus or minus 10%.

(2)	Excludes the mortgage loans that pay interest-only to maturity.

(3)	In the case of 9 mortgage loans (identified as Loan Nos. 8, 9, 11, 16, 23, 36, 44, 50 and 73 on Annex A-1 to this prospectus supplement), the loan-to-value ratios were based upon the ‘‘as-stabilized’’ values as defined in the related appraisal. In the case of 1 mortgage loan (identified as Loan No. 1 on Annex A-1 to this prospectus supplement), the loan-to-value ratio was based on the aggregate cut-off date principal balance of the Bank of America Plaza loan and the Bank of America Plaza pari passu companion loan.

(4)	For all partial interest-only loans, the debt service coverage ratio was calculated based on the first principal and interest payments to be made into the trust during the term of the loan. With respect to 1 mortgage loan (identified as Loan No. 1 on Annex A-1 to this prospectus supplement), the debt service coverage ratio was based on the aggregate cut-off date principal balance and debt service of the Bank of America Plaza loan and the Bank of America Plaza pari passu companion loan. Additionally, with respect to 1 mortgage loan (identified as Loan No. 37 on Annex A-1 to this prospectus supplement), the debt service coverage ratio was based on the average of all monthly principal and interest debt service payments of the Bonnie Lane and Northlake Portfolio loan as set forth on the amortization schedule attached as Annex D to this prospectus supplement.

The mortgage loans accrue interest based on the following conventions:

Interest Accrual Basis

Interest Accrual Basis	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance
Actual/360	150	$2,527,896,226	99.6%	99.6%	100.0%
30/360	1	9,000,000	0.4	0.4	0.0
Total	151	$2,536,896,226	100.0%	100.0%	100.0%

See ‘‘Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans’’ in this prospectus supplement.

Amortization Types

Type of Amortization	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance
Balloon Loans
Interest Only	23	$984,986,419	38.8%	41.3%	19.4%
Partial Interest Only	75	943,953,000	37.2	35.3	52.1
Balloon	53	607,956,807	24.0	23.4	28.5
Total:	151	$2,536,896,226	100.0%	100.0%	100.0%

See ‘‘Description of the Mortgage Pool—Additional Mortgage Loan Information’’ and ‘‘—Certain Terms and Conditions of the Mortgage Loans’’ in this prospectus supplement.

The following table contains general information regarding the prepayment provisions of the mortgage loans:

Overview of Prepayment Protection(1)

Prepayment Protection	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance
Defeasance(1)	142	$2,453,905,836	96.7%	96.6%	97.4%
Yield Maintenance	9	82,990,390	3.3	3.4	2.6
Total	151	$2,536,896,226	100.0%	100.0%	100.0%

(1)	See Annex A-1 to this prospectus supplement for specific criteria applicable to the mortgage loans.

Defeasance permits the related borrower to substitute direct non-callable U.S. Treasury obligations or, in certain cases, other government securities for the related mortgaged property as collateral for the related mortgage loan.

The mortgage loans generally permit voluntary prepayment without payment of a yield maintenance charge or any prepayment premium during a limited ‘‘open period’’ immediately prior to and including the stated maturity date as follows:

Prepayment Open Periods(1)

Open Periods (Payments)	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance
2	5	$49,420,000	1.9%	2.2%	0.0%
3	2	26,538,768	1.0	1.2	0.0
4	137	2,300,032,386	90.7	89.5	100.0
5	1	59,803,450	2.4	2.7	0.0
7	3	30,910,000	1.2	1.4	0.0
13	2	23,691,622	0.9	1.1	0.0
25	1	46,500,000	1.8	2.1	0.0
Total:	151	$2,536,896,226	100.0%	100.0%	100.0%

(1)	See Annex A-1 to this prospectus supplement for specific criteria applicable to the mortgage loans.

See ‘‘Description of the Mortgage Pool—Additional Mortgage Loan Information’’ and ‘‘—Certain Terms and Conditions of the Mortgage Loans—Defeasance; Collateral Substitution; Property Releases’’ in this prospectus supplement.

Current Uses of the Mortgaged Properties(1)

Property Type	Number of Mortgaged Properties	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance
Retail	75	$958,393,222	37.8%	42.6%	0.0%
Office	44	825,349,572	32.5	36.7	0.0
Multifamily	42	322,693,580	12.7	2.0	96.7
Hotel	11	256,068,508	10.1	11.4	0.0
Industrial	17	107,225,219	4.2	4.8	0.0
Mixed Use	4	50,560,000	2.0	2.2	0.0
Manufactured Housing	2	9,512,126	0.4	0.0	3.3
Self Storage	1	7,093,998	0.3%	0.3%	0.0%
Total	196	$2,536,896,226	100.0%	100.0%	100.0%

(1)	Because this table presents information relating to mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1.

The mortgaged properties are located in 36 states. The following tables list the states that have concentrations of mortgaged properties of 5% or more of the aggregate principal balance of the pool of mortgage loans or related loan group, as applicable, as of the cut-off date:

Geographic Distribution—All Loans(1)

State	Number of Mortgaged Properties	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance
Texas	32	$342,514,659	13.5%
Georgia	7	$313,618,000	12.4%
New York	13	$297,798,843	11.7%
Florida	10	$209,688,770	8.3%
North Carolina	11	$172,742,872	6.8%
Maryland	14	$167,701,622	6.6%
New Jersey	7	$131,632,218	5.2%

(1)	Because this table presents information relating to mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1.

Geographic Distribution—Loan Group 1(1)

State	Number of Mortgaged Properties	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance
Georgia	4	$288,143,000	12.8%
New York	9	$280,798,843	12.5%
Texas	18	$213,429,220	9.5%
Florida	10	$209,688,770	9.3%
Maryland	14	$167,701,622	7.5%
North Carolina	6	$159,662,872	7.1%
New Jersey	7	$131,632,218	5.9%
California	14	$113,544,109	5.0%

(1)	Because this table presents information relating to mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1.

Geographic Distribution—Loan Group 2(1)

State	Number of Mortgaged Properties	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance
Texas	14	$129,085,439	44.8%
Tennessee	2	$28,000,000	9.7%
Arizona	3	$26,193,270	9.1%
Georgia	3	$25,475,000	8.8%
New York	4	$17,000,000	5.9%

(1)	Because this table presents information relating to mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1.

Additional Aspects of Certificates

Denominations	The offered certificates (other than the Class X certificates) will be offered in minimum denominations of $10,000 initial certificate balance. Investments in excess of the minimum denominations may be made in multiples of $1. The Class X certificates will be issued, maintained and transferred only in minimum denominations of authorized initial notional amounts of not less than $1,000,000, and in integral multiples of $1 in excess thereof.

Registration, Clearance and Settlement	Each class of offered certificates will initially be registered in the name of Cede & Co., as nominee of The Depository Trust Company, or DTC.

You may hold your offered certificates through: (1) DTC in the United States; or (2) Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System. Transfers within DTC, Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, will be made in accordance with the usual rules and operating procedures of those systems.

We may elect to terminate the book-entry system through DTC (with the consent of the DTC participants), Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, with respect to all or any portion of any class of the offered certificates.

See ‘‘Description of the Certificates—Book-Entry Registration and Definitive Certificates’’ in this prospectus supplement and in the prospectus.

Information Available to Certificateholders	On each distribution date, the paying agent will prepare and make available to each certificateholder of record, initially expected to be Cede & Co., a statement as to the distributions being made on that date. Additionally, under certain circumstances, certificateholders of record may be entitled to certain other information regarding the trust. See ‘‘Description of the Certificates—Reports to Certificateholders; Certain Available Information’’ in this prospectus supplement.

Deal Information/Analytics	Certain information concerning the mortgage loans and the offered certificates may be available to subscribers through the following services:

•	Bloomberg, L.P., Trepp, LLC and Intex Solutions, Inc.; and

•	the paying agent’s website initially located at www.etrustee.net.

Optional Termination	On any distribution date on which the aggregate principal balance of the pool of mortgage loans remaining in the trust fund is less than 1% of the aggregate principal balance of the mortgage loans as of the cut-off date, certain entities specified in this prospectus supplement will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in this prospectus supplement. Exercise of this option will terminate the trust and retire the then outstanding certificates. The trust may also be terminated in connection with a voluntary exchange of all the then outstanding certificates (other than the Class R and Class LR certificates), including the Class X certificates (provided, however, that the offered certificates are no longer outstanding and there is only one holder of the outstanding certificates), for the mortgage loans remaining in the trust.

See ‘‘Description of the Certificates—Termination; Retirement of Certificates’’ in this prospectus supplement and ‘‘Description of the Certificates— Termination’’ in the prospectus.

Required Repurchases or Substitutions of Mortgage Loans	Under certain circumstances, a mortgage loan seller may be obligated to repurchase an affected mortgage loan from the trust as a result of a material document defect or a material breach of the representations and warranties made by the related mortgage loan seller with respect to the mortgage loan in the related purchase agreement. See ‘‘Description of the Mortgage Pool—Representations and Warranties; Repurchases and Substitutions’’ in this prospectus supplement.

Sale of Defaulted Loans	Pursuant to the pooling and servicing agreement, (i) the holder of the certificates representing the greatest percentage interest in the controlling class, and (ii) the special servicer, in that order, has the option to purchase from the trust any defaulted mortgage loan. Furthermore, the AB subordinate companion loan holders also have a purchase option with respect to the the AB mortgage loans, and holders of mezzanine loans may have a purchase option on the related defaulted mortgage loan. See ‘‘Servicing of the Mortgage Loans— Realization Upon Defaulted Mortgage Loans’’ in this prospectus supplement.

Tax Status	Elections will be made to treat designated portions of the trust as two separate REMICs—a lower-tier REMIC and an upper-tier REMIC—for federal income tax purposes. The portion of the trust representing the deferred interest described above will be treated as a grantor trust for federal income tax purposes. In the opinion of counsel, the portions of the trust referred to above will qualify for this treatment.

Pertinent federal income tax consequences of an investment in the offered certificates include:

•	Each class of offered certificates will represent ‘‘regular interests’’ in the upper-tier REMIC.

•	Each regular interest will be treated as a newly originated debt instrument for federal income tax purposes.

•	You will be required to report income on the regular interest represented by your certificates using the accrual method of accounting.

•	It is anticipated that the Class X certificates will be issued with original issue discount and that the other classes of offered certificates will be issued at a premium for federal income tax purposes.

See ‘‘Certain Federal Income Tax Consequences’’ in this prospectus supplement and in the prospectus.

Certain ERISA Considerations	Subject to important considerations described under ‘‘Certain ERISA Considerations’’ in this prospectus supplement and in the prospectus, the offered certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

Legal Investment	The offered certificates will not constitute ‘‘mortgage related securities’’ for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership and sale of the offered certificates.

See ‘‘Legal Investment’’ in this prospectus supplement and in the prospectus.

Ratings	The offered certificates will not be issued unless each of the offered classes receives the following ratings from Moody’s Investors Service, Inc. and Fitch, Inc.:

	Moody’s	Fitch
Class A-1	Aaa	AAA
Class A-3	Aaa	AAA
Class A-4	Aaa	AAA
Class A-SB	Aaa	AAA
Class A-1A	Aaa	AAA
Class X	Aaa	AAA
Class A-M	Aaa	AAA
Class A-J	Aaa	AAA
Class B	Aa2	AA
Class C	Aa3	AA–
Class D	A2	A

A rating agency may downgrade, qualify or withdraw a security rating at any time. A rating agency not requested to rate the offered certificates may nonetheless issue a rating and, if one does, it may be lower than those stated above. The security ratings do not address the frequency of prepayments (whether voluntary or involuntary) of mortgage loans, the degree to which prepayments might differ from those originally anticipated, the likelihood of collection of default interest or yield maintenance charges, or the tax treatment of the certificates. Also, the security ratings do not represent any assessment of the yield to maturity that investors may experience or the possibility that the Class X certificateholders might not fully recover their investments in the event of rapid prepayments of the mortgage loans (including both voluntary and involuntary prepayments). See ‘‘Yield and Maturity Considerations,’’ ‘‘Risk Factors’’ and ‘‘Description of the Certificates—Advances’’ in this prospectus supplement and ‘‘Yield and Maturity Considerations’’ in the prospectus.

See ‘‘Ratings’’ in this prospectus supplement and ‘‘Rating’’ in the prospectus for a discussion of the basis upon which ratings are given and the conclusions that may not be drawn from a rating.

RISK FACTORS

You should carefully consider the following risks before making an investment decision. In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

The risks and uncertainties described below are not the only ones relating to your certificates. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair your investment.

If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected.

This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus supplement.

In connection with the information presented in this prospectus supplement relating to risks that may relate to certain of the mortgage loans or the mortgage loans in general, examples are sometimes given with respect to a particular risk and a particular mortgage loan. However, the fact that examples are given should not be interpreted as meaning that such examples reflect all of the mortgage loans in the trust to which such risk is applicable.

Geographic Concentration Entails Risks

Mortgaged properties located in Texas, Georgia, New York, Florida, North Carolina, Maryland and New Jersey secure mortgage loans representing approximately 13.5%, 12.4%, 11.7%, 8.3%, 6.8%, 6.6% and 5.2%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

Mortgaged properties located in Georgia, New York, Texas, Florida, Maryland, North Carolina, New Jersey and California secure mortgage loans representing approximately 12.8%, 12.5%, 9.5%, 9.3%, 7.5%, 7.1%, 5.9% and 5.0%, respectively, of the aggregate principal balance of the pool of mortgage loans in loan group 1 as of the cut-off date.

Mortgaged properties located in Texas, Tennessee, Arizona, Georgia and New York secure mortgage loans representing approximately 44.8%, 9.7%, 9.1%, 8.8% and 5.9%, respectively, of the aggregate principal balance of the pool of mortgage loans in loan group 2 as of the cut-off date.

With respect to the mortgaged properties located in California, 5 mortgaged properties securing mortgage loans representing approximately 1.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date are in northern California (approximately 2.0% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date) and 9 mortgaged properties securing mortgage loans representing approximately 2.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date are in southern California (representing approximately 3.1% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date). For purposes of determining whether a mortgaged property is in northern California or southern California, mortgaged properties located north of San Luis Obispo County, Kern County and San Bernardino County are included in northern California and mortgaged properties located in or south of those counties are included in southern California.

During the past several years, California’s economy has benefited from a rise in residential home prices, increased investment in technology and software equipment and a strong office leasing market. There can be no assurances, however, that such economic growth will continue. Additionally, rising energy prices, increasing consumer debt and decreasing prices of residential homes could slow the growth of the southern California economy. Further, a weakening of the southern California office leasing market in particular, may adversely affect the related mortgaged properties’ operation and could lessen their market value. Conversely, a strong market could lead to increased building and increased competition for tenants. In either case, there could be an adverse effect on the operation of the mortgaged properties and consequently the amount and timing of distributions on the certificates.

Concentrations of mortgaged properties in geographic areas may increase the risk that adverse economic or other developments or natural disasters affecting a particular region of the country could increase the frequency and severity of losses on mortgage loans secured by those properties. In recent periods, several regions of the United States have experienced significant real estate downturns. Regional economic declines or conditions in regional real estate markets could adversely affect the income from, and market value of, the mortgaged properties. Other regional factors—e.g., earthquakes, floods, forest fires or hurricanes or changes in governmental rules or fiscal policies—also may adversely affect the mortgaged properties. For example, mortgaged properties located in California, Texas or Florida may be more susceptible to certain hazards (such as earthquakes, floods or hurricanes) than mortgaged properties in other parts of the country and mortgaged properties located in coastal states, including, but not limited to, Florida, Louisiana, Alabama and Mississippi, also may be more generally susceptible to hurricanes than properties in other parts of the country. Recent hurricanes in the Gulf Coast region and in Florida have resulted in severe property damage as a result of the winds and the associated flooding. The mortgage loans do not all require flood insurance on the related mortgaged properties. We cannot assure you that any hurricane damage would be covered by insurance. See
‘‘—Other Risks—Recent Hurricanes’’ below, ‘‘Servicing of the Mortgage Loans—Maintenance of Insurance’’ and ‘‘Certain Legal Aspects of the Mortgage Loans’’ in this prospectus supplement and ‘‘Description of the Pooling Agreements—Hazard Insurance Policies’’ in the accompanying prospectus.

Risks Relating to Mortgage Loan Concentrations

The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. In this regard:

•	The largest mortgage loan (treating as a single mortgage loan all mortgage loans, if any, that are cross-collateralized with each other) represents approximately 10.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (the largest mortgage loan in loan group 1 represents approximately 11.7% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and the largest mortgage loan in loan group 2 represents approximately 20.9% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date).

•	The 3 largest mortgage loans (treating as a single mortgage loan all mortgage loans, if any, that are cross-collateralized with each other) represent, in the aggregate, approximately 25.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (the 3 largest mortgage loans in loan group 1 represent approximately 28.2% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and the 3 largest mortgage loans in loan group 2 represent approximately 35.7% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date).

•	The 10 largest mortgage loans (treating as a single mortgage loan all mortgage loans, if any, that are cross-collateralized with each other) represent, in the aggregate, approximately 46.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (the 10 largest mortgage loans in loan group 1 represent approximately 51.2% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and the 10 largest mortgage loans in loan group 2 represent approximately 65.4% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date).

See ‘‘Description of the Mortgage Pool—Top Fifteen Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans’’ in this prospectus supplement.

Each of the other mortgage loans represents approximately no more than 1.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Each of the other mortgage loans in loan group 1 represents approximately no more than 1.7% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date. Each of the other mortgage loans in loan group 2 represents approximately no more than 3.0% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date.

A concentration of mortgaged property types can pose increased risks. A concentration of mortgage loans secured by the same types of mortgaged property can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. In that regard, the following table lists the property type concentrations in excess of 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date:

Property Type Concentrations Greater Than 5%(1)

Property Type	Number of Mortgaged Properties	Aggregate Principal Balance of Mortgaged Properties	% of Initial Pool Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance
Retail	75	$958,393,222	37.8%	42.6%	0.0%
Office	44	$825,349,572	32.5%	36.7%	0.0%
Multifamily	42	$322,693,580	12.7%	2.0%	96.7%
Hotel	11	$256,068,508	10.1%	11.4%	0.0%

(1)	Because this table presents information relating to mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1.

A concentration of mortgage loans with the same borrower or related borrowers can also impose increased risks.

•	14 groups of mortgage loans (comprised of 41 mortgage loans), representing approximately 31.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (10 groups of mortgage loans in loan group 1, representing approximately 29.9% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date, 3 groups of mortgage loans in loan group 2, representing approximately 39.9% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date and 1 group of mortgage loans in both loan group 1 and loan group 2, representing approximately 1.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date), have borrowers related to each other, but no group of mortgage loans having borrowers that are related to each other represents more than approximately 13.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Mortgage loans with related borrowers are identified under ‘‘Related Borrower’’ on Annex A-1 to this prospectus supplement.

•	9 mortgage loans, representing approximately 21.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (8 mortgage loans in loan group 1, representing approximately 21.1% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 1 mortgage loan in loan group 2, representing approximately 20.9% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), are secured by more than one mortgaged property.

See ‘‘Description of the Mortgage Pool—Additional Mortgage Loan Information’’ in this prospectus supplement.

Mortgaged properties owned by related borrowers are likely to:

•	have common management, increasing the risk that financial or other difficulties experienced by the property manager could have a greater impact on the pool of mortgage loans; and

•	have common general partners or managing members, which could increase the risk that a financial failure or bankruptcy filing would have a greater impact on the pool of mortgage loans.

Risks Relating to Enforceability of Cross-Collateralization

A lien granted by a borrower could be avoided if a court were to determine that:

•	the borrower was insolvent when it granted the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital when it allowed its mortgaged property or properties to be encumbered by a lien securing the entire indebtedness, or was not able to pay its debts as they matured when it granted the lien; and

•	the borrower did not receive fair consideration or reasonably equivalent value when it allowed its mortgaged property or properties to be encumbered by a lien securing the entire indebtedness.

Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by that borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could:

•	subordinate all or part of the pertinent mortgage loan to existing or future indebtedness of that borrower;

•	recover payments made under that mortgage loan; or

•	take other actions detrimental to the holders of the certificates, including, under certain circumstances, invalidating the mortgage loan or the mortgages securing the cross-collateralization.

The Borrower’s Form of Entity May Cause Special Risks

Most of the borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail risks of loss greater than those of mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most of the entities generally, but not in all cases, do not have personal assets and creditworthiness at stake. The terms of the mortgage loans generally, but not in all cases, require that the borrowers covenant to be single-purpose entities, although in many cases the borrowers are not required to observe all covenants and conditions that typically are required in order for them to be viewed under standard rating agency criteria as ‘‘single-purpose entities.’’ In general, but not in all cases, borrowers’ organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or properties and limit the borrowers’ ability to incur additional indebtedness. These provisions are designed to mitigate the possibility that the borrowers’ financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan in the pool. However, we cannot assure you that the related borrowers will comply with these requirements. The borrowers with respect to 4 mortgage loans, representing approximately 0.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (2 mortgage loans in loan group 1, representing approximately 0.3% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 2 mortgage loans in loan group 2, representing approximately 2.6% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), are not required to be single-purpose entities. See ‘‘Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws’’ in the prospectus. Also, although a borrower may currently be a single purpose entity, in certain cases, that borrower was not originally a single-purpose entity, but at origination of the related mortgage loan its organizational documents were amended. That borrower may also have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a ‘‘single purpose entity.’’ The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage. Borrowers that are not single-purpose entities structured to limit the possibility of becoming insolvent or bankrupt, may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because the borrowers may be:

•	operating entities with a business distinct from the operation of the mortgaged property with the associated liabilities and risks of operating an ongoing business; or

•	individuals that have personal liabilities unrelated to the mortgaged property.

However, any borrower, even a single-purpose entity structured to be bankruptcy-remote, as an owner of real estate will be subject to certain potential liabilities and risks. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against the borrower or corporate or individual general partner or managing member.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of those borrowers with those of the parent. Consolidation of the assets of the borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates. See ‘‘Certain Legal Aspects of Mortgage Loans— Bankruptcy Laws’’ in the prospectus.

With respect to 14 mortgage loans (including certain mortgage loans described under ‘‘Description of the Mortgage Pool—Top Fifteen Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans’’ in this prospectus supplement), representing approximately 20.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (12 mortgage loans in loan group 1, representing approximately 21.9% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 2 mortgage loans in loan group 2, representing approximately 6.8% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), the related borrowers own the related mortgaged property as tenants-in-common. See ‘‘Description of the Mortgage Pool— Top Fifteen Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans’’ in this prospectus supplement. As a result, if a borrower that has not waived its right to partition exercises this right, the related mortgage loan may be subject to prepayment. The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant-in-common borrowers, particularly if the tenant-in-common borrowers file for bankruptcy separately or in series (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common for the mortgage loans are single-purpose entities.

Ability to Incur Other Borrowings Entails Risk

When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are subordinated or mezzanine loans), the trust is subjected to additional risk. The borrower may have difficulty servicing and repaying multiple loans. The existence of another loan will generally also make it more difficult for the borrower to obtain refinancing of its mortgage loan and may thereby jeopardize repayment of the mortgage loan. Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property.

Additionally, if a borrower (or its constituent members) defaults on its mortgage loan and/or any other loan, actions taken by other lenders such as a foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the trust, including the mortgaged property, or stay the trust’s ability to foreclose during the course of the bankruptcy case. The bankruptcy of another lender also may operate to stay foreclosure by the trust. The trust may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

In this regard, the mortgage loans generally prohibit borrowers from incurring any additional debt secured by their mortgaged property without the consent of the lender. No investigations, searches or inquiries to determine the existence or status of any subordinate secured financing with respect to any of the mortgaged properties have been made at any time since origination of the related mortgage loan. We cannot assure you that any of the borrowers have complied with the restrictions on indebtedness in the related mortgage loan documents.

As of the cut-off date, the applicable mortgage loan sellers have informed us that they are aware that, 6 mortgage loans (referred to in this prospectus supplement as the AB mortgage loans) are each evidenced by the senior of two notes secured by a single mortgage on the related mortgaged property and a single assignment of a lease, with the AB subordinate companion loan not being part of the trust fund. Each AB mortgage loan is secured by one of the mortgaged properties identified on Annex A-1 to this prospectus supplement as Com Realty Portfolio, Saint Rita’s, The Patio Shops, Towne Center at Sullivan Trail, Atwood Oceanics Building and River Glen Apartments, representing approximately 1.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (5 mortgage loans in loan group 1, representing approximately 1.8% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 1 mortgage loan in loan group 2, representing approximately 1.3% of the aggregate principal balance of the pool of mortgage loans in loan group 2 as of the cut-off date). In each case, the senior loan in the related mortgage loan pair is an AB mortgage loan, which is included in the trust. The second loan in each case is an AB subordinate companion loan and is not included in the trust. However, the AB subordinate companion loans will be serviced under the pooling and servicing agreement, subject to the related intercreditor agreement.

In addition to the AB mortgage loans, the Bank of America Plaza loan, representing approximately 10.4% of the aggregate principal balance of the mortgage loans in the trust (approximately 11.7% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), is part of a split loan structure, which is secured by the same mortgage instrument on the related mortgaged property. The first of these mortgage loans is the Bank of America Plaza loan, which is included in the trust. The second mortgage loan in the split loan structure is the Bank of America Plaza pari passu companion loan, which is not included in the trust. However, the Bank of America Plaza pari passu companion loan will be serviced under the pooling and servicing agreement, subject to the related intercreditor agreement. See ‘‘Description of the Mortgage Pool—The Bank of America Plaza Whole Loan’’ in this prospectus supplement.

The holder of each AB subordinate companion loan will have the right to purchase the related AB mortgage loan under certain limited circumstances. In addition, the holders of certain of the AB subordinate companion loans will have the right to approve certain modifications to the related loans included in the trust fund under certain circumstances. In exercising the foregoing rights, the holder of the applicable AB subordinate companion loan does not have any obligation to consider the interests of, or the impact of such exercise on, the trust fund or the certificates. See ‘‘Description of the Mortgage Pool—Additional Debt—AB Mortgage Loans’’ in this prospectus supplement. The AB subordinate companion loans are generally subordinate in right of payment to the related senior mortgage loans, subject to the terms of the related intercreditor agreement. See ‘‘Description of the Mortgage Pool—Additional Debt— AB Mortgage Loans’’ in this prospectus supplement.

Although the Bank of America Plaza pari passu companion loan and each AB subordinate companion loan are not assets of the trust fund, each related borrower is still obligated to make interest and principal payments on these loans. As a result, the trust fund is subject to additional risks, including:

•	the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may decline as a result; and

•	the risk that it may be more difficult for the related borrower to refinance the Bank of America Plaza loan or the related AB mortgage loan or to sell the mortgaged property for purposes of making any balloon payment on the entire balance of both the senior obligations and the subordinate obligations or the pari passu obligations, as applicable, upon the maturity of the Bank of America Plaza loan or the related AB mortgage loan, as the case may be.

See ‘‘Description of the Mortgage Pool—General,’’ ‘‘—Additional Debt,’’ ‘‘—AB Mortgage Loan Pair,’’ and ‘‘—The Bank of America Plaza Whole Loan’’ in this prospectus supplement and ‘‘Certain Legal Aspects of Mortgage Loans—Subordinate Financing’’ in the prospectus.

The borrowers under certain of the mortgage loans may incur in the future secured, subordinate debt. As of the cut-off date, the applicable mortgage loan sellers have informed us that they are aware that the mortgage loan documents with respect to 1 mortgage loan (identified as Loan No. 2, on Annex A-1 to this prospectus supplement), representing approximately 8.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (representing approximately 9.8% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), permits the related borrower to incur secured subordinate debt, subject to various conditions, generally including that each rating agency confirms in writing that the incurrence of such debt will not cause a qualification, withdrawal or downgrade of the then current ratings assigned to any class of certificates and that certain loan-to-value and debt service coverage ratio tests are met. In addition, substantially all of the mortgage loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related mortgaged property. In addition, the borrowers under certain of the mortgage loans have incurred, and/or may incur in the future, unsecured debt other than in the ordinary course of business. See ‘‘Description of the Mortgage Pool—Additional Debt—Unsecured Subordinate Indebtedness’’ in this prospectus supplement. Moreover, in general, any borrower that does not meet single-purpose entity criteria may not be restricted from incurring unsecured debt or debt secured by other property of the borrower. See ‘‘Description of the Mortgage Pool—Additional Debt’’ in this prospectus supplement.

Additionally, the terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

The mortgage loan documents generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgage loans generally permit, subject to certain limitations, the transfer or pledge of less than a controlling portion of the limited partnership or non-managing member equity or other interests in a borrower. Certain of the mortgage loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage or control limitation or requiring the consent of the mortgagee to any such transfer (which consent in certain instances would consist of the mortgagee ascertaining that certain specific transfer conditions have been satisfied). Moreover, in general, mortgage loans with borrowers that do not meet single-purpose entity criteria may not restrict in any way the incurrence by the relevant borrower of mezzanine debt. See ‘‘Risk Factors—The Borrower’s Form of Entity May Cause Special Risks’’ in the prospectus. Certain of the mortgage loans permit mezzanine debt, secured by pledges of ownership interests in the borrower, to be incurred in the future subject to criteria set forth in the mortgage loan documents. As of the cut-off date, the applicable mortgage loan sellers have informed us that they are aware of the following existing or specifically permitted mezzanine indebtedness with respect to the mortgage loans:

•	With respect to 10 mortgage loans (identified as Loan Nos. 1, 4, 11, 23, 33, 36, 37, 66, 111 and 147 on Annex A-1 to this prospectus supplement), representing approximately 20.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (9 mortgage loans in loan group 1, representing approximately 23.0% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 1 mortgage loan in loan group 2, representing approximately 3.0% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), the ownership interests of the direct or indirect owners of the related borrower have been pledged as security for mezzanine debt, subject to the terms of an intercreditor agreement or a subordination and standstill agreement.

•	In the case of 24 mortgage loans (identified as Loan Nos. 2, 5, 6, 10, 14, 15, 18, 19, 20, 31, 32, 35, 41, 50, 52, 53, 57, 68, 70, 71, 83, 96, 98 and 101 on Annex A-1 to this prospectus supplement), representing approximately 29.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (18 mortgage loans in loan group 1, representing approximately 29.1% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 6 mortgage loans in loan group 2, representing approximately 28.3% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), the direct or indirect owners of the related borrowers are expressly permitted to pledge their ownership interests in the borrowers as collateral for mezzanine debt in the future under certain circumstances.

Mezzanine debt is debt that is incurred by the owner of equity in one or more borrowers and is secured by a pledge of the equity ownership interests in such borrowers. Because mezzanine debt is secured by the obligor’s equity interest in the related borrowers, such financing effectively reduces the obligor’s economic stake in the related mortgaged property. The existence of mezzanine debt may reduce cash flow on the borrower’s mortgaged property after the payment of debt service or result in liquidity pressures if the mezzanine debt matures or becomes payable prior to the maturity of the mortgage loan, and may thus increase the likelihood that the owner of a borrower will permit the value or income producing potential of a mortgaged property to fall and may create a greater risk that a borrower will default on the mortgage loan secured by a mortgaged property whose value or income is relatively weak. In addition, the current and any future mezzanine lender may have cure rights with respect to the related mortgage loan and/or an option to purchase the mortgage loan after a default pursuant to an intercreditor agreement.

Generally, upon a default under mezzanine debt, the holder of such mezzanine debt may be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such mezzanine debt, if permitted pursuant to the terms of the related intercreditor agreement. Although such transfer of equity may not trigger the due on sale clause under the related mortgage loan, it could cause a change of control in the borrower and/or cause the obligor under such mezzanine debt to file for bankruptcy, which could negatively affect the operation of the related mortgaged property and such borrower’s ability to make payments on the related mortgage loan in a timely manner.

Borrower May Be Unable to Repay Remaining Principal Balance on Maturity Date

Mortgage loans with substantial remaining principal balances at their stated maturity, also known as balloon loans, involve greater risk than fully amortizing loans. This is because the borrower may be unable to repay the mortgage loan at that time. In addition, fully amortizing mortgage loans that may pay interest on an ‘‘actual/360’’ basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity.

A borrower’s ability to repay a mortgage loan on its stated maturity date typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

•	the availability of, and competition for, credit for commercial real estate projects;

•	the prevailing interest rates;

•	the fair market value of the related mortgaged property;

•	the borrower’s equity in the related mortgaged property;

•	the borrower’s financial condition;

•	the operating history and occupancy level of the mortgaged property;

•	reductions in applicable government assistance/rent subsidy programs;

•	the tax laws; and

•	the prevailing general and regional economic conditions.

The applicable mortgage loan sellers have informed us that 98 of the mortgage loans, representing 76.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (70 mortgage loans in loan group 1, representing 76.6% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 28 mortgage loans in loan group 2, representing 71.5% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), are expected to have substantial remaining principal balances as of their stated maturity dates, including any mortgage loans that pay interest-only for their entire respective terms. This includes 75 mortgage loans, representing approximately 37.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (53 mortgage loans in loan group 1, representing approximately 35.3% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 22 mortgage loans in loan group 2, representing approximately 52.1% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), which pay interest-only for the first 12 to 60 months of their respective terms and 23 mortgage loans, representing approximately 38.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (17 mortgage loans in loan group 1, representing approximately 41.3% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 6 mortgage loans in loan group 2, representing approximately 19.4% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), which pay interest-only until their respective maturity dates.

We cannot assure you that each borrower will have the ability to repay the remaining principal balances on the pertinent date.

See ‘‘Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans’’ in this prospectus supplement and ‘‘Risk Factors—Borrowers May Be Unable to Make Balloon Payments’’ in the prospectus.

The Prospective Performance of the Commercial, Multifamily and Manufactured Housing Community Mortgage Loans Included in the Trust Fund Should Be Evaluated Separately from the Performance of the Mortgage Loans in Any of Our Other Trusts

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related mortgage loan. Each income-producing real property represents a separate and distinct business venture and, as a result, each of the multifamily, manufactured housing community and commercial mortgage loans included in one of the depositor’s trusts requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions. Accordingly, investors should evaluate the mortgage loans underlying the offered certificates independently from the performance of mortgage loans underlying any other series of offered certificates.

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus supplement does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by the sponsor of assets of the type to be securitized (known as ‘‘static pool data’’). Because of the highly heterogeneous nature of the assets in commercial mortgage backed securities transactions, static pool data for prior securitized pools, even those involving the same asset types (e.g., hotels or office buildings), may be misleading, since the economics of the properties and terms of the loans may be materially different. In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors. Therefore, investors should evaluate this offering on the basis of the information set forth in this prospectus supplement with respect to the mortgage loans, and not on the basis of any successful performance of other pools of securitized commercial mortgage loans.

Commercial and Multifamily Lending Is Dependent Upon Net Operating Income

The mortgage loans are secured by various income-producing commercial and multifamily properties. Commercial and multifamily lending are generally thought to expose a lender to greater risk than residential one-to-four family lending because they typically involve larger mortgage loans to a single borrower or groups of related borrowers.

The repayment of a commercial or multifamily loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property’s cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the mortgage loan at any given time.

The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

•	the age, design and construction quality of the properties;

•	perceptions regarding the safety, convenience and attractiveness of the properties;

•	the characteristics of the neighborhood where the property is located;

•	the proximity and attractiveness of competing properties;

•	the adequacy of the property’s management and maintenance;

•	increases in interest rates, real estate taxes and other operating expenses at the mortgaged property and in relation to competing properties;

•	an increase in the capital expenditures needed to maintain the properties or make improvements;

•	dependence upon a single tenant, or a concentration of tenants in a particular business or industry;

•	a decline in the financial condition of a major tenant;

•	an increase in vacancy rates; and

•	a decline in rental rates as leases are renewed or entered into with new tenants.

Other factors are more general in nature, such as:

•	national, regional or local economic conditions, including plant closings, military base closings, industry slowdowns and unemployment rates;

•	local real estate conditions, such as an oversupply of competing properties, retail space, office space or multifamily housing or hotel capacity;

•	demographic factors;

•	consumer confidence;

•	consumer tastes and preferences;

•	retroactive changes in building codes;

•	changes or continued weakness in specific industry segments; and

•	the public perception of safety for customers and clients.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

•	the length of tenant leases;

•	the creditworthiness of tenants;

•	tenant defaults;

•	in the case of rental properties, the rate at which new rentals occur; and

•	the property’s ‘‘operating leverage’’ which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources, such as short-term or month-to-month leases, and may lead to higher rates of delinquency or defaults.

Tenant Concentration Entails Risk

A deterioration in the financial condition of a tenant can be particularly significant if a mortgaged property is wholly or significantly owner-occupied or leased to a single tenant or if any tenant makes up a significant portion of the rental income. Mortgaged properties that are wholly or significantly owner-occupied or that are leased to a single tenant or tenants that make up a significant portion of the rental income also are more susceptible to interruptions of cash flow if the owner-occupier’s business operations are negatively impacted or if that single tenant or those tenants fail to renew their leases. This is so because the financial effect of the absence of operating income or rental income may be severe; more time may be required to re-lease the space; and substantial capital costs may be incurred to make the space appropriate for replacement tenants. In this respect, 19 mortgage loans, representing approximately 6.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (representing approximately 6.9% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), are secured solely by properties that are wholly or significantly owner-occupied or by properties that are leased to a single tenant or affiliated tenants. With respect to certain of these mortgage loans that are leased to a single tenant, leases at the mortgaged properties will expire prior to, at or soon after the maturity dates of these mortgage loans. Additionally, certain of the mortgaged properties may be leased in whole or in part to an affiliate or affiliates of the related borrower. See ‘‘—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks’’ below. The underwriting of the single-tenant mortgage loans is based primarily upon the monthly rental payments due from the tenant under the lease of the related mortgaged property. Where the primary lease term expires before the scheduled maturity date of the related mortgage loan, the mortgage loan sellers considered the incentives for the primary tenant to re-lease the premises and the anticipated rental value of the premises at the end of the primary lease term or took additional reserves or required letters of credit in connection with the lease expiration. There are a significant number of mortgage loans secured by mortgaged properties with single tenant leases or material leases that expire within a short period of time prior to, at or soon after the maturity dates of those mortgage loans. See Annex A-1 to this prospectus supplement for the lease expiration date of each single tenant loan or the three largest tenants for each other mortgage loan. We cannot assure you that any material or sole tenant will re-lease the premises or that the premises will be relet to another tenant or that the space will be relet at the same rent per square foot during the term of, or at the expiration of, the primary lease term, or that the related mortgaged property will not suffer adverse economic consequences in this regard. Additionally, the underwriting of certain of these mortgage loans leased to single tenants may have taken into account the creditworthiness of the tenants under the related leases and consequently may have higher loan-to-value ratios and lower debt service coverage ratios than other types of mortgage loans.

Retail and office properties also may be adversely affected if there is a concentration of particular tenants among the mortgaged properties or of tenants in a particular business or industry. In this regard, see ‘‘—Retail Properties Have Special Risks’’ and ‘‘—Office Properties Have Special Risks’’ below.

Certain Additional Risks Relating to Tenants

The income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

•	space in the mortgaged properties could not be leased or re-leased;

•	leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;

•	substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

•	tenants were unwilling or unable to meet their lease obligations;

•	a significant tenant were to become a debtor in a bankruptcy case;

•	rental payments could not be collected for any other reason; or

•	a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease.

Repayment of the mortgage loans secured by retail, office and industrial properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms and on a timely basis. Certain of the mortgaged properties are and/or may be leased in whole or in part by government-sponsored tenants who have the right to rent reductions or to cancel their leases at any time or for lack of appropriations or for damage to the leased premises caused by casualty or condemnation. Additionally, mortgaged properties may have concentrations of leases expiring at varying rates in varying percentages including single-tenant mortgaged properties, during the term of the related mortgage loans.

Certain of the mortgaged properties may have tenants that sublet a portion of their space or may intend to sublet out a portion of their space in the future. In addition, with respect to certain of these spaces that are sublet, the rents with respect to the related mortgage loan may have been underwritten at the amount of rent paid by the direct tenant even if the rent being paid by the sublessee is lower.

The mortgaged properties related to many of the mortgage loans will experience substantial (50% of gross leaseable area or more) lease rollover prior to the maturity date, and in many cases relatively near, or soon after, the maturity dates of the mortgage loans. For example, certain of the mortgaged properties securing mortgage loans described under ‘‘Description of the Mortgage Pool—Top Fifteen Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans’’ in this prospectus supplement, such as the mortgaged property securing 1 mortgage loan (identified as Loan No. 10 on Annex A-1 to this prospectus supplement), representing approximately 1.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 2.1% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), is scheduled to have 100% lease rollover prior to the maturity date. With respect to the mortgage loans described above and certain other mortgage loans in the trust fund, many of the related loan documents require tenant improvement and leasing commission reserves (including trapping excess cash flow after notice of lease termination), and in many cases, the leases contain lessee extension options extending the term of such leases for a specified term. However, there can be no assurance that any such extension options will be exercised or that the amount of any such reserves will be adequate to mitigate the lack of rental income associated with these rollovers. Also, certain of the mortgaged properties may be subject to tenant termination rights prior to the maturity date of the related mortgage loan.

In addition, certain properties may have tenants that are paying rent but are not in occupancy or may have vacant space that is not leased. Any ‘‘dark’’ space may cause the property to be less desirable to other potential tenants or the related tenant may be more likely to default in its obligations under the lease. We cannot assure you that those tenants will continue to fulfill their lease obligations or that the space will be relet. Additionally, certain tenants may have a right to a rent abatement or the right to cancel their lease if certain major tenants at the mortgaged property vacate or go dark.

Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the mortgaged properties. Moreover, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the related mortgaged property.

Additionally, in certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions (provisions requiring the tenant to recognize as landlord under the lease a successor owner following foreclosure), the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated.

With respect to certain of the mortgage loans, the related borrower has given to certain tenants or others an option to purchase, a right of first refusal and/or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right may not be subordinate to the related mortgage. This may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property. Additionally, the exercise of a purchase option may result in the related mortgage loan being prepaid during a period when voluntary prepayments are otherwise prohibited. See ‘‘—Risks Relating to Prepayments and Repurchases’’ below and ‘‘Description of the Mortgage Pool—Top Fifteen Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans’’ in this prospectus supplement.

Substitution of Mortgaged Properties May Lead to Increased Risks

With respect to 2 mortgage loans (identified as Loan Nos. 2 and 11 on Annex A-1 to this prospectus supplement), representing 10.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (representing approximately 11.6% of the aggregate principal balance of the mortgage loans in loan group 1 mortgage loans) the related borrowers are permitted to substitute properties of like kind and quality or substantially similar use for the mortgaged properties currently securing the related mortgage loans (with respect to Loan No. 11, the portions of the mortgaged properties that may be substituted are non-income producing parcels that are presently used for parking). As a result, it is possible that the mortgaged properties that secure those mortgage loans as of the cut-off date may not secure the related mortgage loans for their entire term. Any substitution will require the borrower to meet certain conditions, which may include debt service coverage tests and/or property value tests, and the related borrower will be required to obtain written confirmation from the rating agencies that any ratings of the certificates will not, as a result of the proposed substitution, be downgraded, qualified or withdrawn and provide an opinion of counsel that the REMIC status of the trust fund will not be adversely impacted by the proposed substitution. Nevertheless, the replacement property may differ from the substituted property with respect to certain characteristics. See ‘‘Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Defeasance; Collateral Substitution; Property Releases’’ in this prospectus supplement.

Risks Related to Redevelopment and Renovation at the Mortgaged Properties

Certain of the mortgaged properties are properties that are currently undergoing or are expected to undergo in the future redevelopment or renovation. There can be no assurance that current or planned redevelopment or renovation will be completed, that such redevelopment or renovation will be completed in the time frame contemplated, or that, when and if redevelopment or renovation is completed, such redevelopment or renovation will improve the operations at, or increase the value of, the subject property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgage loan, which could affect the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower fails to pay the costs of work completed or material delivered in connection with such ongoing redevelopment or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.

The existence of construction or renovation at a mortgaged property may make such mortgaged property less attractive to tenants or their customers, and accordingly could have a negative effect on net operating income.

If the special servicer forecloses on behalf of the trust on a mortgaged property that is being redeveloped or renovated, pursuant to the REMIC provisions, the special servicer will only be permitted to arrange for completion of the redevelopment or renovation if at least 10% of the costs of construction were incurred at the time the default on the related mortgage loan became imminent. As a result, the trust fund may not realize as much proceeds upon disposition of a foreclosure property as it would if it were permitted to complete construction.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks

If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts. For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. We cannot assure you that the conflicts arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan. In some cases this affiliated lessee is physically occupying space related to its business; in other cases, the affiliated lessee is a tenant under a master lease with the borrower, under which the tenant is obligated to make rent payments but does not occupy any space at the mortgaged property. These master leases are typically used to bring occupancy to a ‘‘stabilized’’ level but may not provide additional economic support for the mortgage loan. We cannot assure you the space ‘‘leased’’ by a borrower affiliate will eventually be occupied by third party tenants and consequently, a deterioration in the financial condition of the borrower or its affiliates can be particularly significant to the borrower’s ability to perform under the mortgage loan as it can directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens. These risks may be mitigated when mortgaged properties are leased to unrelated third parties. For example, the borrower or an affiliate of the borrower entered into a lease at the mortgaged properties securing the mortgage loan identified on Annex A-1 to this prospectus supplement as Loan No. 4.

Tenant Bankruptcy Entails Risks

The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail, office and industrial properties may adversely affect the income produced by a mortgaged property. Under the federal bankruptcy code a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would be a general unsecured claim against the tenant (absent collateral securing the claim). The claim would be limited to the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) that are unrelated to the rejection, plus the greater of one year’s rent or 15% of the remaining reserved rent (but not more than three years’ rent).

Mortgage Loans Are Nonrecourse and Are Not Insured or Guaranteed

The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

Investors should treat each mortgage loan as a nonrecourse loan. If a default occurs, recourse generally may be had only against the specific properties and other assets that have been pledged to secure the mortgage loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity is primarily dependent upon the market value of the mortgaged property or the borrower’s ability to refinance the mortgaged property for an amount sufficient to repay the mortgage loan.

Retail Properties Have Special Risks

Retail properties secure 55 mortgage loans representing approximately 37.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 41.9% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date).

The quality and success of a retail property’s tenants significantly affect the property’s market value and the related borrower’s ability to refinance such property. For example, if the sales revenues of retail tenants were to decline, rents tied to a percentage of gross sales revenues may decline and those tenants may be unable to pay their rent or other occupancy costs.

The presence or absence of an ‘‘anchor tenant’’ or a ‘‘shadow anchor’’ in or near a shopping center also can be important because anchors play a key role in generating customer traffic and making a shopping center desirable for other tenants. An ‘‘anchor tenant’’ is usually proportionately larger in size than most other tenants in the mortgaged property, is vital in attracting customers to a retail property and is located on or adjacent to the related mortgaged property. A ‘‘shadow anchor’’ is usually proportionally larger in size than most tenants in the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property, but not on the mortgaged property, so as to influence and attract potential customers. The economic performance of an anchored or shadow anchored retail property will consequently be adversely affected by:

•	an anchor tenant’s or shadow anchor tenant’s failure to renew its lease;

•	termination of an anchor tenant’s or shadow anchor tenant’s lease; or if the anchor tenant or shadow anchor tenant owns its own site, a decision to vacate;

•	the bankruptcy or economic decline of an anchor tenant, shadow anchor or self-owned anchor; or

•	the cessation of the business of an anchor tenant, a shadow anchor tenant or of a self-owned anchor (notwithstanding its continued payment of rent).

58 of the mortgaged properties, securing mortgage loans representing approximately 33.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 38.2% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), are retail properties that are considered by the applicable mortgage loan seller to have an ‘‘anchor tenant.’’ 3 of the mortgaged properties, securing mortgage loans representing approximately 0.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 0.7% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), are retail properties that are considered by the applicable mortgage loan seller to be ‘‘shadow anchored.’’ 14 of the mortgaged properties, securing mortgage loans representing approximately 3.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 3.7% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), are retail properties that are considered by the applicable mortgage loan seller to be ‘‘unanchored.’’

If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. Certain of the tenants or anchor stores of the retail properties may have co-tenancy clauses and/or operating covenants in their leases or operating agreements that permit those tenants or anchor stores to cease operating under certain conditions, including, without limitation, certain other stores not being open for business at the mortgaged property or a subject store not meeting the minimum sales requirement under its lease, thereby leaving its space unoccupied even though it continues to own or pay rent on the vacant or dark space. In addition, in the event that an ‘‘anchor’’ or a ‘‘shadow anchor’’ fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the mortgaged property, customer traffic at the mortgaged property may be substantially reduced. We cannot assure you that such space would be occupied or that the related mortgaged property would not suffer adverse economic consequences if any anchor tenant failed to renew its lease. In this regard, see ‘‘—Tenant Bankruptcy Entails Risks’’ and ‘‘—Certain Additional Risks Relating to Tenants’’ above.

Retail properties also face competition from sources outside a given real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers; discount shopping centers and clubs; catalogue retailers; home shopping networks; internet websites; and telemarketing. Continued growth of these alternative retail markets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties and the related borrower’s ability to refinance such property.

Certain of the retail properties (including the mortgaged property securing the mortgage loan identified as Loan No. 15 on Annex A-1 to this prospectus supplement, representing approximately 1.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 1.5% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date)), have a movie theater as part of the mortgaged property. These types of retail properties are exposed to certain unique risks. Aspects of building site design and adaptability affect the value of a movie theater. In addition, decreasing attendance at a movie theater could adversely affect revenue of the movie theater, which may, in turn, cause the tenant to experience financial difficulties. See ‘‘—Tenant Bankruptcy Entails Risks’’ above.

Certain of the retail properties have health clubs as part of the mortgaged property. Several factors may adversely affect the value and successful operation of a health club, including:

•	the physical attributes of the health club (e.g., its age, appearance and layout);

•	the reputation, safety, convenience and attractiveness of the property to users;

•	the quality and philosophy of management;

•	management’s ability to control membership growth and attrition;

•	competition in the tenant’s marketplace from other health clubs and alternatives to health clubs; or

•	adverse changes in economic and social conditions and demographic changes (e.g., population decreases or changes in average age or income), which may result in decreased demand.

In addition, there may be significant costs associated with changing consumer preferences (e.g., multi-purpose clubs from single purpose clubs or varieties of equipment, classes, services and amenities). In addition, health clubs may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. The liquidation value of any such health club consequently may be less than would be the case if the property were readily adaptable to changing consumer preferences for other uses.

Office Properties Have Special Risks

Office properties secure 28 mortgage loans representing approximately 31.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 35.2% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date).

A large number of factors may adversely affect the value of office properties, including:

•	the quality of an office building’s tenants;

•	an economic decline in the business operated by the tenants;

•	the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, appearance, location, access to transportation and ability to offer certain amenities, such as sophisticated building systems and/or business wiring requirements);

•	the physical attributes of the building with respect to the technological needs of the tenants, including the adaptability of the building to changes in the technological needs of the tenants;

•	the diversity of an office building’s tenants (or reliance on a single or dominant tenant);

•	the desirability of the area as a business location;

•	the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees;

•	an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (all of which affect the demand for office space); and

•	in the case of medical office properties, the performance of a medical office property may depend on (i) the proximity of such property to a hospital or other health care establishment and (ii) reimbursements for patient fees from private or government-sponsored insurers. Issues related to reimbursement (ranging from non-payment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged property.

Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants. See ‘‘—Risks Relating to Mortgage Loan Concentrations’’ above.

Multifamily Properties Have Special Risks

Multifamily properties secure 35 mortgage loans representing approximately 12.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (4 mortgage loans in loan group 1, representing approximately 1.6% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 31 mortgage loans in loan group 2, representing approximately 96.7% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date). A large number of factors may adversely affect the value and successful operation of a multifamily property, including:

•	the physical attributes of the apartment building such as its age, condition, design, appearance, access to transportation and construction quality;

•	the location of the property, for example, if there is a change in the neighborhood over time;

•	the ability of management to provide adequate maintenance and insurance;

•	the types of services or amenities that the property provides;

•	the property’s reputation;

•	the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

•	the presence of competing properties;

•	the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or personnel from a local military base;

•	in the case of student housing facilities (1 mortgaged property securing the mortgage loan identified as Loan No. 71 on Annex A-1 to this prospectus supplement, representing approximately 0.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 2.8% of the aggregate principal balance of the mortgage loans in group 2 as of the cut-off date)), which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on-campus housing units, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months;

•	dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;

•	adverse local or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels;

•	state and local regulations, which may affect the building owner’s ability to increase rent to market rent for an equivalent apartment; and

•	government assistance/rent subsidy programs.

Certain states regulate the relationship of an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident’s choice of unit vendors. Apartment building owners have been the subject of suits under state ‘‘Unfair and Deceptive Practices Acts’’ and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the bases on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. Any limitations on a borrower’s ability to raise property rents may impair such borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

Multifamily properties located in certain areas of the United States have experienced increased occupancy levels as a result of relocations related to hurricanes Katrina, Rita and Wilma. However, there can be no assurance that such increased occupancy levels will continue as the areas affected by the hurricanes in the Southeastern United States become habitable. See ‘‘—Other Risks—Recent Hurricanes’’ in this prospectus supplement.

Certain of the mortgage loans are secured or may be secured in the future by mortgaged properties that are subject to certain affordable housing covenants in respect of various units within the mortgaged properties.

Hotel Properties Have Special Risks

Hotel properties secure 10 of the mortgage loans representing approximately 10.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 11.4% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date).

Various factors may adversely affect the economic performance of a hotel, including:

•	adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

•	the construction of competing hotels or resorts;

•	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

•	a deterioration in the financial strength or managerial capabilities of the owner and operator of a hotel; and

•	changes in travel patterns caused by changes in access, energy prices, strikes, relocation of highways, the construction of additional highways, concerns about travel safety or other factors.

Because hotel rooms generally are rented for short periods of time, the financial performance of hotels tends to be affected by adverse economic conditions and competition more quickly than other commercial properties. Additionally, terrorist attacks in September 2001 and the potential for future terrorist attacks may have adversely affected and may continue to so affect the occupancy rates, and accordingly, the financial performance of hotel properties. See ‘‘Risk Factors—Risks to the Mortgaged Properties Relating to Terrorist Attacks and Foreign Conflicts’’ in the prospectus.

Moreover, the hotel and lodging industry is generally seasonal in nature and different seasons affect different hotels depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hotel property’s room and restaurant revenues, occupancy levels, room rates and operating expenses.

Limited-service hotels may subject a lender to more risk than full-service hotels as they generally require less capital for construction than full-service hotels. In addition, as limited-service hotels generally offer fewer amenities than full-service hotels, they are less distinguishable from each other. As a result, it is easier for limited-service hotels to experience increased or unforeseen competition.

The liquor licenses for most of the hotel mortgaged properties are held by affiliates of the borrowers, unaffiliated managers or operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person. In the event of a foreclosure of a hotel property that holds a liquor license, the trustee or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay that could be significant. There can be no assurance that a new license could be obtained promptly or at all. The lack of a liquor license in a full-service hotel could have an adverse impact on the revenue from the related mortgaged property or on the hotel’s occupancy rate.

Risks Relating to Affiliation with a Franchise or Hotel Management Company

11 of the hotel properties that secure mortgage loans representing approximately 10.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 11.4% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date) are affiliated with a franchise or hotel management company through a franchise or management agreement. The performance of a hotel property affiliated with a franchise or hotel management company depends in part on:

•	the continued existence and financial strength of the franchise or hotel management company;

•	the public perception of the franchise or hotel chain service mark; and/or

•	the duration of the franchise licensing or management agreements.

The continuation of a franchise agreement or management agreement is subject to specified operating standards and other terms and conditions set forth in such agreements. The failure of a borrower to maintain such standards or adhere to other applicable terms and conditions could result in the loss or cancellation of their rights under the franchise agreement or management agreement. There can be no assurance that a replacement franchise could be obtained in the event of termination. In addition, replacement franchises may require significantly higher fees as well as the investment of capital to bring the hotel into compliance with the requirements of the replacement franchisor. Any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager generally will not be enforceable.

The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor or a hotel management company that it desires to replace following a foreclosure.

Industrial Properties Have Special Risks

Industrial properties secure 14 of the mortgage loans representing approximately 4.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 4.8% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date). Significant factors determining the value of industrial properties are:

•	the quality of tenants;

•	reduced demand for industrial space because of a decline in a particular industry segment;

•	the property becoming functionally obsolete;

•	building design and adaptability;

•	unavailability of labor sources;

•	changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;

•	changes in proximity of supply sources;

•	the expenses of converting a previously adapted space to general use; and

•	the location of the property.

Concerns about the quality of tenants, particularly major tenants, are similar in both office properties and industrial properties, although industrial properties may be more frequently dependent on a single or a few tenants.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment (for example, a decline in defense spending), and a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. In addition, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property. In addition, mortgaged properties used for many industrial purposes are more prone to environmental concerns than other property types.

Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics that are generally desirable to a warehouse/industrial property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, a layout that can accommodate large truck minimum turning radii and overall functionality and accessibility.

In addition, because of unique construction requirements of many industrial properties, any vacant industrial property space may not be easily converted to other uses. Thus, if the operation of any of the industrial properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that industrial property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the industrial property were readily adaptable to other uses.

Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

Manufactured Housing Community Properties Have Special Risks

Manufactured housing community properties secure 2 mortgage loans representing approximately 0.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (representing approximately 3.3% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date).

Mortgage loans secured by liens on manufactured housing community properties pose risks not associated with mortgage loans secured by liens on other types of income-producing real estate. The successful operation of a manufactured housing community property may depend upon the number of other competing residential developments in the local market, such as:

•	other manufactured housing community properties;

•	apartment buildings; and

•	site-built single family homes.

Other factors may also include:

•	the physical attributes of the community, including its age and appearance;

•	location of the manufactured housing community property;

•	the ability of management to provide adequate maintenance and insurance;

•	the types of services or amenities it provides;

•	the property’s reputation; and

•	state and local regulations, including rent control and rent stabilization.

The manufactured housing community properties are ‘‘special purpose’’ properties that could not be readily converted to general residential, retail or office use. Thus, if the operation of any of the manufactured housing community properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that manufactured housing community property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the manufactured housing community property were readily adaptable to other uses.

Some manufactured housing community properties are either recreational vehicle resorts or have a significant portion of the properties that are intended for short-term recreational vehicle hook-ups, and tenancy of these communities may vary significantly by season. This seasonality may cause periodic fluctuations in revenues, tenancy levels, rental rates and operating expenses for these properties.

Self Storage Properties Have Special Risks

Self storage properties secure 1 mortgage loan, representing approximately 0.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 0.3% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date).

The self storage facilities market contains low barriers to entry. In addition, due to the short-term nature of self storage leases, self storage properties also may be subject to more volatility in terms of supply and demand than loans secured by other types of properties.

Because of the construction utilized in connection with certain self storage facilities, it might be difficult or costly to convert such a facility to an alternative use. Thus, liquidation value of self storage properties may be substantially less than would be the case if the same were readily adaptable to other uses.

In addition, it is difficult to assess the environmental risks posed by such facilities due to tenant privacy, anonymity and unsupervised access to such facilities. Therefore, such facilities may pose additional environmental risks to investors. The environmental site assessments discussed in this prospectus supplement did not include an inspection of the contents of the self storage units included in the self storage properties. We therefore cannot provide assurance that all of the units included in the self storage properties are free from hazardous substances or other pollutants or contaminants, or that they will remain so in the future.

Risks Relating to Certain Assistance Programs

8 of the mortgaged properties, securing 8 mortgage loans, representing approximately 3.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 28.2% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), are eligible (or may become eligible in the future) for and have received low-income or affordable housing tax credits or other similar governmental benefits pursuant to certain governmental programs such as Section 42 of the Internal Revenue Code in respect of various units within the mortgaged property or have a material concentration of tenants that rely on rent subsidies under various government funded programs, including the Section 8 Tenant Based Assistance Rental Certificate Program of the United States Department of Housing and Urban Development. Certain of the mortgage loans are secured by, or may be secured in the future by, mortgaged properties that are subject to certain affordable housing covenants, in respect of various units within such mortgaged properties. With respect to certain of the mortgage loans, the borrowers or investors in such borrowers may receive tax abatements, subsidies or other assistance from government programs. Generally, the related mortgaged property must satisfy certain requirements, the borrower must observe certain leasing practices and/or the tenant(s) must regularly meet certain income requirements or the borrower or mortgaged property must have certain other characteristics consistent with the government policy related to the applicable program. We can give you no assurance that any government or other assistance programs will be continued in their present form during the terms of the related mortgage loans, that the borrower will continue to comply with the requirements of the programs to enable the borrower to receive the subsidies or assistance in the future, or for the investors in such borrower to continue to receive their tax benefits, or that the level of assistance provided will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related mortgage loans. The related mortgage loan seller may have underwritten the related mortgage loan on the assumption that such assistance will continue. Loss of any applicable assistance could have an adverse effect on the ability of the related borrowers to make timely payments of debt service. In addition, the restrictions described above relating to the use of the related mortgaged property could reduce the market value of the related mortgaged property.

Lack of Skillful Property Management Entails Risks

The successful operation of a real estate project depends upon the property manager’s performance and viability. The property manager is responsible for:

•	responding to changes in the local market;

•	planning and implementing the rental structure;

•	operating the property and providing building services;

•	managing operating expenses; and

•	assuring that maintenance and capital improvements are carried out in a timely fashion.

Properties deriving revenues primarily from short-term sources, such as short-term or month-to-month leases, are generally more management intensive than properties leased to creditworthy tenants under long-term leases.

We make no representation or warranty as to the skills of any present or future managers. In many cases, the property manager is the borrower or an affiliate of the borrower and may not manage properties for non-affiliates. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Some of the mortgaged properties securing the mortgage loans included in the trust fund may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable. For example, mortgaged properties that are part of a condominium regime may not be readily convertible due to use and other restrictive covenants imposed by the condominium declaration and other related documents, especially in a situation where such mortgaged property does not represent the entire condominium regime.

Additionally, any vacant movie theater space would not easily be converted to other uses due to the unique construction requirements of movie theaters. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such mortgaged properties. Furthermore, certain mortgaged properties may be subject to certain use restrictions and/or low-income housing restrictions in order to remain eligible for low-income housing tax credits or governmental subsidized rental payments that could prevent the conversion of the mortgaged property to alternative uses. The liquidation value of any mortgaged property, subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if the mortgaged property were readily adaptable to other uses.

Zoning or other restrictions may also prevent alternative uses. See ‘‘—Zoning Compliance and Use Restrictions May Adversely Affect Property Value’’ below. See also ‘‘—Industrial Properties Have Special Risks’’, ’’—Self Storage Properties Have Special Risks’’ and ‘‘—Manufactured Housing Community Properties Have Special Risks’’ above.

Condominium Ownership May Limit Use and Improvements

With respect to certain of the mortgage loans, the related mortgaged property consists of the related borrower’s interest in commercial condominium interests in buildings and/or other improvements, and related interests in the common areas and the related voting rights in the condominium association. Such interests may in some cases constitute less than a majority of such voting rights. The board of managers of the condominium generally has discretion to make decisions affecting the condominium and there can be no assurance that the borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers. Thus, decisions made by that board of managers, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have a significant impact on the mortgage loans in the trust fund that are secured by mortgaged properties consisting of such condominium interests. There can be no assurance that the related board of managers will always act in the best interests of the borrower under the related mortgage loans. Further, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged properties will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominiums. The rights of other unit owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to the subject mortgaged property, due to the possible existence of multiple loss payees on any insurance policy covering such mortgaged property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium.

Mortgage Loans Secured by Leasehold Interests May Expose Investors to Greater Risks of Default and Loss

3 mortgaged properties, securing mortgage loans representing approximately 2.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (representing approximately 3.0% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), consist of a leasehold interest in the related mortgaged property, but not by any corresponding fee interest (in addition, with respect to 1 mortgage loan (identified as Loan No. 11 on Annex A-1 to this prospectus supplement), representing approximately 1.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 1.8% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date) an additional parcel that is operated as a parking lot is a leasehold estate). In addition, 2 mortgaged properties, securing mortgage loans representing approximately 1.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 1.8% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), consist of both a fee parcel and a leasehold interest in a separate adjacent parcel.

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower’s leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest. Generally, each related ground lease requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a ‘‘mortgageable’’ ground lease.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right to remain in possession of its leased premises for the rent otherwise payable under the lease for the term of the ground lease (including renewals). If a debtor lessee/borrower rejects the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lessor specifically grants the lender such right. If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the bankrupt lessee/borrower’s right to refuse to treat a ground lease rejected by a bankrupt lessor as terminated may not be enforceable. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

Some of the ground leases securing the mortgaged properties may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may adversely affect the cash flow and net income of the related borrower.

Further, in a decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)), the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under Section 363(f) of the Bankruptcy Code (11 U.S.C. Section 363(f)) upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to Section 363(e) of the Bankruptcy Code (11 U.S.C. Section 363(e)), a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a ‘‘free and clear’’ sale under Section 363(f) of the Bankruptcy Code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of Section 363(f)(1)(4) of the Bankruptcy Code otherwise permits the sale), we cannot provide assurances that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot provide assurances that, in the event of a statutory sale of leased property pursuant to Section 363(f) of the Bankruptcy Code, the lessee may be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that the lessee and/or the lender (to the extent it can obtain standing to intervene) will be able to recoup the full value of the leasehold interest in bankruptcy court.

See ‘‘Certain Legal Aspects of Mortgage Loans—Foreclosure—Leasehold Risks’’ and ‘‘Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws’’ in the prospectus.

Limitations of Appraisals

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of the origination or acquisition of the applicable mortgage loan. In general, appraisals represent the analysis and opinion of qualified appraisers, but appraisals are not guarantees of present or future value. One appraiser may reach a different conclusion than the conclusion that would be reached if a different appraiser were appraising that property. Moreover, the values of the mortgaged properties may have fluctuated significantly since the appraisals were performed. Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. That amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. In certain cases, appraisals may reflect both ‘‘as-stabilized’’ and ‘‘as-is’’ values although the appraised value reflected in this prospectus supplement with respect to the related mortgaged property may reflect only the ‘‘as-stabilized’’ value. In certain cases, appraisals may reflect ‘‘as-stabilized’’ values reflecting certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. For example, with respect to 9 mortgage loans (identified as Loan Nos. 8, 9, 11, 16, 23, 36, 44, 50 and 73 on Annex A-1 to this prospectus supplement), representing approximately 10.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 11.5% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), the appraised value represented is the ‘‘as-stabilized’’ value. In some cases, the related appraisal may value the property on a portfolio basis, which may result in a higher value than the aggregate value that would result from a separate individual appraisal on each mortgaged property. We cannot assure you that the information set forth in this prospectus supplement regarding appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties. Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items.

Risks Relating to Underwritten Net Cash Flow

As described under ‘‘Description of the Mortgage Pool—Additional Mortgage Loan Information’’ in this prospectus supplement, underwritten net cash flow means cash flow (including any cash flow from master leases) as adjusted based on a number of assumptions used by the mortgage loan sellers. No representation is made that the underwritten net cash flow set forth in this prospectus supplement as of the cut-off date or any other date represents future net cash flows. Each investor should review these assumptions and make its own determination of the appropriate assumptions to be used in determining underwritten net cash flow. In many cases, co-tenancy provisions were assumed to be satisfied and vacant space was assumed to be occupied and space that was due to expire was assumed to have been re-let, in each case at market rates that may have exceeded current rent.

In addition, the debt service coverage ratios set forth in this prospectus supplement for the mortgage loans and the mortgaged properties vary, and may vary substantially, from the debt service coverage ratios for the mortgage loans and the mortgaged properties as calculated pursuant to the definition of such ratios as set forth in the related mortgage loan documents.

Shari’ah Compliant Loans

2 mortgage loans (identified as Loan Nos. 13 and 98 on Annex A-1 to this prospectus supplement), representing approximately 1.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 1.9% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), are structured to allow the beneficial owner of the related mortgaged property to comply with Islamic law (Shari'ah). Under the Shari'ah structure, title to the mortgaged property is held by the related borrower, which is owned beneficially by an attorney-at-law or a non Shari'ah compliant affiliate of the beneficial owner. The borrower master leases the related mortgaged property to a master lessee, which is owned by persons who (as of the closing of the mortgage loan) are Muslim investors. The rent payable pursuant to the master lease equals the debt service payments required under the related mortgage loan; in addition, the master lease obligates the master lessee to pay the amounts required to be deposited to the various reserve accounts under the related mortgage loan (i.e., for taxes, insurance and replacement reserve). The master lease is subordinate to the related mortgage loan pursuant to a recorded subordination agreement. In the case of Loan No. 98 (Copeland Crossing), the sole trustee and beneficiary of the trust that is the related borrower are the same single-purpose entity and the lessee under the master lease is a separate single purpose entity. In the case of Loan No. 13 (11 E. 44th Street), the borrower and the lessee under the master lease are both separate single purpose entities.

Potential Conflicts of Interest

The pooling and servicing agreement provides that the mortgage loans are required to be administered in accordance with the servicing standards without regard to ownership of any certificate by a servicer or any of its affiliates. See ‘‘Servicing of the Mortgage Loans—General’’ in this prospectus supplement.

Notwithstanding the foregoing, the master servicer, the special servicer or any of their respective affiliates may have interests when dealing with the mortgage loans that are in conflict with those of holders of the offered certificates, especially if the master servicer, the special servicer or any of their respective affiliates holds Series 2006-CIBC17 non-offered certificates, or has financial interests in or other financial dealings with a borrower under any of the mortgage loans. Each of these relationships may create a conflict of interest. For instance, a special servicer or its affiliate that holds Series 2006-CIBC17 non-offered certificates might seek to reduce the potential for losses allocable to those certificates from a troubled mortgage loan by deferring acceleration in hope of maximizing future proceeds. However, that action could result in less proceeds to the trust than would be realized if earlier action had been taken. In general, no servicer is required to act in a manner more favorable to the offered certificates or any particular class of offered certificates than to the Series 2006-CIBC17 non-offered certificates. See ‘‘—Special Servicer May Be Directed to Take Actions’’ below.

Each servicer services and will, in the future, service, in the ordinary course of its business, existing and new mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans that will be included in the trust. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans that will be included in the trust. Consequently, personnel of any of the servicers may perform services, on behalf of the trust, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. This may pose inherent conflicts for the master servicer or the special servicer.

Conflicts may arise because a mortgage loan seller and its affiliates intend to continue to actively acquire, develop, operate, finance and dispose of real estate-related assets in the ordinary course of their businesses. During the course of their business activities, the respective mortgage loan sellers and their affiliates may acquire, sell or lease properties, or finance loans secured by properties which may include the mortgaged properties securing the pooled mortgage loans or properties that are in the same markets as those mortgaged properties. In addition, certain of the mortgage loans included in the trust may have been refinancings of debt previously held by a mortgage loan seller or an affiliate of a mortgage loan seller and the mortgage loan sellers or their respective affiliates may have or have had equity investments in the borrowers or mortgaged properties under certain of the mortgage loans included in the trust. Each of the mortgage loan sellers and their affiliates have made and/or may make loans to, or equity investments in, affiliates of the borrowers under the mortgage loans. In the circumstances described above, the interests of those mortgage loan sellers and their affiliates may differ from, and compete with, the interests of the trust fund. For example, with respect to 4 mortgage loans made to related borrowers (identified as Loan Nos. 23, 36, 111 and 147 on Annex A-1 to this prospectus supplement), representing approximately 1.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 1.9% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), the interests in those borrowers secure $1,870,000, $1,340,000, $380,000 and $140,000, respectively, in mezzanine debt, which debt is held by the related mortgage loan seller. In the circumstances described above, the interests of the applicable mortgage loan sellers and their affiliates may differ from, and compete with, the interests of the trust fund. Additional financial interests in, or other financial dealings with, a borrower or its affiliates under any of the mortgage loans may create conflicts of interest.

Each mortgage loan seller is obligated to repurchase or substitute for a mortgage loan sold by it under the circumstances described under ‘‘Description of the Mortgage Pool— Representations and Warranties; Repurchases and Substitutions’’ in this prospectus supplement.

JPMorgan Chase Bank, National Association is one of the mortgage loan sellers and is an affiliate of each of J.P. Morgan Chase Commercial Mortgage Securities Corp., the depositor, and J.P. Morgan Securities Inc., one of the underwriters.

CIBC Inc. is one of the mortgage loan sellers and is an affiliate of CIBC World Markets Corp., one of the underwriters.

Each of the foregoing relationships should be considered carefully by prospective investors.

The managers of the mortgaged properties and the borrowers may experience conflicts of interest in the management and/or ownership of the mortgaged properties because:

•	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

•	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and

•	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

6 mortgage loans, representing approximately 1.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (5 mortgage loans in loan group 1, representing approximately 1.8% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 1 mortgage loan in loan group 2, representing approximately 1.3% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), are each evidenced by one of two notes secured by a single mortgage and a single assignment of a lease. The AB subordinate companion loan, in each case, will not be included as an asset of the trust fund. However, each AB subordinate companion loan will be serviced under the pooling and servicing agreement, subject to the related intercreditor agreement. Each holder of an AB subordinate companion loan will also have certain rights with respect to the related AB mortgage loan, which is an asset of the trust fund, including the right, under certain conditions, to consent to, or provide advice with respect to, various modifications and waivers or other matters affecting the related AB mortgage loan and certain actions and amendments to the loan documents proposed by the special servicer with respect to the related mortgaged property or with respect to the purchase of the related AB mortgage loan if the AB mortgage loan is in default. See ‘‘Description of the Mortgage Pool—AB Mortgage Loan Pairs’’ in this prospectus supplement. In exercising such rights, no holder of any AB subordinate companion loan has any obligation to consider the interests of, or impact of the exercise of such rights upon, the trust or the certificateholders.

The Bank of America Plaza pari passu companion loan will not be included as an asset of the trust fund, but will be serviced under the pooling and servicing agreement, subject to the related intercreditor agreement. The holder of the Bank of America Plaza pari passu companion loan has certain rights with respect to the Bank of America Plaza whole loan and the related mortgaged property, including the right, under certain conditions, to consult with respect to certain actions with respect to the mortgaged property proposed by the special servicer. In exercising such rights, the holder of the Bank of America Plaza loan does not have any obligation to consider the interests of, or impact on, the trust or the holders of the certificates.

Special Servicer May Be Directed to Take Actions

In connection with the servicing of the specially serviced mortgage loans, the special servicer may, at the direction of the directing certificateholder (or, with respect to any AB Mortgage Loan, in certain circumstances the holder of a related AB subordinate companion loan), take actions with respect to the specially serviced mortgage loans that could adversely affect the holders of some or all of the classes of offered certificates. The directing certificateholder will be controlled by the controlling class certificateholders. The directing certificateholder or the holder of an AB subordinate companion loan may have interests in conflict with those of the certificateholders of the classes of the offered certificates. As a result, it is possible that the directing certificateholder or the holder of an AB subordinate companion loan may direct the special servicer to take actions that conflict with the interests of certain classes of the offered certificates. However, the special servicer is not permitted to take actions that are prohibited by law or violate the servicing standards or the terms of the mortgage loan documents. In addition, the special servicer may be removed without cause by the directing certificateholder as described in this prospectus supplement. See ‘‘Description of the Mortgage Pool—AB Mortgage Loan Pairs,’’ ‘‘Servicing of the Mortgage Loans—General’’ and ‘‘Transaction Parties—The Special Servicer’’ in this prospectus supplement.

Bankruptcy Proceedings Entail Certain Risks

Under federal bankruptcy law, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property (subject to certain protections available to the lender). As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged property, which would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may: (1) grant a debtor a reasonable time to cure a payment default on a mortgage loan; (2) reduce periodic payments due under a mortgage loan; (3) change the rate of interest due on a mortgage loan; or (4) otherwise alter the mortgage loan’s repayment schedule.

Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower’s trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

Under federal bankruptcy law, the lender will be stayed from enforcing a borrower’s assignment of rents and leases. Federal bankruptcy law also may interfere with the master servicer’s or special servicer’s ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

Additionally, pursuant to subordination agreements for certain of the mortgage loans, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all such actions. There can be no assurance that in the event of the borrower’s bankruptcy, a court will enforce such restrictions against a subordinated lender.

In its decision in In re 203 North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. March 10, 2000), the United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee’s claim with respect to a Chapter 11 reorganization plan on the grounds that prebankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code. This holding, which at least one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender’s objections.

As a result of the foregoing, the trust’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

Certain of the mortgage loans may have sponsors that have previously filed for bankruptcy protection, which in some cases may have involved the same property which currently secures the mortgage loan. In each case, the related sponsor has emerged from bankruptcy. We cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related loan documents.

Risks Relating to Prepayments and Repurchases

The yield to maturity on your certificates will depend, in significant part, upon the rate and timing of principal payments on the mortgage loans. For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation, defaults and liquidations or repurchases upon breaches of representations and warranties.

In addition, because the amount of principal that will be distributed to the Class A-1, Class A-3, Class A-4, Class A-SB and Class A-1A certificates will generally be based upon the particular loan group in which the related mortgage loan is deemed to be a part, the yield on the Class A-1, Class A-3, Class A-4 and Class A-SB certificates will be particularly sensitive to prepayments on mortgage loans in loan group 1 and the yield on the Class A-1A certificates will be particularly sensitive to prepayments on mortgage loans in loan group 2.

The yield on each of the Class A-J, Class B, Class C and Class D certificates could be adversely affected if mortgage loans with higher interest rates pay faster than the mortgage loans with lower interest rates. The pass-through rates on those classes of certificates may be adversely affected as a result of a decrease in the weighted average of the net mortgage rates on the mortgage loans even if principal prepayments do not occur. See ‘‘Yield and Maturity Considerations’’ in this prospectus supplement.

The Class X certificates will not be entitled to distributions of principal but instead will accrue interest on their notional amount. Because the notional amount of the Class X certificates is based upon the outstanding certificate balances of the other certificates, the yield to maturity on the Class X certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses on the mortgage loans. Also, a rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans could result in the failure to recoup the initial investment in the Class X certificates. Investors in the Class X certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments.

The investment performance of your certificates may vary materially and adversely from your expectations if the actual rate of prepayment on the mortgage loans is higher or lower than you anticipate.

Any changes in the weighted average lives of your certificates may adversely affect your yield. Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

Although all of the mortgage loans have prepayment protection in the form of lockout periods with defeasance provisions or with yield maintenance or prepayment premium provisions, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of yield maintenance charges or prepayment premiums or that involuntary prepayments will not occur.

Voluntary prepayments, if permitted, generally require the payment of a yield maintenance charge or a prepayment premium unless the mortgage loan is prepaid within a 3-month period prior to the stated maturity date. However, certain of the mortgage loans permit voluntary prepayment without payment of a yield maintenance charge at any time or without payment of a yield maintenance charge or prepayment premium for a longer open period of up to 24 months. See ‘‘Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Prepayment Provisions’’ for an overview of the open periods. See ‘‘Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Prepayment Provisions’’ in this prospectus supplement. In any case, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of yield maintenance charges or prepayment premiums or that involuntary prepayments will not occur.

The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

•	the terms of the mortgage loans;

•	the length of any prepayment lockout period;

•	the level of prevailing interest rates;

•	the availability of mortgage credit;

•	the applicable yield maintenance charges and prepayment premiums;

•	the master servicer’s or special servicer’s ability to enforce those charges or premiums;

•	the failure to meet certain requirements for the release of escrows;

•	the occurrence of casualties or natural disasters; and

•	economic, demographic, tax, legal or other factors.

Generally, no yield maintenance charge or prepayment premium will be required for prepayments in connection with a casualty or condemnation unless, in the case of some of the mortgage loans, an event of default has occurred and is continuing. We cannot assure you that the obligation to pay any yield maintenance charge or prepayment premium will be enforceable. See ‘‘Risk Factors—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions’’ in the prospectus. In addition, certain of the mortgage loans permit the related borrower, after a partial casualty or partial condemnation, to prepay the remaining principal balance of the mortgage loan (after application of the related insurance proceeds or condemnation award to pay the principal balance of the mortgage loan), which may in certain cases not be accompanied by any prepayment consideration, provided that the prepayment of the remaining balance is made within a specified period of time following the date of the application of proceeds or award.

Certain shortfalls in interest as a result of involuntary prepayments may reduce the available distribution amount. In addition, if a mortgage loan seller repurchases any mortgage loan from the trust due to breaches of representations or warranties, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge or prepayment premium will be payable. Mezzanine lenders and holders of AB subordinate companion loans may have the option to purchase the related mortgage loan in the trust after certain defaults, and the purchase price may not include any yield maintenance payments or prepayment charges. In addition, certain of the mortgage loans are secured by mortgaged properties that have tenants or a master lessee that have an option to purchase the mortgaged property. Generally, such options are subject to and subordinate to the related mortgage loan. A repurchase or the exercise of a purchase option may adversely affect the yield to maturity on your certificates.

Certain of the mortgage loans are secured in part by letters of credit and/or cash reserves that in each such case:

(i)    will be released to the related borrower, in whole or in part, upon satisfaction by that borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

(ii)    if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay or defease the subject mortgage loan if such performance related conditions are not satisfied within specified time periods.

In addition, with respect to certain of the mortgage loans, if the borrower does not satisfy the performance conditions and does not qualify for the release of the related cash reserve, the reserve, less, in some cases, a yield maintenance charge or prepayment premium (which, in some cases, may be paid out of the related additional collateral), may be applied to reduce the principal balance of the mortgage loan and the remaining unpaid balance of the mortgage loan may be re-amortized over the remaining amortization term. If such amount is used to prepay or defease the mortgage loan as described in paragraph (ii) above, there is no obligation on the part of the related borrower to replenish such cash reserves.

Optional Early Termination of the Trust Fund May Result in an Adverse Impact on Your Yield or May Result in a Loss

The certificates will be subject to optional early termination by means of the purchase of the mortgage loans in the trust fund. We cannot assure you that the proceeds from a sale of the mortgage loans and/or REO properties will be sufficient to distribute the outstanding certificate balance plus accrued interest and any undistributed shortfalls in interest accrued on the certificates that are subject to the termination. Accordingly, the holders of offered certificates affected by such a termination may suffer an adverse impact on the overall yield on their certificates, may experience repayment of their investment at an unpredictable and inopportune time or may even incur a loss on their investment. See ‘‘Description of the Certificates— Termination; Retirement of Certificates’’ in this prospectus supplement.

Mortgage Loan Sellers May Not Be Able to Make a Required Repurchase or Substitution of a Defective Mortgage Loan

Each mortgage loan seller is the sole warranting party in respect of the mortgage loans sold by such mortgage loan seller to us. Neither we nor any of our affiliates (except, in certain circumstances, for JPMorgan Chase Bank, N.A. solely in its capacity as a mortgage loan seller) are obligated to repurchase or substitute any mortgage loan in connection with either a material breach of any mortgage loan seller’s representations and warranties or any material document defects, if such mortgage loan seller defaults on its obligation to do so. We cannot provide assurances that the mortgage loan sellers will have the financial ability to effect such repurchases or substitutions. Any mortgage loan that is not repurchased or substituted and that is not a ‘‘qualified mortgage’’ for a REMIC may cause the trust fund to fail to qualify as one or more REMICs or cause the trust fund to incur a tax. See ‘‘Transaction Parties—The Mortgage Loan Sellers’’ and ‘‘Description of the Mortgage Pool—Representations and Warranties; Repurchases and Substitutions’’ in this prospectus supplement and ‘‘Description of the Pooling Agreements— Representations and Warranties; Repurchases’’ in the prospectus.

Risks Relating to Interest on Advances and Special Servicing Compensation

To the extent described in this prospectus supplement, the master servicer, the special servicer or the trustee, as applicable, will be entitled to receive interest on unreimbursed advances at the ‘‘Prime Rate’’ as published in The Wall Street Journal. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the special servicer is entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is generally senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

Risks of Limited Liquidity and Market Value

Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. While we have been advised by the underwriters that one or more of them, through one or more of their affiliates, currently intend to make a market in the offered certificates, none of the underwriters has any obligation to do so, any market-making may be discontinued at any time, and there can be no assurance that an active secondary market for the offered certificates will develop. Additionally, one or more purchasers may purchase substantial portions of one or more classes of offered certificates. Accordingly, you may not have an active or liquid secondary market for your certificates. Lack of liquidity could result in a substantial decrease in the market value of your certificates. The market value of your certificates also may be affected by many other factors, including the then-prevailing interest rates and market perceptions of risks associated with commercial mortgage lending. See ‘‘Risk Factors— Your Ability to Resell Certificates May Be Limited Because of Their Characteristics’’ in the prospectus.

Different Timing of Mortgage Loan Amortization Poses Certain Risks

As principal payments or prepayments are made on a mortgage loan that is part of a pool of mortgage loans, the pool will be subject to more concentration risks with respect to the diversity of mortgaged properties, types of mortgaged properties and number of borrowers, as described in this prospectus supplement. Classes that have a later sequential designation or a lower payment priority are more likely to be exposed to this concentration risk than are classes with an earlier sequential designation or a higher priority. This is so because principal on the offered certificates is generally payable in sequential order, and no class entitled to distribution of principal generally receives principal until the certificate balance of the preceding class or classes entitled to receive principal has been reduced to zero.

Subordination of Subordinate Offered Certificates

As described in this prospectus supplement, unless your certificates are Class A-1, Class A-3, Class A-4, Class A-SB, Class A-1A or Class X certificates, your right to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will be subordinated to those of the holders of the offered certificates with an earlier sequential designation. See ‘‘Description of the Certificates—Distributions—Priority’’ and ‘‘Description of the Certificates—Subordination; Allocation of Collateral Support Deficit’’ in this prospectus supplement.

Limited Information Causes Uncertainty

Some of the mortgage loans that we intend to include in the trust are mortgage loans that were made to enable the related borrower to acquire the related mortgaged property. Accordingly, for certain of these mortgage loans, limited or no historical operating information is available with respect to the related mortgaged properties. As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.

Environmental Risks Relating to the Mortgaged Properties

The trust could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

Each of the mortgaged properties was either (i) subject to environmental site assessments prior to the time of origination of the related mortgage loan (or in certain limited cases, after origination), including Phase I site assessments or updates of previously performed Phase I site assessments, or (ii) subject to a secured creditor environmental insurance policy or other environmental insurance policy. In some cases, Phase II site assessments also have been performed. Although assessments were made on the majority of the mortgaged properties and these involved site visits and other types of review, we cannot assure you that all environmental conditions and risks were identified.

Except as described below, none of the environmental assessments revealed any material adverse environmental condition or circumstance at any mortgaged property except for those:

•	that will be remediated or abated in all material respects by the closing date;

•	for which an escrow or letter of credit for the remediation was established;

•	for which an environmental insurance policy was obtained from a third party insurer;

•	for which the consultant recommended an operations and maintenance plan with respect to the applicable mortgaged property or periodic monitoring of nearby properties, which recommendations are consistent with industry practice;

•	for which the borrower, the principal of the borrower or another financially responsible party has provided an indemnity or is required to take, or is liable for the failure to take, such actions, if any, with respect to such matters as have been required by the applicable governmental authority or recommended by the environmental assessments;

•	for which such conditions or circumstances were investigated further and the environmental consultant recommended no further action or remediation;

•	as to which the borrower or other responsible party obtained a ‘‘no further action’’ letter or other evidence that governmental authorities are not requiring further action or remediation (or as to which the borrower or other responsible party will be obtaining such ‘‘no further action’’ or remediation letter and a holdback or other assurance was made to secure the receipt of such letter); or

•	that would not require substantial cleanup, remedial action or other extraordinary response under environmental laws.

In certain cases, the identified condition was related to the presence of asbestos-containing materials, lead-based paint and/or radon. Where these substances were present, the environmental consultant generally recommended, and the related mortgage loan documents, with certain exceptions, generally required, the establishment of an operation and maintenance plan to address the issue or, in some cases involving asbestos-containing materials and lead-based paint, a containment, abatement or removal program. Other identified conditions could, for example, include leaks from storage tanks and on-site spills. Corrective action, as required by the regulatory agencies, has been or is currently being undertaken and, in some cases, the related borrowers have made deposits into environmental reserve accounts. However, we cannot assure you that any environmental indemnity, insurance, letter of credit or reserve amounts will be sufficient to remediate the environmental conditions or that all environmental conditions have been identified or that operation and maintenance plans will be put in place and/or followed. Additionally, we cannot assure you that actions of tenants at mortgaged properties will not adversely affect the environmental condition of the mortgaged properties.

See ‘‘Transaction Parties—The Mortgage Loan Sellers—Underwriting Guidelines and Processes—Environmental Site Assessment’’ and ‘‘Servicing of the Mortgage Loans—Realization Upon Defaulted Mortgage Loans’’ in this prospectus supplement and ‘‘Risk Factors—Failure to Comply with Environmental Law May Result in Additional Losses’’ and ‘‘Certain Legal Aspects of Mortgage Loans—Environmental Risks’’ in the prospectus.

Tax Considerations Relating to Foreclosure

If the trust acquires a mortgaged property pursuant to a foreclosure or deed in lieu of foreclosure, the special servicer must retain an independent contractor to operate the property. Among other items, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant build-outs, unless the construction was at least 10% completed when the mortgage loan defaulted or the default of the mortgage loan becomes imminent. Any net income from the operation of the property (other than qualifying ‘‘rents from real property’’), or any rental income based on the net profits of a tenant or sub-tenant or allocable to a non-customary service, will subject the lower-tier REMIC to federal tax on that income at the highest marginal corporate tax rate (currently 35%) and possibly state or local tax. In that event, the net proceeds available for distribution to certificateholders will be reduced. The special servicer may permit the lower-tier REMIC to earn ‘‘net income from foreclosure property’’ that is subject to tax if it determines that the net after-tax benefit to certificateholders is greater than under another method of operating or net leasing the mortgaged property. In addition, if the trust were to acquire one or more mortgaged properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties, the trust may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders.

Risks Associated with One Action Rules

The ability to realize upon the mortgage loans may be limited by the application of state and federal laws. For example, several states (including California) have laws that prohibit more than one ‘‘judicial action’’ to enforce a mortgage obligation, and some courts have construed the term ‘‘judicial action’’ broadly. Accordingly, the special servicer is required to obtain advice of counsel prior to enforcing any of the trust fund’s rights under any of the mortgage loans that include mortgaged properties where a ‘‘one action’’ rule could be applicable. In the case of a multi-property mortgage loan that is secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where ‘‘one action’’ rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. The application of other state and federal laws may delay or otherwise limit the ability to realize on defaulted mortgage loans. See ‘‘Certain Legal Aspects of Mortgage Loans— Foreclosure’’ in the prospectus.

Potential Absence of Attornment Provisions Entails Risks

In some jurisdictions, if tenant leases are subordinate to the liens created by the mortgage and do not contain attornment provisions (i.e., provisions requiring the tenant to recognize a successor owner following foreclosure as landlord under the lease), the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if such tenants were paying above-market rents or could not be replaced.

If a lease is not subordinate to a mortgage, the trust will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant). If the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage.

Property Insurance May Not Be Sufficient

All of the mortgage loans require the related borrower to maintain, or cause to be maintained, property insurance (which, in some cases, is provided by allowing a tenant to self-insure). However, the mortgaged properties may suffer casualty losses due to risks that were not covered by insurance or for which insurance coverage is inadequate. Specifically, certain of the mortgage loans may have insurance coverage that specifically excludes coverage for losses due to mold, certain acts of nature, terrorism activities or other comparable conditions or events. In addition, approximately 4.5%, 13.5% and 8.3% of the mortgaged properties, by aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 5.0%, 9.5% and 9.3%, respectively, of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and approximately 0.0%, 44.8% and 0.0%, respectively, of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), are located in California, Texas and Florida, respectively, and certain of the mortgage loans are located in coastal areas of certain other states. These states and areas have historically been at greater risk regarding acts of nature (such as earthquakes, floods and hurricanes) than other states. The mortgage loans generally do not expressly require borrowers to maintain insurance coverage for earthquakes, hurricanes or floods and we cannot assure you that borrowers will attempt or be able to obtain adequate insurance against such risks. Moreover, if reconstruction or any major repairs are required, changes in laws may materially affect the borrower’s ability to effect any reconstruction or major repairs or may materially increase the costs of the reconstruction or repairs. Certain mortgage loans are secured by improvements for which coverage for acts of terrorism have been waived, are not required or are required only if certain conditions (such as availability at reasonable rates or maximum cost limits) are satisfied.

Following the September 11, 2001 terrorist attacks in the New York City area and in the Washington, D.C. area, many reinsurance companies (which assume some of the risk of policies sold by primary insurers) eliminated coverage for acts of terrorism from their reinsurance policies. Without that reinsurance coverage, primary insurance companies would have to assume that risk themselves, which may cause them to eliminate such coverage in their policies, increase the amount of the deductible for acts of terrorism or charge higher premiums for such coverage. In order to offset this risk, Congress passed the Terrorism Risk Insurance Act of 2002, which established the Terrorism Insurance Program.

The Terrorism Insurance Program was originally scheduled to expire on December 31, 2005. However, on December 22, 2005, the Terrorism Risk Insurance Extension Act of 2005 was enacted, which extended the duration of the Terrorism Insurance Program until December 31, 2007.

The Terrorism Insurance Program is administered by the Secretary of the Treasury and through December 31, 2007 will provide some financial assistance from the United States Government to insurers in the event of another terrorist attack that results in an insurance claim. The program applies to United States risks only and to acts that are committed by an individual or individuals acting on behalf of a foreign person or foreign interest as an effort to influence or coerce United States civilians or the United States Government.

In addition, with respect to any act of terrorism occurring after March 31, 2006, no compensation will be paid under the Terrorism Insurance Program unless the aggregate industry losses relating to such act of terror exceed $50 million (or, if such insured losses occur in 2007, $100 million). As a result, unless the borrowers obtain separate coverage for events that do not meet these thresholds (which coverage may not be required by the respective loan documents and may not otherwise be obtainable), such events would not be covered.

The Treasury Department has established procedures for the program under which the federal share of compensation will be equal to 90% (or, in 2007, 85%) of that portion of insured losses that exceeds an applicable insurer deductible required to be paid during each program year. The federal share in the aggregate in any program year may not exceed $100 billion (and the insurers will be liable for any amount that exceeds this cap).

Through December 2007, insurance carriers are required under the program to provide terrorism coverage in their basic ‘‘all-risk’’ policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically voided to the extent that it excludes losses that would otherwise be insured losses. Any state approval of such types of exclusions in force on November 26, 2002 are also voided.

The various forms of insurance maintained with respect to any of the mortgaged properties, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure mortgage loans in the trust. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the mortgage loans in the trust fund.

Some of the mortgage loans specifically require terrorism insurance, but this insurance may be required only to the extent it can be obtained for premiums less than or equal to a ‘‘cap’’ amount specified in the related mortgage loan documents, only if it can be purchased at commercially reasonable rates, only with a deductible at a certain threshold and/or other similar conditions. For example, with respect to the Bank of America Plaza loan (identified as Loan No. 1 on Annex A-1 to this prospectus supplement) representing approximately 10.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 11.7% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), the related terrorism insurance premium cap is $425,000, and with respect to the Sheraton Hotel at Newark International Airport loan (identified as Loan No. 8 on Annex A-1 to this prospectus supplement) representing approximately 2.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 2.7% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), the related terrorism insurance cap is limited to 200% of the cost of the then current premium for all-risk casualty insurance without terrorism insurance.

With respect to certain of the mortgage loans, the ‘‘all-risk’’ policy specifically excludes terrorism insurance from its coverage. In some such cases, the related borrower obtained supplemental insurance to cover terrorism risk. In other cases, the lender waived the requirement that such insurance be maintained.

With respect to certain of the mortgage loans, the related mortgage loan documents generally provide that the borrowers are required to maintain comprehensive all-risk casualty insurance but may not specify the nature of the specific risks required to be covered by such insurance policies. With respect to certain mortgage loans in the trust, the related borrower is not required to maintain any terrorism insurance coverage either as part of its ‘‘all-risk’’ policy or under a stand-alone policy.

Even if the mortgage loan documents specify that the related borrower must maintain all-risk casualty insurance or other insurance that covers acts of terrorism, the borrower may fail to maintain such insurance and the master servicer or the special servicer may not enforce such default or cause the borrower to obtain such insurance if the special servicer has determined, based on inquiry consistent with the servicing standards and after consultation with the directing certificateholder, that either (a) such insurance is not available at any rate or (b) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related mortgaged property and located in or around the region in which such related mortgaged property is located. Additionally, if the related borrower fails to maintain such insurance, the master servicer or the special servicer, as applicable, will not be required to maintain such terrorism insurance coverage if the special servicer determines, in accordance with the servicing standards, that such insurance is not available for the reasons set forth in (a) or (b) of the preceding sentence. Furthermore, at the time existing insurance policies are subject to renewal, there is no assurance that terrorism insurance coverage will be available and covered under the new policies or, if covered, whether such coverage will be adequate. Most insurance policies covering commercial real estate properties such as the mortgaged properties are subject to renewal on an annual basis. If such coverage is not currently in effect, is not adequate or is ultimately not continued with respect to some of the mortgaged properties and one of those properties suffers a casualty loss as a result of a terrorist act, then the resulting casualty loss could reduce the amount available to make distributions on your certificates.

We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Zoning Compliance and Use Restrictions May Adversely Affect Property Value

Certain of the mortgaged properties may not comply with current zoning laws, including density, use, parking, height and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws are otherwise permitted, are considered to be a ‘‘legal non-conforming use’’ and/or the improvements are considered to be ‘‘legal non-conforming structures.’’ This means that the borrower is not required to alter its use or structure to comply with the existing or new law; however, the borrower may not be able to continue the non-conforming use or rebuild the non-conforming premises ‘‘as is’’ in the event of a substantial casualty loss. This may adversely affect the cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be ‘‘legal non-conforming uses’’ or ‘‘legal non-conforming structures.’’ The failure of a mortgaged property to comply with zoning laws or to be a ‘‘legal non-conforming use’’ or ‘‘legal non-conforming structure’’ may adversely affect market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities.

In addition, certain of the mortgaged properties may be subject to certain restrictions imposed pursuant to restrictive covenants, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building. Such use restrictions could include, for example, limitations on the use or character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, such as zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See ‘‘Certain Legal Aspects of Mortgage Loans—Americans with Disabilities Act’’ in the prospectus. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

No Reunderwriting of the Mortgage Loans

We have not reunderwritten the mortgage loans. Instead, we have relied on the representations and warranties made by the mortgage loan sellers, and the applicable mortgage loan seller’s obligation to repurchase, substitute or cure a mortgage loan in the event that a representation or warranty was not true when made and such breach materially and adversely affects the value of the mortgage loan or the interests of the certificateholders. These representations and warranties do not cover all of the matters that we would review in underwriting a mortgage loan and you should not view them as a substitute for reunderwriting the mortgage loans. If we had reunderwritten the mortgage loans, it is possible that the reunderwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty. In addition, we can give no assurance that the applicable mortgage loan seller will be able to repurchase a mortgage loan if a representation or warranty has been breached. See ‘‘Description of the Mortgage Pool—Representations and Warranties; Repurchases and Substitutions’’ in this prospectus supplement.

Litigation or Other Legal Proceedings Could Adversely Affect the Mortgage Loans

There may be pending or threatened legal proceedings against, or other past or present adverse regulatory circumstances experienced by, the borrowers, their sponsors and managers of the mortgaged properties and their respective affiliates arising out of the ordinary business of the borrowers, their sponsors, managers and affiliates. In certain cases, principals and/or affiliates of the borrowers are involved or may have been involved in prior litigation or property foreclosures or deed-in-lieu of foreclosures. We cannot assure you that any litigation, other legal proceedings, or other adverse situations will not have a material adverse effect on your investment.

Risks Relating to Book-Entry Registration

Your certificates will be initially represented by one or more certificates registered in the name of Cede & Co., as the nominee for DTC, and will not be registered in your name. As a result, you will not be recognized as a certificateholder, or holder of record of your certificates. See ‘‘Risk Factors—Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment’’ in the prospectus for a discussion of important considerations relating to not being a certificateholder of record.

Risks Relating to Inspections of Properties

Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the closing of the offered certificates.

Certain of the Mortgage Loans Lack Customary Provisions

Certain of the mortgage loans lack one or more features that are customary in mortgage loans intended for securitization. Generally, the borrowers with respect to these mortgage loans are either not required to make payments to lockboxes or to maintain reserves for certain expenses, such as taxes, insurance premiums, capital expenditures, tenant improvements and leasing commissions, or the lenders under these mortgage loans do not have the right to terminate the related property manager upon the occurrence of certain events or require lender approval of a replacement property manager. However, mortgage loans originated for securitization are generally originated in accordance with the lender’s underwriting guidelines. For more information, see ‘‘Transaction Parties—The Sponsors’’ and ‘‘—The Mortgage Loan Sellers—Underwriting Guidelines and Processes’’ in this prospectus supplement.

Mortgage Electronic Registration Systems (MERS)

The mortgages or assignments of mortgages for some of the mortgage loans have been or may be recorded in the name of MERS, solely as nominee for the related mortgage loan seller and its successor and assigns. Subsequent assignments of those mortgages are registered electronically through the MERS system.

The recording of mortgages in the name of MERS is a new practice in the commercial mortgage lending industry. Public recording officers and others have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings and conducting foreclosure sales of the mortgaged properties could result. Those delays and the additional costs could in turn delay the distribution of liquidation proceeds to certificateholders and increase the amount of losses on the loans.

Other Risks

Past Hurricanes.    In late August, September and October 2005, hurricanes Katrina, Rita and Wilma and related windstorms, floods and tornadoes caused extensive and catastrophic physical damage to coastal and inland areas located in the Gulf Coast region of the United States (parts of Texas, Louisiana, Mississippi, Alabama and Florida) and certain other parts of the southeastern United States (including offshore facilities in the Gulf of Mexico) consisting of severe flooding, wind and water damage, forced evacuations, contamination, gas leaks and fire and environmental damage. The long-term national, regional and local economic and other effects of that damage, are not yet fully known. Economic effects appear to include nationwide decreases in oil supplies and refining capacity, nationwide increases in gas prices and regional interruptions in travel and transportation, tourism and economic activity generally in some of the affected areas. It is not possible to determine how long these effects may last. These effects could lead to a general economic downturn, including increased oil prices, loss of jobs, regional disruptions in travel, transportation and tourism and a decline in real-estate related investments, in particular, in the areas most directly damaged by the storms. Other temporary and/or long-term effects on national, regional and local economies, securities, financial and real estate markets, government finances, and spending or travel habits may subsequently arise or become apparent in connection with the hurricanes and their aftermath. Furthermore, there can be no assurance that displaced residents of the affected areas will return, that the economies in the affected areas will recover sufficiently to support income producing real estate at pre-storm levels or that the costs of clean-up will not have a material adverse effect on the national economy. Because standard hazard insurance policies generally do not provide coverage for damage arising from floods and windstorms, property owners in the affected areas may not be insured for the damage to their properties and, in the aggregate, this may affect the timing and extent of local and regional economic recovery.

See ‘‘Risk Factors’’ in the prospectus for a description of certain other risks and special considerations that may be applicable to your certificates.

 DESCRIPTION OF THE MORTGAGE POOL

General

The trust will consist primarily of 151 fixed rate mortgage loans secured by 196 commercial, multifamily and manufactured housing community Mortgaged Properties with an aggregate principal balance of approximately $2,536,896,226 as of the Cut-off Date (the ‘‘Initial Pool Balance’’). The ‘‘Cut-off Date’’ with respect to each mortgage loan is the due date of the related mortgage loan in November 2006, or, with respect to those mortgage loans that were originated in October 2006 and have their first due date in December 2006, November 1, 2006, or, with respect to those mortgage loans that were originated in November 2006 and have their first due date in either December 2006 or January 2007, the origination date. All percentages of the mortgage loans and Mortgaged Properties, or of any specified group of mortgage loans and Mortgaged Properties, referred to in this prospectus supplement without further description are approximate percentages by Initial Pool Balance.

The pool of mortgage loans will be deemed to consist of two loan groups (‘‘Loan Group 1’’ and ‘‘Loan Group 2’’ and, collectively, the ‘‘Loan Groups’’) for the purpose of principal and interest distributions on the Class A Certificates (as described in this prospectus supplement). Loan Group 1 will consist of 118 mortgage loans, representing approximately 88.6% of the Initial Pool Balance (the ‘‘Initial Loan Group 1 Balance’’). Loan Group 2 will consist of 33 mortgage loans, representing approximately 11.4% of the Initial Pool Balance (the ‘‘Initial Loan Group 2 Balance’’). Annex A-1 to this prospectus supplement sets forth the Loan Group designation with respect to each mortgage loan.

The mortgage loans included in this transaction were selected for this transaction from mortgage loans specifically originated for securitizations of this type by or on behalf of each Mortgage Loan Seller taking into account, among other factors, rating agency criteria and anticipated feedback from investors in the most subordinate Certificates, property type and geographic location.

The ‘‘Cut-off Date Balance’’ of any mortgage loan will be the unpaid principal balance of that mortgage loan as of the Cut-off Date for such mortgage loan, after application of all payments due on or before that date, whether or not received. Unless otherwise noted, all numerical and statistical information presented herein, including Cut-off Date Balances, loan-to-value ratios (‘‘LTV Ratios’’) and debt service coverage ratios (‘‘DSCR’’) with respect to each mortgage loan with an AB subordinate companion loan, is calculated without regard to the related AB subordinate companion loan and with respect to the Bank of America Plaza Loan, is calculated including the Bank of America Plaza Pari Passu Companion Loan.

Each mortgage loan is evidenced by one or more promissory notes (each, a ‘‘Mortgage Note’’) and secured by one or more mortgages, deeds of trust or other similar security instruments (each, a ‘‘Mortgage’’) that creates a first mortgage lien:

(1)    on a fee simple estate in one or more commercial, multifamily and manufactured housing community Mortgaged Properties;

(2)    with respect to 3 Mortgaged Properties securing mortgage loans (identified as Loan Nos. 14, 17 and 113 on Annex A-1 to this prospectus supplement), representing approximately 2.7% of the Initial Pool Balance (representing approximately 3.0% of the Initial Loan Group 1 Balance), on a leasehold estate in one or more of the related commercial properties but not on the corresponding fee interest with respect to such property (in addition, with respect to 1 mortgage loan (identified as Loan No. 11 on Annex A-1 to this prospectus supplement), representing approximately 1.6% of the Initial Pool Balance (approximately 1.8% of the Initial Group 1 Balance), an additional parcel that is operated as a parking lot is a leasehold estate); or

(3)    with respect to 2 Mortgaged Properties securing mortgage loans (identified as Loan Nos. 18 and 42 on Annex A-1 to this prospectus supplement), representing approximately

1.6% of the Initial Pool Balance (representing approximately 1.8% of the Initial Loan Group 1 Balance), on a fee simple estate in a portion of the related property and a leasehold estate in the remaining portion of one or more commercial properties (each of the fee and/or leasehold estates described in clauses (1) through (3), a ‘‘Mortgaged Property’’).

Mortgage loans secured by ground leases present certain bankruptcy and foreclosure risks not present with mortgage loans secured by fee simple estates. See ‘‘Certain Legal Aspects of Mortgage Loans—Foreclosure—Leasehold Risks’’ and ‘‘Certain Legal Aspects of Mortgage Loans —Bankruptcy Laws’’ in the prospectus.

On or about November 28, 2006 (the ‘‘Closing Date’’), J.P. Morgan Chase Commercial Mortgage Securities Corp. (the ‘‘Depositor’’) will acquire the mortgage loans from JPMorgan Chase Bank, National Association (‘‘JPMCB’’) and CIBC Inc. (collectively, the ‘‘Mortgage Loan Sellers’’) pursuant to a separate mortgage loan purchase agreement with each Mortgage Loan Seller (collectively, the ‘‘Purchase Agreements’’), each between the Depositor and the applicable Mortgage Loan Seller. The Depositor will then assign its interests in the mortgage loans, without recourse, to LaSalle Bank National Association, as trustee (in such capacity, the ‘‘Trustee’’), for the benefit of the holders of the Certificates (the ‘‘Certificateholders’’). In addition, on the Closing Date, the applicable Mortgage Loan Seller will be required to remit to LaSalle Bank National Association, as paying agent (in such capacity, the ‘‘Paying Agent’’) an amount that will be sufficient to cover the interest shortfalls that would otherwise occur on the first Distribution Date as a result of certain mortgage loans not having their first due date until January 2007. This amount will be distributed to Certificateholders on the first Distribution Date as part of their regular interest distribution.

The mortgage loans were originated in the period between July 8, 2005 and November 6, 2006. 65 of the mortgage loans, representing approximately 46.7% of the Initial Pool Balance (51 mortgage loans in Loan Group 1, representing approximately 46.7% of the Initial Loan Group 1 Balance, and 14 mortgage loans in Loan Group 2, representing approximately 46.9% of the Initial Loan Group 2 Balance), will not have made any scheduled debt service payments as of the related Cut-off Date.

As of the Cut-off Date, none of the mortgage loans are 30-days or more delinquent and none of the mortgage loans have been 30-days or more delinquent since origination. A mortgage loan will be treated as 30-days delinquent if the scheduled payment for a due date is not received from the related borrower by the immediately following due date.

The mortgage loans are not insured or guaranteed by the Mortgage Loan Sellers or any other person or entity. You should consider all of the mortgage loans to be nonrecourse loans as to which recourse in the case of default will be limited to the specific property and other assets, if any, pledged to secure a mortgage loan.

Additional Debt

General.    Substantially all of the mortgage loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property. Moreover, in general, any borrower that does not meet single purpose entity criteria may not be restricted from incurring unsecured debt.

The terms of certain mortgage loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the mortgage loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

The Bank of America Plaza Loan.    The Bank of America Plaza Loan is part of a split loan structure with the Bank of America Plaza Pari Passu Companion Loan (which is pari passu with the Bank of America Plaza Loan and is not included in the trust). See ‘‘—The Bank of America Plaza Whole Loan’’ below.

AB Mortgage Loans.    6 mortgage loans (each, an ‘‘AB Mortgage Loan’’) (identified as Loan Nos. 25, 90, 95, 103, 104 and 124 on Annex A-1 to this prospectus supplement), representing approximately 1.8% of the Initial Pool Balance (5 mortgage loans in Loan Group 1, representing approximately 1.8% of the Initial Loan Group 1 Balance and 1 mortgage loan in Loan Group 2, representing approximately 1.3% of the Initial Loan Group 2 Balance), are each a senior loan in a split loan structure with a subordinate companion loan (with respect to each AB Mortgage Loan, the ‘‘AB Subordinate Companion Loan’’ and, together with the related AB Mortgage Loan, an ‘‘AB Mortgage Loan Pair’’). No AB Subordinate Companion Loan is an asset of the trust. Each such AB Mortgage Loan Pair is evidenced by a separate senior note and a subordinate note, both of which are secured by a single mortgage instrument on the related Mortgaged Property.

The AB Mortgage Loan (the ‘‘Com Realty Portfolio AB Mortgage Loan’’) identified as Loan No. 25 on Annex A-1 to this prospectus supplement has a principal balance as of the Cut-off Date of $20,400,000. The related AB Subordinate Companion Loan, which is not included in the trust, has an initial principal balance of $1,335,000.

The AB Mortgage Loan (the ‘‘Saint Rita’s AB Mortgage Loan’’) identified as Loan No. 90 on Annex A-1 to this prospectus supplement has a principal balance as of the Cut-off Date of $5,800,000. The related AB Subordinate Companion Loan, which is not included in the trust, has an initial principal balance of $360,000.

The AB Mortgage Loan (‘‘The Patio Shops AB Mortgage Loan’’) identified as Loan No. 95 on Annex A-1 to this prospectus supplement has a principal balance as of the Cut-off Date of $5,520,000. The related AB Subordinate Companion Loan, which is not included in the trust, has an initial principal balance of $345,000.

The AB Mortgage Loan (the ‘‘Towne Center at Sullivan Trail AB Mortgage Loan’’) identified as Loan No. 103 on Annex A-1 to this prospectus supplement has a principal balance as of the Cut-off Date of $4,850,000. The related AB Subordinate Companion Loan, which is not included in the trust, has an initial principal balance of $305,000.

The AB Mortgage Loan (the ‘‘Atwood Oceanics Building AB Mortgage Loan’’) identified as Loan No. 104 on Annex A-1 to this prospectus supplement has a principal balance as of the Cut-off Date of $4,800,000. The related AB Subordinate Companion Loan, which is not included in the trust, has an initial principal balance of $300,000.

The AB Mortgage Loan (the ‘‘River Glen Apartments AB Mortgage Loan’’) identified as Loan No. 124 on Annex A-1 to this prospectus supplement has a principal balance as of the Cut-off Date of $3,775,000. The related AB Subordinate Companion Loan, which is not included in the trust, has an initial principal balance of $245,000.

The Com Realty Portfolio AB Mortgage Loan, the Saint Rita’s AB Mortgage Loan, The Patio Shops AB Mortgage Loan, the Town Center at Sullivan Trail AB Mortgage Loan, the Atwood Oceanics Building AB Mortgage Loan and the River Glen Apartments AB Mortgage Loan are collectively referred to in this prospectus supplement as the ‘‘Mezz Cap AB Mortgage Loans’’ (and each, individually, a ‘‘Mezz Cap AB Mortgage Loan’’), and the related AB Mortgage Loan Pairs are collectively referred to in this prospectus supplement as the ‘‘Mezz Cap Loan Pairs’’ (and each, individually, a ‘‘Mezz Cap Loan Pair’’).

The following table sets forth for each of the AB Mortgage Loans both the DSCR and LTV Ratios without taking into account the related AB Subordinate Companion Loan and the combined DSCR and LTV Ratios taking into account the related AB Subordinate Companion Loan.

Mortgage Loan	Loan Group	Mortgage Loan DSCR	Combined DSCR	Mortgage Loan Cut-off Date LTV Ratio	Cut-off Date Combined LTV Ratio
Com Realty Portfolio AB Mortgage Loan	1	1.21x	1.09x	73.2%	78.0%
Saint Rita’s AB Mortgage Loan	1	1.28x	1.15x	80.0%	85.0%
The Patio Shops AB Mortgage Loan	1	1.35x	1.22x	80.0%	85.0%
Towne Center at Sullivan Trail AB Mortgage Loan	1	1.21x	1.09x	79.5%	84.5%
Atwood Oceanics Building AB Mortgage Loan	1	1.26x	1.13x	80.0%	85.0%
River Glen Apartments AB Mortgage Loan	2	1.43x	1.28x	77.0%	82.0%

Other Secured Indebtedness.    As of the Cut-off Date, the applicable Mortgage Loan Sellers have informed us that, in addition to the outstanding secured indebtedness discussed above, they are aware of the following existing or specifically permitted secured indebtedness with respect to the mortgage loans:

•	The mortgage loan documents with respect to 1 mortgage loan (identified as Loan No. 2 on Annex A-1 to this prospectus supplement), representing approximately 8.7% of the Initial Pool Balance (approximately 9.8% of the Initial Loan Group 1 Balance), permit secured indebtedness of equal priority (pari passu) with the debt of the mortgage loan in the future, subject to satisfaction of certain conditions, including, but not limited to, (i) the LTV Ratio must not exceed 53.2%; (ii) the DSCR must be greater than or equal to 2.23x; (iii) the related borrower must provide the lender with confirmation from the Rating Agencies that the proposed issuance of additional debt will not result in a re-qualification, reduction or withdrawal of the then current ratings assigned to the Certificates; (iv) the term of the additional debt must be conterminous with the term of the mortgage loan; and (v) the additional debt must be issued by an approved lender.

Mezzanine Debt.    Although the mortgage loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the mortgages generally permit, subject to certain limitations, the pledge of less than a controlling portion of the limited partnership or non-managing membership equity interests in a borrower. However, certain of the mortgage loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests. In addition, in general, a borrower that does not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine debt. The holders of certain of the mezzanine loans may have the right to cure certain defaults occurring on the related mortgage loan and the right to purchase the related mortgage loan if certain defaults on the related mortgage loan occur. The purchase price generally required to be paid in connection with such a purchase would equal the outstanding principal balance of the related mortgage loan, together with accrued and unpaid interest on, and unpaid servicing expenses, advances and interest on advances related to, such mortgage loan. The lenders for this mezzanine debt generally are not affiliates of the related mortgage loan borrower. Upon a default under the mezzanine debt, the holder of the mezzanine debt may foreclose upon the ownership interests in the related borrower subject to the terms of the related intercreditor agreement, which typically require either confirmation from each Rating Agency that the transfer would not result in the downgrade, withdrawal or qualification of the then-current ratings assigned to any Class of Certificates or that the holder of the ownership interests is an entity which meets certain financial and other tests under the related intercreditor agreement. As of the Cut-off Date, the applicable Mortgage Loan Sellers have informed us that they are aware of the following existing or specifically permitted mezzanine indebtedness with respect to the mortgage loans:

•	In the case of 1 mortgage loan (identified as Loan No. 1 on Annex A-1 to this prospectus supplement), representing approximately 10.4% of the Initial Pool Balance (approximately 11.7% of the Initial Loan Group 1 Balance), a mezzanine loan with a principal balance of $54,170,915 as of the date of the origination of the related mortgage loan has been made to the owner of the related borrower, secured by such owner’s ownership interests in the borrower.

•	In the case of 1 mortgage loan (identified as Loan No. 4 on Annex A-1 to this prospectus supplement), representing approximately 5.4% of the Initial Pool Balance (approximately 6.1% of the Initial Loan Group 1 Balance), a mezzanine loan with a principal balance of $32,500,000 as of the date of the origination of the related mortgage loan has been made to the owner of the related borrower, secured by such owner's ownership interests in the borrower.

•	In the case of 1 mortgage loan (identified as Loan No. 11 on Annex A-1 to this prospectus supplement), representing approximately 1.6% of the Initial Pool Balance (approximately 1.8% of the Initial Loan Group 1 Blanace), a mezzanine loan with an original principal balance of $2,600,000 has been made to the owner of the related borrower, secured by such owner's ownership interests in the borrower.

•	In the case of 1 mortgage loan (identified as Loan No. 23 on Annex A-1 to this prospectus supplement), representing approximately 0.8% of the Initial Pool Balance (approximately 1.0% of the Initial Loan Group 1 Balance), a mezzanine loan with a principal balance of $1,870,000 as of the date of the origination of the related mortgage loan has been made to the owner of the related borrower, secured by such owner’s ownership interests in the borrower.

•	In the case of 1 mortgage loan (identified as Loan No. 33 on Annex A-1 to this prospectus supplement), representing approximately 0.7% of the Initial Pool Balance (approximately 0.8% of the Initial Loan Group 1 Balance), a mezzanine loan with a principal balance of $1,900,000 as of the date of the origination of the related mortgage loan has been made to the owner of the related borrower, secured by such owner’s ownership interests in the borrower.

•	In the case of 1 mortgage loan (identified as Loan No. 36 on Annex A-1 to this prospectus supplement), representing approximately 0.6% of the Initial Pool Balance (approximately 0.7% of the Initial Loan Group 1 Balance), a mezzanine loan with a principal balance of $1,340,000 as of the date of the origination of the related mortgage loan has been made to the owner of the related borrower, secured by such owner’s ownership interests in the borrower.

•	In the case of 1 mortgage loan (identified as Loan No. 37 on Annex A-1 to this prospectus supplement), representing approximately 0.6% of the Initial Pool Balance (approximately 0.7% of the Initial Loan Group 1 Balance), a mezzanine loan with a principal balance of $1,110,000 as of the date of the origination of the related mortgage loan has been made to the owner of the related borrower, secured by such owner’s ownership interests in the borrower.

•	In the case of 1 mortgage loan (identified as Loan No. 66 on Annex A-1 to this prospectus supplement), representing approximately 0.3% of the Initial Pool Balance (approximately 3.0% of the Initial Loan Group 2 Balance), a mezzanine loan with a principal balance of $400,000 as of the date of the origination of the related mortgage loan has been made to the owner of the related borrower, secured by such owner's ownership interests in the borrower.

•	In the case of 1 mortgage loan (identified as Loan No. 111 on Annex A-1 to this prospectus supplement), representing approximately 0.2% of the Initial Pool Balance (approximately 0.2% of the Initial Loan Group 1 Balance), a mezzanine loan with a principal balance of $380,000 as of the date of the origination of the related mortgage loan has been made to the owner of the related borrower, secured by such owner’s ownership interests in the borrower.

•	In the case of 1 mortgage loan (identified as Loan No. 147 on Annex A-1 to this prospectus supplement), representing approximately 0.1% of the Initial Pool Balance (approximately 0.1% of the Initial Loan Group 1 Balance), a mezzanine loan with a principal balance of $140,000 as of the date of the origination of the related mortgage loan has been made to the owner of the related borrower, secured by such owner’s ownership interests in the borrower.

•	In the case of 24 mortgage loans (identified as Loan Nos. 2, 5, 6, 10, 14, 15, 18, 19, 20, 31, 32, 35, 41, 50, 52, 53, 57, 68, 70, 71, 83, 96, 98 and 101 on Annex A-1 to this prospectus supplement), representing approximately 29.0% of the Initial Pool Balance (18 mortgage loans in Loan Group 1, representing approximately 29.1% of the Initial Loan Group 1 Balance and 6 mortgage loans in Loan Group 2, representing approximately 28.3% of the Initial Loan Group 2 Balance), the direct or indirect owners of the related borrowers are permitted to pledge their ownership interests in the borrowers as collateral for mezzanine debt. The incurrence of this mezzanine indebtedness is generally subject to the satisfaction of certain conditions, which may include: (i) the consent of the mortgage lender and/or (ii) LTV Ratio and DSCR tests.

Unsecured Subordinate Indebtedness.    The applicable Mortgage Loan Seller is aware of the following unsecured debt with respect to each mortgage loan.

•	In the case of 1 mortgage loan (identified as loan No. 6 on Annex A-1 to this prospectus supplement), representing approximately 2.6% of the Initial Pool Balance (approximately 3.0% of the Initial Loan Group 1 Balance), the related borrower has incurred an unsecured loan having an original principal balance of approximately $13,825,000 as of the time of origination of the related mortgage loan, subject to a subordination and standstill agreement in favor of the holder of the related senior mortgage loan.

•	In the case of 1 mortgage loan (identified as Loan No. 10 on Annex A-1 to this prospectus supplement), representing approximately 1.8% of the Initial Pool Balance (approximately 2.1% of the Initial Loan Group 1 Balance), the borrower is permitted to obtain future unsecured debt from its direct and indirect members, provided that such unsecured debt shall be repayable only out of excess cash flow from the Mortgaged Property after payment of all expenses related to the Mortgaged Property, including, without limitation, debt service on the mortgage loan and all other sums currently payable under the mortgage loan documents. Such future unsecured debt shall be subordinate to the mortgage loan and upon the request of the holder of the mortgage loan, a subordination and standstill agreement confirming the foregoing shall be provided by any direct or indirect member making such an unsecured loan.

•	In the case of 2 mortgage loans (identified as Loan Nos. 42 and 115 on Annex A-1 to this prospectus supplement), representing approximately 0.7% of the Initial Pool Balance (approximately 0.8% of the Initial Loan Group 1 Balance), the related borrower is permitted to obtain future unsecured debt, subject to the satisfaction of certain predetermined conditions, including the satisfaction of certain LTV Ratio and DSCR tests.

•	In the case of 1 mortgage loan (identified as Loan No. 138 on Annex A-1 to this prospectus supplement), representing approximately 0.1% of the Initial Pool Balance

(approximately 0.1% of the Initial Loan Group 1 Balance), the related borrower has incurred an unsecured loan having an original principal balance of approximately $1,000,000 as of the time of origination of the related mortgage loan, subject to a subordination and standstill agreement in favor of the holder of the related senior mortgage loan.

•	In the case of 1 mortgage loan (identified as Loan No. 128 on Annex A-1 to this prospectus supplement), representing approximately 0.1% of the Initial Pool Balance (approximately 1.2% of the Initial Loan Group 2 Balance), the related borrower is permitted to incur future unsecured indebtedness in an aggregate amount of up to 10% of the outstanding principal balance of the related mortgage loan, subject to the satisfaction of certain other conditions.

In addition to the provisions noted above, in general, any borrower that does not meet single-purpose entity criteria may not be restricted from incurring unsecured debt.

Certain risks relating to additional debt are described in ‘‘Risk Factors—Ability to Incur Other Borrowings Entails Risk’’ in this prospectus supplement and ‘‘Certain Legal Aspects of Mortgage Loans—Subordinate Financing’’ in the prospectus.

The Bank of America Plaza Whole Loan

The Loans.    One mortgage loan (identified as Loan No. 1 on Annex A-1 to this prospectus supplement) (the ‘‘Bank of America Plaza Loan’’), representing approximately 10.4% of the Initial Pool Balance (approximately 11.7% of the Initial Loan Group 1 Balance), is one of two mortgage loans that are part of a split loan structure, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property (the ‘‘Bank of America Plaza Mortgaged Property’’). The Bank of America Plaza Loan is evidenced by promissory note A1. The mortgage loan evidenced by promissory note A2 is referred to in this prospectus supplement as the ‘‘Bank of America Plaza Pari Passu Companion Loan.’’ The mortgage loan evidenced by promissory note A2 has an outstanding principal balance of $100,000,000. The Bank of America Plaza Pari Passu Companion Loan is not included in the trust. Only the Bank of America Plaza Loan is included in the trust. The Bank of America Plaza Loan and the Bank of America Plaza Pari Passu Companion Loan are pari passu with each other and are referred to in this prospectus supplement as the ‘‘Bank of America Plaza Notes.’’ The Bank of America Plaza Loan and the Bank of America Plaza Pari Passu Companion Loan are collectively referred to in this prospectus supplement as the ‘‘Bank of America Plaza Whole Loan.’’

The holders of the Bank of America Plaza Notes (the ‘‘Bank of America Plaza Noteholders’’) have entered into an intercreditor agreement that sets forth the respective rights of each Bank of America Plaza Noteholder (the ‘‘Bank of America Plaza Intercreditor Agreement’’). Pursuant to the terms of the Bank of America Plaza Intercreditor Agreement, the Bank of America Plaza Whole Loan will be serviced and administered pursuant to the Pooling and Servicing Agreement by the Master Servicer and the Special Servicer, as applicable, according to the Servicing Standards. The Bank of America Plaza Intercreditor Agreement provides that expenses, losses and shortfalls relating to the Bank of America Plaza Whole Loan will be allocated, on a pro rata and pari passu basis, to the Bank of America Plaza Noteholders.

As described under ‘‘Servicing of the Mortgage Loans—The Directing Certificateholder’’ in this prospectus supplement, the holder of the Bank of America Plaza Loan (the Directing Certificateholder will be the holder of the Bank of America Plaza Loan for this purpose) will have the right to consult with and advise the Master Servicer and the Special Servicer with respect to the Bank of America Plaza Whole Loan, but will be required to consult with the holder of the Bank of America Plaza Pari Passu Companion Loan with respect to such advice, consent or action. In the event that the Directing Certificateholder and the holder of the Bank of America Plaza Pari Passu Companion Loan disagree, the Bank of America Plaza Intercreditor Agreement provides that the Directing Certificateholder's decision will be binding upon the holder of the Bank of America Plaza Pari Passu Companion Loan.

Servicing.    The Bank of America Plaza Intercreditor Agreement generally provides that the Bank of America Plaza Whole Loan will be serviced by the Master Servicer and the Special Servicer according to the Servicing Standards under the Pooling and Servicing Agreement.

Distributions.    Under the terms of the Bank of America Plaza Intercreditor Agreement, any payment (whether principal or interest or prepayment under the Bank of America Plaza Notes, or proceeds relating to the Bank of America Plaza Mortgaged Property (in each case, subject to the rights of the Master Servicer, the Special Servicer, the Depositor, the Trustee, LaSalle Bank National Association, in its capacity as paying agent (in that capacity, the ‘‘Paying Agent’’) and any related sub-servicer to payments and reimbursements pursuant to and in accordance with the terms of the Pooling and Servicing Agreement)) will be applied to the Bank of America Plaza Loan and the Bank of America Plaza Pari Passu Companion Loan on a pro rata and pari passu basis according to their respective outstanding principal balances.

AB Mortgage Loan Pairs

    General

Each AB Mortgage Loan is evidenced by the senior of two notes each secured by a single Mortgage and a single assignment of leases and rents. The AB Subordinate Companion Loan relating to each AB Mortgage Loan, which is in each case evidenced by the subordinate of the two notes, will not be part of the trust fund.

Each AB Mortgage Loan and the related AB Subordinate Companion Loan are cross-defaulted. For purposes of the information presented in this prospectus supplement with respect to each AB Mortgage Loan, unless otherwise specified, the LTV Ratio and DSCR reflect only the AB Mortgage Loan and do not take into account the related AB Subordinate Companion Loan.

The trust, as the holder of each AB Mortgage Loan, and the holder of the related AB Subordinate Companion Loan will be parties to a separate intercreditor agreement (each, an ‘‘Intercreditor Agreement’’). Under the terms of each Intercreditor Agreement, the holder of the related AB Subordinate Companion Loan has agreed to subordinate its interest in certain respects to the related AB Mortgage Loan. The Master Servicer and Special Servicer will undertake to perform the obligations of the holder of each AB Mortgage Loan under the related Intercreditor Agreement.

The AB Mortgage Loan Pairs and the related Mortgaged Properties will be serviced and administered by the Master Servicer and, if necessary, the Special Servicer, pursuant to the Pooling and Servicing Agreement, in the manner described under ‘‘Servicing of the Mortgage Loans’’ in this prospectus supplement, but subject to the terms of the related Intercreditor Agreement to the extent set forth in such Intercreditor Agreement. In servicing any AB Mortgage Loan Pair, the Servicing Standards set forth in the Pooling and Servicing Agreement will require the Master Servicer and the Special Servicer to take into account the interests of both the Certificateholders and the holder of the related AB Subordinate Companion Loans as a collective whole. The Master Servicer and the Special Servicer have the initial authority to service and administer, and to exercise the rights and remedies with respect to, the AB Mortgage Loan Pairs.

Amounts payable to the trust as holder of any AB Mortgage Loan pursuant to the related Intercreditor Agreement will be included in the Available Distribution Amount for each Distribution Date to the extent described in this prospectus supplement and amounts payable to the holder of the related AB Subordinate Companion Loan will be distributed to such holder net of certain fees and expenses on the related AB Subordinate Companion Loan as set forth in the related Intercreditor Agreement.

Mezz Cap AB Mortgage Loans

Servicing Provisions of the Mezz Cap Loan Pairs’ Intercreditor Agreements.    The Master Servicer and the Special Servicer will service and administer each Mezz Cap AB Mortgage Loan and the related AB Subordinate Companion Loan pursuant to the Pooling and Servicing Agreement and the related Intercreditor Agreement for so long as the related Mezz Cap AB Mortgage Loan is part of the trust; provided, that prior to an event of default under the related mortgage loan documents with respect to a Mezz Cap AB Mortgage Loan, the servicer of the related AB Subordinate Companion Loan (which may or may not be the Master Servicer or the sub-servicer with respect to such Mezz Cap AB Mortgage Loan) will collect its principal and interest payments directly from the borrower. The Master Servicer and/or the Special Servicer may not enter into amendments, modifications or extensions of any Mezz Cap AB Mortgage Loan or the related AB Subordinate Companion Loan if the proposed amendment, modification or extension adversely affects the holder of the related AB Subordinate Companion Loan in a material manner without the consent of the holder of the related AB Subordinate Companion Loan; provided, however, that such consent right will expire when the repurchase period described below expires. See ‘‘Servicing of the Mortgage Loans—The Directing Certificateholder’’ in this prospectus supplement.

Application of Payments on the Mezz Cap Loan Pairs.    Pursuant to each of the related Intercreditor Agreements and prior to the occurrence of (i) the acceleration of a Mezz Cap AB Mortgage Loan or the related AB Subordinate Companion Loan, (ii) a monetary event of default or (iii) an event of default triggered by the bankruptcy of the borrower or other insolvency proceedings affecting the borrower, the borrower will make separate monthly payments of principal and interest to the Master Servicer and the servicer of the related AB Subordinate Companion Loan. Any escrow and reserve payments required in respect of any Mezz Cap AB Mortgage Loan or the related AB Subordinate Companion Loan will be paid to the Master Servicer.

Following the occurrence and during the continuance of (i) the acceleration of a Mezz Cap AB Mortgage Loan or its related AB Subordinate Companion Loan, (ii) a monetary event of default or (iii) an event of default triggered by the bankruptcy of the borrower or other insolvency proceedings affecting the borrower, and subject to certain rights of the holder of the related AB Subordinate Companion Loan to purchase the related Mezz Cap AB Mortgage Loan from the trust, all payments and proceeds (of whatever nature) on the related AB Subordinate Companion Loan will be subordinated to all payments due on the related Mezz Cap AB Mortgage Loan, and the amounts with respect to such Mezz Cap AB Mortgage Loan and the related AB Subordinate Companion Loan will be paid:

First, to the Master Servicer, Special Servicer, Trustee or Paying Agent, up to the amount of any unreimbursed costs and expenses paid by such entity, including unreimbursed advances and interest on those amounts;

Second, to the Master Servicer and the Special Servicer, in an amount equal to the accrued and unpaid servicing fees earned by such entity with respect to the Mezz Cap AB Mortgage Loan and the related AB Subordinate Companion Loan;

Third, to the trust, in an amount equal to interest due with respect to the Mezz Cap AB Mortgage Loan (excluding any default interest);

Fourth, to the trust, in an amount equal to the principal balance of the Mezz Cap AB Mortgage Loan until paid in full;

Fifth, to the trust, in an amount equal to any prepayment premium, to the extent actually paid, allocable to the Mezz Cap AB Mortgage Loan;

Sixth, to the holder of the related AB Subordinate Companion Loan, up to the amount of any unreimbursed costs and expenses paid by the holder of the related AB Subordinate Companion Loan;

Seventh, to the holder of the related AB Subordinate Companion Loan, in an amount equal to interest due with respect to the related AB Subordinate Companion Loan (excluding any default interest);

Eighth, to the holder of the related AB Subordinate Companion Loan, in an amount equal to the principal balance of the related AB Subordinate Companion Loan until paid in full;

Ninth, to the holder of the related AB Subordinate Companion Loan, in an amount equal to any prepayment premium, to the extent actually paid, allocable to the related AB Subordinate Companion Loan;

Tenth, to the trust, in an amount equal to any unpaid default interest accrued on the Mezz Cap AB Mortgage Loan, until paid in full, and then to the holder of the related AB Subordinate Companion Loan in an amount equal to default interest accrued on the related AB Subordinate Companion Loan;

•	to the trust and the holder of the related AB Subordinate Companion Loan on a pro rata basis based on initial principal balances, in an amount equal to late payment charges actually received or collected, other than prepayment premiums or default interest, that are not payable to any of the Master Servicer, the Special Servicer or the Trustee; and

•	any excess, to the trust as holder of the Mezz Cap AB Mortgage Loan and the holder of the related AB Subordinate Companion Loan, pro rata, based upon the outstanding principal balances.

Application of Amounts Paid to the Trust in Respect of the Mezz Cap AB Mortgage Loans.    Amounts payable to the trust as holder of the Mezz Cap AB Mortgage Loans pursuant to the related Intercreditor Agreements will be included in the Available Distribution Amount for each Distribution Date to the extent described in this prospectus supplement and amounts payable to the holders of the related AB Subordinate Companion Loans will be distributed to such holders net of fees and expenses on the related AB Subordinate Companion Loans.

Purchase Options.    In the event that (i) any payment of principal or interest on a Mezz Cap AB Mortgage Loan or its related AB Subordinate Companion Loan becomes 90 or more days delinquent, (ii) the principal balance of a Mezz Cap AB Mortgage Loan or its related AB Subordinate Companion Loan has been accelerated, (iii) the principal balance of a Mezz Cap AB Mortgage Loan or its related AB Subordinate Companion Loan is not paid at maturity, (iv) the borrower under a Mezz Cap AB Mortgage Loan or its related AB Subordinate Companion Loan declares bankruptcy or is otherwise the subject of a bankruptcy proceeding or (v) any other event where the cash flow payment under the related AB Subordinate Companion Loan has been interrupted and payments are made pursuant to the event of default waterfall, the holder of the related AB Subordinate Companion Loan will be entitled to purchase the related Mezz Cap AB Mortgage Loan from the trust for a period of 30-days after its receipt of a repurchase option notice from the Master Servicer or Special Servicer (on behalf of the trust) of the occurrence of one of the foregoing events, subject to certain conditions set forth in the related Intercreditor Agreement. The purchase price will generally equal the unpaid principal balance of the related Mezz Cap AB Mortgage Loan, together with all unpaid interest (and, if the date of purchase is not a payment date, accrued and unpaid interest up to the payment date next succeeding the date of the purchase) on such Mezz Cap AB Mortgage Loan (other than default interest) at the related mortgage rate and any outstanding servicing expenses, advances and interest on advances for which the borrower under such Mezz Cap AB Mortgage Loan is responsible. Unless the borrower or an affiliate is purchasing a related Mezz Cap AB Mortgage Loan, no prepayment consideration will be payable in connection with such purchase of a Mezz Cap AB Mortgage Loan.

Top Fifteen Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans

The following table shows certain information regarding the fifteen largest mortgage loans or groups of cross-collateralized mortgage loans by Cut-off Date Balance:

Loan Name	Loan Group	Cut-off Date Balance	% of Initial Pool Balance	Loan per SF/Room/ Unit	UW DSCR(1)		Cut-off LTV Ratio		Property Type
Bank of America Plaza	1	$263,000,000	10.4%	$290	1.38x	(2)	80.0%		Office
Centro Heritage Portfolio 1	1	220,936,419	8.7	$80	2.20x		53.2%		Retail
Residence Inn Times Square	1	150,598,843	5.9	$421,845	1.30x		67.2%		Hotel
CNL Center I & II	1	138,000,000	5.4	$222	1.38x		69.7%		Office
Westfield Shoppingtown Independence	1	110,000,000	4.3	$223	1.44x		64.0%		Retail
Three Parkway	1	67,125,000	2.6	$120	1.33x		74.6%		Office
CityView Portfolio II	2	60,158,439	2.4	$27,025	1.20x		79.7%		Multifamily
Sheraton Hotel at Newark International Airport	1	59,803,450	2.4	$118,658	1.42x		71.2	%(3)	Hotel
The Shops at the Galleria	1	56,000,000	2.2	$115	1.20x		62.2%		Retail
The Towers	1	46,500,000	1.8	$290	1.20x		79.1%		Office
Brewer's Hill	1	40,300,000	1.6	$105	1.20x		76.9	%(3)	Various
Dallas Design Center	1	39,000,000	1.5	$105	1.27x		78.0%		Retail
11 E 44th St	1	38,500,000	1.5	$285	1.06x		71.3%		Office
Hawaii Kai Shopping Center	1	33,000,000	1.3	$235	1.21x		78.2%		Retail
Magic Valley Mall	1	33,000,000	1.3	$90	1.27x		66.0%		Retail
Total Weighted Average		$1,355,922,152	53.4%		1.46x		69.6%

(1)	The UW DSCR for each partial interest-only loan was calculated based on the first principal and interest payment made into the trust during the term of the loan.

(2)	Calculated based upon the aggregate principal balance and debt service of the Bank of America Plaza Loan and the Bank of America Plaza Pari Passu Companion Loan as of the Cut-off Date.

(3)	Calculated based upon the ‘‘as-stabilized’’ value as defined in the related appraisal.

For more information regarding the fifteen largest mortgage loans and/or loan concentrations and related Mortgaged Properties, see the individual mortgage loan and portfolio descriptions under ‘‘Description of Top Fifteen Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans and Additional Mortgage Loan Information’’ in Annex A-3 to this prospectus supplement.

Certain Terms and Conditions of the Mortgage Loans

Mortgage Loans.    The mortgage loans have due dates that occur on the day of each month as set forth in the following table:

Overview of Due Dates

Due Date	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance
1st	151	$2,536,896,226	100.0%	100.0%	100.0%
Total:	151	$2,536,896,226	100.0%	100.0%	100.0%

The mortgage loans have grace periods as set forth in the following table:

Overview of Grace Periods

Grace Period	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance
5 days	7	$192,153,768	7.6%	8.5%	0.0%
7 days	137	1,985,882,458	78.3	77.0	88.5
10 days	7	358,860,000	14.1	14.5	11.5
Total:	151	$2,536,896,226	100.0%	100.0%	100.0%

As used in this prospectus supplement, ‘‘grace period’’ is the number of days following the due date before a payment default under each mortgage loan.

In some cases, there are exceptions to the strict operation of the grace period (or lack thereof), allowing a notice and cure right, for example, prior to acceleration of the mortgage loan or in the event that the failure to make timely principal and interest payments is relatively infrequent.

The mortgage loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year (‘‘Actual/360 Basis’’), as set forth in the following table:

Interest Accrual Basis

Interest Accrual Basis	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance
Actual/360	150	$2,527,896,226	99.6%	99.6%	100.0%
30/360	1	9,000,000	0.4	0.4	0.0
Total:	151	$2,536,896,226	100.0%	100.0%	100.0%

The mortgage loans have the amortization characteristics set forth in the following table:

Amortization Types

Type of Amortization	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance
Balloon Loans
Interest Only	23	$984,986,419	38.8%	41.3%	19.4%
Partial Interest Only	75	943,953,000	37.2	35.3	52.1
Balloon	53	607,956,807	24.0	23.4	28.5
Total:	151	$2,536,896,226	100.0%	100.0%	100.0%

Prepayment Provisions.    Most mortgage loans prohibit any prepayments or Defeasance for a specified period of time after its date of origination (a ‘‘Lockout Period’’). In addition, each mortgage loan restricts voluntary prepayments or Defeasance in one of the following ways, subject in each case to any described open periods:

Overview of Prepayment Protection(1)

Prepayment Protection	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance
Defeasance	142	$2,453,905,836	96.7%	96.6%	97.4%
Yield Maintenance	9	82,990,390	3.3	3.4	2.6
Total:	151	$2,536,896,226	100.0%	100.0%	100.0%

(1)	See Annex A-1 to this prospectus supplement for specific criteria applicable to the mortgage loans.

With respect to certain mortgage loans, ‘‘Yield Maintenance Charge’’ will generally, subject to variations, be equal to the greater of (i) a specified percentage of the amount being prepaid or (ii) the present value, as of the prepayment date, of the remaining scheduled payments of principal and interest from the prepayment date through the maturity date (including any balloon payment) determined by discounting such payments at the ‘‘Discount Rate,’’ defined below (or as stated in the related loan documents), less the amount of principal being prepaid.

With respect to certain mortgage loans, ‘‘Yield Maintenance Charge’’ will generally, subject to variations, be equal to the greater of (i) a specified percentage of the amount being prepaid or (ii) the present value, as of the prepayment date, of a series of ‘‘Monthly Amounts’’ assumed to be paid at the end of each month remaining from the prepayment date through the maturity date of such mortgage loan, discounted at the ‘‘Discount Rate’’. ‘‘Monthly Amount’’ will generally mean the note rate of such mortgage loan less the Discount Rate divided by 12 and the quotient thereof then multiplied by the amount being prepaid.

The term ‘‘Discount Rate’’ referred to in the preceding two paragraphs generally means the yield on a U.S. Treasury security that has the most closely corresponding maturity date to the maturity date, or the remaining weighted average life, of the mortgage loan, and in some cases, converted to a monthly equivalent yield (as described in the respective loan documents).

Yield Maintenance Charges and any prepayment premiums are distributable as described in this prospectus supplement under ‘‘Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums.’’

The mortgage loans generally permit voluntary prepayment without the payment of a Yield Maintenance Charge or any prepayment premium during an ‘‘open period’’ immediately prior to and including the stated maturity date set forth in the following table:

Prepayment Open Periods(1)

Open Period (payments)	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance
2	5	$49,420,000	1.9%	2.2%	0.0%
3	2	26,538,768	1.0	1.2	0.0
4	137	2,300,032,386	90.7	89.5	100.0
5	1	59,803,450	2.4	2.7	0.0
7	3	30,910,000	1.2	1.4	0.0
13	2	23,691,622	0.9	1.1	0.0
25	1	46,500,000	1.8	2.1	0.0
Total:	151	$2,536,896,226	100.0%	100.0%	100.0%

(1)	See Annex A-1 to this prospectus supplement for specific criteria applicable to the mortgage loans.

Unless a mortgage loan is relatively near its stated maturity date or unless the sale price or the amount of the refinancing of the related Mortgaged Property is considerably higher than the current outstanding principal balance of the mortgage loan (due to an increase in the value of the Mortgaged Property or otherwise) and depending on the interest rate environment at the time of prepayment, the Yield Maintenance Charge or prepayment premium may offset entirely or render insignificant any economic benefit to be received by a related borrower upon a refinancing or sale of its Mortgaged Property. The Yield Maintenance Charge or prepayment premium provision of a mortgage loan creates an economic disincentive for the borrower to prepay its mortgage loan voluntarily and, accordingly, the related borrower may elect not to prepay its mortgage loan. However, we cannot assure you that the imposition of a Yield Maintenance Charge or prepayment premium will provide a sufficient disincentive to prevent a voluntary principal prepayment or sufficient compensation to Certificateholders affected by a prepayment.

Certain state laws limit the amounts that a lender may collect from a borrower as an additional charge in connection with the prepayment of a mortgage loan. Certain mortgage loans require the payment of Yield Maintenance Charges or prepayment premiums in connection with a prepayment of the related mortgage loan with Insurance and Condemnation Proceeds as a result of a casualty or condemnation. Certain other of the mortgage loans do not require the payment of Yield Maintenance Charges or prepayment premiums in connection with a prepayment of the related mortgage loan with Insurance and Condemnation Proceeds as a result of a casualty or condemnation, provided that no event of default exists. In addition, certain of the mortgage loans permit the related borrower, after a partial casualty or partial condemnation, to prepay the remaining principal balance of the mortgage loan (after application of the related Insurance and Condemnation Proceeds to pay the principal balance of the mortgage loan), which may in certain cases not be accompanied by any prepayment consideration, provided that the prepayment of the remaining balance is made within a specified period of time following the date of the application of proceeds or award. Certain of the mortgage loans provide for a recast of the amortization schedule and an adjustment of the scheduled debt service payments on the mortgage loan upon application of specified amounts of Insurance and Condemnation Proceeds to pay the related unpaid principal balance. Certain of the mortgage loans provide for a recast of the amortization schedule and an adjustment of the scheduled debt service payments on the mortgage loan upon application of certain holdbacks, if such holdbacks are not used for their specified purpose, to pay the related unpaid principal balance of such mortgage loan. Such application of the holdback may require a payment of a corresponding amount of a yield maintenance charge or prepayment premium based upon the amount of the principal being paid. Furthermore, the enforceability, under the laws of a number of states, of provisions providing for payments comparable to the Yield Maintenance Charges or prepayment premiums upon an involuntary prepayment is unclear. We cannot assure you that, at the time a Yield Maintenance Charge or prepayment premium is required to be made on a mortgage loan in connection with an involuntary prepayment, the obligation to pay the Yield Maintenance Charge or prepayment premium will be enforceable under applicable state law. See ‘‘Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments’’ in the prospectus.

Defeasance; Collateral Substitution; Property Releases.    The terms of 142 of the mortgage loans, representing approximately 96.7% of the Initial Pool Balance (111 mortgage loans in Loan Group 1, representing approximately 96.6% of the Initial Loan Group 1 Balance and 31 mortgage loans in Loan Group 2, representing approximately 97.4% of the Initial Loan Group 2 Balance), permit the applicable borrower on any due date after a specified period (the ‘‘Defeasance Lockout Period’’), provided no event of default exists, to obtain a release of all or a portion of a Mortgaged Property from the lien of the related Mortgage in exchange for a grant of a security interest in certain government securities (a ‘‘Defeasance’’). The Defeasance Lockout Period is at least two years from the Closing Date. The release is subject to certain conditions, including, among other conditions, that the borrower:

(a)    pays or delivers to the Master Servicer on any due date (the ‘‘Release Date’’) (1) all interest accrued and unpaid on the principal balance of the Mortgage Note to but not including the Release Date, (2) all other sums due under the mortgage loan and all other loan documents executed in connection with the related mortgage loan, (3) funds to purchase direct non-callable obligations of the United States of America or, in certain cases, other U.S. government obligations providing payments (x) on or prior to all successive scheduled payment dates from the Release Date to the related maturity date (or, in some cases, the first day of the open period) including the balloon payment and (y) in amounts at least equal to the scheduled payments due on those dates under the mortgage loan or the related defeased amount of the mortgage loan in the case of a partial defeasance (including any balloon payment), and (4) any costs and expenses incurred in connection with the purchase of the U.S. government obligations; and

(b)    delivers a security agreement granting the trust fund a first priority lien on the U.S. government obligations purchased as substitute collateral and an opinion of counsel relating to the enforceability of such security interest.

Except as described below, the mortgage loans secured by more than one parcel comprising the related Mortgaged Property that permit release of one or more of such parcels without releasing all such parcels by means of partial Defeasance generally require that either (or, in some cases, both) (1) prior to the release of such parcel, a specified percentage (generally between 110% and 125%) of the allocated loan amount for the Mortgaged Property be defeased and/or (2) certain DSCR and/or LTV Ratio tests (if applicable) be satisfied with respect to the remaining parcels comprising the related Mortgaged Property after the partial Defeasance.

Additionally, certain mortgage loans permit the release of the Mortgaged Properties securing such mortgage loans from cross-collateralization arrangements with the Mortgaged Properties securing other mortgage loans in certain circumstances under the terms of the related mortgage loan documents.

The related borrower or, if the borrower is not required to do so under the mortgage loan documents, the Master Servicer, will be responsible for purchasing the U.S. government obligations on behalf of the borrower at the borrower’s expense. Simultaneously with these actions, the related Mortgaged Property will be released from the lien of the mortgage loan and the pledged U.S. government obligations (together with any Mortgaged Property not released, in the case of a partial Defeasance) will be substituted as the collateral securing the mortgage loan.

In general, a successor borrower established or designated by the related borrower (or, if the borrower is not required or permitted to do so under the mortgage loan documents, established or designated by the Master Servicer) will assume all of the defeased obligations of a borrower exercising a Defeasance option under a mortgage loan and the borrower will be relieved of all of the defeased obligations under the mortgage loan. In other cases, the existing borrower will remain liable for all of the defeased obligations, subject to the mortgage loan documents, after releasing the Mortgaged Property.

Although the collateral substitution provisions related to Defeasance are not intended to be, and do not have the same effect on the Certificateholders as, a prepayment of the related mortgage loan, a court could interpret these provisions as being equivalent to an unenforceable Yield Maintenance Charge or prepayment premium. We make no representation as to the enforceability of the defeasance provisions of any mortgage loan.

With respect to 1 mortgage loan (identified as Loan No. 2 on Annex A-1 to this prospectus supplement), representing approximately 8.7% of the Initial Pool Balance (approximately 9.8% of the Initial Group 1 Balance as of the Cut-off Date), at any time prior to the maturity of the mortgage loan, the related borrower may obtain the release of up to 3 individual properties during each calendar year by substituting another property of like kind and quality acquired by the borrower, subject, in each case, to the fulfillment, among other things, of the following conditions: (i) in no event shall the aggregate appraised values of the substituted properties, either pursuant to a single substitution or multiple substitutions, exceed 35% of the value of all of the properties originally mortgaged in connection with the mortgage loan based on the appraisals delivered to the lender in connection with the closing of the mortgage loan and the appraisal for any substitute property delivered in connection with any substitution, (ii) the fair market value of the substitute property is not less than one hundred percent (100%) of the greater of (x) the fair market value of the substituted property as of the origination date and (y) the fair market value of the substituted property as of the date immediately preceding the substitution, (iii) the net operating income from the substitute property is greater than one hundred percent (100%) of the net operating income of the substituted property, (iv) receipt by the lender of a confirmation in writing from S&P, Moody’s and Fitch to the effect that such substitution will not result in a withdrawal, qualification or downgrade of the respective ratings of the Certificates in effect immediately prior to such substitution, (v) no event of default shall have occurred and be continuing under the terms of the related mortgage loan documents and the related borrower is in material compliance with all terms and conditions of the related mortgage loan documents, and (vi) the borrower has delivered all title, loan, security and due diligence documents related to the substitute property.

With respect to 1 mortgage loan (identified as Loan No. 11 on Annex A-1 to this prospectus supplement), representing approximately 1.6% of the Initial Pool Balance (representing approximately 1.8% of the Initial Loan Group 1 Balance), which is secured by a mortgage on several properties, the mortgage loan documents permit the related borrower to obtain a release of one or more of two parcels comprising the Mortgaged Property, each utilized solely for parking, by substituting another property of like kind and quality owned or acquired by the borrower, subject, in each case, to the fulfillment of, among other things, the following conditions: (a) the substitute parking property must contain at least the same number of parking spaces as the released property, (b) the substitute parking property must be located within an area delineated in the mortgage, (c) the types of substitute parking property may be either a fee estate, a leasehold estate or an easement estate, (d) the value of the entire Mortgaged Property including the substitute property must be not less than 100% of the greater of (i) the value of the Mortgaged Property including the released property on the origination date of the mortgage loan and (ii) the value of the Mortgaged Property including the released property as of the date immediately preceding the date of the substitution; provided, that if the borrower is unable to satisfy the foregoing property value tests with respect to such substitution, then the borrower may deposit with the holder of the mortgage loan cash or a letter of credit in amounts more fully set forth in the related mortgage loan documents in lieu of satisfying such requirements;

provided, further, that if at the time of the initial substitution of a parking parcel the borrower notifies the holder of the mortgage loan of its intention to perform, in the future, a subsequent second substitution which would add the released property back as a part of the Mortgaged Property (i.e., so that the original parking location released in connection with the first substitution is added back to the applicable parking on the Mortgaged Property at the time of the second substitution, by means of either a fee, leasehold or easement estate), then the foregoing property value tests shall not apply with respect to such second (return) substitution, (e) receipt of confirmation from the Rating Agencies that any ratings of the Certificates will not, as a result of the proposed substitution, be downgraded, qualified or withdrawn and an opinion of counsel that the REMIC status of the trust fund will not be adversely impacted by the proposed substitution, (f) no event of default shall exist under the related mortgage loan documents and (g) receipt of an endorsement to the mortgagee's title insurance policy.

Certain of the mortgage loans permit a partial release of an unimproved portion (which may have landscaping, parking or other non-income generating improvements) of the related Mortgaged Property or an improved portion of the related Mortgaged Property that was given no value or was not material for underwriting purposes for no consideration upon the satisfaction of certain requirements other than pursuant to Defeasance.

‘‘Due-on-Sale‘‘ and ‘‘Due-on-Encumbrance’’ Provisions.    The mortgage loans contain ‘‘due-on-sale’’ and ‘‘due-on-encumbrance’’ provisions that in each case, with limited exceptions, permit the holder of the Mortgage to accelerate the maturity of the related mortgage loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property without the consent of the holder of the Mortgage; provided, however, under the terms of many of the mortgage loans, this consent may not be unreasonably withheld, and in some cases must be granted if certain conditions are met. Certain of the mortgage loans permit transfers by the related borrower of the Mortgaged Property to purchasers who would then assume the related mortgage loan subject to the reasonable acceptability of the transferee to the mortgagee and the satisfaction of certain conditions provided in the related loan documents. The transfer of a Mortgaged Property to a new unaffiliated entity will likely involve the termination of any applicable cross-collateralization arrangement under the related mortgage loan documents. Certain of the mortgage loans permit or, within a specified time period, require the tenants-in-common borrowers to transfer ownership to other tenants-in-common or into a single-purpose entity. Certain of the Mortgaged Properties have been, or may become, subject to additional financing. See ‘‘—Additional Debt’’ above and ‘‘Risk Factors—Multifamily Properties Have Special Risks’’ in this prospectus supplement.

With respect to 1 mortgage loan (identified as Loan No. 7 on Annex A-1 to this prospectus supplement), representing approximately 2.4% of the Initial Pool Balance (approximately 20.9% of the Initial Loan Group 2 Balance), the related Mortgage Loan documents permit the sale of an individual property (a ‘‘Partial Assumption Property’’) to a third party buyer (a ‘‘Partial Assumption Buyer’’) and the partial assumption of the mortgage loan by the Partial Assumption Buyer upon the following terms and conditions: (a) the Partial Assumption Buyer is approved by the holder of the Mortgage (in accordance with the requirements for approval set forth in the related Mortgage), (b) the mortgagor under the mortgage loan at the time of the sale of the Partial Assumption Property (the ‘‘Existing Borrower’’) obtains a ‘‘no-downgrade’’ confirmation from the Rating Agencies with respect to such sale and partial assumption, (c) the mortgage loan is severed into 2 loans, (i) one of which (the ‘‘Partial Assumption Loan’’) will be in an amount equal to the allocated loan amount of the Partial Assumption Property (the Partial Assumption Buyer will be the obligor under the Partial Assumption Loan) and (ii) the other of which (the ‘‘Remaining Property Loan’’) shall be in an amount equal to the principal balance of the original mortgage loan less the amount of the Partial Assumption Loan (the Existing Borrower will be the obligor under the Remaining Property Loan), and (d) the Partial Assumption Loan shall have a debt service coverage ratio of at least 1.30:1.0 and a loan-to-value of no more than 80%, and the Remaining Property Loan shall have a debt service coverage ratio of at least 1.25:1.0 (or if three or less properties constitute the remaining property, a debt service coverage ratio of at least

1.30:1.0) and a loan-to-value ratio of no more than 80%; however, subject to the defeasance lockout period under the Mortgage Loan documents, a partial defeasance is permitted in order to achieve the foregoing debt service coverage and loan to value ratios.

The Master Servicer, with respect to non-Specially Serviced Mortgage Loans, and the Special Servicer, with respect to Specially Serviced Mortgage Loans, will be required (a) to exercise any right it may have with respect to a mortgage loan containing a ‘‘due-on-sale’’ clause (1) to accelerate the payments on that mortgage loan, or (2) to withhold its consent to any sale or transfer, consistent with the Servicing Standards or (b) to waive its right to exercise such rights; provided, however, that with respect to such waiver of rights, (i) with respect to all non-Specially Serviced Mortgage Loans, the Master Servicer has obtained the prior written consent (or deemed consent) of the Special Servicer, (ii) with respect to all Specially Serviced Mortgage Loans, and all non-Specially Serviced Mortgage Loans, the Special Servicer has obtained the prior written consent (or deemed consent) of the Directing Certificateholder and (iii) with respect to any mortgage loan (x) with a Stated Principal Balance greater than or equal to $20,000,000, (y) with a Stated Principal Balance greater than or equal to 5% of the aggregate Stated Principal Balance of the mortgage loans then outstanding or (z) together with all other mortgage loans with which it is cross-collateralized or cross-defaulted or together with all other mortgage loans with the same or an affiliated borrower, that is one of the ten largest mortgage loans (by Stated Principal Balance) outstanding, confirmation from each Rating Agency is obtained that such waiver or consent would not result in the downgrade, withdrawal or qualification of the then-current ratings on any class of outstanding Certificates.

With respect to a mortgage loan with a ‘‘due-on-encumbrance’’ clause, the Master Servicer, with respect to non-Specially Serviced Mortgage Loans and the Special Servicer, with respect to Specially Serviced Mortgage Loans will be required (a) to exercise any right it may have with respect to a mortgage loan containing a ‘‘due-on-encumbrance’’ clause (1) to accelerate the payments thereon, or (2) to withhold its consent to the creation of any additional lien or other encumbrance, consistent with the Servicing Standards or (b) to waive its right to exercise such rights, provided that, with respect to such waiver of rights, (i) if the mortgage loan is a non-Specially Serviced Mortgage Loan, the Master Servicer has made a recommendation and obtained the consent (or deemed consent) of the Special Servicer and (ii) the Master Servicer or Special Servicer, as the case may be, has obtained (a) the consent of the Directing Certificateholder and (b) from each Rating Agency a confirmation that such waiver would not result in the downgrade, withdrawal or qualification of the then-current ratings on any Class of outstanding Certificates if such mortgage loan (1) together with all other mortgage loans with which it is cross-collateralized or cross-defaulted, has an outstanding principal balance that is greater than or equal to 2% of the aggregate Stated Principal Balance of the mortgage loans or (2) has an LTV Ratio greater than 85% (including any existing and proposed debt) or (3) has a DSCR less than 1.20x (in each case, determined based upon the aggregate of the Stated Principal Balance of the mortgage loan and the principal amount of the proposed additional loan) or (4) is one of the ten largest mortgage loans (by Stated Principal Balance) or (5) has a Stated Principal Balance over $20,000,000. Any confirmation required will be at the related borrower’s expense, to the extent permitted by the related mortgage loan documents; provided, that to the extent the mortgage loan documents are silent as to who bears the costs of any such confirmation, the Master Servicer or the Special Servicer is required to use reasonable efforts to have the related borrower bear such costs and expenses.

Notwithstanding the foregoing, the existence of any additional indebtedness may increase the difficulty of refinancing the related mortgage loan at its maturity date, and increase the possibility that reduced cash flow could result in deferred maintenance. Also, if the holder of the additional debt has filed for bankruptcy or been placed in involuntary receivership, foreclosure of the related mortgage loan could be delayed. See ‘‘Certain Legal Aspects of Mortgage Loans—Due-on-Sale and Due-on-Encumbrance’’ and ‘‘—Subordinate Financing’’ in the prospectus.

Hazard, Liability and Other Insurance.    The mortgage loans generally require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of (a) the outstanding principal balance of the related mortgage loan and (b) 100% of the replacement cost of the improvements located on the related Mortgaged Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements or have been issued in an amount sufficient to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided, that in the case of certain of the mortgage loans, the hazard insurance may be in such other amounts as was required by the related originator. Certain mortgage loans permit a borrower to satisfy its insurance coverage requirement by permitting its tenant to self-insure.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy. Each mortgage loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount generally equal to at least $1,000,000. Each mortgage loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related Mortgaged Property for not less than 12 months. In general, the mortgage loans (including those secured by Mortgaged Properties located in California) do not require earthquake insurance. 33 of the Mortgaged Properties, securing mortgage loans representing approximately 6.3% of the Initial Pool Balance (representing approximately 7.2% of the Initial Loan Group 1 Balance), are located in areas that are considered a high earthquake risk (seismic zone 3 or 4). These areas include all or parts of the States of California, Nevada, Oregon, Tennessee, Utah and Washington.

With respect to any environmental insurance policy that may have been obtained by a Mortgage Loan Seller in lieu of a Phase I environmental site assessment, such environmental insurance policy is generally a blanket policy covering the Mortgage Loan Seller’s mortgage loans for which such assessments were not obtained. The policy insures the trust against losses, with a per incident limit set at 125% of the outstanding balance of the mortgage loan and an aggregate limit equal to a percentage of the aggregate outstanding principal balance of the mortgage loans covered by the policy, resulting from certain known and unknown environmental conditions in violation of applicable environmental standards at the related Mortgaged Property during the applicable policy period, which continues for a period at least equal to the lesser of (a) five years beyond the maturity date of the related mortgage loan and (b) twenty years beyond the date of origination of the related mortgage loan, provided no foreclosure has occurred. Subject to certain conditions and exclusions, such insurance policies, by their terms, generally provide coverage against (i) losses resulting from default under the applicable mortgage loan, up to the amount of the then outstanding loan balance and certain unpaid interest, if on-site environmental conditions in violation of applicable environmental standards are discovered at the related Mortgaged Property during the policy period and no foreclosure of the Mortgaged Property has taken place; (ii) losses from third-party claims against the lender during the policy period for bodily injury, property damage or clean-up costs resulting from environmental conditions at or emanating from the Mortgaged Property; and (iii) after foreclosure, costs of clean-up of environmental conditions in violation of applicable environmental standards discovered during the policy period to the extent required by applicable law, including any court order or other governmental directive.

See ‘‘Risk Factors—Property Insurance May Not Be Sufficient’’ in this prospectus supplement for information regarding insurance coverage for acts of terrorism.

Additional Mortgage Loan Information

The tables presented in Annex A-2 set forth certain anticipated characteristics of the mortgage loans and the Mortgaged Properties. The sum in any column may not equal the indicated total due to rounding. The descriptions in this prospectus supplement of the mortgage loans and the Mortgaged Properties are based upon the pool of mortgage loans as it is expected to be constituted as of the close of business on the Closing Date, assuming that (1) all scheduled principal and/or interest payments due on or before the Cut-off Date will be made and (2) there will be no principal prepayments on or before the Cut-off Date.

Prior to the issuance of the Certificates, one or more mortgage loans (including mortgage loans specifically described in this prospectus supplement) may be removed from the pool of mortgage loans as a result of prepayments, delinquencies, incomplete documentation or for any other reason, if the Depositor or a Mortgage Loan Seller deems the removal necessary, appropriate or desirable. A limited number of other mortgage loans may be included in the pool of mortgage loans prior to the issuance of the Certificates, unless including those mortgage loans would materially alter the characteristics of the pool of mortgage loans as described in this prospectus supplement. The Depositor believes that the information set forth in this prospectus supplement will be representative of the characteristics of the pool of mortgage loans as it will be constituted at the time the Certificates are issued, although the range of Mortgage Rates and maturities as well as other characteristics of the mortgage loans described in this prospectus supplement may vary.

With respect to mortgage loans secured by more than one Mortgaged Property, the information presented in this prospectus supplement with respect to UW DSCR and LTV Ratios, as applicable, is the UW DSCR or LTV Ratio of the mortgage loan in the aggregate. Unless otherwise noted, all numerical and statistical information presented in this prospectus supplement, including Cut-off Date Balances, LTV Ratios and UW DSCRs with respect to each AB Mortgage Loan is calculated without regard to the related AB Subordinate Companion Loan.

For purposes of the statistical information in this prospectus supplement, unless otherwise noted, all numerical and statistical information presented herein, including Cut-off Date Balances, LTV Ratios and UW DSCRs, with respect to each AB Mortgage Loan is calculated without regard to the related AB Subordinate Companion Loan; provided, however, the loan amount and debt service payments used in this prospectus supplement for purposes of calculating the LTV Ratios and UW DSCRs of the Bank of America Plaza Loan is the aggregate principal balance and aggregate debt service of the Bank of America Plaza Loan and the Bank of America Plaza Pari Passu Companion Loan.

A Current Report on Form 8-K (the ‘‘Form 8-K’’) will be available to purchasers of the Offered Certificates shortly after the Closing Date and will be filed, together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission. If mortgage loans are removed from or added to the pool of mortgage loans as set forth above, the removal or addition will be noted in the Form 8-K.

For a detailed presentation of certain characteristics of the mortgage loans and the Mortgaged Properties on an individual basis, see Annex A-1.

The ‘‘Underwritten Cash Flow Debt Service Coverage Ratio’’ or ‘‘UW DSCR’’ for any mortgage loan for any period, as presented in this prospectus supplement, including the tables presented on Annex A-1 and Annex A-2 attached to this prospectus supplement, is the ratio of Underwritten Cash Flow calculated for the related Mortgaged Property to the amount of total annual debt service on such mortgage loan. The Underwritten Cash Flow Debt Service Coverage Ratio for all partial interest-only loans was calculated based on the first principal and interest payment required to be made into the trust fund during the term of the loan. With respect to any mortgage loan that is part of a cross-collateralized group of mortgage loans, the Underwritten Cash Flow Debt Service Coverage Ratio is the ratio of the Underwritten Cash Flow calculated for the Mortgaged Properties related to the cross-collateralized group to the total annual debt service for all of the mortgage loans in the cross-collateralized group. ‘‘Underwritten Cash Flow’’ or ‘‘UW NCF’’ means the Underwritten NOI for the related Mortgaged Property decreased by an amount that the related Mortgage Loan Seller has determined to be an appropriate allowance for average annual tenant improvements and leasing commissions and/or replacement reserves for capital items based upon its underwriting guidelines.

‘‘Underwritten NOI’’ or ‘‘UW NOI’’ means the Net Operating Income for the related Mortgaged Property as determined by the related Mortgage Loan Seller in accordance with its underwriting guidelines for similar properties. Revenue from a Mortgaged Property (‘‘Effective Gross Income’’) is generally calculated as follows: rental revenue is calculated using actual rental rates, in some cases adjusted downward to market rates with vacancy rates equal to the higher of the related Mortgaged Property’s historical rate, the market rate or an assumed vacancy rate; other revenue, such as parking fees, laundry fees and other income items are included only if supported by a trend and/or are likely to be recurring. Operating expenses generally reflect the related Mortgaged Property’s historical expenses, adjusted to account for inflation, significant occupancy increases and a market rate management fee. Generally, ‘‘Net Operating Income’’ or ‘‘NOI,’’ for a Mortgaged Property equals the operating revenues (consisting principally of rental and related revenue) for that Mortgaged Property minus the operating expenses (such as utilities, repairs and maintenance, general and administrative, management fees, marketing and advertising, insurance and real estate tax expenses) for the Mortgaged Property. NOI generally does not reflect debt service, tenant improvements, leasing commissions, depreciation, amortization and similar non-operating items.

The Underwritten NOI for each Mortgaged Property is calculated on the basis of numerous assumptions and subjective judgments, which, if ultimately proven erroneous, could cause the actual operating income for such Mortgaged Property to differ materially from the Underwritten NOI set forth herein. Some assumptions and subjective judgments related to future events, conditions and circumstances, including future expense levels, the re-leasing of occupied space, which will be affected by a variety of complex factors over which none of the Issuing Entity, the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer or the Trustee have control. In some cases, the Underwritten NOI for any Mortgaged Property is higher, and may be materially higher, than the actual annual NOI for that Mortgaged Property, based on historical operating statements. No guaranty can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by a Mortgage Loan Seller in determining the relevant operating information. See ‘‘Risk Factors—Risks Relating to Underwritten Net Cash Flow’’ in this prospectus supplement.

The amounts representing Net Operating Income, Underwritten NOI and Underwritten Cash Flow are not a substitute for or an improvement upon net income, as determined in accordance with generally accepted accounting principles, as a measure of the results of the Mortgaged Property’s operations or a substitute for cash flows from operating activities, as determined in accordance with generally accepted accounting principles, as a measure of liquidity. No representation is made as to the future cash flow of the Mortgaged Properties, nor are the Net Operating Income, Underwritten NOI and Underwritten Cash Flow set forth in this prospectus supplement intended to represent such future cash flow.

The UW NCFs and UW NOIs used as a basis for calculating the UW DSCRs presented in this prospectus supplement, including the tables presented on Annex A-1 and Annex A-2, were derived principally from operating statements obtained from the respective borrowers (the ‘‘Operating Statements’’). With respect to mortgage loans secured by newly constructed Mortgaged Properties, the UW NCFs and UW NOIs used as a basis for calculating UW DSCRs are derived principally from rent rolls, tenant leases and the appraisers’ projected expense levels. The Operating Statements and rent rolls were not audited and in most cases were not prepared in accordance with generally accepted accounting principles. To increase the level of consistency between the Operating Statements and rent rolls, in some instances, adjustments were made to such Operating Statements. These adjustments were principally for real estate tax and insurance expenses (e.g., adjusting for the payment of two years of expenses in one year), and to eliminate obvious items not related to the operation of the Mortgaged Property. However, such adjustments were subjective in nature and may not have been made in a uniform manner. The UW NCF for residential cooperative Mortgaged Properties is based on projected Net Operating

Income at the Mortgaged Property, as determined by the appraisal obtained in connection with the origination of the related mortgage loan, assuming that the Mortgaged Property was operated as a rental property with rents set at prevailing market rates taking into account the presence of, if any, existing rent-controlled or rent-stabilized occupants, if any, reduced by underwritten capital expenditures, property operating expenses, a market-rate vacancy assumption and projected reserves.

The tables presented in Annex A-2 that are entitled ‘‘Cut-off Date LTV Ratios’’ and ‘‘Maturity Date LTV Ratios’’ set forth the range of LTV Ratios of the mortgage loans as of the Cut-off Date and the stated maturity dates of the mortgage loans. An ‘‘LTV Ratio’’ for any mortgage loan, as of any date of determination, is a fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of the mortgage loan as of that date (assuming no defaults or prepayments on the mortgage loan prior to that date), and the denominator of which is the appraised value of the related Mortgaged Property or Mortgaged Properties as determined by an appraisal of the property obtained at or about the time of the origination of the mortgage loan. In the case of 9 mortgage loans (identified as Loan Nos. 8, 9, 11, 16, 23, 36, 44, 50 and 73 on Annex A-1 to this prospectus supplement), representing approximately 10.2% of the Initial Pool Balance (approximately 11.5% of the Initial Loan Group 1 Balance), the LTV Ratios were based on the ‘‘as-stabilized’’ values as defined in the related appraisal. However, in the event that a mortgage loan is part of a cross-collateralized group of mortgage loans, the LTV Ratio is the fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of all the mortgage loans in the cross-collateralized group and the denominator of which is the aggregate of the appraised values of all the Mortgaged Properties related to the cross-collateralized group. The LTV Ratio as of the mortgage loan maturity date set forth in Annex A-2 was calculated based on the principal balance of the related mortgage loan on the maturity date assuming all principal payments required to be made on or prior to the mortgage loan’s maturity date (not including the balloon payment), are made. In addition, because it is based on the value of a Mortgaged Property determined as of loan origination, the information set forth in this prospectus supplement in Annex A-1 and in Annex A-2 is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property could have decreased from the appraised value determined at origination and the current actual LTV Ratio of a mortgage loan may be higher than its LTV Ratio at origination even after taking into account amortization since origination.

The characteristics described above and in Annex A-2, along with certain additional characteristics of the mortgage loans presented on a loan-by-loan basis, are set forth in Annex A-1 to this prospectus supplement. Certain additional information regarding the mortgage loans is set forth in this prospectus supplement below under ‘‘Transaction Parties—The Mortgage Loan Sellers—Underwriting Guidelines and Processes’’ and in the prospectus under ‘‘Description of the Trust Funds—Mortgage Loans’’ and ‘‘Certain Legal Aspects of Mortgage Loans.’’

Sale of Mortgage Loans: Mortgage File Delivery

On the Closing Date, the Depositor will acquire the mortgage loans from each Mortgage Loan Seller and will simultaneously transfer the mortgage loans, without recourse, to the Trustee for the benefit of the Certificateholders. Under the related transaction documents, the Depositor will require each Mortgage Loan Seller to deliver to the Trustee or to a document custodian appointed by the Trustee (a ‘‘Custodian’’), among other things, the following documents with respect to each mortgage loan sold by the applicable Mortgage Loan Seller (collectively, as to each mortgage loan, the ‘‘Mortgage File’’): (i) the original Mortgage Note, endorsed on its face or by allonge attached thereto, without recourse, to the order of the Trustee or in blank (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable Mortgage Loan Seller or another prior holder, together with a copy of the Mortgage Note); (ii) the original or a copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified by the applicable recorder’s office; (iii) the original or a copy of any related assignment of leases and of any intervening assignments thereof (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified by the applicable recorder’s office; (iv) an original assignment of the Mortgage in favor of the Trustee or in blank and in recordable form; (v) an original assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the Trustee and (subject to the completion of certain missing recording information) in recordable form; (vi) the original assignment of all unrecorded documents relating to the mortgage loan, if not already assigned pursuant to items (iv) or (v) above; (vii) originals or copies of all modification, consolidation, assumption and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the mortgage loan has been assumed or consolidated; (viii) the original or a copy of the policy or certificate of lender’s title insurance issued on the date of the origination of such mortgage loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy; (ix) any filed copies (bearing evidence of filing) or evidence of filing satisfactory to the Trustee of any UCC financing statements, related amendments and continuation statements in the possession of the applicable Mortgage Loan Seller; (x) an original assignment in favor of the Trustee of any financing statement executed and filed in favor of the applicable Mortgage Loan Seller in the relevant jurisdiction; (xi) any intercreditor agreement relating to permitted debt of the mortgagor; and (xii) copies of any loan agreement, escrow agreement, security agreement or letter of credit relating to a mortgage loan; and (xiii) the original or copy of any ground lease, ground lessor estoppel, environmental insurance policy or guaranty relating to a mortgage loan.

Notwithstanding the foregoing, with respect to any Mortgage, assignment of leases or UCC financing statements which have been recorded or filed in the name of MERS or its designee, no Mortgage assignment, assignment of the assignment of leases or UCC filing statements in favor of the Trustee will be required to be prepared or delivered. Instead, the related Mortgage Loan Seller will be required to take all actions as are necessary to cause the Trustee to be shown as the owner of the related mortgage loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

As provided in the Pooling and Servicing Agreement, the Trustee or a Custodian on its behalf is required to review each Mortgage File within a specified period following its receipt thereof. If any of the above-described documents is found during the course of such review to be missing from any Mortgage File or defective, and in either case such omission or defect materially and adversely affects the value of the applicable mortgage loan or the interests of the Certificateholders therein, the applicable Mortgage Loan Seller, if it cannot deliver the document or cure the defect (other than omissions solely due to a document not having been returned by the related recording office) within a period of 90 days following such Mortgage Loan Seller’s receipt of notice thereof, will be obligated pursuant to the applicable Purchase Agreement to (1) repurchase the affected mortgage loan within such 90-day period or (2) substitute a qualified substitute mortgage loan for such mortgage loan and pay the Trustee a shortfall amount. See ‘‘—Representations and Warranties; Repurchases and Substitutions’’ in this prospectus supplement.

The Pooling and Servicing Agreement requires that the Trustee take the actions specified in the Pooling and Servicing Agreement necessary to maintain the security interest of the trust fund in the mortgage loans. In addition, the Trustee is required to maintain custody of the Mortgage File for each mortgage loan in the State of Illinois. The Trustee will not move any Mortgage File outside the State of Illinois, other than as specifically provided for in the Pooling and Servicing Agreement, unless the Trustee first obtains and provides, at the expense of the Trustee, an opinion of counsel to the Depositor, which will be delivered to the Rating Agencies, to the effect that the Trustee’s first priority interest in the Mortgage Notes has been duly and fully perfected under the applicable laws and regulations of such other jurisdiction. See ‘‘Description of the Certificates—Reports to Certificateholders; Certain Available Information’’ in this prospectus supplement.

Representations and Warranties; Repurchases and Substitutions

In each Purchase Agreement, the applicable Mortgage Loan Seller will represent and warrant with respect to each mortgage loan (subject to certain exceptions specified in the related Purchase Agreement) sold by that Mortgage Loan Seller as of the Closing Date, or as of another date specifically provided in the representation and warranty, among other things, that:

(a)    the mortgage loan is not delinquent 30-days or more in payment of principal and interest (without giving effect to any applicable grace period) as of the Cut-off Date and has not been 30 or more days past due, without giving effect to any applicable grace period;

(b)    the mortgage loan is secured by a Mortgage that is a valid and subsisting first priority lien on the Mortgaged Property (or a leasehold interest therein) free and clear of any liens, claims or encumbrances, subject only to certain permitted encumbrances;

(c)    the Mortgage, together with any separate security agreement, UCC Financing Statement or similar agreement, if any, establishes a first priority security interest in favor of the Mortgage Loan Seller, in all the related borrower’s personal property used in, and reasonably necessary to the operation of, the Mortgaged Property, and to the extent a security interest may be created therein and perfected by the filing of a UCC Financing Statement, the proceeds arising from the Mortgaged Property and any other collateral securing the Mortgage subject only to certain permitted encumbrances;

(d)    there is an assignment of leases and rents provision or agreement creating a first priority security interest in leases and rents arising in respect of the related Mortgaged Property, subject only to certain permitted encumbrances;

(e)    to the Mortgage Loan Seller’s actual knowledge, there are no mechanics’ or other similar liens affecting the Mortgaged Property that are or may be prior or equal to the lien of the Mortgage, except those bonded, escrowed for or insured against pursuant to the applicable title insurance policy and except for permitted encumbrances;

(f)    the related borrower has good and indefeasible fee simple or leasehold title to the Mortgaged Property subject to certain permitted encumbrances;

(g)    the Mortgaged Property is covered by a title insurance policy (or binding commitment therefor) insuring the Mortgage is a valid first lien, subject only to certain permitted encumbrances; no claims have been made under the related title insurance policy and such policy is in full force and effect and will provide that the insured includes the owner of the mortgage loan;

(h)    at the time of the assignment of the mortgage loan to the Depositor, the Mortgage Loan Seller had good title to and was the sole owner of the mortgage loan free and clear of any pledge, lien or encumbrance (other than the rights to servicing and related compensation as provided in the Pooling and Servicing Agreement and certain related agreements) and such assignment validly transfers ownership of the mortgage loan to the Depositor free and clear of any pledge, lien or encumbrance (other than the rights to servicing and related compensation as provided in the Pooling and Servicing Agreement and certain related agreements);

(i)    the related assignment of mortgage and related assignment of the assignment of leases and rents are legal, valid and binding;

(j)    the Mortgage Loan Seller’s endorsement of the related Mortgage Note constitutes the legal and binding assignment of the Mortgage Note, except as the enforceability thereof may be limited by applicable state law and by bankruptcy, insolvency, reorganization or other laws relating to creditors’ rights and general equitable principles, and together with an assignment of mortgage and the assignment of the assignment of leases and rents, legally and validly conveys all right, title and interest in the mortgage loan and related mortgage loan documents;

(k)    each Mortgage and Mortgage Note is a legal, valid and binding obligation of the parties thereto (subject to any non-recourse provisions therein), enforceable in accordance with its terms, except as the enforceability thereof may be limited by applicable state law and by bankruptcy, insolvency, reorganization or other laws relating to creditors’ rights and general equitable principles and except that certain provisions of such documents are or may be unenforceable in whole or in part, but the inclusion of such provisions does not render such documents invalid as a whole, and such documents taken as a whole are enforceable to the extent necessary and customary for the practical realization of the principal rights and benefits afforded thereby;

(l)    the terms of the mortgage loan and related mortgage loan documents have not been modified or waived in any material respect except as set forth in the related mortgage loan file;

(m)    the mortgage loan has not been satisfied, canceled, subordinated, released or rescinded and the related borrower has not been released from its obligations under any mortgage loan document;

(n)    except with respect to the enforceability of provisions requiring the payment of default interest, late fees, additional interest, prepayment premiums or yield maintenance charges and other creditors’ rights limitations on enforceability, none of the mortgage loan documents is subject to any right of rescission, set-off, valid counterclaim or defense;

(o)    the terms of each mortgage loan document complied in all material respects with all applicable local, state or federal laws including usury to the extent non-compliance would have a material adverse effect on the mortgage loan;

(p)    to the Mortgage Loan Seller’s knowledge, as of the date of origination of the mortgage loan, based on inquiry customary in the industry, the related Mortgaged Property was, and to the Mortgage Loan Seller’s actual knowledge, as of the Closing Date, the related Mortgaged Property is, in all material respects, in compliance with, and used and occupied in accordance with, all restrictive covenants of record applicable to the Mortgaged Property and applicable zoning laws and all inspections, licenses, permits and certificates of occupancy required by law, ordinance or regulation to be made or issued with regard to the Mortgaged Property have been obtained and are in full force and effect, except to the extent (a) any material non-compliance with applicable zoning laws is insured by an ALTA lender’s title insurance policy (or binding commitment therefor), or the equivalent as adopted in the applicable jurisdiction, or a law and ordinance insurance policy, or (b) the failure to obtain or maintain such inspections, licenses, permits or certificates of occupancy does not materially impair or materially and adversely affect the use and/or operation of the Mortgaged Property as it was used and operated as of the date of origination of the mortgage loan or the rights of a holder of a related mortgage loan;

(q)    to (i) the Mortgage Loan Seller’s knowledge, in reliance on an engineering report, the related Mortgaged Property is in good repair or escrows have been established to cover the estimated costs of repairs and (ii) the Mortgage Loan Seller’s actual knowledge, no condemnation proceedings are pending;

(r)    as of the date of origination of the mortgage loan and as of the Closing Date, the Mortgaged Property is covered by insurance policies providing coverage against certain losses or damage;

(s)    all escrow amounts required to be deposited by the borrower at origination have been deposited;

(t)    to the Mortgage Loan Seller’s knowledge, as of the date of origination of the mortgage loan, there were and to the Mortgage Loan Seller’s actual knowledge, as of the Closing Date, there are no pending actions, suits or proceedings by or before any court or other governmental authority against or affecting the related borrower under the mortgage loan or the Mortgaged Property which, if determined against the borrower or property would materially and adversely affect the value of such property or ability of the borrower or the current use of the Mortgaged Property to generate net cash flow sufficient to pay principal, interest and other amounts due under the mortgage loan; and

(u)    the terms of the mortgage loan documents evidencing such mortgage loan comply in all material respects with all applicable local, state, and federal laws and regulations and the Mortgage Loan Seller has complied with all material requirements pertaining to the origination, funding and servicing of the mortgage loans, including but not limited to, usury and any and all other material requirements of any federal, state or local law to the extent non-compliance would have a material adverse effect on the mortgage loan.

If a Mortgage Loan Seller has been notified of a breach of any of the foregoing representations and warranties or of a document defect that in any case materially and adversely affects the value of a mortgage loan, the related Mortgaged Property or the interests of the Certificateholders in the mortgage loan, and if the respective Mortgage Loan Seller cannot cure the breach or defect within a period of 90 days following its receipt of that notice or, in the case of a breach or a defect that would cause the mortgage loan not to be a ‘‘qualified mortgage’’ within the meaning of Section 860G(a)(3) of the Code, if earlier, its discovery of the breach or defect (the ‘‘Initial Resolution Period’’), then the respective Mortgage Loan Seller will be obligated pursuant to the respective Purchase Agreement (the relevant rights under which will be assigned, together with the mortgage loans, to the Trustee), to (a) repurchase the affected mortgage loan or the related REO Loan within the Initial Resolution Period (or with respect to certain breaches or document defects, an extended cure period), at a price (the ‘‘Purchase Price’’) equal to the sum of (1) the outstanding principal balance of the mortgage loan (or related REO Loan) as of the date of purchase, (2) all accrued and unpaid interest on the mortgage loan (or the related REO Loan) at the related Mortgage Rate, in effect from time to time, to, but not including, the due date immediately preceding the Determination Date for the Due Period of purchase, (3) all related unreimbursed Servicing Advances plus accrued and unpaid interest on all related Advances at the Reimbursement Rate, Special Servicing Fees (whether paid or unpaid) and additional trust fund expenses in respect of the mortgage loan or related REO Loan, if any, (4) solely in the case of a repurchase or substitution by a Mortgage Loan Seller, to the extent not otherwise included in clause (3) above, all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the applicable Master Servicer, the Special Servicer, the Depositor or the Trustee in respect of the breach or defect giving rise to the repurchase obligation, including any expenses arising out of the enforcement of the repurchase obligation, including, without limitation, legal fees and expenses, and (5) Liquidation Fees, if any, payable with respect to the affected mortgage loan or (b) within 2 years following the Closing Date, substitute a Qualified Substitute Mortgage Loan and pay any shortfall amount equal to the difference between the Purchase Price of the mortgage loan calculated as of the date of substitution and the scheduled principal balance of the Qualified Substitute Mortgage Loan as of the due date in the month of substitution; provided, that the applicable Mortgage Loan Seller generally has an additional 90-day period immediately following the expiration of the Initial Resolution Period to cure the breach or defect if it is diligently proceeding toward that cure, and has delivered to each Rating Agency, the Master Servicer, the Special Servicer, the Trustee and the Directing Certificateholder an officer’s certificate that describes the reasons that a cure was not effected within the Initial Resolution Period. Notwithstanding the foregoing, the actions specified in (a) and (b) of the preceding sentence must be taken within 90 days following the earlier of the Mortgage Loan Seller’s receipt of notice or discovery of a breach or defect, with no extension, if such breach or defect would cause the mortgage loan not to be a ‘‘qualified mortgage’’ within the meaning of Section 860G(a)(3) of the Code. Any breach of a representation or warranty with respect to a mortgage loan that is cross-collateralized with other mortgage loans may require the repurchase of or substitution for such other mortgage loans to the extent described under ‘‘—Repurchase or Substitution of Cross-Collateralized Mortgage Loans’’ below.

A ‘‘Qualified Substitute Mortgage Loan’’ is a mortgage loan that must, on the date of substitution: (a) have an outstanding principal balance, after application of all scheduled payments of principal and/or interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the deleted mortgage loan as of the due date in the calendar month during which the substitution occurs; (b) have a Mortgage Rate not less than the Mortgage Rate of the deleted mortgage loan; (c) have the same due date and a grace period no longer than that of the deleted mortgage loan; (d) accrue interest on the same basis as the deleted mortgage loan; (e) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted mortgage loan; (f) have a then-current LTV Ratio not higher than that of the deleted mortgage loan as of the Closing Date and a current LTV Ratio not higher than the then-current LTV Ratio of the deleted mortgage loan, in each case using a ‘‘value’’ for the Mortgaged Property as determined using an appraisal conducted by a member of the Appraisal Institute (‘‘MAI’’); (g) comply (except in a manner that would not be adverse to the interests of the Certificateholders) in all material respects with all of the representations and warranties set forth in the applicable Purchase Agreement; (h) have an environmental report with respect to the related Mortgaged Property that will be delivered as a part of the related servicing file; (i) have a then-current debt service coverage ratio not less than the original debt service coverage ratio of the deleted mortgage loan as of the Closing Date, and a current debt service coverage ratio of not less than the current debt service coverage ratio of the deleted mortgage loan; (j) constitute a ‘‘qualified replacement mortgage’’ within the meaning of Section 860G(a)(4) of the Code as evidenced by an opinion of counsel (provided at the applicable Mortgage Loan Seller’s expense); (k) not have a maturity date or an amortization period that extends to a date that is after the date two years prior to the Rated Final Distribution Date; (l) have prepayment restrictions comparable to those of the deleted mortgage loan; (m) not be substituted for a deleted mortgage loan unless the Trustee has received prior confirmation in writing by each Rating Agency that the substitution will not result in the withdrawal, downgrade, or qualification of the then-current rating assigned by such Rating Agency to any class of Certificates then rated by such Rating Agency, respectively (the cost, if any, of obtaining the confirmation to be paid by the applicable Mortgage Loan Seller); (n) have been approved by the Directing Certificateholder; (o) prohibit Defeasance within two years of the Closing Date; (p) not be substituted for a deleted mortgage loan if it would result in the termination of the REMIC status of either the Lower-Tier REMIC or the Upper-Tier REMIC or the imposition of tax on either REMIC other than a tax on income expressly permitted or contemplated to be imposed by the terms of the Pooling and Servicing Agreement; (q) have an engineering report with respect to the related Mortgaged Property which will be delivered as a part of the related servicing file; and (r) become a part of the same Loan Group as the deleted mortgage loan. In the event that more than one mortgage loan is substituted for a deleted mortgage loan or mortgage loans, then (x) the amounts described in clause (a) of the preceding sentence are required to be determined on the basis of aggregate principal balances and (y) each proposed substitute mortgage loan shall individually satisfy each of the requirements specified in clauses (b) through (r) of the preceding sentence, except the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis, provided that no individual Mortgage Rate (net of the Servicing Fee and the Trustee Fee) shall be lower than the highest fixed Pass-Through Rate (and not subject to a cap equal to the WAC Rate) of any class of Certificates having a principal balance then outstanding. When a Qualified Substitute Mortgage Loan is substituted for a deleted mortgage loan, the applicable Mortgage Loan Seller will be required to certify that the mortgage loan meets all of the requirements of the above definition and send the certification to the Trustee and the Directing Certificateholder.

The foregoing repurchase or substitution obligation will constitute the sole remedy available to the Certificateholders and the Trustee under the Pooling and Servicing Agreement for any uncured breach of any Mortgage Loan Seller’s representations and warranties regarding the mortgage loans or any uncured document defect; provided, however, if any breach pertains to a representation or warranty that the related mortgage loan documents or any particular mortgage loan document requires the related borrower to bear the costs and expenses associated with any particular action or matter under such mortgage loan document(s), then the applicable Mortgage Loan Seller will be required to cure such breach within the applicable cure period (as the same may be extended) by reimbursing to the trust the reasonable amount of any such costs and expenses incurred by the Master Servicer, the Special Servicer, the Trustee or the trust fund that are the basis of such breach and have not been reimbursed by the related borrower; provided, further, that in the event any such costs and expenses exceed $10,000, the applicable Mortgage Loan Seller will have the option to either repurchase or substitute for the related mortgage loan as provided above or pay such costs and expenses. The applicable Mortgage Loan Seller will remit the amount of these costs and expenses and upon its making such remittance, the applicable Mortgage Loan Seller will be deemed to have cured the breach in all respects. The respective Mortgage Loan Seller will be the sole warranting party in respect of the mortgage loans sold by that Mortgage Loan Seller to the Depositor, and none of the Depositor, the Master Servicer, the Special Servicer, the other Mortgage Loan Sellers, the Trustee, the Paying Agent, J.P. Morgan Securities Inc., CIBC World Markets Corp., Banc of America Securities LLC and Morgan Stanley & Co. Incorporated (collectively, the ‘‘Underwriters’’) or any of their affiliates will be obligated to repurchase any affected mortgage loan in connection with a breach of the Mortgage Loan Seller’s representations and warranties or in connection with a document defect if the Mortgage Loan Seller defaults on its obligation to do so. However, the Depositor will not include any mortgage loan in the pool of mortgage loans if anything has come to the Depositor’s attention prior to the Closing Date that causes it to believe that the representations and warranties, subject to the exceptions to the representations and warranties, made by a Mortgage Loan Seller regarding the mortgage loan will not be correct in all material respects when made. See ‘‘Description of the Pooling Agreements—Representations and Warranties; Repurchases’’ in the prospectus.

Repurchase or Substitution of Cross-Collateralized Mortgage Loans

To the extent that the related Mortgage Loan Seller repurchases or substitutes for an affected mortgage loan as provided above with respect to a document omission or defect or a breach of a representation or warranty and such mortgage loan is cross-collateralized and cross-defaulted with one or more other mortgage loans (each a ‘‘Crossed Loan’’), such document omission or defect or breach of a representation or warranty will be deemed to affect all such Crossed Loans. In such event, the applicable Mortgage Loan Seller will be required to (1) repurchase or substitute for all such Crossed Loans which are, or are deemed to be, materially and adversely affected by such document defect or omission or breach of a representation or warranty or (2) if the Crossed Loans meet the criteria listed below, repurchase or substitute for only the affected mortgage loan in the manner described above in ‘‘—Representations and Warranties; Repurchases and Substitutions.’’ The Mortgage Loan Seller may (in its discretion) repurchase or substitute for only the affected mortgage loan if, among other things, (i) the weighted average debt service coverage ratio for all the remaining Crossed Loans, excluding the affected Crossed Loan, for the four most recent reported calendar quarters preceding the repurchase or substitution is not less than the greater of (x) the weighted average debt service coverage ratio for all such related Crossed Loans, including the affected Crossed Loan for the four most recent reported calendar quarters preceding the repurchase or substitution and (y) 1.25x, (ii) the weighted average loan-to-value ratio for all of the remaining Crossed Loans, excluding the affected Crossed Loan, based upon the appraised values of the related Mortgaged Properties as of the Cut-off Date, is not greater than the lesser of (x) the weighted average loan-to-value ratio for all such related Crossed Loans, including the affected Crossed Loan, as of the Cut-off Date and (y) 75% and (iii) the related Mortgage Loan Seller causes the affected Crossed Loan to become not cross-collateralized and cross-defaulted with the remaining related Crossed Loans prior to such repurchase and provides the Trustee with certain REMIC opinions.

To the extent that the related Mortgage Loan Seller repurchases or substitutes for an affected Crossed Loan as described in clause (2) of the immediately preceding paragraph while the Trustee continues to hold any related Crossed Loans, the related Mortgage Loan Seller and the Depositor have agreed in the related Purchase Agreement to forbear from enforcing any remedies against the other’s Primary Collateral (as defined below), but each is permitted to exercise remedies against the Primary Collateral securing its respective affected Crossed Loans, including with respect to the Trustee, the Primary Collateral securing mortgage loans still held by the Trustee, so long as such exercise does not impair the ability of the other party to exercise its remedies against its Primary Collateral. If the exercise of the remedies by one party would impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the Crossed Loans held by such party, then both parties have agreed in the related Purchase Agreement to forbear from exercising such remedies until the mortgage loan documents evidencing and securing the relevant mortgage loans can be modified in a manner that complies with the Purchase Agreement to remove the threat of impairment as a result of the exercise of remedies. ‘‘Primary Collateral’’ means the Mortgaged Property directly securing a Crossed Loan and excluding any property as to which the related lien may only be foreclosed upon by exercise of the cross-collateralization provisions of such loan.

Lockbox Accounts

With respect to 71 mortgage loans (the ‘‘Lockbox Loans’’), representing approximately 72.3% of the Initial Pool Balance (66 mortgage loans in Loan Group 1, representing approximately 76.3% of the Initial Loan Group 1 Balance and 5 mortgage loans in Loan Group 2, representing approximately 40.7% of the Initial Loan Group 2 Balance), one or more accounts (collectively, the ‘‘Lockbox Accounts’’) have been or may be established into which the related borrower, property manager and/or tenants directly deposit rents or other revenues from the related Mortgaged Property. Pursuant to the terms of 3 Lockbox Loans, representing approximately 8.8% of the Initial Pool Balance (representing approximately 9.9% of the Initial Loan Group 1 Balance), the related Lockbox Accounts were required to be established on the origination dates of the related mortgage loans into which operating lessees are required to make deposits directly and amounts may not be released to the borrowers, unless, with respect to certain Lockbox Loans, all debt service and required reserve account deposits have been made. Pursuant to the terms of 16 Lockbox Loans, representing approximately 31.4% of the Initial Pool Balance (approximately 35.4% of the Initial Loan Group 1 Balance), a cash management account was required to be established for such mortgage loans on or about the origination date of such mortgage loans into which the operating lessees are required to deposit rents directly, but the related borrower will have withdrawal rights until the occurrence of certain events specified in the related mortgage loan documents. Pursuant to the terms of 52 Lockbox Loans, representing approximately 32.1% of the Initial Pool Balance (47 mortgage loans in Loan Group 1, representing approximately 31.0% of the Initial Loan Group 1 Balance and 5 mortgage loans in Loan Group 2, representing approximately 40.7% of the Initial Loan Group 2 Balance), the related mortgage loan documents provide for the establishment of a Lockbox Account upon the occurrence of certain events (such as an event of default under the related mortgage loan documents). Except as set forth above, the agreements governing the Lockbox Accounts provide that the borrower has no withdrawal or transfer rights with respect to the related Lockbox Account. The Lockbox Accounts will not be assets of either REMIC.

 TRANSACTION PARTIES

The Sponsors

JPMorgan Chase Bank, National Association

General.    JPMCB, a national banking association, is a sponsor. JPMCB is also acting as a Mortgage Loan Seller. JPMCB is an affiliate of J.P. Morgan Securities Inc. and of the Depositor. See ‘‘The Sponsor’’ in the prospectus.

Sponsor’s Securitization Program.    The following is a description of JPMCB’s commercial mortgage-backed securities securitization program. JPMCB originates and underwrites loans through six regional offices.

JPMCB’s primary business is the underwriting and origination of mortgage loans secured by commercial or multifamily properties for JPMCB’s securitization program. As sponsor, JPMCB sells the majority of the loans it originates through CMBS securitizations. JPMCB, with its commercial mortgage lending affiliates and predecessors, began originating commercial mortgage loans for securitization in 1994 and securitizing commercial mortgage loans in 1995. As of September 30, 2006, the total amount of commercial mortgage loans originated and securitized by JPMCB and its predecessors is in excess of $43.9 billion. Of that amount, approximately $41.6 billion have been securitized by the Depositor. In its fiscal year ended December 31, 2005, JPMCB originated approximately $12.0 billion of commercial mortgage loans, of which approximately $10.0 billion were securitized by the Depositor.

JPMCB’s annual commercial mortgage loan originations have grown from approximately $100 million in 1996 to approximately $3.0 billion in 2001 and to approximately $12.0 billion in 2005. The commercial mortgage loans originated by JPMCB include both fixed- and floating-rate loans and both smaller ‘‘conduit’’ loans and large loans. JPMCB primarily originates loans secured by retail, office, multifamily, hospitality, industrial and self-storage properties, but also originates loans secured by manufactured housing communities, theaters, land subject to a ground lease and mixed use properties. JPMCB originates loans in every state.

As a sponsor, JPMCB originates or acquires mortgage loans and, either by itself or together with other sponsors or loan sellers, initiates their securitization by transferring the mortgage loans to a depositor, which in turn transfers them to the issuing entity for the related securitization. In coordination with its affiliate, J.P. Morgan Securities Inc., and other underwriters, JPMCB works with rating agencies, loan sellers, subordinated debt purchasers and servicers in structuring the securitization transaction. JPMCB acts as sponsor, originator or loan seller both in transactions in which it is the sole sponsor and mortgage loan seller as well as in transactions in which other entities act as sponsor and/or mortgage loan seller. Multiple seller transactions in which JPMCB has participated to date include the ‘‘CIBC’’ program, in which JPMCB and CIBC Inc. generally are loan sellers, and the ‘‘Large Diversified Pool’’ program (‘‘LDP’’), in which JPMCB, Nomura Credit & Capital, Inc., LaSalle Bank National Association, Eurohypo AG, New York Branch, PNC Bank, National Association, Capmark Finance Inc. and other financial institutions generally are loan sellers. Some of these loan sellers may be affiliated with underwriters on the transactions. As of September 30, 2006, JPMCB securitized approximately $22.4 billion through the CIBC program and approximately $18.0 billion through the LDP program.

Neither JPMCB nor any of its affiliates acts as servicer of the commercial mortgage loans in its securitizations. Instead, JPMCB sells the right to be appointed servicer of its securitized loans to rating-agency approved servicers, including Capmark Finance Inc., Midland Loan Services, Inc. and Wachovia Bank, National Association, among others.

JPMCB is also a Mortgage Loan Seller and an affiliate of J.P. Morgan Chase Commercial Mortgage Securities Corp., which is the Depositor, and is an affiliate of J.P. Morgan Securities Inc., which is acting as an Underwriter for this transaction.

CIBC Inc.

General.    CIBC Inc. is a sponsor. CIBC Inc. is also acting as a Mortgage Loan Seller. CIBC Inc. is an affiliate of CIBC World Markets Corp., one of the Underwriters for this transaction.

CIBC Inc. is a majority owned subsidiary of Canadian Imperial Holdings Inc. and is a corporation incorporated under the laws of Delaware. Canadian Imperial Holdings Inc. is a wholly-owned subsidiary of CIBC Delaware Holdings Inc., also a Delaware corporation, which is an indirect wholly owned subsidiary of Canadian Imperial Bank of Commerce. Canadian Imperial Bank of Commerce is a bank chartered under the Bank Act of Canada, having its head office in the City of Toronto, in the Province of Ontario, Canada. It is licensed to do business in the United States through its agency located in New York, New York.

Sponsor’s Securitization Program.    The following is a description of CIBC Inc.’s commercial mortgage-backed securities securitization program. CIBC Inc. originates and underwrites loans through five regional offices.

CIBC Inc.’s primary business is the underwriting and origination of fixed rate mortgage loans secured by commercial or multifamily properties for CIBC Inc.’s securitization program. CIBC Inc. also originates floating rate loans (e.g. construction and interim loans) on the same property types, the majority of which CIBC Inc. holds on its balance sheet. As sponsor, CIBC Inc. sells the majority of the fixed-rate loans it originates through commercial mortgage-backed securities securitizations. CIBC Inc. began originating commercial mortgage loans for securitization in 1997 and securitizing commercial mortgage loans in 1998. As of September 30, 2006, the total amount of commercial mortgage loans originated and securitized by CIBC Inc. is in excess of $12.3 billion.

In the calendar year ended December 31, 2005, CIBC Inc. originated approximately $3.2 billion of commercial mortgage loans, and securitized approximately $2.9 billion of commercial mortgage loans.

CIBC Inc.’s annual commercial mortgage loan originations intended for securitization have grown from approximately $154 million in 1997 to approximately $1 billion in 2001 and to approximately $3.2 billion in 2005. The commercial mortgage loans originated by CIBC Inc. include both fixed-rate and floating-rate loans and both smaller ‘‘conduit’’ loans and large loans. CIBC Inc. primarily originates loans secured by retail, office, multifamily, hospitality, industrial and self-storage properties, but also originates loans secured by manufactured housing communities, theaters, land subject to a ground lease and mixed use properties. CIBC Inc. originates loans in every state other than in Arizona and Wisconsin (in Arizona and Wisconsin, CIBC Inc.’s affiliate Canadian Imperial Bank of Commerce, New York Agency originates commercial mortgage loans).

As a sponsor, CIBC Inc. originates mortgage loans and, either by itself or together with other sponsors or loan sellers, initiates their securitization by transferring the mortgage loans to a depositor, which in turn transfers them to the issuing entity for the related securitization. In coordination with its affiliate, CIBC World Markets Corp., and other underwriters, CIBC Inc. works with rating agencies, loan sellers, subordinated debt purchasers and servicers in structuring the securitization transaction. CIBC Inc. acts as sponsor, originator or loan seller in transactions in which other entities also act as sponsor and/or mortgage loan seller. Multiple seller transactions in which CIBC Inc. has participated to date have included for the most part the ‘‘CIBC’’ program, in which CIBC Inc. and JPMCB generally are loan sellers. Some of these loan sellers may be affiliated with underwriters on the transactions. As of September 30, 2006, CIBC Inc. securitized approximately $10.2 billion through the CIBC program.

Neither CIBC Inc. nor any of its affiliates acts as servicer of the commercial mortgage loans in its securitizations. Instead, CIBC Inc. sells the right to be appointed servicer of its securitized loans to rating-agency approved servicers, including Capmark Finance Inc., Midland Loan Services, Inc. and Wachovia Bank National Association, among others.

The Depositor

On the Closing Date, the Depositor will acquire the mortgage loans from each sponsor and will simultaneously transfer the mortgage loans, without recourse, to the Trustee for the benefit of the Certificateholders. See ‘‘The Depositor’’ in the prospectus.

Significant Obligor

The Mortgaged Property that secures the Bank of America Plaza Loan represents approximately 10.4% of the Initial Pool Balance. See Annex A-1 and Annex A-3 in this prospectus supplement.

The Mortgage Loan Sellers

The Mortgage Loan Sellers are JPMCB and CIBC Inc. JPMCB is also a sponsor and is an affiliate of each of the Depositor and J.P. Morgan Securities Inc., one of the Underwriters. CIBC Inc. is also a sponsor and is an affiliate of CIBC World Markets Corp., one of the Underwriters.

JPMorgan Chase Bank, National Association

See ‘‘The Sponsors’’ in this prospectus supplement and the prospectus for a discussion relating to JPMCB.

CIBC Inc.

See ‘‘The Sponsors’’ in this prospectus supplement for a discussion relating to CIBC Inc.

The information set forth in this prospectus supplement concerning the Mortgage Loan Sellers and their underwriting standards has been provided by the Mortgage Loan Sellers.

Underwriting Guidelines and Processes

Each Mortgage Loan Seller has developed guidelines establishing certain procedures with respect to underwriting the mortgage loans originated or purchased by it. Each Mortgage Loan Seller has confirmed to the Depositor and the Underwriters that its guidelines are generally consistent with those described below. All of the mortgage loans were generally underwritten in accordance with such guidelines. In some instances, one or more provisions of the guidelines were waived or modified by a Mortgage Loan Seller at origination where it was determined not to adversely affect the related mortgage loan originated by it in any material respect. The mortgage loans to be included in the trust were originated or acquired by each Mortgage Loan Seller in accordance with the commercial mortgage-backed securitization program of each Mortgage Loan Seller.

Property Analysis.    The related Mortgage Loan Seller generally performs or causes to be performed a site inspection to evaluate the location and quality of the related mortgaged properties. Such inspection generally includes an evaluation of functionality, design, attractiveness, visibility and accessibility, as well as location to major thoroughfares, transportation centers, employment sources, retail areas and educational or recreational facilities. The related Mortgage Loan Seller assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends. In addition, the related Mortgage Loan Seller evaluates the property’s age, physical condition, operating history, lease and tenant mix, and management.

Cash Flow Analysis.    The related Mortgage Loan Seller reviews, among other things, historical operating statements, rent rolls, tenant leases and/or budgeted income and expense statements provided by the borrower and makes adjustments in order to determine a debt service coverage ratio, including taking into account the benefits of any governmental assistance programs. See ‘‘Description of the Mortgage Pool—Additional Mortgage Loan Information’’ in this prospectus supplement.

Appraisal and Loan-to-Value Ratio.    For each Mortgaged Property, the related Mortgage Loan Seller obtains a current full narrative appraisal conforming at least to the requirements of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 (‘‘FIRREA’’). The appraisal is generally based on the highest and best use of the Mortgaged Property and must include an estimate of the then current market value of the property in its then current condition although in certain cases, a Mortgage Loan Seller may also obtain a value on an ‘‘as-stabilized’’ basis. The related Mortgage Loan Seller then determines the loan-to-value ratio of the mortgage loan at the date of origination or, if applicable, in connection with its acquisition, in each case based on the value set forth in the appraisal.

Evaluation of Borrower.    The Mortgage Loan Seller evaluates the borrower and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation will generally include obtaining and reviewing a credit report or other reliable indication of the borrower’s financial capacity; obtaining and verifying credit references and/or business and trade references; and obtaining and reviewing certifications provided by the borrower as to prior real estate experience and current contingent liabilities. Finally, although the mortgage loans generally are non-recourse in nature, in the case of certain mortgage loans, the borrower and certain principals of the borrower may be required to assume legal responsibility for liabilities relating to fraud, misrepresentation, misappropriation of funds and breach of environmental or hazardous waste requirements. The related Mortgage Loan Seller evaluates the financial capacity of the borrower and such principals to meet any obligations that may arise with respect to such liabilities.

Environmental Site Assessment.    Prior to origination, the related Mortgage Loan Seller either (i) obtains or updates an environmental site assessment (‘‘ESA’’) for a Mortgaged Property prepared by a qualified environmental firm or (ii) obtains an environmental insurance policy for a Mortgaged Property. If an ESA is obtained or updated, the related Mortgage Loan Seller reviews the ESA to verify the absence of reported violations of applicable laws and regulations relating to environmental protection and hazardous waste or other material adverse environmental condition or circumstance. In cases in which the ESA identifies violations that would require cleanup, remedial action or any other response estimated to cost in excess of 5% of the outstanding principal balance of the mortgage loan, the related Mortgage Loan Seller either (i) determines that another party with sufficient assets is responsible for taking remedial actions directed by an applicable regulatory authority or (ii) requires the borrower to do one of the following: (A) carry out satisfactory remediation activities or other responses prior to the origination of the mortgage loan, (B) establish an operations and maintenance plan, (C) place sufficient funds in escrow or establish a letter of credit at the time of origination of the mortgage loan to complete such remediation within a specified period of time, (D) obtain an environmental insurance policy for the Mortgaged Property, (E) provide or obtain an indemnity agreement or a guaranty with respect to such condition or circumstance, or (F) receive appropriate assurances that significant remediation activities or other significant responses are not necessary or required.

Certain of the mortgage loans may also have secured creditor or other environmental policies. See ‘‘Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Hazard, Liability and Other Insurance’’ above.

Physical Assessment Report.    Prior to origination, the related Mortgage Loan Seller obtains a physical assessment report (‘‘PAR’’) for each Mortgaged Property prepared by a qualified structural engineering firm. The related Mortgage Loan Seller reviews the PAR to verify that the property is reported to be in satisfactory physical condition, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure needs over the term of the mortgage loan. In cases in which the PAR identifies material repairs or replacements needed immediately, the related Mortgage Loan Seller generally requires the borrower to carry out such repairs or replacements prior to the origination of the mortgage loan, or, in many cases, requires the borrower to place sufficient funds in escrow at the time of origination of the mortgage loan to complete such repairs or replacements within not more than twelve months.

Title Insurance Policy.    The borrower is required to provide, and the related Mortgage Loan Seller reviews, a title insurance policy for each Mortgaged Property. The title insurance policy must meet the following requirements: (a) the policy must be written by a title insurer licensed to do business in the jurisdiction where the Mortgaged Property is located; (b) the policy must be in an amount equal to the original principal balance of the mortgage loan; (c) the protection and benefits must run to the mortgagee and its successors and assigns; (d) the policy should be written on a standard policy form of the American Land Title Association or equivalent policy promulgated in the jurisdiction where the Mortgaged Property is located; and (e) the legal description of the Mortgaged Property in the title policy must conform to that shown on the survey of the Mortgaged Property, where a survey has been required.

Property Insurance.    The borrower is required to provide, and the related Mortgage Loan Seller reviews, certificates of required insurance with respect to the Mortgaged Property. Such insurance generally may include: (1) commercial general liability insurance for bodily injury or death and property damage; (2) a fire and extended perils insurance policy providing ‘‘special’’ form coverage including coverage against loss or damage by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion; (3) if applicable, boiler and machinery coverage; (4) if the Mortgaged Property is located in a flood hazard area, flood insurance; and (5) such other coverage as the related Mortgage Loan Seller may require based on the specific characteristics of the Mortgaged Property.

The Issuing Entity

J.P. Morgan Chase Commercial Mortgage Securities Trust 2006-CIBC17, the issuing entity (the ‘‘Issuing Entity’’), will be a New York common law trust, formed on the Closing Date pursuant to the Pooling and Servicing Agreement. See ‘‘The Issuing Entity’’ in the prospectus.

The only activities that the Issuing Entity may perform are those set forth in the Pooling and Servicing Agreement, which are generally limited to owning and administering the mortgage loans and any REO Property, disposing of defaulted mortgage loans and REO Property, issuing the certificates, making distributions, providing reports to certificateholders and other activities described in this prospectus supplement. Accordingly, the Issuing Entity may not issue securities other than the certificates, or invest in securities, other than investing of funds in the Certificate Account and other accounts maintained under the Pooling and Servicing Agreement in certain short-term high-quality investments. The Issuing Entity may not lend or borrow money, except that the Master Servicer, the Special Servicer and the Trustee may make advances of delinquent monthly debt service payments and servicing advances to the Issuing Entity, but only to the extent it deems such advances to be recoverable from the related mortgage loan; such advances are intended to provide liquidity, rather than credit support. The Pooling and Servicing Agreement may be amended as set in this prospectus supplement under ‘‘Servicing of the Mortgage Loans—Amendment.’’ The Issuing Entity administers the mortgage loans through the Trustee, the Paying Agent, the Master Servicer and the Special Servicer. A discussion of the duties of the Trustee, the Paying Agent, the Master Servicer and the Special Servicer, including any discretionary activities performed by each of them, is set forth in this prospectus supplement under ‘‘—The Trustee, Paying Agent, Certificate Registrar and Authenticating Agent,’’ ‘‘—The Master Servicer,’’ and ‘‘—The Special Servicer’’ and ‘‘Servicing of the Mortgage Loans.’’

The only assets of the Issuing Entity other than the mortgage loans and any REO Properties are the Certificate Account and other accounts maintained pursuant to the Pooling and Servicing Agreement and the short-term investments in which funds in the Certificate Account and other accounts are invested. The Issuing Entity has no present liabilities, but has potential liability relating to ownership of the mortgage loans and any REO Properties and certain other activities described in this prospectus supplement, and indemnity obligations to the Trustee, the Paying Agent, the Depositor, the Master Servicer and the Special Servicer. The fiscal year of the Trust is the calendar year. The Issuing Entity has no executive officers or board of directors and acts through the Trustee, the Paying Agent, the Master Servicer and the Special Servicer.

The Depositor is contributing the mortgage loans to the Issuing Entity. The Depositor is purchasing the mortgage loans from the Mortgage Loan Sellers, as described in this prospectus supplement under ‘‘Description of the Mortgage Pool—Sale of the Mortgage Loans, Paying Agent; Mortgage File Delivery’’ and ‘‘—Representations and Warranties; Repurchases and Substitutions.’’

The Trustee, Paying Agent, Certificate Registrar and Authenticating Agent

LaSalle Bank National Association (‘‘LaSalle’’) will be the trustee, paying agent, certificate registrar (in that capacity, the ‘‘Certificate Registrar’’), authenticating agent (in that capacity, the ‘‘Authenticating Agent’’) and custodian under the Pooling and Servicing Agreement. LaSalle is a national banking association formed under the federal laws of the United States of America. Its parent company, LaSalle Bank Corporation, is an indirect subsidiary of ABN AMRO Bank N.V., a Netherlands banking corporation. LaSalle has extensive experience serving as trustee on securitizations of commercial mortgage loans. Since 1994, LaSalle has served as trustee or paying agent on over 665 commercial mortgage-backed security transactions involving assets similar to the mortgage loans. As of September 30, 2006, LaSalle serves as trustee or paying agent on over 450 commercial mortgage-backed security transactions. The long-term unsecured debt of LaSalle is rated ‘‘A+’’ by S&P, ‘‘Aa3’’ by Moody’s and ‘‘AA−’’ by Fitch Ratings. The Depositor, the Mortgage Loan Sellers, the sponsors, the Master Servicer and the Special Servicer may maintain other banking relationships in the ordinary course of business with the Trustee. The Trustee’s corporate trust office is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois, 60603. Attention: Global Securities and Trust Services–JP Morgan 2006-CIBC17 or at such other address as the Trustee may designate from time to time.

In its capacity as custodian, LaSalle will hold the mortgage loan files exclusively for the use and benefit of the trust. The custodian will not have any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the mortgage loans delivered to it to determine that the same are valid. The disposition of the mortgage loan files will be governed by the Pooling and Servicing Agreement. LaSalle provides custodial services on over 1,000 residential, commercial and asset-backed securitization transactions and maintains almost 2.5 million custodial files in its two vault locations in Elk Grove, Illinois and Irvine, California. LaSalle’s two vault locations can maintain a total of approximately 6 million custody files. All custody files are segregated and maintained in secure and fire resistant facilities in compliance with customary industry standards. The vault construction complies with Fannie Mae/Ginnie Mae guidelines applicable to document custodians. LaSalle maintains disaster recovery protocols to ensure the preservation of custody files in the event of force majeure and maintains, in full force and effect, such fidelity bonds and/or insurance policies as are customarily maintained by banks which act as custodians. LaSalle uses unique tracking numbers for each custody file to ensure segregation of collateral files and proper filing of the contents therein and accurate file labeling is maintained through a monthly reconciliation process. LaSalle uses a proprietary collateral review system to track and monitor the receipt and movement internally or externally of custody files and any release or reinstatement of collateral.

Using information set forth in this prospectus supplement, the Trustee will develop the cash flow model for the trust. Based on the monthly loan information provided by the Master Servicer, the Trustee will calculate the amount of principal and interest to be paid to each class of certificates on each Distribution Date. In accordance with the cash flow model and based on the monthly loan information provided by the Master Servicer, the Trustee will perform distribution calculations, remit distributions on the Distribution Date to Certificateholders and prepare a monthly statement to Certificateholders detailing the payments received and the activity on the mortgage loans during the collection period. In performing these obligations, the Trustee will be able to conclusively rely on the information provided to it by the Master Servicer, and the Trustee will not be required to recompute, recalculate or verify the information provided to it by the Master Servicer.

As compensation for the performance of its routine duties, LaSalle will be paid a fee (collectively, the ‘‘Trustee Fee’’). The Trustee Fee will be payable monthly from amounts received in respect of the mortgage loans and will be equal to the product of a rate equal to 0.0008% per annum (the ‘‘Trustee Fee Rate’’) and the Stated Principal Balance of the mortgage loans and shall be computed in the same manner as interest is calculated on such mortgage loans. In addition, the Trustee will be entitled to recover from the trust fund all reasonable unanticipated expenses and disbursements incurred or made by it in the performance of its duties as the Trustee, Paying Agent, Certificate Registrar and Authenticating Agent in accordance with any of the provisions of the Pooling and Servicing Agreement, but not including routine expenses incurred in the ordinary course of performing its duties as Trustee, Paying Agent, Certificate Registrar or Authenticating Agent under the Pooling and Servicing Agreement, and not including any expense, disbursement or advance as may arise from its willful misfeasance, negligence or bad faith. The Trustee will not be entitled to any fee with respect to the Bank of America Plaza Pari Passu Companion Loan. See ‘‘Description of the Pooling Agreements—The Trustee,’’ ‘‘—Duties of the Trustee,’’ ‘‘—Certain Matters Regarding the Trustee’’ and ‘‘—Resignation and Removal of the Trustee’’ in the prospectus.

The Trustee, Paying Agent, Certificate Registrar and Authenticating Agent and each of their respective directors, officers, employees, agents and controlling persons will be entitled to indemnification from the trust fund against any loss, liability or expense incurred without negligence, bad faith or willful misfeasance on their respective parts, arising out of, or in connection with the Pooling and Servicing Agreement, the Certificates and the mortgage loans.

The Master Servicer

Wells Fargo Bank, N.A. (‘‘Wells Fargo Bank’’ ), a national banking association, will be the master servicer (the ‘‘Master Servicer’’ ) and will be responsible for the master servicing and administration of the mortgage loans pursuant to the Pooling and Servicing Agreement. The principal commercial mortgage servicing offices of Wells Fargo Bank are located at 45 Fremont Street, 2nd Floor, San Francisco, California 94105.

Wells Fargo Bank has originated and serviced commercial mortgage loans since before 1975 and has serviced securitized commercial mortgage loans since 1993. Wells Fargo Bank is approved as a master servicer, primary servicer and special servicer for commercial mortgage-backed securities rated by Moody’s, Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. (‘‘S&P’’) and Fitch. Moody’s does not assign specific ratings to servicers. S&P has assigned to Wells Fargo Bank the ratings of STRONG as a primary servicer and as a master servicer and ABOVE AVERAGE as a and special servicer. Fitch has assigned to Wells Fargo Bank the ratings of CMS2 as a master servicer, CPS1 as a primary servicer and CSS1 as a special servicer. S&P’s and

Fitch’s ratings of a servicer are based on an examination of many factors, including the servicer’s financial condition, management team, organizational structure and operating history.

As of September 30, 2006, the commercial mortgage servicing group of Wells Fargo Bank was responsible for servicing approximately 10,737 commercial and multifamily mortgage loans with an aggregate outstanding principal balance of approximately $90.7 billion, including approximately 9,418 loans securitized in approximately 85 commercial mortgage-backed securitization transactions with an aggregate outstanding principal balance of approximately $86.3 billion, and also including loans owned by institutional investors and government sponsored entities such as Freddie Mac. The properties securing these loans are located in all 50 states and include retail, office, multifamily, industrial, hospitality and other types of income-producing properties. According to the Mortgage Bankers Association of America, as of June 30, 2006, Wells Fargo Bank was the fourth largest commercial mortgage servicer in terms of the aggregate outstanding principal balance of loans being master or primary serviced in commercial mortgage-backed securitization transactions.

Wells Fargo Bank has developed policies, procedures and controls for the performance of its master servicing obligations in compliance with applicable servicing agreements, servicing standards and the servicing criteria set forth in Item 1122 of Regulation AB. These policies, procedures and controls include, among other things, measures for notifying borrowers of payment delinquencies and other loan defaults and for working with borrowers to facilitate collections and performance prior to the occurrence of an event that results in the transfer of the loan to special servicing.

A Wells Fargo Bank proprietary website (www.wellsfargo.com/com/comintro) provides investors with access to investor reports for commercial mortgage-backed securitization transactions for which Wells Fargo Bank is master servicer.

Wells Fargo Bank may appoint one or more sub-servicers to perform all or any portion of its duties under the Pooling and Servicing Agreement. Wells Fargo Bank monitors and reviews the performance of sub-servicers appointed by it.

Wells Fargo Bank has received an issuer rating of ‘‘Aaa’’ from Moody’s. Wells Fargo Bank’s long term deposits are rated ‘‘Aaa’’ by Moody’s, ‘‘AA’’ by S&P and ‘‘AA+’’ by Fitch.

Wells Fargo & Company is the holding company for Wells Fargo Bank. Wells Fargo & Company files reports with the Securities and Exchange Commission as required under the Securities Exchange Act of 1934, as amended. Such reports include information regarding Wells Fargo Bank and may be obtained at the website maintained by the Securities and Exchange Commission at www.sec.gov.

The Special Servicer

LNR Partners, Inc. (the ‘‘Special Servicer’’ or ‘‘LNR Partners’’), a Florida corporation and a subsidiary of LNR Property Holdings, Ltd. (‘‘LNR’’), will initially be appointed as Special Servicer for the mortgage pool. The principal executive offices of LNR Partners are located at 1601 Washington Avenue, Suite 700, Miami Beach, Florida 33139 and its telephone number is (305) 695-5600. LNR through its subsidiaries, affiliates and joint ventures, is involved in the real estate investment, finance and management business and engages principally in:

•	acquiring, developing, repositioning, managing and selling commercial and multifamily residential real estate properties,

•	investing in high-yielding real estate loans, and

•	investing in, and managing as special servicer, unrated and non-investment grade rated commercial mortgage-backed securities (‘‘CMBS’’).

LNR Partners and its affiliates have substantial experience in working out loans and in performing the other obligations of the Special Servicer as more particularly described in the

Pooling and Servicing Agreement, including, but not limited to, processing borrower requests for lender consent to assumptions, leases, easements, partial releases and expansion and/or redevelopment of the mortgaged properties. LNR Partners and its affiliates have been engaged in the special servicing of commercial real estate assets for over 13 years. The number of CMBS pools specially serviced by LNR Partners and its affiliates has increased from 46 in December 1998 to 195 as of June 30, 2006. More specifically, LNR Partners (and its predecessors in interest) acted as special servicer with respect to: (a) 84 domestic CMBS pools as of December 31, 2001, with a then current face value in excess of $53 billion; (b) 101 domestic CMBS pools as of December 31, 2002, with a then current face value in excess of $67 billion; (c) 113 domestic CMBS pools as of December 31, 2003, with a then current face value in excess of $79 billion; (d) 134 domestic CMBS pools as of December 31, 2004, with a then current face value in excess of $111 billion; (e) 142 domestic CMBS pools as of December 31, 2005, with a then current face value in excess of $148 billion and (f) 153 domestic CMBS pools as of June 30, 2006, with a then current face value in excess of $173 billion. Additionally, LNR Partners has resolved over $16.8 billion of U.S. commercial and multifamily loans over the past 13 years, including approximately $1.1 billion of U.S. commercial and multifamily mortgage loans during 2001, $1.9 billion of U.S. commercial and multifamily mortgage loans during 2002, $1.5 billion of U.S. commercial and multifamily mortgage loans during 2003, $2.1 billion of U.S. commercial and multifamily mortgage loans during 2004, $2.4 billion of U.S. commercial and multifamily mortgage loans during 2005 and $0.3 billion for the six months ended June 30, 2006.

LNR or one of its affiliates generally seeks investments where it has the right to appoint LNR Partners as the special servicer. LNR Partners and its affiliates have regional offices located across the country in Florida, Georgia, Texas, Massachusetts, North Carolina and California, and in Europe in London, England, Paris, France and Munich, Germany. As of June 30, 2006, LNR Partners had approximately 180 employees responsible for the special servicing of commercial real estate assets. As of June 30, 2006, LNR Partners and its affiliates specially service a portfolio, which includes approximately 23,000 assets in the 50 states and in Europe with a then-current face value in excess of $207 billion, all of which are commercial real estate assets. Those commercial real estate assets include mortgage loans secured by the same types of income producing properties as secure the mortgage loans backing the Certificates. Accordingly, the assets of LNR Partners and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the underlying mortgage loans for tenants, purchasers, financing and so forth. LNR Partners does not service any assets other than commercial real estate assets.

LNR Partners maintains internal and external watch lists, performs monthly calls with master servicers and conducts overall deal surveillance and shadow servicing. LNR Partners has developed distinct strategies and procedures for working with borrowers on problem loans (caused by delinquencies, bankruptcies or other breaches of the loan documents) designed to maximize value from the assets for the benefit of the certificateholders. These strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs, and borrower negotiation or workout in accordance with the servicing standard. Generally, four basic factors are considered by LNR Partners as part of its analysis and determination of what strategies and procedures to utilize in connection with problem loans. They are (i) the condition and type of mortgaged property, (ii) the borrower, (iii) the jurisdiction in which the mortgaged property is located, and (iv) the actual terms, conditions and provisions of the underlying loan documents. After each of these items is evaluated and considered, LNR Partners' strategy is guided by the servicing standard and all relevant provisions of the applicable pooling and servicing agreement pertaining to specially serviced and REO mortgage loans.

LNR Partners has the highest ratings afforded to special servicers by S&P, Moody's and Fitch, respectively.

There have not been, during the past three years, any material changes to the policies or procedures of LNR Partners in the servicing function it will perform under the Pooling and

Servicing Agreement for assets of the same type included in this securitization transaction. LNR Partners has not engaged, and currently does not have any plans to engage, any sub-servicers to perform on its behalf any of its duties with respect to this securitization transaction. LNR Partners does not believe that its financial condition will have any adverse effect on the performance of its duties under the Pooling and Servicing Agreement and, accordingly, will not have any material impact on the mortgage pool performance or the performance of the Certificates. Generally, LNR Partners’ servicing functions under pooling and servicing agreements do not include collection on the pool assets, however LNR Partners does maintain certain operating accounts with respect to REO mortgage loans in accordance with the terms of the applicable pooling and servicing agreements and consistent with the servicing standard set forth in each of such pooling and servicing agreements. LNR Partners does not have any material primary advancing obligations with respect to the CMBS pools as to which it acts as special servicer, except with respect to the obligation to make servicing advances only on specially serviced mortgage loans in four commercial mortgage securitization transactions, and the obligation to make advances of delinquent debt service payments on specially serviced mortgage loans in one commercial mortgage securitization transaction. Under certain circumstances, LNR Partners also has the obligation to make servicing advances and advances of delinquent debt service payments with respect to one collateralized debt obligation transaction.

LNR Partners will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. On occasion, LNR Partners may have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent that LNR Partners has custody of any such documents, such documents will be maintained in a manner consistent with the Servicing Standard.

No securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer has experienced an event of default as a result of any action or inaction by LNR Partners as special servicer. LNR Partners has not been terminated as servicer in a commercial mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger. In addition, there has been no previous disclosure of material noncompliance with servicing criteria by LNR Partners with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer.

There are, to the actual current knowledge of LNR Partners, no special or unique factors of a material nature involved in special servicing the particular types of assets included in the subject securitization, as compared to the types of assets specially serviced by LNR Partners in other commercial mortgage-backed securitization pools generally, for which LNR Partners has developed processes and procedures that materially differ from the processes and procedures employed by LNR Partners in connection with its specially servicing of commercial mortgage backed securitization pools generally.

There are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against LNR Partners or of which any of its property is the subject, that is material to the Certificateholders.

LNR Partners is not an affiliate of the Depositor, the sponsor(s), the trust, the Master Servicer, the Trustee or any originator of any of the underlying mortgage loans identified in this prospectus supplement.

LNR Securities Holdings, LLC, an affiliate of LNR Partners, will acquire an interest in one or more Classes of the Certificates. Otherwise, except for LNR Partners acting as Special Servicer for this securitization transaction, there are no specific relationships that are material involving or relating to this securitization transaction or the securitized mortgage loans between LNR Partners or any of its affiliates, on the one hand, and the Depositor, sponsor(s) or the trust, on the other hand, that currently exist or that existed during the past two years. In addition, there are no business relationships, agreements, arrangements, transactions or understandings that have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm’s length transaction with an unrelated third party – apart from the subject securitization transaction – between LNR Partners or any of its affiliates, on the one hand, and the Depositor, the sponsor(s) or the trust, on the other hand, that currently exist or that existed during the past two years and that are material to an investor’s understanding of the Offered Certificates.

Replacement of the Special Servicer

The Special Servicer may be removed, and a successor Special Servicer appointed at any time by the Directing Certificateholder, provided, that each Rating Agency confirms in writing that the replacement of the Special Servicer, in and of itself, will not cause a qualification, withdrawal or downgrade of the then-current ratings assigned to any Class of Certificates.

Servicing and Other Compensation and Payment of Expenses

The fee of the Master Servicer (the ‘‘Servicing Fee’’) will be payable monthly from amounts received in respect of each mortgage loan and, if provided under the related Intercreditor Agreement, the AB Subordinate Companion Loans, and will accrue at a rate (the ‘‘Servicing Fee Rate’’), equal to a per annum rate ranging from 0.0200% to 0.1100%. As of the Cut-off Date, the weighted average Servicing Fee Rate will be approximately 0.0240% per annum. In addition to the Servicing Fee, the Master Servicer will be entitled to retain, as additional servicing compensation, (1) a specified percentage of application, defeasance and certain non-material modification, waiver and consent fees, provided, with respect to the non-material modification, waiver and consent fees, the consent of the Special Servicer is not required for the related transaction, (2) a specified percentage of all assumption (subject to certain subservicing agreements), extension, material modification, waiver, consent and earnout fees, in each case, with respect to all mortgage loans and the AB Subordinate Companion Loans that are not Specially Serviced Mortgage Loans, but arise from a transaction that requires the approval of the Special Servicer and (3) late payment charges and default interest paid by the borrowers (that were collected while the related mortgage loans and, if provided under the related Intercreditor Agreement, the related AB Subordinate Companion Loans were not Specially Serviced Mortgage Loans), but only to the extent such late payment charges and default interest are not needed to pay interest on Advances or certain additional trust fund expenses incurred with respect to the related mortgage loan or, if provided under the related Intercreditor Agreement, the related AB Subordinate Companion Loans since the Closing Date. The Master Servicer also is authorized but not required to invest or direct the investment of funds held in the Certificate Account in Permitted Investments, and the Master Servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the Pooling and Servicing Agreement. The Master Servicer also is entitled to retain any interest earned on any servicing escrow account to the extent the interest is not required to be paid to the related borrowers.

The Servicing Fee is calculated on the Stated Principal Balance of the mortgage loans and the AB Subordinate Companion Loans and in the same manner as interest is calculated on the mortgage loans and the AB Subordinate Companion Loans. The Servicing Fee for each mortgage loan is included in the Administrative Cost Rate listed for that mortgage loan on Annex A-1. Any Servicing Fee Rate calculated on an Actual/360 Basis will be recomputed on the basis of twelve 30-day months, assuming a 360-day year (‘‘30/360 Basis’’) for purposes of calculating the Net Mortgage Rate. With respect to the AB Subordinate Companion Loans, the Servicing Fee, if any, will be computed and allocated as provided in the related Intercreditor Agreement.

The principal compensation to be paid to the Special Servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

The ‘‘Special Servicing Fee’’ will accrue with respect to each Specially Serviced Mortgage Loan at a rate equal to 0.25% per annum (the ‘‘Special Servicing Fee Rate’’), calculated on the basis of the Stated Principal Balance of the related Specially Serviced Mortgage Loans and in the same manner as interest is calculated on the Specially Serviced Mortgage Loans, and will be payable monthly, first from Liquidation Proceeds and Insurance and Condemnation Proceeds with respect to such Specially Serviced Mortgage Loan and then from general collections on all the mortgage loans and any REO Properties in the trust fund.

The ‘‘Workout Fee’’ will generally be payable with respect to each Corrected Mortgage Loan and will be calculated by application of a ‘‘Workout Fee Rate’’ of 1.00% to each collection of interest and principal (including scheduled payments, prepayments, balloon payments, and payments at maturity) received on the respective mortgage loan (including the Bank of America Plaza Loan) for so long as it remains a Corrected Mortgage Loan. The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if the Corrected Mortgage Loan again becomes a Specially Serviced Mortgage Loan but will become payable again if and when the mortgage loan again becomes a Corrected Mortgage Loan.

If the Special Servicer is terminated (other than for cause) or resigns, it shall retain the right to receive any and all Workout Fees payable with respect to a mortgage loan that became a Corrected Mortgage Loan during the period that it acted as Special Servicer and remained a Corrected Mortgage Loan at the time of that termination or resignation, but such fee will cease to be payable if the Corrected Mortgage Loan again becomes a Specially Serviced Mortgage Loan. The successor special servicer will not be entitled to any portion of those Workout Fees. If the Special Servicer resigns or is terminated (other than for cause), it will receive any Workout Fees payable on Specially Serviced Mortgage Loans for which the resigning or terminated Special Servicer had cured the event of default through a modification, restructuring or workout negotiated by the Special Servicer and evidenced by a signed writing, but which had not as of the time the Special Servicer resigned or was terminated become a Corrected Mortgage Loan solely because the borrower had not made three consecutive timely Periodic Payments and which subsequently becomes a Corrected Mortgage Loan as a result of the borrower making such three consecutive timely Periodic Payments.

A ‘‘Liquidation Fee’’ will be payable with respect to each Specially Serviced Mortgage Loan as to which the Special Servicer obtains a full or discounted payoff (or unscheduled partial payment to the extent such prepayment is required by the Special Servicer as a condition to a workout) from the related borrower and, except as otherwise described below, with respect to any Specially Serviced Mortgage Loan or REO Property as to which the Special Servicer receives any Liquidation Proceeds or Insurance and Condemnation Proceeds. The Liquidation Fee for each Specially Serviced Mortgage Loan will be payable from, and will be calculated by application of a ‘‘Liquidation Fee Rate’’ of 1.00% to the related payment or proceeds. Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, Liquidation Proceeds received in connection with (i) the repurchase of any mortgage loan by a Mortgage Loan Seller for a breach of representation or warranty or for defective or deficient mortgage loan documentation within the time period (or extension thereof) provided for such repurchase in the related mortgage loan purchase agreement, (ii) the purchase of any Specially Serviced Mortgage Loan by the majority holder of the Controlling Class within the first 90 days after the Special Servicer’s initial determination of the fair value of such Specially Serviced Mortgage Loan, the Special Servicer, within the first 90 days after the Special Servicer’s initial determination of the fair value of such Specially Serviced Mortgage Loan, or its assignee (other than an unaffiliated assignee of the Special Servicer which purchases such Specially Serviced Mortgage Loan more than 90 days following the Special Servicer’s initial determination of the fair value of such Specially Serviced Mortgage Loan) or the Master Servicer, (iii) the purchase of all of the mortgage loans and REO Properties in connection with an optional termination of the trust fund, (iv) the purchase of an AB Mortgage Loan by the holder of the related AB Subordinate Companion Loan generally within the first 90 days after such AB Mortgage Loan becomes a Specially Serviced Mortgage Loan pursuant to the related Intercreditor Agreement, (v) the purchase of any loan by a related mezzanine lender, provided that a Liquidation Fee will be payable with respect to any purchase by a mezzanine lender, if such purchase by the related mezzanine lender does not occur within 90 days following the date the related mortgage loan becomes a Specially Serviced Mortgage Loan or (vi) with respect to the Bank of America Plaza

Pari Passu Companion Loan, the purchase of the related Bank of America Plaza Companion Note under a separate pooling and servicing agreement. The Special Servicer may not receive a Workout Fee and a Liquidation Fee with respect to the same proceeds collected on a mortgage loan.

Any Liquidation Fees in respect of the Bank of America Plaza Loan will be payable out of, and based on, collections on the Bank of America Plaza Whole Loan.

The Special Servicer will also be entitled to additional servicing compensation in the form of all application fees or other fees with respect to assumptions, extensions and modifications and all defeasance fees, in each case, received with respect to the Specially Serviced Mortgage Loans, and a specified percentage of all application, assumption, extension, material modification, waiver, consent and earnout fees received with respect to all mortgage loans that are not Specially Serviced Mortgage Loans and for which the Special Servicer’s consent or approval is required. The Special Servicer will also be entitled to late payment charges and default interest paid by the borrowers and collected while the related mortgage loans were Specially Serviced Mortgage Loans and that are not needed to pay interest on Advances or certain additional trust fund expenses with respect to the related mortgage loan since the Closing Date.

Although the Master Servicer and the Special Servicer are each required to service and administer the pool of mortgage loans in accordance with the Servicing Standards above and, accordingly, without regard to their rights to receive compensation under the Pooling and Servicing Agreement, additional servicing compensation in the nature of assumption and modification fees may under certain circumstances provide the Master Servicer or the Special Servicer, as the case may be, with an economic disincentive to comply with this standard.

As and to the extent described in this prospectus supplement under ‘‘Description of the Certificates—Advances,’’ the Master Servicer, the Trustee and the Special Servicer, as applicable, will be entitled to receive interest on Advances, which will be paid contemporaneously with the reimbursement of the related Advance.

Each of the Master Servicer and the Special Servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement. Neither the Master Servicer nor the Special Servicer will be entitled to reimbursement for any expenses incurred by it except as expressly provided in the Pooling and Servicing Agreement. The Master Servicer will be responsible for all fees payable to any sub-servicers. See ‘‘Description of the Certificates—Distributions—Method, Timing and Amount’’ in this prospectus supplement and ‘‘Description of the Pooling Agreements—Certificate Account’’ and ‘‘—Servicing Compensation and Payment of Expenses’’ in the prospectus.

If a borrower prepays a mortgage loan, in whole or in part, after the due date but on or before the Determination Date in any calendar month, the amount of interest (net of related Servicing Fees) accrued on such prepayment from such due date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected, constitute a ‘‘Prepayment Interest Excess.’’ Conversely, if a borrower prepays a mortgage loan, in whole or in part, after the Determination Date (or, with respect to each mortgage loan with a due date occurring after the related Determination Date, the related due date) in any calendar month and does not pay interest on such prepayment through the following due date, then the shortfall in a full month’s interest (net of related Servicing Fees) on such prepayment will constitute a ‘‘Prepayment Interest Shortfall.’’ Prepayment Interest Excesses (to the extent not offset by Prepayment Interest Shortfalls) collected on the mortgage loans will be retained by the Master Servicer as additional servicing compensation.

The Master Servicer will be required to deliver to the Paying Agent for deposit in the Distribution Account on each Master Servicer Remittance Date, without any right of reimbursement thereafter, a cash payment (a ‘‘Compensating Interest Payment’’) in an amount equal to the lesser of (i) the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the mortgage loans

(other than a Specially Serviced Mortgage Loan or a mortgage loan on which the Special Servicer allowed a prepayment on a date other than the applicable Due Date) for the related Distribution Date, and (ii) the aggregate of (A) that portion of its Servicing Fees for the related Distribution Date that is, in the case of each and every mortgage loan and REO Loan for which such Servicing Fees are being paid in such Due Period, calculated at 0.01% per annum, (B) all Prepayment Interest Excesses in respect of the mortgage loans for the related Distribution Date and (C) to the extent earned solely on principal payments, net investment earnings received by the Master Servicer during such Due Period with respect to the mortgage loans and related Companion Loan subject to such prepayment. If a Prepayment Interest Shortfall occurs as a result of the Master Servicer’s allowing the related borrower to deviate from the terms of the related mortgage loan documents regarding principal prepayments (other than (X) subsequent to a default under the related mortgage loan documents, (Y) pursuant to applicable law or a court order, or (Z) at the request or with the consent of the Directing Certificateholder), then, for purposes of calculating the Compensating Interest Payment for the related Distribution Date, the amount in clause (ii) above shall be the aggregate of (A) all Servicing Fees payable to the Master Servicer for such Due Period, (B) all Prepayment Interest Excesses payable to the Master Servicer and (C) to the extent earned on principal prepayments, net investment earnings received by the Master Servicer during such Due Period with respect to the mortgage loan subject to such prepayment. In no event will the rights of the Certificateholders to the offset of the aggregate Prepayment Interest Shortfalls be cumulative.

DESCRIPTION OF THE CERTIFICATES

General

The Certificates will be issued pursuant to a pooling and servicing agreement, among the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Paying Agent (the ‘‘Pooling and Servicing Agreement’’) and will represent in the aggregate the entire beneficial ownership interest in J.P. Morgan Chase Commercial Mortgage Securities Trust 2006-CIBC17, which will be a trust fund consisting of: (1) the mortgage loans and all payments under and proceeds of the mortgage loans received after the Cut-off Date (exclusive of payments of principal and/or interest due on or before the Cut-off Date and interest relating to periods prior to, but due after, the Cut-off Date); (2) any REO Property but, in the case of any mortgage loan with a split loan structure, only to the extent of the trust fund’s interest therein; (3) those funds or assets as from time to time are deposited in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Gain-on-Sale Reserve Account or the REO Account, if established; (4) the rights of the mortgagee under all insurance policies with respect to its mortgage loans; and (5) certain rights of the Depositor under the Purchase Agreements relating to mortgage loan document delivery requirements and the representations and warranties of each Mortgage Loan Seller regarding the mortgage loans it sold to the Depositor.

The Depositor’s Commercial Mortgage Pass-Through Certificates, Series 2006-CIBC17 (the ‘‘Certificates’’) will consist of the following classes (each, a ‘‘Class’’): the Class A-1, Class A-3, Class A-4, Class A-SB and Class A-1A Certificates (collectively, the ‘‘Class A Certificates’’), the Class X Certificates, and the Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P, Class NR, Class R and Class LR Certificates. The Class A Certificates and the Class X Certificates are referred to collectively in this prospectus supplement as the ‘‘Senior Certificates.’’ The Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates are referred to collectively in this prospectus supplement as the ‘‘Subordinate Certificates.’’ The Class A-M, Class A-J, Class B, Class C and Class D Certificates are referred to in this prospectus supplement as the ‘‘Subordinate Offered Certificates.’’ The Class R and Class LR Certificates are referred to collectively in this prospectus supplement as the ‘‘Residual Certificates.’’

Only the Class A-1, Class A-3, Class A-4, Class A-SB, Class A-1A, Class A-M, Class A-J, Class X, Class B, Class C and Class D Certificates are offered hereby (collectively, the ‘‘Offered Certificates’’). The Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P, Class NR, Class R and Class LR Certificates (collectively, the ‘‘Non-Offered Certificates’’) have not been registered under the Securities Act of 1933, as amended, and are not offered hereby.

The ‘‘Certificate Balance’’ of any Class of Certificates (other than the Class X Certificates and Residual Certificates) outstanding at any time represents the maximum amount that its holders are entitled to receive as distributions allocable to principal from the cash flow on the mortgage loans and the other assets in the trust fund. On each Distribution Date, the Certificate Balance of each Class of Certificates (other than the Class X Certificates and Residual Certificates) will be reduced by any distributions of principal actually made on, and any Collateral Support Deficit actually allocated to, that Class of Certificates (other than the Class X Certificates and Residual Certificates) on that Distribution Date. With respect to any Class of Certificates that has unreimbursed Collateral Support Deficit allocated to such Class, the Certificate Balance of such Class may be increased by the amount of any recoveries of Nonrecoverable Advances, up to the unreimbursed Collateral Support Deficit for such Class, allocated in accordance with the distribution priorities described under ‘‘—Distributions—Priority’’ below. The initial Certificate Balance of each Class of Offered Certificates is expected to be the balance set forth on the cover of this prospectus supplement. The Class X Certificates and the Residual Certificates will not have Certificate Balances or entitle their holders to distributions of principal.

The Class X Certificates will not have a Certificate Balance, but will represent the right to receive distributions of interest in an amount equal to the aggregate interest accrued on their notional amount (‘‘Notional Amount’’). The Notional Amount of the Class X Certificates will equal the aggregate of the Certificate Balances of each Class of other Certificates (the ‘‘Principal Balance Certificates’’) outstanding from time-to-time. The initial Notional Amount of the Class X Certificates will be approximately $2,536,896,225.

The Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates will have an aggregate initial Certificate Balance of approximately $206,123,225.

The Offered Certificates (other than the Class X Certificates) will be maintained and transferred in book-entry form and issued in denominations of $10,000 initial Certificate Balance, and integral multiples of $1 in excess of that amount. The Class X Certificates will be issued, maintained and transferred only in minimum denominations of authorized initial Notional Amount of not less than $1,000,000, and in integral multiples of $1 in excess thereof. The ‘‘Percentage Interest’’ evidenced by any Certificate (other than the Residual Certificates) is equal to its initial denomination as of the Closing Date, divided by the initial Certificate Balance or Notional Amount of the Class to which it belongs.

The Offered Certificates will initially be represented by one or more global certificates registered in the name of the nominee of The Depository Trust Company (‘‘DTC’’). The Depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No person acquiring an interest in the Offered Certificates (this person, a ‘‘Certificate Owner’’) will be entitled to receive an Offered Certificate in fully registered, certificated form, a definitive certificate, representing its interest in that Class, except as set forth under ‘‘—Book-Entry Registration and Definitive Certificates’’ below. Unless and until definitive certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from Certificate Owners through its participating organizations (together with Clearstream Banking, société anonyme (‘‘Clearstream’’) and Euroclear Bank, as operator of the Euroclear System (‘‘Euroclear’’) participating organizations, the ‘‘Participants’’), and all references in this prospectus supplement to payments, notices, reports and statements to holders of the Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to Certificate Owners through DTC and its Participants in accordance with DTC procedures. See ‘‘Description of the Certificates— Book-Entry Registration and Definitive Certificates’’ in the prospectus.

Until definitive certificates are issued, interests in any Class of Offered Certificates will be transferred on the book-entry records of DTC and its Participants.

Book-Entry Registration and Definitive Certificates

General.    Certificate Owners may hold their Certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants in that system, or indirectly through organizations that are Participants in those systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositories (collectively, the ‘‘Depositories’’) which in turn will hold those positions in customers’ securities accounts in the Depositories’ names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a ‘‘banking organization’’ within the meaning of the New York Banking Law, a member of the Federal Reserve System, a ‘‘clearing corporation’’ within the meaning of the New York Uniform Commercial Code and a ‘‘clearing agency’’ registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations (‘‘Direct Participants’’). Indirect access to the DTC system also is available to others (such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant), either directly or indirectly (‘‘Indirect Participants’’). Transfers between DTC Participants will occur in accordance with DTC rules.

Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depository; however, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures. If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to the Depository to take action to effect final settlement on its behalf.

Because of time-zone differences, it is possible that credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and those credits or any transactions in those securities settled during this processing will be reported to the relevant Clearstream Participant or Euroclear Participant on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but, due to time-zone differences, may be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Certificate Owners that are not Direct or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Offered Certificates may do so only through Direct and Indirect Participants. In addition, Certificate Owners will receive all distributions of principal of and interest on the Offered Certificates from the Paying Agent through DTC and its Direct and Indirect Participants. Accordingly, Certificate Owners may experience delays in their receipt of payments, since those payments will be forwarded by the Paying Agent to Cede & Co., as nominee of DTC. DTC will forward those payments to its Participants, which thereafter will forward them to Indirect Participants or beneficial owners of Offered Certificates. Except as otherwise provided under ‘‘—Reports to Certificateholders; Certain Available Information’’ below, Certificate Owners will not be recognized by the Trustee, the Paying Agent, the Special Servicer or the Master Servicer as holders of record of Certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Direct and Indirect Participants.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the ‘‘Rules’’), DTC is required to make book-entry transfers of the Offered Certificates among Participants and to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Direct and Indirect Participants with which Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit the distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess physical certificates evidencing their interests in the Offered Certificates, the Rules provide a mechanism by which Certificate Owners, through their Direct and Indirect Participants, will receive distributions and will be able to transfer their interests in the Offered Certificates.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of Certificateholders to pledge the Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to the Certificates, may be limited due to the lack of a physical certificate for the Certificates.

DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose accounts with DTC the Offered Certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that those actions are taken on behalf of Participants whose holdings include the undivided interests.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in global certificates among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with the foregoing procedures, and the foregoing procedures may be discontinued at any time.

None of the Depositor, the Master Servicer, the Underwriters, the Special Servicer, the Trustee or the Paying Agent will have any liability for any actions taken by DTC, Euroclear or Clearstream, their respective Direct or Indirect Participants or their nominees, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Offered Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to that beneficial ownership interest. The information in this prospectus supplement concerning DTC, Clearstream and Euroclear and their book-entry systems has been obtained from sources believed to be reliable, but the Depositor takes no responsibility for the accuracy or completeness of the information.

Definitive Certificates.    Definitive certificates will be issued to Certificate Owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions set forth under ‘‘Description of the Certificates—Book-Entry Registration and Definitive Certificates’’ in the prospectus.

Upon the occurrence of certain events, as described in the prospectus in the second to last paragraph under ‘‘Description of the Certificates—Book-Entry Registration and Definitive Certificates,’’ the Paying Agent is required to notify, through DTC, Direct Participants who have ownership of Offered Certificates as indicated on the records of DTC of the availability of definitive certificates. Upon surrender by DTC of the global certificates representing the Offered Certificates and upon receipt of instructions from DTC for re-registration, the Paying Agent will reissue the Offered Certificates as definitive certificates issued in the respective Certificate Balances or Notional Amount, as applicable, owned by individual Certificate Owners, and thereafter the Trustee, the Paying Agent, the Special Servicer and the Master Servicer will recognize the holders of those definitive certificates as Certificateholders under the Pooling and Servicing Agreement.

For additional information regarding DTC and Certificates maintained on the book-entry records of DTC, see ‘‘Description of the Certificates—Book-Entry Registration and Definitive Certificates’’ in the prospectus.

Distributions

Method, Timing and Amount.    Distributions on the Certificates are required to be made by the Paying Agent, to the extent of available funds, on the 12th day of each month or, if the 12th day is not a business day, then on the next succeeding business day, commencing in December 2006 (each, a ‘‘Distribution Date’’). The ‘‘Determination Date’’ for any Distribution Date will be the fourth business day prior to the related Distribution Date. All distributions (other than the final distribution on any Certificate) are required to be made to the Certificateholders in whose names the Certificates are registered at the close of business on each Record Date. With respect to any Distribution Date, the ‘‘Record Date’’ will be the last business day of the month preceding the month in which that Distribution Date occurs. These distributions are required to be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if the Certificateholder has provided the Paying Agent with written wiring instructions no less than five business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the Certificateholder. The final distribution on any Certificate is required to be made in like manner, but only upon presentation and surrender of the Certificate at the location that will be specified in a notice of the pendency of the final distribution. All distributions made with respect to a Class of Certificates will be allocated pro rata among the outstanding Certificates of that Class based on their respective Percentage Interests.

The Master Servicer is required to establish and maintain, or cause to be established and maintained, one or more accounts (collectively, the ‘‘Certificate Account’’) as described in the Pooling and Servicing Agreement. The Master Servicer is required to deposit in the Certificate Account on a daily basis (and in no event later than the business day following receipt in available funds) all payments and collections due after the Cut-off Date and other amounts received or advanced with respect to the mortgage loans (including, without limitation, all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related mortgage loan or in connection with the full or partial condemnation of a Mortgaged Property (the ‘‘Insurance and Condemnation Proceeds’’) and other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired by foreclosure or otherwise (the ‘‘Liquidation Proceeds’’)), and will be permitted to make withdrawals therefrom as set forth in the Pooling and Servicing Agreement. Notwithstanding the foregoing, the collections on the Bank of America Plaza Loan and the AB Mortgage Loans will be limited to the portion of such amounts that are payable to the holder of the mortgage loan included in the trust pursuant to the related intercreditor agreement.

The Paying Agent is required to establish and maintain accounts (the ‘‘Upper-Tier Distribution Account’’ and the ‘‘Lower-Tier Distribution Account’’, each of which may be sub-accounts of a single account (collectively, the ‘‘Distribution Account’’)), in the name of the Trustee and for the benefit of the Certificateholders. On each Distribution Date, the Paying Agent is required to apply amounts on deposit in the Upper-Tier Distribution Account (which will include all funds that were remitted by the Master Servicer from the Certificate Account plus, among other things, any P&I Advances less amounts, if any, distributable to the Class LR Certificates as set forth in the Pooling and Servicing Agreement) generally to make distributions of interest and principal from the Available Distribution Amount to the Certificateholders as described in this prospectus supplement. Each of the Certificate Account and the Distribution Account will conform to certain eligibility requirements set forth in the Pooling and Servicing Agreement.

The Master Servicer, Special Servicer and Trustee will be entitled to payment of certain fees as compensation for its services performed under the Pooling and Servicing Agreement. Below is a summary of the fees generally payable to the Master Servicer, Special Servicer and Trustee from payments on the mortgage loans that will be payable from amounts that the trust fund is entitled to receive.

Fees	Rate or Range of Rates
Trustee Fee	0.0008%
Master Servicing Fee	0.02%-0.11%
Special Servicing Fee	0.25%
Liquidation Fee	1.00%
Workout Fee	1.00%
Expenses
Interest on Advances	Prime Rate

In addition, the Trustee, Paying Agent, Certificate Registrar, Authenticating Agent, Master Servicer, the Special Servicer and Depositor will be entitled to be indemnified by the trust fund as described under ‘‘Transaction Parties—The Trustee, Paying Agent, Certificate Registrar and Authenticating Agent’’ and ‘‘Servicing of the Mortgage Loans—Certain Matters Regarding the Master Servicer, the Special Servicer and the Depositor’’ in this prospectus supplement. Certain additional fees and costs payable by the related borrowers are allocable to the Master Servicer,

Special Servicer and Trustee, but such amounts are not payable from amounts that the trust fund is entitled to receive. See ‘‘Servicing of the Mortgage Loans’’ in this prospectus supplement.

The Paying Agent is required to establish and maintain an ‘‘Interest Reserve Account,’’ which may be a sub-account of the Distribution Account, in the name of the Trustee for the benefit of the holders of the Certificates. On the Master Servicer Remittance Date occurring each February and on any Master Servicer Remittance Date occurring in any January which occurs in a year that is not a leap year (in each case, unless the related Distribution Date is the final Distribution Date), the Paying Agent will be required to deposit amounts remitted by the Master Servicer or P&I Advances made on the related mortgage loans into the Interest Reserve Account during the related interest period, in respect of the mortgage loans that accrue interest on an Actual/360 Basis (collectively, the ‘‘Withheld Loans’’), in an amount equal to one day’s interest at the Net Mortgage Rate for each Withheld Loan on its Stated Principal Balance as of the Distribution Date in the month preceding the month in which the related Master Servicer Remittance Date occurs, to the extent a Periodic Payment or P&I Advance is made in respect of the mortgage loans (all amounts so deposited in any consecutive January (if applicable) and February, ‘‘Withheld Amounts’’). On the Master Servicer Remittance Date occurring each March (or February, if the related Distribution Date is the final Distribution Date), the Paying Agent will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit that amount into the Lower-Tier Distribution Account.

The Paying Agent is required to establish and maintain an account (the ‘‘Gain-on-Sale Reserve Account’’), which may be a sub-account of the Distribution Account, in the name of the Trustee on behalf of the Certificateholders. To the extent that gains realized on sales of Mortgaged Properties, if any, are not used to offset Collateral Support Deficits previously allocated to the Certificates, such gains will be held and applied to offset future Collateral Support Deficits, if any.

The Master Servicer is authorized but not required to direct the investment of funds held in the Certificate Account in U.S. government securities and other obligations that are acceptable to each of the Rating Agencies (‘‘Permitted Investments’’). The Master Servicer will be entitled to retain any interest or other income earned on such funds and the Master Servicer will be required to bear any losses resulting from the investment of such funds, as provided in the Pooling and Servicing Agreement. The Paying Agent is authorized but not required to direct the investment of funds held in the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Interest Reserve Account and the Gain-on-Sale Reserve Account in Permitted Investments. The Paying Agent will be entitled to retain any interest or other income earned on such funds and the Paying Agent will be required to bear any losses resulting from the investment of such funds, as provided in the Pooling and Servicing Agreement.

The aggregate amount available for distribution to Certificateholders on each Distribution Date (the ‘‘Available Distribution Amount’’) will, in general, equal the sum of the following amounts (without duplication):

(x) the total amount of all cash received on the mortgage loans and any REO Properties that is on deposit in the Certificate Account, the Lower-Tier Distribution Account and, without duplication, the REO Account, as of the related Master Servicer Remittance Date, exclusive of (without duplication):

(1)    all scheduled payments of principal and/or interest (the ‘‘Periodic Payments’’) and balloon payments collected but due on a due date subsequent to the related Due Period, excluding interest relating to periods prior to, but due after, the Cut-off Date;

(2)    all unscheduled payments of principal (including prepayments), unscheduled interest, Liquidation Proceeds, Insurance and Condemnation Proceeds and other unscheduled recoveries received subsequent to the related Determination Date (or, with respect to voluntary prepayments of principal of each mortgage loan with a due date occurring after the related Determination Date, subsequent to the related due date);

(3)    all amounts in the Certificate Account that are due or reimbursable to any person other than the Certificateholders;

(4)    with respect to each Withheld Loan and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year (unless such Distribution Date is the final Distribution Date), the related Withheld Amount to the extent those funds are on deposit in the Certificate Account;

(5)    all Yield Maintenance Charges;

(6)    all amounts deposited in the Certificate Account, the Lower-Tier Distribution Account and, without duplication, the REO Account in error; and

(7)    any accrued interest on a mortgage loan allocable to the default interest rate for such mortgage loan, to the extent permitted by law, as more particularly defined in the related mortgage loan documents, excluding any interest calculated at the Mortgage Rate for the related mortgage loan;

(y) all P&I Advances made by the Master Servicer or the Trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders). See ‘‘Description of the Pooling Agreements—Certificate Account’’ in the prospectus; and

(z) with respect to the Distribution Date occurring in each March (or February, if such Distribution Date is the final Distribution Date), the related Withheld Amounts required to be deposited in the Lower-Tier Distribution Account pursuant to the Pooling and Servicing Agreement.

The ‘‘Due Period’’ for each Distribution Date and any mortgage loan will be the period commencing on the day immediately following the due date for the mortgage loan in the month preceding the month in which that Distribution Date occurs or the date that would have been the Due Date if the mortgage loan had a Due Date in December 2006 and ending on and including the due date for the mortgage loan in the month in which that Distribution Date occurs.

Notwithstanding the foregoing, in the event that the last day of a Due Period (or applicable grace period) is not a business day, any Periodic Payments received with respect to the mortgage loans relating to the related Due Period on the business day immediately following that day will be deemed to have been received during that Due Period and not during any other Due Period.

Priority.    On each Distribution Date, for so long as the Certificate Balances or Notional Amount of the Certificates have not been reduced to zero, the Paying Agent is required to apply amounts on deposit in the Upper-Tier Distribution Account, to the extent of the Available Distribution Amount, in the following order of priority:

First, to pay interest, concurrently, (i) on the Class A-1, Class A-3, Class A-4 and Class A-SB Certificates, pro rata, from the portion of the Available Distribution Amount for such Distribution Date attributable to mortgage loans in Loan Group 1 up to an amount equal to the aggregate Interest Distribution Amount for those Classes; (ii) on the Class A-1A Certificates from the portion of the Available Distribution Amount for such Distribution Date attributable to mortgage loans in Loan Group 2 up to an amount equal to the aggregate Interest Distribution Amount for such Class; and (iii) on the Class X Certificates from the portion of the Available Distribution Amount for such Distribution Date up to an amount equal to the aggregate Interest Distribution Amount for such Class, without regard to Loan Group, in each case based upon their respective entitlements to interest for that Distribution Date; provided, however, on any Distribution Date where the Available Distribution Amount (or applicable portion of the Available Distribution Amount) is not sufficient to make distributions in full to the related Classes as described above, the Available Distribution Amount will be allocated among the above Classes without regard to Loan Group, pro rata, in accordance with the respective amounts of Distributable Certificate Interest in respect of such Classes on such Distribution Date, in an amount equal to all Interest Distribution Amounts in respect of each such Class for such Distribution Date;

Second, to the Class A-1, Class A-3, Class A-4, Class A-SB and Class A-1A Certificates, in reduction of the Certificate Balances of those Classes, concurrently: (i)(A) first, to the Class A-SB Certificates, in an amount equal to the Group 1 Principal Distribution Amount for such Distribution Date and, after the Certificate Balance of the Class A-1A Certificates has been reduced to zero, the Group 2 Principal Distribution Amount for such Distribution Date remaining after payments specified in clause (ii) below have been made on such Distribution Date, until the Certificate Balance of the Class A-SB Certificates is reduced to the Class A-SB Planned Principal Balance, (B) then, to the Class A-1 Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after payments specified in clause (i)(A) above have been made) for such Distribution Date and, after the Certificate Balance of the Class A-1A Certificates has been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments specified in clause (i)(A) above and clause (ii) below have been made on such Distribution Date, until the Certificate Balance of the Class A-1 Certificates is reduced to zero, (C) then, to the Class A-3 Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (i)(A) and (B) above have been made) for such Distribution Date and, after the Certificate Balance of the Class A-1A Certificates has been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments specified in clauses (i)(A) and (B) above and clause (ii) below have been made on such Distribution Date, until the Certificate Balance of the Class A-3 Certificates is reduced to zero, (D)  then, to the Class A-4 Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (i)(A), (B) and (C) above have been made) for such Distribution Date and, after the Certificate Balance of the Class A-1A Certificates has been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments specified in clauses (i)(A), (B) and (C) above and clause (ii) below have been made on such Distribution Date, until the Certificate Balance of the Class A-4 Certificates is reduced to zero and (E) to the Class A-SB Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (i)(A), (B), (C) and (D) above have been made) for such Distribution Date and, after the Certificate Balance of the Class A-1A Certificates has been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments specified in clauses (i)(A), (B), (C) and (D) above and clause (ii) below have been made on such Distribution Date, until the Class A-SB Certificates are reduced to zero; and (ii) to the Class A-1A Certificates, in an amount equal to the Group 2 Principal Distribution Amount and, after the Certificate Balances of the Class A-4 and Class A-SB Certificates have been reduced to zero, the Group 1 Principal Distribution Amount remaining after payments specified in clauses (i)(A), (B), (C), (D) and (E) above have been made on such Distribution Date, until the Class A-1A Certificates are reduced to zero;

Third, to the Class A-1, Class A-3, Class A-4, Class A-SB and Class A-1A Certificates, pro rata (based upon the aggregate unreimbursed Collateral Support Deficit allocated to each Class), until all amounts of Collateral Support Deficit previously allocated to those Classes, but not previously reimbursed, have been reimbursed in full;

Fourth, to the Class A-M Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

Fifth, following reduction of the Certificate Balances of the Class A Certificates to zero, to the Class A-M Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Sixth, to the Class A-M Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class A-M Certificates, but not previously reimbursed, have been reimbursed in full;

Seventh, to the Class A-J Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

Eighth, following reduction of the Certificate Balances of the Class A Certificates and Class A-M Certificates to zero, to the Class A-J Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates and Class A-M Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Ninth, to the Class A-J Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class A-J Certificates, but not previously reimbursed, have been reimbursed in full;

Tenth, to the Class B Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

Eleventh, following reduction of the Certificate Balances of the Class A Certificates, Class A-M Certificates and Class A-J Certificates to zero, to the Class B Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates, Class A-M Certificates and Class A-J Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Twelfth, to the Class B Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class B Certificates, but not previously reimbursed, have been reimbursed in full;

Thirteenth, to the Class C Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

Fourteenth, following reduction of the Certificate Balances of the Class A Certificates, Class A-M Certificates, Class A-J Certificates and Class B Certificates to zero, to the Class C Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates, Class A-M Certificates, Class A-J Certificates and Class B Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Fifteenth, to the Class C Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class C Certificates, but not previously reimbursed, have been reimbursed in full;

Sixteenth, to the Class D Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

Seventeenth, following reduction of the Certificate Balances of the Class A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates and Class C Certificates to zero, to the Class D Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates and Class C Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Eighteenth, to the Class D Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class D Certificates, but not previously reimbursed, have been reimbursed in full;

Nineteenth, to the Class E Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

Twentieth, following reduction of the Certificate Balances of the Class A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates and Class D Certificates to zero, to the Class E Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates and Class D Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Twenty-first, to the Class E Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class E Certificates, but not previously reimbursed, have been reimbursed in full;

Twenty-second, to the Class F Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

Twenty-third, following reduction of the Certificate Balances of the Class A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates and Class E Certificates to zero, to the Class F Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates and Class E Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Twenty-fourth, to the Class F Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class F Certificates, but not previously reimbursed, have been reimbursed in full;

Twenty-fifth, to the Class G Certificates, in respect of interest up to an amount equal to the Interest Distribution Amount for that Class;

Twenty-sixth, following reduction of the Certificate Balances of the Class A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates and Class F Certificates to zero, to the Class G Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates and Class F Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Twenty-seventh, to the Class G Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class G Certificates, but not previously reimbursed, have been reimbursed in full;

Twenty-eighth, to the Class H Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

Twenty-ninth, following reduction of the Certificate Balances of the Class A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates and Class G Certificates to zero, to the Class H Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates and Class G Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Thirtieth, to the Class H Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class H Certificates, but not previously reimbursed, have been reimbursed in full;

Thirty-first, to the Class J Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

Thirty-second, following reduction of the Certificate Balances of the Class A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates and Class H Certificates to zero, to the Class J Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates and Class H Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Thirty-third, to the Class J Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class J Certificates, but not previously reimbursed, have been reimbursed in full;

Thirty-fourth, to the Class K Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

Thirty-fifth, following reduction of the Certificate Balances of the Class A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates and Class J Certificates to zero, to the Class K Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates and Class J Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Thirty-sixth, to the Class K Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class K Certificates, but not previously reimbursed, have been reimbursed in full;

Thirty-seventh, to the Class L Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

Thirty-eighth, following reduction of the Certificate Balances of the Class A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates and Class K Certificates to zero, to the Class L Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates and Class K Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Thirty-ninth, to the Class L Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class L Certificates, but not previously reimbursed, have been reimbursed in full;

Fortieth, to the Class M Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

Forty-first, following reduction of the Certificate Balances of the Class A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates and Class L Certificates to zero, to the Class M Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates and Class L Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Forty-second, to the Class M Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class M Certificates, but not previously reimbursed, have been reimbursed in full;

Forty-third, to the Class N Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

Forty-fourth, following reduction of the Certificate Balances of the Class A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates and Class M Certificates to zero, to the Class N Certificates, in reduction of their Certificate Balance, an amount equal to the Principal

Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates and Class M Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Forty-fifth, to the Class N Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class N Certificates, but not previously reimbursed, have been reimbursed in full;

Forty-sixth, to the Class P Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

Forty-seventh, following reduction of the Certificate Balances of the Class A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates and Class N Certificates to zero, to the Class P Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates and Class N Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Forty-eighth, to the Class P Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class P Certificates, but not previously reimbursed, have been reimbursed in full;

Forty-ninth, to the Class NR Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

Fiftieth, following reduction of the Certificate Balances of the Class A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates, Class N Certificates and Class P Certificates to zero, to the Class NR Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates, Class N Certificates and Class P Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Fifty-first, to the Class NR Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class NR Certificates, but not previously reimbursed, have been reimbursed in full; and

Fifty-second, to the Class R Certificates, the amount, if any, of the Available Distribution Amount remaining in the Upper-Tier Distribution Account, and to the Class LR Certificates, the amount remaining in the Lower-Tier Distribution Account with respect to that Distribution Date.

Reimbursement of previously allocated Collateral Support Deficit will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the Class of Certificates in respect of which a reimbursement is made.

Notwithstanding the distribution priority second set forth above, on and after the Distribution Date on which the Certificate Balances of the Subordinate Certificates have all been reduced to zero as a result of the allocation of mortgage loan losses to those certificates (that date, the ‘‘Cross-Over Date’’), the Principal Distribution Amount will be distributed pursuant to priority second set forth above, pro rata (based upon their respective Certificate Balances), among the Classes of Class A-1, Class A-3, Class A-4, Class A-SB and Class A-1A Certificates, without regard to the priorities set forth above and without regard to Loan Groups or the Class A-SB Planned Principal Balance.

Pass-Through Rates.    The interest rate (the ‘‘Pass-Through Rate’’) applicable to each Class of Certificates (other than the Residual Certificates) for any Distribution Date will equal the rates set forth below:

The Pass-Through Rate on the Class A-1 Certificates is a per annum rate equal to 5.2790%.

The Pass-Through Rate on the Class A-3 Certificates is a per annum rate equal to 5.4500%.

The Pass-Through Rate on the Class A-4 Certificates is a per annum rate equal to 5.4290%.

The Pass-Through Rate on the Class A-SB Certificates is a per annum rate equal to 5.4150%.

The Pass-Through Rate on the Class A-1A Certificates is a per annum rate equal to 5.4260%.

The Pass-Through Rate on the Class A-M Certificates is a per annum rate equal to 5.4640%.

The Pass-Through Rate on the Class A-J Certificates is a per annum rate equal to 5.4890%, subject to a maximum rate equal to the WAC Rate.

The Pass-Through Rate on the Class B Certificates is a per annum rate equal to 5.5430%, subject to a maximum rate equal to the WAC Rate.

The Pass-Through Rate on the Class C Certificates is a per annum rate equal to 5.5830%, subject to a maximum rate equal to the WAC Rate.

The Pass-Through Rate on the Class D Certificates is a per annum rate equal to 5.6220%, subject to a maximum rate equal to the WAC Rate.

The Pass-Through Rate on the Class E Certificates is a per annum rate equal to the WAC Rate minus 0.3450%.

The Pass-Through Rate on the Class F Certificates is a per annum rate equal to the WAC Rate minus 0.1780%.

The Pass-Through Rate on the Class G Certificates is a per annum rate equal to the WAC Rate minus 0.0790%.

The Pass-Through Rate on the Class H Certificates is a per annum rate equal to WAC Rate.

The Pass-Through Rate on the Class J Certificates is a per annum rate equal to 5.1470%.

The Pass-Through Rate on the Class K Certificates is a per annum rate equal to 5.1470%.

The Pass-Through Rate on the Class L Certificates is a per annum rate equal to 5.1470%.

The Pass-Through Rate on the Class M Certificates is a per annum rate equal to 5.1470%.

The Pass-Through Rate on the Class N Certificates is a per annum rate equal to 5.1470%.

The Pass-Through Rate on the Class P Certificates is a per annum rate equal to 5.1470%.

The Pass-Through Rate on the Class NR Certificates is a per annum rate equal to 5.1470%.

The Pass-Through Rate applicable to the Class X Certificates for the initial Distribution Date will equal approximately 0.5149% per annum. The Pass-Through Rate for the Class X Certificates for any Distribution Date will equal the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on all of the other Certificates (other than the Class R and Class LR Certificates), weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

The Pass-Through Rate on each Class of Offered Certificates for the first Distribution Date is expected to be as set forth on page S-8 of this prospectus supplement.

The ‘‘WAC Rate’’ with respect to any Distribution Date is equal to the weighted average of the applicable Net Mortgage Rates for the mortgage loans weighted on the basis of their respective Stated Principal Balances as of the Closing Date, in the case of the first Distribution Date, or, for all other Distribution Dates, the preceding Distribution Date.

The ‘‘Net Mortgage Rate’’ for each mortgage loan is equal to the related Mortgage Rate in effect from time to time, less the related Administrative Cost Rate; provided, however, that for purposes of calculating Pass-Through Rates, the Net Mortgage Rate for any mortgage loan will be determined without regard to any modification, waiver or amendment of the terms of the mortgage loan, whether agreed to by the Master Servicer, the Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower. Notwithstanding the foregoing, for mortgage loans that do not accrue interest on a 30/360 Basis, then, solely for purposes of calculating the Pass-Through Rate on the Certificates, the Net Mortgage Rate of the mortgage loan for any one-month period preceding a related due date will be the annualized rate at which interest would have to accrue in respect of the mortgage loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually required to be paid in respect of the mortgage loan during the one-month period at the related Net Mortgage Rate; provided, however, that with respect to each Withheld Loan, the Net Mortgage Rate for the one-month period (1) prior to the due dates in January and February in any year which is not a leap year or in February in any year which is a leap year (in either case, unless the related Distribution Date is the final Distribution Date) will be the per annum rate stated in the related Mortgage Note less the related Administrative Cost Rate, and (2) prior to the due date in March (or February, if the related Distribution Date is the final Distribution Date), will be determined inclusive of the amounts withheld for the immediately preceding February and, January, as applicable.

‘‘Administrative Cost Rate’’ as of any date of determination and with respect to any mortgage loan will be equal to the sum of the Servicing Fee Rate and the Trustee Fee Rate.

‘‘Mortgage Rate’’ with respect to any mortgage loan is the per annum rate at which interest accrues on the mortgage loan as stated in the related Mortgage Note in each case without giving effect to any default rate or an increased interest rate.

Interest Distribution Amount.    Interest will accrue for each Class of Certificates (other than the Residual Certificates) during the related Interest Accrual Period. The ‘‘Interest Distribution Amount’’ of any Class of Certificates (other than the Residual Certificates) for any Distribution Date is an amount equal to the sum of all Distributable Certificate Interest in respect of that Class of Certificates for that Distribution Date and, to the extent not previously paid, for all prior Distribution Dates and any Accrued Interest from Recoveries for such Class, to the extent not previously paid, for all prior Distribution Dates.

‘‘Accrued Interest from Recoveries’’ in respect of each Distribution Date and any Class of Certificates (other than the Class X Certificates and the Residual Certificates) that had an increase to its Certificate Balance as a result of a recovery of Nonrecoverable Advances, an amount equal to interest at the Pass-Through Rate applicable to that Class on the amount of such increase to its Certificate Balance accrued from the Distribution Date on which the related Collateral Support Deficit was allocated to such Class as a result of the reimbursement of Nonrecoverable Advances from the trust to, but not including, the Distribution Date on which the Certificate Balance was so increased.

The ‘‘Interest Accrual Period’’ in respect of each Class of Certificates (other than the Residual Certificates) for each Distribution Date will be the calendar month prior to the month in which that Distribution Date occurs and will be calculated on a 30/360 Basis.

The ‘‘Distributable Certificate Interest’’ in respect of each Class of Certificates (other than the Residual Certificates) for each Distribution Date is equal to one month’s interest at the Pass-Through Rate applicable to that Class of Certificates or that Distribution Date accrued for the related Interest Accrual Period on the related Certificate Balance or Notional Amount, as the case may be, outstanding immediately prior to that Distribution Date, reduced (other than in the case of the Class X Certificates) (to not less than zero) by such Class of Certificates’ allocable share (calculated as described below) of the aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the mortgage loans during the related Due Period that are not covered by the Master Servicer’s Compensating Interest Payment for the related Distribution Date (the aggregate of the Prepayment Interest Shortfalls that are not so covered, as to the related Distribution Date, the ‘‘Net Aggregate Prepayment Interest Shortfall’’).

The portion of the Net Aggregate Prepayment Interest Shortfall for any Distribution Date that is allocable to each Class of Certificates (other than the Residual Certificates and the Class X Certificates) will equal the product of (a) the Net Aggregate Prepayment Interest Shortfall, multiplied by (b) a fraction, the numerator of which is equal to the Interest Distribution Amount in respect of that Class of Certificates for the related Distribution Date, and the denominator of which is equal to the aggregate Interest Distribution Amount in respect of all Classes of Certificates (other than the Residual Certificates and the Class X Certificates) for the related Distribution Date.

Principal Distribution Amount.    So long as (i) either the Class A-4 or the Class A-SB Certificates and (ii) the Class A-1A Certificates remain outstanding, the Principal Distribution Amount for each Distribution Date as it relates to distributions to the Class A Certificates will be calculated on a Loan Group-by-Loan Group basis. On each Distribution Date after the Certificate Balance of either (i) each of the Class A-4 and Class A-SB Certificates or (ii) the Class A-1A Certificates has been reduced to zero, a single Principal Distribution Amount will be calculated in the aggregate for both Loan Groups. The ‘‘Principal Distribution Amount’’ for any Distribution Date is an amount equal to the sum of (a) the Principal Shortfall for that Distribution Date, (b) the Scheduled Principal Distribution Amount for that Distribution Date and (c) the Unscheduled Principal Distribution Amount for that Distribution Date; provided, that the Principal Distribution Amount for any Distribution Date will be reduced by the amount of any reimbursements of (i) Nonrecoverable Advances, with interest on such Nonrecoverable Advances that are paid or reimbursed from principal collections on the mortgage loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date and (ii) Workout-Delayed Reimbursement Amounts paid or reimbursed from principal collections on the mortgage loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date (provided that, in the case of clause (i) and (ii) above, if any of the amounts that were reimbursed from principal collections on the mortgage loans are subsequently recovered on the related mortgage loan, such recovery will increase the Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs).

The ‘‘Group 1 Principal Distribution Amount’’ for any Distribution Date is an amount equal to the sum of (a) the Group 1 Principal Shortfall for that Distribution Date, (b) the Scheduled Principal Distribution Amount for Loan Group 1 for that Distribution Date and (c) the Unscheduled Principal Distribution Amount for Loan Group 1 for that Distribution Date; provided, that the Group 1 Principal Distribution Amount for any Distribution Date will be reduced by the amount of any reimbursements of (i) Nonrecoverable Advances, plus interest on such Nonrecoverable Advances, that are paid or reimbursed from principal collections on the mortgage loans in Loan Group 1 in a period during which such principal collections would have otherwise been included in the Group 1 Principal Distribution Amount for that Distribution Date, (ii) Workout-Delayed Reimbursement Amounts that are paid or reimbursed from principal collections on the mortgage loans in Loan Group 1 in a period during which such principal collections would have otherwise been included in the Group 1 Principal Distribution Amount for that Distribution Date and (iii) following the reimbursements described in clauses (i) and (ii), the excess, if any of (A) the total amount of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts, plus interest on such Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts, that would have been paid or reimbursed from principal collections on the mortgage loans in Loan Group 2 as described in clauses (i) and (ii) of the definition of ‘‘Group 2 Principal Distribution Amount’’ had the aggregate amount available for distribution of principal with respect to Loan Group 2 been sufficient to make such reimbursements in full, over (B) the aggregate amount available for distribution of principal with respect to Loan Group 2 for that Distribution Date (provided, further, (I) that in the case of clauses (i) and (ii) above, if any of such amounts reimbursed from principal collections on the mortgage loans in Loan Group 1 are subsequently recovered on the related mortgage loan, subject to the application of any recovery to increase the Group 2 Principal Distribution Amount as required under clause (II) of the definition of ‘‘Group 2 Principal Distribution Amount,’’ such recovery will be applied to increase the Group 1 Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs; and (II) that in the case of clause (iii) above, if any of such amounts reimbursed from principal collections on the mortgage loans in Loan Group 2 are subsequently recovered on the related mortgage loan, such recovery will first be applied to increase the Group 1 Principal Distribution Amount up to such amounts and then to increase the Group 2 Principal Distribution Amount).

The ‘‘Group 2 Principal Distribution Amount’’ for any Distribution Date is an amount equal to the sum of (a) the Group 2 Principal Shortfall for that Distribution Date, (b) the Scheduled Principal Distribution Amount for Loan Group 2 for that Distribution Date and (c) the Unscheduled Principal Distribution Amount for Loan Group 2 for that Distribution Date; provided, that the Group 2 Principal Distribution Amount for any Distribution Date will be reduced by the amount of any reimbursements of (i) Nonrecoverable Advances, plus interest on such Nonrecoverable Advances, that are paid or reimbursed from principal collections on the mortgage loans in Loan Group 2 in a period during which such principal collections would have otherwise been included in the Group 2 Principal Distribution Amount for that Distribution Date, (ii) Workout-Delayed Reimbursement Amounts that are paid or reimbursed from principal collections on the mortgage loans in Loan Group 2 in a period during which such principal collections would have otherwise been included in the Group 2 Principal Distribution Amount for that Distribution Date and (iii) following the reimbursements described in clauses (i) and (ii), the excess, if any of (A) the total amount of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts, plus interest on such Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts, that would have been paid or reimbursed from principal collections on the mortgage loans in Loan Group 1 as described in clauses (i) and (ii) of the definition of ‘‘Group 1 Principal Distribution Amount’’ had the aggregate amount available for distribution of principal with respect to Loan Group 1 been sufficient to make such reimbursements in full, over (B) the aggregate amount available for distribution of principal with respect to Loan Group 1 for that Distribution Date (provided, further, (I) that in the case of clauses (i) and (ii) above, if any of such amounts reimbursed from principal collections on the mortgage loans in Loan Group 2 are subsequently recovered on the related mortgage loan, subject to the application of any recovery to increase the Group 1 Principal Distribution Amount as required under clause (II) of the definition of ‘‘Group 1 Principal Distribution Amount,’’ such recovery will be applied to increase the Group 2 Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs; and (II) that in the case of clause (iii) above, if any of such amounts reimbursed from principal collections on the mortgage loans in Loan Group 1 are subsequently recovered on the related mortgage loan, such recovery will first be applied to increase the Group 2 Principal Distribution Amount up to such amounts and then to increase the Group 1 Principal Distribution Amount).

The ‘‘Scheduled Principal Distribution Amount’’ for each Distribution Date will equal the aggregate of the principal portions of (a) all Periodic Payments (excluding balloon payments) due during or, if and to the extent not previously received or advanced and distributed to Certificateholders on a preceding Distribution Date, prior to the related Due Period and all Assumed Scheduled Payments for the related Due Period, in each case to the extent paid by the related borrower as of the related Determination Date (or, with respect to each mortgage loan with a due date occurring, or a grace period ending, after the related Determination Date, the related due date or, last day of such grace period, as applicable, to the extent received by the Master Servicer as of the business day preceding the related Master Servicer Remittance Date) or advanced by the Master Servicer or the Trustee, as applicable, and (b) all balloon payments to the extent received on or prior to the related Determination Date (or, with respect to each mortgage loan with a due date occurring, or a grace period ending, after the related Determination Date, the related due date or, last day of such grace period, as applicable, to the extent received by the Master Servicer as of the business day preceding the related Master Servicer Remittance Date), and to the extent not included in clause (a) above. The Scheduled Principal Distribution Amount from time to time will include all late payments of principal made by a borrower, including late payments in respect of a delinquent balloon payment, regardless of the timing of those late payments, except to the extent those late payments are otherwise reimbursable to the Master Servicer or the Trustee, as the case may be, for prior Advances.

The ‘‘Unscheduled Principal Distribution Amount’’ for each Distribution Date will equal the aggregate of: (a) all prepayments of principal received on the mortgage loans as of the business day preceding the related Master Servicer Remittance Date; and (b) any other collections (exclusive of payments by borrowers) received on the mortgage loans and any REO Properties on or prior to the related Determination Date whether in the form of Liquidation Proceeds, Insurance and Condemnation Proceeds, net income, rents, and profits from REO Property or otherwise, that were identified and applied by the Master Servicer as recoveries of previously unadvanced principal of the related mortgage loan; provided, that all such Liquidation Proceeds and Insurance and Condemnation Proceeds shall be reduced by any unpaid Special Servicing Fees, Liquidation Fees, accrued interest on Advances and other additional trust fund expenses incurred in connection with the related mortgage loan, thus reducing the Unscheduled Principal Distribution Amount.

The ‘‘Assumed Scheduled Payment’’ for any Due Period and with respect to any mortgage loan that is delinquent in respect of its balloon payment (including any REO Loan as to which the balloon payment would have been past due), is an amount equal to the sum of (a) the principal portion of the Periodic Payment that would have been due on that mortgage loan on the related due date based on the constant payment required by the related Mortgage Note or the original amortization schedule of the mortgage loan (as calculated with interest at the related Mortgage Rate), if applicable, assuming the related balloon payment has not become due, after giving effect to any reduction in the principal balance occurring in connection with a default or a bankruptcy modification, and (b) interest on the Stated Principal Balance of that mortgage loan at its Mortgage Rate (net of the applicable rate at which the Servicing Fee is calculated).

For purposes of the foregoing definition of Principal Distribution Amount, the term ‘‘Principal Shortfall’’ for any Distribution Date means the amount, if any, by which (1) the Principal Distribution Amount for the prior Distribution Date exceeds (2) the aggregate amount distributed in respect of principal on the Class A-1, Class A-3, Class A-4, Class A-SB, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates on the preceding Distribution Date. There will be no Principal Shortfall on the first Distribution Date.

For purposes of the foregoing definition of Group 1 Principal Distribution Amount, the term ‘‘Group 1 Principal Shortfall’’ for any Distribution Date means the amount, if any, by which (1) the lesser of (a) the Group 1 Principal Distribution Amount for the prior Distribution Date and (b) the Certificate Balance of the Class A-1, Class A-3, Class A-4 and Class A-SB Certificates exceeds (2) the aggregate amount distributed in respect of principal on the Class A-1, Class A-3, Class A-4 and Class A-SB Certificates on the preceding Distribution Date. There will be no Group 1 Principal Shortfall on the first Distribution Date.

For purposes of the foregoing definition of Group 2 Principal Distribution Amount, the term ‘‘Group 2 Principal Shortfall’’ for any Distribution Date means the amount, if any, by which (1) the lesser of (a) the Group 2 Principal Distribution Amount for the prior Distribution Date and (b) the Certificate Balance of the Class A-1A Certificates, exceeds (2) the aggregate amount distributed in respect of principal on the Class A-1A Certificates on the preceding Distribution Date. There will be no Group 2 Principal Shortfall on the first Distribution Date.

The ‘‘Class A-SB Planned Principal Balance’’ for any Distribution Date is the balance shown for such Distribution Date in the table set forth in Schedule I to this prospectus supplement. Such balances were calculated using, among other things, certain weighted average life assumptions. See ‘‘Yield and Maturity Considerations—Weighted Average Life’’ in this prospectus supplement. Based on such assumptions, the Certificate Balance of the Class A-SB Certificates on each Distribution Date would be expected to be reduced to the balance indicated for such Distribution Date in the table set forth in Schedule I to this prospectus supplement. There is no assurance, however, that the mortgage loans will perform in conformity with our assumptions. Therefore, there can be no assurance that the balance of the Class A-SB Certificates on any Distribution Date will be equal to the balance that is specified for such Distribution Date in the table. In particular, once the Certificate Balances of the Class A-1A, Class A-1, Class A-3 and Class A-4 Certificates have been reduced to zero, any portion of the Group 2 Principal Distribution Amount and/or Group 1 Principal Distribution Amount, as applicable, remaining on any Distribution Date, will be distributed on the Class A-SB Certificates until the Certificate Balance of the Class A-SB Certificates is reduced to zero.

Certain Calculations with Respect to Individual Mortgage Loans.    The Stated Principal Balance of each mortgage loan outstanding at any time represents the principal balance of the mortgage loan ultimately due and payable to the Certificateholders. The ‘‘Stated Principal Balance’’ of each mortgage loan will initially equal its Cut-off Date Balance and, on each Distribution Date, will be reduced by the amount of principal payments received from the related borrower or advanced for such Distribution Date. The Stated Principal Balance of a mortgage loan may also be reduced in connection with any forced reduction of its actual unpaid principal balance imposed by a court presiding over a bankruptcy proceeding in which the related borrower is the debtor. See ‘‘Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws’’ in the prospectus. If any mortgage loan is paid in full or the mortgage loan (or any Mortgaged Property acquired in respect of the mortgage loan) is otherwise liquidated, then, as of the first Distribution Date that follows the end of the Due Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the mortgage loan will be zero.

For purposes of calculating distributions on, and allocations of, Collateral Support Deficit to the Certificates, as well as for purposes of calculating the Servicing Fee and Trustee Fee payable each month, each REO Property will be treated as if there exists with respect to such REO Property an outstanding mortgage loan (an ‘‘REO Loan’’), and all references to mortgage loan, mortgage loans and pool of mortgage loans in this prospectus supplement and in the prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Loans. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor mortgage loan, including the same fixed Mortgage Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor mortgage loan, including any portion of it payable or reimbursable to the Master Servicer or the Special Servicer, will continue to be ‘‘due’’ in respect of the REO Loan; and amounts received in respect of the related REO Property, net of payments to be made, or reimbursement to the Master Servicer or the Special Servicer for payments previously advanced, in connection with the operation and management of that property, generally will be applied by the Master Servicer as if received on the predecessor mortgage loan.

Allocation of Yield Maintenance Charges and Prepayment Premiums

On any Distribution Date, Yield Maintenance Charges, if any, collected in respect of the mortgage loans during the related Due Period will be required to be distributed by the Paying Agent to the holders of each Class of Offered Certificates (excluding the Class X Certificates) and the Class E, Class F, Class G and Class H Certificates in the following manner: the holders of each

Class of Offered Certificates (excluding the Class X Certificates) and the Class E, Class F, Class G and Class H Certificates will be entitled to receive, with respect to the related Loan Group, as applicable, on each Distribution Date an amount of Yield Maintenance Charges equal to the product of (a) a fraction whose numerator is the amount of principal distributed to such Class on such Distribution Date and whose denominator is the total amount of principal distributed to all of the Certificates representing principal payments in respect of mortgage loans in Loan Group 1 or Loan Group 2, as applicable, on such Distribution Date, (b) the Base Interest Fraction for the related principal prepayment and such Class of Certificates and (c) the Yield Maintenance Charges collected on such principal prepayment during the related Due Period. If there is more than one such Class of Certificates entitled to distributions of principal with respect to the related Loan Group, as applicable, on any particular Distribution Date on which Yield Maintenance Charges are distributable, the aggregate amount of such Yield Maintenance Charges will be allocated among all such Classes of Certificates up to, and on a pro rata basis in accordance with, their respective entitlements thereto in accordance with the first sentence of this paragraph. Any Yield Maintenance Charges collected during the related Due Period remaining after such distributions will be distributed to the holders of the Class X Certificates.

The ‘‘Base Interest Fraction’’ with respect to any principal prepayment on any mortgage loan and with respect to any Class of the Class A-1, Class A-3, Class A-4, Class A-SB, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates is a fraction (A) whose numerator is the greater of (x) zero and (y) the difference between (i) the Pass-Through Rate on such Class of Certificates and (ii) the Discount Rate used in calculating the Yield Maintenance Charge with respect to such principal prepayment and (B) whose denominator is the difference between (i) the Mortgage Rate on the related mortgage loan and (ii) the Discount Rate used in calculating the Yield Maintenance Charge with respect to such principal prepayment; provided, however, that under no circumstances will the Base Interest Fraction be greater than one. If such Discount Rate is greater than the Mortgage Rate on the related mortgage loan, then the Base Interest Fraction will equal zero.

Notwithstanding the foregoing, any prepayment premiums collected that are calculated under the related mortgage loan documents as a specified percentage of the amount being prepaid will be distributed to the Class X Certificates entirely.

For a description of Yield Maintenance Charges, see ‘‘Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Prepayment Provisions’’ in this prospectus supplement. See also ‘‘Risk Factors—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions’’ and ‘‘Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments’’ in the prospectus regarding the enforceability of Yield Maintenance Charges.

Assumed Final Distribution Date; Rated Final Distribution Date

The ‘‘Assumed Final Distribution Date’’ with respect to any Class of Offered Certificates is the Distribution Date on which the aggregate Certificate Balance of that Class of Certificates would be reduced to zero based on the assumptions set forth below. The Assumed Final Distribution Date will in each case be as follows:

Class Designation	Assumed Final Distribution Date
Class A-1	October 12, 2011
Class A-3	August 12, 2015
Class A-4	November 12, 2016
Class A-SB	March 12, 2016
Class A-1A	November 12, 2016
Class X	October 12, 2022
Class A-M	November 12, 2016
Class A-J	November 12, 2016
Class B	November 12, 2016
Class C	November 12, 2016
Class D	November 12, 2016

The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of balloon payments and without regard to a reasonable liquidation time with respect to any mortgage loans that may become delinquent. Accordingly, in the event of defaults on the mortgage loans, the actual final Distribution Date for one or more Classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

In addition, the Assumed Final Distribution Dates set forth above (other than with respect to the Class X Certificates) were calculated on the basis of a 0% CPR. With respect to the Class X Certificates, the Assumed Final Distribution Date set forth above was calculated on the basis of a 100% CPR, and the assumption that the optional termination of the trust will be exercised on the first eligible Distribution Date. Since the rate of payment (including prepayments) of the mortgage loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more Classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the mortgage loans will depend on the characteristics of the mortgage loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience. Finally, the Assumed Final Distribution Dates were calculated assuming that there would not be an early termination of the trust fund.

The Rated Final Distribution Date for each Class of Offered Certificates will be December 12, 2043. See ‘‘Ratings’’ in this prospectus supplement.

Subordination; Allocation of Collateral Support Deficit

The rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the mortgage loans will be subordinated, to the extent described in this prospectus supplement, to the rights of holders of the Senior Certificates. Moreover, to the extent described in this prospectus supplement:

•	the rights of the holders of the Class NR Certificates will be subordinated to the rights of the holders of the Class P Certificates,

•	the rights of the holders of the Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class N Certificates,

•	the rights of the holders of the Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class M Certificates,

•	the rights of the holders of the Class M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class L Certificates,

•	the rights of the holders of the Class L, Class M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class K Certificates,

•	the rights of the holders of the Class K, Class L, Class M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class J Certificates,

•	the rights of the holders of the Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class H Certificates,

•	the rights of the holders of the Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class G Certificates,

•	the rights of the holders of the Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class F Certificates,

•	the rights of the holders of the Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class E Certificates,

•	the rights of the holders of the Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class D Certificates,

•	the rights of the holders of the Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class C Certificates,

•	the rights of the holders of the Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class B Certificates,

•	the rights of the holders of the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class A-J Certificates,

•	the rights of the holders of the Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class A-M Certificates, and

•	the rights of the holders of the Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Senior Certificates.

This subordination is intended to enhance the likelihood of timely receipt by the holders of the Senior Certificates of the full amount of all interest payable in respect of the Senior Certificates on each Distribution Date, and the ultimate receipt by the holders of the Class A Certificates of principal in an amount equal to, in each case, the entire Certificate Balance of the Class A Certificates. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by the holders of the Class A-M Certificates, the holders of the Class A-J Certificates, the holders of the Class B Certificates, the holders of the Class C Certificates and the holders of the Class D Certificates of the full amount of interest payable in respect of that Class of Certificates on each Distribution Date, and the ultimate receipt by the holders of the Class A-M Certificates, the holders of the Class A-J Certificates, the holders of the Class B Certificates, the holders of the Class C Certificates and the holders of the Class D Certificates of principal equal to the entire Certificate Balance of each of those Classes.

The protection afforded to the holders of the Class D Certificates by means of the subordination of the Non-Offered Certificates that are Subordinate Certificates (the ‘‘Non-Offered Subordinate Certificates’’), to the holders of the Class C Certificates by the subordination of the Class D Certificates and the Non-Offered Subordinate Certificates, to the holders of the B Certificates by the subordination of the Class C and Class D Certificates and the Non-Offered Subordinate Certificates, to the holders of the A-J Certificates by the subordination of the Class B, Class C and Class D Certificates and the Non-Offered Subordinate Certificates, to the holders of the A-M Certificates by the subordination of the Class A-J, Class B, Class C and Class D Certificates and the Non-Offered Subordinate Certificates, and to the holders of the Senior Certificates by means of the subordination of the Subordinate Certificates will be accomplished by the application of the Available Distribution Amount on each Distribution Date in accordance with the order of priority described under ‘‘—Distributions’’ above and by the allocation of Collateral Support Deficits in the manner described below. No other form of credit support will be available for the benefit of the holders of the Offered Certificates.

After the Cross-Over Date has occurred, allocation of principal will be made to the Class A-1, Class A-3, Class A-4, Class A-SB and Class A-1A Certificates that are still outstanding, pro rata, without regard to Loan Groups or the Class A-SB Planned Principal Balance, until their Certificate Balances have been reduced to zero. Prior to the Cross-Over Date, allocation of principal will be made (i) with respect to Loan Group 1, first, to the Class A-SB Certificates until their Certificate Balance has been reduced to the Class A-SB Planned Principal Balance for the related Distribution Date, second, to the Class A-1 Certificates until their Certificate Balance has been reduced to zero, third, to the Class A-3 Certificates until their Certificate Balance has been reduced to zero, fourth, to the Class A-4 Certificates until their Certificate Balance has been reduced to zero, fifth, to the Class A-SB Certificates until their Certificate Balance has been reduced to zero, and then, if the Class A-1A Certificates are still outstanding, to the Class A-1A Certificates until their Certificate Balance has been reduced to zero and (ii) with respect to Loan Group 2, to the Class A-1A Certificates until their Certificate Balance has been reduced to zero and then, if any of the Class A-1, Class A-3, Class A-4 and Class A-SB Certificates are still outstanding, first, to the Class A-SB Certificates until their Certificate Balance has been reduced to the Class A-SB Planned Principal Balance, second, to the Class A-1 Certificates until their Certificate Balance has been reduced to zero, third, to the Class A-3 Certificates until their Certificate Balance has been reduced to zero, fourth, to the Class A-4 Certificates until their Certificate Balance has been reduced to zero and fifth, to the Class A-SB Certificates until their Certificate Balance has been reduced to zero.

Allocation to the Class A-1, Class A-3, Class A-4, Class A-SB and Class A-1A Certificates, for so long as they are outstanding, of the entire Principal Distribution Amount (remaining after allocation of principal to the Class A-SB Certificates until the Class A-SB Certificates are reduced to the Class A-SB Planned Principal Balance, as applicable) with respect to the related Loan Group for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class A-1, Class A-3, Class A-4, Class A-SB and Class A-1A Certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of mortgage loans will decline. Therefore, as principal is distributed to the holders of the Class A-1, Class A-3, Class A-4, Class A-SB and Class A-1A Certificates the percentage interest in the trust evidenced by the Class A-1, Class A-3, Class A-4, Class A-SB and Class A-1A Certificates will be decreased (with a corresponding increase in the percentage interest in the trust evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded the Class A-1, Class A-3, Class A-4, Class A-SB and Class A-1A Certificates by the Subordinate Certificates.

Following retirement of the Class A-1, Class A-3, Class A-4, Class A-SB and Class A-1A Certificates, the successive allocation on each Distribution Date of the remaining Principal Distribution Amount to the Class A-M Certificates, the Class A-J Certificates, Class B Certificates, Class C Certificates and Class D Certificates and the remaining Non-Offered Certificates (other than the Residual Certificates), in that order, for so long as they are outstanding, will provide a similar, but diminishing benefit to the Class A-M Certificates, the Class A-J Certificates, Class B Certificates, Class C Certificates and Class  D Certificates as to the relative amount of subordination afforded by the outstanding Classes of Certificates (other than the Class X Certificates and the Residual Certificates) with later sequential designations.

On each Distribution Date, immediately following the distributions to be made to the Certificateholders on that date, the Paying Agent is required to calculate the amount, if any, by which (1) the aggregate Stated Principal Balance (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the mortgage loans that were used to reimburse the Master Servicer, the Special Servicer or the Trustee from general collections of principal on the mortgage loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) of the mortgage loans including any REO Loans expected to be outstanding immediately following that Distribution Date is less than (2) the aggregate Certificate Balance of the Certificates (other than the Class X Certificates and the Residual Certificates) after giving effect to distributions of principal on that Distribution Date (any deficit, ‘‘Collateral Support Deficit’’). The Paying Agent will be required to allocate any Collateral Support Deficit among the respective Classes of Certificates (other than the Class X and Residual Certificates) as follows: to the Class NR, Class P, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C, Class B, Class A-J and Class A-M Certificates and in each case in respect of and until the remaining Certificate Balance of that Class of Certificates has been reduced to zero. Following the reduction of the Certificate Balances of all Classes of Subordinate Certificates to zero, the Paying Agent will be required to allocate the Collateral Support Deficit among the Classes of Class A-1, Class A-3, Class A-4, Class A-SB and Class A-1A Certificates, pro rata, without regard to Loan Groups or the Class A-SB Planned Principal Balance (based upon their respective Certificate Balances), until the remaining Certificate Balances of the Class A-1, Class A-3, Class A-4, Class A-SB and Class A-1A Certificates have been reduced to zero. Any Collateral Support Deficit allocated to a Class of Certificates will be allocated among the respective Certificates of such Class in proportion to the Percentage Interests evidenced by the respective Certificates.

Mortgage loan losses and Collateral Support Deficits will not be allocated to the Class R or Class LR Certificates and will not be directly allocated to the Class X Certificates. However, the Notional Amount of the Class X Certificates may be reduced if the related Classes of Certificates (other than the Residual Certificates) are reduced by such loan losses or such Collateral Support Deficits.

In general, Collateral Support Deficits could result from the occurrence of: (1) losses and other shortfalls on or in respect of the mortgage loans, including as a result of defaults and delinquencies on the mortgage loans, Nonrecoverable Advances made in respect of the mortgage loans, the payment to the Special Servicer of any compensation as described in ‘‘Transaction Parties—Servicing and Other Compensation and Payment of Expenses’’ in this prospectus supplement, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated, non-mortgage loan specific expenses of the trust fund, including certain reimbursements to the Trustee as described under ‘‘Description of the Pooling Agreements—Certain Matters Regarding the Trustee’’ in the prospectus, certain reimbursements to the Paying Agent as described under ‘‘Transaction Parties—The Trustee, Paying Agent, Certificate Registrar and Authenticating Agent’’ in this prospectus supplement, certain reimbursements to the Master Servicer and the Depositor as described under ‘‘Description of the Pooling Agreements—Certain Matters Regarding the Master Servicer and the Depositor’’ in the prospectus, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the trust fund as described under ‘‘Certain Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxes That May Be Imposed on the REMIC Pool’’ in the prospectus. Accordingly, the allocation of Collateral Support Deficit as described above will constitute an allocation of losses and other shortfalls experienced by the trust fund.

A Class of Offered Certificates will be considered outstanding until its Certificate Balance (or Notional Amount, in the case of the Class X Certificates) is reduced to zero. However, notwithstanding a reduction of its Certificate Balance to zero, reimbursements of any previously allocated Collateral Support Deficits are required thereafter to be made to a Class of Offered Certificates (other than the Class X Certificates) in accordance with the payment priorities set forth in ‘‘—Distributions—Priority’’ above.

Advances

On the business day immediately preceding each Distribution Date (the ‘‘Master Servicer Remittance Date’’), the Master Servicer will be obligated, unless determined to be non-recoverable as described below, to make advances (each, a ‘‘P&I Advance’’) out of its own funds or, subject to the replacement of those funds as provided in the Pooling and Servicing Agreement, certain funds held in the Certificate Account that are not required to be part of the Available Distribution Amount for that Distribution Date, in an amount equal to (but subject to reduction as described below) the aggregate of: (1) all Periodic Payments (net of any applicable Servicing Fees), other than balloon payments, that were due on the mortgage loans and any REO Loan during the related Due Period and not received as of the business day preceding the Master Servicer Remittance Date; and (2) in the case of each mortgage loan delinquent in respect of its balloon payment as of the related Master Servicer Remittance Date (including any REO Loan as to which the balloon payment would have been past due) and each REO Loan, an amount equal to its Assumed Scheduled Payment. The Master Servicer’s obligations to make P&I Advances in respect of any mortgage loan or REO Loan will continue, except if a determination as to non-recoverability is made, through and up to liquidation of the mortgage loan or disposition of the REO Property, as the case may be. However, no interest will accrue on any P&I Advance made with respect to a mortgage loan unless the related Periodic Payment is received after the related due date has passed and any applicable grace period has expired or if the related Periodic Payment is received prior to the Master Servicer Remittance Date. To the extent that the Master Servicer fails to make a P&I Advance that it is required to make under the Pooling and Servicing Agreement, the Trustee will make the required P&I Advance in accordance with the terms of the Pooling and Servicing Agreement.

Neither the Master Servicer nor the Trustee will be required to make a P&I Advance for default interest, Yield Maintenance Charges or prepayment premiums or with respect to the Bank of America Plaza Pari Passu Companion Loan or any AB Subordinate Companion Loan.

If an Appraisal Reduction has been made with respect to any mortgage loan and such mortgage loan experiences subsequent delinquencies, then the interest portion of any P&I Advance in respect of that mortgage loan for the related Distribution Date will be reduced (there will be no reduction in the principal portion of such P&I Advance) to equal the product of (x) the amount of the interest portion of the P&I Advance for that mortgage loan for the related Distribution Date without regard to this sentence, and (y) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of that mortgage loan immediately prior to the related Distribution Date, net of the related Appraisal Reduction, if any, and the denominator of which is equal to the Stated Principal Balance of that mortgage loan immediately prior to the related Distribution Date. For purposes of the immediately preceding sentence, the Periodic Payment due on the maturity date for a balloon loan will be the Assumed Scheduled Payment for the related Distribution Date.

In addition to P&I Advances, the Master Servicer will also be obligated, and the Special Servicer will have the option (with respect to emergency advances) (in each case, subject to the limitations described in this prospectus supplement), to make advances (‘‘Servicing Advances’’ and, collectively with P&I Advances, ‘‘Advances’’) in connection with the servicing and administration of any mortgage loan in respect of which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or, in connection with the servicing and administration of any Mortgaged Property or REO Property, in order to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related mortgage loan documents or to protect, lease, manage and maintain the related Mortgaged Property. To the extent that the Master Servicer fails to make a Servicing Advance that it is required to make under the Pooling and Servicing Agreement and the Trustee has notice of this failure, the Trustee will be required to make the required Servicing Advance in accordance with the terms of the Pooling and Servicing Agreement.

The Master Servicer, the Special Servicer or the Trustee, as applicable, will be entitled to recover any Servicing Advance made out of its own funds from any amounts collected in respect of a mortgage loan (including, with respect to a Servicing Advance made for the Bank of America Plaza Loan in accordance with the Bank of America Plaza Intercreditor Agreement, the Bank of America Plaza Pari Passu Companion Loan and, with respect to an AB Mortgage Loan in accordance with the related Intercreditor Agreement, the related AB Subordinate Companion Loan), as to which that Servicing Advance was made, and to recover any P&I Advance made out of its own funds from any amounts collected in respect of a mortgage loan, whether in the form of late payments, Insurance and Condemnation Proceeds, Liquidation Proceeds or otherwise from the related mortgage loan (‘‘Related Proceeds’’). Notwithstanding the foregoing, none of the Master Servicer, the Special Servicer or the Trustee will be obligated to make any Advance that it determines in its reasonable judgment would, if made, not be recoverable (including interest on the Advance) out of Related Proceeds (a ‘‘Nonrecoverable Advance’’).

Each of the Master Servicer, the Special Servicer and the Trustee will be entitled to recover any Advance by it that it subsequently determines to be a Nonrecoverable Advance out of general funds relating to the mortgage loans on deposit in the Certificate Account (first from principal collections and then from interest collections). The Trustee will be entitled to rely conclusively on any non-recoverability determination of the Master Servicer and shall be bound by any non-recoverability determination of the Special Servicer.

If the funds in the Certificate Account relating to the mortgage loans allocable to principal on the mortgage loans are insufficient to fully reimburse the party entitled to reimbursement, then such party as an accommodation may elect, on a monthly basis, at its sole option and discretion to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance) for a consecutive period up to 12 months and any election to so defer shall be deemed to be in accordance with the servicing standard; provided, that no such deferral shall occur at any time to the extent that amounts otherwise distributable as principal are available for such reimbursement.

Each of the Master Servicer, the Special Servicer and the Trustee will be entitled to recover any Advance that is outstanding at the time that a mortgage loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, together with interest on that Advance, a ‘‘Workout-Delayed Reimbursement Amount’’) out of principal collections on the mortgage loans in the Certificate Account.

A Workout-Delayed Reimbursement Amount will constitute a Nonrecoverable Advance when the person making such determination, and taking into account factors such as all other outstanding Advances, either (a) has determined in accordance with the Servicing Standards (in the case of the Master Servicer or the Special Servicer) or its good faith business judgment (in the case of the Trustee) that such Workout-Delayed Reimbursement Amount would not ultimately be recoverable from Related Proceeds, or (b) has determined in accordance with the Servicing Standards (in the case of the Master Servicer or the Special Servicer) or its good faith business judgment (in the case of the Trustee) that such Workout-Delayed Reimbursement Amount, along with any other Workout-Delayed Reimbursement Amounts and Nonrecoverable Advances, would not ultimately be recoverable out of principal collections in the Certificate Account.

Any amount that constitutes all or a portion of any Workout-Delayed Reimbursement Amount may in the future be determined to constitute a Nonrecoverable Advance and thereafter shall be recoverable as any other Nonrecoverable Advance. To the extent a Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount with respect to a mortgage loan is required to be reimbursed from the principal portion of the general collections on the mortgage loans as described in the second preceding paragraph, such reimbursement will be made first from the principal collections available on the mortgage loans included in the same Loan Group as such mortgage loan and if the principal collections in such Loan Group are not sufficient to make such reimbursement in full, then from the principal collections available in the other Loan Group (after giving effect to any reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts that are related to such other Loan Group).

To the extent a Nonrecoverable Advance with respect to a mortgage loan is required to be reimbursed from the interest portion of the general collections on the mortgage loans as described in this paragraph, such reimbursement will be made first, from the interest collections available on the mortgage loans included in the same Loan Group as such mortgage loan and if the interest collections in such Loan Group are not sufficient to make such reimbursement in full, then from the interest collections available in the other Loan Group (after giving effect to any reimbursement of Nonrecoverable Advances that are related to such other Loan Group). In addition, the Special Servicer may, at its option, in consultation with the Directing Certificateholder, make a determination in accordance with the Servicing Standards that any P&I Advance or Servicing Advance, if made, would be a Nonrecoverable Advance and may deliver to the Master Servicer and the Trustee notice of such determination, which determination will be conclusive and binding on the Master Servicer and the Trustee; however, the Special Servicer will have no such option to make an affirmative determination that any P&I Advance or Servicing Advance is, or would be, recoverable, and in the absence of a determination by the Special Servicer that such an Advance is non-recoverable, each such decision will remain with the Master Servicer. Notwithstanding the foregoing, if the Special Servicer makes a determination that only a portion, and not all, of any previously made or proposed P&I Advance or Servicing Advance is non-recoverable, the Master Servicer shall have the right to make its own subsequent determination that any remaining portion of any such previously made or proposed P&I Advance or Servicing Advance is non-recoverable. Additionally, with respect to the Bank of America Plaza Loan, if any servicer in connection with a subsequent securitization of the Bank of America Plaza Pari Passu Companion Loan determines that any P&I Advance with respect to the Bank of America Plaza Pari Passu Companion Loan, if made, would be non-recoverable, such determination will not be binding on the Master Servicer and the Trustee as it relates to any proposed P&I Advance with respect to the Bank of America Plaza Loan. In making such non-recoverability determination, such person will be entitled to consider (among other things) only the obligations of the borrower under the terms of the related mortgage loan as it may have been modified, to consider (among other things) the related Mortgaged Properties in their ‘‘as is’’ or then current conditions and occupancies, as modified by such party’s assumptions regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, to estimate and consider (among other things) future expenses and to estimate and consider (among other things) the timing of recoveries and will be entitled to give due regard to the existence of any Nonrecoverable Advances which, at the time of such consideration, the recovery of which are being deferred or delayed by the Master Servicer, in light of the fact that Related Proceeds are a source of recovery not only for the Advance under consideration but also a potential source of recovery for such delayed or deferred Advance. In addition, any such person may update or change its recoverability determinations (but not reverse any other person’s determination that an Advance is non-recoverable) at any time and may obtain at the expense of the trust any analysis, appraisals or market value estimates or other information for such purposes. Absent bad faith, any non-recoverability determination described in this paragraph will be conclusive and binding on the Certificateholders, the Master Servicer and the Trustee. The Trustee will be entitled to rely conclusively on any non-recoverability determination of the Master Servicer and shall be bound by any non-recoverability determination of the Special Servicer and the Master Servicer shall rely conclusively on any non-recoverability determination of the Special Servicer. If the Special Servicer determines that a portion of an Advance is or would be non-recoverable, neither the Master Servicer nor the Trustee will be precluded from determining that the remainder of such Advance is or would be non-recoverable. Non-recoverable Advances will represent a portion of the losses to be borne by the Certificateholders.

No P&I Advances will be made by the Master Servicer or the Trustee with respect to delinquent amounts in respect of monthly payments or the balloon payments due on any AB Subordinate Companion Loan or the Bank of America Plaza Pari Passu Companion Loan. No Servicing Advances will be made with respect to any AB Subordinate Companion Loan if the related AB Mortgage Loan is no longer part of the trust. Any requirement of the Master Servicer, Special Servicer or Trustee to make an Advance in the Pooling and Servicing Agreement is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more mortgage loans. See ‘‘Description of the Certificates—Advances in Respect of Delinquencies’’ and ‘‘Description of the Pooling Agreements—Certificate Account’’ in the prospectus.

In connection with its recovery of any Advance, each of the Master Servicer, the Special Servicer and the Trustee will be entitled to be paid, out of any amounts relating to the mortgage loans then on deposit in the Certificate Account, interest at the Prime Rate (the ‘‘Reimbursement Rate’’) accrued on the amount of the Advance from the date made to, but not including, the date of reimbursement. Neither the Master Servicer nor the Trustee will be entitled to interest on P&I Advances that accrues before the related due date has passed and any applicable grace period has expired. The ‘‘Prime Rate’’ will be the prime rate, for any day, set forth in The Wall Street Journal, New York edition.

Each Statement to Certificateholders furnished or made available by the Paying Agent to the Certificateholders will contain information relating to the amounts of Advances made with respect to the related Distribution Date. See ‘‘Description of the Certificates—Reports to Certificateholders; Certain Available Information’’ in this prospectus supplement and ‘‘Description of the Certificates—Reports to Certificateholders’’ in the prospectus.

Appraisal Reductions

After an Appraisal Reduction Event has occurred with respect to a mortgage loan, an Appraisal Reduction is required to be calculated. An ‘‘Appraisal Reduction Event’’ will occur on the earliest of:

(1)    120 days after an uncured delinquency (without regard to the application of any grace period) occurs in respect of a mortgage loan or a related AB Subordinate Companion Loan;

(2)    the date on which a reduction in the amount of Periodic Payments on a mortgage loan or a related AB Subordinate Companion Loan, or a change in any other material economic term of the mortgage loan or a related AB Subordinate Companion Loan (other than an extension of its maturity), becomes effective as a result of a modification of the related mortgage loan by the Special Servicer;

(3)    the date on which a receiver has been appointed;

(4)    60 days after a borrower declares bankruptcy;

(5)    60 days after the date on which an involuntary petition of bankruptcy is filed with respect to the borrower if not dismissed within such time;

(6)    120 days (or 90 days with respect to a Specially Serviced Mortgage Loan) after an uncured delinquency occurs in respect of a balloon payment for a mortgage loan or a related AB Subordinate Companion Loan; and

(7)    immediately after a mortgage loan or a related AB Subordinate Companion Loan becomes an REO Loan.

No Appraisal Reduction Event may occur at any time when the aggregate Certificate Balance of all Classes of Certificates (other than the Class A Certificates) has been reduced to zero.

The ‘‘Appraisal Reduction’’ for any Distribution Date and for any mortgage loan as to which any Appraisal Reduction Event has occurred, will be an amount, calculated by the Special Servicer (which calculation may be relied upon by the Master Servicer as of 1 business day prior to the related Determination Date) as of the first Determination Date that is at least 10 business days following the date the Special Servicer receives an appraisal or conducts a valuation described below, equal to the excess of (a) the Stated Principal Balance of that mortgage loan over (b) the excess of (1) the sum of (x) 90% of the appraised value of the related Mortgaged Property as determined (A) by one or more MAI appraisals with respect to that mortgage loan (together with any other mortgage loan cross-collateralized with such loan) with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which will be paid by the Master Servicer as an Advance), or (B) by an internal valuation performed by the Special Servicer with respect to that mortgage loan (together with any other mortgage loan cross-collateralized with that mortgage loan) with an outstanding principal balance less than $2,000,000, minus with respect to any MAI appraisals such downward adjustments as the Special Servicer may make (without implying any obligation to do so) based upon its review of the appraisals and any other information it deems relevant, and (y) all escrows, letters of credit and reserves in respect of that mortgage loan as of the date of calculation over (2) the sum as of the due date occurring in the month of the date of determination of (x) to the extent not previously advanced by the Master Servicer or the Trustee, all unpaid interest on that mortgage loan at a per annum rate equal to the Mortgage Rate, (y) all Advances not reimbursed from the proceeds of such mortgage loan and interest on those Advances at the Reimbursement Rate in respect of that mortgage loan and (z) all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid under that mortgage loan (which tax, premiums, ground rents and other amounts have not been the subject of an Advance by the Master Servicer, the Special Servicer or the Trustee, as applicable).

The Special Servicer will be required to order an appraisal or conduct a valuation promptly upon the occurrence of an Appraisal Reduction Event. On the first Determination Date occurring on or after the tenth business day following the receipt of the MAI appraisal or the completion of the valuation, the Special Servicer will be required to calculate and report to the Directing Certificateholder (and, in the case of the Bank of America Plaza Whole Loan, the holder of the Bank of America Plaza Pari Passu Companion Loan), the Master Servicer, the Trustee and the Paying Agent, the Appraisal Reduction, taking into account the results of such appraisal or valuation. In the event that the Special Servicer has not received any required MAI appraisal within 60 days after the Appraisal Reduction Event (or, in the case of an appraisal in connection with an Appraisal Reduction Event described in clauses (1) and (6) of the third preceding paragraph, within 120 days (in the case of clause (1)) or 90 or 120 days (in the case of clause (6)), respectively, after the initial delinquency for the related Appraisal Reduction Event), the amount of the Appraisal Reduction will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related mortgage loan until the MAI appraisal is received.

With respect to the AB Mortgage Loans, Appraisal Reductions will be calculated based on the aggregate outstanding principal balance of the AB Mortgage Loan and the related AB Subordinate Companion Loan, and all resulting Appraisal Reductions will be allocated to the related AB Subordinate Companion Loan prior to being allocated to the AB Mortgage Loan.

As a result of calculating one or more Appraisal Reductions, the amount of any required P&I Advance will be reduced, which will have the effect of reducing the amount of interest available to the most subordinate Class of Certificates then outstanding (i.e., first to the Class NR Certificates, then to the Class P Certificates, then to the Class N Certificates, then to the Class M Certificates, then to the Class L Certificates, then to the Class K Certificates, then to the Class J Certificates, then to the Class H Certificates, then to the Class G Certificates, then to the Class F Certificates, then to the Class E Certificates, then to the Class D Certificates, then to the Class C Certificates, then to the Class B Certificates, then to the Class A-J Certificates, then to the Class A-M Certificates, and then to the Class A Certificates and the Class X Certificates, pro rata). See ‘‘—Advances’’ above.

With respect to each mortgage loan as to which an Appraisal Reduction has occurred (unless the mortgage loan has remained current for three consecutive Periodic Payments, and with respect to which no other Appraisal Reduction Event has occurred with respect to that mortgage loan during the preceding three months), the Special Servicer is required, within 30-days of each annual anniversary of the related Appraisal Reduction Event to order an appraisal (which may be an update of a prior appraisal), the cost of which will be a Servicing Advance, or to conduct an internal valuation, as applicable. Based upon the appraisal or valuation, the Special Servicer is required to redetermine and report to the Directing Certificateholder (and, in the case of the Bank of America Plaza Whole Loan, the holder of the Bank of America Plaza Pari Passu Companion Loan), the Master Servicer, the Trustee and the Paying Agent, the recalculated amount of the Appraisal Reduction with respect to the mortgage loan. The Directing Certificateholder will have 10 business days to review and approve each calculation of any recalculated Appraisal Reduction. Notwithstanding the foregoing, the Special Servicer will not be required to obtain an appraisal or valuation with respect to a mortgage loan that is the subject of an Appraisal Reduction Event to the extent the Special Servicer has obtained an appraisal or valuation with respect to the related Mortgaged Property within the 12-month period prior to the occurrence of the Appraisal Reduction Event. Instead, the Special Servicer may use the prior appraisal or valuation in calculating any Appraisal Reduction with respect to the mortgage loan, provided that the Special Servicer is not aware of any material change to the Mortgaged Property, its earnings potential or risk characteristics, or marketability, or market conditions that has occurred that would affect the validity of the appraisal or valuation.

The Bank of America Plaza Whole Loan will be treated as a single mortgage loan for purposes of calculating an Appraisal Reduction with respect to the mortgage loans that comprise such whole loan. Any Appraisal Reduction in respect of the Bank of America Plaza Whole Loan will be allocated to the Bank of America Plaza Notes on a pro rata basis.

Any mortgage loan previously subject to an Appraisal Reduction that becomes current and remains current for three consecutive Periodic Payments, and with respect to which no other Appraisal Reduction Event has occurred and is continuing, will no longer be subject to an Appraisal Reduction.

Reports to Certificateholders; Certain Available Information

On each Distribution Date, the Paying Agent will be required to make available on its website to each holder of a Certificate, the Master Servicer, the Underwriters, the Special Servicer, the Directing Certificateholder, the holder of the Bank of America Plaza Pari Passu Companion Loan, the holder of each AB Subordinate Companion Loan, each Rating Agency, the Trustee and certain assignees of the Depositor, including certain financial market publishers (which are anticipated to initially be Bloomberg, L.P., Trepp, LLC and Intex Solutions, Inc.), if any, a statement (a ‘‘Statement to Certificateholders’’) based in part upon information provided by the Master Servicer in accordance with the Commercial Mortgage Securities Association (or any successor organization reasonably acceptable to the Master Servicer and the Paying Agent) guidelines setting forth, among other things:

(1)    the amount of the distribution on the Distribution Date to the holders of each Class of Certificates in reduction of the Certificate Balance of the Certificates;

(2)    the amount of the distribution on the Distribution Date to the holders of each Class of Certificates allocable to Distributable Certificate Interest;

(3)    the aggregate amount of P&I Advances made in respect of the Distribution Date;

(4)    the aggregate amount of compensation paid to the Trustee and the Paying Agent and servicing compensation paid to the Master Servicer and the Special Servicer with respect to the Due Period for the Distribution Date;

(5)    the aggregate Stated Principal Balance of the mortgage loans and any REO Loans outstanding immediately before and immediately after the Distribution Date;

(6)    the number, aggregate principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the mortgage loans as of the end of the related Due Period for the Distribution Date;

(7)    the number and aggregate principal balance of mortgage loans (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 to 119 days (and for each 30-day period thereafter until liquidation), (D) current but specially serviced or in foreclosure but not an REO Property and (E) for which the related borrower is subject to oversight by a bankruptcy court;

(8)    the value of any REO Property included in the trust fund as of the Determination Date for the Distribution Date, on a loan-by-loan basis, based on the most recent appraisal or valuation;

(9)    the Available Distribution Amount for the Distribution Date;

(10)    the amount of the distribution on the Distribution Date to the holders of each Class of Certificates allocable to Yield Maintenance Charges;

(11)    the Pass-Through Rate for each Class of Certificates for the Distribution Date and the next succeeding Distribution Date;

(12)    the Scheduled Principal Distribution Amount and the Unscheduled Principal Distribution Amount for the Distribution Date;

(13)    the Certificate Balance or Notional Amount, as the case may be, of each Class of Certificates immediately before and immediately after the Distribution Date, separately identifying any reduction in these amounts as a result of the allocation of any Collateral Support Deficit on the Distribution Date;

(14)    the fraction, expressed as a decimal carried to eight places, the numerator of which is the then related Certificate Balance or Notional Amount, as the case may be, and the denominator of which is the related initial aggregate Certificate Balance or Notional Amount, as the case may be, for each Class of Certificates (other than the Residual Certificates) immediately following the Distribution Date;

(15)    the amount of any Appraisal Reductions effected in connection with the Distribution Date on a loan-by-loan basis and the total Appraisal Reduction effected in connection with such Distribution Date;

(16)    the number and Stated Principal Balances of any mortgage loans extended or modified since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date) on a loan-by-loan basis;

(17)    the amount of any remaining unpaid interest shortfalls for each Class of Certificates as of the Distribution Date;

(18)    a loan-by-loan listing of each mortgage loan which was the subject of a principal prepayment since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date) and the amount and the type of principal prepayment occurring;

(19)    a loan-by-loan listing of any mortgage loan that was defeased since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date);

(20)    all deposits into, withdrawals from, and the balance of the Interest Reserve Account on the related Master Servicer Remittance Date;

(21)    the amount of the distribution on the Distribution Date to the holders of each Class of Certificates in reimbursement of Collateral Support Deficit;

(22)    the aggregate unpaid principal balance of the mortgage loans outstanding as of the close of business on the related Determination Date;

(23)    with respect to any mortgage loan as to which a liquidation occurred since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date) (other than a payment in full), (A) its loan number, (B) the aggregate of all Liquidation Proceeds which are included in the Available Distribution Amount and other amounts received in connection with the liquidation (separately identifying the portion allocable to distributions on the Certificates) and (C) the amount of any Collateral Support Deficit in connection with the liquidation;

(24)    with respect to any REO Property included in the trust as to which the Special Servicer determined, in accordance with the Servicing Standards, that all payments or recoveries with respect to the Mortgaged Property have been ultimately recovered since the previous Determination Date, (A) the loan number of the related mortgage loan, (B) the aggregate of all Liquidation Proceeds and other amounts received in connection with that determination (separately identifying the portion allocable to distributions on the Certificates) and (C) the amount of any realized loss in respect of the related REO Loan in connection with that determination;

(25)    the aggregate amount of interest on P&I Advances paid to the Master Servicer and the Trustee since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date);

(26)    the aggregate amount of interest on Servicing Advances paid to the Master Servicer, the Special Servicer and the Trustee since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date);

(27)    the original and then-current credit support levels for each Class of Certificates;

(28)    the original and then-current ratings for each Class of Certificates;

(29)    the amount of the distribution on the Distribution Date to the holders of the Residual Certificates;

(30)    the aggregate amount of Yield Maintenance Charges collected since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date);

(31)    identification of any material modification, extension or waiver of a mortgage loan; and

(32)    identification of any material breach of the representations and warranties given with respect to a mortgage loan by the applicable Mortgage Loan Seller.

Under the Pooling and Servicing Agreement, the Master Servicer is required to provide to the holder of the related AB Subordinate Companion Loan certain other reports, copies and information relating to the applicable AB Mortgage Loan Pair.

The Paying Agent will make available each month the Statements to Certificateholders and the other parties to the Pooling and Servicing Agreement through its website, which is initially located at www.etrustee.net. In addition, the Paying Agent may make certain other information and reports (including the collection of reports specified by The Commercial Mortgage Securities Association (or any successor organization reasonably acceptable to the Paying Agent and the Master Servicer) known as the ‘‘CMSA Investor Reporting Package’’) related to the mortgage loans available, to the extent that the Paying Agent receives such information and reports from the Master Servicer, and direction from the Depositor, or is otherwise directed to do so under the Pooling and Servicing Agreement. The Paying Agent will not make any representations or warranties as to the accuracy or completeness of any information provided by it and may disclaim responsibility for any information for which it is not the original source. In connection with providing access to the Paying Agent’s website, the Paying Agent may require registration and acceptance of a disclaimer. The Paying Agent will not be liable for the dissemination of information made in accordance with the Pooling and Servicing Agreement.

In addition, copies of each Statement to Certificateholders will be filed with the Securities and Exchange Commission through its EDGAR system located at ‘‘http://www.sec.gov’’ under the name of the Issuing Entity for so long as the Issuing Entity is subject to the reporting requirement of the Securities Exchange Act of 1934, as amended. The public also may read and copy any materials filed with the Securities and Exchange Commission at its Public Reference Room located at 100 F Street, NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

In the case of information furnished pursuant to clauses (1), (2), (10), (17) and (21) above, the amounts will be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per any definitive certificate. In addition, within a reasonable period of time after the end of each calendar year, the Paying Agent is required to furnish to each person or entity who at any time during the calendar year was a holder of a Certificate, a statement containing the information set forth in clauses (1), (2) and (10) above as to the applicable Class, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder, together with any other information that the Paying Agent deems necessary or desirable, or that a Certificateholder or Certificate Owner reasonably requests, to enable Certificateholders to prepare their tax returns for that calendar year. This obligation of the Paying Agent will be deemed to have been satisfied to the extent that substantially comparable information will be provided by the Paying Agent pursuant to any requirements of the Code as from time to time are in force.

The Paying Agent will be required to provide or make available to certain financial market publishers, which are anticipated initially to be Bloomberg, L.P., Trepp, LLC and Intex Solutions, Inc., certain current information with respect to the Mortgaged Properties on a monthly basis, including current and original net operating income, debt service coverage ratio based upon borrowers’ annual Operating Statements and occupancy rates, to the extent it has received the information from the Master Servicer pursuant to the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement requires that the Paying Agent (except for items (6) and (7), which will be made available by the Trustee) make available at its offices, during normal business hours, for review by any holder of an Offered Certificate, the Mortgage Loan Sellers, the Depositor, the Special Servicer, the Master Servicer, the Directing Certificateholder, the holder of the Bank of America Pari Passu Companion Loan, each Rating Agency, any designee of the Depositor or any other person to whom the Paying Agent or the Trustee, as applicable, believes the disclosure is appropriate, upon their prior written request, originals or copies of, among other things, the following items:

(1)    the Pooling and Servicing Agreement and any amendments to that agreement;

(2)    all Statements to Certificateholders made available to holders of the relevant Class of Offered Certificates since the Closing Date;

(3)    all officer’s certificates delivered to the Trustee and the Paying Agent since the Closing Date as described under ‘‘Description of the Pooling Agreements—Evidence as to Compliance’’ in the prospectus;

(4)    all accountants’ reports delivered to the Trustee and the Paying Agent since the Closing Date as described under ‘‘Description of the Pooling Agreements—Evidence as to Compliance’’ in the prospectus;

(5)    the most recent property inspection report prepared by or on behalf of the Master Servicer or the Special Servicer and delivered to the Paying Agent in respect of each Mortgaged Property;

(6)    copies of the mortgage loan documents;

(7)    any and all modifications, waivers and amendments of the terms of a mortgage loan entered into by the Master Servicer or the Special Servicer and delivered to the Trustee; and

(8)    any and all statements and reports delivered to, or collected by, the Master Servicer or the Special Servicer, from the borrowers, including the most recent annual property

Operating Statements, rent rolls and borrower financial statements, but only to the extent that the statements and reports have been delivered to the Paying Agent.

Copies of any and all of the foregoing items will be available to those named in the above paragraph, from the Paying Agent or the Trustee, as applicable, upon request; however, the Paying Agent or the Trustee, as applicable, will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing the copies, except that the Directing Certificateholder will be entitled to receive such items free of charge. Pursuant to the Pooling and Servicing Agreement, the Master Servicer will be required to use reasonable efforts to collect certain financial and property information required under the mortgage loan documents, such as Operating Statements, rent rolls and financial statements.

The Trustee will make each Statement to Certificateholders available each month to Certificateholders and the other parties to the Pooling and Servicing Agreement via the Trustee’s internet website. The Trustee will also make the periodic reports described in the prospectus under ‘‘Description of Certificates—Reports to Certificateholders’’ relating to the Issuing Entity available through its website on the same date they are filed with the Securities and Exchange Commission. The Trustee’s internet website will initially be located at ‘‘www.etrustee.net’’. Assistance in using the website can be obtained by calling the Trustee’s customer service desk at (312) 992-2191. Parties that are unable to use the website are entitled to have a paper copy mailed to them at no charge via first class mail by calling the customer service desk.

The Trustee is responsible for the preparation of tax returns on behalf of the trust and the preparation of monthly reports on Form 10-D (based on information included in each monthly Statement to Certificateholders and other information provided by other transaction parties) and annual reports on Form 10-K and certain other reports on Form 8-K that are required to be filed with the Securities and Exchange Commission on behalf of the trust.

The Pooling and Servicing Agreement will require the Master Servicer and the Paying Agent, subject to certain restrictions (including execution and delivery of a confidentiality agreement) set forth in the Pooling and Servicing Agreement, to provide certain of the reports or, in the case of the Master Servicer and the Controlling Class Certificateholder, access to the reports available as set forth above, as well as certain other information received by the Master Servicer or the Paying Agent, as the case may be, to any Certificateholder, the Underwriters, the Mortgage Loan Sellers, any Certificate Owner or any prospective investor so identified by a Certificate Owner or an Underwriter, that requests reports or information. However, the Paying Agent and the Master Servicer will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing copies of these reports or information, except that, other than for extraordinary or duplicate requests, the Directing Certificateholder will be entitled to reports and information free of charge. Except as otherwise set forth in this paragraph, until the time definitive certificates are issued, notices and statements required to be mailed to holders of Certificates will be available to Certificate Owners of Offered Certificates only to the extent they are forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Depositor are required to recognize as Certificateholders only those persons in whose names the Certificates are registered on the books and records of the Certificate Registrar. The initial registered holder of the Offered Certificates will be Cede & Co., as nominee for DTC.

Voting Rights

At all times during the term of the Pooling and Servicing Agreement, the voting rights for the Certificates (the ‘‘Voting Rights’’) will be allocated among the respective Classes of Certificateholders as follows: (1) 4% in the case of the Class X Certificates, and (2) in the case of any other Class of Certificates (other than the Residual Certificates), a percentage equal to the product of 96% and a fraction, the numerator of which is equal to the aggregate Certificate Balance of the Class, in each case, determined as of the prior Distribution Date, and the denominator of which is equal to the aggregate Certificate Balance of all Classes of Certificates, each determined as of the prior Distribution Date. None of the Class R or Class LR Certificates will be entitled to any Voting Rights. For purposes of determining Voting Rights, the Certificate Balance of each Class will not be reduced by the amount allocated to that Class of any Appraisal Reductions related to mortgage loans as to which Liquidation Proceeds or other final payment have not yet been received. Voting Rights allocated to a Class of Certificateholders will be allocated among the Certificateholders in proportion to the Percentage Interests evidenced by their respective Certificates. Solely for purposes of giving any consent, approval or waiver pursuant to the Pooling and Servicing Agreement, neither the Master Servicer, the Special Servicer nor the Depositor will be entitled to exercise any Voting Rights with respect to any Certificates registered in its name, if the consent, approval or waiver would in any way increase its compensation or limit its obligations in the named capacities or waive an Event of Default under the Pooling and Servicing Agreement; provided, however, that the restrictions will not apply to the exercise of the Special Servicer’s rights, if any, as a member of the Controlling Class.

Termination; Retirement of Certificates

The obligations created by the Pooling and Servicing Agreement will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by the Paying Agent on behalf of the Trustee and required to be paid following the earlier of (1) the final payment (or related Advance) or other liquidation of the last mortgage loan or REO Property subject to the Pooling and Servicing Agreement, (2) the voluntary exchange of all the then outstanding certificates (other than the Residual Certificates) for the mortgage loans remaining in the trust (provided, however, that (a) the Offered Certificates are no longer outstanding, (b) there is only one holder of the then outstanding Certificates (other than the Residual Certificates) and (c) the Master Servicer consents to the exchange) or (3) the purchase or other liquidation of all of the assets of the trust fund by the holders of the Controlling Class, the Special Servicer, the Master Servicer or the holders of the Class LR Certificates, in that order of priority. Written notice of termination of the Pooling and Servicing Agreement will be given by the Paying Agent to each Certificateholder and each Rating Agency and the final distribution will be made only upon surrender and cancellation of the Certificates at the office of the Certificate Registrar or other location specified in the notice of termination.

The holders of the Controlling Class, the Special Servicer, the Master Servicer and the holders of the Class LR Certificates (in that order) will have the right to purchase all of the assets of the trust fund. This purchase of all the mortgage loans and other assets in the trust fund is required to be made at a price equal to the sum of (1) the aggregate Purchase Price of all the mortgage loans (exclusive of REO Loans) then included in the trust fund, and (2) the aggregate fair market value of the trust fund’s portion of all REO Properties then included in the trust fund (which fair market value for any REO Property may be less than the Purchase Price for the corresponding REO Loan), as determined by an appraiser selected and mutually agreed upon by the Master Servicer and the Trustee plus the reasonable out of pocket expenses of the Master Servicer related to such purchase, unless the Master Servicer is the purchaser. This purchase will effect early retirement of the then outstanding Offered Certificates, but the rights of the holders of the Controlling Class, the Special Servicer, the Master Servicer or the holders of the Class LR Certificates to effect the termination is subject to the requirement that the then aggregate Stated Principal Balance of the pool of mortgage loans be less than 1% of the Initial Pool Balance. The voluntary exchange of Certificates, including the Class X Certificates, for the remaining mortgage loans is not subject to the 1% limit but is limited to each Class of outstanding Certificates being held by one Certificateholder who must voluntarily participate.

On the final Distribution Date, the aggregate amount paid by the holders of the Controlling Class, the Special Servicer, the Master Servicer or the holders of the Class LR Certificates, as the case may be, for the mortgage loans and other assets in the trust fund (if the trust fund is to be terminated as a result of the purchase described in the preceding paragraph), together with all other amounts on deposit in the Certificate Account and not otherwise payable to a person other than the Certificateholders (see ‘‘Description of the Pooling Agreements—Certificate Account’’ in the prospectus), will be applied generally as described above under ‘‘—Distributions—Priority’’ in this prospectus supplement.

Any optional termination by the holders of the Controlling Class, the Special Servicer, the Master Servicer or the holders of the Class LR Certificates would result in prepayment in full of the Certificates and would have an adverse effect on the yield of the Class X Certificates because a termination would have an effect similar to a principal prepayment in full of the mortgage loans and, as a result, investors in the Class X Certificates and any other Certificates purchased at premium might not fully recoup their initial investment. See ‘‘Yield and Maturity Considerations’’ in this prospectus supplement.

SERVICING OF THE MORTGAGE LOANS

General

The servicing of the mortgage loans (including the Bank of America Plaza Whole Loan) and any REO Properties will be governed by the Pooling and Servicing Agreement. The following summaries describe certain provisions of the Pooling and Servicing Agreement relating to the servicing and administration of the mortgage loans and any REO Properties. The summaries do not purport to be complete and are subject, and qualified in their entirety by reference, to the provisions of the Pooling and Servicing Agreement. Reference is made to the prospectus for additional information regarding the terms of the Pooling and Servicing Agreement relating to the servicing and administration of the mortgage loans and any REO Properties, provided that the information in this prospectus supplement supersedes any contrary information set forth in the prospectus. See ‘‘Description of the Pooling Agreements’’ in the prospectus.

Each of the Master Servicer (directly or through one or more sub-servicers) and the Special Servicer (directly or through one or more sub-servicers) will be required to service and administer the mortgage loans (including the Bank of America Plaza Whole Loan) for which it is responsible. Each of the Master Servicer and the Special Servicer may delegate and/or assign some or all of its servicing obligations and duties with respect to some or all of the mortgage loans to one or more third-party sub-servicers (although the Master Servicer and Special Servicer, as applicable, will remain primarily responsible for the servicing of those mortgage loans). Notwithstanding the foregoing, the Special Servicer shall not enter into any sub-servicing agreement which provides for the performance by third parties of any or all of its obligations under the Pooling and Servicing Agreement, unless (i) the Special Servicer receives the consent of the Directing Certificateholder and (ii) the Special Servicer receives the written confirmation of Fitch and Moody’s that such agreement will not cause the downgrade, withdrawal or qualification of any of the then current ratings assigned to any Class of Certificates.

Each of the Master Servicer and the Special Servicer will be required to service and administer the mortgage loans (including the Bank of America Plaza Whole Loan) for which it is responsible in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the mortgage loan documents (and in the case of the Bank of America Plaza Loan, each AB Mortgage Loan or mezzanine loan, the terms of the related Intercreditor Agreement) and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care: (1) the same manner in which, and with the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, and (2) the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, services and administers commercial, multifamily and manufactured housing community mortgage loans owned by the Master Servicer or the Special Servicer, as the case may be, in either case, with a view to (x) in the case of the Master Servicer, the timely collection of scheduled payments of principal and interest on the mortgage loans, and (y) in the case of the Special Servicer, the maximization of recovery of principal and interest on a net present value basis on the Specially Serviced Mortgage Loans, as applicable, and the best interests of the trust and the Certificateholders (and in the case of each AB Mortgage Loan, the holder of the related AB Subordinate Companion Loan and the Certificateholders (as a collective whole), and, in the case of the Bank of America Plaza Loan, the holder of the Bank of America Plaza Pari Passu Companion Loan) and the Certificateholders (as a collective whole), as determined by the Master Servicer or the Special Servicer, as the case may be, in its reasonable judgment, in either case giving due consideration to the customary and usual standards of practice of prudent institutional, multifamily and commercial loan servicers but without regard to:

(A)    any relationship that the Master Servicer or the Special Servicer, or any of their respective affiliates may have with the related borrower or any borrower affiliate, any Mortgage Loan Seller or any other party to the Pooling and Servicing Agreement;

(B)    the ownership of any Certificate or, if applicable, mezzanine loan or AB Subordinate Companion Loan, by the Master Servicer or the Special Servicer or any of their affiliates, as the case may be;

(C)    the Master Servicer’s obligation to make Advances;

(D)    the Master Servicer’s or the Special Servicer’s right to receive compensation for its services under the Pooling and Servicing Agreement or with respect to any particular transaction;

(E)    the ownership, servicing or management for others of any other mortgage loans or mortgaged properties by the Master Servicer or the Special Servicer, as the case may be;

(F)    any option to purchase any mortgage loan or AB Subordinate Companion Loan it may have; and

(G)    any debt that the Master Servicer or the Special Servicer or any of their affiliates, as the case may be, has extended to any borrower or any of their affiliates (the foregoing, collectively referred to as the ‘‘Servicing Standards’’).

Except as otherwise described under ‘‘—Inspections; Collection of Operating Information’’ below, the Master Servicer will be responsible initially for the servicing and administration of the entire pool of mortgage loans (including the Bank of America Plaza Whole Loan and each AB Mortgage Loan). The Master Servicer will be required to transfer its servicing responsibilities to the Special Servicer with respect to any mortgage loan (including the Bank of America Plaza Pari Passu Companion Loan and any related AB Subordinate Companion Loan):

(1)    as to which a payment default has occurred at its original maturity date, or, if the original maturity date has been extended, at its extended maturity date; or in the case of a balloon payment, such payment is delinquent and the related borrower has not provided the Master Servicer (who shall promptly notify the Special Servicer and the Directing Certificateholder of such delinquency) on or prior to the related maturity date (or, with respect to a mortgage loan where the borrower continues to make its Assumed Scheduled Payment and diligently pursues financing and the Directing Certificateholder consents, prior to the 60th day after the related maturity date) with a bona fide written commitment for refinancing reasonably satisfactory in form and substance to the Master Servicer, which provides that such refinancing will occur within 120 days, provided that if such refinancing does not occur within such period, the related mortgage loan will become a Specially Serviced Mortgage Loan at the end of the 120-day period (or at the end of any shorter period beyond the date on which that balloon payment was due within which the refinancing is scheduled to occur);

(2)    as to which any Periodic Payment (other than a balloon payment or other payment due at maturity) is more than 60 days delinquent (unless, prior to such Periodic Payment becoming more than 60 days delinquent, in the case of each AB Mortgage Loan or mortgage loan with mezzanine debt, the holder of the related AB Subordinate Companion Loan or mezzanine loan cures such delinquency);

(3)    as to which the borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or a similar insolvency proceeding, or the borrower has become the subject of a decree or order for that proceeding (provided that if the appointment, decree or order is stayed or discharged, or the case dismissed within 60 days that mortgage loan will not be considered a Specially Serviced Mortgage Loan during that period), or the related borrower has admitted in writing its inability to pay its debts generally as they become due;

(4)    as to which the Master Servicer or the Special Servicer has received notice of the foreclosure or proposed foreclosure of any lien other than the Mortgage on the Mortgaged Property;

(5)    as to which, in the judgment of the Master Servicer or Special Servicer (in the case of the Special Servicer, with the consent of the Directing Certificateholder), as applicable, a payment default is imminent and is not likely to be cured by the borrower within 60 days;

(6)    as to which a default that the Master Servicer or Special Servicer has notice (other than a failure by the related borrower to pay principal or interest) and which the Master

Servicer or Special Servicer (in the case of the Special Servicer with the consent of the Directing Certificateholder) determines, in its good faith reasonable judgment, may materially and adversely affect the interests of the Certificateholders (or, with respect to the Bank of America Plaza Loan, the interests of the Certificateholders and the holder of the Bank of America Plaza Pari Passu Companion Loan or, with respect to each AB Mortgage Loan, the interests of the Certificateholders and the holder of the related AB Subordinate Companion Loan, in each case as a collective whole) has occurred and remains unremediated for the applicable grace period specified in the mortgage loan documents, other than in certain circumstances the failure to maintain terrorism insurance if such failure constitutes an Acceptable Insurance Default (or if no grace period is specified for events of default which are capable of cure, 60 days); or

(7)    as to which the Master Servicer or Special Servicer (in the case of the Special Servicer, with the consent of the Directing Certificateholder) determines that (i) a default (other than as described in clause (5) above) under the mortgage loan is imminent, (ii) such default will materially impair the value of the corresponding Mortgaged Property as security for the mortgage loan or otherwise materially adversely affect the interests of Certificateholders (or, with respect to the Bank of America Plaza Loan, the interests of the Certificateholders and the holder of the Bank of America Plaza Pari Passu Companion Loan or, with respect to each AB Mortgage Loan, the interests of Certificateholders and the holder of the related AB Subordinate Companion Loan, in each case as a collective whole), and (iii) the default will continue unremedied for the applicable cure period under the terms of the mortgage loan or, if no cure period is specified and the default is capable of being cured, for 30-days (provided that such 30-day grace period does not apply to a default that gives rise to immediate acceleration without application of a grace period under the terms of the mortgage loan); provided, that any determination that a special servicing transfer event has occurred under this clause (7) with respect to any mortgage loan solely by reason of the failure (or imminent failure) of the related borrower to maintain or cause to be maintained insurance coverage against damages or losses arising from acts of terrorism may only be made by the Special Servicer (with the consent of the Directing Certificateholder) as described under ‘‘—Maintenance of Insurance’’ below.

However, the Master Servicer will be required to continue to (w) receive payments on the mortgage loan (including the Bank of America Plaza Whole Loan) (including amounts collected by the Special Servicer), (x) make certain calculations with respect to the mortgage loan, (y) make remittances and prepare certain reports to the Certificateholders with respect to the mortgage loan and (z) receive the Servicing Fee in respect of the mortgage loan at the Servicing Fee Rate. If the related Mortgaged Property is acquired in respect of any mortgage loan (including the Bank of America Plaza Whole Loan) (upon acquisition, an ‘‘REO Property’’) whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the Special Servicer will continue to be responsible for its operation and management. The mortgage loans (including the Bank of America Plaza Whole Loan and any AB Subordinate Companion Loans) serviced by the Special Servicer and any mortgage loans (including the Bank of America Plaza Whole Loan and any AB Subordinate Companion Loans) that have become REO Properties are referred to in this prospectus supplement as the ‘‘Specially Serviced Mortgage Loans.’’ If the Bank of America Plaza Pari Passu Companion Loan or any of the AB Subordinate Companion Loans become specially serviced, then the Bank of America Whole Loan or the related AB Mortgage Loan, as applicable, will become a Specially Serviced Mortgage Loan. If any AB Mortgage Loan becomes a Specially Serviced Mortgage Loan, then the related AB Subordinate Companion Loan will become a Specially Serviced Mortgage Loan. The Master Servicer will have no responsibility for the performance by the Special Servicer of its duties under the Pooling and Servicing Agreement. Any mortgage loan that is cross-collateralized with a Specially Serviced Mortgage Loan will become a Specially Serviced Mortgage Loan.

If any Specially Serviced Mortgage Loan, in accordance with its original terms or as modified in accordance with the Pooling and Servicing Agreement, becomes performing for at least 3 consecutive Periodic Payments (provided, that no additional event of default is foreseeable in the reasonable judgment of the Special Servicer), the Special Servicer will be required to return servicing of that mortgage loan (a ‘‘Corrected Mortgage Loan’’) to the Master Servicer.

The Special Servicer will be required to prepare a report (an ‘‘Asset Status Report’’) for each mortgage loan that becomes a Specially Serviced Mortgage Loan not later than 60 days after the servicing of such mortgage loan is transferred to the Special Servicer. Each Asset Status Report will be required to be delivered to the Directing Certificateholder, the Master Servicer, the Trustee (upon request), the Paying Agent and each Rating Agency. If the Directing Certificateholder does not disapprove an Asset Status Report within ten business days, the Special Servicer will be required to implement the recommended action as outlined in the Asset Status Report. The Directing Certificateholder may object to any Asset Status Report within ten business days of receipt; provided, however, that the Special Servicer will be required to implement the recommended action as outlined in the Asset Status Report if it makes a determination in accordance with the Servicing Standards that the objection is not in the best interest of all the Certificateholders. If the Directing Certificateholder disapproves the Asset Status Report and the Special Servicer has not made the affirmative determination described above, the Special Servicer will be required to revise the Asset Status Report as soon as practicable thereafter, but in no event later than 30-days after the disapproval. The Special Servicer will be required to revise the Asset Status Report until the Directing Certificateholder fails to disapprove the revised Asset Status Report as described above or until the Special Servicer makes a determination that the objection is not in the best interests of the Certificateholders; provided, however, in the event that the Directing Certificateholder and the Special Servicer have not agreed upon an Asset Status Report with respect to a Specially Serviced Mortgage Loan within 90 days of the Directing Certificateholder’s receipt of the initial Asset Status Report with respect to such Specially Serviced Mortgage Loan, the Special Servicer will implement the actions described in the most recent Asset Status Report submitted to the Directing Certificateholder by the Special Servicer. Each final Asset Status Report will be required to be delivered to the Master Servicer, the Trustee (upon request) and each Rating Agency.

The Directing Certificateholder

The Directing Certificateholder will be entitled to advise (1) the Special Servicer, with respect to all Specially Serviced Mortgage Loans, (2) the Special Servicer, with respect to non-Specially Serviced Mortgage Loans, as to all matters for which the Master Servicer must obtain the consent or deemed consent of the Special Servicer, and the Master Servicer with respect to non-Specially Serviced Mortgage Loans, as to all matters for which the Master Servicer must directly obtain the consent or deemed consent of the Directing Certificateholder, and (3) the Special Servicer, with respect to all mortgage loans for which an extension of maturity is being considered by the Special Servicer or by the Master Servicer, subject to consent or deemed consent of the Special Servicer. Except as otherwise described in the succeeding paragraphs below, both (a) the Master Servicer will not be permitted to take any of the following actions unless it has obtained the consent of the Special Servicer (which will be deemed to have been granted if the Special Servicer does not respond within a specified number of days following the Master Servicer's delivery of certain notice and other information) and (b) the Special Servicer will not be permitted to consent to the Master Servicer's taking any of the following actions, nor will the Special Servicer itself be permitted to take any of the following actions, as to which the Directing Certificateholder has objected in writing within ten business days of having been notified of the proposed action (provided, that if such written objection has not been received by the Special Servicer, as applicable, within the ten day period, the Directing Certificateholder will be deemed to have approved such action):

(i)    any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the mortgage loans as come into and continue in default;

(ii)    any modification, consent to a modification or waiver of any monetary term (other than late fees and default interest) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs) of a mortgage loan or any extension of the maturity date of such mortgage loan;

(iii)    any sale of a defaulted mortgage loan or REO Property (other than in connection with the termination of the trust as described under ‘‘Description of the Certificates— Termination; Retirement of Certificates’’ in this prospectus supplement) for less than the applicable Purchase Price (other than in connection with the exercise of the Purchase Option described under ‘‘—Realization Upon Defaulted Mortgage Loans’’ below);

(iv)    any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at an REO Property;

(v)    any release of collateral or any acceptance of substitute or additional collateral for a mortgage loan or any consent to either of the foregoing, other than if required pursuant to the specific terms of the related mortgage loan and for which there is no material lender discretion;

(vi)    any waiver of a ‘‘due-on-sale’’ or ‘‘due-on-encumbrance’’ clause with respect to a mortgage loan or any consent to such a waiver or consent to a transfer of the Mortgaged Property or interests in the borrower or consent to the incurrence of additional debt;

(vii)    any property management company changes (with respect to a mortgage loan with a principal balance greater than $2,500,000) or franchise changes for which the lender is required to consent or approve under the mortgage loan documents;

(viii)    releases of any escrow accounts, reserve accounts or letters of credit held as performance escrows or reserves, other than those required pursuant to the specific terms of the related mortgage loan and for which there is no material lender discretion;

(ix)    any acceptance of an assumption agreement releasing a borrower from liability under a mortgage loan other than pursuant to the specific terms of such mortgage loan; and

(x)    any determination by the Special Servicer of an Acceptable Insurance Default;

provided, that in the event that the Master Servicer or the Special Servicer determines that immediate action is necessary to protect the interests of the Certificateholders (as a collective whole), the Master Servicer or the Special Servicer, as applicable, may take any such action without waiting for the Directing Certificateholder’s response.

In addition, the Directing Certificateholder may direct the Master Servicer and/or Special Servicer to take, or to refrain from taking, other actions with respect to a mortgage loan, as the Directing Certificateholder may reasonably deem advisable; provided, that the Master Servicer and/or the Special Servicer will not be required to take or refrain from taking any action pursuant to instructions or objections from the Directing Certificateholder that would cause it to violate applicable law, the related mortgage loan documents, the Pooling and Servicing Agreement, including the Servicing Standards, or the REMIC Provisions (and, with respect to any AB Mortgage Loan, subject to the rights of the holder of the related AB Subordinate Companion Loan as described under ‘‘Description of the Mortgage Pool—AB Mortgage Loan Pairs’’ in this prospectus supplement).

With respect to the Bank of America Plaza Whole Loan only, the Master Servicer or the Special Servicer, as applicable, will not be permitted to take any of the following actions without consulting the Directing Certificateholder and the holder of the Bank of America Plaza Pari Passu Companion Loan and obtaining the Directing Certificateholder's written approval:

(1)    any modification or amendment of, or waiver with respect to, the Bank of America Plaza Whole Loan or the Bank of America Plaza Whole Loan documents that would result in the extension of the maturity date, a reduction in the interest rate or the monthly payment, a modification or waiver of any other monetary term of the Bank of America Plaza Whole Loan documents relating to the timing or amount of any payment of principal and interest or a modification or waiver of any provision of the Bank of America Plaza Whole Loan which restricts the related borrower from incurring additional indebtedness or from transferring a mortgaged property or any transfer of direct or indirect equity interests in the borrower;

(2)    any modification or amendment of, or waiver with respect to, the Bank of America Plaza Whole Loan documents that would result in a discounted pay-off of the Bank of America Plaza Whole Loan;

(3)    any foreclosure upon or comparable conversion (which may include acquisition of REO Property) of the ownership of the mortgaged property securing the Bank of America Plaza Whole Loan or any acquisition of the related mortgaged property by deed-in lieu of foreclosure;

(4)    any proposed or actual sale of the mortgaged property or REO property;

(5)    any proposed or actual sale of the Bank of America Plaza Whole Loan by the applicable servicer;

(6)    any release of the borrower, any guarantor or other obligor from liability with respect to the Bank of America Plaza Whole Loan;

(7)    any determination not to enforce a ‘‘due-on-sale’’ or ‘‘due-on-encumbrance’’ clause;

(8)    any action to bring a related property or REO property into compliance with environmental laws or otherwise address hazardous materials located at the property or REO property;

(9)    any substitution or release of collateral or acceptance of additional collateral for the Bank of America Plaza Whole Loan including the release of additional collateral for the Bank of America Plaza Whole Loan;

(10)    adoption or approval of a plan in a bankruptcy of a borrower;

(11)    consenting to the modification, execution, termination or renewal of any lease or entering into a new lease, in each case to the extent lender's approval is required by the Bank of America Plaza Whole Loan documents;

(12)    any renewal or replacement of the then existing insurance policies (to the extent the lender's approval is required under the Bank of America Plaza Whole Loan documents) or any waiver, modification or amendment of any insurance requirements under the Bank of America Plaza Whole Loan documents; or

(13)    any consent, waiver or approval with respect to any change in the property manager at the mortgaged property;

provided, however, in the event that there is a disagreement between the Directing Certificateholder and the holder of the Bank of America Plaza Pari Passu Companion Loan, with respect to the proposed actions, the Directing Certificateholder's decision will be binding upon the holder of the Bank of America Plaza Pari Passu Companion Loan in accordance with the Bank of America Plaza Intercreditor Agreement.

The ‘‘Directing Certificateholder’’ will be the Controlling Class Certificateholder selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as certified by the Certificate Registrar from time to time; provided, however, that (1) absent that selection, or (2) until a Directing Certificateholder is so selected or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class will be the Directing Certificateholder. The initial Directing Certificateholder will be American Capital Strategies, Ltd.

A ‘‘Controlling Class Certificateholder’’ is each holder (or Certificate Owner, if applicable) of a Certificate of the Controlling Class as certified to the Certificate Registrar from time to time by the holder (or Certificate Owner).

The ‘‘Controlling Class’’ will be as of any time of determination the most subordinate Class of Certificates (other than the Class X Certificates) then outstanding that has a Certificate Balance at least equal to 25% of the initial Certificate Balance of that Class. For purposes of determining the identity of the Controlling Class, the Certificate Balance of each Class will not be reduced by the amount allocated to that Class of any Appraisal Reductions. The Controlling Class as of the Closing Date will be the Class NR Certificates.

Neither the Master Servicer nor the Special Servicer will be required to take or to refrain from taking any action pursuant to instructions from the Directing Certificateholder, or any failure to approve an action by or objection of the Directing Certificateholder, that would cause either the Master Servicer or the Special Servicer to violate applicable law, the related loan documents, the Pooling and Servicing Agreement (including the Servicing Standards), the Bank of America Plaza Intercreditor Agreement or the REMIC Provisions.

The Master Servicer and the Special Servicer may resign under the Pooling and Servicing Agreement at any time if continuing to perform their respective servicing duties would cause it to be in violation of any applicable law. The Master Servicer may generally resign at any time so long as it provides a replacement meeting the requirements in the Pooling and Servicing Agreement and that is otherwise acceptable to the Rating Agencies. The Special Servicer may generally be replaced at any time by the Directing Certificateholder so long as, among other things, those Certificateholders provide or the Directing Certificateholder provides, as applicable, a replacement that is acceptable to the Rating Agencies. Additionally, either of the Master Servicer or the Special Servicer, as applicable, may be replaced by the Trustee, or Certificateholders representing at least 51% of Voting Rights in the event that an event of default under the Pooling and Servicing Agreement occurs with respect to such entity. In the event that either the Master Servicer or the Special Servicer resigns or is replaced and no replacement is otherwise provided for, the Trustee is required to immediately take the place of such resigning Master Servicer and the Master Servicer is required to immediately take the place of such resigning Special Servicer unless the Trustee or the Master Servicer, as applicable, is prohibited by any applicable law from serving in such capacity. The Certificateholders will receive notification from the Trustee or the Master Servicer, as applicable, in any case in which a Master Servicer or Special Servicer resigns or is replaced.

Limitation on Liability of Directing Certificateholder

The Directing Certificateholder will not be liable to the trust fund or the Certificateholders for any action taken, or for refraining from the taking of any action for errors in judgment. However, the Directing Certificateholder will not be protected against any liability to the Controlling Class Certificateholders that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties.

Each Certificateholder acknowledges and agrees, by its acceptance of its Certificates, that the Directing Certificateholder:

(a)    may have special relationships and interests that conflict with those of holders of one or more Classes of Certificates,

(b)    may act solely in the interests of the holders of the Controlling Class,

(c)    does not have any liability or duties to the holders of any Class of Certificates other than the Controlling Class, and

(d)    may take actions that favor the interests of the holders of the Controlling Class over the interests of the holders of one or more other Classes of Certificates.

The taking of, or refraining from taking, any action by the Master Servicer or the Special Servicer in accordance with the direction of or approval of the Directing Certificateholder, which does not violate any law or the accepted servicing practices or the provisions of the Pooling and Servicing Agreement, will not result in any liability on the part of the Master Servicer or the Special Servicer.

Generally, the holders of the AB Subordinate Companion Loans and their designees will have limitations on liability with respect to actions taken in connection with the related AB Mortgage Loan similar to the limitations of the Directing Certificateholder described above.

Maintenance of Insurance

To the extent permitted by the related mortgage loan and required by the Servicing Standards, the Master Servicer (with respect to the mortgage loans, the Bank of America Plaza Whole Loan and the Specially Serviced Mortgage Loans) or the Special Servicer (with respect to

REO Properties) will be required to use efforts consistent with the Servicing Standards to cause each borrower to maintain for the related Mortgaged Property all insurance coverage required by the terms of the mortgage loan documents, except to the extent that the failure of the related borrower to do so is an Acceptable Insurance Default (as defined below). This insurance coverage is required to be in the amounts, and from an insurer meeting the requirements, set forth in the related mortgage loan documents. If the borrower does not maintain such coverage, subject to its recoverability determination with respect to any required Servicing Advance the Master Servicer (with respect to mortgage loans) will be required to maintain such coverage to the extent such coverage is available at commercially reasonable rates and the Trustee has an insurable interest, as determined by the Master Servicer in accordance with the Servicing Standards; provided, that the Master Servicer will be obligated to use reasonable efforts to cause the borrower to maintain (or to itself maintain) insurance against property damage resulting from terrorist or similar acts if the borrower’s failure is an Acceptable Insurance Default as determined by the Special Servicer; provided, further, that the Master Servicer will not itself be required to maintain any insurance coverage with respect to a Mortgaged Property that is not available at commercially reasonable rates (and the Directing Certificateholder will have the right to consent to any such determination) or as to which the Trustee, as mortgagee, does not have an insurable interest. The coverage described in the immediately preceding sentence will be in an amount that is not less than the lesser of the full replacement cost of the improvements securing that mortgage loan or the outstanding principal balance owing on that mortgage loan, but in any event, in an amount sufficient to avoid the application of any co-insurance clause unless otherwise noted in the related mortgage loan documents. Notwithstanding any contrary provision above, the Master Servicer will not be required to maintain, and will not be in default for failing to obtain, any earthquake or environmental insurance on any Mortgaged Property unless such insurance was in effect at the time of origination of the related mortgage loan or the date of original issuance of the Certificates and is available at commercially reasonable rates. In addition, the Master Servicer will be entitled to rely on insurance consultants (at the Master Servicer’s expense) in determining whether any insurance is available at commercially reasonable rates or at any rate. After the Master Servicer determines that a Mortgaged Property is located in an area identified as a federally designated special flood hazard area (and flood insurance has been made available), the Master Servicer will be required to use efforts consistent with the Servicing Standards to (1) cause each borrower to maintain (to the extent required by the related mortgage loan documents), and if the borrower does not so maintain, will be required to (2) itself maintain to the extent the Trustee, as mortgagee, has an insurable interest in the Mortgaged Property and is available at commercially reasonable rates (as determined by the Master Servicer in accordance with the Servicing Standards) a flood insurance policy in an amount representing coverage not less than the lesser of (1) the outstanding principal balance of the related mortgage loan and (2) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended, but only to the extent that the related mortgage loan permits the lender to require the coverage and maintaining coverage is consistent with the Servicing Standards. The Directing Certificateholder shall have no liability with respect to that determination.

Notwithstanding the foregoing, with respect to the mortgage loans that either (x) require the borrower to maintain ‘‘all risk’’ property insurance (and do not expressly permit an exclusion for terrorism) or (y) contain provisions generally requiring the applicable borrower to maintain insurance in types and against such risks as the holder of such mortgage loan reasonably requires from time to time in order to protect its interests, the Master Servicer will be required to, consistent with the Servicing Standards, (A) actively monitor whether the insurance policies for the related Mortgaged Property contain exclusions in addition to those customarily found in insurance policies prior to September 11, 2001 (‘‘Additional Exclusions’’), (B) request the borrower to either purchase insurance against the risks specified in the Additional Exclusions or provide an explanation as to its reasons for failing to purchase such insurance, and (C) notify the Special Servicer if it has knowledge that any insurance policy contains Additional Exclusions or if it has knowledge that any borrower fails to purchase the insurance requested to be purchased by the Master Servicer pursuant to clause (B) above. If the Special Servicer determines in accordance with the Servicing Standards that such failure is not an Acceptable Insurance Default the Special

Servicer will be required to notify the Master Servicer and the Master Servicer will be required to use efforts consistent with the Servicing Standard to cause the borrower to maintain such insurance to be maintained. If the Special Servicer determines that such failure is an Acceptable Insurance Default, it will be required to inform each Rating Agency as to such conclusions for those mortgage loans that (i) have one of the ten (10) highest outstanding principal balances of the mortgage loans then included in the trust or (ii) comprise more than 5% of the outstanding principal balance of the mortgage loans then included in the trust.

‘‘Acceptable Insurance Default’’ means, with respect to any mortgage loan, a default under the related mortgage loan documents arising by reason of (i) any failure on the part of the related borrower to maintain with respect to the related mortgaged real property specific insurance coverage with respect to, or an all-risk casualty insurance policy that does not specifically exclude, terrorist or similar acts, and/or (ii) any failure on the part of the related borrower to maintain with respect to the related mortgaged real property, insurance coverage with respect to damages or casualties caused by terrorist or similar acts upon terms not materially less favorable than those in place as of the Closing Date, in each case, as to which default the Master Servicer and the Special Servicer may forbear taking any enforcement action; provided, that the Special Servicer has determined in its reasonable judgment based on inquiry consistent with the Servicing Standards and with the consent of the Directing Certificateholder (or, with respect to the Bank of America Plaza Whole Loan, subject to the consent of the holder of the Bank of America Plaza Pari Passu Companion Loan), that either (a) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related mortgaged real property and located in or around the region in which such related mortgaged real property is located, or (b) such insurance is not available at any rate; provided, however, the Directing Certificateholder (and, in the case of the Bank of America Plaza Whole Loan, the holder of the Bank of America Plaza Pari Passu Companion Loan) will not have more than 30-days to respond to the Special Servicer’s request for such consent; provided, further, that upon the Special Servicer’s determination, consistent with the Servicing Standards, that exigent circumstances do not allow the Special Servicer to consult with the Directing Certificateholder (or, in the case of the Bank of America Plaza Whole Loan, the holder of the Bank of America Plaza Pari Passu Companion Loan), the Special Servicer will not be required to do so. The Special Servicer shall be entitled to rely on insurance consultants in making the determinations described above and the cost of such consultants shall be paid from the Certificate Account as a Servicing Advance.

During the period that the Special Servicer is evaluating the availability of such insurance, or waiting for a response from the Directing Certificateholder, none of the Master Servicer, the Special Servicer or the Directing Certificateholder will be liable for any loss related to its failure to require the borrower to maintain (or to itself maintain) such insurance and neither will be in default of its obligations as a result of such failure.

The Special Servicer will be required to maintain (or cause to be maintained), fire and hazard insurance on each REO Property, to the extent obtainable at commercially reasonable rates, in an amount that is at least equal to the lesser of (1) the full replacement cost of the improvements on the REO Property, or (2) the outstanding principal balance owing on the related mortgage loan, and in any event, the amount necessary to avoid the operation of any co-insurance provisions. In addition, if the REO Property is located in an area identified as a federally designated special flood hazard area, the Special Servicer will be required to cause to be maintained, to the extent available at commercially reasonable rates (as determined by the Special Servicer in accordance with the Servicing Standards), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance that is available under the National Flood Insurance Act of 1968, as amended.

The Pooling and Servicing Agreement provides that the Master Servicer and the Special Servicer may satisfy their respective obligations to cause each borrower to maintain a hazard insurance policy by maintaining a blanket or master single interest or force-placed policy insuring against hazard losses on the mortgage loans and REO Properties. Any losses incurred with respect to mortgage loans or REO Properties due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders. Any cost incurred by the Master Servicer or Special Servicer in maintaining a hazard insurance policy, if the borrower defaults on its obligation to do so, will be advanced by the Master Servicer as a Servicing Advance and will be charged to the related borrower. Generally, no borrower is required by the mortgage loan documents to maintain earthquake insurance on any Mortgaged Property and the Special Servicer will not be required to maintain earthquake insurance on any REO Properties. Any cost of maintaining that kind of required insurance or other earthquake insurance obtained by the Special Servicer will be paid out of a segregated custodial account created and maintained by the Special Servicer on behalf of the Trustee in trust for the Certificateholders (the ‘‘REO Account’’) or advanced by the Master Servicer as a Servicing Advance.

The costs of the insurance may be recovered by the Master Servicer or Trustee, as applicable, from reimbursements received from the borrower or, if the borrower does not pay those amounts, as a Servicing Advance as set forth in the Pooling and Servicing Agreement. All costs and expenses incurred by the Special Servicer in maintaining the insurance described above on REO Properties will be paid out of the related REO Account or, if the amount in such account is insufficient, such costs and expenses will be advanced by the Master Servicer to the Special Servicer as a Servicing Advance to the extent that such Servicing Advance is not determined to be a Nonrecoverable Advance.

No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the mortgage loans, nor will any mortgage loan be subject to FHA insurance.

Modifications, Waiver and Amendments

Except as otherwise set forth in this paragraph, the Special Servicer (or, with respect to non-material modifications, waivers and amendments, the Master Servicer) may not waive, modify or amend (or consent to waive, modify or amend) any provision of a mortgage loan that is not in default or as to which default is not reasonably foreseeable except for (1) the waiver of any due-on-sale clause or due-on-encumbrance clause to the extent permitted in the Pooling and Servicing Agreement, and (2) any waiver, modification or amendment more than three months after the Closing Date that would not be a ‘‘significant modification’’ of the mortgage loan within the meaning of Treasury Regulations Section 1.860G-2(b). The Master Servicer will not be permitted under the Pooling and Servicing Agreement to agree to any modifications, waivers and amendments without the consent of the Special Servicer except certain non-material consents and waivers described in the Pooling and Servicing Agreement. The Special Servicer will have the sole authority (but may be required under the Pooling and Servicing Agreement to take direction from and obtain the approval of the Directing Certificateholder) to approve any assumptions, transfers of interest, material modifications, management company changes, franchise affiliation changes, releases of performance escrows, additional indebtedness, due-on-sale or due-on-encumbrance provisions with respect to all mortgage loans (other than non-material modifications, waivers and amendments).

If, and only if, the Special Servicer determines that a modification, waiver or amendment (including the forgiveness or deferral of interest or principal or the substitution or release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Mortgage Loan with respect to which a payment default or other material default has occurred or a payment default or other material default is, in the Special Servicer’s judgment, reasonably foreseeable, is reasonably likely to produce a greater recovery on a net present value basis (the relevant discounting to be performed at the related Mortgage Rate) than liquidation of the Specially Serviced Mortgage Loan, then the Special Servicer may, but is not required to, agree to a modification, waiver or amendment of the Specially Serviced Mortgage Loan, subject to the restrictions and limitations described below (and with respect to each AB Mortgage Loan, subject to any rights of the holder of the related AB Subordinate Companion Loan to consent to such modification, waiver or amendment).

The Special Servicer is required to use its reasonable efforts to the extent reasonably possible to fully amortize a modified mortgage loan prior to the Rated Final Distribution Date. The Special

Servicer may not agree to a modification, waiver or amendment of any term of any Specially Serviced Mortgage Loan if that modification, waiver or amendment would:

(1)    extend the maturity date of the Specially Serviced Mortgage Loan to a date occurring later than the earlier of (A) two years prior to the Rated Final Distribution Date and (B) if the Specially Serviced Mortgage Loan is secured by a leasehold estate and not the related fee interest, the date twenty years or, to the extent consistent with the Servicing Standards, giving due consideration to the remaining term of the ground lease, ten years, prior to the end of the current term of the ground lease, plus any unilateral options to extend; or

(2)    provide for the deferral of interest unless (A) interest accrues on the mortgage loan, generally, at the related Mortgage Rate and (B) the aggregate amount of deferred interest does not exceed 10% of the unpaid principal balance of the Specially Serviced Mortgage Loan.

In the event of a modification that creates a deferral of interest on a mortgage loan and a capitalization of such interest deferral, the Pooling and Servicing Agreement will provide that the amount of deferred interest will be allocated to reduce the Distributable Certificate Interest of the Class or Classes of Certificates (other than the Class X Certificates) with the latest sequential designation then outstanding, and to the extent so allocated, will be added to the Certificate Balance of the Class or Classes.

The Special Servicer or the Master Servicer, as the case may be, will be required to notify each other, the Directing Certificateholder (and, in the case of the Bank of America Plaza Loan, the holder of the Bank of America Plaza Pari Passu Companion Loan), the applicable Mortgage Loan Seller, each Rating Agency, the Paying Agent and the Trustee of any modification, waiver or amendment of any term of any mortgage loan and will be required to deliver to the Trustee for deposit in the related mortgage file, an original counterpart of the agreement related to the modification, waiver or amendment, promptly following the execution of that agreement, with a copy to the Master Servicer, all as set forth in the Pooling and Servicing Agreement. Copies of each agreement whereby the modification, waiver or amendment of any term of any mortgage loan is effected are required to be available for review during normal business hours at the offices of the Trustee. See ‘‘Description of the Certificates—Reports to Certificateholders; Certain Available Information’’ in this prospectus supplement.

The modification, waiver or amendment of each AB Mortgage Loan is subject to certain limitations set forth in the related AB Mortgage Loan documents and the related Intercreditor Agreement.

Any modification, extension, waiver or amendment of the payment terms of the Bank of America Plaza Whole Loan will be required to be structured so as to be consistent with the allocation and payment priorities in the related loan documents and the Bank of America Plaza Intercreditor Agreement, such that neither the trust as holder of the Bank of America Plaza Loan nor the holder of the Bank of America Plaza Pari Passu Companion Loan gains a priority over the other holder that is not reflected in the related loan documents and the Bank of America Plaza Intercreditor Agreement.

Realization Upon Defaulted Mortgage Loans

Within 30-days after a mortgage loan has become a Specially Serviced Mortgage Loan, the Special Servicer will be required to order an appraisal (which will not be required to be received within that 30-day period) and, not more than 30-days after receipt of such appraisal, determine the fair value of the mortgage loan in accordance with the Servicing Standards. The Special Servicer will be permitted to change, from time to time thereafter, its determination of the fair value of a mortgage loan in default based upon changed circumstances, new information or otherwise, in accordance with the Servicing Standards.

In the event a mortgage loan is in default, the Directing Certificateholder and the Special Servicer will each have an assignable option (a ‘‘Purchase Option’’) to purchase the mortgage loan in default from the trust fund ((i) with respect to each AB Mortgage Loan, subject to the purchase right of the holder of the related AB Subordinate Companion Loan and (ii) in the case of any mortgage loan with a mezzanine loan, subject to the purchase right of the holder of the mezzanine debt set forth under any related intercreditor agreement as described under ‘‘Description of the Mortgage Pool—General’’ in this prospectus supplement) at a price (the ‘‘Option Price’’) equal to, if the Special Servicer has not yet determined the fair value of the mortgage loan in default, (i) (a) the unpaid principal balance of the mortgage loan in default, plus (b) accrued and unpaid interest on such balance, plus (c) all Yield Maintenance Charges and/or prepayment penalties then due (except if the Purchase Option is exercised by the Controlling Class Certificateholder), plus (d) all related unreimbursed Servicing Advances, together with accrued and unpaid interest on all Advances, all accrued Special Servicing Fees allocable to such mortgage loan in default whether paid or unpaid, and any unreimbursed trust fund expenses in respect of such mortgage loan, or (ii) the fair value of the mortgage loan in default as determined by the Special Servicer, if the Special Servicer has made such fair value determination. The Directing Certificateholder will have an exclusive right to exercise the Purchase Option for a specified period of time.

Unless and until the Purchase Option with respect to a mortgage loan in default is exercised or expires, the Special Servicer will be required to pursue such other resolution strategies available under the Pooling and Servicing Agreement, including workout and foreclosure, consistent with the Servicing Standards, but the Special Servicer will not be permitted to sell the mortgage loan in default other than pursuant to the exercise of the Purchase Option.

If not exercised sooner, the Purchase Option with respect to any mortgage loan in default will automatically terminate upon (i) the related borrower’s cure of all defaults on the mortgage loan in default, (ii) the acquisition on behalf of the trust fund of title to the related Mortgaged Property by foreclosure or deed in lieu of foreclosure, (iii) the modification or pay-off (full or discounted) of the mortgage loan in default in connection with a workout and (iv) in the case of each AB Mortgage Loan Pair, the purchase of any AB Mortgage Loan by the holder of the related AB Subordinate Companion Loan. In addition, the Purchase Option with respect to a mortgage loan in default held by any person will terminate upon the exercise of the Purchase Option by any other holder of a Purchase Option.

If (a) a Purchase Option is exercised with respect to a mortgage loan in default and the person expected to acquire the mortgage loan in default pursuant to such exercise is a Controlling Class Certificateholder, the Special Servicer, or any of their respective affiliates (in other words, the Purchase Option has not been assigned to another unaffiliated person) and (b) the Option Price is based on the Special Servicer’s determination of the fair value of the mortgage loan in default, then the Master Servicer (or, if the Master Servicer is an affiliate of the Special Servicer, an independent third party appointed by the Trustee) will be required to determine if the Option Price represents a fair value for the mortgage loan in default. The Master Servicer (or the independent third party, as applicable) will be entitled to receive, out of general collections on the mortgage loans and any REO Properties in the trust fund, a reasonable one-time fee for such determination not to exceed $1,000 per mortgage loan plus reasonable out-of-pocket costs and expenses.

The Purchase Option with respect to each AB Mortgage Loan (and the purchase price) is subject to the right of the holder of the related AB Subordinate Companion Loan to exercise its option to purchase the related AB Mortgage Loan following a default as described under the related Intercreditor Agreement (and such purchase price is subject to the terms of the related Intercreditor Agreement). See ‘‘Description of the Mortgage Pool—AB Mortgage Loan Pairs’’ in this prospectus supplement. The Purchase Option with respect to each mortgage loan with a mezzanine loan is subject to the rights of the holder of the related mezzanine debt to exercise its option to purchase the related mortgage loan following a default as described under the related intercreditor agreement (and such purchase price is subject to the terms of the related intercreditor agreement). See ‘‘Description of the Mortgage Pool—Additional Debt— Mezzanine Debt’’ in this prospectus supplement.

If title to any Mortgaged Property is acquired by the trust fund, the Special Servicer, on behalf of the trust fund, will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the Internal Revenue Service (the ‘‘IRS’’) grants an extension of time to sell the property or (2) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund longer than the above-referenced three year period will not result in the imposition of a tax on either the Upper-Tier REMIC or the Lower-Tier REMIC or cause the trust fund (or either the Upper-Tier REMIC or the Lower-Tier REMIC) to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the Pooling and Servicing Agreement, the Special Servicer will generally be required to attempt to sell any Mortgaged Property so acquired on the same terms and conditions it would if it were the owner. The Special Servicer will also be required to ensure that any Mortgaged Property acquired by the trust fund is administered so that it constitutes ‘‘foreclosure property’’ within the meaning of Code Section 860G(a)(8) at all times and that the sale of the property does not result in the receipt by the trust fund of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If the trust fund acquires title to any Mortgaged Property, the Special Servicer, on behalf of the trust fund, will retain, at the expense of the trust fund, an independent contractor to manage and operate the property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was at least 10% completed at the time default on the related mortgage loan became imminent. The retention of an independent contractor, however, will not relieve the Special Servicer of its obligation to manage the Mortgaged Property as required under the Pooling and Servicing Agreement.

Generally, neither the Upper-Tier REMIC nor the Lower-Tier REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the trust fund to the extent that it constitutes ‘‘rents from real property,’’ within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the Code. Rents from real property include fixed rents and rents based on the receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings that are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are ‘‘customary’’ within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the trust fund would not constitute rents from real property, or that none of such income would qualify if a separate charge is not stated for such non-customary services or they are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hotel. Any of the foregoing types of income may instead constitute ‘‘net income from foreclosure property,’’ which would be taxable to the Lower-Tier REMIC at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes. The Pooling and Servicing Agreement provides that the Special Servicer will be permitted to cause the Lower-Tier REMIC to earn ‘‘net income from foreclosure property’’ that is subject to tax if it determines that the net after-tax benefit to Certificateholders is greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the trust fund to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of Certificates. See ‘‘Certain Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxes That May Be Imposed on the REMIC Pool’’ in the prospectus.

To the extent that Liquidation Proceeds collected with respect to any mortgage loan are less than the sum of: (1) the outstanding principal balance of the mortgage loan, (2) interest accrued on the mortgage loan and (3) the aggregate amount of expenses reimbursable to the Master

Servicer, Special Servicer or the Trustee or paid out of the trust fund that were not reimbursed by the related borrower (including any unpaid servicing compensation, unreimbursed Servicing Advances and unpaid and accrued interest on all Advances and additional trust fund expenses) incurred with respect to the mortgage loan, the trust fund will realize a loss in the amount of the shortfall. The Trustee, the Master Servicer and/or the Special Servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any mortgage loan, prior to the distribution of those Liquidation Proceeds to Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of the related mortgage loan, certain unreimbursed expenses incurred with respect to the mortgage loan and any unreimbursed Advances (including interest thereon) made with respect to the mortgage loan. In addition, amounts otherwise distributable on the Certificates will be further reduced by interest payable to the Master Servicer, the Special Servicer or the Trustee on these Advances.

If any Mortgaged Property suffers damage and the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, the Master Servicer will not be required to advance the funds to effect the restoration unless (1) the Special Servicer determines that the restoration will increase the proceeds to Certificateholders on liquidation of the mortgage loan after reimbursement of the Special Servicer or the Master Servicer, as the case may be, for its expenses and (2) the Master Servicer has not determined that the advance would be a Nonrecoverable Advance.

Inspections; Collection of Operating Information

The Master Servicer will be required to perform or cause to be performed (at its own expense), physical inspections of each Mortgaged Property securing a Mortgage Note with a Stated Principal Balance of (A) $2,000,000 or more at least once every 12 months and (B) less than $2,000,000 at least once every 24 months, in each case commencing in the calendar year 2007 unless a physical inspection has been performed by the Special Servicer within the last calendar year and the Master Servicer has no knowledge of a material change in the Mortgaged Property since such physical inspection; provided, further, however, that if any scheduled payment becomes more than 60 days delinquent on the related mortgage loan, the Special Servicer is required to inspect or cause to be inspected the related Mortgaged Property as soon as practicable after the mortgage loan becomes a Specially Serviced Mortgage Loan and annually thereafter for so long as the mortgage loan remains a Specially Serviced Mortgage Loan (the cost of which inspection will be reimbursed first from default interest and late charges constituting additional compensation of the Special Servicer on the related mortgage loan and then from the Certificate Account as an expense of the trust fund, and, in the case of any AB Mortgage Loan, as an expense of the holder of the related AB Subordinate Companion Loan to the extent provided by the related Intercreditor Agreement, and, in the case of the Bank of America Plaza Whole Loan, as an expense of the holder of the Bank of America Plaza Pari Passu Companion Loan to the extent provided by the Bank of America Plaza Intercreditor Agreement). The Special Servicer or the Master Servicer, as applicable, will be required to prepare or cause to be prepared a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property to the extent evident from the inspection and specifying the existence of any material vacancies in the Mortgaged Property of which it has knowledge, of any sale, transfer or abandonment of the Mortgaged Property of which it has knowledge or that is evident from the inspection, of any material change in the condition of the Mortgaged Property to the extent evident from the inspection, or of any material waste committed on the Mortgaged Property to the extent evident from the inspection.

With respect to each mortgage loan that requires the borrower to deliver Operating Statements, the Special Servicer or the Master Servicer, as applicable, is also required to use reasonable efforts to collect and review the annual Operating Statements of the related Mortgaged Property. Most of the mortgage loan documents obligate the related borrower to deliver annual property Operating Statements. However, we cannot assure you that any Operating Statements required to be delivered will in fact be delivered, nor is the Special Servicer or the Master Servicer likely to have any practical means of compelling the delivery in the case of an otherwise performing mortgage loan.

Copies of the inspection reports and Operating Statements referred to above that are delivered to the Directing Certificateholder and the Paying Agent will be available for review by Certificateholders during normal business hours at the offices of the Paying Agent. See ‘‘Description of the Certificates—Reports to Certificateholders; Certain Available Information’’ in this prospectus supplement.

Certain Matters Regarding the Master Servicer, the Special Servicer and the Depositor

The Pooling and Servicing Agreement permits the Master Servicer and the Special Servicer to resign from their respective obligations only upon (a) the appointment of, and the acceptance of the appointment by, a successor and receipt by the Trustee of written confirmation from each Rating Agency that the resignation and appointment will not, in and of itself, cause a downgrade, withdrawal or qualification of the rating assigned by such Rating Agency to any Class of Certificates; and the approval of such successor by the Directing Certificateholder, which approval shall not be unreasonably withheld, or (b) a determination that their respective obligations are no longer permissible with respect to the Master Servicer or the Special Servicer, as the case may be, under applicable law. No resignation will become effective until the Trustee or other successor has assumed the obligations and duties of the resigning Master Servicer or Special Servicer, as the case may be, under the Pooling and Servicing Agreement. Further, the resigning Master Servicer or Special Servicer, as the case may be, must pay all costs and expenses associated with the transfer of its duties.

The Pooling and Servicing Agreement will provide that none of the Master Servicer, the Special Servicer, the Depositor or any member, manager, director, officer, employee or agent of any of them will be under any liability to the trust fund or the Certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling and Servicing Agreement or for errors in judgment; provided, however, that none of the Master Servicer, the Special Servicer, the Depositor or similar person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under the Pooling and Servicing Agreement or by reason of negligent disregard of the obligations and duties. The Pooling and Servicing Agreement will also provide that the Master Servicer, the Special Servicer, the Depositor and their respective affiliates and any director, officer, employee or agent of any of them will be entitled to indemnification by the trust fund against any loss, liability or expense incurred in connection with any legal action or claim that relates to the Pooling and Servicing Agreement or the Certificates; provided, however, that the indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under the Pooling and Servicing Agreement, by reason of negligent disregard of such party’s obligations or duties, or in the case of the Depositor and any of its directors, officers, members, managers, employees and agents, any violation by any of them of any state or federal securities law.

In addition, the Pooling and Servicing Agreement will provide that none of the Master Servicer, the Special Servicer or the Depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Pooling and Servicing Agreement or that in its opinion may involve it in any expense or liability not reimbursed by the trust. However, each of the Master Servicer, the Special Servicer and the Depositor will be permitted, in the exercise of its discretion, to undertake any action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling and Servicing Agreement and the interests of the Certificateholders (and in the case of any AB Mortgage Loan, the rights of the Certificateholders and the holder of the related AB Subordinate Companion Loan (as a collective whole) and in the case of the Bank of America Plaza Loan, the rights of the Certificateholders and the holder of the Bank of America Plaza Pari Passu Companion Loan (as a collective whole)) under the Pooling and Servicing Agreement; provided, however, that if the Bank of America Plaza Whole Loan and/or holder of the Bank of America Plaza Pari Passu Companion Loan are involved, such expenses, costs and liabilities will be payable out of funds related to the Bank of America Plaza Whole Loan and will also be payable out of the other funds in the Certificate Account if amounts on deposit with respect to such whole loan are insufficient therefor but, if the amount relates to the Bank of America Plaza Loan, then any subsequent recovery on that mortgage loan will be used to reimburse the trust for the reimbursement that the trust made. In that event, the legal expenses and costs of the action, and any liability resulting from the action, will be expenses, costs and liabilities of the Certificateholders, and the Master Servicer, the Special Servicer or the Depositor, as the case may be, will be entitled to charge the Certificate Account for the expenses.

Pursuant to the Pooling and Servicing Agreement, the Master Servicer and Special Servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the Pooling and Servicing Agreement. Notwithstanding the foregoing, the Master Servicer and the Special Servicer will be allowed to self-insure with respect to an errors and omission policy and a fidelity bond so long as certain conditions set forth in the Pooling and Servicing Agreement are met.

Any person into which the Master Servicer, the Special Servicer or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer, the Special Servicer or the Depositor is a party, or any person succeeding to the business of the Master Servicer, the Special Servicer or the Depositor, will be the successor of the Master Servicer, the Special Servicer or the Depositor, as the case may be, under the Pooling and Servicing Agreement. The Master Servicer and the Special Servicer may have other normal business relationships with the Depositor or the Depositor’s affiliates.

Events of Default

‘‘Events of Default’’ under the Pooling and Servicing Agreement with respect to the Master Servicer or the Special Servicer, as the case may be, will include, without limitation:

(a)    (i) any failure by the Master Servicer to make a required deposit to the Certificate Account on the day such deposit was first required to be made, which failure is not remedied within one business day, or (ii) any failure by the Master Servicer to deposit into, or remit to the Paying Agent for deposit into, the Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. New York City time on the relevant Distribution Date;

(b)    any failure by the Special Servicer to deposit into the REO Account within one business day after the day such deposit is required to be made, or to remit to the Master Servicer for deposit in the Certificate Account any such remittance required to be made by the Special Servicer on the day such remittance is required to be made under the Pooling and Servicing Agreement;

(c)    any failure by the Master Servicer or the Special Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling and Servicing Agreement, which failure continues unremedied for thirty days (fifteen days in the case of the Master Servicer’s failure to make a Servicing Advance or fifteen days in the case of a failure to pay the premium for any insurance policy required to be maintained under the Pooling and Servicing Agreement or five days in the case of a failure by the Master Servicer or the Special Servicer to deliver certain reports required under the Pooling and Servicing Agreement) after written notice of the failure has been given to the Master Servicer or the Special Servicer, as the case may be, by any other party to the Pooling and Servicing Agreement, or to the Master Servicer or the Special Servicer, as the case may be, with a copy to each other party to the related Pooling and Servicing Agreement, by Certificateholders of any Class, evidencing as to that Class, Percentage Interests aggregating not less than 25% or with respect to the Bank of America Plaza Loan, by the holder of the Bank of America Plaza Pari Passu Companion Loan; provided, however, if that failure is capable of being cured and the Master Servicer or Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 30-days;

(d)    any breach on the part of the Master Servicer or the Special Servicer of any representation or warranty in the Pooling and Servicing Agreement that materially and adversely affects the interests of any Class of Certificateholders and that continues unremedied for a period of 30-days after the date on which notice of that breach, requiring the same to be remedied, will have been given to the Master Servicer or the Special Servicer, as the case may be, by the Depositor, the Paying Agent or the Trustee, or to the Master Servicer, the Special Servicer, the Depositor, the Paying Agent and the Trustee by the Certificateholders of any Class, evidencing as to that Class, Percentage Interests aggregating not less than 25% or with respect to the Bank of America Plaza Loan, by the holder of the Bank of America Plaza Pari Passu Companion Loan; provided, however, if that breach is capable of being cured and the Master Servicer or Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 30-days;

(e)    certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the Master Servicer or the Special Servicer, and certain actions by or on behalf of the Master Servicer or the Special Servicer indicating its insolvency or inability to pay its obligations;

(f)    a servicing officer of the Master Servicer or Special Servicer, as applicable, obtains actual knowledge that Moody’s has (i) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates, or (ii) has placed one or more Classes of Certificates on ‘‘watch status’’ in contemplation of a ratings downgrade or withdrawal (and such ‘‘watch status’’ placement shall not have been withdrawn by Moody’s within 60 days of the date such servicing officer obtained such actual knowledge) and, in the case of either of clauses (i) or (ii), cited servicing concerns with the Master Servicer or Special Servicer, as applicable, as the sole or material factor in such rating action;

(g)    the Trustee has received a written notice from Fitch (which the Trustee is required to promptly forward to the Master Servicer or the Special Servicer, as applicable), to the effect that if the Master Servicer or the Special Servicer, as applicable, continues to act in such capacity, the rating or ratings on one or more Classes of Certificates will be downgraded or withdrawn, citing servicing concerns relating to the Master Servicer or the Special Servicer, as the case may be, as the sole or material factor in such action; provided, such Master Servicer or the Special Servicer, as applicable, shall have ninety (90) days to resolve such matters to the satisfaction of Fitch (or such longer time period as may be agreed to in writing by Fitch) prior to the replacement of the Master Servicer or the Special Servicer or the downgrade of any Class of Certificates;

(h)    the Master Servicer or the Special Servicer is no longer rated at least ‘‘CMS3’’ or ‘‘CSS3’’, respectively, by Fitch and the Master Servicer or Special Servicer is not reinstated to that rating within 90 days of the delisting; or

(i)    the Master Servicer or the Special Servicer is no longer listed on S&P’s Select Servicer List as a U.S. Commercial Mortgage Master Servicer or a U.S. Commercial Mortgage Special Servicer, as applicable, and is not reinstated to S&P’s Select Servicer List within 60 days of such removal.

Rights Upon Event of Default

If an Event of Default occurs with respect to the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement, then, so long as the Event of Default remains unremedied, the Depositor or the Trustee will be authorized, and at the written direction of Certificateholders entitled to not less than 51% of the Voting Rights or the Directing Certificateholder, the Trustee will be required, to terminate all of the rights and obligations of the defaulting party as Master Servicer or Special Servicer, as applicable (other than certain rights in respect of indemnification and certain items of servicing compensation), under the Pooling and Servicing Agreement. The Trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as Master Servicer or Special Servicer, as applicable, under the Pooling and Servicing Agreement and will be entitled to similar compensation arrangements. If the Trustee is unwilling or unable so to act, it may (or, at the written request of the Directing Certificateholder or Certificateholders entitled to not less than 51% of the Voting Rights, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or other entity that would not result in the downgrade, qualification or withdrawal of the ratings assigned to any Class of Certificates by either Rating Agency to act as successor to the Master Servicer or Special Servicer, as the case may be, under the Pooling and Servicing Agreement and that has been approved by the Directing Certificateholder, which approval shall not be unreasonably withheld.

No Certificateholder will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect to the Certificates or the Pooling and Servicing Agreement unless the holder previously has given to the Trustee written notice of default and the continuance of the default and unless the holders of Certificates of any Class evidencing not less than 25% of the aggregate Percentage Interests constituting the Class have made written request upon the Trustee to institute a proceeding in its own name (as Trustee) and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute the proceeding. However, the Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Pooling and Servicing Agreement or to institute, conduct or defend any related litigation at the request, order or direction of any of the Certificateholders, unless the Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

Amendment

The Pooling and Servicing Agreement may be amended by the parties to the Pooling and Servicing Agreement, without the consent of any of the holders of Certificates:

(a)    to cure any ambiguity to the extent the cure of the ambiguity does not materially and adversely affect the interests of any Certificateholder;

(b)    to cause the provisions in the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements made in this prospectus supplement with respect to the Certificates, the trust or the Pooling and Servicing Agreement or to correct or supplement any of its provisions which may be inconsistent with any other provisions therein or to correct any error to the extent, in each case, it does not materially and adversely affect the interests of any Certificateholder;

(c)    to change the timing and/or nature of deposits in the Certificate Account, the Distribution Accounts or the REO Account, provided, that (A) the Master Servicer Remittance Date shall in no event be later than the business day prior to the related Distribution Date, (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment) and (C) the change would not result in the downgrade, qualification or withdrawal of the ratings assigned to any Class of Certificates by either Rating Agency, as evidenced by a letter from each Rating Agency;

(d)    to modify, eliminate or add to any of its provisions (i) to the extent as will be necessary to maintain the qualification of either the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, or to avoid or minimize the risk of imposition of any tax on the trust fund, provided, that the Trustee has received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates or (ii) to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates, provided, that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee (see ‘‘Certain Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Residual Certificates—Tax-Related Restrictions on Transfer of Residual Certificates’’ in the prospectus);

(e)    to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel and written confirmation that the change would not result in the downgrade, qualification or withdrawal of the ratings assigned to any Class of Certificates by either Rating Agency; and

(f)    to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by written confirmation that the change would not result in the downgrade, qualification or withdrawal of the ratings assigned to any Class of Certificates by such Rating Agency or any class of certificates backed by the Bank of America Plaza Pari Passu Companion Loan by an applicable rating agency.

Notwithstanding the foregoing, no amendment to the Pooling and Servicing Agreement may be made that changes in any manner the obligations of any Mortgage Loan Seller under a Purchase Agreement without the consent of the applicable Mortgage Loan Seller.

The Pooling and Servicing Agreement may also be amended by the parties to the Pooling and Servicing Agreement with the consent of the holders of Certificates of each Class affected by such amendment evidencing, in each case, not less than 66 2/3% of the aggregate Percentage Interests constituting the Class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of the Certificates, except that the amendment may not (1) reduce in any manner the amount of, or delay the timing of, payments received on the mortgage loans that are required to be distributed on a Certificate of any Class without the consent of the holder of that Certificate or which are required to be distributed to a holder of any AB Subordinate Companion Loan or the Bank of America Plaza Pari Passu Companion Loan without the consent of such holder, (2) reduce the aforesaid percentage of Certificates of any Class the holders of which are required to consent to the amendment or remove the requirement to obtain consent of the holder of the related AB Subordinate Companion Loan or the Bank of America Plaza Pari Passu Companion Loan, without the consent of the holders of all Certificates of that Class then outstanding or the holder of the related AB Subordinate Companion Loan or the Bank of America Plaza Pari Passu Companion Loan, (3) adversely affect the Voting Rights of any Class of Certificates, without the consent of the holders of all Certificates of that Class then outstanding, (4) change in any manner the obligations of any Mortgage Loan Seller under a Purchase Agreement without the consent of the applicable Mortgage Loan Seller, or (5) amend the Servicing Standards without, in each case, the consent of 100% of the holders of Certificates and the holder of the related AB Subordinate Companion Loan or the Bank of America Plaza Pari Passu Companion Loan or written confirmation that such amendment would not result in the downgrade, qualification or withdrawal of the ratings assigned to any Class of Certificates by either Rating Agency.

Notwithstanding the foregoing, no party will be required to consent to any amendment to the Pooling and Servicing Agreement without the Trustee, the Master Servicer and the Special Servicer having first received an opinion of counsel (at the trust fund’s expense) to the effect that the amendment is permitted under the Pooling and Servicing Agreement and that the amendment or the exercise of any power granted to the Master Servicer, the Special Servicer, the Depositor, the Trustee or any other specified person in accordance with the amendment, will not result in the imposition of a tax on any portion of the trust fund or cause either the Upper-Tier REMIC or Lower-Tier REMIC to fail to qualify as a REMIC or cause the grantor trust portion of the trust fund to fail to qualify as a grantor trust.

 YIELD AND MATURITY CONSIDERATIONS

Yield Considerations

General.    The yield on any Offered Certificate will depend on: (1) the Pass-Through Rate for the Certificate; (2) the price paid for the Certificate and, if the price was other than par, the rate and timing of payments of principal on the Certificate (or, in the case of the Class X Certificates, the Notional Amount of the Class X Certificates); (3) the aggregate amount of distributions on the Certificate (or in the case of the Class X Certificates, reduction of the Notional Amount of the Class X Certificates, as a result of such distributions); and (4) the aggregate amount of Collateral Support Deficit amounts allocated to a Class of Offered Certificates (or, in the case of the Class X Certificates, in reduction of the Notional Amount of the Class X Certificates).

Pass-Through Rate.    The Pass-Through Rate applicable to each Class of Offered Certificates for any Distribution Date will equal the rate set forth on the cover of this prospectus supplement. See ‘‘Description of the Certificates’’ in this prospectus supplement.

Rate and Timing of Principal Payments.    The yield to holders of Offered Certificates that are purchased at a discount or premium will be affected by the rate and timing of principal payments on the mortgage loans (including principal prepayments on the mortgage loans resulting from both voluntary prepayments by the borrowers and involuntary liquidations). As described in this prospectus supplement, the Group 1 Principal Distribution Amount (and, after the Class A-1A Certificates have been reduced to zero, any remaining Group 2 Principal Distribution Amount) for each Distribution Date will generally be distributable first, in respect of the Class A-SB Certificates until their Certificate Balance is reduced to the Class A-SB Planned Principal Balance, second, in respect of the Class A-1 Certificates until their Certificate Balance is reduced to zero, third, in respect of the Class A-3 Certificates until their Certificate Balance is reduced to zero, fourth, in respect of the Class A-4 Certificates until their Certificate Balance is reduced to zero, and fifth, in respect of the Class A-SB Certificates until their Certificate Balance is reduced to zero; and the Group 2 Principal Distribution Amount (and, after the Class A-4 Certificates and Class A-SB Certificates have been reduced to zero, any remaining Group 1 Principal Distribution Amount) for each Distribution Date will generally be distributable to the Class A-1A Certificates until their Certificate Balance is reduced to zero. After those distributions, the remaining Principal Distribution Amount with respect to the pool of mortgage loans will generally be distributable entirely in respect of the Class A-M, Class A-J, Class B, Class C and Class D Certificates and then the Non-Offered Certificates, in that order, in each case until the Certificate Balance of such Class of Certificates is reduced to zero. Consequently, the rate and timing of principal payments on the mortgage loans will in turn be affected by their amortization schedules, Lockout Periods, Yield Maintenance Charges, the dates on which balloon payments are due, any extensions of maturity dates by the Master Servicer or the Special Servicer and the rate and timing of principal prepayments and other unscheduled collections on the mortgage loans (including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of mortgage loans out of the trust fund). Furthermore, because the amount of principal that will be distributed to the Class A-1, Class A-3, Class A-4, Class A-SB and Class A-1A Certificates will generally be based upon the particular Loan Group in which the related mortgage loan is deemed to be included, the yield on the Class A-1, Class A-3, Class A-4 and Class A-SB Certificates will be particularly sensitive to prepayments on mortgage loans in Loan Group 1 and the yield on the Class A-1A Certificates will be particularly sensitive to prepayments on mortgage loans in Loan Group 2. With respect to the Class A-SB Certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB Certificates to principal prepayments on the mortgage loans will depend in part on the period of time during which the Class A-1, Class A-3, Class A-4 and Class A-1A Certificates remain outstanding. In particular, once such Classes of Certificates are no longer outstanding, any remaining portion on any Distribution Date of the Group 2 Principal Distribution Amount and/or Group 1 Principal Distribution Amount, as applicable, will be distributed to the Class A-SB Certificates until the Certificate Balance of the Class A-SB Certificates is reduced to zero. As such, the Class A-SB Certificates will become more sensitive to the rate of prepayments on the mortgage loans than they were when the Class A-1, Class A-3, Class A-4 and Class A-1A Certificates were outstanding. Furthermore, because the Class X Certificates are not entitled to distributions of principal, the yield on such Certificates will be extremely sensitive to prepayments on the mortgage loans to the extent distributed to reduce the Notional Amount of the related Class X Certificates. See ‘‘Risk Factors—Borrower May Be Unable to Repay Remaining Principal Balance on Maturity Date’’ in this prospectus supplement.

Prepayments and, assuming the respective stated maturity dates for the mortgage loans have not occurred, liquidations and purchases of the mortgage loans, will result in distributions on the Offered Certificates of amounts that would otherwise be distributed over the remaining terms of the mortgage loans. Defaults on the mortgage loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the mortgage loans (and, accordingly, on the Offered Certificates) while work-outs are negotiated or foreclosures are completed. See ‘‘Servicing of the Mortgage Loans—Modifications, Waiver and Amendments’’ and ‘‘—Realization Upon Defaulted Mortgage Loans’’ in this prospectus supplement and ‘‘Certain Legal Aspects of Mortgage Loans—Foreclosure’’ in the prospectus. Because the rate of principal payments on the mortgage loans will depend on future events and a variety of factors (as described below), we cannot assure you as to the rate of principal payments or the rate of principal prepayments in particular. We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the mortgage loans.

The extent to which the yield to maturity of any Class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which the Certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans (with respect to the Class A-1, Class A-3, Class A-4, Class A-SB and Class A-1A Certificates, the Loan Group in which such mortgage loan is deemed to be included) are in turn distributed on the Certificates, or, in the case of the Class X Certificates, applied to reduce the Notional Amount of the Class X Certificates. An investor should consider, in the case of any Offered Certificate (other than the Class X Certificates) purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans will result in an actual yield to the investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on the mortgage loans will result in an actual yield to the investor that is lower than the anticipated yield. In general, the earlier a payment of principal is distributed on an Offered Certificate purchased at a discount or premium, the greater will be the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments distributed on an investor’s Offered Certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

Because the Notional Amount of the Class X Certificates is based upon the outstanding principal balance of other Classes of Certificates, the yield to maturity on the Class X Certificates will be extremely sensitive to the rate and timing of prepayments of principal on the mortgage loans.

Principal prepayments on the mortgage loans may also affect the yield on the Class A-J, Class B, Class C and Class D Certificates with a Pass-Through Rate equal to, based on, or limited by the WAC Rate to the extent that mortgage loans with higher mortgage rates prepay faster than mortgage loans with lower mortgage rates. The Pass-Through Rates on those Classes of Certificates may be adversely affected by a decrease in the WAC Rate even if principal prepayments do not occur.

Losses and Shortfalls.    The yield to holders of the Offered Certificates will also depend on the extent to which the holders are required to bear the effects of any losses or shortfalls on the mortgage loans. Losses and other shortfalls on the mortgage loans will generally be borne by the holders of the Class NR, Class P, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C, Class B, Class A-J and Class A-M Certificates, in that order, in each case to the extent of amounts otherwise distributable in respect of the Class of Certificates. In the event of the reduction of the Certificate Balances of all those Classes of Certificates to zero, the resulting losses and shortfalls will then be borne, pro rata, by the Class A Certificates. Although losses will not be allocated to the Class X Certificates directly, they will reduce the Notional Amount of the Class X Certificates, to the extent such losses are allocated to any Class of Principal Balance Certificates, which will reduce the yield on such Certificates.

Certain Relevant Factors.    The rate and timing of principal payments and defaults and the severity of losses on the mortgage loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the mortgage loans (for example, due-on-sale clauses, Lockout Periods or Yield Maintenance Charges and amortization terms that require balloon payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental properties in those areas, the quality of management of the Mortgaged Properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. See ‘‘Risk Factors’’ and ‘‘Description of the Mortgage Pool’’ in this prospectus supplement and ‘‘Risk Factors’’ and ‘‘Yield and Maturity Considerations—Yield and Prepayment Considerations’’ in the prospectus.

The rate of prepayment on the pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level as the mortgage loans. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. However, under all of the mortgage loans, voluntary prepayments are subject to Lockout Periods and/or Yield Maintenance Charges. See ‘‘Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Prepayment Provisions’’ in this prospectus supplement. In any case, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of Yield Maintenance Charges or prepayment premiums, or that involuntary prepayments will not occur.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Property, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

The Depositor makes no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the mortgage loans, as to the relative importance of those factors, as to the percentage of the principal balance of the mortgage loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the mortgage loans.

Delay in Payment of Distributions.    Because each monthly distribution is made on each Distribution Date, which is at least 12 days after the end of the related Interest Accrual Period for the Offered Certificates, the effective yield to the holders of such Offered Certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming the prices did not account for the delay).

Unpaid Distributable Certificate Interest.    As described under ‘‘Description of the Certificates —Distributions—Priority’’ in this prospectus supplement, if the portion of the Available Distribution Amount distributable in respect of interest on any Class of Offered Certificates on any Distribution Date is less than the Distributable Certificate Interest then payable for that Class of Certificates, then the shortfall will be distributable to holders of that Class of Certificates on subsequent Distribution Dates, to the extent of available funds. Any shortfall will not bear interest, however, so it will negatively affect the yield to maturity of the related Class of Certificates for so long as it is outstanding.

Weighted Average Life

The weighted average life of an Offered Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of the Certificate is distributed to the related investor. The weighted average life of an Offered Certificate will be influenced by, among other things, the rate at which principal on the mortgage loans is paid or otherwise collected, which may be in the form of scheduled amortization, voluntary prepayments, Insurance and Condemnation Proceeds and Liquidation Proceeds. As described in this prospectus supplement, the Group 1 Principal Distribution Amount (and, after the Class A-1A Certificates have been reduced to zero, any remaining Group 2 Principal Distribution Amount) for each Distribution Date will generally be distributable first, in respect of the Class A-SB Certificates until their Certificate Balance is reduced to the Class A-SB Planned Principal Balance, second, in respect of the Class A-1 Certificates until their Certificate Balance is reduced to zero, third, in respect of the Class A-3 Certificates, until their Certificate Balance is reduced to zero, fourth, in respect of the Class A-4 Certificates until their Certificate Balance is reduced to zero, and fifth, in respect of the Class A-SB Certificates until their Certificate Balance is reduced to zero; and the Group 2 Principal Distribution Amount (and, after the Class A-4 and the Class A-SB Certificates have been reduced to zero, any remaining Group 1 Principal Distribution Amount) for each Distribution Date will generally be distributable to the Class A-1A Certificates until their Certificate Balance is reduced to zero. After those distributions, the remaining Principal Distribution Amount with respect to all the mortgage loans will generally be distributable entirely in respect of the Class A-M, Class A-J, Class B, Class C and Class D Certificates and then the Non-Offered Certificates, in that order, in each case until the Certificate Balance of each such Class of Certificates is reduced to zero.

Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this prospectus supplement is the ‘‘Constant Prepayment Rate’’ or ‘‘CPR’’ model. The CPR model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of mortgage loans. As used in each of the following tables, the column headed ‘‘0% CPR’’ assumes that none of the mortgage loans is prepaid before its maturity date. The columns headed ‘‘0% CPR,’’ ‘‘25% CPR,’’ ‘‘50% CPR,’’ ‘‘75% CPR’’ and ‘‘100% CPR’’ assume that prepayments on the mortgage loans are made at those levels of CPR following the expiration of any Lockout Period and any applicable period in which Defeasance is permitted and any yield maintenance period. We cannot assure you, however, that prepayments of the mortgage loans will conform to any level of CPR, and no representation is made that the mortgage loans will prepay at the levels of CPR shown or at any other prepayment rate.

The following tables indicate the percentage of the initial Certificate Balance of each Class of the Offered Certificates that would be outstanding after each of the dates shown at various CPRs and the corresponding weighted average life of each Class of Certificates. The tables have been prepared on the basis of the following assumptions, among others:

(a)    scheduled periodic payments including payments due at maturity of principal and/or interest on the mortgage loans will be received on a timely basis and will be distributed on the 12th day of the related month, beginning in December 2006;

(b)    the Mortgage Rate in effect for each mortgage loan as of the Cut-off Date will remain in effect to the maturity date and will be adjusted as required pursuant to the definition of Mortgage Rate;

(c)    no Mortgage Loan Seller will be required to repurchase any mortgage loan, and none of the holders of the Controlling Class (or any other Certificateholder), the Special Servicer, the Master Servicer or the holders of the Class LR Certificates will exercise its option to purchase all the mortgage loans and thereby cause an early termination of the trust fund and the holder of an AB Subordinate Companion Loan will not exercise its option to purchase the related AB Mortgage Loan and no holder of any mezzanine indebtedness will exercise its option to purchase the related mortgage loan;

(d)    any principal prepayments on the mortgage loans will be received on their respective due dates after the expiration of any applicable Lockout Period and/or Defeasance Lockout Period and any yield maintenance period at the respective levels of CPR set forth in the tables;

(e)    no Yield Maintenance Charges or prepayment premiums are included in any allocations or calculations;

(f)    the Closing Date is November 28, 2006;

(g)    the Pass-Through Rates, initial Certificate Balances and initial Notional Amount of the respective Classes of Certificates are as described in this prospectus supplement;

(h)    the Administrative Cost Rate is calculated on the Stated Principal Balance of the mortgage loans and in the same manner as interest is calculated on the mortgage loans; and

(i)    the optional termination of the trust will not be exercised.

To the extent that the mortgage loans have characteristics that differ from those assumed in preparing the tables set forth below, a Class of Offered Certificates may mature earlier or later than indicated by the tables. It is highly unlikely that the mortgage loans will prepay at any constant rate until maturity or that all the mortgage loans will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. These variations may occur even if the average prepayment experience of the mortgage loans were to equal any of the specified CPR percentages. Investors are urged to conduct their own analyses of the rates at which the mortgage loans may be expected to prepay. Based on the foregoing assumptions, the following tables indicate the resulting weighted average lives of each Class of Offered Certificates and set forth the percentage of the initial Certificate Balance of the Class of the Offered Certificate that would be outstanding after each of the dates shown at the indicated CPRs.

Percent of the Initial Certificate Balance
of the Class A-1 Certificates at the Respective CPRs
Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100	100	100	100	100
November 12, 2007	90	90	90	90	90
November 12, 2008	79	79	79	79	79
November 12, 2009	65	65	65	65	65
November 12, 2010	48	48	48	48	48
November 12, 2011	0	0	0	0	0
Weighted Average Life (years)(1)	3.38	3.37	3.36	3.35	3.28

(1)	The weighted average life of the Class A-1 Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-1 Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-1 Certificates.

Percent of the Initial Certificate Balance
of the Class A-3 Certificates at the Respective CPRs
Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100	100	100	100	100
November 12, 2007	100	100	100	100	100
November 12, 2008	100	100	100	100	100
November 12, 2009	100	100	100	100	100
November 12, 2010	100	100	100	100	100
November 12, 2011	51	51	51	51	45
November 12, 2012	46	44	43	41	29
November 12, 2013	3	3	3	3	3
November 12, 2014	3	2	1	0	0
November 12, 2015	0	0	0	0	0
November 12, 2016	0	0	0	0	0
Weighted Average Life (years)(1)	5.87	5.82	5.79	5.75	5.56

(1)	The weighted average life of the Class A-3 Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-3 Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-3 Certificates.

Percent of the Initial Certificate Balance
of the Class A-4 Certificates at the Respective CPRs
Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100	100	100	100	100
November 12, 2007	100	100	100	100	100
November 12, 2008	100	100	100	100	100
November 12, 2009	100	100	100	100	100
November 12, 2010	100	100	100	100	100
November 12, 2011	100	100	100	100	100
November 12, 2012	100	100	100	100	100
November 12, 2013	100	100	100	100	100
November 12, 2014	100	100	100	100	96
November 12, 2015	100	99	98	97	96
November 12, 2016	0	0	0	0	0
Weighted Average Life (years)(1)	9.83	9.79	9.75	9.70	9.50

(1)	The weighted average life of the Class A-4 Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-4 Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-4 Certificates.

Percent of the Initial Certificate Balance
of the Class A-SB Certificates at the Respective CPRs
Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100	100	100	100	100
November 12, 2007	100	100	100	100	100
November 12, 2008	100	100	100	100	100
November 12, 2009	100	100	100	100	100
November 12, 2010	100	100	100	100	100
November 12, 2011	99	99	99	99	99
November 12, 2012	78	78	78	78	78
November 12, 2013	56	56	56	56	56
November 12, 2014	33	33	33	33	33
November 12, 2015	9	9	9	9	9
November 12, 2016	0	0	0	0	0
Weighted Average Life (years)(1)	7.22	7.22	7.22	7.22	7.22

(1)	The weighted average life of the Class A-SB Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-SB Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-SB Certificates.

Percent of the Initial Certificate Balance
of the Class A-1A Certificates at the Respective CPRs
Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100	100	100	100	100
November 12, 2007	100	100	100	100	100
November 12, 2008	99	99	99	99	99
November 12, 2009	99	99	99	99	99
November 12, 2010	98	98	98	98	98
November 12, 2011	98	98	98	98	98
November 12, 2012	97	97	97	97	97
November 12, 2013	95	95	95	95	95
November 12, 2014	93	93	93	93	93
November 12, 2015	92	92	92	92	92
November 12, 2016	0	0	0	0	0
Weighted Average Life (years)(1)	9.53	9.52	9.51	9.46	9.30

(1)	The weighted average life of the Class A-1A Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-1A Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-1A Certificates.

Percent of the Initial Certificate Balance
of the Class A-M Certificates at the Respective CPRs
Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100	100	100	100	100
November 12, 2007	100	100	100	100	100
November 12, 2008	100	100	100	100	100
November 12, 2009	100	100	100	100	100
November 12, 2010	100	100	100	100	100
November 12, 2011	100	100	100	100	100
November 12, 2012	100	100	100	100	100
November 12, 2013	100	100	100	100	100
November 12, 2014	100	100	100	100	100
November 12, 2015	100	100	100	100	100
November 12, 2016	0	0	0	0	0
Weighted Average Life (years)(1)	9.96	9.96	9.96	9.96	9.71

(1)	The weighted average life of the Class A-M Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-M Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-M Certificates.

Percent of the Initial Certificate Balance
of the Class A-J Certificates at the Respective CPRs
Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100	100	100	100	100
November 12, 2007	100	100	100	100	100
November 12, 2008	100	100	100	100	100
November 12, 2009	100	100	100	100	100
November 12, 2010	100	100	100	100	100
November 12, 2011	100	100	100	100	100
November 12, 2012	100	100	100	100	100
November 12, 2013	100	100	100	100	100
November 12, 2014	100	100	100	100	100
November 12, 2015	100	100	100	100	100
November 12, 2016	0	0	0	0	0
Weighted Average Life (years)(1)	9.96	9.96	9.96	9.96	9.71

(1)	The weighted average life of the Class A-J Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-J Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-J Certificates.

Percent of the Initial Certificate Balance
of the Class B Certificates at the Respective CPRs
Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100	100	100	100	100
November 12, 2007	100	100	100	100	100
November 12, 2008	100	100	100	100	100
November 12, 2009	100	100	100	100	100
November 12, 2010	100	100	100	100	100
November 12, 2011	100	100	100	100	100
November 12, 2012	100	100	100	100	100
November 12, 2013	100	100	100	100	100
November 12, 2014	100	100	100	100	100
November 12, 2015	100	100	100	100	100
November 12, 2016	0	0	0	0	0
Weighted Average Life (years)(1)	9.96	9.96	9.96	9.96	9.71

(1)	The weighted average life of the Class B Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class B Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class B Certificates.

Percent of the Initial Certificate Balance
of the Class C Certificates at the Respective CPRs
Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100	100	100	100	100
November 12, 2007	100	100	100	100	100
November 12, 2008	100	100	100	100	100
November 12, 2009	100	100	100	100	100
November 12, 2010	100	100	100	100	100
November 12, 2011	100	100	100	100	100
November 12, 2012	100	100	100	100	100
November 12, 2013	100	100	100	100	100
November 12, 2014	100	100	100	100	100
November 12, 2015	100	100	100	100	100
November 12, 2016	0	0	0	0	0
Weighted Average Life (years)(1)	9.96	9.96	9.96	9.96	9.71

(1)	The weighted average life of the Class C Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class C Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class C Certificates.

Percent of the Initial Certificate Balance
of the Class D Certificates at the Respective CPRs Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100	100	100	100	100
November 12, 2007	100	100	100	100	100
November 12, 2008	100	100	100	100	100
November 12, 2009	100	100	100	100	100
November 12, 2010	100	100	100	100	100
November 12, 2011	100	100	100	100	100
November 12, 2012	100	100	100	100	100
November 12, 2013	100	100	100	100	100
November 12, 2014	100	100	100	100	100
November 12, 2015	100	100	100	100	100
November 12, 2016	0	0	0	0	0
Weighted Average Life (years)(1)	9.96	9.96	9.96	9.96	9.71

(1)	The weighted average life of the Class D Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class D Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class D Certificates.

Yield Sensitivity of the Class X Certificates

The yield to maturity of the Class X Certificates will be highly sensitive to the rate and timing of principal payments including by reason of prepayments, principal losses and other factors described above. Investors in the Class X Certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments.

Any optional termination by the holders of the Controlling Class, the Special Servicer, the Master Servicer or the holders of the Class LR Certificates would result in prepayment in full of the Certificates and would have an adverse effect on the yield of the Class X Certificates because a termination would have an effect similar to a principal prepayment in full of the mortgage loans and, as a result, investors in the Class X Certificates and any other Certificates purchased at premium might not fully recoup their initial investment. See ‘‘Description of the Certificates—Termination; Retirement of Certificates’’ in this prospectus supplement.

The following table indicates the approximate pre-tax yield to maturity on a corporate bond equivalent (‘‘CBE’’) basis on the Class X Certificates for the specified CPRs based on the assumptions set forth under ‘‘—Weighted Average Life’’ above. It was further assumed that the purchase price of the Class X Certificates are as specified in the table below, expressed as a percentage of the initial Notional Amount, plus accrued interest from November 1, 2006 to the Closing Date.

The yields set forth in the following table were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the Class X Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of such Class, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculation does not take into account shortfalls in collection of interest due to prepayments (or other liquidations) of the mortgage loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the Class X Certificates (and, accordingly, does not purport to reflect the return on any investment in the Class X Certificates when such reinvestment rates are considered).

The characteristics of the mortgage loans may differ from those assumed in preparing the table below. In addition, there can be no assurance that the mortgage loans will prepay in accordance with the above assumptions at any of the rates shown in the table or at any other particular rate, that the cash flows on the Class X Certificates will correspond to the cash flows shown herein or that the aggregate purchase price of the Class X Certificates will be as assumed. In addition, it is unlikely that the mortgage loans will prepay in accordance with the above assumptions at any of the specified CPRs until maturity or that all the mortgage loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase the Class X Certificates.

For purposes of this prospectus supplement, prepayment assumptions with respect to the mortgage loans are presented in terms of the ‘‘Constant Prepayment Rate’’ or ‘‘CPR’’ model described under ‘‘—Weighted Average Life’’ above.

Sensitivity to Principal Prepayments of the Pre-Tax
Yields to Maturity of the Class X Certificates

	Prepayment Assumption (CPR)
Assumed Purchase Price (of Initial Notional Amount of Class X Certificates)	0%	25%	50%	75%	100%
4.1346%	6.6942%	6.6396%	6.5806%	6.5081%	6.1217%

Effect of Loan Groups

Generally, the Class A-1, Class A-3, Class A-4 and Class A-SB Certificates will only be entitled to receive distributions of principal collected or advanced with respect to the mortgage loans in Loan Group 1 until the Certificate Balance of the Class A-1A Certificates has been reduced to zero, and the Class A-1A Certificates will only be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in Loan Group 2 until the Certificate Balances of the Class A-4 and Class A-SB Certificates have been reduced to zero. Accordingly, holders of the Class A-1A Certificates will be greatly affected by the rate and timing of payments and other collections of principal on the mortgage loans in Loan Group 2 and, in the absence of losses, should be largely unaffected by the rate and timing of payments and other collections of principal on the mortgage loans in Loan Group 1. Investors should take this into account when reviewing this ‘‘Yield and Maturity Considerations’’ section.

 CERTAIN FEDERAL INCOME TAX CONSEQUENCES

Upon the issuance of the Certificates, Cadwalader, Wickersham & Taft LLP, special counsel to the Depositor, will deliver its opinion that, assuming (1) the making of appropriate elections, (2) compliance with the provisions of the Pooling and Servicing Agreement, and (3) compliance with applicable changes in the Internal Revenue Code of 1986, as amended (the ‘‘Code’’), for federal income tax purposes, designated portions of the trust fund will qualify as two separate real estate mortgage investment conduits (the ‘‘Upper-Tier REMIC’’ and the ‘‘Lower-Tier REMIC,’’ respectively, and each, a ‘‘REMIC’’) within the meaning of Sections 860A through 860G (the ‘‘REMIC Provisions’’) of the Code, and (1) the Class A-1, Class A-3, Class A-4, Class A-SB, Class A-1A, Class X, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates will evidence the ‘‘regular interests’’ in the Upper-Tier REMIC and (2) the Class R Certificates will represent the sole class of ‘‘residual interest’’ in the Upper-Tier REMIC and the Class LR Certificates will represent the sole class of ‘‘residual interests’’ in the Lower-Tier REMIC, within the meaning of the REMIC Provisions. The Certificates (other than the Class R and Class LR Certificates) are ‘‘Regular Certificates’’ as defined in the prospectus.

The Lower-Tier REMIC will hold the mortgage loans and their proceeds, and the Trust’s allocable share of any property that secured a mortgage loan that was acquired by foreclosure or deed in lieu of foreclosure (and in the case of any AB Mortgage Loan, an allocable portion of the property securing the related AB Mortgage Loan Pair), and will issue certain uncertificated classes of regular interests (the ‘‘Lower-Tier REMIC Regular Interests’’) and the Class LR Certificates, which will represent the sole class of residual interest in the Lower-Tier REMIC. The Upper-Tier REMIC will hold the Lower-Tier REMIC Regular Interests and their proceeds and will issue the Regular Certificates as regular interests in the Upper-Tier REMIC and the Class R Certificates as the sole class of residual interest in the Upper-Tier REMIC.

Because they represent regular interests, each Class of Offered Certificates generally will be treated as newly originated debt instruments for federal income tax purposes. Holders of the Classes of Offered Certificates will be required to include in income all interest on the regular interests represented by their Certificates in accordance with the accrual method of accounting, regardless of a Certificateholder’s usual method of accounting. It is anticipated that the Class X Certificates will be issued with original issue discount, and that the other Classes of Offered Certificates will be issued at a premium for federal income tax purposes. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, if any, and market discount or whether any such discount is de minimis, and that may be used to amortize premium, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the mortgage loans will prepay at a rate equal to a CPR of 0%. No representation is made that the mortgage loans will prepay at that rate or at any other rate. See ‘‘Certain Federal Income Tax Consequences —Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates’’ in the prospectus.

Although unclear for federal income tax purposes, it is anticipated that the Class X Certificates will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received on such Class (assuming the WAC Rate changes in accordance with the initial prepayment assumption in the manner set forth in the prospectus), over their respective issue prices (including accrued interest from November 1, 2006). Any ‘‘negative’’ amounts of original issue discount on the Class X Certificates attributable to rapid prepayments with respect to the mortgage loans will not be deductible currently, but may be offset against future positive accruals of original issue discount, if any. Finally, a holder of any Class X Certificate may be entitled to a loss deduction to the extent it becomes certain that such holder will not recover a portion of its basis in such Certificate, assuming no further prepayments. In the alternative, it is possible that rules similar to the ‘‘noncontingent bond method’’ of the OID Regulations, as defined in the prospectus, may be promulgated with respect to these Certificates.

Yield Maintenance Charges actually collected will be distributed among the holders of the respective Classes of Offered Certificates as described under ‘‘Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums’’ in this prospectus supplement. It is not entirely clear under the Code when the amount of Yield Maintenance Charges so allocated should be taxed to the holder of an Offered Certificate, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges will be treated as giving rise to any income to the holder of an Offered Certificate prior to the Master Servicer’s actual receipt of a Yield Maintenance Charge. Yield Maintenance Charges, if any, may be treated as ordinary income, although authority exists for treating such amounts as capital gain if they are treated as paid upon the retirement or partial retirement of a Certificate. Certificateholders should consult their own tax advisers concerning the treatment of Yield Maintenance Charges.

Except as provided below, the Offered Certificates will be treated as ‘‘real estate assets’’ within the meaning of Section 856(c)(5)(B) of the Code in the hands of a real estate investment trust or ‘‘REIT’’ and interest (including original issue discount, if any) on the Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code, and the Offered Certificates will be treated as ‘‘loans . .. . secured by an interest in real property which is . . . residential real property’’ under Section 7701(a)(19)(C)(v) of the Code for a domestic building and loan association to the extent the mortgage loans are secured by multifamily and manufactured housing community properties. As of the Cut-off Date, mortgage loans representing approximately 13.1% of the Initial Pool Balance are secured by multifamily properties and manufactured housing community properties. Holders of the Offered Certificates should consult their own tax advisors whether the foregoing percentage or some other percentage applies to their certificates. In addition, mortgage loans that have been defeased with U.S. Treasury obligations will not qualify for the foregoing treatments. Moreover, the Offered Certificates will be ‘‘qualified mortgages’’ for another REMIC within the meaning of Section 860G(a)(3) of the Code. See ‘‘Certain Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates’’ in the prospectus.

For further information regarding the federal income tax consequences of investing in the Offered Certificates, see ‘‘Certain Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates’’ in the prospectus.

 CERTAIN ERISA CONSIDERATIONS

A fiduciary of any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which those plans, annuities, accounts or arrangements are invested, including insurance company general accounts, that is subject to the fiduciary responsibility rules of the Employee Retirement Income Security Act of 1974, as amended (‘‘ERISA’’), or Section 4975 of the Code (an ‘‘ERISA Plan’’) or which is a governmental plan, as defined in Section 3(32) of ERISA, or a church plan, as defined in Section 3(33) of ERISA and for which no election has been made under Section 410(d) of the Code, subject to any federal, state or local law (‘‘Similar Law’’) which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, with an ERISA Plan, a ‘‘Plan’’) should review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted under ERISA, the Code or Similar Law or whether there exists any statutory, regulatory or administrative exemption applicable thereto. Moreover, each Plan fiduciary should determine whether an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

The U.S. Department of Labor has issued to J.P. Morgan Securities Inc. an individual prohibited transaction exemption, PTE 2002-19, 67 Fed. Reg. 14,979 (March 28, 2002) (the ‘‘Exemption’’). The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on the prohibited transactions pursuant to Sections 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of pools of mortgage loans, such as the pool of mortgage loans held by the trust, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by J.P. Morgan Securities Inc., provided that certain conditions set forth in the Exemption are satisfied.

The Exemption sets forth five general conditions that must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates to be eligible for exemptive relief. First, the acquisition of the Offered Certificates by a Plan must be on terms (including the price paid for the Certificates) that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party. Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by S&P, Moody’s or Fitch. Third, the Trustee cannot be an affiliate of any other member of the Restricted Group other than an Underwriter. The ‘‘Restricted Group’’ consists of any Underwriter, the Depositor, the Trustee, the Master Servicer, the Special Servicer, any sub-servicer, any entity that provides insurance or other credit support to the trust fund and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities. Fourth, the sum of all payments made to and retained by the Underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the Depositor pursuant to the assignment of the mortgage loans to the trust fund must represent not more than the fair market value of the mortgage loans and the sum of all payments made to and retained by the Master Servicer, the Special Servicer and any sub-servicer must represent not more than reasonable compensation for that person’s services under the Pooling and Servicing Agreement and reimbursement of the person’s reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

It is a condition of the issuance of the Offered Certificates that they have the ratings specified on the cover page. As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered Certificates. A fiduciary of a Plan contemplating purchasing an Offered Certificate in the secondary market must make its own determination that, at the time of purchase, the Offered Certificates continue to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the related Certificates or in the secondary market, must make its own determination that the first, fourth and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

The Exemption also requires that the trust fund meet the following requirements: (1) the trust fund must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the four highest categories of S&P, Moody’s or Fitch for at least one year prior to the Plan’s acquisition of Offered Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of Offered Certificates.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of Certificates between the Depositor or the Underwriters and a Plan when the Depositor, any of the Underwriters, the Trustee, the Master Servicer, the Special Servicer, a sub-servicer or a borrower is a party in interest with respect to the investing Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA

for the acquisition or holding of an Offered Certificate on behalf of an Excluded Plan by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this prospectus supplement, an ‘‘Excluded Plan’’ is a Plan sponsored by any member of the Restricted Group.

If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Code in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of Certificates between the Depositor or the Underwriters and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those Certificates is (a) a borrower with respect to 5% or less of the fair market value of the mortgage loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.

Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the pool of mortgage loans.

Before purchasing an Offered Certificate, a fiduciary of a Plan should itself confirm that the specific and general conditions and the other requirements set forth in the Exemption would be satisfied at the time of purchase. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions, including with respect to governmental plans, any exemptive relief afforded under Similar Law. See ‘‘Certain ERISA Considerations’’ in the prospectus. A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

Recently enacted legislation, the Pension Protection Act of 2006, makes significant changes to ERISA rules relating to prohibited transactions and plan assets, among other areas. Potential investors should consult with their advisors regarding the consequences of these changes.

THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR OR ANY OF THE UNDERWRITERS THAT THIS INVESTMENT MEETS ANY RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

METHOD OF DISTRIBUTION

Subject to the terms and conditions set forth in the underwriting agreement (the ‘‘Underwriting Agreement’’), among the Underwriters and the Depositor, the Depositor has agreed to sell to the Underwriters, and the Underwriters have severally, but not jointly, agreed to purchase from the Depositor the respective Certificate Balances or Notional Amount, as applicable, of each Class of Offered Certificates set forth below subject in each case to a variance of 10%.

Class	J.P. Morgan Securities Inc.	CIBC World Markets Corp.	Banc of America Securities LLC	Morgan Stanley & Co. Incorporated
Class A-1	$55,459,000	$15,000,000	$0	$0
Class A-3	$80,767,000	$25,000,000	$0	$0
Class A-4	$922,397,000	$300,000,000	$0	$0
Class A-SB	$89,092,000	$0	$0	$0
Class A-1A	$213,112,000	$75,000,000	$0	$0
Class X	$2,536,896,225	$0	$0	$0
Class A-M	$253,689,000	$0	$0	$0
Class A-J	$202,952,000	$0	$0	$0
Class B	$44,396,000	$0	$0	$0
Class C	$19,027,000	$0	$0	$0
Class D	$34,882,000	$0	$0	$0

In the event of a default by any Underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting Underwriter(s) may be increased or the Underwriting Agreement may be terminated. Additionally, the Depositor and the Mortgage Loan Sellers have severally agreed to indemnify the Underwriters, and the Underwriters have agreed to indemnify the Depositor, against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

The Depositor has been advised by the Underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of Offered Certificates will be approximately 105.0% of the initial aggregate Certificate Balance of the Offered Certificates, plus accrued interest on the Offered Certificates from November 1, 2006, before deducting expenses payable by the Depositor estimated to be approximately $4,000,000. The Underwriters may effect the transactions by selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters. In connection with the purchase and sale of the Offered Certificates offered hereby, the Underwriters may be deemed to have received compensation from the Depositor in the form of underwriting discounts.

We cannot assure you that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue. The Underwriters expect to make, but are not obligated to make, a secondary market in the Offered Certificates. The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed in the prospectus under ‘‘Description of the Certificates—Reports to Certificateholders,’’ which will include information as to the outstanding principal balance of the Offered Certificates and the status of the applicable form of credit enhancement. Except as described in this prospectus supplement under ‘‘Description of the Certificates—Reports to Certificateholders; Certain Available Information,’’ we cannot assure you that any additional information regarding the Offered Certificates will be available through any other source. In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

J.P. Morgan Securities Inc., one of the Underwriters, is an affiliate of each of the Depositor and of JPMorgan Chase Bank, N.A., one of the Mortgage Loan Sellers.

CIBC World Markets Corp., one of the Underwriters, is an affiliate of CIBC Inc., one of the Mortgage Loan Sellers.

 LEGAL MATTERS

The validity of the Certificates will be passed upon for the Depositor by Cadwalader, Wickersham & Taft LLP, and for the Underwriters by Thacher Proffitt & Wood LLP. In addition, certain federal income tax matters will be passed upon for the Depositor by Cadwalader, Wickersham & Taft LLP.

 CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

The following discussion summarizes certain legal aspects of mortgage loans secured by real property in Texas and New York that is general in nature. This summary does not purport to be complete and is qualified in its entirety by reference to the applicable federal and state laws governing the mortgage loans.

32 of the Mortgaged Properties, securing mortgage loans representing approximately 13.5% of the Initial Pool Balance by allocated loan amount (18 Mortgaged Properties securing mortgage loans in Loan Group 1, representing approximately 9.5% of the Initial Group 1 Balance, and 14 Mortgaged Properties securing mortgage loans in Loan Group 2, representing approximately 44.8% of the Initial Group 2 Balance), are located in the State of Texas. Texas law does not require that a lender must bring a foreclosure action before being entitled to sue on a note. Texas does not restrict a lender from seeking a deficiency judgment. The delay inherent in obtaining a judgment generally causes the secured lender to file a suit seeking a judgment on the debt and to proceed simultaneously with non-judicial foreclosure of the real property collateral. The desirability of non-judicial foreclosure of real property is further supported by the non-judicial foreclosure procedures. In order to obtain a deficiency judgment, a series of procedural and substantive requirements must be satisfied, and the deficiency determination is subject to the borrower’s defense (and, if successful, right of offset) that the fair market value of the property at the time of foreclosure was greater than the foreclosure bid. In addition, the availability of a deficiency judgment is limited in the case of the mortgage loans because of the limited nature of its recourse liabilities.

13 of the Mortgaged Properties, securing mortgage loans representing approximately 11.7% of the Initial Pool Balance (9 Mortgaged Properties securing mortgage loans in Loan Group 1, representing approximately 12.5% of the Initial Group 1 Balance, and 4 Mortgaged Properties securing mortgage loans in Loan Group 2, representing approximately 5.9% of the Initial Group 2 Balance), are located in the State of New York. Mortgage loans in New York are generally secured by mortgages on the related real estate. Foreclosure of a mortgage is usually accomplished in judicial proceedings. After an action for foreclosure is commenced, and if the lender secures a ruling that is entitled to foreclosure ordinarily by motion for summary judgment, the court then appoints a referee to compute the amount owed together with certain costs, expenses and legal fees of the action. The lender then moves to confirm the referee’s report and enter a final judgment of foreclosure and sale. Public notice of the foreclosure sale, including the amount of the judgment, is given for a statutory period of time, after which the mortgaged real estate is sold by a referee at public auction. There is no right of redemption after the foreclosure of sale. In certain circumstances, deficiency judgments may be obtained. Under mortgages containing a statutorily sanctioned covenant, the lender has a right to have a receiver appointed without notice and without regard to the adequacy of the mortgaged real estate as security for the amount owned.

Other Aspects.    Please see the discussion under ‘‘Certain Legal Aspects of the Mortgage Loans’’ in the accompanying prospectus regarding other legal aspects of the Mortgage Loans that you should consider prior to making any investment in the Certificates.

 RATINGS

It is a condition to issuance that the Offered Certificates be rated not lower than the following ratings by Moody’s Investors Service, Inc. (‘‘Moody’s’’) and Fitch, Inc. (‘‘Fitch’’ and, together with Moody’s, the ‘‘Rating Agencies’’):

Class	Moody’s	Fitch
A-1	Aaa	AAA
A-3	Aaa	AAA
A-4	Aaa	AAA
A-SB	Aaa	AAA
A-1A	Aaa	AAA
X	Aaa	AAA
A-M	Aaa	AAA
A-J	Aaa	AAA
B	Aa2	AA
C	Aa3	AA–
D	A2	A

A securities rating on mortgage pass-through certificates addresses the likelihood of the timely receipt by their holders of interest and the ultimate repayment of principal to which they are entitled by December 12, 2043 (the ‘‘Rated Final Distribution Date’’). The rating takes into consideration the credit quality of the pool of mortgage loans, structural and legal aspects associated with the certificates, and the extent to which the payment stream from the pool of mortgage loans is adequate to make payments required under the certificates. The ratings on the Offered Certificates do not, however, constitute a statement regarding the likelihood, timing or frequency of prepayments (whether voluntary or involuntary) on the mortgage loans or the degree to which the payments might differ from those originally contemplated. In addition, a rating does not address the likelihood or frequency of voluntary or mandatory prepayments of mortgage loans, payment of prepayment premiums, payment of Yield Maintenance Charges or net default interest.

Also, the rating does not represent any assessment of the yield to maturity that investors may experience or the possibility that the Class X Certificateholders might not fully recover their investments in the event of rapid prepayments of the mortgage loans (including both voluntary and involuntary prepayments). As described in this prospectus supplement, the amounts payable with respect to the Class X Certificates consist only of interest. If the entire pool were to prepay in the initial month, with the result that the Class X Certificateholders receive only a single month’s interest and thus suffer a nearly complete loss of their investment, all amounts ‘‘due’’ to such Certificateholders will nevertheless have been paid, and such result is consistent with the ratings received on the Class X Certificates. The Notional Amount upon which interest is calculated with respect to the Class X Certificates is subject to reduction in connection with each reduction of the Certificate Balance of any other Class of Certificates, whether as a result of principal payments or the allocation of Collateral Support Deficits. The ratings on the Class X Certificates do not address the timing or magnitude of reduction of such Notional Amount, but only the obligation to pay interest timely on such Notional Amount as so reduced from time to time. Accordingly, the ratings on the Class X Certificates should be evaluated independently from similar ratings on other types of securities.

We cannot assure you as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating to any Class of Offered Certificates and, if so, what the rating would be. A rating assigned to any Class of Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned to such Class by the Rating Agencies.

The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

Pursuant to an agreement between the Depositor and each of the Rating Agencies, the Rating Agencies will provide ongoing ratings feedback with respect to the Offered Certificates for as long as they remain issued and outstanding.

 LEGAL INVESTMENT

The Offered Certificates will not constitute ‘‘mortgage related securities’’ for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase Offered Certificates, is subject to significant interpretive uncertainties.

No representations are made as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of the Offered Certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates will constitute legal investments for them or are subject to investment, capital, or other restrictions.

See ‘‘Legal Investment’’ in the prospectus.

INDEX OF DEFINED TERMS

Page
30/360 Basis	S-114
AB Mortgage Loan	S-77
AB Mortgage Loan Pair	S-77
AB Subordinate Companion Loan	S-77
Acceptable Insurance Default	S-161
Accrued Interest from Recoveries	S-131
Actual/360 Basis	S-86
Additional Exclusions	S-160
Administrative Cost Rate	S-131
Advances	S-141
Appraisal Reduction	S-145
Appraisal Reduction Event	S-144
Asset Status Report	S-156
Assumed Final Distribution Date	S-137
Assumed Scheduled Payment	S-134
Atwood Oceanics Building AB Mortgage Loan	S-77
Authenticating Agent	S-109
Available Distribution Amount	S-123
Bank of America Plaza Intercreditor Agreement	S-81
Bank of America Plaza Loan	S-81
Bank of America Plaza Mortgaged Property	S-81
Bank of America Plaza Noteholders	S-81
Bank of America Plaza Notes	S-81
Bank of America Plaza Pari Passu Companion Loan	S-81
Bank of America Plaza Whole Loan	S-81
Base Interest Fraction	S-136
CBE	S-181
Certificate Account	S-122
Certificate Balance	S-118
Certificate Owner	S-119
Certificate Registrar	S-109
Certificateholders	S-76
Certificates	S-118
Class	S-118
Class A Certificates	S-118
Class A-SB Planned Principal Balance	S-135
Clearstream	S-119
Closing Date	S-76
CMBS	S-111
CMSA Investor Reporting Package	S-148
Code	S-183
Collateral Support Deficit	S-140
Com Realty Portfolio AB Mortgage Loan	S-77
Compensating Interest Payment	S-116
Controlling Class	S-158
Controlling Class Certificateholder	S-158
Corrected Mortgage Loan	S-156
Crossed Loan	S-102
Cross-Over Date	S-129
Custodian	S-96
Cut-off Date	S-75
Cut-off Date Balance	S-75
Defeasance	S-89
Defeasance Lockout Period	S-89
Depositor	S-76
Depositories	S-119
Determination Date	S-121
Direct Participants	S-119
Directing Certificateholder	S-158
Discount Rate	S-87
Distributable Certificate Interest	S-131
Distribution Account	S-122
Distribution Date	S-121
DSCR	S-75
DTC	S-119
Due Period	S-124
Effective Gross Income	S-95
ERISA	S-184
ERISA Plan	S-184
ESA	S-107
Euroclear	S-119
Events of Default	S-168
Excluded Plan	S-186
Exemption	S-184
Existing Borrower	S-91
FIRREA	S-107
Fitch	S-189
Form 8-K	S-94
FSMA	S-7
Gain-on-Sale Reserve Account	S-123
Group 1 Principal Distribution Amount	S-132
Group 1 Principal Shortfall	S-134
Group 2 Principal Distribution Amount	S-133
Group 2 Principal Shortfall	S-134
High Net Worth Companies, Unincorporated Associations, Etc.	S-7
Indirect Participants	S-120
Initial Loan Group 1 Balance	S-75
Initial Loan Group 2 Balance	S-75

Page
Initial Pool Balance	S-75
Initial Resolution Period	S-100
Insurance and Condemnation Proceeds	S-122
Intercreditor Agreement	S-82
Interest Accrual Period	S-131
Interest Distribution Amount	S-131
Interest Reserve Account	S-123
IRS	S-165
Issuing Entity	S-108
JPMCB	S-76
LaSalle	S-109
LDP	S-104
Liquidation Fee	S-115
Liquidation Fee Rate	S-115
Liquidation Proceeds	S-122
LNR	S-111
LNR Partners	S-111
Loan Group 1	S-75
Loan Group 2	S-75
Loan Groups	S-75
Lockbox Accounts	S-103
Lockbox Loans	S-103
Lockout Period	S-87
Lower-Tier Distribution Account	S-122
Lower-Tier REMIC	S-183
Lower-Tier REMIC Regular Interests	S-183
LTV Ratio	S-96
LTV Ratios	S-75
MAI	S-101
Master Servicer	S-110
Master Servicer Remittance Date	S-141
Mezz Cap AB Mortgage Loan	S-77
Mezz Cap AB Mortgage Loans	S-77
Mezz Cap Loan Pair	S-77
Mezz Cap Loan Pairs	S-77
Monthly Amount	S-87
Moody’s	S-189
Mortgage	S-75
Mortgage File	S-96
Mortgage Loan Sellers	S-76
Mortgage Note	S-75
Mortgage Rate	S-131
Mortgaged Property	S-76
Net Aggregate Prepayment Interest Shortfall	S-132
Net Mortgage Rate	S-131
Net Operating Income	S-95
NOI	S-95
Non-Offered Certificates	S-118
Non-Offered Subordinate Certificates	S-139
Nonrecoverable Advance	S-142
Notional Amount	S-119
Offer of Certificates to the Public	S-7
Offered Certificates	S-118
Operating Statements	S-95
Option Price	S-164
PAR	S-108
Partial Assumption Buyer	S-91
Partial Assumption Loan	S-91
Partial Assumption Property	S-91
Participants	S-119
Pass-Through Rate	S-130
Paying Agent	S-76, S-82
Percentage Interest	S-119
Periodic Payments	S-123
Permitted Investments	S-123
Plan	S-184
Pooling and Servicing Agreement	S-118
Prepayment Interest Excess	S-116
Prepayment Interest Shortfall	S-116
Primary Collateral	S-103
Prime Rate	S-144
Principal Balance Certificates	S-119
Principal Distribution Amount	S-132
Principal Shortfall	S-134
Prospectus Directive	S-7
Purchase Agreements	S-76
Purchase Option	S-163
Purchase Price	S-100
P&I Advance	S-141
Qualified Substitute Mortgage Loan	S-101
Rated Final Distribution Date	S-189
Rating Agencies	S-189
Record Date	S-121
Regular Certificates	S-183
Reimbursement Rate	S-144
Related Proceeds	S-142
Release Date	S-89
Relevant Implementation Date	S-6
Relevant Member State	S-6
Relevant Persons	S-7
Remaining Property Loan	S-91
REMIC	S-183
REMIC Provisions	S-183
REO Account	S-162
REO Loan	S-135
REO Property	S-155
Residual Certificates	S-118
Restricted Group	S-185

Page
River Glen Apartments AB Mortgage Loan	S-77
Rules	S-120
Saint Rita’s AB Mortgage Loan	S-77
Scheduled Principal Distribution Amount	S-133
Senior Certificates	S-118
Servicing Advances	S-141
Servicing Fee	S-114
Servicing Fee Rate	S-114
Servicing Standards	S-154
Similar Law	S-184
Special Servicer	S-111
Special Servicing Fee	S-114
Special Servicing Fee Rate	S-114
Specially Serviced Mortgage Loans	S-155
Stated Principal Balance	S-135
Statement to Certificateholders	S-146
Subordinate Certificates	S-118
Subordinate Offered Certificates	S-118
S&P	S-110
The Patio Shops AB Mortgage Loan	S-77
Towne Center at Sullivan Trail AB Mortgage Loan	S-77
Trustee	S-76
Trustee Fee	S-110
Trustee Fee Rate	S-110
Underwriters	S-102
Underwriting Agreement	S-187
Underwritten Cash Flow	S-94
Underwritten Cash Flow Debt Service Coverage Ratio	S-94
Underwritten NOI	S-95
Unscheduled Principal Distribution Amount	S-134
Upper-Tier Distribution Account	S-122
Upper-Tier REMIC	S-183
UW DSCR	S-94
UW NCF	S-94
UW NOI	S-95
Voting Rights	S-150
WAC Rate	S-131
Wells Fargo Bank	S-110
Withheld Amounts	S-123
Withheld Loans	S-123
Workout Fee Rate	S-115
Workout-Delayed Reimbursement Amount	S-142
Yield Maintenance Charge	S-87

[THIS PAGE INTENTIONALLY LEFT BLANK.]

SCHEDULE I
CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE

Date	Balance
December 12, 2006	$89,092,000.00
January 12, 2007	$89,092,000.00
February 12, 2007	$89,092,000.00
March 12, 2007	$89,092,000.00
April 12, 2007	$89,092,000.00
May 12, 2007	$89,092,000.00
June 12, 2007	$89,092,000.00
July 12, 2007	$89,092,000.00
August 12, 2007	$89,092,000.00
September 12, 2007	$89,092,000.00
October 12, 2007	$89,092,000.00
November 12, 2007	$89,092,000.00
December 12, 2007	$89,092,000.00
January 12, 2008	$89,092,000.00
February 12, 2008	$89,092,000.00
March 12, 2008	$89,092,000.00
April 12, 2008	$89,092,000.00
May 12, 2008	$89,092,000.00
June 12, 2008	$89,092,000.00
July 12, 2008	$89,092,000.00
August 12, 2008	$89,092,000.00
September 12, 2008	$89,092,000.00
October 12, 2008	$89,092,000.00
November 12, 2008	$89,092,000.00
December 12, 2008	$89,092,000.00
January 12, 2009	$89,092,000.00
February 12, 2009	$89,092,000.00
March 12, 2009	$89,092,000.00
April 12, 2009	$89,092,000.00
May 12, 2009	$89,092,000.00
June 12, 2009	$89,092,000.00
July 12, 2009	$89,092,000.00
August 12, 2009	$89,092,000.00
September 12, 2009	$89,092,000.00
October 12, 2009	$89,092,000.00
November 12, 2009	$89,092,000.00
December 12, 2009	$89,092,000.00
January 12, 2010	$89,092,000.00
February 12, 2010	$89,092,000.00
March 12, 2010	$89,092,000.00
April 12, 2010	$89,092,000.00
May 12, 2010	$89,092,000.00
June 12, 2010	$89,092,000.00
July 12, 2010	$89,092,000.00
August 12, 2010	$89,092,000.00
September 12, 2010	$89,092,000.00
October 12, 2010	$89,092,000.00
November 12, 2010	$89,092,000.00
December 12, 2010	$89,092,000.00
January 12, 2011	$89,092,000.00
February 12, 2011	$89,092,000.00
March 12, 2011	$89,092,000.00
April 12, 2011	$89,092,000.00
May 12, 2011	$89,092,000.00
June 12, 2011	$89,092,000.00
July 12, 2011	$89,092,000.00
August 12, 2011	$89,092,000.00
September 12, 2011	$89,092,000.00
October 12, 2011	$89,091,461.19
November 12, 2011	$87,814,502.66
December 12, 2011	$86,228,166.33
January 12, 2012	$84,842,054.47
February 12, 2012	$83,448,718.71
March 12, 2012	$81,650,205.70
April 12, 2012	$80,240,236.86
May 12, 2012	$78,624,497.80
June 12, 2012	$77,198,760.55
July 12, 2012	$75,567,678.74
August 12, 2012	$74,126,010.68
September 12, 2012	$72,676,828.70
October 12, 2012	$71,022,934.93
November 12, 2012	$69,557,580.67
December 12, 2012	$67,887,951.15
January 12, 2013	$66,406,258.02
February 12, 2013	$64,916,842.04
March 12, 2013	$62,832,074.87
April 12, 2013	$61,324,032.56
May 12, 2013	$59,612,867.64
June 12, 2013	$58,088,046.79
July 12, 2013	$56,360,556.24
August 12, 2013	$54,818,784.03
September 12, 2013	$53,268,883.62
October 12, 2013	$51,537,040.85
November 12, 2013	$49,987,005.31
December 12, 2013	$48,245,660.64
January 12, 2014	$46,685,529.11
February 12, 2014	$45,117,271.41
March 12, 2014	$42,972,437.40
April 12, 2014	$41,384,843.06
May 12, 2014	$39,600,133.30
June 12, 2014	$37.994,974.57
July 12, 2014	$36,193,174.56
August 12, 2014	$34,570,270.64
September 12, 2014	$32,938,913.08

Schedule I-1

Date	Balance
October 12, 2014	$31,111,621.35
November 12, 2014	$29,462,248.93
December 12, 2014	$27,617,428.62
January 12, 2015	$25,949,855.90
February 12, 2015	$24,273,596.49
March 12, 2015	$22,030,634.49
April 12, 2015	$20,333,963.04
May 12, 2015	$18,443,120.80
June 12, 2015	$16,727,762.18
July 12, 2015	$14,818,737.22
August 12, 2015	$13,083,822.24
September 12, 2015	$11,347,290.87
October 12, 2015	$9,418,407.39
November 12, 2015	$7,662,777.68
December 12, 2015	$5,715,311.36
January 12, 2016	$3,940,386.66
February 12, 2016	$2,156,212.85
March 12, 2016	—

Schedule I-2

ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
AND MORTGAGED PROPERTIES

Annex A-1-1

[THIS PAGE INTENTIONALLY LEFT BLANK.]

ANNEX A-1

LOAN #     SELLER    PROPERTY NAME                                    STREET ADDRESS
------------------------------------------------------------------------------------------------------------------------------------

   1       JPMCB     Bank of America Plaza                            600 Peachtree Tree
   2       JPMCB     Centro Heritage Portfolio                        Various
 2.01                Commons of Chicago Ridge                         300 Commons Drive
 2.02                Old Bridge Gateway                               1030 US Route 9
 2.03                Mequon Pavilions                                 10972-11116 North Port Washington Road
 2.04                Franklin Square                                  2900 East Franklin Boulevard
 2.05                Royal Oaks Village                               11803-11815 Westheimer
 2.06                Williamson Square                                1113 Murfreesboro Road
 2.07                Heritage Square                                  404 South State Route 59
 2.08                Hub West/ Richfield Hub                          36 and 100-140 West 66th Street
 2.09                Shoppers Haven Shopping Center                   3301 North Federal Highway
 2.10                Apple Glen Crossing                              1410-1760 Apple Glen Boulevard
 2.11                Spring Mall                                      4200 South 76th Street
 2.12                White Bear Hills                                 2671 County Road East
 2.13                Maplewood Square                                 7325-7355 Manchester Road
 2.14                Bartonville Square                               1205-1405 West Garfield Boulevard
   3        CIBC     Residence Inn Times Square                       1033 Avenue of the Americas
   4       JPMCB     CNL Center I & II                                Various
 4.01                CNL Center I                                     450 South Orange Avenue
 4.02                CNL Center II                                    420 South Orange Avenue
   5       JPMCB     Westfield Shoppingtown Independence              3500 Oleander Drive
   6       JPMCB     Three Parkway                                    1601 Cherry Street
   7        CIBC     CityView Portfolio II                            Various
 7.01                City View Place                                  16818 Carl Avenue
 7.02                Springfield                                      17435 Imperial Valley Drive
 7.03                Anniston                                         855 Greens Road
 7.04                Bennett                                          770 Greens Road
 7.05                Charleston                                       850 Briar Willow Drive
 7.06                Savannah                                         17715 Wayforest Drive
 7.07                Cambridge                                        17206 Imperial Valley Drive
   8        CIBC     Sheraton at Newark International Airport         128 Frontage Road
   9       JPMCB     The Shops at the Galleria                        FM 620 & State Highway 71 West
  10        CIBC     The Towers                                       111 Great Neck Road
  11        CIBC     Brewer's Hill                                    Various
 11.01               Malt Mill                                        3700 O'Donnell Street
 11.02               Natty Boh                                        3600 O'Donnell Street
 11.03               Gunther Headquarters                             3601-3607 O'Donnell Street
  12       JPMCB     Dallas Design Center                             1025 North Stemmons Freeway & 1250 Slocum Street
  13       JPMCB     11 E 44th St                                     11 East 44th Street
  14        CIBC     Hawaii Kai Shopping Center                       377 Keahole Street
  15        CIBC     Magic Valley Mall                                1485 Pole Line Road East
  16        CIBC     Green Mountain Plaza                             315 South Main Street
  17       JPMCB     Rio West Business Park                           1721, 1821, 1921 West Rio Salado Parkway
  18        CIBC     Lutherville Station                              170 West Ridgely Road
  19       JPMCB     Washington Pointe                                535 East Diehl Road
  20        CIBC     AMLI on the Green                                3440 Western Center Boulevard
  21       JPMCB     Culebra Market                                   1130 West Loop 1604 North
  22       JPMCB     Shady Grove Center                               15900 Shady Grove Road
  23        CIBC     Altamonte Town Center II                         NWC State Road 436 & Cranes Roost Boulevard
  24        CIBC     West Ashley Shoppes                              946 Orleans Road
  25        CIBC     Com Realty Portfolio                             Various
 25.01               Frayser Village                                  2632 Frayser Boulevard
 25.02               Bartlesville Plaza                               3001-3009 East Frank Phillips Boulevard
 25.03               Three Notch Plaza                                1130 Andalusia Bypass
 25.04               Frayser Plaza                                    2220 Frayser Boulevard
 25.05               Frayser Center                                   1780 Frayser Boulevard
  26       JPMCB     Archstone Brentwood Apartments                   1000 Enclave Circle
  27       JPMCB     162 West 54th Street                             162 West 54th Street
  28        CIBC     Edison Mall Shopping Center                      765 US Route 1
  29       JPMCB     Points East Shopping Center                      7289 Mentor Avenue
  30        CIBC     Westland Portfolio                               Various
 30.01               Alondra Apartments                               2213-2303 Alondra Boulevard & 2214-2304 West Cypress Boulevard
 30.02               El Monte                                         11629-11655 Valley Boulevard
 30.03               Central Avenue Plaza                             4349-4371 Central Avenue
  31       JPMCB     Allied Insurance Building                        1601 Exposition Boulevard
  32       JPMCB     Grandview II                                     3595 Grandview Parkway
  33        CIBC     99 Founders Plaza                                99 Founders Plaza
  34       JPMCB     Sunnyside Industrial Center                      5640, 5760 and 5700-5730 Sunnyside Avenue
  35        CIBC     Bridges of Kennesaw Apartments                   3840 Jiles Road NW
  36        CIBC     Altamonte Town Center I                          293 East Altamonte Drive
  37        CIBC     Bonnie Lane and Northlake Portfolio              Various
 37.01               Northlake Quadrangle                             2200 Northlake Parkway
 37.02               8200 Old Dexter Road                             8200 Old Dexter Road
 37.03               8176 Old Dexter Road                             8176 Old Dexter Road
 37.04               1679 Bonnie Lane Road                            1679 Bonnie Lane Road
 37.05               1690 Bonnie Lane Road                            1690 Bonnie Lane Road
 37.06               1665 Bonnie Lane Road                            1665 Bonnie Lane Road
 37.07               1650 Bonnie Lane Road                            1650 Bonnie Lane Road
 37.08               1630 Bonnie Lane Road                            1630 Bonnie Lane Road
 37.09               1600 Bonnie Lane Road                            1600 Bonnie Lane Road
 37.10               1660 Bonnie Lane Road                            1660 Bonnie Lane Road
 37.11               1590 Bonnie Lane Road                            1590 Bonnie Lane Road
 37.12               1680 Bonnie Lane Road                            1680 Bonnie Lane Road
 37.13               1695 Bonnie Lane Road                            1695 Bonnie Lane Road
 37.14               1620 Bonnie Lane Road                            1620 Bonnie Lane Road
  38        CIBC     7312 Parkway Drive South                         7312 Parkway Drive South
  39       JPMCB     Lakepoint Office Park                            3201 Enterprise Parkway
  40        CIBC     Torrey Hills Family Medical Center               4765 Carmel Mountain Road
  41        CIBC     Schirm Farm Apartments                           6354 Saddler Way
  42       JPMCB     Loomis Centre                                    3555 South 27th Street
  43       JPMCB     Phase I: Arbors of Traverse                      2794 Hartman Road
  44        CIBC     Park City Hampton and Holiday Inns Portfolio     Various
 44.01               Holiday Inn Express                              1501 Ute Boulevard
 44.02               Hampton Inn & Suites                             6609 Landmark Drive
  45       JPMCB     South Central Shopping Center                    641 Veterans Parkway South
  46        CIBC     Southland Office Tower                           24301 Southland Drive
  47        CIBC     7437 Race Road                                   7437 Race Road
  48        CIBC     65 Livingston Avenue                             65 Livingston Avenue
  49        CIBC     7301 Parkway Drive South                         7301 Parkway Drive South
  50        CIBC     Hester's Crossing Shopping Center                2400 South IH 35
  51       JPMCB     Pecan Ridge Apartments                           2736 Lake Shore Drive
  52       JPMCB     21800 Burbank                                    21800 Burbank Boulevard
  53        CIBC     Foxfire Apartments                               1701 East 8th Street
  54        CIBC     Scotland Crossing Shopping Center                1301 Scotland Crossing Drive
  55        CIBC     Linens N' Things                                 260 Needham Street
  56       JPMCB     Woodhollow Apartments                            4502 Lake Shore Drive
  57       JPMCB     Superstition Villas                              2055 East Hampton Avenue
  58       JPMCB     Lincoln Square Shopping Center                   901 West Morton Avenue
  59        CIBC     Adam's Run Shopping Center                       6201 North Front Street
  60        CIBC     Palmer Super Center                              3725 Nicholas Street
  61        CIBC     Oak Hills Mall                                   1455 Edgewater Street NW
  62        CIBC     Clay Portfolio                                   Various
 62.01               Aqua Services                                    11302 Tanner Road
 62.02               United Rental Facility - Napa                    122 Camino Oruga
 62.03               Ingersoll Rand                                   3401 East Park Row Drive
 62.04               United Rental Facility - Houston                 5151 Tacoma Drive
  63        CIBC     Dick's Sporting Goods - Durham                   5422 New Hope Commons Drive
  64       JPMCB     Old Pasadena Plaza II                            61 North Raymond Avenue
  65        CIBC     East Side Plaza                                  7440 & 7460 Youree Drive
  66       JPMCB     Burn Brae Apartments                             4200 West Northgate Drive
  67       JPMCB     Wendland Plaza                                   901 South Fort Hood Street
  68        CIBC     Country Inn & Suites - Gainesville, FL           4015 SW 43rd Street
  69       JPMCB     145 West 71st Street                             145 West 71st Street
  70       JPMCB     Beaumont Medical Building                        8545 Common Road
  71       JPMCB     Campus Crossing Phase II                         2225 East Main Street
  72        CIBC     Terrace Shopping Center                          400 North Greenville Avenue
  73       JPMCB     Warminster Square                                1475-1557 West Street Road
  74        CIBC     Independence Plaza II                            310 State Highway 35
  75        CIBC     Cheyenne - ROCGD                                 9950 West Cheyenne Avenue
  76        CIBC     Windermere Center                                15803 Winderemere Drive
  77        CIBC     Glendale Shopping Center                         500-554 East North Avenue
  78       JPMCB     Granbury Road All Storage                        6900 Granbury Road
  79       JPMCB     128 Fort Washington Ave                          118-128 Fort Washington Avenue
  80       JPMCB     The Preserve at Grande Oaks II                   111 Grande Oaks Drive
  81       JPMCB     Center at Monocacy                               5104 & 5108 Pegasus Court
  82       JPMCB     Sebastopol Industrial Park                       6782 Sebastopol Avenue
  83        CIBC     Country Inn & Suites - Valdosta, GA              1308 North Saint Augustine Road
  84        CIBC     Los Gatos Gateway                                14777 Los Gatos Boulevard
  85        CIBC     Rosedale Village II                              2749 Callaway Drive
  86       JPMCB     Oak Tree Apartments                              2251 West Lingleville Road
  87        CIBC     The Retreat Apartments                           22715 Imperial Valley Drive
  88       JPMCB     14541 Brookhurst Street                          14541 Brookhurst Street
  89        CIBC     Galleria West Shopping Center                    18900 West Bluemound Road
  90        CIBC     Saint Rita's                                     2350 North Forest Road
  91        CIBC     Courtside Crossing at Bocage                     7474 Corporate Boulevard
  92       JPMCB     Westwood Apartments                              2010 West Broad Avenue
  93        CIBC     Stafford Commerce Center                         243 Stafford Street
  94        CIBC     460 Bergen Boulevard                             460 Bergen Boulevard
  95       JPMCB     The Patio Shops                                  1454-1516 Morse Road and 4659-4675 Karl Road
  96        CIBC     Business Center at Riverside                     1362 Brass Mill Road
  97        CIBC     The Palms of El Mirage                           16101 North El Mirage Road
  98        CIBC     Copeland Crossing Apartments                     287 Chauncy Street
  99       JPMCB     Eckerd's - Fogelsville, PA                       7719 Main Street
  100      JPMCB     815 West 181 Street                              815-817 West 181 Street
  101      JPMCB     Country Plaza                                    10068 Southern Maryland Boulevard
  102       CIBC     Norwood Plaza                                    1030 Norwood Park Boulevard
  103       CIBC     Towne Center at Sullivan Trail                   1805 Sullivan Trail
  104       CIBC     Atwood Oceanics Building                         15835 Park Ten Place
  105      JPMCB     Gratiot Retail                                   29138 Gratiot Avenue
  106      JPMCB     Sioux Falls Corporate Centre III                 4500 North Lewis Avenue
  107       CIBC     Sage Creek Apartments                            1702-1768 Billings Street
  108       CIBC     Chestnut Heights Apartments                      3905 Donna Jane Court
  109       CIBC     Santana Shopping Center                          265 and 285 North Federal Street
  110       CIBC     Value Place                                      1201 Phyllis Drive
  111       CIBC     CVS Goldenrod                                    7300 Curry Ford Road
  112       CIBC     130 Spagnoli Road                                130 Spagnoli Road
  113       CIBC     Merrifalls Plaza                                 7810 Lee Highway
  114       CIBC     Landmark Manor MHP                               459 Landmark Manor Drive
  115      JPMCB     Gardens Professional Center                      9121 - 9123 North Military Trail
  116      JPMCB     1781 Riverside Drive                             1781-1783 Riverside Drive
  117       CIBC     Great Falls Plaza                                1201 Julian R Allsbrook Highway
  118      JPMCB     133 West 71st Street                             133 West 71st Street
  119       CIBC     999 Motor Parkway                                999 Motor Parkway
  120       CIBC     Regency Furniture                                9900 Fairfax Boulevard
  121      JPMCB     Delilah Road Warehouse                           6575-6579 Delilah Road
  122      JPMCB     11250 N. Central Expressway                      11250 North Central Expressway
  123       CIBC     200 North High Street                            200 North High Street
  124      JPMCB     River Glen Apartments                            201 East Telfair Street
  125      JPMCB     Holiday Inn Express - Falling Waters             1220 T J Jackson Drive
  126       CIBC     Home Depot - Houston                             18100 Chisholm Trail
  127      JPMCB     Petite Esplanade Shopping Center                 6820 Veterans Memorial Boulevard
  128      JPMCB     Southview Apartments                             611 North Yarbrough Drive
  129      JPMCB     Stonehenge Plaza                                 1375 East Fairview Avenue
  130      JPMCB     Days Inn - Martinsburgh                          209 South Viking Way
  131       CIBC     7000 Wisconsin Avenue                            7000 Wisconsin Avenue
  132       CIBC     4 Hartwell Place                                 4 Hartwell Place
  133      JPMCB     Lakeline Center                                  1540 Cypress Creek Road
  134      JPMCB     Holiday Inn Express - Metropolis                 2179 East 5th Street
  135      JPMCB     1318 West Broad Street                           1318 West Broad Street
  136      JPMCB     Holiday Inn Express - Fort Payne                 112 Airport Road West
  137      JPMCB     Oakhill Manor Apartments                         3712 East 47th Terrace
  138       CIBC     Cabinet Discounters                              9500 Berger Road
  139      JPMCB     Gardena Business Park                            13200 South Western Avenue
  140      JPMCB     Andrews Crossing                                 3200 Andrews Highway
  141       CIBC     Penn Square Apartments                           400 South 30th Street
  142      JPMCB     Cannon Plaza                                     439-489 North Cannon Boulevard
  143      JPMCB     Shoppes of Hebron                                2091 North Bend Road
  144      JPMCB     East Kauai Professional Building                 4-1579 Kuhio Highway
  145      JPMCB     Johnson Court Apartments                         2228 Kay Drive
  146      JPMCB     Jefferson Court Apartments                       1100 North Jefferson Street
  147       CIBC     Alafaya Pointe                                   7 Alafaya Woods Boulevard
  148      JPMCB     Long Drive I Apartments                          1234 Cauthen Drive
  149      JPMCB     North Franklin Court Apartments                  310 Second Street
  150      JPMCB     610 West 173rd Street                            610 West 173rd Street
  151      JPMCB     Concord Plaza                                    6095 Lake Worth Road

                                                                                              NUMBER OF      PROPERTY
LOAN #      CITY                       STATE         ZIP CODE        COUNTY                   PROPERTIES     TYPE
------------------------------------------------------------------------------------------------------------------------------------

   1        Atlanta                      GA           30308          Fulton                       1          Office
   2        Various                   Various        Various         Various                      14         Retail
 2.01       Chicago Ridge                IL           60415          Cook                         1          Retail
 2.02       Old Bridge                   NJ           08857          Middlesex                    1          Retail
 2.03       Mequon                       WI           53092          Ozaukee                      1          Retail
 2.04       Gastonia                     NC           28056          Gaston                       1          Retail
 2.05       Houston                      TX           70777          Harris                       1          Retail
 2.06       Franklin                     TN           37064          Williamson                   1          Retail
 2.07       Naperville                   IL           60540          Dupage                       1          Retail
 2.08       Richfield                    MN           55423          Hennepin                     1          Retail
 2.09       Pompano Beach                FL           33064          Broward                      1          Retail
 2.10       Fort Wayne                   IN           46804          Allen                        1          Retail
 2.11       Greenfield                   WI           53220          Milwaukee                    1          Retail
 2.12       White Bear Lake              MN           55110          Ramsey                       1          Retail
 2.13       Maplewood                    MO           63143          Saint Louis                  1          Retail
 2.14       Bartonville                  IL           61607          Peoria                       1          Retail
   3        New York                     NY           10018          New York                     1          Hotel
   4        Orlando                      FL           32801          Orange                       2          Office
 4.01       Orlando                      FL           32801          Orange                       1          Office
 4.02       Orlando                      FL           32801          Orange                       1          Office
   5        Wilmington                   NC           28403          New Hanover                  1          Retail
   6        Philadelphia                 PA           19102          Philadelphia                 1          Office
   7        Houston                      TX           77060          Harris                       7          Multifamily
 7.01       Houston                      TX           77060          Harris                       1          Multifamily
 7.02       Houston                      TX           77060          Harris                       1          Multifamily
 7.03       Houston                      TX           77060          Harris                       1          Multifamily
 7.04       Houston                      TX           77060          Harris                       1          Multifamily
 7.05       Houston                      TX           77060          Harris                       1          Multifamily
 7.06       Houston                      TX           77060          Harris                       1          Multifamily
 7.07       Houston                      TX           77060          Harris                       1          Multifamily
   8        Newark                       NJ           07114          Essex                        1          Hotel
   9        Bee Cave                     TX           78736          Travis                       1          Retail
  10        Great Neck                   NY           11021          Nassau                       1          Office
  11        Baltimore                    MD           21224          Baltimore City               3          Various
 11.01      Baltimore                    MD           21224          Baltimore City               1          Office
 11.02      Baltimore                    MD           21224          Baltimore City               1          Mixed Use
 11.03      Baltimore                    MD           21224          Baltimore City               1          Office
  12        Dallas                       TX           75207          Dallas                       1          Retail
  13        New York                     NY           10017          New York                     1          Office
  14        Honolulu                     HI           96825          Honolulu                     1          Retail
  15        Twin Falls                   ID           83301          Twin Falls                   1          Retail
  16        Rutland                      VT           05701          Rutland                      1          Retail
  17        Tempe                        AZ           85281          Maricopa                     1          Industrial
  18        Lutherville                  MD           21093          Baltimore                    1          Retail
  19        Naperville                   IL           60563          Du Page                      1          Office
  20        Fort Worth                   TX           76137          Tarrant                      1          Multifamily
  21        San Antonio                  TX           78251          Bexar                        1          Retail
  22        Gaithersburg                 MD           20877          Montgomery                   1          Mixed Use
  23        Altamonte Springs            FL           32714          Seminole                     1          Retail
  24        Charleston                   SC           29407          Charleston                   1          Retail
  25        Various                   Various        Various         Various                      5          Retail
 25.01      Memphis                      TN           38127          Shelby                       1          Retail
 25.02      Bartlesville                 OK           74006          Washington                   1          Retail
 25.03      Andalusia                    AL           36420          Covington                    1          Retail
 25.04      Memphis                      TN           38127          Shelby                       1          Retail
 25.05      Memphis                      TN           38127          Shelby                       1          Retail
  26        Nashville                    TN           37211          Davidson                     1          Multifamily
  27        New York                     NY           10019          New York                     1          Multifamily
  28        Edison                       NJ           08817          Middlesex                    1          Retail
  29        Mentor                       OH           44060          Lake                         1          Retail
  30        Various                      CA          Various         Los Angeles                  3          Various
 30.01      Compton                      CA           90220          Los Angeles                  1          Multifamily
 30.02      El Monte                     CA           91732          Los Angeles                  1          Retail
 30.03      Los Angeles                  CA           90011          Los Angeles                  1          Retail
  31        Sacramento                   CA           95815          Sacramento                   1          Office
  32        Birmingham                   AL           35243          Jefferson                    1          Office
  33        East Hartford                CT           06108          Hartford                     1          Office
  34        Beltsville                   MD           20705          Prince Georges               1          Industrial
  35        Kennesaw                     GA           30144          Cobb                         1          Multifamily
  36        Altamonte Springs            FL           32701          Seminole                     1          Retail
  37        Various                   Various        Various         Various                      14         Various
 37.01      Tucker                       GA           30084          DeKalb                       1          Retail
 37.02      Cordova                      TN           38016          Shelby                       1          Office
 37.03      Cordova                      TN           38016          Shelby                       1          Office
 37.04      Cordova                      TN           38016          Shelby                       1          Office
 37.05      Cordova                      TN           38016          Shelby                       1          Office
 37.06      Cordova                      TN           38016          Shelby                       1          Office
 37.07      Cordova                      TN           38016          Shelby                       1          Office
 37.08      Cordova                      TN           38016          Shelby                       1          Office
 37.09      Cordova                      TN           38016          Shelby                       1          Office
 37.10      Cordova                      TN           38016          Shelby                       1          Office
 37.11      Cordova                      TN           38016          Shelby                       1          Office
 37.12      Cordova                      TN           38016          Shelby                       1          Office
 37.13      Cordova                      TN           38016          Shelby                       1          Office
 37.14      Cordova                      TN           38016          Shelby                       1          Office
  38        Hanover                      MD           21076          Anne Arundel                 1          Office
  39        Beachwood                    OH           44122          Cuyahoga                     1          Office
  40        San Diego                    CA           92130          San Diego                    1          Office
  41        Canal Winchester             OH           43110          Franklin                     1          Multifamily
  42        Milwaukee                    WI           53221          Milwaukee                    1          Retail
  43        Traverse City                MI           49684          Grand Traverse               1          Multifamily
  44        Park City                    UT           84098          Summit                       2          Hotel
 44.01      Park City                    UT           84098          Summit                       1          Hotel
 44.02      Park City                    UT           84098          Summit                       1          Hotel
  45        Moultrie                     GA           31788          Colquitt                     1          Retail
  46        Hayward                      CA           94545          Almeda                       1          Office
  47        Hanover                      MD           21076          Anne Arundel                 1          Office
  48        Roseland                     NJ           07068          Essex                        1          Office
  49        Hanover                      MD           21076          Anne Arundel                 1          Office
  50        Round Rock                   TX           78681          Williamson                   1          Retail
  51        Waco                         TX           76708          Mclennan                     1          Multifamily
  52        Woodland Hills               CA           91367          Los Angeles                  1          Office
  53        Tempe                        AZ           85281          Maricopa                     1          Multifamily
  54        Laurinburg                   NC           28352          Scotland                     1          Retail
  55        Newton                       MA           02464          Middlesex                    1          Retail
  56        Waco                         TX           76710          McLennan                     1          Multifamily
  57        Mesa                         AZ           85204          Maricopa                     1          Multifamily
  58        Jacksonville                 IL           62650          Morgan                       1          Retail
  59        Philadelphia                 PA           19120          Philadelphia                 1          Retail
  60        Easton                       PA           18045          Northampton                  1          Retail
  61        Salem                        OR           97304          Polk                         1          Retail
  62        Various                   Various        Various         Various                      4          Industrial
 62.01      Houston                      TX           77041          Harris                       1          Industrial
 62.02      Napa                         CA           94558          Napa                         1          Industrial
 62.03      Arlington                    TX           76010          Tarrant                      1          Industrial
 62.04      Houston                      TX           77041          Harris                       1          Industrial
  63        Durham                       NC           27707          Durham                       1          Retail
  64        Pasadena                     CA           91103          Los Angeles                  1          Mixed Use
  65        Shreveport                   LA           71105          Caddo                        1          Retail
  66        Irving                       TX           75062          Dallas                       1          Multifamily
  67        Killeen                      TX           76541          Bell                         1          Retail
  68        Gainesville                  FL           32608          Alachua                      1          Hotel
  69        New York                     NY           10023          New York                     1          Multifamily
  70        Warren                       MI           48093          Macomb                       1          Office
  71        Murfreesboro                 TN           37130          Rutherford                   1          Multifamily
  72        Richardson                   TX           75081          Dallas                       1          Retail
  73        Warminster                   PA           18974          Bucks                        1          Retail
  74        Middletown                   NJ           07701          Monmouth                     1          Office
  75        Las Vegas                    NV           89129          Clark                        1          Office
  76        Pflugerville                 TX           78660          Travis                       1          Retail
  77        Glendale Heights             IL           60139          Du Page                      1          Retail
  78        Fort Worth                   TX           76133          Tarrant                      1          Self-Storage
  79        New York                     NY           10032          New York                     1          Multifamily
  80        Fayetteville                 NC           28314          Cumberland                   1          Multifamily
  81        Frederick                    MD           21704          Frederick                    1          Industrial
  82        Sebastopol                   CA           95472          Sonoma                       1          Industrial
  83        Valdosta                     GA           31601          Lowndes                      1          Hotel
  84        Los Gatos                    CA           95032          Santa Clara                  1          Office
  85        Bakersfield                  CA           93312          Kern                         1          Retail
  86        Stephenville                 TX           76401          Erath                        1          Multifamily
  87        Houston                      TX           77073          Harris                       1          Multifamily
  88        Westminster                  CA           92683          Orange                       1          Retail
  89        Brookfield                   WI           53045          Waukesha                     1          Retail
  90        Getzville                    NY           14068          Erie                         1          Office
  91        Baton Rouge                  LA           70809          East Baton Rouge             1          Retail
  92        Albany                       GA           31707          Dougherty                    1          Multifamily
  93        Worcester                    MA           01603          Worcester                    1          Industrial
  94        Palisades Park               NJ           07650          Bergen                       1          Office
  95        Columbus                     OH           43229          Franklin                     1          Retail
  96        Belcamp                      MD           21017          Harford                      1          Industrial
  97        El Mirage                    AZ           85335          Maricopa                     1          Manufactured Housing
  98        Mansfield                    MA           02048          Bristol                      1          Multifamily
  99        Fogelsville                  PA           18051          Lehigh                       1          Retail
  100       New York                     NY           10033          New York                     1          Multifamily
  101       Dunkirk                      MD           20754          Calvert                      1          Retail
  102       Austin                       TX           78753          Travis                       1          Retail
  103       Forks Township               PA           18040          Northampton                  1          Retail
  104       Houston                      TX           77084          Harris                       1          Office
  105       Roseville                    MI           48066          Macomb                       1          Retail
  106       Sioux Falls                  SD           57104          Minnehaha                    1          Industrial
  107       Aurora                       CO           80011          Adams                        1          Multifamily
  108       Harrisburg                   PA           17109          Dauphin                      1          Multifamily
  109       Chandler                     AZ           85226          Maricopa                     1          Retail
  110       Bentonville                  AR           72712          Benton                       1          Hotel
  111       Orlando                      FL           32822          Orange                       1          Retail
  112       Melville                     NY           11747          Suffolk                      1          Industrial
  113       Falls Church                 VA           22042          Fairfax                      1          Retail
  114       Pevely                       MO           63070          Jefferson                    1          Manufactured Housing
  115       Palm Beach Gardens           FL           33410          Palm Beach                   1          Office
  116       New York                     NY           10034          New York                     1          Multifamily
  117       Roanoke Rapids               NC           27870          Halifax                      1          Retail
  118       New York                     NY           10023          New York                     1          Multifamily
  119       Hauppauge                    NY           11788          Suffolk                      1          Industrial
  120       Fairfax                      VA           22030          Fairfax City                 1          Retail
  121       Egg Harbor                   NJ           08234          Atlantic County              1          Industrial
  122       Dallas                       TX           75243          Dallas                       1          Retail
  123       West Chester                 PA           19380          Chester                      1          Office
  124       Augusta                      GA           30901          Richmond                     1          Multifamily
  125       Falling Waters               WV           25419          Berkeley                     1          Hotel
  126       Houston                      TX           77060          Harris                       1          Industrial
  127       Metairie                     LA           70003          Jefferson                    1          Retail
  128       El Paso                      TX           79915          El Paso                      1          Multifamily
  129       Meridian                     ID           83642          Ada                          1          Retail
  130       Martinsburg                  WV           25401          Berkeley                     1          Hotel
  131       Chevy Chase                  MD           20815          Montgomery                   1          Mixed Use
  132       Lexington                    MA           02421          Middlesex                    1          Office
  133       Cedar Park                   TX           78613          Williamson                   1          Retail
  134       Metropolis                   IL           62960          Massac                       1          Hotel
  135       Richmond                     VA           23220          Richmond City                1          Multifamily
  136       Fort Payne                   AL           35968          De Kalb                      1          Hotel
  137       Kansas City                  MO           64130          Jackson                      1          Multifamily
  138       Columbia                     MD           21046          Howard                       1          Industrial
  139       Gardena                      CA           90249          Los Angeles                  1          Industrial
  140       Midland                      TX           79701          Midland                      1          Retail
  141       Harrisburg                   PA           17103          Dauphin                      1          Multifamily
  142       Kannapolis                   NC           28083          Cabarrus                     1          Retail
  143       Hebron                       KY           41048          Boone                        1          Retail
  144       Kapaa                        HI           96746          Kauai                        1          Office
  145       Smithfield                   NC           27577          Johnston                     1          Multifamily
  146       Goldsboro                    NC           27534          Wayne                        1          Multifamily
  147       Oviedo                       FL           32765          Seminole                     1          Retail
  148       Rockingham                   NC           28379          Richmond                     1          Multifamily
  149       Louisburg                    NC           27549          Franklin                     1          Multifamily
  150       New York                     NY           10032          New York                     1          Multifamily
  151       Greenacres                   FL           33463          Palm Beach                   1          Retail

            PROPERTY                                         YEAR                           UNIT OF
LOAN #      SUBTYPE                     YEAR BUILT        RENOVATED           UNITS         MEASURE           OCCUPANCY %
------------------------------------------------------------------------------------------------------------------------------------

  1         CBD                            1992                           1,253,499      Square Feet            99.8
  2         Anchored                      Various          Various        2,746,128      Square Feet            96.3
 2.01       Anchored                       1992              1999           324,530      Square Feet            100.0
 2.02       Anchored                       1956              1995           235,995      Square Feet            94.2
 2.03       Anchored                       1967              2002           213,436      Square Feet            93.3
 2.04       Anchored                       1989                             318,435      Square Feet            96.7
 2.05       Anchored                       2001              2002           145,286      Square Feet            97.1
 2.06       Anchored                       1988              1993           330,226      Square Feet            99.6
 2.07       Anchored                       1992                             210,753      Square Feet            77.4
 2.08       Anchored                       1952              1992           214,855      Square Feet            98.4
 2.09       Anchored                       1959              1998           206,942      Square Feet            97.8
 2.10       Anchored                       2000              2002           150,446      Square Feet            98.5
 2.11       Anchored                       1967              2002           188,861      Square Feet            100.0
 2.12       Anchored                       1990              1996            73,095      Square Feet            100.0
 2.13       Anchored                       1998                              71,590      Square Feet            100.0
 2.14       Anchored                       1972                              61,678      Square Feet            100.0
  3         Extended Stay                  2005                                 357         Rooms               88.6
  4         CBD                           Various          Various          620,887      Square Feet            100.0
 4.01       CBD                            1999              2005           345,941      Square Feet            100.0
 4.02       CBD                            2005                             274,946      Square Feet            100.0
  5         Anchored                       1979              2001           493,432      Square Feet            94.2
  6         CBD                            1969              2005           561,631      Square Feet            90.5
  7         Garden                        Various          Various            2,226         Units               94.3
 7.01       Garden                         1978              2001               881         Units               95.1
 7.02       Garden                         1979              2002               440         Units               93.2
 7.03       Garden                         1981              2002               292         Units               95.5
 7.04       Garden                         1976              2001               216         Units               94.0
 7.05       Garden                         1983              2002               154         Units               92.2
 7.06       Garden                         1983              2002               184         Units               91.8
 7.07       Garden                         1984              2002                59         Units               98.3
  8         Full Service                   1989              2005               504         Rooms               58.4
  9         Anchored                       2005                             487,067      Square Feet            88.1
  10        Suburban                       1980              2004           160,262      Square Feet            97.9
  11        Various                       Various            2006           384,107      Square Feet            91.5
11.01       CBD                            1933              2006           156,730      Square Feet            83.1
11.02       Self Storage/Office            1885              2006           186,115      Square Feet            96.7
11.03       CBD                            1966              2006            41,262      Square Feet            100.0
  12        Anchored                       1982              2001           370,577      Square Feet            91.8
  13        CBD                            1927              2003           135,150      Square Feet            90.6
  14        Anchored                       1980              2006           140,210      Square Feet            94.4
  15        Anchored                       1986              2005           368,535      Square Feet            97.9
  16        Anchored                       1963              2006           213,358      Square Feet            95.3
  17        Flex                           2005                             188,485      Square Feet            100.0
  18        Anchored                       1972              2005           270,472      Square Feet            94.2
  19        Suburban                       1999                             163,623      Square Feet            100.0
  20        Garden                         1990              1993               424         Units               96.7
  21        Unanchored                     2001              2005           194,166      Square Feet            98.6
  22        Office/Retail                  1974              2001           107,313      Square Feet            100.0
  23        Anchored                       2005                              77,592      Square Feet            84.3
  24        Anchored                       1987              2003           141,260      Square Feet            96.9
  25        Anchored                      Various          Various          394,102      Square Feet            89.8
25.01       Anchored                       1968              1996           141,611      Square Feet            100.0
25.02       Anchored                       1973              1999            88,866      Square Feet            100.0
25.03       Anchored                       1983              1989            45,899      Square Feet            100.0
25.04       Anchored                       1963              2003            91,549      Square Feet            56.3
25.05       Anchored                       1962              2005            26,177      Square Feet            100.0
  26        Garden                         1989              2000               380         Units               96.1
  27        Mid/High Rise                  1911              1988                71         Units               94.4
  28        Anchored                       1974              1986           103,996      Square Feet            100.0
  29        Anchored                       1988                             198,803      Square Feet            94.5
  30        Various                       Various          Various           50,992        Various              100.0
30.01       Garden                         1957              1993               103         Units               100.0
30.02       Unanchored                     1952              2002            29,710      Square Feet            100.0
30.03       Anchored                       1940              2005            21,282      Square Feet            100.0
  31        Suburban                       1978              2003           132,418      Square Feet            100.0
  32        Suburban                       1998                             149,463      Square Feet            90.1
  33        Suburban                       1971              1999           148,000      Square Feet            100.0
  34        Flex                           1976                             248,981      Square Feet            96.3
  35        Garden                         1997              1999               296         Units               97.3
  36        Anchored                       1981              2005            79,514      Square Feet            90.4
  37        Various                       Various          Various          164,882      Square Feet            84.4
37.01       Unanchored                     1974              1999            77,787      Square Feet            84.8
37.02       Suburban                       2001                               7,212      Square Feet            100.0
37.03       Suburban                       2001                               7,016      Square Feet            57.2
37.04       Suburban                       2003                               7,000      Square Feet            100.0
37.05       Suburban                       2001                               7,000      Square Feet            100.0
37.06       Suburban                       2004                               7,000      Square Feet            47.1
37.07       Suburban                       2000                               7,000      Square Feet            100.0
37.08       Suburban                       2000                               6,950      Square Feet            49.6
37.09       Suburban                       1999                               6,700      Square Feet            89.6
37.10       Suburban                       2000                               7,000      Square Feet            100.0
37.11       Suburban                       1999                               5,925      Square Feet            83.1
37.12       Suburban                       2001                               6,392      Square Feet            100.0
37.13       Suburban                       2003                               5,000      Square Feet            100.0
37.14       Suburban                       1999                               6,900      Square Feet            71.0
  38        Suburban                       1984              2000           121,064      Square Feet            100.0
  39        Suburban                       1989                             112,241      Square Feet            91.6
  40        Suburban                       2005                              44,101      Square Feet            91.0
  41        Garden                         2002                                 264         Units               93.2
  42        Anchored                       1959              2001           194,800      Square Feet            95.2
  43        Garden                         2004                                 216         Units               91.7
  44        Limited Service               Various          Various              157         Rooms               65.4
44.01       Limited Service                1998                                  76         Rooms               68.0
44.02       Limited Service                1997              2003                81         Rooms               63.0
  45        Anchored                       1997                             196,589      Square Feet            99.2
  46        Suburban                       1969              2001           130,387      Square Feet            93.2
  47        Suburban                       2000                             105,000      Square Feet            100.0
  48        Suburban                       1979                             107,734      Square Feet            100.0
  49        Suburban                       1986                              99,673      Square Feet            100.0
  50        Anchored                       1986              2005            76,091      Square Feet            87.3
  51        Garden                         1987              2005               252         Units               98.0
  52        Suburban                       1986                              58,886      Square Feet            92.2
  53        Garden                         1985                                 188         Units               94.1
  54        Anchored                       1988                             145,442      Square Feet            85.6
  55        Anchored                       1998                              35,591      Square Feet            100.0
  56        Garden                         1984                                 220         Units               97.7
  57        Garden                         1981              2006               249         Units               90.4
  58        Anchored                       1964              1984           206,233      Square Feet            88.3
  59        Anchored                       1996                              93,656      Square Feet            94.9
  60        Anchored                       1963              2001            98,862      Square Feet            100.0
  61        Anchored                       1976                             131,718      Square Feet            97.0
  62        Flex                          Various          Various          118,638      Square Feet            100.0
62.01       Flex                           1994              2006            57,798      Square Feet            100.0
62.02       Flex                           1978                              20,200      Square Feet            100.0
62.03       Flex                           1999                              20,640      Square Feet            100.0
62.04       Flex                           1999                              20,000      Square Feet            100.0
  63        Anchored                       1995                              57,925      Square Feet            100.0
  64        Office/Retail                  1896              1990            39,711      Square Feet            100.0
  65        Anchored                       2004                              78,635      Square Feet            98.0
  66        Garden                         1983                                 282         Units               94.7
  67        Anchored                       1979                             149,334      Square Feet            98.0
  68        Limited Service                2005                                  90         Rooms               78.5
  69        Mid/High Rise                  1923              1988                64         Units               98.4
  70        Suburban                       2005                              35,219      Square Feet            87.0
  71        Student Housing                2006                                 240          Beds               96.3
  72        Anchored                       1965              2004            80,712      Square Feet            100.0
  73        Unanchored                     1986                              59,971      Square Feet            88.7
  74        Suburban                       2002                              41,948      Square Feet            100.0
  75        Suburban                       2002                              32,850      Square Feet            100.0
  76        Unanchored                     1985                              57,998      Square Feet            97.5
  77        Anchored                       1961              2001            89,631      Square Feet            84.7
  78        Self-Storage                   2004                               1,281         Units               64.5
  79        Mid/High Rise                  1925              1989               115         Units               97.4
  80        Garden                         2006                                  75         Units               96.0
  81        Flex                           1998                              74,240      Square Feet            86.5
  82        Flex                           1940              2001           118,470      Square Feet            94.6
  83        Limited Service                2003                                  71         Rooms               87.2
  84        Suburban                       2006                              18,596      Square Feet            100.0
  85        Anchored                       1991              2005            90,867      Square Feet            100.0
  86        Garden                         1985              2004               201         Units               98.0
  87        Garden                         1982                                 274         Units               86.1
  88        Unanchored                     1987              2001            41,366      Square Feet            100.0
  89        Shadow Anchored                1987              2001            63,926      Square Feet            100.0
  90        Suburban                       1991                              63,359      Square Feet            99.7
  91        Anchored                       1999                              33,625      Square Feet            100.0
  92        Garden                         1970              2005               194         Units               94.8
  93        Flex                           1909              2002           204,890      Square Feet            91.7
  94        Suburban                       1988                              43,725      Square Feet            93.1
  95        Unanchored                     1982                              51,400      Square Feet            100.0
  96        Flex                           1989                              45,000      Square Feet            100.0
  97        Manufactured Housing           2001                                 153          Pads               96.1
  98        Garden                         2005                                  42         Units               92.9
  99        Anchored                       2004                              13,813      Square Feet            100.0
 100        Mid/High Rise                  1920              1980                69         Units               95.7
 101        Unanchored                     1978                              31,883      Square Feet            96.0
 102        Shadow Anchored                2005                              35,484      Square Feet            100.0
 103        Anchored                       2006                              31,225      Square Feet            97.0
 104        Suburban                       1980                              59,546      Square Feet            100.0
 105        Shadow Anchored                2006                              17,929      Square Feet            93.7
 106        Flex                           2005                              41,243      Square Feet            100.0
 107        Garden                         1956              2003               125         Units               98.4
 108        Garden                         1966                                  92         Units               97.8
 109        Anchored                       1998                              33,203      Square Feet            100.0
 110        Extended Stay                  2005                                 121         Rooms               97.0
 111        Anchored                       2005                              13,013      Square Feet            100.0
 112        Flex                           2001                              43,560      Square Feet            100.0
 113        Unanchored                     1989                              18,215      Square Feet            100.0
 114        Manufactured Housing           1976                                 176          Pads               98.3
 115        Suburban                       1986                              56,650      Square Feet            100.0
 116        Mid/High Rise                  1920              1987                69         Units               98.6
 117        Anchored                       1987              1996           120,624      Square Feet            100.0
 118        Mid/High Rise                  1928                                  36         Units               100.0
 119        Flex                           2002                              48,345      Square Feet            100.0
 120        Anchored                       1966              2006            23,298      Square Feet            100.0
 121        Warehouse/Distribution         1988                             137,892      Square Feet            96.6
 122        Anchored                       1994              2002            49,701      Square Feet            100.0
 123        Suburban                       2006                              17,529      Square Feet            93.0
 124        Garden                         1973              1991               192         Units               97.9
 125        Limited Service                1999                                  71         Rooms               65.2
 126        Warehouse/Distribution         1976                              83,344      Square Feet            100.0
 127        Unanchored                     1982              2006            24,484      Square Feet            100.0
 128        Garden                         1984                                 121         Units               98.3
 129        Anchored                       1994                              51,000      Square Feet            100.0
 130        Limited Service                1987              2005                62         Rooms               81.4
 131        Office/Retail                  1943              2001            12,894      Square Feet            100.0
 132        Suburban                       1974              2006            40,000      Square Feet            100.0
 133        Unanchored                     2006                              13,500      Square Feet            79.9
 134        Limited Service                1999                                  75         Rooms               75.8
 135        Garden                         1908              2006                25         Units               100.0
 136        Limited Service                1997              2006                60         Rooms               75.1
 137        Garden                         1950              2001               160         Units               98.1
 138        Flex                           1973              1995            35,575      Square Feet            100.0
 139        Warehouse/Distribution         1961              1998            42,385      Square Feet            100.0
 140        Unanchored                     2005                              19,436      Square Feet            91.7
 141        Garden                         1963              1989                70         Units               100.0
 142        Anchored                       1976              2004            65,800      Square Feet            100.0
 143        Unanchored                     2004                              17,341      Square Feet            100.0
 144        Suburban                       1987                              16,341      Square Feet            100.0
 145        Garden                         1971              1996                69         Units               97.1
 146        Garden                         1969                                  59         Units               94.9
 147        Anchored                       2001                               7,600      Square Feet            100.0
 148        Garden                         1973                                  49         Units               95.9
 149        Garden                         1973              2001                50         Units               100.0
 150        Mid/High Rise                  1939              1985                34         Units               97.1
 151        Unanchored                     1988                              13,792      Square Feet            100.0

             OCCUPANCY          APPRAISED          APPRAISAL          CURRENT             ORIGINAL
LOAN #          DATE           VALUE ($)(13)        DATE(13)      LTV % (1),(14)    BALANCE ($)(2),(10)
---------------------------------------------------------------------------------------------------------

  1          09/25/06              454,000,000      07/28/06           80.0                  263,000,000
  2          08/01/06              415,000,000      Various            53.2                  220,936,419
2.01         08/01/06               48,300,000      07/31/06                                  25,720,000
2.02         08/01/06               46,000,000      09/01/06                                  24,490,000
2.03         08/01/06               44,800,000      07/31/06                                  23,860,000
2.04         08/01/06               44,000,000      09/01/06                                  23,430,000
2.05         08/01/06               42,500,000      07/31/06                                  22,630,000
2.06         08/01/06               32,750,000      09/01/06                                  17,440,000
2.07         08/01/06               31,500,000      07/31/06                                  16,770,000
2.08         08/01/06               30,650,000      07/31/06                                  16,320,000
2.09         08/01/06               28,100,000      09/01/06                                  14,960,000
2.10         08/01/06               24,600,000      07/31/06                                  13,100,000
2.11         08/01/06               22,300,000      07/31/06                                  11,880,000
2.12         08/01/06                8,700,000      07/31/06                                   4,576,419
2.13         08/01/06                7,000,000      07/31/06                                   3,730,000
2.14         08/01/06                3,800,000      07/31/06                                   2,030,000
  3          09/30/06              224,000,000      09/01/06           67.2                  151,000,000
  4           Various              198,000,000      09/04/06           69.7                  138,000,000
4.01         12/31/06              113,000,000      09/04/06                                  83,000,000
4.02         08/01/06               85,000,000      09/04/06                                  55,000,000
  5          10/05/06              172,000,000      03/22/06           64.0                  110,000,000
  6          09/29/06               90,000,000      08/02/06           74.6                   67,125,000
  7          08/31/06               75,490,000      05/17/06           79.7                   60,260,000
7.01         08/31/06               28,390,000      05/17/06                                  22,677,867
7.02         08/31/06               14,170,000      05/17/06                                  11,307,660
7.03         08/31/06                9,980,000      05/17/06                                   7,960,373
7.04         08/31/06                6,870,000      05/17/06                                   5,482,260
7.05         08/31/06                6,370,000      05/17/06                                   5,083,260
7.06         08/31/06                6,350,000      05/17/06                                   5,067,300
7.07         08/31/06                3,360,000      05/17/06                                   2,681,280
  8          09/30/06               84,000,000      04/10/09           71.2                   60,000,000
  9          09/20/06               90,000,000      02/10/07           62.2                   56,000,000
 10          09/01/06               58,800,000      07/14/06           79.1                   46,500,000
 11          10/02/06               52,400,000      Various            76.9                   40,300,000
11.01        10/02/06               24,300,000      01/01/07                                  18,000,000
11.02        10/02/06               20,500,000      01/01/07                                  16,350,000
11.03        10/02/06                7,600,000      05/03/06                                   5,950,000
 12          08/31/06               50,000,000      09/03/06           78.0                   39,000,000
 13          09/11/06               54,000,000      06/26/06           71.3                   38,500,000
 14          08/07/06               42,200,000      07/09/06           78.2                   33,000,000
 15          08/17/06               50,000,000      08/23/06           66.0                   33,000,000
 16          09/06/06               45,750,000      01/01/07           72.1                   33,000,000
 17          10/19/06               38,700,000      09/12/06           79.6                   30,800,000
 18          09/20/06               32,500,000      07/10/06           80.0                   26,000,000
 19          08/29/06               31,000,000      06/09/06           74.8                   23,175,000
 20          08/29/06               29,700,000      08/29/06           76.6                   22,750,000
 21          12/31/06               30,500,000      09/01/06           74.1                   22,600,000
 22          08/01/06               27,750,000      08/25/06           79.3                   22,000,000
 23          10/01/06               29,290,000      08/01/07           73.4                   21,510,000
 24          09/01/06               26,925,000      08/15/06           76.1                   20,500,000
 25           Various               27,875,000      08/10/06           73.2                   20,400,000
25.01        10/02/06               15,000,000      08/10/06                                  11,200,000
25.02        09/30/06                3,400,000      08/10/06                                   2,600,000
25.03        10/01/06                3,725,000      08/16/06                                   2,600,000
25.04        10/02/06                3,350,000      08/10/06                                   2,300,000
25.05        10/02/06                2,400,000      08/10/06                                   1,700,000
 26          08/08/06               26,900,000      09/19/06           74.3                   20,000,000
 27          08/31/06               38,500,000      08/29/06           48.8                   18,800,000
 28          09/05/06               23,000,000      08/11/06           80.0                   18,400,000
 29          09/19/06               23,100,000      07/13/06           79.0                   18,250,000
 30           Various               24,080,000      Various            75.5                   18,190,000
30.01        09/11/06               10,030,000      08/29/06                                   8,000,000
30.02        09/01/06                7,650,000      09/02/06                                   5,750,000
30.03        09/01/06                6,400,000      09/02/06                                   4,440,000
 31          08/11/06               25,800,000      06/19/06           65.9                   17,000,000
 32          07/01/06               24,000,000      08/04/06           70.8                   17,000,000
 33          11/01/06               22,500,000      07/07/06           75.6                   17,000,000
 34          09/01/06               23,500,000      09/05/06           68.5                   16,100,000
 35          09/01/06               22,200,000      07/07/06           72.1                   16,000,000
 36          10/01/06               22,300,000      07/01/07           69.1                   15,400,000
 37          07/01/06               19,475,000      05/05/06           77.5                   15,100,000
37.01        07/01/06                7,200,000      06/07/06                                   5,583,000
37.02        07/01/06                1,175,000      05/05/06                                     911,000
37.03        07/01/06                1,100,000      05/05/06                                     853,000
37.04        07/01/06                1,075,000      05/05/06                                     834,000
37.05        07/01/06                1,075,000      05/05/06                                     834,000
37.06        07/01/06                1,000,000      05/05/06                                     775,000
37.07        07/01/06                  975,000      05/05/06                                     756,000
37.08        07/01/06                  925,000      05/05/06                                     716,000
37.09        07/01/06                  850,000      05/05/06                                     659,000
37.10        07/01/06                  850,000      05/05/06                                     659,000
37.11        07/01/06                  825,000      05/05/06                                     640,000
37.12        07/01/06                  825,000      05/05/06                                     640,000
37.13        07/01/06                  800,000      05/05/06                                     620,000
37.14        07/01/06                  800,000      05/05/06                                     620,000
 38          11/01/06               19,900,000      09/13/06           75.4                   15,000,000
 39          08/22/06               18,500,000      07/13/06           80.0                   14,800,000
 40          08/10/06               22,300,000      06/26/06           64.2                   14,350,000
 41          07/20/06               16,840,000      07/05/06           81.7                   13,760,000
 42          09/12/06               17,600,000      07/03/06           77.4                   13,625,000
 43          08/31/06               16,600,000      07/28/06           79.5                   13,200,000
 44          06/30/06               15,900,000      08/01/07           82.3                   13,100,000
44.01        06/30/06                7,900,000      08/01/07                                   6,620,700
44.02        06/30/06                8,000,000      08/01/07                                   6,479,300
 45          09/05/06               16,550,000      07/18/06           78.9                   13,060,000
 46          06/29/06               17,360,000      05/12/06           74.9                   13,000,000
 47          11/01/06               21,500,000      09/13/06           60.5                   13,000,000
 48          11/01/06               15,300,000      06/30/06           78.4                   12,000,000
 49          11/01/06               17,000,000      09/13/06           70.6                   12,000,000
 50          09/13/06               14,700,000      01/01/07           78.2                   11,500,000
 51          08/22/06               14,850,000      07/31/06           76.9                   11,425,000
 52          08/31/06               17,200,000      07/24/06           66.0                   11,350,000
 53          08/07/06               15,600,000      08/03/06           70.5                   11,000,000
 54          08/30/06               13,500,000      07/01/06           76.3                   10,300,000
 55          11/01/06               12,870,000      08/24/06           80.0                   10,300,000
 56          08/22/06               12,750,000      07/31/06           78.6                   10,025,000
 57          09/12/06               12,800,000      08/16/06           78.1                   10,000,000
 58          05/24/06               12,600,000      04/17/06           77.8                    9,800,000
 59          09/01/06               13,400,000      06/20/06           73.1                    9,800,000
 60          07/25/06               12,000,000      07/22/06           80.0                    9,600,000
 61          09/12/06               12,000,000      06/25/06           79.2                    9,500,000
 62          11/01/06               13,630,000      Various            69.7                    9,500,000
62.01        11/01/06                6,700,000      08/04/06                                   4,825,000
62.02        11/01/06                2,780,000      08/09/06                                   1,810,000
62.03        11/01/06                2,150,000      08/02/06                                   1,525,000
62.04        11/01/06                2,000,000      08/04/06                                   1,340,000
 63          11/01/06               12,315,000      05/03/06           74.5                    9,200,000
 64          10/02/06               11,550,000      08/22/06           77.9                    9,000,000
 65          05/04/06               12,370,000      12/02/05           72.1                    8,915,000
 66          09/22/06               12,200,000      08/15/06           71.3                    8,700,000
 67          02/23/06               12,200,000      01/19/06           69.7                    8,500,000
 68          06/30/06               11,800,000      08/31/06           72.0                    8,500,000
 69          08/31/06               19,000,000      08/29/06           43.2                    8,200,000
 70          09/26/06               10,300,000      09/18/06           77.7                    8,000,000
 71          09/19/06               10,250,000      08/22/06           78.0                    8,000,000
 72          08/01/06               10,600,000      08/03/06           73.2                    7,755,000
 73          09/27/06                9,285,000      02/01/07           80.0                    7,428,000
 74          11/01/06                9,300,000      06/26/06           79.6                    7,400,000
 75          11/01/06                9,460,000      08/10/06           78.2                    7,400,000
 76          08/01/06                9,250,000      08/24/06           80.0                    7,400,000
 77          09/01/06                9,900,000      08/22/06           71.7                    7,100,000
 78          09/14/06               11,650,000      06/22/06           60.9                    7,100,000
 79          09/25/06               15,100,000      08/29/06           44.4                    6,700,000
 80          09/26/06                8,425,000      07/04/06           79.5                    6,700,000
 81          07/10/06               10,300,000      08/02/06           65.0                    6,700,000
 82          07/31/06               10,000,000      08/08/06           65.0                    6,500,000
 83          08/31/06               10,300,000      08/23/06           63.1                    6,500,000
 84          09/27/06               12,600,000      09/01/06           51.6                    6,500,000
 85          04/25/06                8,700,000      07/28/06           74.6                    6,500,000
 86          09/08/06                7,940,000      09/14/06           80.0                    6,352,000
 87          10/01/06                8,960,000      08/24/06           69.2                    6,200,000
 88          11/01/06                9,400,000      08/09/06           69.1                    6,500,000
 89          07/25/06                9,220,000      06/03/06           65.1                    6,000,000
 90          07/14/06                7,250,000      07/24/06           80.0                    5,800,000
 91          05/31/06                7,400,000      07/07/06           77.9                    5,775,000
 92          05/04/06                7,900,000      03/21/06           72.2                    5,700,000
 93          07/01/06                8,600,000      08/21/06           65.7                    5,650,000
 94          10/03/06                8,800,000      07/17/06           63.6                    5,600,000
 95          08/08/06                6,900,000      06/20/06           80.0                    5,520,000
 96          07/25/06                7,600,000      07/12/06           71.1                    5,400,000
 97          08/17/06                7,000,000      07/06/06           74.2                    5,200,000
 98          09/01/06                8,160,000      09/01/06           62.5                    5,100,000
 99          08/01/06                6,550,000      08/02/06           77.8                    5,100,000
 100         08/31/06                9,800,000      08/29/06           51.0                    5,000,000
 101         09/15/06                7,200,000      07/23/06           69.4                    5,000,000
 102         10/04/06                7,050,000      08/21/06           69.9                    4,925,000
 103         10/03/06                6,100,000      09/01/06           79.5                    4,850,000
 104         09/11/06                6,000,000      07/20/06           80.0                    4,800,000
 105         09/19/06                5,900,000      08/01/06           79.7                    4,700,000
 106         08/01/06                5,850,000      10/01/06           79.5                    4,650,000
 107         10/03/06                6,600,000      03/22/06           70.5                    4,650,000
 108         05/31/06                5,700,000      06/05/06           79.8                    4,550,000
 109         11/01/06                6,500,000      07/05/06           69.2                    4,500,000
 110         09/19/06                5,500,000      08/01/06           80.0                    4,400,000
 111         11/01/06                6,300,000      07/04/06           69.8                    4,400,000
 112         11/01/06                6,290,000      08/24/06           70.0                    4,400,000
 113         09/26/06                5,475,000      08/08/06           79.7                    4,365,000
 114         08/31/06                5,480,000      06/21/06           78.8                    4,330,000
 115         09/01/06                7,500,000      08/10/06           57.5                    4,313,000
 116         09/25/06                9,500,000      08/29/06           45.3                    4,300,000
 117         08/01/06                7,250,000      01/19/06           56.9                    4,151,000
 118         08/30/06                8,900,000      08/29/06           44.9                    4,000,000
 119         11/01/06                5,370,000      08/24/06           74.5                    4,000,000
 120         11/01/06                5,500,000      08/11/06           72.7                    4,000,000
 121         09/30/06                5,350,000      05/04/05           73.6                    4,000,000
 122         07/31/06                4,950,000      08/03/06           78.4                    3,880,000
 123         08/16/06                4,750,000      08/11/06           79.9                    3,800,000
 124         05/01/06                4,900,000      04/04/06           77.0                    3,775,000
 125         06/30/06                6,500,000      08/03/06           57.6                    3,750,000
 126         11/01/06                5,900,000      08/31/06           62.7                    3,700,000
 127         08/25/06                4,400,000      07/10/06           79.9                    3,520,000
 128         08/14/06                4,475,000      07/07/06           77.7                    3,475,000
 129         04/19/06                4,500,000      04/11/06           76.9                    3,475,000
 130         06/30/06                5,750,000      08/03/06           58.2                    3,350,000
 131         11/01/06                4,500,000      06/02/06           71.3                    3,210,000
 132         11/01/06                4,400,000      10/01/06           72.7                    3,200,000
 133         04/03/06                4,720,000      07/12/06           65.7                    3,100,000
 134         07/31/06                4,400,000      04/14/06           70.3                    3,125,000
 135         08/20/06                3,780,000      08/21/06           79.4                    3,000,000
 136         06/30/06                4,700,000      08/08/06           63.8                    3,000,000
 137         08/31/06                3,750,000      08/10/06           80.0                    3,000,000
 138         11/01/06                4,300,000      09/20/05           69.8                    3,000,000
 139         06/12/06                3,850,000      06/20/06           75.2                    2,900,000
 140         08/24/06                4,200,000      08/01/06           68.0                    2,860,000
 141         05/31/06                3,500,000      06/05/06           80.0                    2,800,000
 142         07/18/06                3,300,000      02/13/06           79.9                    2,640,000
 143         09/09/06                3,550,000      07/27/06           73.2                    2,600,000
 144         08/25/06                3,400,000      07/27/06           67.6                    2,300,000
 145         08/31/06                2,575,000      12/27/05           78.4                    2,020,000
 146         07/27/06                2,375,000      12/27/05           80.0                    1,900,000
 147         10/04/06                2,300,000      07/04/06           70.0                    1,610,000
 148         08/31/06                1,775,000      12/27/05           73.2                    1,300,000
 149         08/31/06                1,625,000      12/27/05           71.4                    1,160,000
 150         08/31/06                2,700,000      08/29/06           37.0                    1,000,000
 151         09/14/06                2,500,000      08/16/06           40.0                    1,000,000

                      ORIGINAL                                     CURRENT                              LOAN          % OF
                      BALANCE                  CURRENT             BALANCE         % OF INITIAL        GROUP          LOAN
LOAN #              PER UNIT ($)           BALANCE ($)(2)        PER UNIT ($)      POOL BALANCE       1 OR  2       GROUP  1
---------------------------------------------------------------------------------------------------------------------------------

   1                           290              263,000,000                290        10.4%              1            11.7%
   2                            80              220,936,419                 80         8.7%              1            9.8%
 2.01                           79               25,720,000                 79
 2.02                          104               24,490,000                104
 2.03                          112               23,860,000                112
 2.04                           74               23,430,000                 74
 2.05                          156               22,630,000                156
 2.06                           53               17,440,000                 53
 2.07                           80               16,770,000                 80
 2.08                           76               16,320,000                 76
 2.09                           72               14,960,000                 72
 2.10                           87               13,100,000                 87
 2.11                           63               11,880,000                 63
 2.12                           63                4,576,419                 63
 2.13                           52                3,730,000                 52
 2.14                           33                2,030,000                 33
   3                       422,969              150,598,843            421,845         5.9%              1            6.7%
   4                           222              138,000,000                222         5.4%              1            6.1%
 4.01                          240               83,000,000                240
 4.02                          200               55,000,000                200
   5                           223              110,000,000                223         4.3%              1            4.9%
   6                           120               67,125,000                120         2.6%              1            3.0%
   7                        27,071               60,158,439             27,025         2.4%              2
 7.01                       25,741               22,639,646             25,698
 7.02                       25,699               11,288,602             25,656
 7.03                       27,262                7,946,957             27,216
 7.04                       25,381                5,473,020             25,338
 7.05                       33,008                5,074,693             32,953
 7.06                       27,540                5,058,760             27,493
 7.07                       45,445                2,676,761             45,369
   8                       119,048               59,803,450            118,658         2.4%              1            2.7%
   9                           115               56,000,000                115         2.2%              1            2.5%
  10                           290               46,500,000                290         1.8%              1            2.1%
  11                           105               40,300,000                105         1.6%              1            1.8%
 11.01                         115               18,000,000                115
 11.02                          88               16,350,000                 88
 11.03                         144                5,950,000                144
  12                           105               39,000,000                105         1.5%              1            1.7%
  13                           285               38,500,000                285         1.5%              1            1.7%
  14                           235               33,000,000                235         1.3%              1            1.5%
  15                            90               33,000,000                 90         1.3%              1            1.5%
  16                           155               33,000,000                155         1.3%              1            1.5%
  17                           163               30,800,000                163         1.2%              1            1.4%
  18                            96               26,000,000                 96         1.0%              1            1.2%
  19                           142               23,175,000                142         0.9%              1            1.0%
  20                        53,656               22,750,000             53,656         0.9%              2
  21                           116               22,600,000                116         0.9%              1            1.0%
  22                           205               22,000,000                205         0.9%              1            1.0%
  23                           277               21,510,000                277         0.8%              1            1.0%
  24                           145               20,500,000                145         0.8%              1            0.9%
  25                            52               20,400,000                 52         0.8%              1            0.9%
 25.01                          79               11,200,000                 79
 25.02                          29                2,600,000                 29
 25.03                          57                2,600,000                 57
 25.04                          25                2,300,000                 25
 25.05                          65                1,700,000                 65
  26                        52,632               20,000,000             52,632         0.8%              2
  27                       264,789               18,800,000            264,789         0.7%              1            0.8%
  28                           177               18,400,000                177         0.7%              1            0.8%
  29                            92               18,250,000                 92         0.7%              1            0.8%
  30                           357               18,174,403                356         0.7%              1            0.8%
 30.01                      77,670                7,993,140             77,603
 30.02                         194                5,745,070                193
 30.03                         209                4,436,193                208
  31                           128               17,000,000                128         0.7%              1            0.8%
  32                           114               17,000,000                114         0.7%              1            0.8%
  33                           115               17,000,000                115         0.7%              1            0.8%
  34                            65               16,100,000                 65         0.6%              1            0.7%
  35                        54,054               16,000,000             54,054         0.6%              2
  36                           194               15,400,000                194         0.6%              1            0.7%
  37                            92               15,100,000                 92         0.6%              1            0.7%
 37.01                          72                5,583,000                 72
 37.02                         126                  911,000                126
 37.03                         122                  853,000                122
 37.04                         119                  834,000                119
 37.05                         119                  834,000                119
 37.06                         111                  775,000                111
 37.07                         108                  756,000                108
 37.08                         103                  716,000                103
 37.09                          98                  659,000                 98
 37.10                          94                  659,000                 94
 37.11                         108                  640,000                108
 37.12                         100                  640,000                100
 37.13                         124                  620,000                124
 37.14                          90                  620,000                 90
  38                           124               15,000,000                124         0.6%              1            0.7%
  39                           132               14,800,000                132         0.6%              1            0.7%
  40                           325               14,326,245                325         0.6%              1            0.6%
  41                        52,121               13,760,000             52,121         0.5%              2
  42                            70               13,625,000                 70         0.5%              1            0.6%
  43                        61,111               13,200,000             61,111         0.5%              2
  44                        83,439               13,080,496             83,315         0.5%              1            0.6%
 44.01                      87,114                6,610,843             86,985
 44.02                      79,991                6,469,653             79,872
  45                            66               13,060,000                 66         0.5%              1            0.6%
  46                           100               13,000,000                100         0.5%              1            0.6%
  47                           124               13,000,000                124         0.5%              1            0.6%
  48                           111               12,000,000                111         0.5%              1            0.5%
  49                           120               12,000,000                120         0.5%              1            0.5%
  50                           151               11,500,000                151         0.5%              1            0.5%
  51                        45,337               11,425,000             45,337         0.5%              2
  52                           193               11,350,000                193         0.4%              1            0.5%
  53                        58,511               11,000,000             58,511         0.4%              2
  54                            71               10,300,000                 71         0.4%              1            0.5%
  55                           289               10,300,000                289         0.4%              1            0.5%
  56                        45,568               10,025,000             45,568         0.4%              2
  57                        40,161               10,000,000             40,161         0.4%              2
  58                            48                9,800,000                 48         0.4%              1            0.4%
  59                           105                9,792,299                105         0.4%              1            0.4%
  60                            97                9,600,000                 97         0.4%              1            0.4%
  61                            72                9,500,000                 72         0.4%              1            0.4%
  62                            80                9,500,000                 80         0.4%              1            0.4%
 62.01                          83                4,825,000                 83
 62.02                          90                1,810,000                 90
 62.03                          74                1,525,000                 74
 62.04                          67                1,340,000                 67
  63                           159                9,172,276                158         0.4%              1            0.4%
  64                           227                9,000,000                227         0.4%              1            0.4%
  65                           113                8,915,000                113         0.4%              1            0.4%
  66                        30,851                8,700,000             30,851         0.3%              2
  67                            57                8,500,000                 57         0.3%              1            0.4%
  68                        94,444                8,500,000             94,444         0.3%              1            0.4%
  69                       128,125                8,200,000            128,125         0.3%              1            0.4%
  70                           227                8,000,000                227         0.3%              1            0.4%
  71                        33,333                8,000,000             33,333         0.3%              2
  72                            96                7,755,000                 96         0.3%              1            0.3%
  73                           124                7,428,000                124         0.3%              1            0.3%
  74                           176                7,400,000                176         0.3%              1            0.3%
  75                           225                7,400,000                225         0.3%              1            0.3%
  76                           128                7,400,000                128         0.3%              1            0.3%
  77                            79                7,100,000                 79         0.3%              1            0.3%
  78                         5,543                7,093,998              5,538         0.3%              1            0.3%
  79                        58,261                6,700,000             58,261         0.3%              2
  80                        89,333                6,700,000             89,333         0.3%              2
  81                            90                6,691,622                 90         0.3%              1            0.3%
  82                            55                6,500,000                 55         0.3%              1            0.3%
  83                        91,549                6,500,000             91,549         0.3%              1            0.3%
  84                           350                6,500,000                350         0.3%              1            0.3%
  85                            72                6,488,632                 71         0.3%              1            0.3%
  86                        31,602                6,352,000             31,602         0.3%              2
  87                        22,628                6,200,000             22,628         0.2%              2
  88                           157                6,500,000                157         0.3%              1            0.3%
  89                            94                6,000,000                 94         0.2%              1            0.3%
  90                            92                5,800,000                 92         0.2%              1            0.3%
  91                           172                5,765,014                171         0.2%              1            0.3%
  92                        29,381                5,700,000             29,381         0.2%              2
  93                            28                5,650,000                 28         0.2%              1            0.3%
  94                           128                5,600,000                128         0.2%              1            0.2%
  95                           107                5,520,000                107         0.2%              1            0.2%
  96                           120                5,400,000                120         0.2%              1            0.2%
  97                        33,987                5,193,270             33,943         0.2%              2
  98                       121,429                5,100,000            121,429         0.2%              1            0.2%
  99                           369                5,095,739                369         0.2%              1            0.2%
  100                       72,464                5,000,000             72,464         0.2%              2
  101                          157                5,000,000                157         0.2%              1            0.2%
  102                          139                4,925,000                139         0.2%              1            0.2%
  103                          155                4,850,000                155         0.2%              1            0.2%
  104                           81                4,800,000                 81         0.2%              1            0.2%
  105                          262                4,700,000                262         0.2%              1            0.2%
  106                          113                4,650,000                113         0.2%              1            0.2%
  107                       37,200                4,650,000             37,200         0.2%              2
  108                       49,457                4,550,000             49,457         0.2%              2
  109                          136                4,500,000                136         0.2%              1            0.2%
  110                       36,364                4,400,000             36,364         0.2%              1            0.2%
  111                          338                4,400,000                338         0.2%              1            0.2%
  112                          101                4,400,000                101         0.2%              1            0.2%
  113                          240                4,365,000                240         0.2%              1            0.2%
  114                       24,602                4,318,856             24,539         0.2%              2
  115                           76                4,309,560                 76         0.2%              1            0.2%
  116                       62,319                4,300,000             62,319         0.2%              2
  117                           34                4,125,027                 34         0.2%              1            0.2%
  118                      111,111                4,000,000            111,111         0.2%              1            0.2%
  119                           83                4,000,000                 83         0.2%              1            0.2%
  120                          172                3,996,797                172         0.2%              1            0.2%
  121                           29                3,938,768                 29         0.2%              1            0.2%
  122                           78                3,880,000                 78         0.2%              1            0.2%
  123                          217                3,796,767                217         0.1%              1            0.2%
  124                       19,661                3,775,000             19,661         0.1%              2
  125                       52,817                3,745,684             52,756         0.1%              1            0.2%
  126                           44                3,700,000                 44         0.1%              1            0.2%
  127                          144                3,513,662                144         0.1%              1            0.2%
  128                       28,719                3,475,000             28,719         0.1%              2
  129                           68                3,460,094                 68         0.1%              1            0.2%
  130                       54,032                3,346,105             53,969         0.1%              1            0.1%
  131                          249                3,210,000                249         0.1%              1            0.1%
  132                           80                3,200,000                 80         0.1%              1            0.1%
  133                          230                3,100,000                230         0.1%              1            0.1%
  134                       41,667                3,093,929             41,252         0.1%              1            0.1%
  135                      120,000                3,000,000            120,000         0.1%              2
  136                       50,000                3,000,000             50,000         0.1%              1            0.1%
  137                       18,750                3,000,000             18,750         0.1%              2
  138                           84                3,000,000                 84         0.1%              1            0.1%
  139                           68                2,894,830                 68         0.1%              1            0.1%
  140                          147                2,855,222                147         0.1%              1            0.1%
  141                       40,000                2,800,000             40,000         0.1%              2
  142                           40                2,635,569                 40         0.1%              1            0.1%
  143                          150                2,600,000                150         0.1%              1            0.1%
  144                          141                2,300,000                141         0.1%              1            0.1%
  145                       29,275                2,020,000             29,275         0.1%              2
  146                       32,203                1,900,000             32,203         0.1%              2
  147                          212                1,610,000                212         0.1%              1            0.1%
  148                       26,531                1,300,000             26,531         0.1%              2
  149                       23,200                1,160,000             23,200         0.0%              2
  150                       29,412                1,000,000             29,412         0.0%              2
  151                           73                  999,210                 72         0.0%              1            0.0%

                     % OF                                                                                     NET
                     LOAN         CROSSED           RELATED             INTEREST           ADMIN.           MORTGAGE
LOAN #             GROUP 2          LOAN          BORROWER(3)          RATE %(4)          FEE %(4)           RATE %
-------------------------------------------------------------------------------------------------------------------------

   1                                                                    6.12640           0.02080           6.10560
   2                                                   A                5.39400           0.02080           5.37320
 2.01
 2.02
 2.03
 2.04
 2.05
 2.06
 2.07
 2.08
 2.09
 2.10
 2.11
 2.12
 2.13
 2.14
   3                                                                    6.15000           0.02080           6.12920
   4                                                                    5.89200           0.02080           5.87120
 4.01
 4.02
   5                                                   A                6.17350           0.02080           6.15270
   6                                                   B                5.47500           0.02080           5.45420
   7                20.9%                              C                6.18000           0.02080           6.15920
 7.01
 7.02
 7.03
 7.04
 7.05
 7.06
 7.07
   8                                                                    6.28000           0.02080           6.25920
   9                                                                    5.67150           0.02080           5.65070
  10                                                                    6.50000           0.02080           6.47920
  11                                                                    6.38000           0.04080           6.33920
 11.01
 11.02
 11.03
  12                                                                    5.73300           0.02080           5.71220
  13                                                                    6.13750           0.02080           6.11670
  14                                                   G                6.44000           0.02080           6.41920
  15                                                                    5.99000           0.02080           5.96920
  16                                                                    5.97000           0.02080           5.94920
  17                                                                    5.88000           0.02080           5.85920
  18                                                                    5.76000           0.02080           5.73920
  19                                                                    6.20750           0.02080           6.18670
  20                 7.9%                                               5.78000           0.02080           5.75920
  21                                                                    5.65000           0.02080           5.62920
  22                                                                    5.90700           0.02080           5.88620
  23                                                   D                5.73000           0.02080           5.70920
  24                                                   F                5.93000           0.02080           5.90920
  25                                                                    6.00000           0.02080           5.97920
 25.01
 25.02
 25.03
 25.04
 25.05
  26                 6.9%                                               5.88750           0.02080           5.86670
  27                                                   E                5.83100           0.02080           5.81020
  28                                                                    5.95000           0.06080           5.88920
  29                                                                    6.06000           0.02080           6.03920
  30                                                                    5.87000           0.02080           5.84920
 30.01
 30.02
 30.03
  31                                                                    6.12800           0.02080           6.10720
  32                                                   B                5.55970           0.03080           5.52890
  33                                                                    6.26000           0.02080           6.23920
  34                                                                    6.08300           0.07080           6.01220
  35                 5.6%                                               6.08000           0.02080           6.05920
  36                                                   D                5.73000           0.02080           5.70920
  37                                                                    6.51436           0.02080           6.49356
 37.01
 37.02
 37.03
 37.04
 37.05
 37.06
 37.07
 37.08
 37.09
 37.10
 37.11
 37.12
 37.13
 37.14
  38                                                   H                5.88000           0.02080           5.85920
  39                                                                    6.25750           0.07080           6.18670
  40                                                                    6.44000           0.02080           6.41920
  41                 4.8%                                               5.72000           0.02080           5.69920
  42                                                                    6.22750           0.02080           6.20670
  43                 4.6%                                               6.30900           0.05080           6.25820
  44                                                                    6.89000           0.02080           6.86920
 44.01
 44.02
  45                                                                    5.80000           0.02080           5.77920
  46                                                                    6.24000           0.02080           6.21920
  47                                                   H                5.88000           0.02080           5.85920
  48                                                                    6.00000           0.02080           5.97920
  49                                                   H                5.88000           0.02080           5.85920
  50                                                                    6.16000           0.02080           6.13920
  51                 4.0%                              I                5.90000           0.02080           5.87920
  52                                                   J                6.17950           0.02080           6.15870
  53                 3.8%                                               6.15000           0.02080           6.12920
  54                                                   F                6.20000           0.02080           6.17920
  55                                                                    5.80000           0.02080           5.77920
  56                 3.5%                              I                5.90000           0.02080           5.87920
  57                 3.5%                                               5.99500           0.02080           5.97420
  58                                                                    5.87750           0.04580           5.83170
  59                                                                    6.20000           0.02080           6.17920
  60                                                   F                6.13000           0.02080           6.10920
  61                                                   D                5.99000           0.02080           5.96920
  62                                                                    6.05000           0.02080           6.02920
 62.01
 62.02
 62.03
 62.04
  63                                                                    6.61000           0.02080           6.58920
  64                                                   J                6.12300           0.02080           6.10220
  65                                                   G                5.94000           0.02080           5.91920
  66                 3.0%                                               6.11000           0.02080           6.08920
  67                                                                    5.89000           0.02080           5.86920
  68                                                   K                6.18000           0.02080           6.15920
  69                                                   E                5.83100           0.02080           5.81020
  70                                                                    5.85650           0.08580           5.77070
  71                 2.8%                                               6.14500           0.09080           6.05420
  72                                                                    6.10000           0.02080           6.07920
  73                                                                    5.97000           0.09080           5.87920
  74                                                                    6.32000           0.02080           6.29920
  75                                                                    6.15000           0.07080           6.07920
  76                                                                    6.00000           0.02080           5.97920
  77                                                                    5.98000           0.02080           5.95920
  78                                                                    5.92500           0.02080           5.90420
  79                 2.3%                              E                5.83100           0.02080           5.81020
  80                 2.3%                                               5.80000           0.02080           5.77920
  81                                                                    6.10400           0.08080           6.02320
  82                                                                    6.46000           0.08080           6.37920
  83                                                   K                6.18000           0.02080           6.15920
  84                                                                    5.66000           0.02080           5.63920
  85                                                                    6.20000           0.02080           6.17920
  86                 2.2%                                               5.98830           0.11080           5.87750
  87                 2.2%                              C                5.93000           0.02080           5.90920
  88                                                                    6.15000           0.02080           6.12920
  89                                                                    5.92000           0.02080           5.89920
  90                                                                    6.01000           0.02080           5.98920
  91                                                                    6.25000           0.02080           6.22920
  92                 2.0%                                               6.55000           0.02080           6.52920
  93                                                                    6.02000           0.06080           5.95920
  94                                                                    5.95000           0.02080           5.92920
  95                                                                    6.08000           0.02080           6.05920
  96                                                                    6.07000           0.02080           6.04920
  97                 1.8%                                               5.85000           0.02080           5.82920
  98                                                                    6.10000           0.02080           6.07920
  99                                                                    5.97000           0.02080           5.94920
  100                1.7%                              E                5.83100           0.02080           5.81020
  101                                                                   5.95900           0.02080           5.93820
  102                                                                   5.85000           0.02080           5.82920
  103                                                                   6.13000           0.07080           6.05920
  104                                                                   5.95000           0.02080           5.92920
  105                                                                   6.25000           0.05080           6.19920
  106                                                                   6.29250           0.02080           6.27170
  107                1.6%                                               6.14000           0.02080           6.11920
  108                1.6%                                               6.00000           0.02080           5.97920
  109                                                                   6.18000           0.02080           6.15920
  110                                                                   6.30000           0.02080           6.27920
  111                                                  D                5.63000           0.02080           5.60920
  112                                                  M                6.16000           0.02080           6.13920
  113                                                                   6.05000           0.02080           6.02920
  114                1.5%                                               6.15000           0.02080           6.12920
  115                                                                   6.14500           0.07080           6.07420
  116                1.5%                              E                5.83100           0.02080           5.81020
  117                                                                   6.10000           0.02080           6.07920
  118                                                  E                5.83100           0.02080           5.81020
  119                                                  M                6.16000           0.02080           6.13920
  120                                                                   6.13000           0.02080           6.10920
  121                                                                   5.67000           0.02080           5.64920
  122                                                                   6.10000           0.02080           6.07920
  123                                                                   5.90000           0.02080           5.87920
  124                1.3%                              L                6.28000           0.02080           6.25920
  125                                                  N                6.51700           0.09080           6.42620
  126                                                                   6.03000           0.02080           6.00920
  127                                                                   6.07100           0.02080           6.05020
  128                1.2%                                               5.91000           0.07080           5.83920
  129                                                                   6.23000           0.02080           6.20920
  130                                                  N                6.46700           0.09080           6.37620
  131                                                                   5.92000           0.02080           5.89920
  132                                                                   6.16000           0.02080           6.13920
  133                                                                   6.43000           0.02080           6.40920
  134                                                                   6.36250           0.09080           6.27170
  135                1.0%                                               6.19700           0.11080           6.08620
  136                                                                   6.05000           0.09080           5.95920
  137                1.0%                                               6.18000           0.11080           6.06920
  138                                                                   5.93000           0.02080           5.90920
  139                                                                   6.11500           0.07080           6.04420
  140                                                                   6.40000           0.02080           6.37920
  141                1.0%                                               6.00000           0.02080           5.97920
  142                                                                   6.38000           0.02080           6.35920
  143                                                                   6.00000           0.11080           5.88920
  144                                                                   6.37500           0.02080           6.35420
  145                0.7%                              L                5.90000           0.02080           5.87920
  146                0.7%                              L                5.90000           0.02080           5.87920
  147                                                  D                5.82000           0.02080           5.79920
  148                0.5%                              L                5.90000           0.02080           5.87920
  149                0.4%                              L                5.90000           0.02080           5.87920
  150                0.3%                              E                5.83100           0.02080           5.81020
  151                                                                   6.18000           0.07080           6.10920

                                           MONTHLY DEBT             ANNUAL DEBT                                  FIRST
LOAN #              ACCRUAL TYPE     SERVICE ($) (5),(16),(18)  SERVICE ($)(6),(16)      NOTE DATE         PAYMENT DATE (12)
-------------------------------------------------------------------------------------------------------------------------------

   1                 Actual/360            1,361,351.31            16,336,215.72          09/28/06             11/01/06
   2                 Actual/360            1,006,902.39            12,082,828.64          10/05/06             12/01/06
 2.01
 2.02
 2.03
 2.04
 2.05
 2.06
 2.07
 2.08
 2.09
 2.10
 2.11
 2.12
 2.13
 2.14
   3                 Actual/360             986,787.46             11,841,449.52          08/25/06             10/01/06
   4                 Actual/360             686,990.83             8,243,889.96           10/31/06             12/01/06
 4.01
 4.02
   5                 Actual/360             573,763.95             6,885,167.36           10/26/06             12/01/06
   6                 Actual/360             380,076.15             4,560,913.80           10/30/06             12/01/06
   7                 Actual/360             350,911.24             4,210,934.88           07/13/06             09/01/06
 7.01
 7.02
 7.03
 7.04
 7.05
 7.06
 7.07
   8                 Actual/360             370,601.80             4,447,221.60           06/08/06             08/01/06
   9                 Actual/360             324,013.55             3,888,162.60           06/21/06             08/01/06
  10                 Actual/360             255,373.26             3,064,479.12           10/24/06             12/01/06
  11                 Actual/360             251,551.37             3,018,616.44           06/27/06             08/01/06
 11.01
 11.02
 11.03
  12                 Actual/360             227,172.41             2,726,068.92           09/26/06             11/01/06
  13                 Actual/360             234,241.36             2,810,896.32           09/11/06             11/01/06
  14                 Actual/360             207,282.01             2,487,384.12           08/31/06             10/01/06
  15                 Actual/360             197,639.56             2,371,674.72           10/18/06             12/01/06
  16                 Actual/360             166,455.21             1,997,462.52           09/18/06             11/01/06
  17                 Actual/360             182,292.07             2,187,504.84           10/24/06             12/01/06
  18                 Actual/360             151,894.15             1,822,729.80           09/22/06             11/01/06
  19                 Actual/360             142,052.49             1,704,629.88           08/31/06             10/01/06
  20                 Actual/360             111,101.10             1,333,213.20           10/10/06             12/01/06
  21                 Actual/360             107,886.23             1,294,634.72           10/26/06             12/01/06
  22                 Actual/360             130,588.59             1,567,063.08           10/12/06             12/01/06
  23                 Actual/360             125,253.37             1,503,040.44           10/19/06             12/01/06
  24                 Actual/360             121,986.79             1,463,841.48           10/26/06             12/01/06
  25                 Actual/360             122,308.31             1,467,699.72           10/13/06             12/01/06
 25.01
 25.02
 25.03
 25.04
 25.05
  26                 Actual/360             118,467.38             1,421,608.56           10/06/06             12/01/06
  27                 Actual/360             92,621.12              1,111,453.44           10/17/06             12/01/06
  28                 Actual/360             109,726.51             1,316,718.12           09/08/06             11/01/06
  29                 Actual/360             110,122.96             1,321,475.52           09/28/06             11/01/06
  30                 Actual/360             107,542.60             1,290,511.20           09/21/06             11/01/06
 30.01
 30.02
 30.03
  31                 Actual/360             88,019.07              1,056,228.84           08/25/06             10/01/06
  32                 Actual/360             97,161.85              1,165,942.20           10/20/06             12/01/06
  33                 Actual/360             104,782.51             1,257,390.12           09/27/06             11/01/06
  34                 Actual/360             82,747.11               992,965.32            10/04/06             12/01/06
  35                 Actual/360             82,192.59               986,311.08            08/31/06             10/01/06
  36                 Actual/360             89,674.65              1,076,095.80           10/19/06             12/01/06
  37                 Actual/360             94,728.64              1,136,743.62           07/18/06             09/01/06
 37.01
 37.02
 37.03
 37.04
 37.05
 37.06
 37.07
 37.08
 37.09
 37.10
 37.11
 37.12
 37.13
 37.14
  38                 Actual/360             88,778.60              1,065,343.20           10/18/06             12/01/06
  39                 Actual/360             91,198.35              1,094,380.20           09/01/06             10/01/06
  40                 Actual/360             90,136.27              1,081,635.24           08/17/06             10/01/06
  41                 Actual/360             80,037.58               960,450.96            11/01/06             12/01/06
  42                 Actual/360             83,692.19              1,004,306.28           09/18/06             11/01/06
  43                 Actual/360             81,781.86               981,382.32            09/18/06             11/01/06
  44                 Actual/360             86,189.01              1,034,268.12           08/31/06             10/01/06
 44.01
 44.02
  45                 Actual/360             76,629.95               919,559.40            10/10/06             12/01/06
  46                 Actual/360             79,958.71               959,504.52            06/30/06             08/01/06
  47                 Actual/360             76,941.46               923,297.52            10/18/06             12/01/06
  48                 Actual/360             71,946.06               863,352.72            09/28/06             11/01/06
  49                 Actual/360             71,022.88               852,274.56            10/18/06             12/01/06
  50                 Actual/360             70,135.71               841,628.52            10/31/06             12/01/06
  51                 Actual/360             67,765.85               813,190.20            10/10/06             12/01/06
  52                 Actual/360             69,364.32               832,371.84            08/31/06             10/01/06
  53                 Actual/360             67,015.10               804,181.20            10/23/06             12/01/06
  54                 Actual/360             63,084.30               757,011.60            08/17/06             10/01/06
  55                 Actual/360             50,474.77               605,697.24            09/21/06             11/01/06
  56                 Actual/360             59,461.93               713,543.16            10/10/06             12/01/06
  57                 Actual/360             59,922.91               719,074.92            09/26/06             11/01/06
  58                 Actual/360             57,986.36               695,836.32            06/01/06             07/01/06
  59                 Actual/360             60,021.96               720,263.52            09/07/06             11/01/06
  60                 Actual/360             58,361.66               700,339.92            09/15/06             11/01/06
  61                 Actual/360             56,896.24               682,754.88            08/08/06             10/01/06
  62                 Actual/360             57,263.04               687,156.48            10/12/06             12/01/06
 62.01
 62.02
 62.03
 62.04
  63                 Actual/360             58,817.39               705,808.68            06/22/06             08/01/06
  64                   30/360               54,673.31               656,079.72            10/05/06             12/01/06
  65                 Actual/360             53,106.52               637,278.24            09/01/06             10/01/06
  66                 Actual/360             52,777.76               633,333.12            10/02/06             12/01/06
  67                 Actual/360             50,362.23               604,346.76            03/27/06             05/01/06
  68                 Actual/360             55,704.67               668,456.04            10/25/06             12/01/06
  69                 Actual/360             40,398.57               484,782.84            10/17/06             12/01/06
  70                 Actual/360             47,228.47               566,741.64            10/27/06             12/01/06
  71                 Actual/360             48,712.36               584,548.32            10/05/06             12/01/06
  72                 Actual/360             50,440.69               605,288.28            10/25/06             12/01/06
  73                 Actual/360             44,391.45               532,697.40            09/29/06             11/01/06
  74                 Actual/360             45,900.50               550,806.00            08/16/06             10/01/06
  75                 Actual/360             45,082.88               540,994.56            10/24/06             12/01/06
  76                 Actual/360             44,366.74               532,400.88            10/10/06             12/01/06
  77                 Actual/360             42,476.84               509,722.08            09/29/06             11/01/06
  78                 Actual/360             42,226.34               506,716.08            09/29/06             11/01/06
  79                 Actual/360             33,008.59               396,103.08            10/17/06             12/01/06
  80                 Actual/360             39,312.45               471,749.40            09/29/06             11/01/06
  81                 Actual/360             43,595.13               523,141.56            09/14/06             11/01/06
  82                 Actual/360             35,477.66               425,731.92            10/06/06             12/01/06
  83                 Actual/360             42,597.69               511,172.28            10/25/06             12/01/06
  84                 Actual/360             37,561.43               450,737.16            10/16/06             12/01/06
  85                 Actual/360             39,810.48               477,725.76            08/09/06             10/01/06
  86                 Actual/360             38,035.68               456,428.16            10/25/06             12/01/06
  87                 Actual/360             36,893.57               442,722.84            10/26/06             12/01/06
  88                 Actual/360             39,599.83               475,197.96            11/06/06             01/01/07
  89                 Actual/360             30,011.11               360,133.32            08/31/06             10/01/06
  90                 Actual/360             34,811.23               417,734.76            08/25/06             10/01/06
  91                 Actual/360             35,557.67               426,692.04            08/18/06             10/01/06
  92                 Actual/360             36,215.51               434,586.12            05/08/06             07/01/06
  93                 Actual/360             33,947.29               407,367.48            10/18/06             12/01/06
  94                 Actual/360             33,395.02               400,740.24            10/13/06             12/01/06
  95                 Actual/360             33,379.63               400,555.56            09/01/06             10/01/06
  96                 Actual/360             32,619.15               391,429.80            09/01/06             10/01/06
  97                 Actual/360             29,127.91               349,534.92            08/29/06             10/01/06
  98                 Actual/360             26,285.07               315,420.84            09/12/06             11/01/06
  99                 Actual/360             30,478.78               365,745.36            09/19/06             11/01/06
  100                Actual/360             24,633.28               295,599.36            10/17/06             12/01/06
  101                Actual/360             29,845.86               358,150.32            09/15/06             11/01/06
  102                Actual/360             29,054.59               348,655.08            10/18/06             12/01/06
  103                Actual/360             29,484.79               353,817.48            10/25/06             12/01/06
  104                Actual/360             28,624.31               343,491.72            09/21/06             11/01/06
  105                Actual/360             28,938.71               347,264.52            10/03/06             12/01/06
  106                Actual/360             28,759.51               345,114.12            08/30/06             10/01/06
  107                Actual/360             28,299.01               339,588.12            04/28/06             06/01/06
  108                Actual/360             27,279.55               327,354.60            09/22/06             11/01/06
  109                Actual/360             27,502.73               330,032.76            08/01/06             09/01/06
  110                Actual/360             32,289.20               387,470.40            10/31/06             12/01/06
  111                Actual/360             25,342.77               304,113.24            10/19/06             12/01/06
  112                Actual/360             26,834.53               322,014.36            10/31/06             12/01/06
  113                Actual/360             26,310.86               315,730.32            10/03/06             12/01/06
  114                Actual/360             26,379.58               316,554.96            08/01/06             09/01/06
  115                Actual/360             26,262.05               315,144.60            09/27/06             11/01/06
  116                Actual/360             21,184.62               254,215.44            10/17/06             12/01/06
  117                Actual/360             25,154.84               301,858.08            03/07/06             05/01/06
  118                Actual/360             19,706.62               236,479.44            10/17/06             12/01/06
  119                Actual/360             24,395.03               292,740.36            10/31/06             12/01/06
  120                Actual/360             24,317.36               291,808.32            09/20/06             11/01/06
  121                Actual/360             23,140.03               277,680.34            07/08/05             09/01/05
  122                Actual/360             23,512.60               282,151.20            09/15/06             11/01/06
  123                Actual/360             22,539.19               270,470.28            09/27/06             11/01/06
  124                Actual/360             23,317.03               279,804.36            05/19/06             07/01/06
  125                Actual/360             25,360.12               304,321.44            09/27/06             11/01/06
  126                Actual/360             22,254.78               267,057.36            10/12/06             12/01/06
  127                Actual/360             21,265.12               255,181.44            08/25/06             10/01/06
  128                Actual/360             20,633.73               247,604.76            08/25/06             10/01/06
  129                Actual/360             21,350.99               256,211.88            05/16/06             07/01/06
  130                Actual/360             22,550.41               270,604.92            09/27/06             11/01/06
  131                Actual/360             19,080.78               228,969.36            10/31/06             12/01/06
  132                Actual/360             16,654.81               199,857.72            10/20/06             12/01/06
  133                Actual/360             19,451.62               233,419.44            10/24/06             12/01/06
  134                Actual/360             23,046.88               276,562.56            05/26/06             07/01/06
  135                Actual/360             18,368.23               220,418.76            09/15/06             11/01/06
  136                Actual/360             19,420.84               233,050.08            10/13/06             12/01/06
  137                Actual/360             18,335.15               220,021.80            09/18/06             11/01/06
  138                Actual/360             17,851.73               214,220.76            10/12/06             12/01/06
  139                Actual/360             17,601.96               211,223.52            08/16/06             10/01/06
  140                Actual/360             17,889.47               214,673.64            09/01/06             10/01/06
  141                Actual/360             16,787.41               201,448.92            09/22/06             11/01/06
  142                Actual/360             16,478.80               197,745.60            08/10/06             10/01/06
  143                Actual/360             15,588.31               187,059.72            09/27/06             11/01/06
  144                Actual/360             14,349.01               172,188.12            09/14/06             11/01/06
  145                Actual/360             11,981.36               143,776.32            02/17/06             04/01/06
  146                Actual/360             11,269.59               135,235.08            02/17/06             04/01/06
  147                Actual/360              9,467.24               113,606.88            10/19/06             12/01/06
  148                Actual/360              7,710.77                92,529.24            02/17/06             04/01/06
  149                Actual/360              6,880.38                82,564.56            02/17/06             04/01/06
  150                Actual/360              4,926.66                59,119.92            10/17/06             12/01/06
  151                Actual/360              6,111.72                73,340.64            09/27/06             11/01/06

                                                                                              PAYMENT         GRACE
LOAN #          REM. TERM          REM. AMORT        I/O PERIOD (7)        SEASONING          DUE DATE        PERIOD         LOAN #
------------------------------------------------------------------------------------------------------------------------------------

   1               119                  0                  120                 1                 1              10             1
   2               120                  0                  120                 0                 1               7             2
 2.01                                                                                                                         2.01
 2.02                                                                                                                         2.02
 2.03                                                                                                                         2.03
 2.04                                                                                                                         2.04
 2.05                                                                                                                         2.05
 2.06                                                                                                                         2.06
 2.07                                                                                                                         2.07
 2.08                                                                                                                         2.08
 2.09                                                                                                                         2.09
 2.10                                                                                                                         2.10
 2.11                                                                                                                         2.11
 2.12                                                                                                                         2.12
 2.13                                                                                                                         2.13
 2.14                                                                                                                         2.14
   3               118                 298                  0                  2                 1               7             3
   4               120                  0                  120                 0                 1               7             4
 4.01                                                                                                                         4.01
 4.02                                                                                                                         4.02
   5               120                  0                  120                 0                 1               7             5
   6               120                 360                 60                  0                 1               5             6
   7               117                 417                  0                  3                 1               7             7
 7.01                                                                                                                         7.01
 7.02                                                                                                                         7.02
 7.03                                                                                                                         7.03
 7.04                                                                                                                         7.04
 7.05                                                                                                                         7.05
 7.06                                                                                                                         7.06
 7.07                                                                                                                         7.07
   8               116                 356                  0                  4                 1               7             8
   9               116                 360                 60                  4                 1               7             9
  10               120                  0                  120                 0                 1               7             10
  11               116                 360                 24                  4                 1               7             11
 11.01                                                                                                                       11.01
 11.02                                                                                                                       11.02
 11.03                                                                                                                       11.03
  12               119                 360                 60                  1                 1               5             12
  13               119                 360                 60                  1                 1              10             13
  14               298                 360                 24                  2                 1               5             14
  15               120                 360                  0                  0                 1               7             15
  16               119                  0                  120                 1                 1               7             16
  17               120                 360                 60                  0                 1               7             17
  18               119                 360                 36                  1                 1               7             18
  19               118                 360                 60                  2                 1               5             19
  20               120                  0                  120                 0                 1               7             20
  21               120                  0                  120                 0                 1               7             21
  22               120                 360                 60                  0                 1               7             22
  23                60                 360                 36                  0                 1               7             23
  24               120                 360                 60                  0                 1               7             24
  25               120                 360                 36                  0                 1               7             25
 25.01                                                                                                                       25.01
 25.02                                                                                                                       25.02
 25.03                                                                                                                       25.03
 25.04                                                                                                                       25.04
 25.05                                                                                                                       25.05
  26               120                 360                 60                  0                 1              10             26
  27               120                  0                  120                 0                 1               7             27
  28               119                 360                 60                  1                 1               7             28
  29               119                 360                 60                  1                 1               7             29
  30               119                 359                  0                  1                 1               7             30
 30.01                                                                                                                       30.01
 30.02                                                                                                                       30.02
 30.03                                                                                                                       30.03
  31                82                  0                  84                  2                 1               7             31
  32               120                 360                 60                  0                 1               5             32
  33               119                 360                 60                  1                 1               7             33
  34               120                  0                  120                 0                 1               7             34
  35               118                  0                  120                 2                 1               7             35
  36                60                 360                 36                  0                 1               7             36
  37               117                 360                 36                  3                 1               7             37
 37.01                                                                                                                       37.01
 37.02                                                                                                                       37.02
 37.03                                                                                                                       37.03
 37.04                                                                                                                       37.04
 37.05                                                                                                                       37.05
 37.06                                                                                                                       37.06
 37.07                                                                                                                       37.07
 37.08                                                                                                                       37.08
 37.09                                                                                                                       37.09
 37.10                                                                                                                       37.10
 37.11                                                                                                                       37.11
 37.12                                                                                                                       37.12
 37.13                                                                                                                       37.13
 37.14                                                                                                                       37.14
  38               120                 360                  0                  0                 1               7             38
  39               118                 360                 36                  2                 1               7             39
  40                82                 358                  0                  2                 1               7             40
  41               120                 360                 60                  0                 1               7             41
  42               119                 360                 60                  1                 1               7             42
  43               119                 360                 24                  1                 1              10             43
  44                58                 358                  0                  2                 1               7             44
 44.01                                                                                                                       44.01
 44.02                                                                                                                       44.02
  45               120                 360                 36                  0                 1              10             45
  46               116                 360                 12                  4                 1               7             46
  47               120                 360                  0                  0                 1               7             47
  48               119                 360                 36                  1                 1               7             48
  49               120                 360                  0                  0                 1               7             49
  50               120                 360                 36                  0                 1               7             50
  51               120                 360                 36                  0                 1               7             51
  52               118                 360                 60                  2                 1               7             52
  53               120                 360                 60                  0                 1               7             53
  54               118                 360                 30                  2                 1               7             54
  55                83                  0                  84                  1                 1               7             55
  56               120                 360                 36                  0                 1               7             56
  57               119                 360                 60                  1                 1               7             57
  58               115                 360                 36                  5                 1               7             58
  59               119                 359                  0                  1                 1               7             59
  60               119                 360                 60                  1                 1               7             60
  61               118                 360                 60                  2                 1               7             61
  62               120                 360                  0                  0                 1               7             62
 62.01                                                                                                                       62.01
 62.02                                                                                                                       62.02
 62.03                                                                                                                       62.03
 62.04                                                                                                                       62.04
  63                56                 356                  0                  4                 1               7             63
  64               120                 360                 36                  0                 1               7             64
  65               118                 360                 60                  2                 1               5             65
  66               120                 360                 60                  0                 1               7             66
  67               113                 360                 36                  7                 1               7             67
  68               120                 300                  0                  0                 1               7             68
  69               120                  0                  120                 0                 1               7             69
  70               120                 360                  0                  0                 1              10             70
  71               120                 360                 60                  0                 1               7             71
  72               120                 300                  0                  0                 1               7             72
  73               119                 360                 36                  1                 1               7             73
  74               118                 360                 60                  2                 1               7             74
  75               120                 360                  0                  0                 1               7             75
  76               120                 360                 36                  0                 1               7             76
  77               119                 360                 48                  1                 1               7             77
  78               119                 359                  0                  1                 1               7             78
  79               120                  0                  120                 0                 1               7             79
  80               119                 360                 60                  1                 1               7             80
  81               179                 299                  0                  1                 1               7             81
  82                60                  0                  60                  0                 1               7             82
  83               120                 300                  0                  0                 1               7             83
  84               120                 360                 36                  0                 1               7             84
  85               118                 358                  0                  2                 1               7             85
  86               120                 360                  0                  0                 1               7             86
  87               120                 360                  0                  0                 1               7             87
  88                60                 360                  0                  0                 1               7             88
  89               118                  0                  120                 2                 1               7             89
  90               118                 360                 24                  2                 1               7             90
  91               118                 358                  0                  2                 1               7             91
  92               115                 360                 24                  5                 1               7             92
  93               120                 360                 24                  0                 1               7             93
  94               120                 360                  0                  0                 1               7             94
  95               118                 360                 24                  2                 1               7             95
  96               118                 360                 24                  2                 1               7             96
  97               118                 418                  0                  2                 1               7             97
  98               125                  0                  126                 1                 1               7             98
  99               119                 359                  0                  1                 1               7             99
  100              120                  0                  120                 0                 1               7            100
  101              119                 360                 36                  1                 1               7            101
  102              120                 360                  0                  0                 1               7            102
  103               84                 360                  0                  0                 1               7            103
  104              119                 360                 60                  1                 1               7            104
  105              120                 360                  0                  0                 1               7            105
  106              118                 360                 36                  2                 1               7            106
  107              114                 360                 12                  6                 1               7            107
  108              119                 360                 36                  1                 1               7            108
  109              117                 360                 60                  3                 1               7            109
  110              120                 240                  0                  0                 1               7            110
  111               60                 360                 36                  0                 1               7            111
  112              120                 360                  0                  0                 1               7            112
  113              120                 360                 60                  0                 1               7            113
  114               81                 357                  0                  3                 1               7            114
  115              119                 359                  0                  1                 1               7            115
  116              120                  0                  120                 0                 1               7            116
  117              113                 353                  0                  7                 1               7            117
  118              120                  0                  120                 0                 1               7            118
  119              120                 360                  0                  0                 1               7            119
  120              119                 359                  0                  1                 1               7            120
  121              105                 345                  0                  15                1               5            121
  122              119                 360                 12                  1                 1               7            122
  123              119                 359                  0                  1                 1               7            123
  124              115                 360                 36                  5                 1               7            124
  125              119                 299                  0                  1                 1               7            125
  126              120                 360                  0                  0                 1               7            126
  127              118                 358                  0                  2                 1               7            127
  128              118                 360                 36                  2                 1               7            128
  129              115                 355                  0                  5                 1               7            129
  130              119                 299                  0                  1                 1               7            130
  131              120                 360                  0                  0                 1               7            131
  132               60                  0                  60                  0                 1               7            132
  133              120                 360                 36                  0                 1              10            133
  134              115                 235                  0                  5                 1               7            134
  135              119                 360                 24                  1                 1               7            135
  136              120                 300                  0                  0                 1               7            136
  137              119                 360                 24                  1                 1               7            137
  138              120                 360                  0                  0                 1               7            138
  139              118                 358                  0                  2                 1               7            139
  140              118                 358                  0                  2                 1               7            140
  141              119                 360                 36                  1                 1               7            141
  142              118                 358                  0                  2                 1               7            142
  143              119                 360                 36                  1                 1               7            143
  144              119                 360                 24                  1                 1               7            144
  145              112                 360                 36                  8                 1               7            145
  146              112                 360                 36                  8                 1               7            146
  147               60                 360                 36                  0                 1               7            147
  148              112                 360                 36                  8                 1               7            148
  149              112                 360                 36                  8                 1               7            149
  150              120                  0                  120                 0                 1               7            150
  151              119                 359                  0                  1                 1               7            151

                                                        FINAL             MATURITY/ARD         MATURITY
LOAN #         MATURITY DATE         ARD LOAN          MAT DATE         BALANCE ($) (2)      LTV %(1),(14)
--------------------------------------------------------------------------------------------------------------

   1              10/01/16              No                                    263,000,000        80.0
   2              11/01/16              No                                    220,936,419        53.2
 2.01                                                                          25,720,000
 2.02                                                                          24,490,000
 2.03                                                                          23,860,000
 2.04                                                                          23,430,000
 2.05                                                                          22,630,000
 2.06                                                                          17,440,000
 2.07                                                                          16,770,000
 2.08                                                                          16,320,000
 2.09                                                                          14,960,000
 2.10                                                                          13,100,000
 2.11                                                                          11,880,000
 2.12                                                                           4,576,419
 2.13                                                                           3,730,000
 2.14                                                                           2,030,000
   3              09/01/16              No                                    117,524,415        52.5
   4              11/01/16              No                                    138,000,000        69.7
 4.01                                                                          83,000,000
 4.02                                                                          55,000,000
   5              11/01/16              No                                    110,000,000        64.0
   6              11/01/16              No                                     62,347,689        69.3
   7              08/01/16              No                                     54,272,048        71.9
 7.01                                                                          20,424,399
 7.02                                                                          10,184,034
 7.03                                                                           7,169,362
 7.04                                                                           4,937,496
 7.05                                                                           4,578,144
 7.06                                                                           4,563,770
 7.07                                                                           2,414,845
   8              07/01/16              No                                     51,313,155        61.1
   9              07/01/16              No                                     52,163,049        58.0
  10              11/01/16              No                                     46,500,000        79.1
  11              07/01/16              No                                     36,019,719        68.7
 11.01                                                                         16,088,212
 11.02                                                                         14,613,459
 11.03                                                                          5,318,048
  12              10/01/16              No                                     36,357,277        72.7
  13              10/01/16              No                                     36,087,445        66.8
  14              09/01/31              No                                     15,359,558        36.4
  15              11/01/16              No                                     27,978,388        56.0
  16              10/01/16              No                                     33,000,000        72.1
  17              11/01/16              No                                     28,769,689        74.3
  18              10/01/16              No                                     23,385,177        72.0
  19              09/01/16              No                                     21,741,894        70.1
  20              11/01/16              No                                     22,750,000        76.6
  21              11/01/16              No                                     22,600,000        74.1
  22              11/01/16              No                                     20,557,293        74.1
  23              11/01/11              No                                     20,973,639        71.6
  24              11/01/16              No                                     19,161,609        71.2
  25              11/01/16              No                                     18,434,121        66.1
 25.01                                                                         10,120,694
 25.02                                                                          2,349,447
 25.03                                                                          2,349,447
 25.04                                                                          2,078,357
 25.05                                                                          1,536,177
  26              11/01/16              No                                     18,683,516        69.5
  27              11/01/16              No                                     18,800,000        48.8
  28              10/01/16              No                                     17,204,040        74.8
  29              10/01/16              No                                     17,088,890        74.0
  30              10/01/16              No                                     15,368,840        63.8
 30.01                                                                          6,759,248
 30.02                                                                          4,858,210
 30.03                                                                          3,751,383
  31              09/01/13              No                                     17,000,000        65.9
  32              11/01/16              No                                     15,809,111        65.9
  33              10/01/16              No                                     15,960,182        70.9
  34              11/01/16              No                                     16,100,000        68.5
  35              09/01/16              No                                     16,000,000        72.1
  36              11/01/11              No                                     15,015,994        67.3
  37              08/01/16              No                                     13,871,523        71.2
 37.01                                                                          5,128,789
 37.02                                                                            836,885
 37.03                                                                            783,603
 37.04                                                                            766,149
 37.05                                                                            766,149
 37.06                                                                            711,949
 37.07                                                                            694,495
 37.08                                                                            657,749
 37.09                                                                            605,386
 37.10                                                                            605,386
 37.11                                                                            587,932
 37.12                                                                            587,932
 37.13                                                                            569,559
 37.14                                                                            569,559
  38              11/01/16              No                                     12,676,050        63.7
  39              09/01/16              No                                     13,439,932        72.6
  40              09/01/13              No                                     13,076,092        58.6
  41              11/01/16              No                                     12,824,799        76.2
  42              10/01/16              No                                     12,786,229        72.6
  43              10/01/16              No                                     11,778,563        71.0
  44              09/01/11              No                                     12,392,065        77.9
 44.01                                                                          6,262,912
 44.02                                                                          6,129,153
  45              11/01/16              No                                     11,755,205        71.0
  46              07/01/16              No                                     11,353,950        65.4
  47              11/01/16              No                                     10,985,909        51.1
  48              10/01/16              No                                     10,844,303        70.9
  49              11/01/16              No                                     10,140,840        59.7
  50              11/01/16              No                                     10,423,782        70.9
  51              11/01/16              No                                     10,303,883        69.4
  52              09/01/16              No                                     10,644,248        61.9
  53              11/01/16              No                                     10,311,949        66.1
  54              09/01/16              No                                      9,261,377        68.6
  55              10/01/13              No                                     10,300,000        80.0
  56              11/01/16              No                                      9,041,264        70.9
  57              10/01/16              No                                      9,355,669        73.1
  58              06/01/16              No                                      8,835,222        70.1
  59              10/01/16              No                                      8,360,711        62.4
  60              10/01/16              No                                      8,997,541        75.0
  61              09/01/16              No                                      8,886,994        74.1
  62              11/01/16              No                                      8,068,596        59.2
 62.01                                                                          4,097,997
 62.02                                                                          1,537,280
 62.03                                                                          1,295,222
 62.04                                                                          1,138,097
  63              07/01/11              No                                      8,674,276        70.4
  64              11/01/16              No                                      8,085,131        70.0
  65              09/01/16              No                                      8,334,148        67.4
  66              11/01/16              No                                      8,151,529        66.8
  67              04/01/16              No                                      7,665,189        62.8
  68              11/01/16              No                                      6,622,033        56.1
  69              11/01/16              No                                      8,200,000        43.2
  70              11/01/16              No                                      6,755,820        65.6
  71              11/01/16              No                                      7,499,107        73.2
  72              11/01/16              No                                      6,025,533        56.8
  73              10/01/16              No                                      6,708,707        72.3
  74              09/01/16              No                                      6,952,491        74.8
  75              11/01/16              No                                      6,303,348        66.6
  76              11/01/16              No                                      6,686,887        72.3
  77              10/01/16              No                                      6,530,892        66.0
  78              10/01/16              No                                      6,008,670        51.6
  79              11/01/16              No                                      6,700,000        44.4
  80              10/01/16              No                                      6,251,761        74.2
  81              10/01/21              No                                      4,034,371        39.2
  82              11/01/11              No                                      6,500,000        65.0
  83              11/01/16              No                                      5,063,907        49.2
  84              11/01/16              No                                      5,834,215        46.3
  85              09/01/16              No                                      5,544,869        63.7
  86              11/01/16              No                                      5,385,146        67.8
  87              11/01/16              No                                      5,247,229        58.6
  88              12/01/11              No                                      6,092,426        64.8
  89              09/01/16              No                                      6,000,000        65.1
  90              09/01/16              No                                      5,140,866        70.9
  91              09/01/16              No                                      4,933,491        66.7
  92              06/01/16              No                                      5,112,865        64.7
  93              11/01/16              No                                      5,008,951        58.2
  94              11/01/16              No                                      4,742,243        53.9
  95              09/01/16              No                                      4,900,394        71.0
  96              09/01/16              No                                      4,792,789        63.1
  97              09/01/16              No                                      4,643,524        66.3
  98              04/01/17              No                                      5,100,000        62.5
  99              10/01/16              No                                      4,321,847        66.0
  100             11/01/16              No                                      5,000,000        51.0
  101             10/01/16              No                                      4,514,854        62.7
  102             11/01/16              No                                      4,158,243        59.0
  103             11/01/13              No                                      4,393,751        72.0
  104             10/01/16              No                                      4,488,010        74.8
  105             11/01/16              No                                      4,015,035        68.1
  106             09/01/16              No                                      4,225,457        72.2
  107             05/01/16              No                                      4,050,946        61.4
  108             10/01/16              No                                      4,111,798        72.1
  109             08/01/16              No                                      4,220,396        64.9
  110             11/01/16              No                                      2,917,828        53.1
  111             11/01/11              No                                      4,288,031        68.1
  112             11/01/16              No                                      3,749,022        59.6
  113             11/01/16              No                                      4,086,575        74.6
  114             08/01/13              No                                      3,924,487        71.6
  115             10/01/16              No                                      3,673,713        49.0
  116             11/01/16              No                                      4,300,000        45.3
  117             04/01/16              No                                      3,531,343        48.7
  118             11/01/16              No                                      4,000,000        44.9
  119             11/01/16              No                                      3,408,202        63.5
  120             10/01/16              No                                      3,405,622        61.9
  121             08/01/15              No                                      3,358,677        62.8
  122             10/01/16              No                                      3,376,227        68.2
  123             10/01/16              No                                      3,213,517        67.7
  124             06/01/16              No                                      3,429,831        70.0
  125             10/01/16              No                                      2,954,400        45.5
  126             11/01/16              No                                      3,140,664        53.2
  127             09/01/16              No                                      2,991,536        68.0
  128             09/01/16              No                                      3,134,663        70.0
  129             06/01/16              No                                      2,967,348        65.9
  130             10/01/16              No                                      2,634,982        45.8
  131             11/01/16              No                                      2,715,905        60.4
  132             11/01/11              No                                      3,200,000        72.7
  133             11/01/16              No                                      2,824,132        59.8
  134             06/01/16              No                                      2,077,765        47.2
  135             10/01/16              No                                      2,670,367        70.6
  136             11/01/16              No                                      2,327,056        49.5
  137             10/01/16              No                                      2,669,363        71.2
  138             11/01/16              No                                      2,538,981        59.0
  139             09/01/16              No                                      2,467,781        64.1
  140             09/01/16              No                                      2,453,705        58.4
  141             10/01/16              No                                      2,530,338        72.3
  142             09/01/16              No                                      2,263,678        68.6
  143             10/01/16              No                                      2,349,599        66.2
  144             10/01/16              No                                      2,055,273        60.4
  145             03/01/16              No                                      1,822,082        70.8
  146             03/01/16              No                                      1,713,840        72.2
  147             11/01/11              No                                      1,570,587        68.3
  148             03/01/16              No                                      1,172,627        66.1
  149             03/01/16              No                                      1,046,344        64.4
  150             11/01/16              No                                      1,000,000        37.0
  151             10/01/16              No                                        852,641        34.1

                         REMAINING
                        PREPAYMENT                                                     MOST RECENT          MOST RECENT
LOAN #         PROVISION (PAYMENTS)(8),(20)       2004 NOI ($)(15)     2005 NOI ($)        NOI ($)            NOI DATE
----------------------------------------------------------------------------------------------------------------------------

   1                L(24),Def(91),O(4)                 30,990,606        30,176,448
   2                L(24),Def(92),O(4)                 24,269,926        27,364,061     28,548,351             06/30/06
 2.01                                                   2,711,266         2,816,852      3,213,260             06/30/06
 2.02                                                                     1,273,222      2,673,987             06/30/06
 2.03                                                   2,625,713         3,085,073      3,029,469             06/30/06
 2.04                                                   3,003,636         3,165,101      3,071,162             06/30/06
 2.05                                                   2,689,437         2,952,814      2,635,764             06/30/06
 2.06                                                   2,148,537         2,300,457      2,528,652             06/30/06
 2.07                                                   2,412,418         2,483,309      2,258,081             06/30/06
 2.08                                                   2,370,191         2,283,747      2,473,959             06/30/06
 2.09                                                   1,445,660         1,895,737      1,907,797             06/30/06
 2.10                                                   1,648,271         1,988,250      1,788,362             06/30/06
 2.11                                                   1,785,879         1,753,744      1,552,289             06/30/06
 2.12                                                     611,959           657,616        641,738             06/30/06
 2.13                                                     523,011           424,215        448,451             06/30/06
 2.14                                                     293,948           283,924        325,380             06/30/06
   3                L(24),Def(90),O(4)
   4                L(24),Def(92),O(4)                  7,352,700         7,252,759      9,742,801             06/30/06
 4.01                                                   7,352,700         7,252,759      7,330,023             06/30/06
 4.02                                                                                    2,412,778             06/30/06
   5                L(24),Def(92),O(4)                 10,558,549        10,781,415
   6                L(24),Def(92),O(4)                  1,626,515         1,615,248      3,452,861             08/31/06
   7                L(24),Def(89),O(4)                                                   5,902,545             04/30/06
 7.01                                                                                    2,353,127             04/30/06
 7.02                                                                                    1,249,586             04/30/06
 7.03                                                                                      567,448             04/30/06
 7.04                                                                                      547,720             04/30/06
 7.05                                                                                      475,057             04/30/06
 7.06                                                                                      446,717             04/30/06
 7.07                                                                                      262,891             04/30/06
   8                L(24),Def(87),O(5)                  4,686,257         6,576,847      6,008,177             06/30/06
   9                L(24),Def(88),O(4)                                                   2,820,454             09/30/06
  10                L(24),Def(71),O(25)
  11                L(24),Def(88),O(4)
 11.01
 11.02
 11.03
  12                L(24),Def(91),O(4)                  2,569,665         3,073,484      3,329,098             07/30/06
  13                L(24),Def(91),O(4)                                    1,652,692      1,451,714             06/30/06
  14                L(24),Def(270),O(4)                 2,307,097         2,387,926      2,445,271             05/31/06
  15                L(24),Def(92),O(4)                                    3,529,903      3,429,267             07/31/06
  16                L(24),Def(91),O(4)                    728,356           935,543      1,318,277             06/30/06
  17             L(24),Grtr1%orYM(92),O(4)
  18                L(24),Def(91),O(4)                  1,728,728         2,430,116
  19                L(24),Def(90),O(4)                  2,636,662         2,643,119
  20                L(24),Def(92),O(4)                  1,565,168         1,532,595      1,628,263             06/30/16
  21             L(48),Grtr1%orYM(69),O(3)
  22                L(24),Def(92),O(4)                  1,736,938         1,786,643      2,109,428             06/30/06
  23                L(24),Def(34),O(2)
  24                L(24),Def(92),O(4)                                    1,305,393      1,387,421             06/30/06
  25                L(24),Def(92),O(4)                  2,162,841         2,169,886
 25.01                                                    960,060         1,022,828
 25.02                                                    367,533           339,190
 25.03                                                    336,077           321,175
 25.04                                                    313,326           301,450
 25.05                                                    185,845           185,243
  26                L(24),Def(92),O(4)                  1,612,941         1,631,683      1,811,793             08/31/06
  27                L(24),Def(92),O(4)                  1,598,563         1,655,967      1,561,918             09/31/06
  28                L(24),Def(91),O(4)                  1,497,879
  29                L(24),Def(91),O(4)                  1,370,088         1,441,429      1,569,871             05/31/06
  30                L(24),Def(91),O(4)                  1,376,283         1,444,374      1,563,379             06/30/06
 30.01                                                    584,395           618,903        694,935             06/30/06
 30.02                                                    485,155           517,903        479,730             06/30/06
 30.03                                                    306,733           307,568        388,714             06/30/06
  31                L(24),Def(45),O(13)
  32                L(24),Def(92),O(4)                  2,401,199         1,210,503      1,616,769             05/31/06
  33                L(24),Def(91),O(4)
  34                L(24),Def(92),O(4)                  1,462,040         1,441,189      1,713,478             08/31/05
  35                L(24),Def(90),O(4)                  1,084,660         1,306,670      1,304,678             04/30/06
  36                L(24),Def(34),O(2)
  37                L(24),Def(89),O(4)                  1,637,665         1,583,838      1,579,807             05/31/06
 37.01
 37.02
 37.03
 37.04
 37.05
 37.06
 37.07
 37.08
 37.09
 37.10
 37.11
 37.12
 37.13
 37.14
  38                L(24),Def(92),O(4)
  39                L(24),Def(90),O(4)                  1,131,208         1,391,058      1,087,820             07/31/06
  40                L(24),Def(54),O(4)
  41                L(24),Def(92),O(4)                                    1,113,763      1,402,784             06/30/06
  42                L(24),Def(91),O(4)                    259,699           879,710      1,150,240             06/30/06
  43                L(24),Def(91),O(4)                    -21,313           224,997        524,620             08/31/06
  44                L(24),Def(30),O(4)                    807,000         1,356,000      1,389,000             06/30/06
 44.01                                                    522,000           692,000        727,000             06/30/06
 44.02                                                    285,000           664,000        662,000             06/30/06
  45                L(24),Def(89),O(7)                  1,079,557         1,134,465      1,146,804             08/31/06
  46                L(24),Def(88),O(4)                  1,079,752         1,118,128      1,330,459             04/30/06
  47                L(24),Def(92),O(4)
  48                L(24),Def(91),O(4)                                    1,244,584
  49                L(24),Def(92),O(4)
  50                L(24),Def(92),O(4)
  51                L(24),Def(92),O(4)                    894,664           692,751        861,457             09/30/06
  52                L(24),Def(87),O(7)                    850,086           974,908        918,116             06/30/06
  53                L(24),Def(92),O(4)                                      782,860        910,928             07/31/06
  54                L(24),Def(90),O(4)                                    1,400,288        814,087             06/30/06
  55                L(24),Def(55),O(4)                    851,323           866,197        875,170             07/31/06
  56                L(24),Def(92),O(4)                    707,622           723,028        883,847             09/30/06
  57                L(24),Def(91),O(4)                    697,066           700,100        778,472             08/31/06
  58                L(24),Def(87),O(4)                  1,081,505         1,067,572
  59                L(24),Def(91),O(4)                    896,954           821,294
  60                L(24),Def(91),O(4)                    661,856           822,555        886,737             06/30/06
  61                L(24),Def(90),O(4)                    818,163           867,548
  62                L(24),Def(92),O(4)
 62.01
 62.02
 62.03
 62.04
  63                L(24),Def(28),O(4)                                      875,832
  64                L(24),Def(92),O(4)                    705,465           787,740        868,005             07/31/06
  65                L(24),Def(90),O(4)                    314,833           657,954        708,115             06/30/06
  66                L(24),Def(92),O(4)                    655,260           848,759        815,836             05/31/06
  67                L(24),Def(85),O(4)                    681,556           693,740
  68                L(24),Def(92),O(4)                                                   1,155,884             06/30/06
  69                L(24),Def(92),O(4)                    615,717           769,411        746,746             09/31/06
  70                L(24),Def(92),O(4)
  71                L(24),Def(92),O(4)
  72                L(24),Def(92),O(4)                    753,817           732,351        757,740             09/30/06
  73                L(24),Def(91),O(4)                                                     451,658             08/31/06
  74                L(24),Def(90),O(4)
  75                L(24),Def(92),O(4)                    718,820           733,335
  76                L(24),Def(92),O(4)                    543,973           555,330        554,953             06/30/06
  77                L(24),Def(91),O(4)                                      565,183        676,459             07/31/06
  78                L(24),Def(91),O(4)                                      -28,506        436,242             08/31/06
  79                L(24),Def(92),O(4)                    537,941           628,274      1,105,603             09/30/06
  80                L(24),Def(91),O(4)
  81            L(82),Grtr1%orYM(84),O(13)                470,065           575,391        531,544             06/30/06
  82                L(24),Def(29),O(7)                    503,738           624,062
  83                L(24),Def(92),O(4)                  1,054,880           904,926        948,080             06/30/06
  84                L(24),Def(92),O(4)
  85                L(24),Def(90),O(4)
  86                L(24),Def(92),O(4)                    552,584           577,048        575,219             09/30/06
  87                L(24),Def(92),O(4)                                                     777,015             05/31/06
  88                L(23),Def(35),O(2)                    366,541           576,311        696,100             06/30/06
  89                L(24),Def(90),O(4)                    529,990           640,148
  90                L(24),Def(90),O(4)                    430,177           610,551
  91                L(24),Def(90),O(4)                    540,369           589,223
  92                L(24),Def(87),O(4)                    612,849           616,914        658,816             03/31/06
  93                L(24),Def(92),O(4)                    365,796           319,386
  94                L(24),Def(92),O(4)                    337,385           201,582
  95                L(24),Def(90),O(4)                    454,052           633,134        682,484             03/31/06
  96                L(24),Def(90),O(4)                    513,465           524,375
  97                L(24),Def(90),O(4)                                      196,990        399,501             06/30/06
  98                L(24),Def(97),O(4)
  99                L(24),Def(91),O(4)                    451,676           451,676        451,680             07/31/06
  100               L(24),Def(92),O(4)                    337,810           423,689        455,984             09/31/06
  101               L(24),Def(91),O(4)                                      531,506        534,604             06/30/06
  102               L(24),Def(92),O(4)
  103               L(24),Def(56),O(4)
  104               L(24),Def(91),O(4)                    456,076           424,981        444,787             06/30/06
  105               L(24),Def(92),O(4)
  106               L(24),Def(90),O(4)                                       22,622        149,754             06/30/06
  107               L(24),Def(86),O(4)                    420,539           355,428
  108           L(11),Grtr1%orYM(104),O(4)                356,015           377,823        397,723             06/30/06
  109               L(24),Def(89),O(4)                    412,262           480,789        462,631             06/30/06
  110               L(24),Def(92),O(4)                                                     767,078             06/30/06
  111               L(24),Def(34),O(2)
  112           L(11),Grtr1%orYM(105),O(4)
  113               L(24),Def(92),O(4)                                      403,483
  114               L(24),Def(53),O(4)                    412,547           420,764        411,099             05/31/06
  115               L(24),Def(91),O(4)                    669,548           589,834        730,139             06/30/06
  116               L(24),Def(92),O(4)                    375,672           362,198        527,695             09/30/06
  117               L(24),Def(85),O(4)                    418,651           441,831
  118               L(24),Def(92),O(4)                    278,280           396,333        368,999             09/30/06
  119           L(11),Grtr1%orYM(105),O(4)
  120               L(24),Def(91),O(4)
  121            L(8),Grtr1%orYM(94),O(3)                 427,873           426,138        404,650             09/30/06
  122               L(24),Def(91),O(4)                     52,823           159,893        160,885             06/30/06
  123               L(24),Def(91),O(4)
  124               L(24),Def(87),O(4)                    317,339                          450,630             08/31/06
  125               L(24),Def(91),O(4)                    426,390           597,206        565,117             06/30/06
  126               L(24),Def(92),O(4)
  127               L(24),Def(90),0(4)                    269,118           370,602        295,238             07/31/06
  128               L(24),Def(90),O(4)                    128,618           341,588        345,553             07/31/06
  129               L(24),Def(87),O(4)                                      197,030        279,258             04/30/06
  130               L(24),Def(91),O(4)                    578,983           567,503        526,977             06/30/06
  131           L(10),Grtr1%orYM(106),O(4)                                  330,703        329,129             05/31/06
  132               L(24),Def(32),O(4)
  133               L(24),Def(92),O(4)
  134               L(24),Def(87),O(4)                                      639,371        702,675             07/31/06
  135               L(24),Def(91),O(4)
  136               L(24),Def(92),O(4)                    440,377           468,561        480,314             06/30/07
  137               L(24),Def(91),O(4)                    195,448           242,118        317,436             08/31/06
  138               L(24),Def(92),O(4)                    128,236
  139               L(24),Def(90),O(4)                    243,524           239,534        249,112             04/30/06
  140               L(24),Def(90),O(4)                                                     250,366             06/30/06
  141           L(11),Grtr1%orYM(104),O(4)                249,958           261,726        272,398             06/30/06
  142               L(24),Def(90),O(4)                    300,405           306,160
  143               L(24),Def(91),O(4)                                       81,969        288,029             08/31/06
  144               L(24),Def(91),0(4)                    202,452           209,283        196,546             06/30/06
  145               L(24),Def(84),O(4)                    151,689                          168,544             08/31/06
  146               L(24),Def(84),O(4)                    213,630                          197,111             08/31/06
  147               L(24),Def(34),O(2)                     73,191           175,152
  148               L(24),Def(84),O(4)                    108,027                          161,713             08/31/06
  149               L(24),Def(84),O(4)                    118,784                          130,277             08/31/06
  150               L(24),Def(92),O(4)                     67,762            91,581        108,334             09/31/06
  151               L(24),Def(91),O(4)                    143,623           114,621        199,853             06/30/06

                                                 IO (14)        UW (1),(9),(14)
LOAN #            UW NOI ($)       UW NCF ($)    DSCR (X)       DSCR (X)              TITLETYPE(16)         PML %
-----------------------------------------------------------------------------------------------------------------------------

   1              32,485,882       31,004,686     1.38          1.38                       Fee
   2              29,328,307       26,572,441     2.20          2.20                       Fee
 2.01              3,461,863        3,104,880                                              Fee
 2.02              3,106,493        2,842,179                                              Fee
 2.03              3,012,585        2,773,110                                              Fee
 2.04              3,234,687        2,924,046                                              Fee
 2.05              2,751,836        2,539,718                                              Fee
 2.06              2,412,853        2,181,330                                              Fee
 2.07              2,049,892        1,839,140                                              Fee
 2.08              2,296,690        2,053,302                                              Fee
 2.09              2,123,175        1,945,204                                              Fee
 2.10              1,770,127        1,625,699                                              Fee
 2.11              1,647,002        1,464,015                                              Fee
 2.12                633,798          550,470                                              Fee
 2.13                524,024          462,456                                              Fee
 2.14                303,282          266,892                                              Fee
   3              16,222,076       15,343,698     N/A           1.30                       Fee
   4              12,131,468       11,417,449     1.38          1.38                       Fee
 4.01              7,248,622        6,850,791                                              Fee
 4.02              4,882,846        4,566,658                                              Fee
   5              10,580,361        9,938,295     1.44          1.44                       Fee
   6               6,580,353        6,074,885     1.63          1.33                       Fee
   7               5,511,911        5,062,303     N/A           1.20                       Fee
 7.01              2,170,801        1,992,857                                              Fee
 7.02              1,195,867        1,106,996                                              Fee
 7.03                502,173          443,194                                              Fee
 7.04                489,014          445,386                                              Fee
 7.05                444,588          413,483                                              Fee
 7.06                469,728          432,564                                              Fee
 7.07                239,740          227,823                                              Fee
   8               7,090,849        6,333,610     N/A           1.42                       Fee
   9               4,941,509        4,665,319     1.45          1.20                       Fee
  10               3,993,392        3,677,375     1.20          1.20                       Fee
  11               3,897,374        3,618,112     1.39          1.20                Fee and Leasehold
 11.01             1,747,389        1,612,856                                              Fee
 11.02             1,560,751        1,464,547                                              Fee
 11.03               589,233          540,709                                              Fee
  12               3,777,218        3,462,227     1.53          1.27                       Fee
  13               3,133,442        2,985,978     1.25          1.06                       Fee
  14               3,119,165        3,013,165     1.40          1.21                    Leasehold
  15               3,246,907        3,007,835     N/A           1.27                       Fee
  16               3,054,654        2,974,792     1.49          1.49                       Fee
  17               2,639,808        2,498,444     1.36          1.14                    Leasehold
  18               2,550,514        2,342,646     1.54          1.29                Fee and Leasehold
  19               2,286,657        2,086,912     1.43          1.22                       Fee
  20               1,911,917        1,848,317     1.39          1.39                       Fee
  21               2,228,948        2,155,261     1.66          1.66                       Fee
  22               1,864,529        1,794,776     1.36          1.15                       Fee
  23               1,833,528        1,801,233     1.44          1.20                       Fee
  24               1,820,863        1,708,915     1.39          1.17                       Fee
  25               1,966,912        1,782,758     1.44          1.21                       Fee
 25.01             1,001,004          929,818                                              Fee              18.0
 25.02               293,065          252,280                                              Fee
 25.03               284,431          271,421                                              Fee
 25.04               224,530          185,632                                              Fee              18.0
 25.05               163,882          143,607                                              Fee              18.0
  26               1,743,578        1,701,778     1.43          1.20                       Fee
  27               2,170,497        2,152,497     1.94          1.94                       Fee
  28               1,555,924        1,512,807     1.36          1.15                       Fee
  29               1,681,239        1,554,532     1.39          1.18                       Fee
  30               1,634,103        1,581,840     N/A           1.23                       Fee
 30.01               717,598          691,848                                              Fee              13.0
 30.02               512,418          496,310                                              Fee              15.0
 30.03               404,087          393,682                                              Fee              16.0
  31               1,849,351        1,677,208     1.59          1.59                       Fee               8.0
  32               1,878,680        1,706,798     1.78          1.46                       Fee
  33               1,733,327        1,565,399     1.45          1.24                       Fee
  34               1,400,486        1,338,241     1.35          1.35                       Fee
  35               1,406,054        1,332,054     1.35          1.35                       Fee
  36               1,336,221        1,289,830     1.44          1.20                       Fee
  37               1,519,389        1,392,109     1.40          1.22                       Fee
 37.01               679,233          625,663                                              Fee
 37.02               100,200           93,045                                              Fee               3.0
 37.03                51,689           47,018                                              Fee               3.0
 37.04                90,610           83,666                                              Fee               3.0
 37.05                89,454           82,510                                              Fee               3.0
 37.06                34,008           30,112                                              Fee               3.0
 37.07                75,929           68,985                                              Fee               3.0
 37.08                28,908           25,093                                              Fee               3.0
 37.09                72,049           65,980                                              Fee               3.0
 37.10                73,869           66,925                                              Fee               3.0
 37.11                42,909           38,692                                              Fee               3.0
 37.12                75,280           68,939                                              Fee               3.0
 37.13                68,160           63,200                                              Fee               3.0
 37.14                37,092           32,282                                              Fee               3.0
  38               1,502,394        1,369,172     N/A           1.29                       Fee
  39               1,446,622        1,314,177     1.40          1.20                       Fee
  40               1,339,172        1,315,671     N/A           1.22                       Fee              15.0
  41               1,233,884        1,181,084     1.48          1.23                       Fee
  42               1,280,145        1,172,491     1.36          1.17                Fee and Leasehold
  43               1,169,695        1,126,495     1.33          1.15                       Fee
  44               1,540,841        1,386,628     N/A           1.34                       Fee
 44.01               767,223          692,323                                              Fee               3.0
 44.02               773,618          694,305                                              Fee               4.0
  45               1,201,186        1,160,594     1.51          1.26                       Fee
  46               1,412,679        1,225,241     1.49          1.28                       Fee              28.0
  47               1,303,042        1,187,496     N/A           1.29                       Fee
  48               1,195,585        1,081,981     1.48          1.25                       Fee
  49               1,236,934        1,127,251     N/A           1.32                       Fee
  50               1,003,329          983,220     1.37          1.17                       Fee
  51               1,004,064          941,064     1.38          1.16                       Fee
  52               1,058,254          980,881     1.38          1.18                       Fee              18.0
  53               1,023,308          976,308     1.42          1.21                       Fee
  54               1,026,589          930,676     1.44          1.23                       Fee
  55                 871,770          852,195     1.41          1.41                       Fee
  56                 879,642          824,642     1.38          1.16                       Fee
  57                 888,972          823,450     1.35          1.15                       Fee
  58                 989,191          887,296     1.52          1.28                       Fee
  59               1,097,764          998,517     N/A           1.39                       Fee
  60                 910,849          843,509     1.41          1.20                       Fee
  61                 920,262          846,215     1.47          1.24                       Fee              12.0
  62                 971,922          899,257     N/A           1.31                       Fee
 62.01               494,002          454,555                                              Fee
 62.02               184,501          173,172                                              Fee              11.0
 62.03               156,106          144,276                                              Fee
 62.04               137,313          127,253                                              Fee
  63                 834,843          829,051     N/A           1.17                       Fee
  64                 802,458          754,597     1.37          1.15                       Fee              17.5
  65                 929,005          851,512     1.59          1.34                       Fee
  66                 792,942          729,492     1.35          1.15                       Fee
  67                 840,977          732,221     1.44          1.21                       Fee
  68               1,093,347          993,275     N/A           1.49                       Fee
  69                 904,878          888,628     1.83          1.83                       Fee
  70                 731,381          708,489     N/A           1.25                       Fee
  71                 699,962          672,362     1.35          1.15                       Fee
  72                 825,272          751,456     N/A           1.24                       Fee
  73                 684,646          645,665     1.44          1.21                       Fee
  74                 761,861          755,569     1.59          1.37                       Fee
  75                 687,096          638,675     N/A           1.18                       Fee
  76                 702,678          643,275     1.43          1.21                       Fee
  77                 673,033          611,039     1.42          1.20                       Fee
  78                 623,271          609,335     N/A           1.20                       Fee
  79                 802,558          772,558     1.95          1.95                       Fee
  80                 573,905          558,905     1.42          1.18                       Fee
  81                 716,778          660,356     N/A           1.26                       Fee
  82                 692,996          615,004     1.44          1.44                       Fee              19.0
  83                 948,463          865,052     N/A           1.69                       Fee
  84                 702,317          675,255     1.81          1.50                       Fee              11.0
  85                 635,479          589,224     N/A           1.23                       Fee              18.0
  86                 604,416          547,683     N/A           1.20                       Fee
  87                 740,242          671,742     N/A           1.52                       Fee
  88                 629,281          581,375     N/A           1.22                       Fee              17.0
  89                 659,494          604,865     1.68          1.68                       Fee
  90                 606,744          533,942     1.51          1.28                       Fee
  91                 548,398          514,771     N/A           1.21                       Fee
  92                 565,139          516,639     1.36          1.19                       Fee
  93                 551,255          477,643     1.39          1.17                       Fee
  94                 659,184          562,326     N/A           1.40                       Fee
  95                 594,253          541,873     1.59          1.35                       Fee
  96                 548,630          473,795     1.43          1.21                       Fee
  97                 433,893          428,079     N/A           1.22                       Fee
  98                 387,605          377,105     1.20          1.20                       Fee
  99                 441,783          440,401     N/A           1.20                       Fee
  100                525,888          508,638     1.72          1.72                       Fee
  101                472,296          442,007     1.46          1.23                       Fee
  102                458,098          417,667     N/A           1.20                       Fee
  103                436,676          428,006     N/A           1.21                       Fee
  104                485,917          434,501     1.50          1.26                       Fee
  105                419,078          399,357     N/A           1.15                       Fee
  106                431,962          396,905     1.34          1.15                       Fee
  107                450,912          419,662     1.45          1.24                       Fee
  108                449,418          424,026     1.53          1.30                       Fee
  109                429,610          407,504     1.45          1.23                       Fee
  110                700,978          644,233     N/A           1.66                       Fee
  111                366,005          364,703     1.45          1.20                       Fee
  112                421,603          395,886     N/A           1.23                       Fee
  113                393,394          381,554     1.43          1.21                    Leasehold
  114                392,668          383,868     N/A           1.21                       Fee
  115                522,991          461,809     N/A           1.47                       Fee
  116                451,129          430,585     1.69          1.69                       Fee
  117                413,315          362,542     N/A           1.20                       Fee
  118                436,475          426,071     1.80          1.80                       Fee
  119                384,539          364,234     N/A           1.24                       Fee
  120                372,928          369,433     N/A           1.27                       Fee
  121                499,569          360,298     N/A           1.30                       Fee
  122                366,927          347,047     1.45          1.23                       Fee
  123                355,123          333,563     N/A           1.23                       Fee
  124                454,226          401,426     1.67          1.43                       Fee
  125                520,959          472,251     N/A           1.55                       Fee
  126                355,069          330,568     N/A           1.24                       Fee
  127                330,270          309,459     N/A           1.21                       Fee
  128                326,710          296,460     1.42          1.20                       Fee
  129                333,467          306,620     N/A           1.20                       Fee
  130                462,028          419,571     N/A           1.55                       Fee
  131                305,892          285,552     N/A           1.25                       Fee
  132                287,077          283,077     1.42          1.42                       Fee
  133                319,890          307,230     1.52          1.32                       Fee
  134                534,919          468,719     N/A           1.69                       Fee
  135                282,577          277,002     1.47          1.26                       Fee
  136                445,720          384,622     N/A           1.65                       Fee
  137                301,008          268,483     1.43          1.22                       Fee
  138                358,471          339,899     N/A           1.59                       Fee
  139                270,919          245,607     N/A           1.16                       Fee              13.0
  140                264,996          249,447     N/A           1.16                       Fee
  141                288,294          265,614     1.56          1.32                       Fee
  142                289,574          251,809     N/A           1.27                       Fee
  143                242,360          228,742     1.45          1.22                       Fee
  144                221,224          207,987     1.40          1.21                       Fee
  145                211,482          193,982     1.61          1.35                       Fee
  146                207,728          192,728     1.70          1.43                       Fee
  147                143,016          136,241     1.43          1.20                       Fee
  148                153,268          140,768     1.81          1.52                       Fee
  149                126,525          114,025     1.64          1.38                       Fee
  150                118,821          110,071     1.86          1.86                       Fee
  151                158,276          143,105     N/A           1.95                       Fee

                                                          UPFRONT ESCROW(21)
         -----------------------------------------------------------------------------------------------------------------------
         UPFRONT CAPEX   UPFRONT ENGIN.   UPFRONT ENVIR.   UPFRONT TI/LC   UPFRONT RE TAX   UPFRONT INS.       UPFRONT OTHER
LOAN #     RESERVE ($)      RESERVE ($)      RESERVE ($)     RESERVE ($)      RESERVE ($)    RESERVE ($)         RESERVE ($)
--------------------------------------------------------------------------------------------------------------------------------

   1                 0               0                 0       5,379,550         834,730               0          14,200,000
   2                 0               0                 0               0               0               0                   0
 2.01
 2.02
 2.03
 2.04
 2.05
 2.06
 2.07
 2.08
 2.09
 2.10
 2.11
 2.12
 2.13
 2.14
   3                 0               0                 0               0               0               0                   0
   4                 0               0                 0       5,227,156         377,659               0             447,976
 4.01
 4.02
   5                 0               0                 0               0               0               0                   0
   6                 0               0                 0         497,912               0               0                   0
   7            37,468               0                 0               0         696,477         435,393           1,350,000
 7.01
 7.02
 7.03
 7.04
 7.05
 7.06
 7.07
   8            60,937               0                 0               0         266,667          42,897                   0
   9                 0               0                 0               0               0               0                   0
  10             2,012               0                 0          21,667         287,468          19,255                   0
  11                 0               0                 0       2,383,660         114,629          82,438             728,972
 11.01
 11.02
 11.03
  12                 0         504,062                 0               0         672,812          92,757                   0
  13                 0           6,250                 0       2,005,459         354,202          56,659                   0
  14            50,000               0                 0               0          63,455          70,342           2,000,000
  15                 0               0                 0               0         228,825          26,903                   0
  16             2,612               0                 0               0          33,327          35,747           8,375,000
  17                 0               0                 0       1,000,000          14,639           3,028             884,850
  18             4,634         207,961                 0          16,667          76,951          35,484             200,000
  19                 0               0                 0       2,500,000          71,182           3,929                   0
  20         1,630,000               0                 0               0               0          67,464                   0
  21                 0               0                 0               0         457,178          22,111                   0
  22                 0               0                 0          50,000          70,724          12,424                   0
  23               837               0                 0       1,220,690          48,000               0             347,409
  24           138,050          61,313                 0               0         143,799          41,373                   0
  25            75,000         123,188                 0         358,862          46,836          15,209                   0
 25.01
 25.02
 25.03
 25.04
 25.05
  26           500,000          15,000                 0               0         310,048          52,571             119,000
  27                 0               0                 0               0               0               0                   0
  28               867               0           108,900           1,041         116,076          18,654                   0
  29                 0          38,500                 0               0         152,113           2,268             132,100
  30             2,785               0                 0           1,000         101,276          31,568                   0
 30.01
 30.02
 30.03
  31                 0               0                 0               0               0               0                   0
  32                 0         405,000                 0         152,802               0               0                   0
  33             8,333          25,800                 0               0         113,766          14,861                   0
  34                 0               0                 0               0          67,869           6,222                   0
  35           206,820          24,375            15,400               0         425,271          55,756             136,000
  36               729         124,763                 0         140,274         199,500               0             121,211
  37             2,061          21,750                 0         320,000         205,007           7,138                   0
 37.01
 37.02
 37.03
 37.04
 37.05
 37.06
 37.07
 37.08
 37.09
 37.10
 37.11
 37.12
 37.13
 37.14
  38             2,018          10,863                 0               0          42,995           9,348                   0
  39                 0           7,625                 0         500,000          91,811               0                   0
  40                 0               0                 0         336,248          66,548          17,507              96,050
  41             4,400               0                 0               0         202,880          14,920                   0
  42                 0          62,500                 0               0          24,045          14,500                   0
  43                 0               0                 0               0          49,356           7,917                   0
  44            12,428         566,104                 0               0          68,000           5,741                   0
 44.01
 44.02
  45                 0               0                 0               0           1,976           8,555                   0
  46             2,179               0                 0         160,839          69,352          65,054                   0
  47             1,750          10,625                 0               0          51,825           8,165                   0
  48           116,347               0                 0               0          96,438          25,535                   0
  49             1,661          21,250                 0               0          53,579           7,720                   0
  50               954               0                 0         813,695         283,700           8,094             775,238
  51                 0               0                 0               0         215,492          51,581                   0
  52            12,495               0                 0         150,000          74,654          17,564                   0
  53             3,917               0                 0               0          19,448          13,089                   0
  54            95,198           1,875                 0               0          20,070          17,145           1,411,050
  55                 0               0                 0               0          42,553           2,475                   0
  56                 0               0                 0               0         169,869          42,346                   0
  57                 0               0                 0               0          14,888          21,061                   0
  58                 0               0           140,000               0         137,354           2,055                   0
  59             2,103               0                 0           3,333          84,653          17,066                   0
  60                 0          18,660                 0               0          38,007          20,666                   0
  61                 0               0                 0               0          33,426               0             300,000
  62             2,000          20,688                 0               0         141,568          22,874                   0
 62.01
 62.02
 62.03
 62.04
  63                 0               0                 0               0               0               0                   0
  64                 0               0                 0               0          41,172           2,206                   0
  65                 0               0                 0               0         120,584          26,619             570,994
  66                 0          35,125                 0               0               0          10,575                   0
  67                 0           1,875                 0               0          78,904           8,110             593,891
  68             4,165               0                 0               0          17,880         129,053                   0
  69                 0               0                 0               0               0               0                   0
  70                 0               0                 0         149,520          24,766               0                   0
  71                 0               0                 0               0          11,372          11,145                   0
  72             1,015               0                 0          54,167         174,079          10,603             135,000
  73                 0               0                 0         249,000          29,139          30,889                   0
  74               524               0                 0               0          39,289           8,788                   0
  75               547               0                 0               0          15,522           6,298                   0
  76             1,208               0                 0           2,997           8,777           4,611              86,120
  77             1,120           5,625                 0               0          38,428          14,009             600,000
  78                 0               0                 0               0         163,126           5,049                   0
  79                 0               0                 0               0               0               0                   0
  80                 0               0                 0               0           6,508          11,667                   0
  81                 0               0                 0               0               0               0                   0
  82                 0               0             6,000         200,000               0               0                   0
  83             5,213               0                 0               0           8,193           4,726                   0
  84               233               0                 0           1,275           7,846           6,759             460,000
  85             1,877               0                 0          41,334          43,360          13,137             100,905
  86                 0               0                 0               0               0           8,306                 500
  87             5,708               0                 0               0         154,384         109,342                   0
  88                 0               0            10,000               0          24,645          10,055           1,050,000
  89                 0          14,531                 0               0               0               0                   0
  90             1,039               0                 0          67,563          39,669           2,390                   0
  91               420               0                 0               0          36,892           6,450                   0
  92           220,000               0                 0               0          63,141           9,129                   0
  93             2,561          31,125            15,000           5,625          24,361           6,499                   0
  94            40,667          92,906           277,500          83,644          26,510          11,938                   0
  95               157          52,225                 0               0          27,493           2,056                   0
  96           158,317               0                 0           5,423           6,396           7,007                   0
  97               485               0                 0               0          18,901           6,160             500,000
  98                 0               0                 0               0          15,018          16,430                   0
  99                 0               0                 0               0          13,022           2,045                   0
  100                0               0                 0               0               0               0                   0
  101                0               0                 0               0           8,114           8,907                   0
  102              444               0                 0         110,550           3,649           2,183             323,950
  103              281               0                 0           1,250          40,872           3,098              22,500
  104              992               0                 0         152,500          97,876           3,718                   0
  105                0               0                 0               0          10,244               0                   0
  106                0               0                 0           3,957           3,125             359              17,168
  107            2,604               0                 0               0           6,818           5,763                   0
  108            2,116          13,125                 0               0          28,131          25,707             100,000
  109            9,960               0                 0               0          43,244           2,137                   0
  110            2,500               0                 0               0          13,782           6,184                   0
  111                0               0                 0               0               0               0                   0
  112              363               0                 0         240,000               0               0                   0
  113           56,228           3,125                 0          45,000          28,415           3,219                   0
  114              733               0                 0               0          20,859           1,354                   0
  115                0               0                 0          50,000               0           6,453             238,000
  116                0               0                 0               0               0               0                   0
  117          176,508          43,000                 0           3,619          49,870           3,161               5,000
  118                0               0                 0               0               0               0                   0
  119              403               0                 0         120,000               0               0                   0
  120              291               0                 0               0           6,719           2,724                   0
  121                0               0                 0               0           9,615          17,922                   0
  122                0           3,750                 0               0         104,910           2,613                   0
  123              292               0                 0           1,250           8,270           1,988                   0
  124                0           5,250                 0               0          27,665          36,682                   0
  125                0          50,000                 0               0           6,451          21,056                   0
  126              700          15,938                 0           2,083               0               0                   0
  127                0               0                 0          48,968          21,271           7,458                   0
  128                0          41,244                 0               0          65,761          15,470                   0
  129                0               0                 0               0           8,039           1,350                   0
  130                0           9,286                 0               0           4,700           6,267                   0
  131              215           4,500                 0         150,000          13,033           2,830                   0
  132              333               0                 0         203,333          17,309          12,021                   0
  133                0               0                 0               0               0           3,273             177,985
  134                0               0                 0               0          37,898          20,504                   0
  135                0               0                 0               0           4,761           3,600                   0
  136                0               0                 0               0           2,244          15,197                   0
  137                0               0                 0               0          34,073          16,620                   0
  138              296           9,750                 0           1,083           9,469           1,883                   0
  139                0               0           403,500               0          13,636           9,404                   0
  140                0               0                 0          16,000          36,666           1,347              25,625
  141            1,890               0             8,750               0          26,628          16,101                   0
  142                0               0                 0          50,000           2,236           2,893                   0
  143                0               0                 0               0               0           5,733                   0
  144                0               0                 0               0           3,929           5,679              61,296
  145                0          26,250                 0               0           8,704          12,586               1,750
  146                0          31,875                 0               0           4,671           8,006               1,750
  147               76               0                 0             490          30,170               0                   0
  148                0           1,375                 0               0           4,914           6,882               1,750
  149                0          14,000                 0               0           5,692           6,874               1,750
  150                0               0                 0               0               0               0                   0
  151                0               0                 0               0               0           2,730                   0

                                                MONTHLY ESCROW(11),(17),(19)
         ------------------------------------------------------------------------------------------------------------

         MONTHLY CAPEX    MONTHLY ENVIR.     MONTHLY TI/LC     MONTHLY RE TAX       MONTHLY INS.     MONTHLY OTHER    SINGLE
LOAN #     RESERVE ($)       RESERVE ($)       RESERVE ($)        RESERVE ($)        RESERVE ($)        RESERVE ($)   TENANT
--------------------------------------------------------------------------------------------------------------------------------

   1             9,900                 0                 0            417,365                  0                  0     No
   2                 0                 0                 0                  0                  0                  0     No
 2.01                                                                                                                   No
 2.02                                                                                                                   No
 2.03                                                                                                                   No
 2.04                                                                                                                   No
 2.05                                                                                                                   No
 2.06                                                                                                                   No
 2.07                                                                                                                   No
 2.08                                                                                                                   No
 2.09                                                                                                                   No
 2.10                                                                                                                   No
 2.11                                                                                                                   No
 2.12                                                                                                                   No
 2.13                                                                                                                   No
 2.14                                                                                                                   No
   3                 0                 0                 0                  0                  0                  0     No
   4             6,209                 0            25,871            188,830                  0                  0     No
 4.01                                                                                                                   No
 4.02                                                                                                                   No
   5                 0                 0                 0                  0                  0                  0     No
   6                 0                 0                 0                  0                  0                  0     No
   7            37,468                 0                 0             77,386             45,300                  0     No
 7.01                                                                                                                   No
 7.02                                                                                                                   No
 7.03                                                                                                                   No
 7.04                                                                                                                   No
 7.05                                                                                                                   No
 7.06                                                                                                                   No
 7.07                                                                                                                   No
   8            60,937                 0                 0             66,667                  0                  0     No
   9                 0                 0                 0                  0                  0                  0     No
  10             2,012                 0            21,667             90,721              6,648                  0     No
  11                 0                 0                 0              8,188              8,244                  0     No
 11.01                                                                                                                  No
 11.02                                                                                                                  No
 11.03                                                                                                                  Yes
  12             4,632                 0                 0             64,077              7,421                  0     No
  13             1,676                 0            11,083             88,551              4,358                  0     No
  14             3,038                 0             5,842             31,728             13,805                  0     No
  15                 0                 0                 0             32,689              4,484                  0     No
  16             2,612                 0                 0             16,664              4,890                  0     No
  17                 0                 0                 0             14,639              3,028                  0     No
  18            12,595                 0            16,667             15,390              5,069                  0     No
  19             1,114                 0                 0             35,591              1,965                  0     No
  20             7,067                 0                 0             62,947              9,638                  0     No
  21             1,754                 0                 0             41,562              2,010                  0     No
  22             1,376                 0             4,167             17,681              2,485                  0     No
  23               837                 0             1,667             16,000                  0                  0     No
  24             2,237                 0             5,136             13,073              8,097                  0     No
  25                 0                 0                 0             33,681              5,070                  0     No
 25.01                                                                                                                  No
 25.02                                                                                                                  No
 25.03                                                                                                                  No
 25.04                                                                                                                  No
 25.05                                                                                                                  No
  26             6,333                 0                 0             28,186              6,571                  0     No
  27                 0                 0                 0                  0                  0                  0     No
  28               867                 0             1,041             29,019              2,011                  0     No
  29             2,437                 0             5,000             38,028              2,268                  0     No
  30             2,785                 0             1,000             12,660              3,825                  0     No
 30.01                                                                                                                  No
 30.02                                                                                                                  No
 30.03                                                                                                                  No
  31                 0                 0                 0                  0                  0                  0     Yes
  32                 0                 0                 0                  0                  0                  0     No
  33             4,167                 0                 0             18,961              3,715                  0     Yes
  34                 0                 0             4,167             16,967              2,074                  0     No
  35             6,167                 0                 0             33,844              6,116                  0     No
  36               729                 0             2,917             22,167                  0              1,667     No
  37             2,061                 0                 0             28,605              2,379                  0     No
 37.01                                                                                                                  No
 37.02                                                                                                                  No
 37.03                                                                                                                  No
 37.04                                                                                                                  No
 37.05                                                                                                                  Yes
 37.06                                                                                                                  No
 37.07                                                                                                                  No
 37.08                                                                                                                  No
 37.09                                                                                                                  No
 37.10                                                                                                                  No
 37.11                                                                                                                  No
 37.12                                                                                                                  No
 37.13                                                                                                                  Yes
 37.14                                                                                                                  No
  38             2,018                 0                 0                  0                  0                  0     Yes
  39             1,703                 0             8,300             30,604              1,669                  0     No
  40               735                 0                 0             11,091              1,592                  0     No
  41             4,400                 0                 0             28,983              4,973                  0     No
  42                 0                 0             8,156             24,045              2,417                  0     No
  43             3,310                 0                 0             24,678              3,958                  0     No
  44            12,428                 0                 0              5,667              1,914                  0     No
 44.01                                                                                                                  No
 44.02                                                                                                                  No
  45               626                 0             2,000              1,976              2,139                  0     No
  46             2,179                 0            10,839             13,870              7,228                  0     No
  47             1,750                 0                 0                  0                  0                  0     Yes
  48             1,347                 0                 0             24,110              3,192                  0     No
  49             1,661                 0                 0                  0                  0                  0     Yes
  50               954                 0             5,068             23,642              1,619                  0     No
  51             4,952                 0                 0             17,958              4,689                  0     No
  52               879                 0                 0          12,442,39              2,196                  0     No
  53             3,917                 0                 0              6,483              3,272                  0     No
  54             2,424                 0             5,461             10,035              1,715                  0     No
  55                 0                 0                 0             10,638                413                  0     Yes
  56             4,338                 0                 0             14,156              3,850                  0     No
  57             5,460                 0                 0              4,963              3,009                  0     No
  58             2,109                 0             8,333             15,262              2,055                  0     No
  59             2,103                 0             3,333             16,931              4,267                  0     No
  60             2,044                 0             1,319              8,864              1,879                  0     No
  61             1,561                 0             4,610              5,571                  0                  0     No
  62             2,000                 0                 0             11,797              2,542                  0     No
 62.01                                                                                                                  Yes
 62.02                                                                                                                  Yes
 62.03                                                                                                                  Yes
 62.04                                                                                                                  Yes
  63                 0                 0                 0                  0                  0                  0     Yes
  64               520                 0             3,468              8,234              1,103                  0     No
  65               982                 0             5,370             13,398              3,803                  0     No
  66             5,288                 0                 0             18,877              3,525                  0     No
  67             2,403                 0             4,958             15,781              2,703                  0     No
  68             4,165                 0                 0              9,218              2,980                  0     No
  69                 0                 0                 0                  0                  0                  0     No
  70                 0                 0                 0              8,255                  0                  0     No
  71             2,300                 0                 0              5,686                929                  0     No
  72             1,015                 0             4,167             14,507              3,534                  0     No
  73               529                 0             2,083             14,570              3,089                  0     No
  74               524                 0                 0             13,096                879                  0     Yes
  75               547                 0                 0              3,881              1,574                  0     Yes
  76             1,208                 0             2,997              8,777              1,153                  0     No
  77             1,120                 0                 0             12,809              2,055                  0     No
  78               762                 0                 0             12,370                631                  0     No
  79                 0                 0                 0                  0                  0                  0     No
  80                 0                 0                 0              6,508              1,667                  0     No
  81                 0                 0                 0                  0                  0                  0     No
  82                 0                 0                 0                  0                  0                  0     No
  83             5,213                 0                 0              4,096              1,575                  0     No
  84               233                 0             1,275              1,569              1,127                  0     No
  85             1,877                 0                 0              6,194              2,189                  0     No
  86             4,728                 0                 0             10,179              4,153                  0     No
  87             5,708                 0                 0             12,865             13,668                  0     No
  88               545                 0             4,500              4,929              1,257                  0     No
  89                 0                 0                 0                  0                  0                  0     No
  90             1,039                 0             5,197              8,175                797                  0     No
  91               420                 0                 0              3,354              2,150                  0     No
  92             4,042                 0                 0              7,893              3,043                  0     No
  93             2,561                 0             5,625             12,181              3,250                  0     No
  94               667                 0             3,644             13,255              2,388                  0     No
  95               157                 0             1,389              6,873              1,028                  0     No
  96               817                 0             5,423              3,198                876                  0     Yes
  97               485                 0                 0              2,363                513                  0     No
  98               875                 0                 0              3,754              1,826                  0     No
  99                 0                 0                 0                  0                  0                  0     Yes
  100                0                 0                 0                  0                  0                  0     No
  101                0                 0               833              2,705              1,485                  0     No
  102              444                 0             3,750              3,649                728                  0     No
  103              281                 0             1,250              5,109                387                  0     No
  104              992                 0             2,500              8,898              1,239                  0     No
  105                0                 0             2,100              3,415                  0                  0     No
  106              517                 0             2,922              3,125                359                  0     No
  107            2,604                 0                 0              2,273              1,921                  0     No
  108            2,116                 0                 0              4,771              2,337                  0     No
  109              415                 0                 0              7,207                427                  0     No
  110            2,500                 0                 0              4,594              1,031                  0     No
  111                0                 0                 0                  0                  0                  0     Yes
  112              363                 0                 0                  0                  0                  0     Yes
  113              228                 0                 0              4,736              1,073                  0     No
  114              733                 0                 0              2,086                271                  0     No
  115                0                 0                 0             11,982              2,151                  0     No
  116                0                 0                 0                  0                  0                  0     No
  117            1,508                 0             3,619              4,987              1,054                  0     No
  118                0                 0                 0                  0                  0                  0     No
  119              403                 0                 0                  0                  0                  0     Yes
  120              291                 0                 0              1,120                454                  0     Yes
  121            1,724                 0                 0             10,417              2,977                  0     No
  122            1,213                 0                 0             10,491                653                  0     No
  123              292                 0             1,250              2,630                221                  0     No
  124            4,400                 0                 0              3,952              2,620                  0     No
  125            4,067                 0                 0              3,225              2,632                  0     No
  126              700                 0             2,083                  0                  0                  0     Yes
  127              171                 0                 0              1,934              1,865                  0     No
  128            2,521                 0                 0              6,576              1,406                  0     No
  129              565                 0             1,667              4,020                675                  0     No
  130            3,740                 0                 0              2,350              2,089                  0     No
  131              215                 0                 0              3,258                435                  0     No
  132              333                 0             3,333              8,654              1,156                  0     Yes
  133              113                 0             1,170              5,821                298                  0     No
  134            5,294                 0                 0              4,459              1,577                  0     No
  135               78                 0                 0                793                300                  0     No
  136            3,423                 0                 0              2,244              1,382                  0     No
  137            2,710                 0                 0              3,098              2,374                  0     No
  138              296                 0             1,083              1,578                471                  0     Yes
  139              897                 0             1,500              2,727              1,176                  0     No
  140                0                 0             1,134              7,333                673                  0     No
  141            1,890                 0                 0              3,994              1,464                  0     No
  142            1,659                 0             4,667              2,236                413                  0     No
  143              108                 0             1,250              1,135                478                  0     No
  144              285                 0                 0              1,310              2,840                  0     No
  145            2,078                 0                 0              2,176              1,144                  0     No
  146            1,461                 0                 0              1,168                728                  0     No
  147               76                 0               490              2,321                  0                  0     No
  148            1,042                 0                 0              1,228                626                  0     No
  149            1,140                 0                 0              1,423                625                  0     No
  150                0                 0                 0                  0                  0                  0     No
  151                0                 0                 0              3,469                910                  0     No

                                                                     LARGEST TENANT
         -------------------------------------------------------------------------------------------------------------------------
                                                                                                                         LEASE
LOAN #   LARGEST TENANT                                                                                 UNIT SIZE     EXPIRATION
----------------------------------------------------------------------------------------------------------------------------------

   1     Bank of America                                                                                  375,283      05/31/12
   2
 2.01    Home Depot                                                                                       113,918      01/31/20
 2.02    Bayshore Fitness & Wellness                                                                       39,000      04/30/19
 2.03    Sendik's Food Market                                                                              45,697      06/30/20
 2.04    Best Buy                                                                                          46,675      01/31/14
 2.05    HEB Grocery                                                                                       83,652      12/31/16
 2.06    Kroger                                                                                            63,986      02/28/08
 2.07    Carson Furniture                                                                                  62,000      01/31/15
 2.08    Rainbow Foods                                                                                     52,195      04/30/12
 2.09    Winn Dixie Store                                                                                  52,474      11/20/18
 2.10    Dick's Sporting Goods                                                                             45,000      01/31/16
 2.11    Pick N Save                                                                                       85,457      11/30/13
 2.12    Festival Foods                                                                                    45,679      06/25/11
 2.13    Shop 'N Save                                                                                      57,575      07/21/17
 2.14    Kroger                                                                                            41,824      05/31/15
   3
   4
 4.01    CNL Financial Group, Inc.                                                                        108,309      10/31/21
 4.02    Akerman Senterfitt & Eidson                                                                       82,411      06/30/17
   5     JC Penney                                                                                        112,200      08/31/11
   6     Excellerex, Inc.                                                                                 140,070      05/31/15
   7
 7.01
 7.02
 7.03
 7.04
 7.05
 7.06
 7.07
   8
   9     Lowe's                                                                                           165,765      11/01/25
  10     Garfunkel Wild & Travis                                                                           25,813      03/31/10
  11
 11.01   DDG                                                                                               46,590      10/31/15
 11.02   Canton Self Storage                                                                              112,000      05/01/45
 11.03   Elder Health, Inc.                                                                                41,262      10/31/14
  12     David Sutherland                                                                                  29,937      09/30/12
  13     J. Press, Inc.                                                                                    14,000      12/31/08
  14     Safeway                                                                                           40,762      12/31/06
  15     Sears Roebuck & Company                                                                           69,326      07/31/09
  16     The Stop & Shop Supermarket Company, LLC                                                          65,250      11/30/26
  17     US Airways, Inc.                                                                                 147,673      04/30/13
  18     Metro Food Market                                                                                 60,275      04/30/18
  19     Concentra Preferred Systems                                                                       85,235      05/31/13
  20
  21     HEB                                                                                               74,075      10/31/16
  22     Fraternal Order of Eagle                                                                           8,981      02/28/10
  23     Lifestyle Family Fitness, Inc.                                                                    25,000      09/30/16
  24     Ross Dress for Less                                                                               30,500      01/31/15
  25
 25.01   Kroger                                                                                            61,274      07/31/14
 25.02   Client Logic Oper.                                                                                34,443      06/30/10
 25.03   Winn Dixie Store                                                                                  36,099      08/31/17
 25.04   Family Dollar                                                                                      9,464      12/31/19
 25.05   Moran Foods, Inc.                                                                                 18,707      09/30/09
  26
  27
  28     Foodarama Supermarkets, Inc.                                                                      68,346      02/28/12
  29     Marc Glasman Inc.                                                                                 35,480      05/31/13
  30
 30.01
 30.02   Center for Healthy Living                                                                         12,000      08/31/08
 30.03   AutoZone Property Manage                                                                          12,083      05/05/45
  31     Allied Insurance                                                                                 132,418      08/31/11
  32     Fortis Benefits Insurance Co.                                                                     39,452      11/30/10
  33     Bank of America                                                                                  148,000      12/31/11
  34     George W. Allen Company, Inc.                                                                     61,679      06/30/09
  35
  36     Marshall's                                                                                        29,320      01/31/12
  37
 37.01   AAA Auto Club South                                                                                9,786      03/31/07
 37.02   Dr. Kevin S. Merigan                                                                               4,712      04/30/09
 37.03   Dr. Graham Morris and Dr. Marion Johnston                                                          1,516      12/31/11
 37.04   Richardson & Associates, Inc.                                                                      4,000      05/31/08
 37.05   Christian Learning Center                                                                          7,000      02/28/07
 37.06   Lang Wiseman                                                                                       1,800      09/30/07
 37.07   Dr. Trista Murphy                                                                                  1,500      10/31/07
 37.08   InnerActive Consulting Group, Inc.                                                                 1,950      04/30/08
 37.09   Dr. Mark Roudebush                                                                                 3,000      06/30/07
 37.10   Dr. John Bills                                                                                     5,500      07/31/07
 37.11   SAIC                                                                                               2,000      10/14/10
 37.12   United Food and Commercial Workers Local 1529 and Employees Health and Welfare Plan and Trust      5,880      01/31/11
 37.13   Christian Learning Center                                                                          5,000      02/28/09
 37.14   Oak Tree Homes, LLC                                                                                3,500      06/30/08
  38     Allegis Group, Inc.                                                                              121,064      11/01/16
  39     Kirtland Capital Corp                                                                             11,773      09/30/11
  40     Fresenius Medical Care                                                                            14,513      10/16/15
  41
  42     HOBO                                                                                              85,000      01/31/08
  43
  44
 44.01
 44.02
  45     Walmart                                                                                          149,704      09/09/17
  46     Social Security Administration                                                                    14,152      12/09/16
  47     Allegis Group, Inc.                                                                              105,000      11/01/16
  48     Lowenstein, Sandler, Kohl, Fisher & Boylan                                                       104,949      08/31/17
  49     Allegis Group, Inc.                                                                               99,673      11/01/16
  50     Gold's Gym                                                                                        43,519      08/31/22
  51
  52     Magidoff, Sadat, Gilmore                                                                           7,993      07/31/10
  53
  54     Food Lion                                                                                         30,280      06/10/09
  55     Linens n Things                                                                                   35,591      01/31/19
  56
  57
  58     JC Penney                                                                                         40,000      08/31/10
  59     Super Fresh (Food Basics)                                                                         55,716      09/30/16
  60     Redner's Market                                                                                   67,212      09/30/16
  61     Safeway                                                                                           44,917      06/30/08
  62
 62.01   Aqua Services, LP                                                                                 57,798      09/30/16
 62.02   United Rentals Northwest, Inc.                                                                    20,200      09/27/15
 62.03   Ingersoll-Rand Company                                                                            20,640      07/31/12
 62.04   United Equipment Rentals Gulf, LP                                                                 20,000      09/30/12
  63     Dick's Sporting Goods                                                                             57,925      05/31/22
  64     Vive                                                                                               5,322      03/31/16
  65     Michael's                                                                                         23,875      02/28/14
  66
  67     KMart                                                                                             89,842      11/30/08
  68
  69
  70     William Beaumont Hospital                                                                         10,000      08/31/21
  71
  72     Hon Tai Super Market                                                                              20,040      08/31/16
  73     Goodwill                                                                                          19,000      01/31/13
  74     Investors Underwriting Managers, Inc.                                                             41,948      03/31/18
  75     Rawlings, Olsen, Cannon, Gormley & Desruisseaux                                                   32,850      04/30/17
  76     Sterling Properties Inc.                                                                          10,000      03/31/09
  77     Carniceria La Rosita                                                                              30,000      01/31/14
  78
  79
  80
  81     Patriot Technologies, Inc.                                                                        25,080      08/31/09
  82     Innovative Molding                                                                                52,010      09/30/07
  83
  84     Countrywide Home Loans                                                                             7,256      08/31/11
  85     Body Exchange Sports Club                                                                         31,025      01/06/16
  86
  87
  88     Paul B. Pham                                                                                       7,000      10/31/11
  89     Eclectica                                                                                          5,615      09/30/07
  90     Redline Recovery Services                                                                         23,630      12/31/08
  91     Christian Street Furniture                                                                        10,791      07/31/07
  92
  93     Parker Metal                                                                                      76,000      04/30/09
  94     Tarragon Development                                                                               4,420      11/30/07
  95     Bio-Medical Applications                                                                          11,000      06/14/14
  96     Northrop Grumman Systems Corporation                                                              45,000      12/31/09
  97
  98
  99     Eckerd's                                                                                          13,813      04/19/23
  100
  101    Mama Lucia Restaurant                                                                              4,288      08/31/07
  102    Anna Linens                                                                                        8,600      09/27/11
  103    Ace Hardware                                                                                      20,000      05/01/16
  104    Atwood Oceanics, Inc.                                                                             52,836      12/31/14
  105    BD Mongolian                                                                                       5,600      04/30/16
  106    L&S Teleservices                                                                                  17,136      12/31/11
  107
  108
  109    Michaels Stores, Inc.                                                                             23,779      03/21/14
  110
  111    CVS EGL Ford Orlando FL, L.L.C.                                                                   13,013      01/31/31
  112    Carr Business Center                                                                              43,560      08/30/10
  113    Captain Jerry Crabhouse                                                                            4,800      05/31/07
  114
  115    AAA Auto Club South                                                                               13,951      09/30/08
  116
  117    Food Lion                                                                                         31,864      09/26/07
  118
  119    Yarde Metals, Inc.                                                                                48,345      11/15/16
  120    Regency Furniture                                                                                 23,298      06/30/21
  121    Hilton (Resorts)                                                                                  25,000      02/28/07
  122    Conn's Appliances                                                                                 30,000      09/20/14
  123    National Penn Bank                                                                                 5,515      01/31/16
  124
  125
  126    Home Depot                                                                                        83,344      11/30/15
  127    Countrywide Lending                                                                                9,164      02/28/10
  128
  129    Skillman II, LLC                                                                                  22,320      01/31/15
  130
  131    Fidelity & Trust Mortgage, Inc.                                                                    8,675      05/31/07
  132    Google Inc.                                                                                       40,000      10/08/11
  133    Shapes Xpress                                                                                      3,090      10/01/10
  134
  135
  136
  137
  138    Cabinet Discounters, Inc.                                                                         35,575      10/31/21
  139    HP Distributing                                                                                    9,269      07/31/10
  140    Advance Auto Parts                                                                                 7,000      04/30/20
  141
  142    Big Lots                                                                                          42,000      05/31/10
  143    El Mariachi                                                                                        6,840      09/30/10
  144    Dept of Human Services                                                                             4,382      04/30/07
  145
  146
  147    Park International                                                                                 2,000      12/31/12
  148
  149
  150
  151    Kelly Karate                                                                                       2,500      09/12/09

                                                                   2ND LARGEST TENANT
                                  -----------------------------------------------------------------------
                                                                                                                LEASE
LOAN #                            2ND LARGEST TENANT                                           UNIT SIZE     EXPIRATION
-----------------------------------------------------------------------------------------------------------------------

   1                              Troutman Sanders LLP                                           284,402      05/31/20
   2
 2.01                             X Sport Fitness                                                 48,184      12/31/19
 2.02                             Marshalls                                                       31,130      01/31/11
 2.03                             Bed Bath & Beyond                                               20,298      01/31/13
 2.04                             Ross Dress for Less                                             30,187      01/31/12
 2.05                             Aaron Brothers                                                   6,500      02/28/12
 2.06                             Hobby Lobby                                                     59,136      09/30/16
 2.07                             Circuit City                                                    28,351      01/31/09
 2.08                             Marshalls                                                       26,785      01/31/08
 2.09                             Bed Bath & Beyond                                               24,866      01/31/16
 2.10                             Best Buy                                                        29,650      01/31/22
 2.11                             T.J. Maxx                                                       32,658      01/31/09
 2.12                             Walgreens                                                       11,890      09/30/10
 2.13                             Carquest Auto Parts                                              6,050      11/30/10
 2.14                             Eric D. Jones, CPA                                               3,796      12/31/08
   3
   4
 4.01                             Greenberg Traurig, LLP                                          51,750      10/31/11
 4.02                             CNL Hospitality Corp.                                           39,754      02/28/16
   5                              Camille La Vie                                                  20,232      01/31/14
   6                              Reliance Insurance                                              61,541      12/31/09
   7
 7.01
 7.02
 7.03
 7.04
 7.05
 7.06
 7.07
   8
   9                              Marshalls                                                       33,300      05/31/16
  10                              Sterling Equities                                               22,435      03/31/12
  11
 11.01                            SBER-Tifacts                                                    41,554      02/28/18
 11.02                            ReMax                                                           16,275      07/31/13
 11.03
  12                              Boyd Levinson and Company                                       24,651      06/30/12
  13                              DCD Pelham America, LLC / DCD Capital, LLC                      11,051      12/31/10
  14                              Longs Drugs Store                                               22,949      11/23/16
  15                              Macy's                                                          60,340      01/31/08
  16                              Dick's Sporting Goods, Inc.                                     38,000      01/31/21
  17                              Monster Worldwide, Inc.                                         40,812      11/30/15
  18                              Disability Determination Services                               45,986      08/31/12
  19                              Millward Brown                                                  67,731      10/31/09
  20
  21                              Hobby Lobby                                                     55,000      10/31/25
  22                              The Melting Pot                                                  6,424      09/30/14
  23                              Fidelity Brokerage Service                                       6,000      08/30/16
  24                              Bed Bath & Beyond                                               23,683      01/31/14
  25
 25.01                            Dong-Ho Oh                                                      14,000      06/30/17
 25.02                            Big Lots                                                        25,973      01/31/09
 25.03                            Burke's                                                          9,800      08/31/09
 25.04                            Cash America (Ground Lease)                                      7,000      12/31/08
 25.05                            First Tennessee (Ground Lease)                                   4,175      10/31/11
  26
  27
  28                              Party Fair                                                      12,338      02/29/16
  29                              Office Depot                                                    28,704      12/30/12
  30
 30.01
 30.02                            Yu                                                               2,600      06/30/25
 30.03                            Launder Land                                                     2,860      01/31/10
  31
  32                              Daniel Realty Corp.                                             23,440      04/30/08
  33
  34                              Mid South Building Supply, Inc.                                 61,092      02/28/13
  35
  36                              Atlanta Bread Co. International                                  4,500      11/30/15
  37
 37.01                            Sterling Ledet                                                   6,488      09/30/08
 37.02                            Mid-South Foot & Ankle Specialists, PLLC                         1,500      08/31/13
 37.03                            Washington Invntry                                               1,000      09/30/07
 37.04                            Nationwide Insurance                                             1,500      07/31/08
 37.05
 37.06                            Cordova Pediatrics, PLLC                                         1,500      06/14/10
 37.07
 37.08
 37.09                            Arlington Mortgage Lending Corporation                           2,300         MTM
 37.10                            Melvin Johnson                                                   1,500      07/31/07
 37.11                            All State                                                          975      02/14/09
 37.12                            Administrative Consulting Services of Tennessee                    512      01/31/11
 37.13
 37.14                            Dr. Dale F. Smith, DC and Dr. Carol A. Smith, DC                 1,400      01/31/10
  38
  39                              Alliance Capital                                                 9,961      10/31/10
  40                              Pooya A. Ataii, MD                                               3,703      11/30/15
  41
  42                              A.J. Wright                                                     25,000      05/31/15
  43
  44
 44.01
 44.02
  45                              Pizza Inn                                                        5,525      12/31/12
  46                              Chapter 13 Trustee US Bankruptcy Court                           7,232      01/31/07
  47
  48                              Bank of America                                                  2,785      06/30/07
  49
  50                              Grape Vine Market                                               11,775      10/31/26
  51
  52                              Realty Bancorp Equities, LLC                                     6,960      08/09/08
  53
  54                              Goody's Family Clothing                                         21,690      11/30/10
  55
  56
  57
  58                              Goody's Family Clothing                                         21,000      11/30/13
  59                              Family Dollar                                                    8,000      07/31/11
  60                              Countrywide Home Loan                                            6,056      02/28/10
  61                              Oregon Dept. of Justice                                         39,222      06/30/08
  62
 62.01
 62.02
 62.03
 62.04
  63
  64                              Xiomara Restaurant                                               4,650      08/31/11
  65                              Dollar Tree                                                     12,000      03/09/10
  66
  67                              Lack's Stores Inc                                               40,000      04/30/09
  68
  69
  70                              Michigan Adult & Child Medicine, P.C.                            9,999      06/30/21
  71
  72                              Shui Wah Enterprises                                             7,700      05/31/07
  73                              Guiseppe's Pizza Restaurant                                      6,708      03/31/11
  74
  75
  76                              YMCA                                                             8,326      02/28/10
  77                              WSKC Dialysis Services, Inc.                                     9,780      08/31/10
  78
  79
  80
  81                              Clym Environmental Services LLC                                  5,760      11/30/06
  82                              Guayaki Sustainable Rainforest Produce (Warehouse)              15,200      06/30/07
  83
  84                              Lucile Packard Children's Hospital                               5,650      08/31/13
  85                              Tractor Supply Company                                          30,400      09/30/15
  86
  87
  88                              Vietnamese Community                                             3,076      08/31/11
  89                              Mama Mia's                                                       5,424      08/31/09
  90                              Bryant and Stratton College                                     18,569      06/30/07
  91                              Frock Candy                                                      3,410      09/30/07
  92
  93                              Service Network                                                 44,905      02/28/13
  94                              Chase Bank                                                       4,000      05/10/13
  95                              Hollywood Entertainment                                          8,260      12/31/09
  96
  97
  98
  99
  100
  101                             Duron                                                            3,600      08/30/08
  102                             Dollar Deals                                                     5,134      08/31/11
  103                             Woody's Pizza & Sports Bar                                       6,000      09/01/11
  104                             Hoover Oil Field Supply Co                                       2,053      03/31/09
  105                             Cingular Wireless                                                1,910      01/31/11
  106                             SolCom, Inc                                                     11,497      12/31/07
  107
  108
  109                             Pier One Imports, Inc.                                           9,424      02/26/09
  110
  111
  112
  113                             7-Gourmet Market                                                 3,423      06/30/16
  114
  115                             Humana                                                           4,609      04/30/08
  116
  117                             Goody's                                                         26,250      12/31/06
  118
  119
  120
  121                             Allied Moving & Storage                                         22,000      04/01/08
  122                             USA Baby                                                        19,701      06/30/16
  123                             Janney Montgomery Scott LLC                                      3,051      07/31/16
  124
  125
  126
  127                             Boater's World/Ritz Camera                                       7,000      02/28/11
  128
  129                             Only One $                                                      14,040      01/31/15
  130
  131                             1 800 Mattress                                                   4,219      06/30/07
  132
  133                             Firehouse Subs                                                   1,465      08/08/11
  134
  135
  136
  137
  138
  139                             Apal Distribution                                                6,092      12/31/08
  140                             Hollywood Video                                                  5,800      01/31/16
  141
  142                             Dollar General                                                   7,200      03/31/09
  143                             Movie Gallery                                                    3,010      01/31/10
  144                             PACT                                                             1,865      06/30/09
  145
  146
  147                             MJFJ Restaurant, Inc.                                            1,750      11/14/10
  148
  149
  150
  151                             Radio Shack                                                      2,040      01/31/11

                                                             3RD LARGEST TENANT
                     ------------------------------------------------------------------------------

                                                                                          LEASE                     LOAN
LOAN #               3RD LARGEST TENANT                                    UNIT SIZE   EXPIRATION                 PURPOSE    LOAN #
------------------------------------------------------------------------------------------------------------------------------------

   1                 Ernst & Young U.S. LLP                                  209,621    04/30/07                Acquisition      1
   2                                                                                                            Acquisition      2
 2.01                Marshalls                                                29,652    09/30/09                               2.01
 2.02                Modell's Sporting Goods                                  21,125    01/31/18                               2.02
 2.03                Office Depot                                             11,790    07/31/14                               2.03
 2.04                Bed Bath & Beyond                                        25,000    01/31/12                               2.04
 2.05                Buffalo Wild Wings                                        5,000    08/31/12                               2.05
 2.06                USA Baby                                                 36,721    10/31/11                               2.06
 2.07                DSW Designer Shoe Warehouse                              26,703    01/31/11                               2.07
 2.08                Bally's Total Fitness                                    26,185    12/31/07                               2.08
 2.09                Beall's Outlet                                           20,000    04/30/13                               2.09
 2.10                Petsmart                                                 19,235    01/31/16                               2.10
 2.11                Walgreens                                                16,940    04/30/62                               2.11
 2.12                Movie Gallery                                             4,200    10/31/10                               2.12
 2.13                Dots                                                      4,875    08/31/11                               2.13
 2.14                Bartonville Liquors                                       3,638    03/31/08                               2.14
   3                                                                                                            Refinance        3
   4                                                                                                            Refinance        4
 4.01                Truststreet Properties, Inc.                             47,899    04/30/09                               4.01
 4.02                CNL Retirement Corp.                                     35,901    02/28/16                               4.02
   5                 The Limited                                              10,120    01/31/07                Acquisition      5
   6                 American International Insurance Company                 57,880    03/31/16                Acquisition      6
   7                                                                                                            Refinance        7
 7.01                                                                                                                          7.01
 7.02                                                                                                                          7.02
 7.03                                                                                                                          7.03
 7.04                                                                                                                          7.04
 7.05                                                                                                                          7.05
 7.06                                                                                                                          7.06
 7.07                                                                                                                          7.07
   8                                                                                                            Refinance        8
   9                 Linens 'n Things                                         30,800    02/28/16                Acquisition      9
  10                 Globe Ground North America                               17,687    03/31/13                Acquisition     10
  11                                                                                                            Refinance       11
 11.01               Elder Health                                             20,560    11/30/14                               11.01
 11.02               RM Sovich                                                 4,770    01/31/11                               11.02
 11.03                                                                                                                         11.03
  12                 E.C. Dickens                                             23,083    02/06/11                Acquisition     12
  13                 Stride & Associates, Inc.                                 7,790    12/31/15                Refinance       13
  14                 Queens Medical Center                                    10,608    12/31/21                Refinance       14
  15                 JC Penney Company, Inc.                                  49,246    10/31/11                Refinance       15
  16                 Bed Bath & Beyond                                        24,000    11/15/21                Refinance       16
  17                                                                                                            Acquisition     17
  18                 Circuit City                                             37,422    01/31/10                Refinance       18
  19                 Citigroup Global Markets                                  9,475    01/31/11                Acquisition     19
  20                                                                                                            Acquisition     20
  21                 Hollywood Video                                           7,000    06/30/13                Refinance       21
  22                 Jerry's Systems                                           7,626    06/30/07                Refinance       22
  23                 Sterling                                                  5,800    01/31/26                Acquisition     23
  24                 Cost Plus                                                20,119    01/31/14                Acquisition     24
  25                                                                                                            Acquisition     25
 25.01               Rainbow Women's                                          10,000    07/31/07                               25.01
 25.02               Hastings Entertainment                                   20,000    11/23/09                               25.02
 25.03                                                                                                                         25.03
 25.04               Dollar Mania                                              6,535    04/30/07                               25.04
 25.05               Super D Drugs                                             4,000    12/31/08                               25.05
  26                                                                                                            Acquisition     26
  27                                                                                                            Refinance       27
  28                 Dots, Inc.                                                4,400    01/31/10                Acquisition     28
  29                 Marshalls Store                                          22,500    01/31/09                Acquisition     29
  30                                                                                                            Refinance       30
 30.01                                                                                                                         30.01
 30.02               Century 21 Towne Century                                  2,300    12/31/08                               30.02
 30.03               Mother's Nutritional Center                               1,711    12/31/06                               30.03
  31                                                                                                            Acquisition     31
  32                 Solutions Plus Inc                                       21,358    01/31/09                Acquisition     32
  33                                                                                                            Acquisition     33
  34                 Todd Allen Printing Company, Inc.                        41,275    01/31/14                Acquisition     34
  35                                                                                                            Acquisition     35
  36                 Steak N Shake                                             4,014    08/31/22                Acquisition     36
  37                                                                                                            Acquisition     37
 37.01               Old Hickory House                                         5,277    08/31/12                               37.01
 37.02               Food to You                                               1,000    10/31/08                               37.02
 37.03                                                                                                                         37.03
 37.04               Josh Regal                                                1,500    10/31/08                               37.04
 37.05                                                                                                                         37.05
 37.06                                                                                                                         37.06
 37.07                                                                                                                         37.07
 37.08                                                                                                                         37.08
 37.09               Bussenger Chiro                                             700    04/30/08                               37.09
 37.10                                                                                                                         37.10
 37.11               Edward Jones & Co                                           975    02/28/09                               37.11
 37.12                                                                                                                         37.12
 37.13                                                                                                                         37.13
 37.14                                                                                                                         37.14
  38                                                                                                            Refinance       38
  39                 Advest/Merrill Lynch                                      7,706    11/30/09                Acquisition     39
  40                 Shoaee/Ferdowsmakan                                       3,081    06/30/21                Refinance       40
  41                                                                                                            Acquisition     41
  42                 Michael's Stores, Inc.                                   24,091    02/29/12                Acquisition     42
  43                                                                                                            Refinance       43
  44                                                                                                            Acquisition     44
 44.01                                                                                                                         44.01
 44.02                                                                                                                         44.02
  45                 Hibbett Sporting Goods                                    4,960    10/31/07                Acquisition     45
  46                 First International Brokers And First Internationa        6,852    05/31/11                Acquisition     46
  47                                                                                                            Refinance       47
  48                                                                                                            Refinance       48
  49                                                                                                            Refinance       49
  50                 Rosie's Pho                                               2,100    09/23/16                Refinance       50
  51                                                                                                            Refinance       51
  52                 Law Offices of Dale K. Galipo                             6,396    05/31/07                Refinance       52
  53                                                                                                            Acquisition     53
  54                 Citi Trends, Inc.                                        12,060    05/31/11                Refinance       54
  55                                                                                                            Refinance       55
  56                                                                                                            Refinance       56
  57                                                                                                            Refinance       57
  58                 Save-a-lot                                               15,850    01/31/11                Refinance       58
  59                 United Retail (Avenue)                                    3,850    01/31/09                Refinance       59
  60                 Johnny Fang Asian Restaurant                              6,000    11/30/14                Acquisition     60
  61                 DCBS Building Codes                                      21,748    06/30/07                Acquisition     61
  62                                                                                                            Refinance       62
 62.01                                                                                                                         62.01
 62.02                                                                                                                         62.02
 62.03                                                                                                                         62.03
 62.04                                                                                                                         62.04
  63                                                                                                            Refinance       63
  64                 Bensinger, Ritt & Botterud LLP                            4,618    09/30/11                Refinance       64
  65                 Sears                                                     7,500    03/31/12                Acquisition     65
  66                                                                                                            Acquisition     66
  67                 It's Fashion                                              4,560    01/31/08                Refinance       67
  68                                                                                                            Refinance       68
  69                                                                                                            Refinance       69
  70                 Theodore L. Schreiber, M.D.                               5,640    07/31/16                Refinance       70
  71                                                                                                            Refinance       71
  72                 Dallas Chinese Assoc. Center                              7,000    05/31/07                Refinance       72
  73                 Southland Corp.                                           2,910    07/31/12                Refinance       73
  74                                                                                                            Refinance       74
  75                                                                                                            Refinance       75
  76                 Austin Regional Clinic                                    7,112    07/31/11                Acquisition     76
  77                 Dollar Plus                                               9,000    07/31/08                Refinance       77
  78                                                                                                            Refinance       78
  79                                                                                                            Refinance       79
  80                                                                                                            Refinance       80
  81                 Carriage Hill Cabinet Company                             5,520    08/31/08                Refinance       81
  82                 Sebastopol Center for the Arts                            9,200    09/30/11                Refinance       82
  83                                                                                                            Refinance       83
  84                 Dr. Gregg Trent, DDS                                      2,360    06/15/16                Refinance       84
  85                 Smart & Final Store Corporation                          29,442    02/22/24                Refinance       85
  86                                                                                                            Refinance       86
  87                                                                                                            Refinance       87
  88                 Cafe Luc Huyen Cam                                        2,052    10/30/11                Refinance       88
  89                 Creative Pals, Inc.                                       4,840    12/31/07                Refinance       89
  90                 JM Jayson                                                 5,645    11/14/07                Acquisition     90
  91                 Serop's                                                   2,750    12/31/09                Refinance       91
  92                                                                                                            Acquisition     92
  93                 House of Spice                                           26,800    02/28/09                Refinance       93
  94                 Kiswire Trading, Inc.                                     2,700    02/28/09                Refinance       94
  95                 Precision Lenscrafters                                    6,400    06/30/08                Acquisition     95
  96                                                                                                            Refinance       96
  97                                                                                                            Refinance       97
  98                                                                                                            Refinance       98
  99                                                                                                            Acquisition     99
  100                                                                                                           Refinance       100
  101                Country Plaza Liquors                                     2,400    12/31/08                Refinance       101
  102                Cato                                                      3,900    01/31/11                Refinance       102
  103                Lafayette Ambassador Bank (Ground Lease)                  2,500    11/01/16                Refinance       103
  104                Collaboration in Science                                  1,525    05/31/09                Refinance       104
  105                Starbucks                                                 1,625    01/31/16                Refinance       105
  106                Dakota Gold Mktg                                          7,954    01/31/10                Refinance       106
  107                                                                                                           Acquisition     107
  108                                                                                                           Refinance       108
  109                                                                                                           Refinance       109
  110                                                                                                           Refinance       110
  111                                                                                                           Acquisition     111
  112                                                                                                           Refinance       112
  113                Video Warehouse                                           2,630    08/31/07                Acquisition     113
  114                                                                                                           Refinance       114
  115                Barry University                                          3,609    04/30/08                Refinance       115
  116                                                                                                           Refinance       116
  117                Variety Wholesalers, Inc.                                18,900    03/31/09                Acquisition     117
  118                                                                                                           Refinance       118
  119                                                                                                           Refinance       119
  120                                                                                                           Refinance       120
  121                Wal-Mart                                                 19,000       MTM                  Refinance       121
  122                                                                                                           Acquisition     122
  123                Conrad, O'Brien, Gellman and Rohn, P.C.                   2,975    10/31/16                Refinance       123
  124                                                                                                           Refinance       124
  125                                                                                                           Refinance       125
  126                                                                                                           Refinance       126
  127                Superior Rehab                                            3,120    04/30/10                Refinance       127
  128                                                                                                           Refinance       128
  129                Interior Elements                                        14,640    11/30/10                Acquisition     129
  130                                                                                                           Refinance       130
  131                                                                                                           Refinance       131
  132                                                                                                           Refinance       132
  133                Baskin Robins                                             1,379    07/24/16                Refinance       133
  134                                                                                                           Refinance       134
  135                                                                                                           Refinance       135
  136                                                                                                           Refinance       136
  137                                                                                                           Refinance       137
  138                                                                                                           Acquisition     138
  139                CEW Research                                              4,224    05/31/09                Refinance       139
  140                Complex Community FCU                                     3,570    09/25/15                Acquisition     140
  141                                                                                                           Refinance       141
  142                Rentway                                                   4,200    07/26/10                Refinance       142
  143                Chokshi dba Hebron Liquor                                 2,550    03/31/10                Refinance       143
  144                H&S Publishing                                            1,403    11/15/06                Acquisition     144
  145                                                                                                           Acquisition     145
  146                                                                                                           Acquisition     146
  147                La Salsa, Inc.                                            1,400    08/30/07                Acquisition     147
  148                                                                                                           Acquisition     148
  149                                                                                                           Acquisition     149
  150                                                                                                           Refinance       150
  151                Dairy Queen                                               1,500    06/10/09                Refinance       151

                             FOOTNOTES TO ANNEX A-1

(1)   With respect to any cross-collateralized and cross-defaulted mortgage loans, the UW DSCR, Current LTV % and Maturity LTV % are calculated on an aggregate basis.

(2)   For Mortgage Loans secured by multiple Mortgaged Properties, each Mortgage
      Loan's Original Balance ($), Current Balance ($), and Maturity Balance ($)
      is allocated to the respective Mortgaged Property based on the Mortgage
      Loan documentation or the Mortgage Loan Seller's determination of the appropriate allocation.

(3)   Each letter identifies a group of Related Borrowers.

(4)   For each Mortgage Loan, the excess of the related Interest Rate over the related Servicing Fee Rate and the Trustee Fee Rate (together, the "Admin
      Fee").

(5)   For Mortgage Loans that are Interest-Only for their entire term, the
      Monthly Debt Service was calculated as 1/12th of the product of (i) the
      Original Balance, (ii) the Interest Rate and (iii) 365/360.

(6)   Annual Debt Service is calculated by multiplying the Monthly Debt Service by 12.

(7)   For Mortgage Loans with an Interest-Only period, the I/O Period reflects the initial Interest-Only period as of the respective Note Date of the
      Mortgage Loan.

(8)   The "L" component of the prepayment provision represents remaining lockout payments. The "Def" component of the prepayment provision represents remaining defeasance payments. The "Grtr1%orYM" component of the prepayment provision represents remaining yield maintence payments.

      With respect to Loan Numbers 1, 25, 90, 95, 103, 104 and 124, the "L"
      component and the "Def" component of the prepayment provision could in some cases be impacted by the timing of the securitization of the associated pari-passu portion or B-note.

(9)   The UW DSCR for all partial interest-only loans was calculated based on the first principal and interest payment made after the Closing Date during the term of the loan.

(10)  Represents the amount deposited by the borrower at origination. All or a portion of this amount may have been released pursuant to the terms of the related loan documents.

(11)  Represents the monthly amounts required to be deposited by the borrower.
      The amount required to be deposited in such account may be capped pursuant to the loan documents.

(12)  For Mortgage Loans that have a first payment date in January 2007 the applicable Mortgage Loan Seller will remit to the Trustee an amount that will be sufficient to cover the interest shortfall that would otherwise occur on the first Distribution Date.

(13)  With respect to Loan Numbers 8 ($76,000,000 "as is" value), 9 ($81,500,000
      "as is" value), 11.01 ($21,700,000 "as is" value), 11.02 ($18,400,000 "as is" value), 16 ($35,200,000 "as is" value), 23 ($28,875,000 "as is"
      value), 36 ($21,945,000 "as is" value), 44 ($15,400,000 "as is" value), 50
      ($13,500,000 "as is" value) and 73 ($8,800,000 "as is" value), the appraisal values and appraisal dates are reflective of the as-stablized values defined in the respective appraisals.

(14)  With respect to Loan Number 1 (Bank of America Plaza), the loan was originated in the amount of $363,000,000, of which $263,000,000 is included in the Trust. IO DSCR, UW DSCR, Cut-off Date LTV, and Maturity
      Date LTV are presented on the whole loan amount.

(15)  With Respect to Loan Number 2 (Centro Heritage Portfolio I), the 2004 NOI
      figure for the loan does not contain an NOI number for the Old Bridge
      Gateway property.

(16)  With Respect to Loan Number 11 (Brewer's Hill), the mortgage loan is encumbered by the fee interest in the Natty Boh property, the Malt Mill property and the Gunther Headquarters property, and the leasehold interest in a non-income producing land parcel that is currently used for parking.

(17)  With Respect to Loan Number 33 (99 Founders Plaza), the borrower will make monthly deposits of $4,167 into the Replacement Reserve until 10/01/11, at which time the monthly reserve amount will be $3,083 until maturity.

(18)  With respect to Loan Number 37 (Bonnie Lane and Northlake Portfolio), the
      monthly debt service is the average of all monthly principal and interest debt service payments that are based on a fixed amortization schedule as outlined in the related loan documents.

(19)  With Respect to Loan Number 93 (Stafford Commerce Center), for the first two years of the loan term the borrower will be required to make monthly deposits into the TI/LC reserve in the amount equal to the difference between the interest only and the amortizing monthly debt service payments after which time monthly TI/LC reserve deposits will cease.

(20)  With Respect to Loan Number 98 (Copeland Crossing Apartment), the loan is structured with a stabalization period that ends on 03/01/07, at which time, if the property has not achieved a DSCR of 1.20x based on a trailing
      6 months basis, the lender may require a partial paydown of the loan such that a 1.20x DSCR is effectuated. The borrower may extend the stabalization period by an additional 3 months.

(21)  With Respect to Loan Number 106 (Souix Falls Corporate Center III), at
      closing a holdback of $138,410 was taken for the completion of the Broin tenant space. Upon partial completion $121,341.60 was released to the borrower, and $17,168.40 will remain until the tenant is in occupancy and paying rent.

[THIS PAGE INTENTIONALLY LEFT BLANK.]

ANNEX A-2

CERTAIN POOL CHARACTERISTICS OF THE MORTGAGE LOANS
AND MORTGAGED PROPERTIES

[THIS PAGE INTENTIONALLY LEFT BLANK.]

                                                                       ANNEX A-2

                                                     CUT-OFF DATE BALANCES

                                                                                           WEIGHTED AVERAGES
                                                                         ------------------------------------------------------

                                                AGGREGATE        % OF                  STATED             CUT-OFF
                                  NUMBER OF      CUT-OFF       INITIAL                REMAINING            DATE      LTV RATIO
                                  MORTGAGE         DATE          POOL     MORTGAGE      TERM       UW       LTV          AT
CUT-OFF DATE BALANCES               LOANS        BALANCE       BALANCE      RATE       (MOS.)     DSCR     RATIO      MATURITY
-------------------------------------------------------------------------------------------------------------------------------

       $999,209 -   $2,999,999           13   $   26,074,830       1.0%     6.0929%      113      1.32x      71.7%        64.0%
     $3,000,000 -   $3,999,999           19       65,231,806       2.6      6.1289       115      1.35x      72.0%        61.6%
     $4,000,000 -   $4,999,999           18       80,243,443       3.2      6.0646       111      1.31x      70.7%        62.7%
     $5,000,000 -   $6,999,999           23      135,956,277       5.4      6.0388       116      1.36x      68.2%        60.4%
     $7,000,000 -   $9,999,999           21      176,756,574       7.0      6.0684       116      1.28x      73.4%        65.7%
    $10,000,000 -  $14,999,999           19      231,751,741       9.1      6.1119       112      1.23x      75.4%        68.7%
    $15,000,000 -  $24,999,999           20      375,159,403      14.8      5.9428       112      1.32x      73.2%        69.3%
    $25,000,000 -  $49,999,999            9      320,100,000      12.6      6.1147       137      1.23x      75.7%        67.0%
    $50,000,000 - $149,999,999            6      491,086,889      19.4      5.9554       119      1.35x      69.6%        66.3%
   $150,000,000 - $263,000,000            3      634,535,262      25.0      5.8770       119      1.65x      67.6%        64.1%
                                  ---------------------------------------------------------------------------------------------
TOTAL:                                  151   $2,536,896,226     100.0%     5.9900%      119      1.39X      71.3%        65.9%
                                  =============================================================================================

                                                        MORTGAGE RATES

                                                                                           WEIGHTED AVERAGES
                                                                         ------------------------------------------------------

                                                AGGREGATE        % OF                  STATED             CUT-OFF
                                  NUMBER OF      CUT-OFF       INITIAL                REMAINING            DATE      LTV RATIO
                                  MORTGAGE         DATE          POOL     MORTGAGE      TERM       UW       LTV          AT
MORTGAGE RATES                      LOANS        BALANCE       BALANCE      RATE       (MOS.)     DSCR     RATIO      MATURITY
-------------------------------------------------------------------------------------------------------------------------------

        5.3940% - 5.4999%                 2   $  288,061,419      11.4%     5.4129%      120      2.00x      58.2%        57.0%
        5.5000% - 5.7499%                10      200,108,768       7.9      5.6844       106      1.30x      70.5%        66.7%
        5.7500% - 5.9999%                53      669,109,178      26.4      5.8930       119      1.33x      71.7%        66.9%
        6.0000% - 6.2499%                60    1,039,367,870      41.0      6.1359       118      1.31x      73.4%        67.8%
        6.2500% - 6.4999%                20      246,950,534       9.7      6.3399       138      1.29x      74.5%        61.4%
        6.5000% - 6.8900%                 6       93,298,456       3.7      6.5716       104      1.23x      77.6%        74.6%
                                  ---------------------------------------------------------------------------------------------
TOTAL:                                  151   $2,536,896,226     100.0%     5.9900%      119      1.39X      71.3%        65.9%
                                  =============================================================================================

                                              ORIGINAL TERM TO MATURITY IN MONTHS

                                                                                           WEIGHTED AVERAGES
                                                                         ------------------------------------------------------

                                                AGGREGATE        % OF                  STATED             CUT-OFF
                                  NUMBER OF      CUT-OFF       INITIAL                REMAINING            DATE      LTV RATIO
ORIGINAL TERM TO                  MORTGAGE         DATE          POOL     MORTGAGE      TERM       UW       LTV          AT
MATURITY IN MONTHS                  LOANS        BALANCE       BALANCE      RATE       (MOS.)     DSCR     RATIO      MATURITY
-------------------------------------------------------------------------------------------------------------------------------

          60 -  72                        9   $   81,372,772       3.2%     6.1208%       59      1.25x      72.8%        70.4%
          73 -  84                        5       50,795,101       2.0      6.1515        82      1.38x      70.7%        67.8%
          85 - 120                      134    2,359,936,731      93.0      5.9751       119      1.40x      71.1%        66.2%
         121 - 300                        3       44,791,622       1.8      6.3511       261      1.22x      74.4%        39.8%
                                  ---------------------------------------------------------------------------------------------
TOTAL:                                  151   $2,536,896,226     100.0%     5.9900%      119      1.39X      71.3%        65.9%
                                  =============================================================================================

                                      A-2-1

                                             REMAINING TERM TO MATURITY IN MONTHS

                                                                                           WEIGHTED AVERAGES
                                                                         ------------------------------------------------------

                                                AGGREGATE        % OF                  STATED             CUT-OFF
                                  NUMBER OF      CUT-OFF       INITIAL                REMAINING            DATE      LTV RATIO
REMAINING TERM TO                 MORTGAGE         DATE          POOL     MORTGAGE      TERM       UW       LTV          AT
MATURITY IN MONTHS                  LOANS        BALANCE       BALANCE      RATE       (MOS.)     DSCR     RATIO      MATURITY
-------------------------------------------------------------------------------------------------------------------------------

         56 -  60                         9   $   81,372,772       3.2%     6.1208%       59      1.25x      72.8%        70.4%
         61 -  84                         5       50,795,101       2.0      6.1515        82      1.38x      70.7%        67.8%
         85 - 120                       134    2,359,936,731      93.0      5.9751       119      1.40x      71.1%        66.2%
        121 - 298                         3       44,791,622       1.8      6.3511       261      1.22x      74.4%        39.8%
                                  ---------------------------------------------------------------------------------------------
TOTAL:                                  151   $2,536,896,226     100.0%     5.9900%      119      1.39X      71.3%        65.9%
                                  =============================================================================================

                                            ORIGINAL AMORTIZATION TERM IN MONTHS(1)

                                                                                           WEIGHTED AVERAGES
                                                                         ------------------------------------------------------

                                                AGGREGATE        % OF                  STATED             CUT-OFF
                                  NUMBER OF      CUT-OFF       INITIAL                REMAINING            DATE      LTV RATIO
ORIGINAL AMORTIZATION             MORTGAGE         DATE          POOL     MORTGAGE      TERM       UW       LTV          AT
TERM IN MONTHS                      LOANS        BALANCE       BALANCE      RATE       (MOS.)     DSCR     RATIO      MATURITY
-------------------------------------------------------------------------------------------------------------------------------

         240 - 240                        2   $    7,493,929       0.5%     6.3258%      118      1.67x      76.0%        50.7%
         241 - 300                        8      190,137,254      12.3      6.1599       120      1.33x      67.0%        52.0%
         301 - 360                      116    1,288,926,914      83.1      6.0160       119      1.24x      74.1%        66.3%
         361 - 420                        2       65,351,709       4.2      6.1538       117      1.20x      79.3%        71.5%
                                  ---------------------------------------------------------------------------------------------
TOTAL:                                  128   $1,551,909,807     100.0%     6.0410%      119      1.25X      73.5%        64.7%
                                  =============================================================================================

                                           REMAINING AMORTIZATION TERM IN MONTHS(1)

                                                                                           WEIGHTED AVERAGES
                                                                         ------------------------------------------------------

                                                AGGREGATE        % OF                  STATED             CUT-OFF
                                  NUMBER OF      CUT-OFF       INITIAL                REMAINING            DATE      LTV RATIO
REMAINING AMORTIZATION            MORTGAGE         DATE          POOL     MORTGAGE      TERM       UW       LTV          AT
TERM IN MONTHS                      LOANS        BALANCE       BALANCE      RATE       (MOS.)     DSCR     RATIO      MATURITY
-------------------------------------------------------------------------------------------------------------------------------

        235 - 240                         2   $    7,493,929       0.5%     6.3258%      118      1.67x      76.0%        50.7%
        241 - 300                         8      190,137,254      12.3      6.1599       120      1.33x      67.0%        52.0%
        301 - 360                       116    1,288,926,914      83.1      6.0160       119      1.24x      74.1%        66.3%
        361 - 418                         2       65,351,709       4.2      6.1538       117      1.20x      79.3%        71.5%
                                  ---------------------------------------------------------------------------------------------
TOTAL:                                  128   $1,551,909,807     100.0%     6.0410%      119      1.25X      73.5%        64.7%
                                  =============================================================================================

(1) Does not include the mortgage loans that are interest-only for their entire term.

                                      A-2-2

                                                      AMORTIZATION TYPES

                                                                                           WEIGHTED AVERAGES
                                                                         ------------------------------------------------------

                                                AGGREGATE        % OF                  STATED             CUT-OFF
                                  NUMBER OF      CUT-OFF       INITIAL                REMAINING            DATE      LTV RATIO
                                  MORTGAGE         DATE          POOL     MORTGAGE      TERM       UW       LTV          AT
AMORTIZATION TYPES                  LOANS        BALANCE       BALANCE      RATE       (MOS.)     DSCR     RATIO      MATURITY
-------------------------------------------------------------------------------------------------------------------------------

BALLOON LOANS
Interest-Only                            23   $  984,986,419      38.8%     5.9097%      118      1.60x      67.7%        67.7%
Partial Interest-Only                    75      943,953,000      37.2      5.9756       122      1.22x      75.1%        68.0%
Balloon                                  53      607,956,807      24.0      6.1425       115      1.30x      70.9%        59.5%
                                  ---------------------------------------------------------------------------------------------
TOTAL:                                  151   $2,536,896,226     100.0%     5.9900%      119      1.39X      71.3%        65.9%
                                  =============================================================================================

                                      UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS

                                                                                           WEIGHTED AVERAGES
                                                                         ------------------------------------------------------

UNDERWRITTEN                                    AGGREGATE        % OF                  STATED             CUT-OFF
CASH FLOW                         NUMBER OF      CUT-OFF       INITIAL                REMAINING            DATE      LTV RATIO
DEBT SERVICE                      MORTGAGE         DATE          POOL     MORTGAGE      TERM       UW       LTV          AT
COVERAGE RATIOS                     LOANS        BALANCE       BALANCE      RATE       (MOS.)     DSCR     RATIO      MATURITY
-------------------------------------------------------------------------------------------------------------------------------

        1.06X - 1.19X                    25   $  304,997,328      12.0%     6.0754%      117      1.15x      76.4%        70.5%
        1.20X - 1.29X                    72      854,039,134      33.7      6.0537       121      1.23x      74.3%        66.1%
        1.30X - 1.39X                    20      757,350,406      29.9      6.0237       118      1.35x      74.1%        69.8%
        1.40X - 1.49X                    12      263,888,010      10.4      6.1195       115      1.44x      68.3%        64.7%
        1.50X - 1.69X                    14       90,985,719       3.6      5.9707       112      1.62x      66.3%        60.2%
        1.70X - 1.99X                     7       44,699,210       1.8      5.8388       120      1.88x      46.5%        46.4%
        2.00X - 2.20X                     1      220,936,419       8.7      5.3940       120      2.20x      53.2%        53.2%
                                  ---------------------------------------------------------------------------------------------
TOTAL:                                  151   $2,536,896,226     100.0%     5.9900%      119      1.39X      71.3%        65.9%
                                  =============================================================================================

                                                    CUT-OFF DATE LTV RATIOS

                                                                                           WEIGHTED AVERAGES
                                                                         ------------------------------------------------------

                                                AGGREGATE        % OF                  STATED             CUT-OFF
                                  NUMBER OF      CUT-OFF       INITIAL                REMAINING            DATE      LTV RATIO
CUT-OFF DATE                      MORTGAGE         DATE          POOL     MORTGAGE      TERM       UW       LTV          AT
LTV RATIOS                          LOANS        BALANCE       BALANCE      RATE       (MOS.)     DSCR     RATIO      MATURITY
-------------------------------------------------------------------------------------------------------------------------------

       37.0% - 50.0%                      7   $   43,999,210       1.7%     5.8389%      120      1.88x      45.9%        45.8%
       50.1% - 60.0%                      7      247,962,795       9.8      5.4660       120      2.12x      53.4%        52.6%
       60.1% - 65.0%                     12      237,511,865       9.4      6.0431       117      1.35x      63.3%        59.5%
       65.1% - 70.0%                     23      459,889,065      18.1      6.0223       114      1.33x      68.1%        61.3%
       70.1% - 75.0%                     35      488,979,422      19.3      5.9746       114      1.31x      72.8%        66.7%
       75.1% - 83.0%                     67    1,058,553,868      41.7      6.1002       123      1.26x      78.9%        72.9%
                                  ---------------------------------------------------------------------------------------------
TOTAL:                                  151   $2,536,896,226     100.0%     5.9900%      119      1.39X      71.3%        65.9%
                                  =============================================================================================

                                      A-2-3

                                                   MATURITY DATE LTV RATIOS

                                                                                           WEIGHTED AVERAGES
                                                                         ------------------------------------------------------

                                                AGGREGATE        % OF                  STATED             CUT-OFF
                                  NUMBER OF      CUT-OFF       INITIAL                REMAINING            DATE      LTV RATIO
MATURITY DATE                     MORTGAGE         DATE          POOL     MORTGAGE      TERM       UW       LTV          AT
LTV RATIOS                          LOANS        BALANCE       BALANCE      RATE       (MOS.)     DSCR     RATIO      MATURITY
-------------------------------------------------------------------------------------------------------------------------------

       34.1% - 40.0%                      4   $   41,690,832       1.6%     6.3652%      270      1.25x      74.2%        36.8%
       40.1% - 50.0%                     13       76,620,305       3.0      5.9696       119      1.73x      52.1%        46.9%
       50.1% - 60.0%                     22      581,540,728      22.9      5.7898       118      1.64x      61.2%        54.3%
       60.1% - 70.0%                     60      856,176,294      33.7      6.0175       116      1.31x      71.3%        66.4%
       70.1% - 80.0%                     52      980,868,068      38.7      6.0703       115      1.29x      78.5%        75.0%
                                  ---------------------------------------------------------------------------------------------
TOTAL:                                  151   $2,536,896,226     100.0%     5.9900%      119      1.39X      71.3%        65.9%
                                  =============================================================================================

                                     TYPE OF MORTGAGED PROPERTIES(1)

                                                                                 WEIGHTED AVERAGES
                                                                         ---------------------------------

                                                AGGREGATE       % OF               CUT-OFF
                                 NUMBER OF       CUT-OFF       INITIAL                DATE
                                 MORTGAGED         DATE         POOL         UW        LTV
PROPERTY TYPE                    PROPERTIES      BALANCE       BALANCE     DSCR      RATIO    OCCUPANCY
----------------------------------------------------------------------------------------------------------

RETAIL
Anchored                                 58   $  859,559,059      33.9%    1.52x     67.3%     94.7%
Unanchored                               14       83,209,163       3.3     1.36x     74.8%     96.1%
Shadow Anchored                           3       15,625,000       0.6     1.37x     71.0%     98.1%
                                 -------------------------------------------------------------------------
SUBTOTAL:                                75   $  958,393,222      37.8%    1.50X     68.0%     94.9%

OFFICE
CBD                                       7   $  530,575,000      20.9%    1.34x     75.9%     97.4%
Suburban                                 37      294,774,572      11.6     1.29x     73.1%     96.6%
                                 -------------------------------------------------------------------------
SUBTOTAL:                                44   $  825,349,572      32.5%    1.32X     74.9%     97.1%

MULTIFAMILY
Garden                                   34   $  266,693,580      10.5%    1.24x     76.6%     95.3%
Mid/High Rise                             7       48,000,000       1.9     1.86x     46.6%     96.5%
Student Housing                           1        8,000,000       0.3     1.15x     78.0%     96.3%
                                 -------------------------------------------------------------------------
SUBTOTAL:                                42   $  322,693,580      12.7%    1.33X     72.2%     95.5%

HOTEL
Extended Stay                             2   $  154,998,843       6.1%    1.31x     67.6%       NAP
Full Service                              1       59,803,450       2.4     1.42x     71.2%       NAP
Limited Service                           8       41,266,214       1.6     1.51x     70.7%       NAP
                                 -------------------------------------------------------------------------
SUBTOTAL:                                11   $  256,068,508      10.1%    1.37X     68.9%       NAP

INDUSTRIAL
Flex                                     14   $   96,691,622       3.8%    1.25x     72.5%     97.6%
Warehouse/Distribution                    3       10,533,598       0.4     1.24x     70.2%     98.7%
                                 -------------------------------------------------------------------------
SUBTOTAL:                                17   $  107,225,219       4.2%    1.25X     72.3%     97.7%

MIXED USE
Office/Retail                             3   $   34,210,000       1.3%    1.16x     78.2%    100.0%
Self Storage/Office                       1       16,350,000       0.6     1.20x     76.9%     96.7%
                                 -------------------------------------------------------------------------
SUBTOTAL:                                 4   $   50,560,000       2.0%    1.17X     77.8%     98.9%

MANUFACTURED HOUSING                      2   $    9,512,126       0.4%    1.22x     76.3%     97.1%

SELF-STORAGE                              1   $    7,093,998       0.3%    1.20x     60.9%     64.5%
                                 -------------------------------------------------------------------------
TOTAL:                                  196   $2,536,896,226     100.0%    1.39X     71.3%     95.9%
                                 =========================================================================

(1) Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

                                      A-2-4

                                              MORTGAGED PROPERTIES BY LOCATION(1)

                                                                                           WEIGHTED AVERAGES
                                                                         ------------------------------------------------------

                                                AGGREGATE        % OF                  STATED             CUT-OFF
                                 NUMBER OF       CUT-OFF       INITIAL                REMAINING            DATE      LTV RATIO
                                 MORTGAGED         DATE          POOL     MORTGAGE      TERM       UW       LTV          AT
LOCATION                         PROPERTIES      BALANCE       BALANCE      RATE       (MOS.)     DSCR     RATIO      MATURITY
-------------------------------------------------------------------------------------------------------------------------------

Texas                                    32   $  342,514,659      13.5%     5.8742%      118      1.32x      72.2%        66.5%
Georgia                                   7      313,618,000      12.4      6.1280       119      1.37x      79.0%        78.0%
New York                                 13      297,798,843      11.7      6.1492       119      1.34x      66.7%        58.2%
Florida                                  10      209,688,770       8.3      5.8402       108      1.41x      68.6%        67.4%
North Carolina                           11      172,742,872       6.8      6.0693       116      1.50x      65.0%        63.4%
Maryland                                 14      167,701,622       6.6      6.0237       121      1.26x      73.9%        65.6%
New Jersey                                7      131,632,218       5.2      6.0135       117      1.50x      70.0%        63.0%
Pennsylvania                              9      115,037,806       4.5      5.7204       118      1.30x      76.1%        69.5%
California                               14      113,544,109       4.5      6.1397       102      1.30x      69.3%        63.0%
Illinois                                  7       87,688,929       3.5      5.7447       119      1.74x      63.8%        60.4%
Tennessee                                19       70,157,000       2.8      5.9036       120      1.45x      69.7%        65.4%
Arizona                                   5       61,493,270       2.4      5.9664       119      1.17x      76.5%        71.3%
Wisconsin                                 4       55,365,000       2.2      5.6561       120      1.89x      60.4%        59.3%
Ohio                                      4       52,330,000       2.1      6.0286       119      1.22x      80.1%        73.9%
Idaho                                     2       36,460,094       1.4      6.0128       120      1.26x      67.0%        56.9%
Hawaii                                    2       35,300,000       1.4      6.4358       286      1.21x      77.5%        38.0%
Vermont                                   1       33,000,000       1.3      5.9700       119      1.49x      72.1%        72.1%
Michigan                                  3       25,900,000       1.0      6.1585       119      1.18x      79.0%        68.8%
Massachusetts                             4       24,250,000       1.0      5.9619        97      1.31x      72.0%        70.3%
Alabama                                   3       22,600,000       0.9      5.6754       120      1.46x      70.1%        63.7%
Minnesota                                 2       20,896,419       0.8      5.3940       120      2.20x      53.2%        53.2%
South Carolina                            1       20,500,000       0.8      5.9300       120      1.17x      76.1%        71.2%
Louisiana                                 3       18,193,676       0.7      6.0635       118      1.27x      75.4%        67.3%
Connecticut                               1       17,000,000       0.7      6.2600       119      1.24x      75.6%        70.9%
Indiana                                   1       13,100,000       0.5      5.3940       120      2.20x      53.2%        53.2%
Utah                                      2       13,080,496       0.5      6.8900        58      1.34x      82.3%        77.9%
Virginia                                  3       11,361,797       0.4      6.1170       119      1.24x      77.2%        69.1%
Missouri                                  3       11,048,856       0.4      5.9029       104      1.55x      70.5%        65.3%
Oregon                                    1        9,500,000       0.4      5.9900       118      1.24x      79.2%        74.1%
Nevada                                    1        7,400,000       0.3      6.1500       120      1.18x      78.2%        66.6%
West Virginia                             2        7,091,789       0.3      6.4934       119      1.55x      57.9%        45.6%
Colorado                                  1        4,650,000       0.2      6.1400       114      1.24x      70.5%        61.4%
South Dakota                              1        4,650,000       0.2      6.2925       118      1.15x      79.5%        72.2%
Arkansas                                  1        4,400,000       0.2      6.3000       120      1.66x      80.0%        53.1%
Oklahoma                                  1        2,600,000       0.1      6.0000       120      1.21x      73.2%        66.1%
Kentucky                                  1        2,600,000       0.1      6.0000       119      1.22x      73.2%        66.2%
                                 ----------------------------------------------------------------------------------------------
TOTAL:                                  196   $2,536,896,226     100.0%     5.9900%      119      1.39X      71.3%        65.9%
                                 ==============================================================================================

(1) Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

                                      A-2-5

                                                 YEARS BUILT/RENOVATED(1),(2)

                                                                                           WEIGHTED AVERAGES
                                                                         ------------------------------------------------------

                                                AGGREGATE        % OF                  STATED             CUT-OFF
                                 NUMBER OF       CUT-OFF       INITIAL                REMAINING            DATE      LTV RATIO
YEARS                            MORTGAGED         DATE          POOL     MORTGAGE      TERM       UW       LTV          AT
BUILT/RENOVATED                  PROPERTIES      BALANCE       BALANCE      RATE       (MOS.)     DSCR     RATIO      MATURITY
-------------------------------------------------------------------------------------------------------------------------------

        1928 - 1959                       1   $    4,000,000       0.2%     5.8310%      120      1.80x      44.9%        44.9%
        1960 - 1969                       2        6,450,000       0.3      5.9705       117      1.34x      79.9%        72.1%
        1970 - 1979                      10       64,258,856       2.5      5.9936       116      1.30x      72.2%        67.1%
        1980 - 1989                      32      259,190,538      10.2      5.9434       119      1.43x      68.2%        63.0%
        1990 - 1999                      41      621,898,176      24.5      5.9633       118      1.51x      72.6%        70.2%
        2000 - 2006                     110    1,581,098,655      62.3      6.0084       119      1.33x      71.2%        64.6%
                                 ----------------------------------------------------------------------------------------------
TOTAL:                                  196   $2,536,896,226     100.0%     5.9900%      119      1.39X      71.3%        65.9%
                                 ==============================================================================================

                                                     PREPAYMENT PROTECTION

                                                                                           WEIGHTED AVERAGES
                                                                         ------------------------------------------------------

                                                AGGREGATE        % OF                  STATED             CUT-OFF
                                  NUMBER OF      CUT-OFF       INITIAL                REMAINING            DATE      LTV RATIO
PREPAYMENT                        MORTGAGE         DATE          POOL     MORTGAGE      TERM       UW       LTV          AT
PROTECTION                          LOANS        BALANCE       BALANCE      RATE       (MOS.)     DSCR     RATIO      MATURITY
-------------------------------------------------------------------------------------------------------------------------------

Defeasance                              142   $2,453,905,836      96.7%     5.9942%      119      1.39x      71.1%        65.8%
Yield Maintenance                         9       82,990,390       3.3      5.8660       124      1.33x      75.6%        68.8%
                                 ----------------------------------------------------------------------------------------------
TOTAL:                                  151   $2,536,896,226     100.0%     5.9900%      119      1.39X      71.3%        65.9%
                                 ==============================================================================================

                                                 PARTIAL INTEREST ONLY PERIODS

                                                                                           WEIGHTED AVERAGES
                                                                         ------------------------------------------------------

                                                AGGREGATE        % OF                  STATED             CUT-OFF
                                  NUMBER OF      CUT-OFF       INITIAL                REMAINING            DATE      LTV RATIO
PARTIAL INTEREST                  MORTGAGE         DATE          POOL     MORTGAGE      TERM       UW       LTV          AT
ONLY PERIODS                        LOANS        BALANCE       BALANCE      RATE       (MOS.)     DSCR     RATIO      MATURITY
-------------------------------------------------------------------------------------------------------------------------------

         12 - 12                          3   $   21,530,000       2.3%     6.1932%      116      1.26x      74.6%        65.0%
         13 - 24                         11      122,870,000      13.0      6.3258       166      1.21x      76.8%        59.5%
         25 - 36                         32      272,488,000      28.9      5.9697       109      1.23x      75.7%        69.2%
         37 - 48                          1        7,100,000       0.8      5.9800       119      1.20x      71.7%        66.0%
         49 - 60                         28      519,965,000      55.1      5.8869       119      1.22x      74.5%        69.6%
                                 ----------------------------------------------------------------------------------------------
                                         75   $  943,953,000     100.0%     5.9756%      122      1.22X      75.1%        68.0%
                                 ==============================================================================================

(1) Range of Years Built/Renovated references the earlier of the year built or with respect to renovated properties, the year of the most recent renovation date with respect to each Mortgaged Property.

(2) Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

                                      A-2-6

                                       CUT-OFF DATE BALANCES FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                                WEIGHTED AVERAGES
                                                                              ------------------------------------------------------

                                                AGGREGATE          % OF                     STATED             CUT-OFF
                                  NUMBER OF      CUT-OFF         INITIAL                   REMAINING            DATE      LTV RATIO
                                  MORTGAGE         DATE        LOAN GROUP 1    MORTGAGE      TERM       UW       LTV         AT
CUT-OFF DATE BALANCES               LOANS        BALANCE         BALANCE         RATE       (MOS.)     DSCR     RATIO     MATURITY
------------------------------------------------------------------------------------------------------------------------------------

       $999,209 -   $2,999,999            7   $   15,894,830            0.7%     6.2032%      112      1.25x      70.5%        62.2%
     $3,000,000 -   $3,999,999           15       51,981,806            2.3      6.1257       114      1.37x      70.4%        59.4%
     $4,000,000 -   $4,999,999           14       62,424,587            2.8      6.0739       112      1.29x      71.2%        62.7%
     $5,000,000 -   $6,999,999           16       94,111,007            4.2      6.0716       115      1.34x      68.6%        60.1%
     $7,000,000 -   $9,999,999           19      160,056,574            7.1      6.0623       115      1.29x      73.3%        65.3%
    $10,000,000 -  $14,999,999           13      162,341,741            7.2      6.1616       108      1.25x      74.4%        67.6%
    $15,000,000 -  $24,999,999           17      316,409,403           14.1      5.9510       110      1.32x      72.9%        68.6%
    $25,000,000 -  $49,999,999            9      320,100,000           14.2      6.1147       137      1.23x      75.7%        67.0%
    $50,000,000 - $263,000,000            8    1,065,463,712           47.4      5.8960       119      1.53x      67.9%        64.7%
                                  --------------------------------------------------------------------------------------------------
TOTAL:                                  118   $2,248,783,660          100.0%     5.9857%      119      1.40X      70.8%        65.4%
                                  ==================================================================================================

                                           MORTGAGE RATES FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                                WEIGHTED AVERAGES
                                                                              ------------------------------------------------------

                                                AGGREGATE          % OF                     STATED             CUT-OFF
                                  NUMBER OF      CUT-OFF         INITIAL                   REMAINING            DATE      LTV RATIO
                                  MORTGAGE         DATE        LOAN GROUP 1    MORTGAGE      TERM       UW       LTV         AT
MORTGAGE RATES                      LOANS        BALANCE         BALANCE         RATE       (MOS.)     DSCR     RATIO     MATURITY
------------------------------------------------------------------------------------------------------------------------------------

        5.3940% - 5.4999%                 2   $  288,061,419           12.8%     5.4129%      120      2.00x      58.2%        57.0%
        5.5000% - 5.7499%                 9      186,348,768            8.3      5.6817       105      1.31x      69.6%        66.0%
        5.7500% - 5.9999%                35      543,608,908           24.2      5.8976       119      1.33x      71.6%        66.8%
        6.0000% - 6.4999%                67    1,143,166,109           50.8      6.1764       122      1.31x      73.2%        66.0%
        6.5000% - 6.7499%                 4       74,517,961            3.3      6.5173       111      1.22x      77.1%        74.7%
        6.7500% - 6.8900%                 1       13,080,496            0.6      6.8900        58      1.34x      82.3%        77.9%
                                  --------------------------------------------------------------------------------------------------
TOTAL:                                  118   $2,248,783,660          100.0%     5.9857%      119      1.40X      70.8%        65.4%
                                  ==================================================================================================

                                ORIGINAL TERM TO MATURITY IN MONTHS FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                                WEIGHTED AVERAGES
                                                                              ------------------------------------------------------

                                                AGGREGATE          % OF                     STATED             CUT-OFF
                                  NUMBER OF      CUT-OFF         INITIAL                   REMAINING            DATE      LTV RATIO
ORIGINAL TERM TO                  MORTGAGE         DATE        LOAN GROUP 1    MORTGAGE      TERM       UW       LTV         AT
MATURITY IN MONTHS                  LOANS        BALANCE         BALANCE         RATE       (MOS.)     DSCR     RATIO     MATURITY
------------------------------------------------------------------------------------------------------------------------------------

             60 -  72                     9   $   81,372,772            3.6%     6.1208%       59      1.25x      72.8%        70.4%
             73 -  84                     4       46,476,245            2.1      6.1517        82      1.40x      69.9%        67.4%
             85 - 120                   102    2,076,143,021           92.3      5.9688       119      1.41x      70.6%        65.7%
            121 - 300                     3       44,791,622            2.0      6.3511       261      1.22x      74.4%        39.8%
                                  --------------------------------------------------------------------------------------------------
TOTAL:                                  118   $2,248,783,660          100.0%     5.9857%      119      1.40X      70.8%        65.4%
                                  ==================================================================================================

                                      A-2-7

                                REMAINING TERM TO MATURITY IN MONTHS FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                                WEIGHTED AVERAGES
                                                                              ------------------------------------------------------

                                                AGGREGATE          % OF                     STATED             CUT-OFF
                                  NUMBER OF      CUT-OFF         INITIAL                   REMAINING            DATE      LTV RATIO
REMAINING TERM TO                 MORTGAGE         DATE        LOAN GROUP 1    MORTGAGE      TERM       UW       LTV         AT
MATURITY IN MONTHS                  LOANS        BALANCE         BALANCE         RATE       (MOS.)     DSCR     RATIO     MATURITY
------------------------------------------------------------------------------------------------------------------------------------

             56 -  60                     9   $   81,372,772            3.6%     6.1208%       59      1.25x      72.8%        70.4%
             61 -  84                     4       46,476,245            2.1      6.1517        82      1.40x      69.9%        67.4%
             85 - 120                   102    2,076,143,021           92.3      5.9688       119      1.41x      70.6%        65.7%
            121 - 298                     3       44,791,622            2.0      6.3511       261      1.22x      74.4%        39.8%
                                  --------------------------------------------------------------------------------------------------
TOTAL:                                  118   $2,248,783,660          100.0%     5.9857%      119      1.40X      70.8%        65.4%
                                  ==================================================================================================

                              ORIGINAL AMORTIZATION TERM IN MONTHS FOR LOAN GROUP 1 MORTGAGE LOANS(1)

                                                                                                WEIGHTED AVERAGES
                                                                              ------------------------------------------------------

                                                AGGREGATE          % OF                     STATED             CUT-OFF
                                  NUMBER OF      CUT-OFF         INITIAL                   REMAINING            DATE      LTV RATIO
ORIGINAL AMORTIZATION             MORTGAGE         DATE        LOAN GROUP 1    MORTGAGE      TERM       UW       LTV         AT
TERM IN MONTHS                      LOANS        BALANCE         BALANCE         RATE       (MOS.)     DSCR     RATIO     MATURITY
------------------------------------------------------------------------------------------------------------------------------------

            240 - 240                     2   $    7,493,929            0.6%     6.3258%      118      1.67x      76.0%        50.7%
            241 - 300                     8      190,137,254           14.4      6.1599       120      1.33x      67.0%        52.0%
            301 - 360                    91    1,121,916,057           85.0      6.0154       119      1.24x      73.7%        65.8%
                                  --------------------------------------------------------------------------------------------------
TOTAL:                                  101   $1,319,547,241          100.0%     6.0380%      120      1.26X      72.8%        63.7%
                                  ==================================================================================================

                              REMAINING AMORTIZATION TERM IN MONTHS FOR LOAN GROUP 1 MORTGAGE LOANS(1)

                                                                                                WEIGHTED AVERAGES
                                                                              ------------------------------------------------------

                                                AGGREGATE          % OF                     STATED             CUT-OFF
                                  NUMBER OF      CUT-OFF         INITIAL                   REMAINING            DATE      LTV RATIO
REMAINING AMORTIZATION            MORTGAGE         DATE        LOAN GROUP 1    MORTGAGE      TERM       UW       LTV         AT
TERM IN MONTHS                      LOANS        BALANCE         BALANCE         RATE       (MOS.)     DSCR     RATIO     MATURITY
------------------------------------------------------------------------------------------------------------------------------------

            235 - 240                     2   $    7,493,929            0.6%     6.3258%      118      1.67x      76.0%        50.7%
            241 - 300                     8      190,137,254           14.4      6.1599       120      1.33x      67.0%        52.0%
            301 - 360                    91    1,121,916,057           85.0      6.0154       119      1.24x      73.7%        65.8%
                                  --------------------------------------------------------------------------------------------------
TOTAL:                                  101   $1,319,547,241          100.0%     6.0380%      120      1.26X      72.8%        63.7%
                                  ==================================================================================================

(1) Does not include the mortgage loans that are interest-only for their entire term.

                                      A-2-8

                                         AMORTIZATION TYPES FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                                WEIGHTED AVERAGES
                                                                              ------------------------------------------------------

                                                AGGREGATE          % OF                     STATED             CUT-OFF
                                  NUMBER OF      CUT-OFF         INITIAL                   REMAINING            DATE      LTV RATIO
                                  MORTGAGE         DATE        LOAN GROUP 1    MORTGAGE      TERM       UW       LTV         AT
AMORTIZATION TYPES                  LOANS        BALANCE         BALANCE         RATE       (MOS.)     DSCR     RATIO     MATURITY
------------------------------------------------------------------------------------------------------------------------------------

BALLOON LOANS
Interest-Only                            17   $  929,236,419           41.3%     5.9114%      118      1.61x      67.8%        67.8%
Partial Interest-Only                    53      793,813,000           35.3      5.9669       123      1.22x      74.8%        67.6%
Balloon                                  48      525,734,241           23.4      6.1454       115      1.31x      69.8%        57.9%
                                  --------------------------------------------------------------------------------------------------
TOTAL:                                  118   $2,248,783,660          100.0%     5.9857%      119      1.40X      70.8%        65.4%
                                  ==================================================================================================

                        UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                                WEIGHTED AVERAGES
                                                                              ------------------------------------------------------

UNDERWRITTEN                                    AGGREGATE          % OF                     STATED             CUT-OFF
CASH FLOW                         NUMBER OF      CUT-OFF         INITIAL                   REMAINING            DATE      LTV RATIO
DEBT SERVICE                      MORTGAGE         DATE        LOAN GROUP 1    MORTGAGE      TERM       UW       LTV         AT
COVERAGE RATIOS                     LOANS        BALANCE         BALANCE         RATE       (MOS.)     DSCR     RATIO     MATURITY
------------------------------------------------------------------------------------------------------------------------------------

          1.06X - 1.19X                  17   $  231,247,328           10.3%     6.0744%      117      1.14x      76.1%        70.4%
          1.20X - 1.29X                  61      719,131,568           32.0      6.0532       122      1.23x      73.7%        65.2%
          1.30X - 1.39X                  14      708,070,406           31.5      6.0310       118      1.35x      73.9%        69.5%
          1.40X - 1.49X                  10      258,213,010           11.5      6.1188       115      1.44x      68.1%        64.5%
          1.50X - 1.69X                  11       79,185,719            3.5      5.9827       111      1.62x      67.1%        61.1%
          1.70X - 1.99X                   4       31,999,210            1.4      5.8419       120      1.89x      46.6%        46.4%
          2.00X - 2.20X                   1      220,936,419            9.8      5.3940       120      2.20x      53.2%        53.2%
                                  --------------------------------------------------------------------------------------------------
TOTAL:                                  118   $2,248,783,660          100.0%     5.9857%      119      1.40X      70.8%        65.4%
                                  ==================================================================================================

                                      CUT-OFF DATE LTV RATIOS FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                                WEIGHTED AVERAGES
                                                                              ------------------------------------------------------

                                                AGGREGATE          % OF                     STATED             CUT-OFF
                                  NUMBER OF      CUT-OFF         INITIAL                   REMAINING            DATE      LTV RATIO
CUT-OFF DATE                      MORTGAGE         DATE        LOAN GROUP 1    MORTGAGE      TERM       UW       LTV         AT
LTV RATIOS                          LOANS        BALANCE         BALANCE         RATE       (MOS.)     DSCR     RATIO     MATURITY
------------------------------------------------------------------------------------------------------------------------------------

          39.9% - 50.0%                   4   $   31,999,210            1.4%     5.8419%      120      1.89x      46.6%        46.4%
          50.1% - 60.0%                   6      242,962,795           10.8      5.4585       120      2.13x      53.4%        52.6%
          60.1% - 65.0%                  12      237,511,865           10.6      6.0431       117      1.35x      63.3%        59.5%
          65.1% - 70.0%                  22      453,689,065           20.2      6.0235       114      1.33x      68.1%        61.3%
          70.1% - 75.0%                  26      415,276,152           18.5      5.9595       114      1.33x      72.8%        66.5%
          75.1% - 80.0%                  47      854,264,077           38.0      6.1038       125      1.27x      78.9%        72.9%
          80.1% - 83.0%                   1       13,080,496            0.6      6.8900        58      1.34x      82.3%        77.9%
                                  --------------------------------------------------------------------------------------------------
TOTAL:                                  118   $2,248,783,660          100.0%     5.9857%      119      1.40X      70.8%        65.4%
                                  ==================================================================================================

                                      A-2-9

                                      MATURITY DATE LTV RATIOS FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                                WEIGHTED AVERAGES
                                                                              ------------------------------------------------------

                                                AGGREGATE          % OF                     STATED             CUT-OFF
                                  NUMBER OF      CUT-OFF         INITIAL                   REMAINING            DATE      LTV RATIO
MATURITY DATE                     MORTGAGE         DATE        LOAN GROUP 1    MORTGAGE      TERM       UW       LTV         AT
LTV RATIOS                          LOANS        BALANCE         BALANCE         RATE       (MOS.)     DSCR     RATIO     MATURITY
------------------------------------------------------------------------------------------------------------------------------------

          34.1% - 40.0%                   3   $   40,690,832            1.8%     6.3784%      274      1.24x      75.1%        36.8%
          40.1% - 50.0%                  11       65,620,305            2.9      5.9928       119      1.70x      53.3%        47.3%
          50.1% - 60.0%                  20      570,340,728           25.4      5.7879       118      1.64x      61.3%        54.3%
          60.1% - 70.0%                  48      773,446,023           34.4      6.0159       115      1.32x      71.0%        66.3%
          70.1% - 80.0%                  36      798,685,772           35.5      6.0770       115      1.30x      78.5%        75.5%
                                  --------------------------------------------------------------------------------------------------
TOTAL:                                  118   $2,248,783,660          100.0%     5.9857%      119      1.40X      70.8%        65.4%
                                  ==================================================================================================

                       TYPE OF MORTGAGED PROPERTIES FOR LOAN GROUP 1 MORTGAGE LOANS(1)

                                                                                     WEIGHTED AVERAGES
                                                                             ---------------------------------

                                                AGGREGATE          % OF                CUT-OFF
                                 NUMBER OF       CUT-OFF         INITIAL                  DATE
                                 MORTGAGED         DATE        LOAN GROUP 1      UW        LTV
PROPERTY TYPE                    PROPERTIES      BALANCE         BALANCE       DSCR      RATIO      OCCUPANCY
--------------------------------------------------------------------------------------------------------------

RETAIL
Anchored                                 58   $  859,559,059           38.2%   1.52x      67.3%      94.7%
Unanchored                               14       83,209,163            3.7    1.36x      74.8%      96.1%
Shadow Anchored                           3       15,625,000            0.7    1.37x      71.0%      98.1%
                                 -----------------------------------------------------------------------------
SUBTOTAL:                                75   $  958,393,222           42.6%   1.50X      68.0%      94.9%

OFFICE
CBD                                       7   $  530,575,000           23.6%   1.34x      75.9%      97.4%
Suburban                                 37      294,774,572           13.1    1.29x      73.1%      96.6%
                                 -----------------------------------------------------------------------------
SUBTOTAL:                                44   $  825,349,572           36.7%   1.32X      74.9%      97.1%

HOTEL
Extended Stay                             2   $  154,998,843            6.9%   1.31x      67.6%       NAP
Full Service                              1       59,803,450            2.7    1.42x      71.2%       NAP
Limited Service                           8       41,266,214            1.8    1.51x      70.7%       NAP
                                 -----------------------------------------------------------------------------
SUBTOTAL:                                11   $  256,068,508           11.4%   1.37X      68.9%       NAP

INDUSTRIAL
Flex                                     14   $   96,691,622            4.3%   1.25x      72.5%      97.6%
Warehouse/Distribution                    3       10,533,598            0.5    1.24x      70.2%      98.7%
                                 -----------------------------------------------------------------------------
SUBTOTAL:                                17   $  107,225,219            4.8%   1.25X      72.3%      97.7%

MIXED USE
Office/Retail                             3   $   34,210,000            1.5%   1.16x      78.2%     100.0%
Self Storage/Office                       1       16,350,000            0.7    1.20x      76.9%      96.7%
                                 -----------------------------------------------------------------------------
SUBTOTAL:                                 4   $   50,560,000            2.2%   1.17X      77.8%      98.9%

MULTIFAMILY
Mid/High Rise                             3   $   31,000,000            1.4%   1.89x      46.8%      96.2%
Garden                                    2       13,093,140            0.6    1.22x      70.4%      97.2%
                                 -----------------------------------------------------------------------------
SUBTOTAL:                                 5   $   44,093,140            2.0%   1.69X      53.8%      96.5%

SELF-STORAGE                              1   $    7,093,998            0.3%   1.20x      60.9%      64.5%
                                 -----------------------------------------------------------------------------
TOTAL:                                  157   $2,248,783,660          100.0%   1.40X      70.8%      96.0%
                                 =============================================================================

(1) Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

                                      A-2-10

                                MORTGAGED PROPERTIES BY LOCATION FOR LOAN GROUP 1 MORTGAGE LOANS(1)

                                                                                                WEIGHTED AVERAGES
                                                                              ------------------------------------------------------

                                                AGGREGATE          % OF                     STATED             CUT-OFF
                                 NUMBER OF       CUT-OFF         INITIAL                   REMAINING            DATE      LTV RATIO
                                 MORTGAGED         DATE        LOAN GROUP 1    MORTGAGE      TERM       UW       LTV         AT
LOCATION                         PROPERTIES      BALANCE         BALANCE         RATE       (MOS.)     DSCR     RATIO     MATURITY
------------------------------------------------------------------------------------------------------------------------------------

Georgia                                   4   $  288,143,000           12.8%     6.1203%      119      1.38x      79.5%        78.7%
New York                                  9      280,798,843           12.5      6.1684       119      1.31x      67.9%        58.9%
Texas                                    18      213,429,220            9.5      5.7802       118      1.38x      68.8%        63.6%
Florida                                  10      209,688,770            9.3      5.8402       108      1.41x      68.6%        67.4%
Maryland                                 14      167,701,622            7.5      6.0237       121      1.26x      73.9%        65.6%
North Carolina                            6      159,662,872            7.1      6.0874       116      1.51x      63.9%        62.8%
New Jersey                                7      131,632,218            5.9      6.0135       117      1.50x      70.0%        63.0%
California                               14      113,544,109            5.0      6.1397       102      1.30x      69.3%        63.0%
Pennsylvania                              7      107,687,806            4.8      5.7014       118      1.30x      75.9%        69.3%
Illinois                                  7       87,688,929            3.9      5.7447       119      1.74x      63.8%        60.4%
Wisconsin                                 4       55,365,000            2.5      5.6561       120      1.89x      60.4%        59.3%
Tennessee                                17       42,157,000            1.9      5.8654       119      1.62x      65.9%        61.9%
Ohio                                      3       38,570,000            1.7      6.1386       118      1.21x      79.5%        73.0%
Idaho                                     2       36,460,094            1.6      6.0128       120      1.26x      67.0%        56.9%
Arizona                                   2       35,300,000            1.6      5.9182       120      1.15x      78.3%        73.1%
Hawaii                                    2       35,300,000            1.6      6.4358       286      1.21x      77.5%        38.0%
Vermont                                   1       33,000,000            1.5      5.9700       119      1.49x      72.1%        72.1%
Massachusetts                             4       24,250,000            1.1      5.9619        97      1.31x      72.0%        70.3%
Alabama                                   3       22,600,000            1.0      5.6754       120      1.46x      70.1%        63.7%
Minnesota                                 2       20,896,419            0.9      5.3940       120      2.20x      53.2%        53.2%
South Carolina                            1       20,500,000            0.9      5.9300       120      1.17x      76.1%        71.2%
Louisiana                                 3       18,193,676            0.8      6.0635       118      1.27x      75.4%        67.3%
Connecticut                               1       17,000,000            0.8      6.2600       119      1.24x      75.6%        70.9%
Indiana                                   1       13,100,000            0.6      5.3940       120      2.20x      53.2%        53.2%
Utah                                      2       13,080,496            0.6      6.8900        58      1.34x      82.3%        77.9%
Michigan                                  2       12,700,000            0.6      6.0021       120      1.21x      78.4%        66.5%
Oregon                                    1        9,500,000            0.4      5.9900       118      1.24x      79.2%        74.1%
Virginia                                  2        8,361,797            0.4      6.0882       120      1.24x      76.4%        68.5%
Nevada                                    1        7,400,000            0.3      6.1500       120      1.18x      78.2%        66.6%
West Virginia                             2        7,091,789            0.3      6.4934       119      1.55x      57.9%        45.6%
South Dakota                              1        4,650,000            0.2      6.2925       118      1.15x      79.5%        72.2%
Arkansas                                  1        4,400,000            0.2      6.3000       120      1.66x      80.0%        53.1%
Missouri                                  1        3,730,000            0.2      5.3940       120      2.20x      53.2%        53.2%
Oklahoma                                  1        2,600,000            0.1      6.0000       120      1.21x      73.2%        66.1%
Kentucky                                  1        2,600,000            0.1      6.0000       119      1.22x      73.2%        66.2%
                                 ---------------------------------------------------------------------------------------------------
TOTAL:                                  157   $2,248,783,660          100.0%     5.9857%      119      1.40X      70.8%        65.4%
                                 ===================================================================================================

(1) Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

                                     A-2-11

                                    YEARS BUILT/RENOVATED FOR LOAN GROUP 1 MORTGAGE LOANS(1),(2)

                                                                                                WEIGHTED AVERAGES
                                                                              ------------------------------------------------------

                                                AGGREGATE          % OF                     STATED             CUT-OFF
                                 NUMBER OF       CUT-OFF         INITIAL                   REMAINING            DATE      LTV RATIO
YEARS                            MORTGAGED         DATE        LOAN GROUP 1    MORTGAGE      TERM       UW       LTV         AT
BUILT/RENOVATED                  PROPERTIES      BALANCE         BALANCE         RATE       (MOS.)     DSCR     RATIO     MATURITY
------------------------------------------------------------------------------------------------------------------------------------

           1928 - 1969                    1   $    4,000,000            0.2%     5.8310%      120      1.80x      44.9%        44.9%
           1970 - 1979                    8       58,640,000            2.6      5.9842       118      1.30x      71.7%        66.8%
           1980 - 1989                   22      199,990,538            8.9      5.9367       119      1.44x      68.9%        63.6%
           1990 - 1999                   37      577,353,176           25.7      5.9655       117      1.53x      72.4%        69.8%
           2000 - 2006                   89    1,408,799,945           62.6      6.0014       119      1.35x      70.4%        63.9%
                                 ---------------------------------------------------------------------------------------------------
TOTAL:                                  157   $2,248,783,660          100.0%     5.9857%      119      1.40X      70.8%        65.4%
                                 ===================================================================================================

                                       PREPAYMENT PROTECTION FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                                WEIGHTED AVERAGES
                                                                              ------------------------------------------------------

                                                AGGREGATE          % OF                     STATED             CUT-OFF
                                  NUMBER OF      CUT-OFF         INITIAL                   REMAINING            DATE      LTV RATIO
PREPAYMENT                        MORTGAGE         DATE        LOAN GROUP 1    MORTGAGE      TERM       UW       LTV         AT
PROTECTION                          LOANS        BALANCE         BALANCE         RATE       (MOS.)     DSCR     RATIO     MATURITY
------------------------------------------------------------------------------------------------------------------------------------

Defeasance                              111   $2,173,143,270           96.6%     5.9903%      119      1.41x      70.6%        65.3%
Yield Maintenance                         7       75,640,390            3.4      5.8530       124      1.33x      75.2%        68.5%
                                 ---------------------------------------------------------------------------------------------------
TOTAL:                                  118   $2,248,783,660          100.0%     5.9857%      119      1.40X      70.8%        65.4%
                                 ===================================================================================================

                                   PARTIAL INTEREST ONLY PERIODS FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                                WEIGHTED AVERAGES
                                                                              ------------------------------------------------------

                                                AGGREGATE          % OF                     STATED             CUT-OFF
PARTIAL                           NUMBER OF      CUT-OFF         INITIAL                   REMAINING            DATE      LTV RATIO
INTEREST                          MORTGAGE         DATE        LOAN GROUP 1    MORTGAGE      TERM       UW       LTV         AT
ONLY PERIODS                        LOANS        BALANCE         BALANCE         RATE       (MOS.)     DSCR     RATIO     MATURITY
------------------------------------------------------------------------------------------------------------------------------------

             12 - 12                      2   $   16,880,000            2.1%     6.2078%      117      1.27x      75.7%        66.0%
             13 - 24                      7       97,970,000           12.3      6.3234       178      1.22x      76.5%        57.0%
             25 - 36                     22      230,058,000           29.0      5.9729       108      1.23x      75.4%        69.1%
             37 - 48                      1        7,100,000            0.9      5.9800       119      1.20x      71.7%        66.0%
             49 - 60                     21      441,805,000           55.7      5.8753       119      1.22x      74.2%        69.3%
                                 ---------------------------------------------------------------------------------------------------
                                         53   $  793,813,000          100.0%     5.9669%      123      1.22X      74.8%        67.6%
                                 ===================================================================================================

(1) Range of Years Built/Renovated references the earlier of the year built or with respect to renovated properties, the year of the most recent renovation date with respect to each Mortgaged Property.

(2) Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

                                     A-2-12

                                       CUT-OFF DATE BALANCES FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                                WEIGHTED AVERAGES
                                                                              ------------------------------------------------------

                                                AGGREGATE          % OF                      STATED            CUT-OFF
                                  NUMBER OF      CUT-OFF          INITIAL                  REMAINING            DATE      LTV RATIO
                                  MORTGAGE         DATE        LOAN GROUP 2    MORTGAGE       TERM      UW       LTV         AT
CUT-OFF DATE BALANCES               LOANS        BALANCE          BALANCE        RATE        (MOS.)    DSCR     RATIO     MATURITY
------------------------------------------------------------------------------------------------------------------------------------

     $1,000,000 -  $2,999,999             6   $   10,180,000            3.5%     5.9207%      115      1.43x      73.6%        66.8%
     $3,000,000 -  $3,999,999             4       13,250,000            4.6      6.1415       118      1.28x      78.4%        70.4%
     $4,000,000 -  $4,999,999             4       17,818,856            6.2      6.0321       109      1.36x      68.8%        62.7%
     $5,000,000 -  $6,999,999             7       41,845,270           14.5      5.9649       119      1.43x      67.4%        61.1%
     $7,000,000 -  $9,999,999             2       16,700,000            5.8      6.1268       120      1.15x      74.5%        69.9%
    $10,000,000 - $14,999,999             6       69,410,000           24.1      5.9954       120      1.18x      77.8%        71.3%
    $15,000,000 - $24,999,999             3       58,750,000           20.4      5.8983       119      1.31x      74.6%        73.0%
    $25,000,000 - $60,158,440             1       60,158,439           20.9      6.1800       117      1.20x      79.7%        71.9%
                                  --------------------------------------------------------------------------------------------------
TOTAL:                                   33   $  288,112,566          100.0%     6.0237%      118      1.27X      75.1%        69.5%
                                  ==================================================================================================

                                           MORTGAGE RATES FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                                WEIGHTED AVERAGES
                                                                              ------------------------------------------------------

                                                AGGREGATE          % OF                      STATED            CUT-OFF
                                  NUMBER OF      CUT-OFF          INITIAL                  REMAINING            DATE      LTV RATIO
                                  MORTGAGE         DATE        LOAN GROUP 2    MORTGAGE       TERM      UW       LTV         AT
MORTGAGE RATES                      LOANS        BALANCE          BALANCE        RATE        (MOS.)    DSCR     RATIO     MATURITY
------------------------------------------------------------------------------------------------------------------------------------

        5.7200% - 5.9999%                19   $  139,260,270           48.3%     5.8582%      119      1.32x      73.2%        68.4%
        6.0000% - 6.2499%                11      126,177,295           43.8      6.1451       117      1.22x      76.9%        70.7%
        6.2500% - 6.5500%                 3       22,675,000            7.9      6.3648       117      1.21x      77.2%        69.2%
                                  --------------------------------------------------------------------------------------------------
TOTAL:                                   33   $  288,112,566          100.0%     6.0237%      118      1.27X      75.1%        69.5%
                                  ==================================================================================================

                                ORIGINAL TERM TO MATURITY IN MONTHS FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                                WEIGHTED AVERAGES
                                                                              ------------------------------------------------------

                                                AGGREGATE          % OF                      STATED            CUT-OFF
                                  NUMBER OF      CUT-OFF          INITIAL                  REMAINING            DATE      LTV RATIO
ORIGINAL TERM TO                  MORTGAGE         DATE        LOAN GROUP 2    MORTGAGE       TERM      UW       LTV         AT
MATURITY IN MONTHS                  LOANS        BALANCE          BALANCE        RATE        (MOS.)    DSCR     RATIO     MATURITY
------------------------------------------------------------------------------------------------------------------------------------

             84 - 120                    33   $  288,112,566          100.0%     6.0237%      118      1.27x      75.1%        69.5%
                                  --------------------------------------------------------------------------------------------------
TOTAL:                                   33   $  288,112,566          100.0%     6.0237%      118      1.27X      75.1%        69.5%
                                  ==================================================================================================

                                     A-2-13

                                REMAINING TERM TO MATURITY IN MONTHS FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                                WEIGHTED AVERAGES
                                                                              ------------------------------------------------------

                                                AGGREGATE          % OF                      STATED            CUT-OFF
                                  NUMBER OF      CUT-OFF          INITIAL                  REMAINING            DATE      LTV RATIO
REMAINING TERM TO                 MORTGAGE         DATE        LOAN GROUP 2    MORTGAGE       TERM      UW       LTV         AT
MATURITY IN MONTHS(1)               LOANS        BALANCE          BALANCE        RATE        (MOS.)    DSCR     RATIO     MATURITY
------------------------------------------------------------------------------------------------------------------------------------

             81 - 120                    33   $  288,112,566          100.0%     6.0237%      118      1.27x      75.1%        69.5%
                                  --------------------------------------------------------------------------------------------------
TOTAL:                                   33   $  288,112,566          100.0%     6.0237%      118      1.27X      75.1%        69.5%
                                  ==================================================================================================

                              ORIGINAL AMORTIZATION TERM IN MONTHS FOR LOAN GROUP 2 MORTGAGE LOANS(1)

                                                                                                WEIGHTED AVERAGES
                                                                              ------------------------------------------------------

                                                AGGREGATE          % OF                      STATED            CUT-OFF
                                  NUMBER OF      CUT-OFF          INITIAL                  REMAINING            DATE      LTV RATIO
ORIGINAL AMORTIZATION             MORTGAGE         DATE        LOAN GROUP 2    MORTGAGE       TERM      UW       LTV         AT
TERM IN MONTHS                      LOANS        BALANCE          BALANCE        RATE        (MOS.)    DSCR     RATIO     MATURITY
------------------------------------------------------------------------------------------------------------------------------------

            360 - 420                    27   $  232,362,566          100.0%     6.0578%      118      1.21x      77.3%        70.3%
                                  --------------------------------------------------------------------------------------------------
TOTAL:                                   27   $  232,362,566          100.0%     6.0578%      118      1.21X      77.3%        70.3%
                                  ==================================================================================================

                              REMAINING AMORTIZATION TERM IN MONTHS FOR LOAN GROUP 2 MORTGAGE LOANS(1)

                                                                                                WEIGHTED AVERAGES
                                                                              ------------------------------------------------------

                                                AGGREGATE          % OF                      STATED            CUT-OFF
                                  NUMBER OF      CUT-OFF          INITIAL                  REMAINING            DATE      LTV RATIO
REMAINING AMORTIZATION            MORTGAGE         DATE        LOAN GROUP 2    MORTGAGE       TERM      UW       LTV         AT
TERM IN MONTHS                      LOANS        BALANCE          BALANCE        RATE        (MOS.)    DSCR     RATIO     MATURITY
------------------------------------------------------------------------------------------------------------------------------------

            357 - 419                    27   $  232,362,566          100.0%     6.0578%      118      1.21x      77.3%        70.3%
                                  --------------------------------------------------------------------------------------------------
TOTAL:                                   27   $  232,362,566          100.0%     6.0578%      118      1.21X      77.3%        70.3%
                                  ==================================================================================================

(1) Does not include the mortgage loans that are interest-only for their entire term.

                                      A-2-14

                                         AMORTIZATION TYPES FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                                WEIGHTED AVERAGES
                                                                              ------------------------------------------------------

                                                AGGREGATE          % OF                      STATED            CUT-OFF
                                  NUMBER OF      CUT-OFF          INITIAL                  REMAINING            DATE      LTV RATIO
                                  MORTGAGE         DATE        LOAN GROUP 2    MORTGAGE       TERM      UW       LTV         AT
AMORTIZATION TYPES                  LOANS        BALANCE          BALANCE        RATE        (MOS.)    DSCR     RATIO     MATURITY
------------------------------------------------------------------------------------------------------------------------------------

BALLOON LOANS
Partial Interest-Only                    22   $  150,140,000           52.1%     6.0215%      119      1.21x      76.7%        70.3%
Balloon                                   5       82,222,566           28.5      6.1239       116      1.23x      78.5%        70.2%
Interest-Only                             6       55,750,000           19.4      5.8817       119      1.51x      66.0%        66.0%
                                  --------------------------------------------------------------------------------------------------
TOTAL:                                   33   $  288,112,566          100.0%     6.0237%      118      1.27X      75.1%        69.5%
                                  ==================================================================================================

                        UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                                WEIGHTED AVERAGES
                                                                              ------------------------------------------------------

UNDERWRITTEN                                    AGGREGATE          % OF                      STATED            CUT-OFF
CASH FLOW                         NUMBER OF      CUT-OFF          INITIAL                  REMAINING            DATE      LTV RATIO
DEBT SERVICE                      MORTGAGE         DATE        LOAN GROUP 2    MORTGAGE       TERM      UW       LTV         AT
COVERAGE RATIOS                     LOANS        BALANCE          BALANCE        RATE        (MOS.)    DSCR     RATIO     MATURITY
------------------------------------------------------------------------------------------------------------------------------------

          1.15x - 1.19x                   8   $   73,750,000           25.6%     6.0786%      119      1.16x      77.1%        70.6%
          1.20x - 1.29x                  11      134,907,566           46.8      6.0566       117      1.21x      77.8%        70.6%
          1.30x - 1.49x                   8       54,955,000           19.1      5.9422       118      1.37x      75.8%        73.6%
          1.50x - 1.69x                   3       11,800,000            4.1      5.8906       119      1.58x      60.9%        54.6%
          1.70x - 1.95x                   3       12,700,000            4.4      5.8310       120      1.85x      46.4%        46.4%
                                  --------------------------------------------------------------------------------------------------
TOTAL:                                   33   $  288,112,566          100.0%     6.0237%      118      1.27X      75.1%        69.5%
                                  ==================================================================================================

                                      CUT-OFF DATE LTV RATIOS FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                                WEIGHTED AVERAGES
                                                                              ------------------------------------------------------

                                                AGGREGATE          % OF                      STATED            CUT-OFF
                                  NUMBER OF      CUT-OFF          INITIAL                  REMAINING            DATE      LTV RATIO
CUT-OFF DATE                      MORTGAGE         DATE        LOAN GROUP 2    MORTGAGE       TERM      UW       LTV         AT
LTV RATIOS                          LOANS        BALANCE          BALANCE        RATE        (MOS.)    DSCR     RATIO     MATURITY
------------------------------------------------------------------------------------------------------------------------------------

          37.0% - 50.0%                   3   $   12,000,000            4.2%     5.8310%      120      1.85x      44.1%        44.1%
          50.1% - 65.0%                   1        5,000,000            1.7      5.8310       120      1.72x      51.0%        51.0%
          65.1% - 75.0%                  10       79,903,270           27.7      6.0496       119      1.26x      72.2%        67.3%
          75.1% - 81.7%                  19      191,209,295           66.4      6.0300       118      1.23x      79.0%        72.5%
                                  --------------------------------------------------------------------------------------------------
TOTAL:                                   33   $  288,112,566          100.0%     6.0237%      118      1.27X      75.1%        69.5%
                                  ==================================================================================================

                                      A-2-15

                                      MATURITY DATE LTV RATIOS FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                                WEIGHTED AVERAGES
                                                                              ------------------------------------------------------

                                                AGGREGATE          % OF                      STATED            CUT-OFF
                                  NUMBER OF      CUT-OFF          INITIAL                  REMAINING            DATE      LTV RATIO
MATURITY DATE                     MORTGAGE         DATE        LOAN GROUP 2    MORTGAGE       TERM      UW       LTV         AT
LTV RATIOS                          LOANS        BALANCE          BALANCE        RATE        (MOS.)    DSCR     RATIO     MATURITY
------------------------------------------------------------------------------------------------------------------------------------

          37.0% - 50.0%                   3   $   12,000,000            4.2%     5.8310%      120      1.85x      44.1%        44.1%
          50.1% - 60.0%                   2       11,200,000            3.9      5.8858       120      1.61x      61.1%        55.2%
          60.1% - 70.0%                  12       82,730,270           28.7      6.0320       119      1.21x      74.1%        67.6%
          70.1% - 76.6%                  16      182,182,295           63.2      6.0411       117      1.24x      78.5%        72.9%
                                  --------------------------------------------------------------------------------------------------
TOTAL:                                   33   $  288,112,566          100.0%     6.0237%      118      1.27X      75.1%        69.5%
                                  ==================================================================================================

                       TYPE OF MORTGAGED PROPERTIES FOR LOAN GROUP 2 MORTGAGE LOANS(1)

                                                                                     WEIGHTED AVERAGES
                                                                              --------------------------------

                                                AGGREGATE           % OF               CUT-OFF
                                 NUMBER OF       CUT-OFF          INITIAL                 DATE
                                 MORTGAGED         DATE        LOAN GROUP 2      UW        LTV
PROPERTY TYPE                    PROPERTIES      BALANCE           BALANCE     DSCR      RATIO      OCCUPANCY
--------------------------------------------------------------------------------------------------------------

MULTIFAMILY
Garden                                   32   $  253,600,439           88.0%   1.24x      77.0%     95.2%
Mid/High Rise                             4       17,000,000            5.9    1.81x      46.1%     97.2%
Student Housing                           1        8,000,000            2.8    1.15x      78.0%     96.3%
                                 -----------------------------------------------------------------------------
SUBTOTAL:                                37   $  278,600,439           96.7%   1.27X      75.1%     95.4%

MANUFACTURED HOUSING                      2   $    9,512,126            3.3%   1.22x      76.3%     97.1%
                                 -----------------------------------------------------------------------------
TOTAL:                                   39   $  288,112,566          100.0%   1.27X      75.1%     95.4%
                                 =============================================================================

(1) Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

                                     A-2-16

                                MORTGAGED PROPERTIES BY LOCATION FOR LOAN GROUP 2 MORTGAGE LOANS(1)

                                                                                                WEIGHTED AVERAGES
                                                                              ------------------------------------------------------

                                                AGGREGATE          % OF                      STATED            CUT-OFF
                                 NUMBER OF       CUT-OFF          INITIAL                  REMAINING            DATE      LTV RATIO
                                 MORTGAGED         DATE        LOAN GROUP 2    MORTGAGE       TERM      UW       LTV         AT
LOCATION                         PROPERTIES      BALANCE          BALANCE        RATE        (MOS.)    DSCR     RATIO     MATURITY
------------------------------------------------------------------------------------------------------------------------------------

Texas                                    14   $  129,085,439           44.8%     6.0295%      119      1.24x      77.7%        71.2%
Tennessee                                 2       28,000,000            9.7      5.9611       120      1.19x      75.4%        70.6%
Arizona                                   3       26,193,270            9.1      6.0313       119      1.19x      74.1%        68.8%
Georgia                                   3       25,475,000            8.8      6.2148       117      1.33x      72.8%        70.1%
New York                                  4       17,000,000            5.9      5.8310       120      1.81x      46.1%        46.1%
Ohio                                      1       13,760,000            4.8      5.7200       120      1.23x      81.7%        76.2%
Michigan                                  1       13,200,000            4.6      6.3090       119      1.15x      79.5%        71.0%
North Carolina                            5       13,080,000            4.5      5.8488       116      1.29x      78.1%        71.7%
Pennsylvania                              2        7,350,000            2.6      6.0000       119      1.31x      79.9%        72.2%
Missouri                                  2        7,318,856            2.5      6.1623        97      1.21x      79.3%        71.4%
Colorado                                  1        4,650,000            1.6      6.1400       114      1.24x      70.5%        61.4%
Virginia                                  1        3,000,000            1.0      6.1970       119      1.26x      79.4%        70.6%
                                  --------------------------------------------------------------------------------------------------
TOTAL:                                   39   $  288,112,566          100.0%     6.0237%      118      1.27X      75.1%        69.5%
                                  ==================================================================================================

(1) Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

                                     A-2-17

                                    YEARS BUILT/RENOVATED FOR LOAN GROUP 2 MORTGAGE LOANS(1),(2)

                                                                                                WEIGHTED AVERAGES
                                                                              ------------------------------------------------------

                                                AGGREGATE          % OF                      STATED            CUT-OFF
                                 NUMBER OF       CUT-OFF          INITIAL                  REMAINING            DATE      LTV RATIO
YEARS                            MORTGAGED         DATE        LOAN GROUP 2    MORTGAGE       TERM      UW       LTV         AT
BUILT/RENOVATED                  PROPERTIES      BALANCE          BALANCE        RATE        (MOS.)    DSCR     RATIO     MATURITY
------------------------------------------------------------------------------------------------------------------------------------

           1966 - 1969                    2   $    6,450,000            2.2%     5.9705%      117      1.34x      79.9%        72.1%
           1970 - 1979                    2        5,618,856            2.0      6.0922        88      1.28x      77.5%        70.3%
           1980 - 1989                   10       59,200,000           20.5      5.9660       120      1.40x      65.7%        61.0%
           1990 - 1999                    4       44,545,000           15.5      5.9356       118      1.38x      75.1%        74.2%
           2000 - 2006                   21      172,298,709           59.8      6.0660       118      1.19x      78.1%        71.0%
                                 ---------------------------------------------------------------------------------------------------
TOTAL:                                   39   $  288,112,566          100.0%     6.0237%      118      1.27X      75.1%        69.5%
                                 ===================================================================================================

                                       PREPAYMENT PROTECTION FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                                WEIGHTED AVERAGES
                                                                              ------------------------------------------------------

                                                AGGREGATE          % OF                      STATED            CUT-OFF
                                  NUMBER OF      CUT-OFF          INITIAL                  REMAINING            DATE      LTV RATIO
PREPAYMENT                        MORTGAGED        DATE        LOAN GROUP 2    MORTGAGE       TERM      UW       LTV         AT
PROTECTION                          LOANS        BALANCE          BALANCE        RATE        (MOS.)    DSCR     RATIO     MATURITY
------------------------------------------------------------------------------------------------------------------------------------

Defeasance                               31   $  280,762,566           97.4%     6.0243%      118      1.27x      75.0%        69.4%
Yield Maintenance                         2        7,350,000            2.6      6.0000       119      1.31x      79.9%        72.2%
                                 ---------------------------------------------------------------------------------------------------
TOTAL:                                   33   $  288,112,566          100.0%     6.0237%      118      1.27X      75.1%        69.5%
                                 ===================================================================================================

                                   PARTIAL INTEREST ONLY PERIODS FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                                WEIGHTED AVERAGES
                                                                              ------------------------------------------------------

PARTIAL                                         AGGREGATE          % OF                      STATED            CUT-OFF
                                  NUMBER OF      CUT-OFF          INITIAL                  REMAINING            DATE      LTV RATIO
INTEREST                          MORTGAGED        DATE        LOAN GROUP 2    MORTGAGE       TERM      UW       LTV         AT
ONLY PERIODS IN MONTHS              LOANS        BALANCE          BALANCE        RATE        (MOS.)    DSCR     RATIO     MATURITY
------------------------------------------------------------------------------------------------------------------------------------

             12 - 48                     15   $   71,980,000           47.9%     6.0967%      118      1.23x      77.4%        69.5%
             49 - 60                      7       78,160,000           52.1      5.9523       120      1.19x      76.0%        71.1%
                                  --------------------------------------------------------------------------------------------------
                                         22   $  150,140,000          100.0%     6.0215%      119      1.21X      76.7%        70.3%
                                  ==================================================================================================

(1) Range of Years Built/Renovated references the earlier of the year built or with respect to renovated properties, the year of the most recent renovation date with respect to each Mortgaged Property.

(2) Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

                                     A-2-18

ANNEX A-3

DESCRIPTION OF TOP FIFTEEN MORTGAGE LOANS AND GROUPS OF
CROSS-COLLATERALIZED MORTGAGE LOANS AND ADDITIONAL
MORTGAGE LOAN INFORMATION

Annex A-3-1

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC17

--------------------------------------------------------------------------------------------------------------------------
                       TOP FIFTEEN MORTGAGE LOANS OR GROUPS OF CROSS-COLLATERALIZED MORTGAGE LOANS
--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
LOAN                                                                        NUMBER OF    LOAN       CUT-OFF DATE     % OF
SELLER(1)   LOAN NAME                                  CITY, STATE          PROPERTIES   GROUP        BALANCE        IPB
--------------------------------------------------------------------------------------------------------------------------

JPMCB       Bank of America Plaza                      (Atlanta, GA)             1         1       $  263,000,000    10.4%
JPMCB       Centro Heritage Portfolio                  (Various, Various)       14         1       $  220,936,419     8.7%
CIBC        Residence Inn Times Square                 (New York, NY)            1         1       $  150,598,843     5.9%
JPMCB       CNL Center I & II                          (Orlando, FL)             2         1       $  138,000,000     5.4%
JPMCB       Westfield Shoppingtown Independence        (Wilmington, NC)          1         1       $  110,000,000     4.3%
--------------------------------------------------------------------------------------------------------------------------
JPMCB       Three Parkway                              (Philadelphia, PA)        1         1       $   67,125,000     2.6%
CIBC        CityView Portfolio II                      (Houston, TX)             7         2       $   60,158,439     2.4%
CIBC        Sheraton at Newark International Airport   (Newark, NJ)              1         1       $   59,803,450     2.4%
JPMCB       The Shops at the Galleria                  (Bee Cave, TX)            1         1       $   56,000,000     2.2%
CIBC        The Towers                                 (Great Neck, NY)          1         1       $   46,500,000     1.8%
--------------------------------------------------------------------------------------------------------------------------
CIBC        Brewer's Hill                              (Baltimore, MD)           3         1       $   40,300,000     1.6%
JPMCB       Dallas Design Center                       (Dallas, TX)              1         1       $   39,000,000     1.5%
JPMCB       11 E 44th St                               (New York, NY)            1         1       $   38,500,000     1.5%
CIBC        Hawaii Kai Shopping Center                 (Honolulu, HI)            1         1       $   33,000,000     1.3%
CIBC        Magic Valley Mall                          (Twin Falls, ID)          1         1       $   33,000,000     1.3%
--------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------
            TOP 5 TOTAL/WEIGHTED AVERAGE                                                           $  882,535,262    34.8%
            TOP 10 TOTAL/WEIGHTED AVERAGE                                                          $1,172,122,152    46.2%
            TOP 15 TOTAL/WEIGHTED AVERAGE                                                          $1,355,922,152    53.4%
--------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
                                                         SF/      REMAINING   REMAINING                      CUT-OFF
LOAN                                                   UNITS/       TERM       IO TERM     UW IO      UW       LTV      PROPERTY
SELLER(1)   LOAN NAME                                   ROOMS     (MONTHS)     (MONTHS)    DSCR      DSCR     RATIO       TYPE
----------------------------------------------------------------------------------------------------------------------------------

JPMCB       Bank of America Plaza                     1,253,499      119         119       1.38x     1.38x     80.0%     Office
JPMCB       Centro Heritage Portfolio                 2,746,128      120         120       2.20x     2.20x     53.2%     Retail
CIBC        Residence Inn Times Square                      357      118         N/A         N/A     1.30x     67.2%      Hotel
JPMCB       CNL Center I & II                           620,887      120         120       1.38x     1.38x     69.7%     Office
JPMCB       Westfield Shoppingtown Independence         493,432      120         120       1.44x     1.44x     64.0%     Retail
----------------------------------------------------------------------------------------------------------------------------------
JPMCB       Three Parkway                               561,631      120          60       1.63x     1.33x     74.6%     Office
CIBC        CityView Portfolio II                         2,226      117         N/A         N/A     1.20x     79.7%   Multifamily
CIBC        Sheraton at Newark International Airport        504      116         N/A         N/A     1.42x     71.2%      Hotel
JPMCB       The Shops at the Galleria                   487,067      116          56       1.45x     1.20x     62.2%     Retail
CIBC        The Towers                                  160,262      120         120       1.20x     1.20x     79.1%     Office
----------------------------------------------------------------------------------------------------------------------------------
CIBC        Brewer's Hill                               384,107      116          20       1.39x     1.20x     76.9%     Various
JPMCB       Dallas Design Center                        370,577      119          59       1.53x     1.27x     78.0%     Retail
JPMCB       11 E 44th St                                135,150      119          59       1.25x     1.06x     71.3%     Office
CIBC        Hawaii Kai Shopping Center                  140,210      298          22       1.40x     1.21x     78.2%     Retail
CIBC        Magic Valley Mall                           368,535      120         N/A         N/A     1.27x     66.0%     Retail
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
            TOP 5 TOTAL/WEIGHTED AVERAGE                                                             1.58x     67.5%
            TOP 10 TOTAL/WEIGHTED AVERAGE                                                            1.50x     68.9%
            TOP 15 TOTAL/WEIGHTED AVERAGE                                                            1.46x     69.6%
----------------------------------------------------------------------------------------------------------------------------------

(1)   "JPMCB" = JPMorgan Chase Bank, N.A.; "CIBC" = CIBC Inc

                                     A-3-2

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC17

------------------------------------------------------------------------------------------------
                              LOAN GROUP 1 SHORT TERM LOAN SUMMARY
------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------
LOAN ID    LOAN                                                                   PROPERTY
NO.        SELLER            LOAN NAME                  CITY, STATE                TYPE
------------------------------------------------------------------------------------------------

5-YEAR
  23       CIBC     Altamonte Town Center II       Altamonte Springs, FL           Retail
  36       CIBC     Altamonte Town Center I        Altamonte Springs, FL           Retail
  44       CIBC     Park City Hampton and          Park City, UT                   Hotel
                    Holiday Inns Portfolio
  63       CIBC     Dick's Sporting Goods -        Durham, NC                      Retail
                    Durham
  82       JPMCB    Sebastopol Industrial Park     Sebastopol, CA                Industrial
  88       JPMCB    14541 Brookhurst Street        Westminster, CA                 Retail
 111       CIBC     CVS Goldenrod                  Orlando, FL                     Retail
 132       CIBC     4 Hartwell Place               Lexington, MA                   Office
 147       CIBC     Alafaya Pointe                 Oviedo, FL                      Retail

7-YEAR
  31       JPMCB    Allied Insurance Building      Sacramento, CA                  Office
  40       CIBC     Torrey Hills Family Medical    San Diego, CA                   Office
                    Center
  55       CIBC     Linens 'n Things               Newton, MA                      Retail
 103       CIBC     Towne Center at Sullivan       Forks Township, PA              Retail
                    Trail
 114       CIBC     Landmark Manor MHP             Pevely, MO               Manufactured Housing
------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------
                                       REMAINING    REMAINING IO
LOAN ID      CUT-OFF DATE     % OF       TERM           TERM        UW IO      UW       CUT-OFF
NO.             BALANCE       IPB      (MONTHS)       (MONTHS)       DSCR     DSCR     LTV RATIO
------------------------------------------------------------------------------------------------

5-YEAR
  23          $21,510,000     0.8%        60             36         1.44x     1.20x      73.4%
  36          $15,400,000     0.6%        60             36         1.44x     1.20x      69.1%
  44          $13,080,496     0.5%        58              0           N/A     1.34x      82.3%

  63          $ 9,172,276     0.4%        56              0           N/A     1.17x      74.5%

  82          $ 6,500,000     0.3%        60             60         1.44x     1.44x      65.0%
  88          $ 6,500,000     0.3%        60              0           N/A     1.22x      69.1%
 111          $ 4,400,000     0.2%        60             36         1.45x     1.20x      69.8%
 132          $ 3,200,000     0.1%        60             60         1.42x     1.42x      72.7%
 147          $ 1,610,000     0.1%        60             36         1.43x     1.20x      70.0%

7-YEAR
  31          $17,000,000     0.7%        82             82         1.59x     1.59x      65.9%
  40          $14,326,245     0.6%        82              0           N/A     1.22x      64.2%

  55          $10,300,000     0.4%        83             83         1.41x     1.41x      80.0%
 103          $ 4,850,000     0.2%        84              0           N/A     1.21x      79.5%

 114          $ 4,318,856     0.2%        81              0           N/A     1.21x      78.8%
------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                      PARI PASSU LOAN SUMMARY
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
LOAN ID                                          A-NOTE BALANCE
NO.       LOAN SELLER       LOAN NAME          AS OF CUT-OFF DATE      TRANSACTION             SERVICER            SPECIAL SERVICER
------------------------------------------------------------------------------------------------------------------------------------

 1           JPMCB     Bank of America Plaza      $263,000,000      JPMCC 2006-CIBC17    Wells Fargo Bank, N.A.   LNR Partners, Inc.
                                                  $100,000,000             TBD                    TBD                    TBD
------------------------------------------------------------------------------------------------------------------------------------

                                      A-3-3

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC17

--------------------------------------------------------------------------------
                             BANK OF AMERICA PLAZA
--------------------------------------------------------------------------------

                   [2 PHOTOS OF BANK OF AMERICA PLAZA OMITTED]

                                     A-3-4

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC17

--------------------------------------------------------------------------------
                              BANK OF AMERICA PLAZA
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE(1):       $263,000,000
CUT-OFF DATE PRINCIPAL BALANCE(1):   $263,000,000
% OF POOL BY IPB:                    10.4%
LOAN SELLER:                         JPMorgan Chase Bank, N.A
BORROWER:                            BF ATL, LLC, BF ATL II, LLC,
                                     BF ATL III, LLC, BF ATL IV, LLC, BF
                                     ATL V, LLC
SPONSOR:                             Bentley Forbes Holdings, LLC
ORIGINATION DATE:                    09/28/06
INTEREST RATE:                       6.12640%
INTEREST-ONLY PERIOD:                120 months
MATURITY DATE:                       10/01/16
AMORTIZATION TYPE:                   Interest-only
ORIGINAL AMORTIZATION:               N/A
REMAINING AMORTIZATION:              N/A
CALL PROTECTION:                     L(24),Def(91),O(4)
CROSS-COLLATERALIZATION:             No
LOCK BOX:                            Cash Management Agreement
ADDITIONAL DEBT:                     $54,170,915
ADDITIONAL DEBT TYPE:                Pari Passu Loan and Mezzanine Loan
LOAN PURPOSE:                        Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                      INITIAL        MONTHLY
                                     -------------------------
TAXES:                                  $834,730      $417,365
INSURANCE:                                    $0            $0
CAPEX:                                        $0        $9,900
TI/LC(3):                             $5,379,550            $0
OTHER(4):                            $14,200,000     Springing
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:              Single Asset
TITLE:                               Fee
PROPERTY TYPE:                       Office -- CBD
SQUARE FOOTAGE:                      1,253,499
LOCATION:                            Atlanta, GA
YEAR BUILT/RENOVATED:                1992
OCCUPANCY:                           99.8%
OCCUPANCY DATE:                      09/25/06
NUMBER OF TENANTS:                   28
HISTORICAL NOI:
  2004:                              $30,990,606
  2005:                              $30,176,448
UW REVENUES:                         $45,803,427
UW EXPENSES:                         $13,317,545
UW NOI(2):                           $32,485,882
UW NET CASH FLOW:                    $31,004,686
APPRAISED VALUE:                     $454,000,000
APPRAISAL DATE:                      07/28/06
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:                $290
CUT-OFF DATE LTV:                    80.0%
MATURITY DATE LTV:                   80.0%
UW IO DSCR:                          1.38x
UW DSCR:                             1.38x
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
                                                  SIGNIFICANT TENANTS

                                             RATINGS                                                   LEASE EXPIRATION
 TENANT NAME                            MOODY'S/ FITCH(5)    SQUARE FEET   % OF GLA    BASE RENT PSF          YEAR
-----------------------------------------------------------------------------------------------------------------------

BANK OF AMERICA(6,7)                        Aa2/AA--           375,283       29.9%        $ 24.68            2012
TROUTMAN SANDERS LLP                                           284,402       22.7%        $ 17.00            2020
ERNST & YOUNG U.S. LLP                                         209,621       16.7%        $ 25.04            2007
PAUL, HASTINGS, JANOFSKY & WALKER LLP                          122,384        9.8%        $ 17.26            2012
HUNTON & WILLIAMS                                              113,014        9.0%        $ 16.44            2009
BOSTON CONSUTING GROUP                                          39,994        3.2%        $ 23.76            2009
OGLETREE, DEAKINS, NASH, SMOAK &
   STEWART                                                      34,002        2.7%        $ 17.38            2009
-----------------------------------------------------------------------------------------------------------------------

(1)   The total financing amount of $363.0 million is being provided to the borrower for the acquisition of the Bank of America Plaza. The $363.0 million mortgage loan has been split into two pari passu notes (a $263.0 million A-1 Note included in the Trust, and a $100.0 million A-2 Note to be included in a future securitization).

(2)   The NOI increase from 2005 to underwritten is primarily due to the incorporation of rent increases taking place through March 2007 with respect to the Bank of America and Troutman Sanders LLP leases. These rent increases total approximately $2,200,000.

(3)   At closing the borrower deposited with the lender the cash sum of
      $5,379,550 to cover TI/LC reserves representing approximately $2.9 million of tenant improvements and $2,446,919 million of leasing commissions.

(4)   At closing the borrower deposited with the lender the cash sum of
      $14,200,000 of Rollover Reserve Funds for payment of TI/LC's. The borrower may receive disbursements from this fund for actual TI/LC expenses if: (i)
      the DSCR for the property is greater than 1.10x on a 30 year amortizing basis and 1.30x on an IO basis, (ii) the combined DSCR for the property is greater than 1.05x on an IO basis, and (iii) the total amount of Gross
      Leaseable Area (GLA) expected to rollover year is less than 20% of GLA however, in no event is the lender obligated to disburse amounts from the fund if such disbursement would cause the balance to fall below
      $2,000,000. If at any time during the life of the loan the Rollover
      Reserve Fund falls below $5,000,000 the borrower is required to make monthly deposits of $83,333.00 until such time as the Rollover Reserve
      Fund balance equals or exceeds $12,000,000; however, if the DSCR of the loan exceeds the above coverage ratios, no deposits are required.

(5)   Ratings provided are for the parent company of the entity listed in the
      "Tenant Name" field whether or not the parent company guarantees the lease.

(6)   Bank of America is currently subletting approximately 197,370 square feet of its space to five tenants (Troutman Sanders LLP, Love & Willingham,
      Paul, Hastings, Janofsky & Walker LLP, Hunton & Williams, and Ogletree,
      Deakins, Nash, Smoak & Stewart). Additionally Ernst & Young U.S. LLP, and
      Boston Consulting Group are subletting 11,646, and 5,345 square feet, respectively, to two tenants (Martin Becker and Troutman Sanders LLP).

(7)   Bank of America's rent per square foot will increase to $28.13 beginning
      March 1, 2007.

                                      A-3-5

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC17

--------------------------------------------------------------------------------
                             BANK OF AMERICA PLAZA
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
THE LOAN. The Bank of America Plaza loan is secured by a first mortgage fee interest in a Class A office complex comprising approximately 1,253,499 square feet located in Atlanta, Georgia.

The total financing amount of $363,000,000 is bifurcated into two pari-passu notes, a $263,000,000 A-1 note included in the Trust, and a $100,000,000 A-2 note to be included in a future securitization.

THE BORROWER. The borrowers are BF ATL, LLC, BF ATL II, LLC, BF ATL III, LLC, BF
ATL IV, LLC, and BF ATL V, LLC as tenants in common, which are indirectly owned by Bentley Forbes Holdings, LLC ("Bentley Forbes"). Bentley Forbes is a
privately owned commercial real estate investment company founded in 1993 by the
Wehba family. The company has been involved in the acquisition, development and ownership of commercial real estate properties for over 20 years. Currently the company owns a commercial real estate portfolio with over 15 million square feet of office, retail and industrial properties and an estimated market value exceeding $1.5 billion.

THE PROPERTY. Bank of America Plaza is a 55-story Class A central business district ("CBD") office complex, containing approximately 1,253,499 square feet, which was developed in 1992 through a joint venture between Cousins Properties,
LP and Sovereign Bank. The property is situated on a 3.61 acre parcel on the corner of North Avenue and Peachtree Street in midtown Atlanta, within close proximity to Atlanta's downtown area and Interstates 75 and 85. The 55-story tower is one of the ten tallest office buildings in the United States and the twentieth tallest office building in the world. The building is distinguished by its lighted, open-grid, stepped-pyramid roof, red granite exterior support columns, and rows of bronze tinted windows. Attached to the tower is a two-story wing that houses a coffee/sundry shop, cafeteria, health club, hair salon and conference facilities. Bank of America Plaza is currently 99.8% occupied by 28 tenants. The historical occupancy from 2001 to 2004 was 100%, and 98.5% in 2005.
The average effective annual rents per square foot for 2003, 2004 and 2005 were
$24.20, $22.89 and $22.18, respectively. Bank of America Plaza features access to 1,416 parking spaces.

SIGNIFICANT TENANTS.

The Bank of America Corporation ("Bank of America") (NYSE: BAC), headquartered in Charlotte, North Carolina, is the second-largest bank in the United States with approximately $1.3 trillion in assets and more than 5,800 locations covering over 30 states. As of December 2005, Bank of America's annual revenue and net income were approximately $85,064 million and $16,465 million, respectively, representing one-year increases of approximately 30.0% and 16.4%, respectively. Currently, Bank of America leases 375,283 square feet, or approximately 30.0% of the property's net rentable area ("NRA"). Bank of
America's lease expires in May of 2012 with three 10-year renewal options.

Troutman Sanders LLP ("Troutman") is an Atlanta-based, international law firm that was founded in 1897 and currently employs over 600 attorneys serving clients throughout the United States and internationally. The firm occupies
284,402 square feet, or approximately 23.0% of the property's NRA. Troutman's lease expires in May of 2020 with two 2-year renewal options and two 5-year renewal options.

Ernst & Young U.S. LLP ("E&Y"), headquartered in New York, employs approximately
114,000 accounting professionals worldwide and provides services from offices in
700 cities located in 140 countries. As of June 2005, reported revenues were
$16,902 million, representing a one-year increase of 16.2%. E&Y currently occupies 209,621 square feet, or approximately 17% of the property's NRA. E&Y's lease expires in April of 2007 with two 5-year renewal options.

Paul, Hastings, Janofsky & Walker LLP ("Paul Hastings") was founded in 1951 and specializes in employment law. With more than 1,000 attorneys, nine offices in the United States and eight offices in Europe and Asia, the firm offers expertise in business law, litigation, tax and real estate. Paul Hastings currently occupies 122,384 square feet, or approximately 10% of the property's
NRA. Paul Hastings' lease expires on October 31, 2012.

THE MARKET(1). The Bank of America Plaza is located in the Midtown Atlanta submarket within the Atlanta metropolitan statistical area ("MSA"). Class A vacancy rates in the Atlanta MSA were 19.5% in the second quarter of 2006, representing a one-year increase from 19.2%. However, the Midtown Atlanta submarket has outperformed the Atlanta MSA, as vacancy rates have decreased to
17.2% in the second quarter of 2006, down from 18.2% reported in the first quarter of 2006. Net absorption within the Class A sector totaled 429,601 square feet for the second quarter of 2006 and quoted rental rates for available space averaged $21.37 per square foot, up from $20.83 per square foot in the second quarter of 2005. Quoted rental rates for available space within the Midtown
Atlanta submarket averaged $21.70 per square foot in the second quarter of 2006.
The Midtown submarket consists of 9.99 million square feet of existing Class A office space with approximately 670,000 square feet under construction. The seasonally adjusted unemployment rate for the Atlanta MSA was 5.3% in the first quarter of 2006, representing a one year increase of 0.3%.

PROPERTY MANAGEMENT. The property has been managed by Cousins Property Services,
LP ("Cousins") since 1992. Cousins (NYSE: CUZ) was founded in 1958 and currently maintains over 7.5 million square feet of commercial office space.

--------------------------------------------------------------------------------

(1)   Certain information was obtained from the Bank of America Plaza appraisal dated 07/28/06. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                     A-3-6

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC17

--------------------------------------------------------------------------------
                              BANK OF AMERICA PLAZA
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                      LEASE ROLLOVER SCHEDULE

              NUMBER OF    SQUARE        % OF                    % OF BASE   CUMULATIVE     CUMULATIVE   CUMULATIVE     CUMULATIVE %
               LEASES       FEET         GLA       BASE RENT       RENT      SQUARE FEET     % OF GLA     BASE RENT    OF BASE RENT
   YEAR       EXPIRING    EXPIRING     EXPIRING    EXPIRING      EXPIRING     EXPIRING       EXPIRING     EXPIRING       EXPIRING
------------------------------------------------------------------------------------------------------------------------------------

VACANT           NAP          2,899        0.2%           NAP        NAP          2,899         0.2%             NAP         NAP
2006 & MTM        5           2,358        0.2    $         0        0.0%         5,257         0.4%     $         0         0.0%
2007             19         248,262       19.8      6,253,637       22.6        253,519        20.2%     $ 6,253,637        22.6%
2008              1               0        0.0              0        0.0        253,519        20.2%     $ 6,253,637        22.6%
2009             12         189,641       15.1      3,448,020       12.4        443,160        35.4%     $ 9,701,657        35.0%
2010              2               0        0.0              0        0.0        443,160        35.4%     $ 9,701,657        35.0%
2011              2               0        0.0              0        0.0        443,160        35.4%     $ 9,701,657        35.0%
2012             29         525,937       42.0     13,158,962       47.5        969,097        77.3%     $22,860,619        82.5%
2013              0               0        0.0              0        0.0        969,097        77.3%     $22,860,619        82.5%
2014              0               0        0.0              0        0.0        969,097        77.3%     $22,860,619        82.5%
2015              0               0        0.0              0        0.0        969,097        77.3%     $22,860,619        82.5%
2016              0               0        0.0              0        0.0        969,097        77.3%     $22,860,619        82.5%
AFTER            14         284,402       22.7      4,834,834       17.5      1,253,499       100.0%     $27,695,453       100.0%
------------------------------------------------------------------------------------------------------------------------------------
                 84       1,253,499      100.0%   $27,695,453      100.0%
====================================================================================================================================

                                     A-3-7

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC17

--------------------------------------------------------------------------------
                              BANK OF AMERICA PLAZA
--------------------------------------------------------------------------------

           [MAP INDICATING LOCATION OF BANK OF AMERICA PLAZA OMITTED]

                                     A-3-8

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC17

--------------------------------------------------------------------------------
                              BANK OF AMERICA PLAZA
--------------------------------------------------------------------------------

             [STACKING PLAN GRAPH OF BANK OF AMERICA PLAZA OMITTED]

                                     A-3-9

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC17

--------------------------------------------------------------------------------
                              BANK OF AMERICA PLAZA
--------------------------------------------------------------------------------

                   [1 PHOTO OF BANK OF AMERICA PLAZA OMITTED]

                                     A-3-10

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC17

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                     A-3-11

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC17

--------------------------------------------------------------------------------
                            CENTRO HERITAGE PORTFOLIO
--------------------------------------------------------------------------------

                 [4 PHOTOS OF CENTRO HERITAGE PORTFOLIO OMITTED]

                                     A-3-12

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC17

--------------------------------------------------------------------------------
                            CENTRO HERITAGE PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:          $220,936,419
CUT-OFF DATE PRINCIPAL BALANCE:      $220,936,419
SHADOW RATING (MOODY'S/FITCH):       BBB-/ Baa3
% OF POOL BY IPB:                    8.7%
LOAN SELLER:                         JPMorgan Chase Bank, N.A.
BORROWER:                            Centro Bradley SPE 1 LLC et al.
SPONSOR:                             Centro Watt America REIT 16A, Inc.
ORIGINATION DATE:                    10/05/06
INTEREST RATE:                       5.39400%
INTEREST-ONLY PERIOD:                120 months
MATURITY DATE:                       11/01/16
AMORTIZATION TYPE:                   Interest-only
ORIGINAL AMORTIZATION:               N/A
REMAINING AMORTIZATION:              N/A
CALL PROTECTION:                     L(24),Def(92),O(4)
CROSS-COLLATERALIZATION:             No
LOCK BOX:                            Cash Management Agreement
ADDITIONAL DEBT:                     No
ADDITIONAL DEBT TYPE:(1,2)           Permitted Mezzanine Loan and
                                     Permitted Secured Debt
LOAN PURPOSE:                        Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                    INITIAL   MONTHLY
                                     ------------------
TAXES:(3)                            $0       Springing
INSURANCE:(3)                        $0       Springing
CAPEX:(4)                            $0       Springing
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:              Portfolio
TITLE:                               Fee
PROPERTY TYPE:                       Retail -- Anchored
SQUARE FOOTAGE:                      2,746,128
LOCATION:                            Various
YEAR BUILT/RENOVATED:                Various
OCCUPANCY:                           96.3%
OCCUPANCY DATE:                      08/01/06
NUMBER OF TENANTS:                   343
HISTORICAL NOI:
  2004:                              $24,269,926
  2005:                              $27,364,061
  TTM AS OF 06/30/06:                $28,548,351
UW REVENUES:                         $41,456,912
UW EXPENSES:                         $12,128,605
UW NOI:                              $29,328,307
UW NET CASH FLOW:                    $26,572,441
APPRAISED VALUE:                     $415,000,000
APPRAISAL DATE:                      Various
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:                $80
CUT-OFF DATE LTV:                    53.2%
MATURITY DATE LTV:                   53.2%
UW IO DSCR:                          2.20x
UW DSCR:                             2.20x
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
                                                SIGNIFICANT TENANTS

                                       RATINGS                    % OF      BASE RENT                    LEASE
TENANT NAME                        MOODY'S/FITCH(5)  TOTAL SF   TOTAL SF       PSF      SALES PSF   EXPIRATION YEAR
-------------------------------------------------------------------------------------------------------------------

HOME DEPOT                              Aa3/AA        113,918      4.1%       $14.50        N/A           2020
KROGER (2 LOCATIONS)                   Baa2/BBB       105,810      3.9%       $ 5.91      $384.38     2008 -- 2015
MARSHALLS (3 LOCATIONS)                                87,567      3.2%       $10.25      $225.26     2008 -- 2011
PICK N SAVE                                            85,475      3.1%       $ 3.16      $595.47         2013
HEB GROCERY                                            83,652      3.0%       $15.18      $627.00         2016
BEST BUY (2 LOCATIONS)                   BBB+          76,325      2.8%       $ 5.98        N/A       2014 -- 2022
BED BATH & BEYOND (3 LOCATIONS)                        70,164      2.6%       $12.12        N/A       2012 -- 2016
DICK'S SPORTING GOODS                                  45,000      1.6%       $11.25       N/A           2016
-------------------------------------------------------------------------------------------------------------------

(1)   So long as the borrower has not obtained other permitted secured debt, future mezzanine debt is permitted subject to certain conditions including, but not limited to: (i) the loan-to-value ratio ("LTV") for the properties subject to the mortgage must not exceed 53.2%, (ii) the debt service coverage ratio ("DSCR") for the properties subject to the mortgage shall be equal to or greater than 2.23x and (iii) the permitted mezzanine loan must be issued by an approved institutional lender.

(2)   So long as the borrower has not obtained other permitted mezzanine debt, future secured debt is permitted on a one time basis in the form of a pari passu loan subject to certain conditions including, but not limited to:
      (i) the LTV for the properties subject to the mortgage does not exceed
      53.2%, (ii) the DSCR for the properties subject to the mortgage shall be greater than or equal to 2.23x, (iii) the borrower shall have provided the lender with confirmation from the Rating Agencies that the proposed issuance of additional debt will not result in a re-qualification, reduction, or withdrawal of the then current ratings assigned to the certificates, (iv) the term of the additional debt must be coterminous with the loan, and (v) the additional secured debt must be issued by an approved lender.

(3)   Upon the occurrence and during the continuance of an event of default, the borrower is required to pay the lender 1/12th of the taxes and insurance premiums that the lender estimates will be payable within the following 12 month period. In lieu of making the foregoing payments each year the borrower may elect to deliver a letter of credit to the lender from an approved financial institution in the amount that would be sufficient to make such payments for the following 12 months.

(4)   Upon the occurrence of and during the continuance of an event of default, the borrower is required to pay the lender the sum of $58,738.75 on each payment date as replacement reserves for capitalized improvements and repairs to the properties. In lieu of making the foregoing payments each year the borrower may elect to deliver a letter of credit to the lender from an approved financial institution in the amount that would be sufficient to make such payments for the following 12 months.

(5)   Ratings provided are for the parent company of the entity listed in the
      "Tenant Name" field whether or not the parent company guarantees the lease.

                                     A-3-13

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC17

--------------------------------------------------------------------------------
                            CENTRO HERITAGE PORTFOLIO
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                          PROPERTY SUMMARY

                                                YEAR BUILT/
                                                   YEAR         SQUARE   OCCUPANCY          LEAD TENANT          % OF     ALLOCATED
PROPERTY NAME                   LOCATION         RENOVATED       FEET        %              (SALES PSF)           GLA    LOAN AMOUNT
------------------------------------------------------------------------------------------------------------------------------------

COMMONS OF CHICAGO RIDGE   Chicago Ridge, IL     1992/1999     324,530    100.0%    Home Depot (N/A)             35.1%  $ 25,720,000
MEQUON PAVILLIONS          Mequon, WI            1967/1990     213,436     93.3%    Sendik's Food Market ($173)  21.4%    23,860,000
OLD BRIDGE GATEWAY         Old Bridge, NJ        1956/1995     235,995     94.2%    Bayshore Fitness (N/A)       16.5%    24,490,000
FRANKLIN SQUARE            Gastonia, NC            1989        318,435     96.7%    Best Buy (N/A)               14.7%    23,430,000
ROYAL OAKS VILLAGE         Houston, TX           2001/2002     145,286     97.1%    HEB Grocery ($627)           57.6%    22,630,000
WILLIAMSON SQUARE          Franklin, TN          1988/1993     330,226     99.6%    Kroger ($356)                19.4%    17,440,000
HUB WEST/RICHFIELD HUB     Richfield, MN         1952/1992     214,855     98.4%    Rainbow Foods ($499)         24.3%    16,320,000
SHOPPERS HAVEN SHOPPING
 CENTER                    Pompano Beach, FL     1959/1998     206,942     97.8%    Winn Dixie Store ($257)      25.4%    14,960,000
HERITAGE SQUARE            Naperville, IL          1992        210,753     77.4%    Carson Furniture ($180)      29.4%    16,770,000
SPRING MALL                Greenfield, WI        1967/2002     188,861    100.0%    Pick N Save ($595)           45.2%    11,880,000
APPLE GLEN CROSSING        Fort Wayne, IN        2000/2002     150,446     98.5%    Dick's Sporting Goods (N/A)  29.9%    13,100,000
WHITE BEAR HILLS           White Bear Lake, MN   1990/1996      73,095    100.0%    Festival Foods ($602)        62.5%     4,567,419
MAPLEWOOD SQUARE           Maplewood, MO           1998         71,590    100.0%    Shop `N Save ($214)          80.4%     3,730,000
BARTONVILLE SQUARE         Bartonville, IL         1972         61,678    100.0%    Kroger ($428)                67.8%     2,030,000
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                      2,746,128     96.3%                                        $220,936,419
====================================================================================================================================

                                     A-3-14

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC17

--------------------------------------------------------------------------------
                            CENTRO HERITAGE PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
THE LOAN. The Centro Heritage Portfolio mortgage loan is secured by a first lien mortgage in a fee interest in 14 anchored retail centers consisting of approximately 2,746,128 square feet located in Illinois, Wisconsin, New Jersey,
North Carolina, Texas, Tennessee, Minnesota, Florida, Indiana, and Missouri.

THE BORROWER. The borrowing entities are Centro Heritage SPE 1 LLC, Centro
Bradley SPE 1 LLC, Centro Heritage Royal Oaks L.P., Centro Bradley Heritage
Square LLC, Heritage Old Bridge LLC, Bradley Spring Mall Limited Partnership,
and Williamson Square Associates Limited Partnership, each a single purpose entity. The ultimate sponsor for the Centro Heritage I Portfolio is Centro
Properties Group ("Centro"), an Australian retail property investment, development and funds management services organization. Centro is one of the largest ASX-listed property groups in Australia with a total market capitalization of $3.95 billion and ownership interests in over $4.3 billion of property. Centro's property and funds management business has over $2.0 billion of external assets under management and Centro has an interest in 136 retail properties in Australia and the United States.

THE PROPERTIES. The Centro Heritage Portfolio consists of 14 retail centers totaling approximately 2,746,128 square feet located in Illinois, Wisconsin, New
Jersey, North Carolina, Texas, Tennessee, Minnesota, Florida, Indiana, and
Missouri. The retail centers were built between 1952 and 2001, and all properties constructed prior to 1988, with the exception of Bartonville Square, have been renovated within the last 15 years. The portfolio is approximately
96.3% leased to 343 local regional and national tenants, including anchor tenants such as Home Depot, Kroger, Marshalls, Pick N Save, HEB Grocery, Best
Buy, Bed Bath & Beyond, and Dick's Sporting Goods. These anchor tenants occupy approximately 667,893 square feet or 24.3% of the portfolio's rentable area.

Seven of the properties are anchored by regional and national grocery store chains and serve a local demographic with trade areas ranging from 1 to 10 miles. The remaining seven properties are anchored by regional and national retailers; some centers are considered power centers and others are strip centers. These properties enjoy wider trade areas between 3 and 10 miles.

RELEASE. Provided that no event of default exists after the defeasance lockout date, individual Centro Heritage Portfolio properties may be released from the lien of the mortgage as part of a partial defeasance subject to the satisfaction of certain conditions, including, but not limited to: (i) the principal balance of the defeased note must equal or exceed 110% of the allocated loan amount of the individual property to be released, (ii) the debt service coverage ratio
("DSCR") as of the date immediately subsequent to the release of the individual property for the individual properties then remaining subject to the lien of the mortgage must be equal to or greater than the greater of a) 2.23x or b) the DSCR for the remaining individual properties (including the individual property to be released) as of the date immediately preceding the release of the individual property; and (iii) the defeased property may not be transferred to the borrower.

SUBSTITUTION. If no event of default has occurred and is continuing, the borrower is permitted to substitute individual Centro Heritage Portfolio properties (no more than 3 per year) as collateral during the term of the loan subject to certain conditions including, but not limited to; (i) the aggregate appraised value of all of the substituted properties must not exceed thirty five percent (35%) of the value of the original properties based on third party appraisals; (ii) the fair market value of the substitute property must not be less than 100% of the greater of (a) the fair market value of the substituted property as of the origination date, or (b) the fair market value of the substituted property as of the date of substitution; and (iii) the net operating income (NOI) from the substituted property is greater than 100% of the NOI for the substituted property.

THE MARKETS(1). The Centro Heritage Portfolio contains 14 individual properties located within eleven regional markets. 3 properties are located within the
Chicago regional retail market, and 2 properties are located within the St.
Paul, MN retail market. The remaining properties are located within nine markets in nine separate states. Each property and its respective market are summarized in the following table.

PROPERTY MANAGEMENT. The properties comprising Centro Heritage Portfolio are managed by Centro Watt Management Joint Venture 2, LP.
--------------------------------------------------------------------------------

                                     A-3-15

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC17

--------------------------------------------------------------------------------
                            CENTRO HERITAGE PORTFOLIO
--------------------------------------------------------------------------------

(1)   Certain information was obtained from the Commons of Chicago Ridge, Mequon
      Pavilions, Old Bridge Gateway, Franklin Square, Royal Oaks Village,
      Williamson Square, Hub West /Richfield Hub, Shoppers Haven Shopping
      Center, Heritage Square, Spring Mall, Apple Glen Crossing, White Bear
      Hills, Maplewood Square, and Bartonville Square appraisals dated between
      07/31/06 and 09/01/06. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

------------------------------------------------------------------------------------------------------------------------------------
                                                           MARKET SUMMARY

                                                                                                                    2006 AVERAGE
                                                        OCCUPANCY           RENT/PSF        2006 POPULATION       HOUSEHOLD INCOME
                                                     ----------------   -----------------   ----------------    --------------------
                                                                                            3-MILE    5-MILE     3-MILE      5-MILE
PROPERTY NAME                        LOCATION        PROPERTY  MARKET   PROPERTY   MARKET   RADIUS    RADIUS     RADIUS      RADIUS
------------------------------------------------------------------------------------------------------------------------------------

COMMONS OF CHICAGO RIDGE        Chicago Ridge, IL     100.0%   92.8%    $11.87     $14.33   144,494   324,662   $ 66,330    $ 68,413
MEQUON PAVILIONS                Mequon, WI             93.3%   87.5%    $13.77     $14.92    23,555    56,656   $134,968    $107,595
OLD BRIDGE GATEWAY              Old Bridge, NJ         94.2%   86.9%    $13.48     $19.99    66,751   179,148   $ 77,070    $ 82,189
FRANKLIN SQUARE                 Gastonia, NC           96.7%   87.4%    $ 9.43     $11.30    40,754    91,445   $ 56,439    $ 55,126
ROYAL OAKS VILLAGE              Houston, TX            97.1%   85.6%    $19.19     $18.75   179,429   424,508   $ 68,962    $ 66,334
WILLIAMSON SQUARE               Franklin, TN           99.6%   97.0%    $ 8.07     $18.56    38,451    68,048   $ 92,081    $ 96,400
HUB WEST/ RICHFIELD HUB         Richfield, MN          98.4%   94.7%    $11.31     $26.62   115,041   293,712   $ 74,995    $ 73,975
SHOPPERS HAVEN SHOPPING CENTER  Pompano Beach, FL      97.8%   94.9%    $10.71     $15.16   102,375   209,605   $ 58,364    $ 65,009
HERITAGE SQUARE                 Naperville, IL         77.4%   92.1%    $10.49     $14.66    83,572   235,780   $ 99,650    $101,460
SPRING MALL                     Greenfield, WI        100.0%   88.5%    $ 8.23     $13.00   118,445   315,257   $ 58,849    $ 59,612
                                                                                   $5.50-
APPLE GLEN CROSSING             Fort Wayne, IN         98.5%   95.0%    $12.61     $32.00    39,702   131,601   $ 51,593    $ 52,613
WHITE BEAR HILLS                White Bear Lake, MN   100.0%   94.2%    $ 8.97     $19.47    51,731   118,394   $ 77,905    $ 80,140
MAPLEWOOD SQUARE                Maplewood, MO         100.0%   92.7%    $ 7.61     $17.70   135,577   392,048   $ 70,144    $ 62,977
                                                                                   $6.00-
BARTONVILLE SQUARE              Bartonville, IL       100.0%   94.4%    $ 4.88     $30.00    19,448    66,215   $ 51,066    $ 48,582
------------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
                                                     LEASE ROLLOVER SCHEDULE

               NUMBER OF     SQUARE                            % OF BASE  CUMULATIVE    CUMULATIVE %    CUMULATIVE    CUMULATIVE %
                LEASES        FEET     % OF GLA   BASE RENT       RENT    SQUARE FEET      OF GLA        BASE RENT    OF BASE RENT
    YEAR       EXPIRING     EXPIRING   EXPIRING   EXPIRING      EXPIRING   EXPIRING       EXPIRING       EXPIRING       EXPIRING
----------------------------------------------------------------------------------------------------------------------------------

VACANT           NAP        101,782       3.7%           NAP       NAP       101,782          3.7%              NAP          NAP
2006 & MTM        28         55,531       2.0    $   730,631       2.4%      157,313          5.7%      $   730,631          2.4%
2007              56        179,723       6.5      2,633,031       8.7       337,036         12.3%      $ 3,363,662         11.1%
2008              56        282,453      10.3      3,480,668      11.5       619,489         22.6%      $ 6,844,330         22.6%
2009              51        263,021       9.6      3,380,915      11.2       882,510         32.1%      $10,225,245         33.8%
2010              44        217,696       7.9      2,908,247       9.6     1,100,206         40.1%      $13,133,493         43.4%
2011              36        327,077      11.9      3,527,218      11.7     1,427,283         52.0%      $16,660,711         55.1%
2012              21        174,637       6.4      2,350,944       7.8     1,601,920         58.3%      $19,011,654         62.9%
2013              10        158,115       5.8      1,169,341       3.9     1,760,035         64.1%      $20,180,996         66.8%
2014               7         87,441       3.2        792,121       2.6     1,847,476         67.3%      $20,973,116         69.4%
2015               4        111,560       4.1        764,414       2.5     1,959,036         71.3%      $21,737,530         71.9%
2016              15        312,299      11.4      3,531,353      11.7     2,271,335         82.7%      $25,268,884         83.6%
AFTER             18        474,793      17.3      4,964,192      16.4     2,746,128        100.0%      $30,233,076        100.0%
----------------------------------------------------------------------------------------------------------------------------------
                 346      2,746,128     100.0%   $30,233,076     100.0%
==================================================================================================================================

                                     A-3-16

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC17

--------------------------------------------------------------------------------
                            CENTRO HERITAGE PORTFOLIO
--------------------------------------------------------------------------------

         [MAP INDICATING LOCATION OF CENTRO HERITAGE PORTFOLIO OMITTED]

                                     A-3-17

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC17

--------------------------------------------------------------------------------
                            CENTRO HERITAGE PORTFOLIO
--------------------------------------------------------------------------------

                 [SITE PLAN OF COMMONS OF CHICAGO RIDGE OMITTED]

                    [SITE PLAN OF MEQUON PAVILLIONS OMITTED]

                                     A-3-18

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC17

--------------------------------------------------------------------------------
                            CENTRO HERITAGE PORTFOLIO
--------------------------------------------------------------------------------

            [SITE PLAN OF OLD BRIDGE GATEWAY SHOPPING CENTER OMITTED]

                     [SITE PLAN OF FRANKLIN SQUARE OMITTED]

                                     A-3-19

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC17

--------------------------------------------------------------------------------
                           RESIDENCE INN TIMES SQUARE
--------------------------------------------------------------------------------

                [4 PHOTOS OF RESIDENCE INN TIMES SQUARE OMITTED]

                                     A-3-20

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC17

--------------------------------------------------------------------------------
                           RESIDENCE INN TIMES SQUARE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:          $151,000,000
CUT-OFF DATE PRINCIPAL BALANCE:      $150,598,843
% OF POOL BY IPB:                    5.9%
LOAN SELLER:                         CIBC Inc.
BORROWER:                            MG Hotel SPE LLC
SPONSOR:                             Granite Companies LLC
ORIGINATION DATE:                    08/25/06
INTEREST RATE:                       6.15000%
INTEREST-ONLY PERIOD:                N/A
MATURITY DATE:                       09/01/16
AMORTIZATION TYPE:                   Balloon
ORIGINAL AMORTIZATION:               300 months
REMAINING AMORTIZATION:              298 months
CALL PROTECTION:                     L(24),Def(90),O(4)
CROSS-COLLATERALIZATION:             No
LOCK BOX:                            Springing
ADDITIONAL DEBT:                     No
ADDITIONAL DEBT TYPE:                N/A
LOAN PURPOSE:                        Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                    INITIAL   MONTHLY
                                     -----------------
TAXES:                                 $0        $0
INSURANCE:                             $0        $0
CAPEX:                                 $0        $0
FF&E(2):                               $0        $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:              Single Asset
TITLE:                               Fee
PROPERTY TYPE:                       Hotel -- Extended Stay
ROOMS:                               357
LOCATION:                            New York, NY
YEAR BUILT/RENOVATED:                2005
OCCUPANCY(1):                        88.6%
OCCUPANCY DATE(1):                   09/30/06
UW REVENUES:                         $35,135,121
UW EXPENSES:                         $18,913,045
UW NOI:                              $16,222,076
UW NET CASH FLOW:                    $15,343,698
APPRAISED VALUE:                     $224,000,000
APPRAISAL DATE:                      09/01/06
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/ROOM:              $421,845
CUT-OFF DATE LTV:                    67.2%
MATURITY DATE LTV:                   52.5%
UW IO DSCR:                          N/A
UW DSCR:                             1.30x
--------------------------------------------------------------------------------

(1)   Occupancy represents the property's average occupancy over the trailing three month period ending on the Occupancy Date.

(2)   A monthly FF&E reserve will be collected at a rate equal to 1/12th of 4.0%
      of the previous calendar year revenues, which is currently held by the management company and will be assigned to the lender in an event of default.

                                     A-3-21

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC17

--------------------------------------------------------------------------------
                           RESIDENCE INN TIMES SQUARE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
THE LOAN. The Residence Inn Times Square loan is secured by a first mortgage interest in a 357-room extended stay hotel located in
New York, NY.

THE BORROWER. The borrower, MG Hotel SPE LLC, is a single asset entity that is
100% owned by MG Hotel LLC, which is in turn owned by Harry Gross through
Granite Companies LLC (99%) and MG Hotel Management Corporation (1%), the
managing member. Granite Companies LLC is the loan sponsor and guarantor under the non-recourse carveouts. Harry Gross has over 28 years of commercial real estate experience and currently owns and operates 4 Marriott franchise hotels for a total of 1,216 rooms (including the property) in New York and
Pennsylvania.

THE PROPERTY(1). The property is a 357-room extended stay hotel situated on a
0.34-acre land parcel located along the Avenue of the Americas (6th Avenue)
between 38th and 39th Street in New York, NY. The property is part of a
45-story building with the hotel portion situated on the bottom 34 floors. 93 residential condominium units are situated on floors 34-45. In addition, there is a parking garage and three commercial spaces on the ground floor, which along with the residential condominium units are not part of the collateral for the loan. The property offers amenities such as 3,200 square feet of meeting room space, a breakfast room, a full service bar and lounge, guest laundry facilities and an exercise room. The property's unit mix includes 340 studios
(233 with king size beds and 117 with 2 double beds), 4 one-bedroom suites and
3 two-bedroom suites. Further, 15 of the suites are handicapped accessible. All studios and suites feature a kitchenette that includes a sink, a refrigerator, a microwave and stone countertops.

The subject building (including the hotel and condominium units) was built by
Harry Gross in 2005 at a cost of approximately $160.1 million. The allocated construction cost for the hotel portion is a conservative $108.9 million based on the fact that the hotel comprises 68% of the total building gross leasable area.

Between January and September of 2006 the occupancy and ADR improved from 58.8%
to 86.1% and $208.21 to $301.52, respectively, resulting in a 112.0% increase in RevPar. Based on the T-3 ending 9/30/06, the property achieved an occupancy,
ADR and RevPar penetration of 97.1%, 101.4% and 98.4% respectively. The property's market demand is segmented into commercial (45%), leisure (37%), and meeting and group (18%).

THE MARKET(1,2). The subject property is located in the Garment District in New
York City, New York. The Garment District is defined as the area west of Fifth
Avenue between 30th and 42nd Street in Lower Midtown Manhattan and contains various discount clothing outlets, warehouses, production space and offices used by the garment industry. The property is located within walking distance to Times Square and Bryant Park and situated in an area which contains a large concentration of office and commercial space. The property is well served by
New York City's public transportation system, including the Grand Central
Station and the 5th Avenue/Bryant Park subway station located in close proximity. Regional access to the property is provided by various major roadways, including Interstates 78, 80, 87, 90 and 495, as well as the PATH and
Long Island Rail Road systems.

The Manhattan lodging market has performed well over the past several years.
Between 2003 and 2005, average daily rates rose by 28.3%, with occupancy rates increasing from 75.8% to 85.0%. In addition, in 2004 and 2005, RevPar increased
21.8% and 18.0% from the previous year, respectively. The supply of units in the Manhattan lodging market decreased as a result of the closing of 11 hotels for full or partial condominium conversions between April 2002 and June 2006, which account for a total of 3,291 guestrooms or approximately 5.1% of the 2005 room inventory. The market contains significant barriers to entry, including high construction costs, prohibitive land costs, and a lack of available sites.

Within the property's competitive set of hotels (Hilton Garden Inn Times
Square, Affinia Manhattan, Eastgate Tower, Doubletree Times Square, Radisson
Martinique on Broadway, Hilton Times Square and Courtyard Times Square South),
the overall occupancy rate ranged from 81.3% to 89.3% from 2000 to 2005. The
ADR and RevPar increased at an annual compounded growth rate of 10.5% and
11.6%, respectively, from 2003 to 2005. As of the year-to-date ending 09/30/06, the competitive set exhibited an occupancy rate of 89.4% and an ADR of $239.48, representing an increase of 7.8% and 18.5%, respectively, over the year-to-date ending 09/30/05 period.

PROPERTY MANAGEMENT. The Property is managed by Interstate Management L.L.C.
under a 20-year contract that expires on December 6, 2025. Interstate is the nation's largest independent hotel management company, which currently operates
282 hospitality properties with nearly 64,000 rooms in 41 states, the District of Columbia, Canada, and Russia.
-------------------------------------------------------------------------------

(1)   Certain information was obtained from the Residence Inn New York Times
      Square Smith Travel Research Resort ("STAR Resort") dated 09/30/06.

(2)   Certain information was obtained from the Residence Inn Time Square property appraisal dated September 1, 2006. The appraisal relies upon many assumptions, and no representations are made as to the accuracy of the assumptions underlying the appraisal.

                                     A-3-22

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC17

--------------------------------------------------------------------------------
                           RESIDENCE INN TIMES SQUARE
--------------------------------------------------------------------------------

         [MAP INDICATING LOCATION OF RESIDENCE INN TIMES SQUARE OMITTED]

                                     A-3-23

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC17

--------------------------------------------------------------------------------
                                CNL CENTER I & II
--------------------------------------------------------------------------------

                     [4 PHOTOS OF CNL CENTER I & II OMITTED]

                                     A-3-24

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC17

--------------------------------------------------------------------------------
                                CNL CENTER I & II
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:          $138,000,000
CUT-OFF DATE PRINCIPAL BALANCE:      $138,000,000
% OF POOL BY IPB:                    5.4%
LOAN SELLER:                         JPMorgan Chase Bank, N.A.
BORROWER:                            CNL Plaza Ltd. & CNL Plaza II Ltd.
SPONSOR:                             CNL Financial Group, Inc
ORIGINATION DATE:                    10/31/06
INTEREST RATE:                       5.89200%
INTEREST-ONLY PERIOD:                120 months
MATURITY DATE:                       11/01/16
AMORTIZATION TYPE:                   Interest-only
ORIGINAL AMORTIZATION:               N/A
REMAINING AMORTIZATION:              N/A
CALL PROTECTION:                     L(24),Def(92),O(4)
CROSS-COLLATERALIZATION:             No
LOCK BOX:                            Hard
ADDITIONAL DEBT:                     $32,500,000
ADDITIONAL DEBT TYPE:                Mezzanine Loan
LOAN PURPOSE:                        Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                     INITIAL       MONTHLY
                                     -----------------------
TAXES:                                 $377,659     $188,830
INSURANCE:                                   $0           $0
CAPEX:                                       $0       $6,209
TI/LC(3):                            $5,227,156      $25,871
OTHER(4):                              $447,976           $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:              Portfolio
TITLE:                               Fee
PROPERTY TYPE:                       Office -- CBD
SQUARE FOOTAGE:                      620,887
LOCATION:                            Orlando, FL
YEAR BUILT/RENOVATED:                1999 / 2005
OCCUPANCY(1):                        100.0%
OCCUPANCY DATE:                      Various
NUMBER OF TENANTS:                   18
HISTORICAL NOI:
  2004:                              $7,352,700
  2005:                              $7,252,759
  TTM AS OF 06/30/06:                $9,742,801
UW REVENUES:                         $18,705,406
UW EXPENSES:                         $6,573,938
UW NOI(2):                           $12,131,468
UW NET CASH FLOW:                    $11,417,449
APPRAISED VALUE:                     $198,000,000
APPRAISAL DATE:                      09/04/06
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:                $222
CUT-OFF DATE LTV:                    69.7%
MATURITY DATE LTV:                   69.7%
UW IO DSCR:                          1.38x
UW DSCR:                             1.38x
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------
                                               SIGNIFICANT TENANTS

                                           RATINGS         SQUARE        % OF       BASE RENT   LEASE EXPIRATION
TENANT NAME                             MOODY'S/FITCH(5)    FEET         GLA           PSF            YEAR
----------------------------------------------------------------------------------------------------------------

CNL FINANCIAL GROUP, INC.(1)                               177,578       28.6%       $ 30.75          2021
AKERMAN SENTERFITT EIDSON                                   82,411       13.3%       $ 27.27          2017
GREENBURG TRAURIG, LLP                                      51,750        8.3%       $ 27.94          2011
TRUSTSTREET PROPERTIES, INC.                                47,899        7.7%       $ 30.75          2009
LOWNDES, DROSDICK, DOSTER, KANTOR &
 REED, P.A.                                                 40,291        6.5%       $ 30.75          2009
CNL HOSPITALITY CORP                                        39,754        6.4%       $ 27.75          2016
CNL RETIREMENT CORP.                                        35,901        5.8%       $ 27.75          2016
----------------------------------------------------------------------------------------------------------------

(1)   CNL Financial Group, Inc. has a Master Lease Agreement existing at CNL
      Centers I & II that comprises approximately 177,578 square feet at the properties. There are approximately 69,267 square feet of unoccupied raw space covered by the Master Lease Agreement.

(2)   The difference between TTM NOI and Underwritten NOI is mainly attributed to CNL Center II being recently constructed and having tenants in free rent periods.

(3)   The borrower deposited with the lender at closing the cash sum of
      $5,227,156 of TI/LC reserve funds. Approximately $4,245,168 is reserved for the completion of approximately 69,269 square feet of raw space currently Master Leased by CNL Financial Group, Inc. located in the CNL
      Center II property, and the remaining $981,988 is for work currently being completed at the CNL Center I property.

(4)   The borrower deposited with the lender at closing the cash sum of $447,976 for all existing free rent periods remaining for current tenants at the property and all outstanding unpaid tenant improvement allowances and leasing commissions. Amounts deposited to the Free Rent Reserve accounts shall be credited to the borrowers monthly debt service payment for the month in which such amount would have been due if the tenant were paying rent.

(5)   Ratings provided are for the parent company of the entity listed in the
      "Tenant Name" field whether or not the parent company guarantees the lease.

                                     A-3-25

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC17

--------------------------------------------------------------------------------
                                CNL CENTER I & II
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
THE LOAN. The CNL Center I & II loan is secured by a first lien mortgage in a fee interest in two Class A office towers comprising a total of approximately
620,887 square feet, located in Orlando, Florida.

THE BORROWER. The borrowing entity is CNL Plaza Ltd. & CNL Plaza II Ltd., a special purpose entity. The sponsor of the borrower, CNL Financial Group, Inc, is among the largest privately held real estate investment companies in the nation and holds a portfolio of over $17.0 billion in real estate assets.

MASTER LEASE. The CNL Center I & II mortgage loan is subject to a Master Lease
Agreement (the "Master Lease") executed by CNL Financial Group, Inc. (the
"Parent"), the parent company of the borrower, which will be in effect through
2021. The Master Lease includes approximately 177,578 net rentable square feet at a base rent of $30.75 psf. The master leased space at the CNL II property is currently raw space being built out for the Parent, and will remain vacant until the improvements are completed. The Parent may release space from the Master
Lease upon satisfaction of certain terms and conditions including, but not limited to (i) the lender's approval of a new tenant for the released space,
(ii) the lender's approval of a new lease agreement with the new tenant having a term not less than the lesser of (A) 7 years, or (B) 3 years after the maturity date of the mortgage loan, and (iii) payment of certain obligations to the TI/LC reserve account with respect to the new lease.

RELEASE. Provided no event of default has occurred and is continuing, after the defeasance lockout date, the CNL Center I & II Loan permits the release of one or more of the mortgaged properties by means of partial release as part of a partial defeasance upon the satisfaction of certain terms and conditions including, but not limited to: (i) partial defeasance of the Loan in an amount equal to 125% of the loan amount allocated to the individual property to be released, (ii) the debt service coverage ratio ("DSCR") for all properties prior to the release shall equal or exceed the greater of (a) 0.94x (based on 30 year amortization), and 1.16x if the mezzanine loan has been repaid in full or (b)
the combined DSCR immediately prior to release, and (iii) the defeased property may not be transferred to the borrower or its affiliates.

THE PROPERTIES. CNL Center I & II is a Class A central business district ("CBD")
office complex that consists of two separate but integrated office buildings containing 620,887 square feet of office space in Orlando, Florida. CNL Center I is a 14 story Class A office building built in 1999 that includes approximately
345,941 square feet of net rentable area, and CNL Center II is a 12 story Class
A office building built in 2005 that includes approximately 274,946 square feet of net rentable area. The properties are situated on an approximately 12.5 acre site in the historical district of Orlando, Florida. The buildings share a
9-story 2,219 car parking garage with the Orange County Courthouse and City Hall complex located adjacent to the property.

Tenants in the complex include CNL Financial Group Inc., Ackerman Senterfitt
Eidson, and Greenburg Traurig, LLP. CNL Financial Group, Inc., the sponsor, and its affiliates comprise the largest tenant at the CNL Center I & II properties occupying approximately 281,380 square feet. The complex serves as the corporate headquarters of the real estate company and several of its affiliates including
CNL Capital Markets, and CNL RE Advisory. The firm is among the largest privately held real estate companies in the United States with over $17.0 billion in real estate assets and investment, development and management affiliates. Ackerman Senterfitt Eidson occupies approximately 82,411 square feet at the CNL Center II property, and as one of largest law firms in the southeast, it employs more than 400 attorneys in eight offices throughout Florida and
Washington, DC. Greenburg Traurig LLP is a real estate and litigation law firm that employs nearly 1,500 attorneys throughout all its offices and occupies approximately 51,750 square feet at the CNL I property.

THE MARKET(1)

The CNL Center I & II properties are located in the Downtown Orlando office submarket in the historical district of Orlando, Florida. The CBD of Orlando is a regional center for banking, government and legal employers in the southeast.
There is significant planned development for the downtown area including hotels, luxury condominiums, and retail centers over the next two years. The total square footage of the Orlando office market has grown by nearly 5.8% since Q4
2003 and has experienced increases in occupancy (4.0%) and asking rents (14.0%)
over the same period.

The Orlando office market contains approximately 73.5 million square feet of office space. The Downtown submarket is the largest submarket in Orlando comprising approximately 9.9 million square feet or approximately 13.0% of the market. The downtown submarket exhibited an occupancy rate of approximately
91.5% as of Q2 2006 which was up 3.0% from approximately 88.5% as of Q4 2005.
Average asking rents in the market were approximately $23.94 as of Q2 2006. The
CNL Center I & II properties are currently 100% occupied with average rents of
$28.32 and $27.86 respectively.

PROPERTY MANAGEMENT.

Carter & Associates, L.L.C. is the largest privately held full service commercial real estate firm in the southeast United States. The firm currently operates in the investment, development, and property management sectors of the real estate industry. Carter manages nearly 20.0 million square feet of office, industrial, retail, and special use property in the in the southeast.
--------------------------------------------------------------------------------

(1)   Certain information was obtained from the CNL Center I and CNL Center II appraisals dated September 4, 2006. The appraisal relies on upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisals.

                                     A-3-26

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC17

--------------------------------------------------------------------------------
                                CNL CENTER I & II
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
                                                        PROPERTY SUMMARY

                                        YEAR BUILT/
                                           YEAR      SQUARE                                             % OF      ALLOCATED LOAN
PROPERTY NAME                LOCATION    RENOVATED    FEET     OCCUPANCY           LEAD TENANT           GLA         BALANCE
--------------------------------------------------------------------------------------------------------------------------------

CNL CENTER I             Orlando, FL       1999      345,941    100.0%      CNL Financial Group Inc.    29.9%       $ 83,000,000
CNL CENTER II            Orlando, FL       2005      274,946    100.0%      Akerman Senterfitt Eidson   30.0%         55,000,000
--------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                                                                             $138,000,000
================================================================================================================================

----------------------------------------------------------------------------------------------------------------------------------
                                                     LEASE ROLLOVER SCHEDULE

              NUMBER OF    SQUARE                               % OF BASE   CUMULATIVE   CUMULATIVE %    CUMULATIVE   CUMULATIVE %
               LEASES       FEET      % OF GLA    BASE RENT       RENT      SQUARE FEET     OF GLA       BASE RENT    OF BASE RENT
     YEAR     EXPIRING    EXPIRING    EXPIRING     EXPIRING     EXPIRING     EXPIRING      EXPIRING       EXPIRING      EXPIRING
----------------------------------------------------------------------------------------------------------------------------------

VACANT           NAP             0       0.0%            NAP        NAP             0         0.0%              NAP         NAP
2006 & MTM         0             0       0.0     $         0        0.0%            0         0.0%      $         0         0.0%
2007               1         2,436       0.4          23,995        0.1         2,436         0.4%      $    23,995         0.1%
2008               4        28,136       4.5         815,381        4.5        30,572         4.9%      $   839,376         4.6%
2009               3        88,190      14.2       2,711,843       14.8       118,762        19.1%      $ 3,551,218        19.4%
2010               0             0       0.0               0        0.0       118,762        19.1%      $ 3,551,218        19.4%
2011               4        59,506       9.6       1,661,124        9.1       178,268        28.7%      $ 5,212,342        28.5%
2012               1         3,953       0.6         106,731        0.6       182,221        29.3%      $ 5,319,073        29.1%
2013               1         7,623       1.2         211,538        1.2       189,844        30.6%      $ 5,530,612        30.3%
2014               9        59,364       9.6       1,801,537        9.9       249,208        40.1%      $ 7,332,149        40.1%
2015               1         8,718       1.4         235,386        1.3       257,926        41.5%      $ 7,567,535        41.4%
2016               5       102,972      16.6       3,003,291       16.4       360,898        58.1%      $10,570,826        57.8%
AFTER              3       259,989      41.9       7,707,871       42.2       620,887       100.0%      $18,278,697       100.0%
----------------------------------------------------------------------------------------------------------------------------------
                  32       620,887     100.0%    $18,278,697      100.0%
==================================================================================================================================

                                     A-3-27

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC17

--------------------------------------------------------------------------------
                                CNL CENTER I & II
--------------------------------------------------------------------------------

             [MAP INDICATING LOCATION OF CNL CENTER I & II OMITTED]

                                     A-3-28

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC17

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                     A-3-29

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC17

--------------------------------------------------------------------------------
                       WESTFIELD SHOPPINGTOWN INDEPENDENCE
--------------------------------------------------------------------------------

            [5 PHOTOS OF WESTFIELD SHOPPINGTOWN INDEPENDENCE OMITTED]

                                     A-3-30

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC17

--------------------------------------------------------------------------------
                       WESTFIELD SHOPPINGTOWN INDEPENDENCE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:          $110,000,000
CUT-OFF DATE PRINCIPAL BALANCE:      $110,000,000
% OF POOL BY IPB:                    4.3%
LOAN SELLER:                         JPMorgan Chase Bank, N.A.
BORROWER:                            Centro Independence LLC
SPONSOR:                             Centro Watt America REIT 10, Inc.
ORIGINATION DATE:                    10/26/06
INTEREST RATE:                       6.17350%
INTEREST-ONLY PERIOD:                120 months
MATURITY DATE:                       11/01/16
AMORTIZATION TYPE:                   Interest-only
ORIGINAL AMORTIZATION:               N/A
REMAINING AMORTIZATION:              N/A
CALL PROTECTION:                     L(24),Def(92),O(4)
CROSS-COLLATERALIZATION:             No
LOCK BOX:                            Cash Management Agreement
ADDITIONAL DEBT:                     No
ADDITIONAL DEBT TYPE(1):             Permitted Mezzanine
LOAN PURPOSE:                        Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                     INITIAL     MONTHLY
                                     ---------------------
TAXES(4):                                $0      Springing
INSURANCE(4)                             $0      Springing
CAPEX(5):                                $0      Springing
ROLLOVER RESERVE(6):                     $0      Springing
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:              Single Asset
TITLE:                               Fee
PROPERTY TYPE:                       Retail -- Anchored
SQUARE FOOTAGE(2):                   493,432
LOCATION:                            Wilmington, NC
YEAR BUILT/RENOVATED:                1979 / 2001
OCCUPANCY:                           94.2%
OCCUPANCY DATE:                      10/05/06
NUMBER OF TENANTS:                   139
HISTORICAL NOI:
  2004:                              $10,558,549
  2005:                              $10,781,415
IN-LINE SALES PSF(3):                $279
IN-LINE OCCUPANCY COST(3)            10.1%
UW REVENUES:                         $15,347,405
UW EXPENSES:                         $4,767,044
UW NOI:                              $10,580,361
UW NET CASH FLOW:                    $9,938,295
APPRAISED VALUE:                     $172,000,000
APPRAISAL DATE:                      03/22/06
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:                $223
CUT-OFF DATE LTV:                    64.0%
MATURITY DATE LTV:                   64.0%
UW IO DSCR:                          1.44x
UW DSCR:                             1.44x
--------------------------------------------------------------------------------

(1)   Future Mezzanine Debt is permitted subject to certain conditions including, but not limited to: (i) the LTV for the properties subject to the mortgage does not exceed 70.0%, (ii) the DSCR for the properties subject to the mortgage is equal to or greater than 1.47x), and (iii) the
      Permitted Mezzanine Loan must be issued by an approved institutional lender.

(2)   The collateral for the loan totals 493,432 square feet which excludes three anchor owned sites at the property: Sears (187,027 square feet),
      Belk (175,512 square feet), and Dillard's (159,000 square feet). The total square footage at the center is 1,014,971 square feet.

(3)   Figure is based on sales provided by reporting tenants only.

(4)   Upon the occurrence and during the continuance of an event of default, the borrower is required to pay the lender on each payment date 1/12th of the taxes and insurance premiums the lender estimates will be payable within the following 12 month period.

(5)   Upon the occurrence and during the continuance of an event of default, the borrower is required to pay the lender the sum of $5,635 on each payment date as replacement reserves for capital improvements and repairs to the property. In lieu of making the foregoing payments each year the borrower may elect to deliver a letter of credit to the lender from an approved financial institution in the amount which would be sufficient to pay such payments for the following 12 months.

(6)   Upon the occurrence and during the continuance of an event of default the borrower shall pay the lender the sum of $40,250 on each payment date as
      Rollover Reserve Funds. Funds shall be used to fund leasing expenses in connection with releasing expiring tenant space. In lieu of making the foregoing payments each year the borrower may elect to deliver a letter of credit to the lender from an approved financial institution in the amount which would be sufficient to pay such payments for the following 12 months.

                                     A-3-31

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC17

--------------------------------------------------------------------------------
                       WESTFIELD SHOPPINGTOWN INDEPENDENCE
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                                        SIGNIFICANT TENANTS

                                    RATINGS(1)
                                     MOODY'S/                              ANNUAL BASE   ANNUAL BASE               LEASE EXPIRATION
TENANT NAME                           FITCH      TOTAL SF  % OF OWNED SF      RENT        RENT PSF     SALES PSF         YEAR
-----------------------------------------------------------------------------------------------------------------------------------

ANCHORS
SEARS (NOT PART OF COLLATERAL)          BB        187,027         N/A              N/A          N/A         N/A        Anchor Owned
BELK (NOT PART OF COLLATERAL)                     175,512         N/A              N/A          N/A         N/A        Anchor Owned
DILLARD'S (NOT PART OF COLLATERAL)    B2/BB-      159,000         N/A              N/A          N/A         N/A        Anchor Owned
JC PENNY                             Baa3/BBB     112,200        22.7%     $   286,110       $ 2.55        $174            2011
                                                  -------        ----      -----------
                                                  633,739        22.7%     $   286,110       $ 2.55

TOP 10 TENANTS
CAMILLLE LA VIE                                    20,232         4.1%     $   216,078       $10.68        $ 66            2014
THE LIMITED                            Baa2        10,120         2.1          192,280        19.00        $187            2007
ABERCROMBIE & FITCH                                 9,437         1.9          217,051        23.00        $219            2012
MILTON FLEISHMAN INC                                8,616         1.7           61,001         7.08        $137            2008
FOOT ACTION USA                                     7,582         1.5          236,407        31.18        $204            2012
NEW YORK & COMPANY                                  7,522         1.5          124,113        16.50        $162            2008
RACK ROOM SHOES                                     7,193         1.5          160,835        22.36        $261            2012
FOREVER 21                                          7,140         1.4          207,060        29.00        $362            2011
CHARLOTTE RUSSE                                     7,061         1.4          173,983        24.64        $188            2012
FIRST UNION NATIONAL BANK NC                        6,862         1.4           67,179         9.79         N/A            2015
                                                ---------        ----      -----------
SUBTOTAL                                           91,765        18.6%     $ 1,655,987       $18.05
REMAINING INLINE SPACE                            260,631        52.7%     $ 8,199,569       $31.46
                                                ---------        ----      -----------
VACANT SQUARE FEET:                                28,836         5.8%             N/A
TOTAL OWNED GLA:                                  493,432                  $10,141,667
TOTAL CENTER GLA:                               1,014,971                  $10,141,667
-----------------------------------------------------------------------------------------------------------------------------------

(1)   Ratings provided are for the parent company of the entity listed in the
      "Tenant Name" field whether or not the parent company guarantees the lease.

--------------------------------------------------------------------------------

THE LOAN. Westfield Shoppingtown Independence is secured by a first mortgage fee interest in approximately 493,432 square feet of an approximately 1,014,971 square foot mall located in Wilmington, North Carolina.

THE BORROWER. The borrower, Centro Independence LLC, is a bankruptcy remote special purpose entity. The borrowing entity is owned by Centro Watt America
REIT 10, Inc. (71.5%), Westfield Group entities (5.9%), Hugh McRae II (7.5%) and the Oleander Company (15.0%). Founded in 2003, Centro Watt is a partnership between Watt Commercial Properties, one of the largest owners, developers and managers of commercial real estate in the United States, and Centro Properties
Group, one of Australia's leading retail property owners and managers. Centro
Watt currently owns and manages a portfolio of more than 17 million square feet of neighborhood and community retail centers, located primarily on the west coast and in the southeastern and northeastern United States. The Westfield
Group is the largest retail property group in the world by equity market capitalization and the sixth largest entity listed on the Australian Stock
Exchange. Westfield Group's portfolio consists of over 130 shopping centers in four countries.

THE PROPERTY. Westfield Shoppingtown Independence is a one-story 1,014,971 square foot regional mall, which opened in 1979. In 2001, the center was renovated and expanded, adding the southern wing currently anchored by Dillard's store. The Westfield Shoppingtown Independence Mall is considered to be a Class
A/B property with a traditional tenant mix.

The mall is situated on a 74.6-acre site, has a gross leaseable area of
1,014,971 square feet, and is 97.2% occupied. The collateral included in the trust consists of 493,432 square feet of anchor and in-line space which is 94.2%
occupied. The Westfield Shoppingtown Independence Mall contains four anchor stores: Sears (187,027 square feet), Belk (175,512 square feet), Dillard's
(159,000 square feet), and JCPenny (112,200 square feet), three of which (Sears,
Belk and Dillard's) own their pads and are not included as collateral for the loan. JCPenny accounts for 22.7% of the total collateral while the top ten in-line tenants account for 18.6% of the total collateral square footage.

Other major national tenants include The Gap, Express, Victoria's Secret, The
Finish Line, Ann Taylor, Bath & Body Works, Zales Jewelers and Brookstone, among others. Of the approximately 140 in-line retail tenants, none occupies more than
5% of the property's net rentable area. All of the in-line tenants at Westfield
Shoppingtown Independence Mall are included in the collateral. The property is located less than two miles from the University of North Carolina Wilmington.

--------------------------------------------------------------------------------

                                     A-3-32

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC17

--------------------------------------------------------------------------------
                       WESTFIELD SHOPPINGTOWN INDEPENDENCE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

THE MARKET(1). Westfield Shoppingtown Independence is located in the central portion of the city of Wilmington, North Carolina, about three miles south of the Wilmington Central Business District. In 2005, the population and average household income within a 5-, 15- and 30-mile radius of Wilmington were approximately 111,356, 203,075 and 274,707, respectively, and approximately
$56,289, $60,031 and $58,467, respectively. Approximately 65% of the population within the Wilmington metropolitan statistical area ("MSA") is between the ages of 25 and 54, which is generally considered to be the age range of a regional mall's core market.

As of May 2006, rental rates for retail centers in North Carolina's largest cities, including Charleston, Charlotte and Raleigh, ranged from $21 to $45 per square foot, while rental rates in the Wilmington area ranged from $12 to $16 per square foot.

Competition for the mall is moderate, with the four closest competitors located five to sixty-five miles away from Westfield Shoppingtown Independence. The four main competitors are the Mayfaire Town Center, Jacksonville Mall, Colonial Mall
-- Myrtle Beach and the Coastal Grand.

PROPERTY MANAGEMENT. The property is managed by Centro Watt Management Joint
Venture ("CWMJV"). CWMJV provides asset and property management, leasing, financing, acquisition and other real estate services, and currently manages approximately 107 retail properties consisting of 16,408,797 square feet throughout the United States.

-------------------------------------------------------------------------------

(1)   Certain information was obtained from the Westfield
      Shoppingtown-Independence appraisal dated May 11, 2006. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

----------------------------------------------------------------------------------------------------------------------------------
                                                     LEASE ROLLOVER SCHEDULE

              NUMBER OF    SQUARE                              % OF BASE   CUMULATIVE    CUMULATIVE %    CUMULATIVE   CUMULATIVE %
               LEASES       FEET     % OF GLA     BASE RENT      RENT      SQUARE FEET      OF GLA       BASE RENT    OF BASE RENT
     YEAR     EXPIRING    EXPIRING   EXPIRING     EXPIRING     EXPIRING     EXPIRING       EXPIRING       EXPIRING      EXPIRING
----------------------------------------------------------------------------------------------------------------------------------

VACANT           NAP        28,836       5.8%            NAP        NAP        28,836         5.8%              NAP         NAP
2006 & MTM         6         3,194       0.6%    $    64,440        0.6%       32,030         6.5%      $    64,440         0.6%
2007              15        38,841       7.9%        992,477        9.9%       70,871        14.4%      $ 1,056,917        10.5%
2008              14        50,021      10.1%        974,753        9.7%      120,892        24.5%      $ 2,031,669        20.3%
2009              17        26,094       5.3%      1,061,447       10.6%      146,986        29.8%      $ 3,093,117        30.9%
2010               6         6,091       1.2%        302,340        3.0%      153,077        31.0%      $ 3,395,456        33.9%
2011              35       187,113      37.9%      2,688,076       26.8%      340,190        68.9%      $ 6,083,532        60.7%
2012              25        76,345      15.5%      2,235,376       22.3%      416,535        84.4%      $ 8,318,908        83.0%
2013               7        10,526       2.1%        346,425        3.5%      427,061        86.5%      $ 8,665,333        86.5%
2014               6        30,671       6.2%        671,393        6.7%      457,732        92.8%      $ 9,336,726        93.2%
2015               2        10,862       2.2%        155,179        1.5%      468,594        95.0%      $ 9,491,905        94.7%
2016               4         9,775       2.0%        200,153        2.0%      478,369        96.9%      $ 9,692,057        96.7%
AFTER              3        15,063       3.1%        326,795        3.3%      493,432       100.0%      $10,018,852       100.0%
----------------------------------------------------------------------------------------------------------------------------------
                 140       493,432     100.0%    $10,018,852      100.0%
==================================================================================================================================

                                     A-3-33

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC17

--------------------------------------------------------------------------------
                       WESTFIELD SHOPPINGTOWN INDEPENDENCE
--------------------------------------------------------------------------------

    [MAP INDICATING LOCATION OF WESTFIELD SHOPPINGTOWN INDEPENDENCE OMITTED]

                                     A-3-34

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC17

--------------------------------------------------------------------------------
                       WESTFIELD SHOPPINGTOWN INDEPENDENCE
--------------------------------------------------------------------------------

           [SITE PLAN OF WESTFIELD SHOPPINGTOWN INDEPENDENCE OMITTED]

                                     A-3-35

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC17

--------------------------------------------------------------------------------
                                  THREE PARKWAY
--------------------------------------------------------------------------------

                       [3 PHOTOS OF THREE PARKWAY OMITTED]

                                     A-3-36

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC17

--------------------------------------------------------------------------------
                                  THREE PARKWAY
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:          $67,125,000
CUT-OFF DATE PRINCIPAL BALANCE:      $67,125,000
% OF POOL BY IPB:                    2.6%
LOAN SELLER:                         JPMorgan Chase Bank, N.A.
BORROWER:                            Behringer Harvard Three Parkway,
                                     LLC
SPONSOR:                             Behringer Harvard REIT I, Inc.
ORIGINATION DATE:                    10/30/06
INTEREST RATE:                       5.47500%
INTEREST-ONLY PERIOD:                60 months
MATURITY DATE:                       11/01/16
AMORTIZATION TYPE:                   Balloon
ORIGINAL AMORTIZATION:               360 months
REMAINING AMORTIZATION:              360 months
CALL PROTECTION:                     L(24),Def(92),O(4)
CROSS-COLLATERALIZATION:             No
LOCK BOX:                            Hard
ADDITIONAL DEBT:                     $13,825,000
ADDITIONAL DEBT TYPE(1,2):           Unsecured Partner Debt, Permitted
                                     Mezzanine Loan
LOAN PURPOSE:                        Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                    INITIAL      MONTHLY
                                     --------------------
TAXES:                                     $0          $0
INSURANCE:                                 $0          $0
CAPEX:                                     $0          $0
TI/LC(4):                            $497,912          $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:              Single Asset
TITLE:                               Fee
PROPERTY TYPE:                       Office -- CBD
SQUARE FOOTAGE:                      561,631
LOCATION:                            Philadelphia, PA
YEAR BUILT/RENOVATED:                1969 / 2005
OCCUPANCY:                           90.5%
OCCUPANCY DATE:                      09/29/06
NUMBER OF TENANTS:                   30
HISTORICAL NOI:
  2004:                              $1,626,515
  2005:                              $1,615,248
  TTM AS OF 08/31/06:                $3,452,861
UW REVENUES:                         $12,235,292
UW EXPENSES:                         $5,654,939
UW NOI(3):                           $6,580,353
UW NET CASH FLOW:                    $6,074,885
APPRAISED VALUE:                     $90,000,000
APPRAISAL DATE:                      08/02/06
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:                $120
CUT-OFF DATE LTV:                    74.6%
MATURITY DATE LTV:                   69.3%
UW IO DSCR:                          1.63x
UW DSCR:                             1.33x
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
                                                    SIGNIFICANT TENANTS

                                                  RATINGS                                    BASE RENT     LEASE EXPIRATION
TENANT NAME                                  MOODY'S/ FITCH(5)  SQUARE FEET     % OF GLA        PSF              YEAR
----------------------------------------------------------------------------------------------------------------------------

EXCELLERX, INC.                                     Ba3           140,070         24.9%        $20.00            2015
RELIANCE INSURANCE                                                 61,541         11.0%        $19.91            2009
AMERICAN INTERNATIONAL INSURANCE COMPANY         Aa2 / AA          57,880         10.3%        $20.50            2016
PHILADELPHIA MUNICIPAL AUTHORITY                                   55,046          9.8%        $25.50            2013
----------------------------------------------------------------------------------------------------------------------------

(1)   There exists $13,825,000 of unsecured additional partner debt. The debt was incurred by the borrower for the purpose of accessing certain tax savings offered by the City of Philadelphia.

(2)   Future mezzanine debt is permitted subject to certain conditions including, but not limited to: (i) the LTV for the properties subject to the mortgage does not exceed 80.0% and (ii) the DSCR for the property subject to the mortgage shall be greater than or equal to 1.20x.

(3)   The approximately $3,100,000 increase in NOI from TTM as of 08/31/06 to the UW NOI is primarily due to three factors (i) AIG had rent abatements expire during 2006, increasing annual rents by approximately $500,000,
      (ii) Drexel University signed a lease for $630,000 of annual rent starting in Sept. 2006, and (iii) ExcelleRx has started a new lease, and has rent abatements expiring in 2006 which total $2,400,000.

(4)   The borrower deposited at closing the cash sum of $497,912 in TI/LC
      Reserves for free rent tenant allowances associated with AIG, Drexel, and
      ExcelleRx.

(5)   Ratings provided are for the parent company of the entity listed in the
      "Tenant Name" field whether or not the parent company guarantees the lease.

                                     A-3-37

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC17

--------------------------------------------------------------------------------
                                  THREE PARKWAY
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
THE LOAN. The Three Parkway loan is secured by a first mortgage fee interest in a Class A-office building consisting of 561,631 square feet in Philadelphia,
Pennsylvania.

THE BORROWER. The borrowing entity is a special purpose vehicle controlled by
Behringer Harvard REIT I, Inc. ("The REIT"). The REIT was formed in June 2002 to invest in institutional quality office buildings and other commercial properties and held a portfolio of 24 properties valued at $1.0 billion as of the second quarter of 2006.

THE PROPERTY. Three Parkway is a Class A-office building located in Center City,
Philadelphia. The 20 story building contains office space, ground floor retail space and basement space, which includes an ATM, fitness center, storage and mechanical space. The building was constructed in 1969 and was most recently renovated in 2005. Since 1996, $12.8 million in capital improvements have been made, including the renovation of the lobby, upgrades to common areas, exterior canopies and park improvements. As of September 2006, Three Parkway had 30 tenants and was approximately 90% occupied. The largest tenant, ExcelleRx, occupies 24.9% of the net rentable area ("NRA").

The Three Parkway office building is located on Cherry Street, which has recently been upgraded with a new drop-off area in front of the main entrance to the building, landscaping, pedestrian benches, and easy access to the adjacent park. The building is located near major expressways I-95 and I-76, the Suburban
Rail Station (the City Center rail hub), and the trolley service line.

TENANT SUMMARY.

ExcelleRx is a leading specialty pharmaceutical distributor and medication consulting company that analyzes and collects demographic, prescription and economic data on patients. ExelleRx also advises on the distribution and appropriate use of prescription medications. In 2004 ExcelleRx was named by
Deloitte & Touche as one of the 500 fastest growing Technology companies in the
United States. In August 2005, ExcelleRx was purchased by Omnicare Inc., the nation's leading provider of pharmaceutical care for the elderly. ExcelleRx currently occupies 140,070 square feet or approximately, 24.9% of the building's
NRA. The tenant has held occupancy at the property since June 2005 and has a
10-year lease expiring in 2015.

AIG is recognized internationally as the market leader in general insurance, life insurance, retirement services and financial services in over 130 nations.
AIG is the largest underwriter of commercial and industrial insurance in the
United States. With 57,880 square feet, AIG occupies approximately 10.3% of the
NRA. The tenant has held occupancy at the property since 2005 and has an 11-year lease expiring in 2016.

The Philadelphia Municipal Authority occupies 55,046 square feet, or approximately 9.8% of the total NRA. The tenant has been in occupancy at the building since 2003 and has a 10-year lease expiring in 2013. The tenant has one, five year renewal option.

THE MARKET(1). Three Parkway is located in the central business district of
Philadelphia known as Center City. Center City is the commercial, financial and governmental core of the fourth largest metropolitan center in the country.
Furthermore, Three Parkway is located in the West Market sub-market. As of 2005, population in the Philadelphia Metropolitan Area was over 5.6 million people.

As of the second quarter of 2006, there were approximately 40.3 million square feet of commercial real estate in Center City with a vacancy rate of approximately 11.8% of the total inventory. Since 1991, only one 225,000 square foot office building has been constructed in Center City. At the end of the second quarter of 2006, the West Market contained approximately 27.8 million square feet of Class A commercial office space and had a vacancy rate of 12.2%
of the total inventory.

Asking rental rates at comparable office buildings in Center City ranged from
$19 to $25 per square foot and occupancy rates averaged 88.7% as of the second quarter of 2006. The population within a 1-, 3- and 5-mile radius of Three
Parkway was 59,545, 452,626 and 923,363 as of 2000.

PROPERTY MANAGEMENT. The Three Parkway office building has been managed by the
Trammell Crow Company since 2001.
--------------------------------------------------------------------------------

(1)   Certain information was obtained from the Three Parkway appraisal dated
      August 2, 2006. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                     A-3-38

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC17

--------------------------------------------------------------------------------
                                  THREE PARKWAY
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                                     LEASE ROLLOVER SCHEDULE

               NUMBER OF    SQUARE                              % OF BASE   CUMULATIVE    CUMULATIVE %   CUMULATIVE   CUMULATIVE %
                LEASES       FEET     % OF GLA    BASE RENT       RENT      SQUARE FEET      OF GLA       BASE RENT   OF BASE RENT
    YEAR       EXPIRING    EXPIRING   EXPIRING     EXPIRING     EXPIRING     EXPIRING       EXPIRING      EXPIRING      EXPIRING
-----------------------------------------------------------------------------------------------------------------------------------

VACANT           NAP         54,322      9.7%             NAP       NAP        54,322          9.7%              NAP       NAP
2006 & MTM         0              0      0.0     $          0       0.0%       54,322          9.7%       $        0       0.0%
2007               6         11,840      2.1          315,669       3.4%       66,162         11.8%       $  315,669       3.5%
2008               6         50,912      9.1        1,272,112      13.7%      117,074         20.8%       $1,587,781      17.8%
2009               8         79,222     14.1        1,530,959      16.4%      196,296         35.0%       $3,118,740      35.0%
2010               2         29,734      5.3          650,129       7.0%      226,030         40.2%       $3,768,869      42.3%
2011               0              0      0.0                0       0.0%      226,030         40.2%       $3,768,869      42.3%
2012               0              0      0.0                0       0.0%      226,030         40.2%       $3,768,869      42.3%
2013               4         68,702     12.2        1,669,480      17.9%      294,732         52.5%       $5,438,349      61.0%
2014               1         18,253      3.2          346,807       3.7%      312,985         55.7%       $5,785,156      64.9%
2015               8        172,737     30.8        2,246,217      24.1%      485,722         86.5%       $8,031,373      90.1%
2016               5         67,540     12.0        1,276,090      13.7%      553,262         98.5%       $9,307,463     100.0%
AFTER              2          8,369      1.5                0       0.0%      561,631        100.0%       $9,307,463     100.0%
-----------------------------------------------------------------------------------------------------------------------------------
                  42        561,631    100.0%    $  9,307,463     100.0%
===================================================================================================================================

                                     A-3-39

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC17

--------------------------------------------------------------------------------
                                  THREE PARKWAY
--------------------------------------------------------------------------------

               [MAP INDICATING LOCATION OF THREE PARKWAY OMITTED]

                                     A-3-40

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC17

--------------------------------------------------------------------------------
                                  THREE PARKWAY
--------------------------------------------------------------------------------

                       [1 PHOTO OF THREE PARKWAY OMITTED]

                                     A-3-41

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC17

--------------------------------------------------------------------------------
                              CITYVIEW PORTFOLIO II
--------------------------------------------------------------------------------

                   [4 PHOTOS OF CITYVIEW PORTFOLIO II OMITTED]

                                     A-3-42

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC17

--------------------------------------------------------------------------------
                              CITYVIEW PORTFOLIO II
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:          $60,260,000
CUT-OFF DATE PRINCIPAL BALANCE:      $60,158,439
% OF POOL BY IPB:                    2.4%
LOAN SELLER:                         CIBC Inc.
BORROWER:                            Cityview Apartments Associates LP
                                     2, LLLP
SPONSOR:                             Allen Gross
ORIGINATION DATE:                    07/13/06
INTEREST RATE:                       6.18000%
INTEREST ONLY PERIOD:                N/A
MATURITY DATE:                       08/01/16
AMORTIZATION TYPE:                   Balloon
ORIGINAL AMORTIZATION:               420 months
REMAINING AMORTIZATION:              417 months
CALL PROTECTION:                     L(24),Def(89),O(4)
CROSS-COLLATERALIZATION:             No
LOCK BOX:                            Springing
ADDITIONAL DEBT:                     No
ADDITIONAL DEBT TYPE:                N/A
LOAN PURPOSE:                        Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                      INITIAL      MONTHLY
                                     ----------------------
TAXES:                                 $696,477     $77,386
INSURANCE:                             $435,393     $45,300
CAPEX:                                  $37,468     $37,468
SEASONING RESERVE(1):                $1,350,000          $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:              Portfolio
TITLE:                               Fee
PROPERTY TYPE:                       Multifamily - Garden
UNITS:                               2,226
LOCATION:                            Houston, TX
YEAR BUILT/RENOVATED:                Various
OCCUPANCY:                           94.3%
OCCUPANCY DATE:                      08/31/06
HISTORICAL NOI:
  TTM AS OF 04/30/06:                $5,902,545
UW REVENUES:                         $13,259,489
UW EXPENSES:                         $7,747,578
UW NOI:                              $5,511,911
UW NET CASH FLOW:                    $5,062,303
APPRAISED VALUE:                     $75,490,000
APPRAISAL DATE:                      05/17/06
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/UNIT:              $27,025
CUT-OFF DATE LTV:                    79.7%
MATURITY DATE LTV:                   71.9%
UW IO DSCR:                          N/A
UW DSCR:                             1.20x
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
                                                  PORTFOLIO SUMMARY

                                                                                        AVERAGE RENT
                                                                       ----------------------------------------------
                                          % OF TOTAL                                                           THREE
PROPERTY NAME               # OF UNITS      UNITS       OCCUPANCY %    STUDIO    ONE BEDROOM    TWO BEDROOM   BEDROOM
---------------------------------------------------------------------------------------------------------------------

CITY VIEW PLACE                 881          39.6%         95.1%         N/A         $486           $650        $895
SPRINGFIELD                     440          19.8          93.2%         N/A         $455           $602        $700
ANNISTON                        292          13.1          95.5%         N/A         $484           $668        $  0
BENNETT                         216           9.7          94.0%         N/A         $448           $649        $  0
CHARLESTON                      154           6.9          92.2%         N/A         $490           $696        $  0
SAVANNAH                        184           8.3          91.8%         N/A         $468           $608        $  0
CAMBRIDGE                        59           2.7          98.3%         N/A         $682           $889        $  0
---------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE        2,226         100.0%         94.3%         N/A         $480           $650        $710
=====================================================================================================================

(1)   At origination, the borrower deposited $1,350,000 into a seasonality reserve account. The funds will be remitted to the borrower provided that
      (i) there is no material adverse change in the financial condition of the borrower, property or its management, (ii) the "Effective Gross Income"
      (as defined in the mortgage) results in the property achieving a minimum
      DSCR of 1.20x for a period of 6 consecutive months, (iii) the 2006 property tax assessments have been determined beyond all applicable appeal processes and (iv) no event of default has occurred under the loan documents.

                                     A-3-43

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC17

--------------------------------------------------------------------------------
                              CITYVIEW PORTFOLIO II
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
                                                    PORTFOLIO SUMMARY

                     LOCATION       YEAR BUILT/  # OF      ALLOCATED LOAN   ALLOCATED LOAN                      APPRAISED
PROPERTY NAME      (CITY, STATE)     RENOVATED   UNITS         AMOUNT        AMOUNT/UNIT      APPRAISED VALUE   VALUE/UNIT
--------------------------------------------------------------------------------------------------------------------------

CITY VIEW PLACE    Houston, TX       1978/2001     881        $22,677,867      $25,741            $28,390,000     $32,225
SPRINGFIELD        Houston, TX       1979/2002     440         11,307,660      $25,699             14,170,000     $32,205
ANNISTON           Houston, TX       1981/2002     292          7,960,373      $27,262              9,980,000     $34,178
BENNETT            Houston, TX       1976/2001     216          5,482,260      $25,381              6,870,000     $31,806
CHARLESTON         Houston, TX       1983/2002     154          5,083,260      $33,008              6,370,000     $41,364
SAVANNAH           Houston, TX       1983/2002     184          5,067,300      $27,540              6,350,000     $34,511
CAMBRIDGE          Houston, TX       1984/2002      59          2,681,280      $45,445              3,360,000     $56,949
--------------------------------------------------------------------------------------------------------------------------
TOTAL                                            2,226        $60,260,000      $27,071            $75,490,000     $33,913
==========================================================================================================================

                                     A-3-44

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC17

--------------------------------------------------------------------------------
                              CITYVIEW PORTFOLIO II
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
THE LOAN. The CityView Portfolio II loan is secured by a first mortgage interest in seven multifamily properties, totaling 2,226 units located in Houston, Texas.

THE BORROWER. The borrower is Cityview Apartments Associates LP 2, LLLP, a single asset entity owned by CYZ, LLC (69.0%), Goldarch Properties, LP (30.0%), and Cityview Apartments Associates GP 2, LLC (1.0%). CYZ, LLC is owed by Allen
I. Gross 2006 Irrevocable Trust (50.0%) and Edith R. Gross 2006 Irrevocable
Trust (50.0%). Goldarch Properties, LP is owned by Allen Gross (89.1%), Aaron
Jungreis (6.6%), Abraham Eisner (3.3%) and GFI Goldarch LLC (1%), the managing member, which is 100% owned by Allen Gross, the loan sponsor and guarantor under the non-recourse carveouts who has over 25 years of real estate experience in owning, operating and developing commercial and residential properties. Mr.
Gross currently manages over 7,000 multifamily units and has ownership interests in over 30 commercial and residential properties valued in excess of $400 million.

THE PROPERTIES. The CityView Portfolio II loan consists of seven, class B multifamily properties totaling 2,226 units located in Houston, Texas. The properties were built between 1976 and 1984, renovated within the past 7 years, and are currently 94.3% occupied.

CITY VIEW PLACE

City View Place is a 881-unit, garden style multifamily property comprised of
53, 2-story buildings situated on a 27.7-acre land parcel located in Houston,
Texas. The property was built in 1978, renovated in 2001 and is currently 95.1%
occupied. The property contains 696 one-bedroom units at an average rent of $486 per unit, 183 two-bedroom units at an average rent of $650 per unit and 2 three-bedroom units at an average rent of $895 per unit. Amenities at the property include eight swimming pools, a fitness center, a volleyball court, a clubhouse and a gated entrance.

SPRINGFIELD

Springfield is a 440-unit, garden style multifamily property comprised of 36,
2-story buildings situated on a 14.3-acre land parcel located in Houston, Texas.
The property was built in 1979, renovated in 2002 and is currently 93.2%
occupied. The property contains 300 one-bedroom units at an average rent of $455 per unit, 104 two-bedroom units at an average rent of $602 per unit and 36 three-bedroom units at an average rent of $700 per unit. Amenities at the property include two swimming pools and a gated entrance.

ANNISTON

Anniston is a 292-unit, garden style multifamily property comprised of 29,
2-story buildings situated on an 8.4-acre land parcel located in Houston, Texas.
The property was built in 1981, renovated in 2002 and is currently 95.5%
occupied. The property contains 224 one-bedroom units at an average rent of $484 per unit and 68 two-bedroom units at an average rent of $668 per unit. Amenities at the property include two swimming pools, a courtyard and a gated entrance.

BENNET

Bennet is a 216-unit, garden style multifamily property comprised of 10, 2-story buildings situated on a 6.6-acre land parcel located in Houston, Texas. The property was built in 1976, renovated in 2001 and is currently 94.0% occupied.
The property contains 160 one-bedroom units at an average rent of $448 per unit and 56 two-bedroom units at an average rent of $649 per unit. Amenities at the property include a swimming pool, a covered parking and a gated entrance.

CHARLESTON

Charleston is a 154-unit, garden style multifamily property comprised of 16,
2-story buildings situated on a 10.0-acre land parcel located in Houston, Texas.
The property was built in 1983, renovated in 2002 and is currently 92.2%
occupied. The property contains 80 one-bedroom units at an average rent of $490 per unit and 74 two-bedroom units at an average rent of $696 per unit. Amenities at the property include two swimming pools, tennis courts, volleyball courts and a gated entrance.

SAVANNAH

Savannah is a 184-unit, garden style multifamily property comprised of 10,
2-story buildings situated on a 5.3-acre land parcel located in Houston, Texas.
The property was built in 1983, renovated in 2002 and is currently 92.0%
occupied. The property contains 64 one-bedroom units at an average rent of $468 per unit and 120 two-bedroom units at an average rent of $608 per unit.
Amenities at the property include two swimming pools, a club house, laundry facilities and a gated entrance.

CAMBRIDGE

Cambridge is a 59-unit, garden style multifamily property comprised of 3,
3-story buildings situated on a 2.2-acre land parcel located in Houston, Texas.
The property was built in 1984, renovated in 2002 and is currently 98.3%
occupied. The property contains 36 one-bedroom units at an average rent of $682 per unit and 23 two-bedroom units at an average rent of $889 per unit. Amenities at the property include a swimming pool, a club house and a gated entrance.
--------------------------------------------------------------------------------

                                     A-3-45

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC17

--------------------------------------------------------------------------------
                              CITYVIEW PORTFOLIO II
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
RELEASE PROVISIONS. Individual CityView Portfolio II properties may be released from the related mortgage lien upon defeasance by the borrower equal to 115% of the allocated loan amount provided that the remaining properties support a minimum DSCR of 1.25x and a maximum loan-to-value of 80%.

THE MARKET(1). The properties are located at the crossroads of Interstate 45 and
North Sam Houston Parkway in Houston, Texas, approximately 20-25 miles north of the Houston central business district. The properties are located in proximity to Houston's Bush Intercontinental Airport and Greenspoint Mall, a 1.7 million square foot retail center anchored by Dillard's, Foley's, Palais Royal, and
Sears. The properties are situated within the Greenspoint neighborhood, which is an area encompassing more than 17 million square feet of commercial, retail, and industrial space with approximately 50,000 employees and 85,000 residents. Major highways including Interstate 45, Sam Houston Parkway and Hardy Toll Road
provide access within the Greenspoint area.

As of the third quarter of 2006, the Houston multifamily market contained an inventory of 442,110 units exhibiting a vacancy rate of 6.3% with average asking rents of $713/unit. The market vacancy rate and average asking rents are projected to improve to 5.6% and $808/unit, respectively, by year-end 2010. The properties are located in the Imperial Valley submarket, which as of the third quarter of 2006 contained an inventory of 10,582 units exhibiting a vacancy rate of 8.8% with average asking rents of $538 per unit.

PROPERTY MANAGEMENT. The property is managed by GFI Management Services, Inc., an affiliate of the borrower.
-------------------------------------------------------------------------------

(1)   Certain information was obtained from the City View Place, Springfield,
      Anniston, Bennett, Charleston, Savannah and Cambridge appraisals dated May
      17, 2006 and REIS reports as of the third quarter of 2006.

                                     A-3-46

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC17

--------------------------------------------------------------------------------
                              CITYVIEW PORTFOLIO II
--------------------------------------------------------------------------------

           [MAP INDICATING LOCATION OF CITYVIEW PORTFOLIO II OMITTED]

                                     A-3-47

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC17

--------------------------------------------------------------------------------
                    SHERATON AT NEWARK INTERNATIONAL AIRPORT
--------------------------------------------------------------------------------

         [4 PHOTOS OF SHERATON AT NEWARK INTERNATIONAL AIRPORT OMITTED]

                                     A-3-48

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC17

--------------------------------------------------------------------------------
                    SHERATON AT NEWARK INTERNATIONAL AIRPORT
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:          $60,000,000
CUT-OFF DATE PRINCIPAL BALANCE:      $59,803,450
% OF POOL BY IPB:                    2.4%
LOAN SELLER:                         CIBC Inc.
BORROWER:                            Columbia Properties Newark,
                                     LLC
SPONSOR:                             Columbia Sussex Corporation
ORIGINATION DATE:                    06/08/06
INTEREST RATE:                       6.28000%
INTEREST-ONLY PERIOD:                N/A
MATURITY DATE:                       07/01/16
AMORTIZATION TYPE:                   Balloon
ORIGINAL AMORTIZATION:               360 months
REMAINING AMORTIZATION:              356 months
CALL PROTECTION:                     L(24),Def(87),O(5)
CROSS-COLLATERALIZATION:             No
LOCK BOX:                            Springing
ADDITIONAL DEBT:                     No
ADDITIONAL DEBT TYPE:                N/A
LOAN PURPOSE:                        Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                     INITIAL              MONTHLY
                                     -----------------------------
TAXES:                                   $266,667          $66,667
INSURANCE(3):                             $42,897               $0
CAPEX(4)                             See Footnote     See Footnote
FF&E(5):                                  $60,937          $60,937
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:              Single Asset
TITLE:                               Fee
PROPERTY TYPE:                       Hotel -- Full Service
ROOMS:                               504
LOCATION:                            Newark, NJ
YEAR BUILT/RENOVATED:                1989/2005
OCCUPANCY(1):                        58.4%
OCCUPANCY DATE(1):                   09/30/06
HISTORICAL NOI:
  2004:                              $4,686,257
  2005:                              $6,576,847
TTM AS OF 06/30/06:                  $6,008,177
UW REVENUES:                         $18,930,984
UW EXPENSES:                         $11,840,135
UW NOI:                              $7,090,849
UW NET CASH FLOW:                    $6,333,610
APPRAISED VALUE (AS STABILIZED)(2):  $84,000,000
APPRAISAL DATE:                      04/10/09
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/ROOM:              $118,658
CUT-OFF DATE LTV:                    71.2%
MATURITY DATE LTV:                   61.1%
UW IO DSCR:                          N/A
UW DSCR:                             1.42x
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
                               PROPERTY HISTORICAL OPERATING STATISTICS(6)

          OCCUPANCY                             ADR                                 REVPAR
------------------------------ ------------------------------------- ------------------------------------
2004    2005    2006     UW      2004     2005     2006        UW       2004     2005     2006      UW
---------------------------------------------------------------------------------------------------------

49.2%   55.9%   58.4%   60.0%   $89.74   $97.40   $101.78   $109.00    $44.18   $54.47   $59.39   $65.40
=========================================================================================================

(1)   Occupancy represents the property's average occupancy over the trailing twelve month period ending on the Occupancy Date.

(2)   The appraised value of the property on an "as is" basis has been determined to be approximately $76,000,000. LTV figures presented herein have been calculated based on the "as stabilized" figures.

(3)   At origination, the borrower deposited $42,897 into the insurance reserve account. The borrower will not be required to make monthly deposits into the insurance reserve provided that there is no event of default and the borrower pays all property related insurance premiums.

(4)   The property is currently undergoing a property improvement plan ("PIP")
      that was implemented in August 2006. In the event the borrower does not complete the requisite renovations pursuant to the PIP agreement by
      December 31, 2007, the loan will be 100% recourse to Columbia Sussex
      Corporation.

(5)   At origination, the lender required the borrower to deposit 1/12th of 4.0%
      of total revenues into the FF&E reserve. In an event of default or a transfer of ownership, the borrower will be required to deposit into the
      FF&E reserve the monthly amount equal to the greater of 1/12th of 4.0% of total revenues or the amount then required to be deposited under the franchise agreement. At closing, Columbia Sussex Corporation guaranteed payment of all FF&E expenses.

(6)   The information presented herein represents the trailing 12 months ending
      September 30th for each respective year.

                                     A-3-49

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC17

--------------------------------------------------------------------------------
                    SHERATON AT NEWARK INTERNATIONAL AIRPORT
--------------------------------------------------------------------------------
THE LOAN. The Sheraton at Newark International Airport loan is secured by the first mortgage interest in a 504-room, full-service hotel located in Newark, New
Jersey.

THE BORROWER. The borrower is Columbia Properties Newark, LLC, a single asset entity owned by Grandview Hotel, LP, which is in turn owned by the Columbia
Sussex Corporation (limited partner -- 99%), which is a non-member manager of the borrower and the loan sponsor, and Grandview Hotel Corporation (general partner -- 1%), which is 100% owned by William J. Yung.

Columbia Sussex Corporation, formed in 1972 by William J. Yung, owns and manages
82 hotels and casinos (27,073 rooms) in 32 states located primarily in the
Southern, Eastern, and Midwestern United States. Columbia Sussex Corporation
operates a total of 41 Marriott franchise hotels (12,170 rooms) in 28 states and is the largest franchisee of full service Marriott hotels in the United States.

THE PROPERTY(1). The property is a 12-story, 504-room full service hotel situated on a 7.2-acre land parcel located in Newark, New Jersey. The property offers over 20,000 square feet of meeting space, an indoor heated swimming pool, a whirlpool, 2 restaurants, a lounge, a full service business center, 24-hour fitness facility, and complementary airport transportation. The property's standard guestrooms include king/double beds, data ports and voicemail, cable television, alarm clock radio, coffee maker, and hair dryer.

The property was built by the borrower's sponsor in 1989 and operated under a
Radisson flag until 1998, at which time the property was renovated and re-branded as a Sheraton. Since 2003, the borrower has invested approximately $2 million in interior and exterior renovations.

As of the trailing twelve months ("TTM") ending September 30, 2006, the property exhibited occupancy of 58.4% at an ADR of $101.78 and RevPar of $59.39. The
property's occupancy, ADR and RevPar have increased at an annual compounded growth rate of 8.9%, 6.5% and 15.9%, respectively, from the TTM ending September
30, 2004 to the TTM ending September 30, 2006. According to the property's STAR
Report, the property exhibited an occupancy, ADR, and RevPar penetration of
72.1%, 92.5% and 66.7%, respectively, as of the TTM ending September 30, 2006.
The property's market demand is segmented into corporate (45.0%), meeting/group
(44.0%) and leisure (11.0%).

THE MARKET(1,2). The property is located along Frontage Road in the city of
Newark, Essex County, New Jersey, approximately 2 miles northeast of Newark
International Airport. The property is located in proximity to two major interstate roadways, including Interstate 78, which provides access from the east/west, and Interstate 95 (New Jersey Turnpike), which provides access from the north/south. The property is also accessible via Amtrak and the New Jersey
Transit, which provides regional transportation throughout New Jersey, New York
City and Philadelphia.

The property is located within the Greater Newark and Newark Airport hotel market, in an area that is primarily driven by corporate and group demand from various commercial developments, including Newark Liberty International Airport,
Prudential Insurance, Blue Cross, Public Service Electric & Gas, Verizon,
Wachovia, Rutgers University and the University of Medicine and Dentistry.
Leisure market demand generators include Downtown Newark, Meadowlands Sports
Complex, New Jersey Performing Art Center, Liberty Science Center, and Jersey
Gardens Outlet Mall. The primary demand generator for the property is the Newark
International Airport.

According to the STAR Report, competitive hotels within the property's vicinity include the Doubletree Newark Airport (396 rooms), Hilton Newark Airport (378 rooms), Marriott Newark International Airport (591 rooms), and Holiday Inn
Newark International Airport (412 rooms). The properties are situated within 2 miles of Newark International Airport, built between 1975 and 1988, and offer meeting space ranging from 5,940 square feet to 16,000 square feet. The Sheraton at Newark International Airport represents the only hotel within the competitive set that offers over 20,000 square feet of meeting space. There is currently no new construction for competitive hotels within the property's market.

As of the TTM ending September 30, 2006, the property's competitive set exhibited an occupancy rate of 81.0% at an ADR of $110.00 and RevPar of $89.06.
The ADR and RevPar within the competitive set have increased at an annual compounded growth rate of 7.3% and 8.2%, respectively, from the TTM ending
September 30, 2004 to the TTM ending September 30, 2006.

PROPERTY MANAGEMENT. The property is managed by Columbia Sussex Corporation, an affiliate of the borrower.
-------------------------------------------------------------------------------

(1)   Certain information was obtained from the Sheraton at Newark International
      Airport Smith Travel Research Report ("STAR Report") dated September 30,
      2006.

(2)   Certain information was obtained from the Sheraton at Newark International
      Airport property appraisal dated April 10, 2006. The appraisals rely upon many assumptions, and no representations are made as to the accuracy of the assumptions underlying the appraisals.

                                     A-3-50

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC17

--------------------------------------------------------------------------------
                    SHERATON AT NEWARK INTERNATIONAL AIRPORT
--------------------------------------------------------------------------------

  [MAP INDICATING LOCATION OF SHERATON AT NEWARK INTERNATIONAL AIRPORT OMITTED]

                                     A-3-51

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC17

--------------------------------------------------------------------------------
                           THE SHOPS AT THE GALLERIA
--------------------------------------------------------------------------------

                [4 PHOTOS OF THE SHOPS AT THE GALLERIA OMITTED]

                                     A-3-52

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC17

--------------------------------------------------------------------------------
                            THE SHOPS AT THE GALLERIA
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:          $56,000,000
CUT-OFF DATE PRINCIPAL BALANCE:      $56,000,000
% OF POOL BY IPB:                    2.2%
LOAN SELLER:                         JPMorgan Chase Bank, N.A.
BORROWER:                            Bee Cave Galleria I, LP
                                     Bee Cave Galleria II, LP
SPONSOR:                             Gregory Christopher
ORIGINATION DATE:                    06/21/06
INTEREST RATE:                       5.67150%
INTEREST-ONLY PERIOD:                60 months
MATURITY DATE:                       07/01/16
AMORTIZATION TYPE:                   Balloon
ORIGINAL AMORTIZATION:               360 months
REMAINING AMORTIZATION:              360 months
CALL PROTECTION:                     L(24),D(88),O(4)
CROSS-COLLATERALIZATION:             No
LOCK BOX:                            No
ADDITIONAL DEBT:                     No
ADDITIONAL DEBT TYPE:                N/A
LOAN PURPOSE:                        Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                     INITIAL       MONTHLY
                                     -----------------------
TAXES:                                       $0           $0
INSURANCE:                                   $0           $0
CAPEX:                                       $0           $0
LETTER OF CREDIT(4,5):               $7,650,000    Springing
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:              Single Asset
TITLE:                               Fee
PROPERTY TYPE:                       Retail -- Anchored
SQUARE FOOTAGE(1):                   487,067
LOCATION:                            Bee Cave, TX
YEAR BUILT/RENOVATED:                2005
OCCUPANCY:                           88.1%
OCCUPANCY DATE:                      09/20/06
NUMBER OF TENANTS:                   27
HISTORICAL NOI:
  TTM AS OF 09/30/06(2):             $2,820,454
UW REVENUES:                         $7,334,002
UW EXPENSES:                         $2,392,494
UW NOI(2):                           $4,941,509
UW NET CASH FLOW:                    $4,665,319
APPRAISED VALUE (AS STABILIZED)(3):  $90,000,000
APPRAISAL DATE:                      02/10/07
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:                $ 115
CUT-OFF DATE LTV(3):                  62.2%
MATURITY DATE LTV(3):                 58.0%
UW IO DSCR:                           1.45x
UW DSCR:                              1.20x
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
                                                SIGNIFICANT TENANTS

                           RATINGS                     % OF         BASE RENT                           LEASE
TENANT SUMMARY        MOODY'S/FITCH(6)   TOTAL SF     TOTAL SF         PSF         SALES PSF(7)    EXPIRATION YEAR
-------------------------------------------------------------------------------------------------------------------

LOWE'S                     A1/A+          165,765      34.0%         $  5.43           N/A               2025
MARSHALLS                                  33,300       6.8%         $  9.00           N/A               2016
LINENS `N THINGS                           30,800       6.3%         $ 10.50           N/A               2016
BEST BUY                   BBB+            30,000       6.2%         $ 14.00           N/A               2017
MICHAELS                    B2             23,800       4.9%         $ 11.00           N/A               2016
PETSMART                                   19,107       3.9%         $ 11.00           N/A               2021
OFFICE MAX                  Ba3            17,060       3.5%         $ 15.00           N/A               2017
-------------------------------------------------------------------------------------------------------------------

(1)   The total square footage of the property includes 165,765 square feet of space ground leased from the borrower by Lowe's.

(2)   The TTM figure reflects NOI for January -- April 2006 and July 2006 annualized, May and June statements were unavailable at the time of acquisition. This figure does not indicate performance as the property was recently leased up and several rent commencements are not reflected. The
      UW NOI figure takes into account approximately $107,950 of rents from leases commencing through February 10, 2007 and 13.0% vacancy factor
      (above the submarket vacancy of 7.4%).

(3)   The appraised value of the property on an "as is" basis has been determined to be approximately $81,500,000. LTV figures presented herein have been calculated based on the "as stabilized" figures.

(4)   There are two letters of credit in place totaling 7,650,000. A Rent of
      Letter of Credit is in place in the amount of $150,000 for tenants that have signed leases but are not yet in occupancy or paying rent. Secondly, an Advance Debt Service Letter of Credit is in place for $7,500,000 that the lender shall have the right to draw upon the entire subject to certain conditions including, but not limited to; (i) Event of Default, or (ii)
      failure to deliver a replacement letter of credit as required by the loan documents. Any draw on this letter of credit may be held by the lender as additional collateral for the remaining term of the loan or applied as payment to reduce the outstanding principal balance of the loan.

(5)   If the property has not achieved a DSCR greater than or equal to 1.10x as of June 15, 2015, then the borrower shall deliver a letter of credit in the amount of $1,000,000.

(6)   Ratings provided are for the parent company of the entity listed in the
      "Tenant Name" field whether or not the parent company guarantees the lease.

(7)   Due to the limited operating history of the property Sales figures are not representative of tenant performance.

                                     A-3-53

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC17

--------------------------------------------------------------------------------
                            THE SHOPS AT THE GALLERIA
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
THE LOAN. The Shops at the Galleria loan is secured by a first mortgage fee interest in an approximately 487,067 square foot anchored retail center located in Bee Cave, Texas.

THE BORROWER. The borrowing entities are Bee Cave Galleria I, LP (50%) and Bee
Cave Galleria II, LP (50%), each a single asset, special purpose entity with an independent director and non-consolidation opinion.

THE SPONSOR. The sponsor is Gregory Christopher, who owns a majority interest in and provided the guarantee for the recourse carveouts for both borrowing entities. During the past 30 years, Mr. Christopher has purchased or developed
15 manufactured housing communities totaling over 4,150 sites. He is currently in the process of diversifying his portfolio to include other property types.

THE PROPERTY. The Shops at the Galleria is a single story open air anchored retail center comprised of 10 buildings and approximately 487,067 square feet located in Bee Cave, Texas, in the Austin metropolitan statistical area ("MSA").
Built in 2005, the center is approximately 88.1% occupied by national, regional, and local tenants. Major tenants include Lowe's, Best Buy, Marshalls, Old Navy, and Linens `n Things. Initial contract rental rates for small in-line space
(less than 2,000 square feet) generally range from $22.00 to $28.00 per square foot on a triple net basis. Initial contract rental rates for large in-line space (2,000 to 10,000 sf) generally range from $16.00 to $29.76 per square foot on a triple net basis. Large subject leases greater than 10,000 square feet range from $5.43 to $18.00 per square foot on a triple net basis.

The Shops at the Galleria is located at the intersection of FM 620 and State
Highway 71 West, approximately 10 miles west of the Austin central business district.

SIGNIFICANT TENANTS.

Lowe's -- Lowe's has evolved from a regional operator of hardware stores into a nationwide chain of home improvement superstores. Lowe's is the number two US home improvement chain with nearly 1,234 superstores in 49 states and has announced plans to extend into Canada in 2007. The company employs over 185,000 people.

Linens `n Things -- Linens `n Things, Inc. is one of the leading, national large-format retailers of home textiles, housewares and decorative home accessories. They operate over 500 stores in 47 states and six Canadian provinces. The company was acquired in a private equity transaction in 2006 led by Apollo Management. Since its founding in 1990, Apollo has managed over $13 billion of equity investments.

Marshalls -- Marshalls is the second largest off-price retailer in the U.S. and was acquired by The TJX Companies, Inc., in 1995. Marshalls offers brand name family apparel, giftware, home fashions, and accessories. Marshalls also offers expanded footwear assortments for the entire family and a broad men's department. The Marshalls chain, operating 715 stores at the end of 2005, continues to grow in many markets across the U.S. The TJX Companies, Inc., is the leading off-price apparel and home fashions retailer in the U.S. and worldwide, with $16 billion in revenues in 2005, eight businesses, and more than
2,300 stores, and ranked 138th in the most recent Fortune 500 rankings.

THE MARKET(1). The Shops at the Galleria retail center is located in the city of
Bee Cave and is considered a suburban location near Austin, Texas. The city of
Bee Cave is located in southwest Travis County approximately 10 miles west of the Austin central business district ("CBD"). The immediate area surrounding the property is a newer area of development consisting primarily of upscale single family master planned residential communities and retail centers. Primary access to the property is provided by Ranch Road 620, State Highway 71 West and Bee
Caves Road with traffic counts ranging from 26,500-40,900 vehicles per day.
Austin has experienced the second highest rate of growth in the country behind only Las Vegas. The population within a 1, 3, and 5-mile radius of the property in 2005 was approximately 259, 5,493 and 25,267 people, respectively. The 2005 estimated household income within a 1, 3, and 5-mile radius of the property was approximately $155,423, $162,870, and $139,497, respectively.

Continuing a ten year trend, the retail market in Austin remains stable and strong through the 4th quarter 2005, according to Reis. The retail occupancy rate in the South Austin submarket is 94.6% and the average rental rate for retail space is approximately $19.99 per square foot.

PROPERTY MANAGEMENT. The Shops at the Galleria was developed and is managed by the Lincoln Property Company (LPC). LPC was founded in 1965 in Dallas, Texas and currently maintains over 90,000 square feet of commercial property across the
United States, Mexico, and Europe.

--------------------------------------------------------------------------------

(1)   Certain information was obtained from The Shops at the Galleria appraisal dated February 10, 2006. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                     A-3-54

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC17

--------------------------------------------------------------------------------
                            THE SHOPS AT THE GALLERIA
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                       LEASE ROLLOVER SCHEDULE

               NUMBER OF    SQUARE      % OF                   % OF BASE    CUMULATIVE    CUMULATIVE     CUMULATIVE    CUMULATIVE %
                LEASES       FEET       GLA       BASE RENT      RENT      SQUARE FEET     % OF GLA      BASE RENT     OF BASE RENT
   YEAR        EXPIRING    EXPIRING   EXPIRING    EXPIRING     EXPIRING      EXPIRING      EXPIRING       EXPIRING       EXPIRING
------------------------------------------------------------------------------------------------------------------------------------

VACANT            NAP       57,890      11.9%           NAP        NAP        57,890         11.9%              NAP         NAP
2006 & MTM         0             0       0.0     $        0        0.0%       57,890         11.9%       $        0         0.0%
2007               0             0       0.0              0        0.0        57,890         11.9%       $        0         0.0%
2008               0             0       0.0              0        0.0        57,890         11.9%       $        0         0.0%
2009               1         1,000       0.2         26,000        0.6        58,890         12.1%       $   26,000         0.6%
2010               1         1,200       0.2         31,200        0.7        60,090         12.3%       $   57,200         1.2%
2011              12        28,635       5.9        677,310       14.7        88,725         18.2%       $  734,510        15.9%
2012               0             0       0.0              0        0.0        88,725         18.2%       $  734,510        15.9%
2013               0             0       0.0              0        0.0        88,725         18.2%       $  734,510        15.9%
2014               0             0       0.0              0        0.0        88,725         18.2%       $  734,510        15.9%
2015               0             0       0.0              0        0.0        88,725         18.2%       $  734,510        15.9%
2016               8       162,210      33.3      1,967,780       42.7       250,935         51.5%       $2,702,290        58.6%
AFTER              5       236,132      48.5      1,911,077       41.4       487,067        100.0%       $4,613,367       100.0%
------------------------------------------------------------------------------------------------------------------------------------
                  27       487,067     100.0%    $4,613,367      100.0%
------------------------------------------------------------------------------------------------------------------------------------

                                     A-3-55

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC17

--------------------------------------------------------------------------------
                            THE SHOPS AT THE GALLERIA
--------------------------------------------------------------------------------

         [MAP INDICATING LOCATION OF THE SHOPS AT THE GALLERIA OMITTED]

                                     A-3-56

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC17

--------------------------------------------------------------------------------
                           THE SHOPS AT THE GALLERIA
--------------------------------------------------------------------------------

                [SITE PLAN OF THE SHOPS AT THE GALLERIA OMITTED]

                                     A-3-57

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC17

--------------------------------------------------------------------------------
                                   THE TOWERS
--------------------------------------------------------------------------------

                        [3 PHOTOS OF THE TOWERS OMITTED]

                                     A-3-58

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC17

--------------------------------------------------------------------------------
                                   THE TOWERS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:          $46,500,000
CUT-OFF DATE PRINCIPAL BALANCE:      $46,500,000
% OF POOL BY IPB:                    1.8%
LOAN SELLER:                         CIBC Inc.
BORROWER:                            Great Neck Towers LLC,
                                     NN Great Neck Towers, LLC,
                                     HH Great Neck Towers, LLC,
                                     Eljan Great Neck Towers, LLC
SPONSOR:                             Philip Pilevsky
ORIGINATION DATE:                    10/24/06
INTEREST RATE:                       6.50000%
INTEREST-ONLY PERIOD:                120 months
MATURITY DATE:                       11/01/16
AMORTIZATION TYPE:                   Interest-only
ORIGINAL AMORTIZATION:               N/A
REMAINING AMORTIZATION:              N/A
CALL PROTECTION:                     L(24),Def(71),O(25)
CROSS-COLLATERALIZATION:             No
LOCK BOX:                            Springing
ADDITIONAL DEBT:                     No
ADDITIONAL DEBT TYPE(1):             Permitted Mezzanine Loan and
                                     Permitted Unsecured Debt
LOAN PURPOSE:                        Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                      INITIAL     MONTHLY
                                     ---------------------
TAXES:                                 $287,468    $90,721
INSURANCE:                              $19,255     $6,648
CAPEX:                                   $2,012     $2,012
TI/LC:                                  $21,667    $21,667
HOLDBACK(2):                         $2,500,000         $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:              Single Asset
TITLE:                               Fee
PROPERTY TYPE:                       Office -- Suburban
SQUARE FOOTAGE:                      160,262
LOCATION:                            Great Neck, NY
YEAR BUILT/RENOVATED:                1980/2004
OCCUPANCY:                           97.9%
OCCUPANCY DATE:                      09/01/06
NUMBER OF TENANTS:                   46
UW REVENUES:                         $6,172,211
UW EXPENSES:                         $2,178,819
UW NOI:                              $3,993,392
UW NET CASH FLOW:                    $3,677,375
APPRAISED VALUE:                     $58,800,000
APPRAISAL DATE:                      07/14/06
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:                $ 290
CUT-OFF DATE LTV:                     79.1%
MATURITY LTV:                         79.1%
UW IO DSCR:                           1.20x
UW DSCR:                              1.20x
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
                                           SIGNIFICANT TENANTS

                                 RATINGS                                                       LEASE
TENANT NAME                 MOODY'S/FITCH(3)   SQUARE FEET    % OF GLA    BASE RENT PSF   EXPIRATION YEAR
----------------------------------------------------------------------------------------------------------

GARFUNKEL WILD & TRAVIS                          25,813        16.1%         $32.19            2010
STERLING EQUITIES                                22,435        14.0%         $29.50            2012
GLOBE GROUND NORTH AMERICA                       17,687        11.0%         $26.40            2013
----------------------------------------------------------------------------------------------------------

(1)   The borrower is permitted to incur mezzanine financing subject to a maximum LTV of 85% and a minimum DSCR of 1.10x (on an actual basis). In addition the borrower is permitted to incur unsecured debt from its direct and indirect members, provided that such unsecured debt shall be repayable only out of excess cash flow after debt service and reserves.

(2)   At origination, the borrower deposited $2,500,000 into the Holdback
      Reserve. The borrower may request funds to be released provided that (i)
      the requested disbursement is not less than $500,000 with the exception of the final disbursement and (ii) the DSCR is no less than 1.25x (on an interest-only basis) based on a loan amount calculated by taking the sum of (a) $44,000,000, (b) funds already released from the Holdback Reserve, and (c) the requested funds to be released from the Holdback Reserve.

(3)   Ratings provided are for the parent company of the entity listed in the
      "Tenant Name" field whether or not the parent company guarantees the lease.

                                     A-3-59

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC17

--------------------------------------------------------------------------------
                                   THE TOWERS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
THE LOAN. The Towers loan is secured by a first mortgage interest in a 160,262 square foot office building located in Great Neck, New York.

THE BORROWER. The borrower is comprised of four single asset entities controlled by Phillip Pilevsky, the loan sponsor and the guarantor under the non-recourse carveouts. Mr. Pilevsky has over 30 years of commercial real estate experience including development, leasing, management, operation, acquisition and disposition. Mr. Pilevsky has equity interests in 24 retail properties
(approximately 3.0 million square feet), 9 office buildings (approximately 1.3 million square feet) and 2 hotels (454 rooms).

THE PROPERTY. The property is a 160,262 square foot, 6-story, class A office building situated on a 2.34-acre land parcel located in Great Neck, New York.
The property was built in 1980, renovated in 2004 and offers 801 parking spaces.
The property is currently 97.9% occupied by 46 tenants, which include a mix of legal, financial, technology and other professional firms.

Garfunkel Wild & Travis (the largest tenant) is a law firm that specializes in the health care industry and has been operating for over 25 years. The tenant occupies 25,813 square feet (16.1% of the net rentable area) through a 13.5-year modified gross lease at a rental rate of $32.19 per square foot, expiring on
03/31/10 with 1, 5-year renewal option. The tenant has been in occupancy at the property since 1996.

Sterling Equities (the second largest tenant) is a real estate investment company that was founded by Fred Wilpon and Saul Katz in 1972 and currently owns and operates over 3,000 residential units and 600,000 square feet of commercial space. The company also owns and manages two baseball teams, which include the
New York Mets and the Brooklyn Cyclones. Sterling Equities occupies 22,435 square feet (14.0% of the net rentable area) at a rental rate of $29.50 per square foot through a 7-year modified gross lease expiring on 03/31/12 with 2,
5-year renewal options. The tenant has been in occupancy at the property since
1993 and recently invested approximately $500,000 in renovations into their space.

Globe Ground North America (the third largest tenant) is an airport service provider that has a client base of 150 airports situated across 31 countries, offering services which include baggage handling, passenger services, flight dispatch, cargo/freight shipping, and logistics planning. Globe Ground North
America occupies 17,687 square feet (11.0% of the net rentable area) at a rental rate of $26.40 per square foot through a 10-year modified gross lease expiring on 03/31/13. The tenant has been in occupancy at the property since 1992.

THE MARKET(1). The property is situated along Great Neck Road within the Village of Great Neck in northwest Nassau County, New York, approximately 15 miles east of Midtown Manhattan. The property is located approximately 1/2 mile north of
Northern Boulevard (Route 25A), which is a major east/west travel artery that offers access within the Great Neck area, and approximately 2 miles north of the
Long Island Expressway (Interstate 495). The property is also accessible via public transportation, including bus services and the Long Island Rail Road, which has a station in close proximity and offers direct access to New York City and various points in Long Island. The property's immediate vicinity includes a mix of residential and commercial uses.

The Long Island office market is comprised of approximately 46.2 million square feet contained in 626 buildings. As of the second quarter of 2006, the overall market vacancy rate was 9.8% with average asking rents of $25.27 per square foot and positive net absorption of 548,000 square feet. According to REIS estimates, the market vacancy rate and average asking rents are forecasted to improve to
7.4% and $29.53 per square foot, respectively, by year-end 2010. The Long Island class A office market contained approximately 24.0 million square feet with a vacancy rate of 7.8% and average asking rents of $28.43 per square foot.

The property is located in the Nassau submarket, which as of the second quarter of 2006, contained approximately 8.1 million square feet of office space at a vacancy rate of 7.9% and average asking rents of $28.48 per square foot. REIS forecasts the submarket vacancy and average asking rents to reach 6.7% and
$33.44 per square foot, respectively, by year-end 2010. Further, the Nassau class A office market contained 5.9 million square feet at a vacancy rate 6.2%
and average asking rents of $30.34 per square foot.

The population within a 1-, 3-, and 5-mile radius is 23,664, 145,408, and
531,953, respectively. The median household income within the 1-, 3-, and 5-mile radius is $80,438, $76,574, and $71,007, respectively.

PROPERTY MANAGEMENT. The property is managed by Philips International Holding
Corp., an affiliate of the borrower.

--------------------------------------------------------------------------------

(1)   Certain information was obtained from The Towers appraisal dated July 14,
      2006 and REIS report as of the second quarter of 2006.

                                     A-3-60

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC17

--------------------------------------------------------------------------------
                                   THE TOWERS
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                     LEASE ROLLOVER SCHEDULE

                                                                              CUMULATIVE
               NUMBER OF     SQUARE                               % OF BASE     SQUARE     CUMULATIVE    CUMULATIVE    CUMULATIVE %
                LEASES        FEET      % OF GLA    BASE RENT       RENT         FEET       % OF GLA      BASE RENT    OF BASE RENT
YEAR           EXPIRING     EXPIRING    EXPIRING     EXPIRING     EXPIRING     EXPIRING     EXPIRING      EXPIRING       EXPIRING
------------------------------------------------------------------------------------------------------------------------------------

VACANT           NAP          3,362        2.1%            NAP       NAP          3,362        2.1%             NAP         NAP
2006 & MTM         5          9,282        5.8      $  303,771       6.3%        12,644        7.9%      $  303,771         6.3%
2007              12         18,274       11.4         546,956      11.4         30,918       19.3%      $  850,727        17.7%
2008               8         26,284       16.4         802,920      16.7         57,202       35.7%      $1,653,647        34.3%
2009               6         10,240        6.4         307,538       6.4         67,442       42.1%      $1,961,185        40.7%
2010               8         41,375       25.8       1,332,981      27.7        108,817       67.9%      $3,294,166        68.4%
2011               4          9,173        5.7         365,781       7.6        117,990       73.6%      $3,659,947        76.0%
2012               2         24,585       15.3         688,233      14.3        142,575       89.0%      $4,348,180        90.3%
2013               1         17,687       11.0         466,937       9.7        160,262      100.0%      $4,815,116       100.0%
2014               0              0        0.0               0       0.0        160,262      100.0%      $4,815,116       100.0%
2015               0              0        0.0               0       0.0        160,262      100.0%      $4,815,116       100.0%
2016               0              0        0.0               0       0.0        160,262      100.0%      $4,815,116       100.0%
AFTER              0              0        0.0               0       0.0        160,262      100.0%      $4,815,116       100.0%
------------------------------------------------------------------------------------------------------------------------------------
                  46        160,262      100.0%     $4,815,116     100.0%
====================================================================================================================================

                                     A-3-61

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC17

--------------------------------------------------------------------------------
                                   THE TOWERS
--------------------------------------------------------------------------------

                 [MAP INDICATING LOCATION OF THE TOWERS OMITTED]

                                     A-3-62

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC17

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                     A-3-63

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC17

--------------------------------------------------------------------------------
                                  BREWER'S HILL
--------------------------------------------------------------------------------

                       [2 PHOTOS OF BREWER'S HILL OMITTED]

              [1 MAP INDICATING LOCATION OF BREWER'S HILL OMITTED]

                                     A-3-64

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC17

--------------------------------------------------------------------------------
                                  BREWER'S HILL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:          $40,300,000
CUT-OFF DATE PRINCIPAL BALANCE:      $40,300,000
% OF POOL BY IPB:                    1.6%
LOAN SELLER:                         CIBC Inc.
BORROWER:                            National East Waterway LLC, NB
                                     3601 Waterway LLC and Gunther
                                     Headquarters Waterway LLC
SPONSOR:                             OCRE Beer Hill LLC, SBER
                                     Development Services LLC,
                                     National East LLC, NB 3601 LLC,
                                     Gunther Headquarters LLC
ORIGINATION DATE:                    06/27/06
INTEREST RATE:                       6.38000%
INTEREST ONLY PERIOD:                24 months
MATURITY DATE:                       07/01/16
AMORTIZATION TYPE:                   Balloon
ORIGINAL AMORTIZATION:               360 months
REMAINING AMORTIZATION:              360 months
CALL PROTECTION:                     L(24),Def(88),O(4)
CROSS-COLLATERALIZATION:             No
LOCK BOX:                            Cash Management Agreement
ADDITIONAL DEBT:                     $2,600,000
ADDITIONAL DEBT TYPE:                Mezzanine Loan
LOAN PURPOSE:                        Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                       INITIAL    MONTHLY
                                     ---------------------
TAXES:                                 $114,629     $8,188
INSURANCE:                              $82,438     $8,244
CAPEX(2):                                    $0         $0
TI/LC(3):                            $2,383,660         $0
OTHER(4):                            $5,378,972         $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:              Portfolio
TITLE(1):                            Fee and Leasehold
PROPERTY TYPE:                       Various
SQUARE FOOTAGE:                      384,107
LOCATION:                            Baltimore, MD
YEAR BUILT/RENOVATED:                Various/2006
OCCUPANCY:                           91.5%
OCCUPANCY DATE:                      10/02/06
NUMBER OF TENANTS:                   21
UW REVENUES:                         $5,058,098
UW EXPENSES:                         $1,160,724
UW NOI:                              $3,897,374
UW NET CASH FLOW:                    $3,618,112
APPRAISED VALUE:                     $52,400,000
APPRAISAL DATE:                      Various
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:                $105
CUT-OFF DATE LTV:                    76.9%
MATURITY DATE LTV:                   68.7%
UW IO DSCR:                          1.39x
UW DSCR:                             1.20x
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
                                                 SIGNIFICANT TENANTS

                              RATINGS
TENANT NAME               MOODY'S/FITCH(5)      SQUARE FEET      % OF GLA      BASE RENT PSF    LEASE EXPIRATION YEAR
---------------------------------------------------------------------------------------------------------------------

CANTON SELF STORAGE                               112,000          29.2%          $  5.66                2045
ELDER HEALTH                                       61,822          16.1%          $ 18.83                2014
DDG                                                46,590          12.1%          $ 16.38                2015
SBER - TIFACTS                                     41,554          10.8%          $  6.72                2018
---------------------------------------------------------------------------------------------------------------------

(1)    The Brewer's Hill mortgage loan is encumbered by the fee interest in the
       Natty Boh property, the Malt Mill property and the Gunther Headquarters'
       property and the leasehold interest in a non-income producing land parcel that is currently used for parking.

(2)    Commencing on January 1, 2008, the borrower will deposit the monthly sum of $4,800 into a recurring replacement reserve, capped at $100,000 and replenished if drawn upon.

(3)    Ongoing TI/LC reserves will be collected commencing on January 1, 2008 at a rate of $100,000 per year on a monthly basis, capped at $500,000 and replenished if drawn upon.

(4)(a) Holdback Reserve. At origination, the lender held back $4,650,000. The borrower may request a disbursement from the Holdback Reserve provided that, among other conditions, the property has achieved a minimum DSCR of
       1.20x (or 1.07x including any mezzanine debt) based on the loan amount calculated by taking the sum of (a) the requested disbursement, (b) funds previously disbursed from the Holdback Reserve and (c) $35,650,000. The final $1,000,000 of the Holdback Reserve shall not be disbursed until (i)
       the property has achieved an economic occupancy of no less than 95% and
       (ii) the property has achieved a minimum DSCR of 1.25x (or 1.07x including any mezzanine debt) for two consecutive quarters.

(4)(b) Ground Lease Reserve. At origination, the borrower deposited $650,000 into the Ground Lease Reserve. Funds will be remitted to the borrower provided that the lender receives an amendment to the Ground Lease citing
       (i) the contractual ground rent payment has been reduced to $100.00 per year, (ii) the term has been extended to a date at a minimum term of fifty years from the date of the amendment and (iii) the borrower shall have no obligation to pay any property taxes associated with the leasehold parcel.

(4)(c) Rent Reserve. At origination, the borrower deposited $78,972 into the
       Rent Reserve. All funds will be remitted to the borrower on a monthly basis based on the schedule outlined in the Mortgage.

(4)(d) Elder Health Reserve. In the event Elder Health gives notice to vacate its space at the Gunther Building prior to the tenant's lease expiration, the borrower shall deposit with lender (i) all penalties and fees received from the tenant for the early termination and (ii) all rent received under the Elder Health lease following the notice of termination. Funds will be released to the borrower for leasing costs with respect to the Elder Heath vacated space, with any remaining balance to be released upon re-tenanting other spaces at the property.

(5)    Ratings provided are for the parent company of the entity listed in the
       "Tenant Name" field whether or not the parent company guarantees the lease.

                                     A-3-65

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC17

--------------------------------------------------------------------------------
                              DALLAS DESIGN CENTER
--------------------------------------------------------------------------------

                   [3 PHOTOS OF DALLAS DESIGN CENTER OMITTED]

           [1 MAP INDICATING LOCATION OF DALLAS DESIGN CENTER OMITTED]

                                     A-3-66

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC17

--------------------------------------------------------------------------------
                              DALLAS DESIGN CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:          $39,000,000
CUT-OFF DATE PRINCIPAL BALANCE:      $39,000,000
% OF POOL BY IPB:                    1.5%
LOAN SELLER:                         JPMorgan Chase Bank, N.A.
BORROWER:                            D Design Holdings, L.P.
SPONSOR:                             W. Eric Brauss
ORIGINATION DATE:                    09/26/06
INTEREST RATE:                       5.73300%
INTEREST-ONLY PERIOD:                60 months
MATURITY DATE:                       10/01/16
AMORTIZATION TYPE:                   Balloon
ORIGINAL AMORTIZATION:               360 months
REMAINING AMORTIZATION:              360 months
CALL PROTECTION:                     L(24),Def(91),O(4)
CROSS-COLLATERALIZATION:             No
LOCK BOX:                            No
ADDITIONAL DEBT:                     No
ADDITIONAL DEBT TYPE:                N/A
LOAN PURPOSE:                        Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                    INITIAL     MONTHLY
                                     -------------------
TAXES:                               $672,812    $64,077
INSURANCE:                            $92,757     $7,421
CAPEX:                                     $0     $4,632
ENGINEERING:                         $504,062         $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:              Single Asset
TITLE:                               Fee
PROPERTY TYPE:                       Retail -- Anchored
SQUARE FOOTAGE:                      370,577
LOCATION:                            Dallas, TX
YEAR BUILT/RENOVATED:                1982 / 2001
OCCUPANCY:                           91.8%
OCCUPANCY DATE:                      08/31/06
NUMBER OF TENANTS:                   20
HISTORICAL NOI:
  2004:                              $2,569,665
  2005:                              $3,073,484
  TTM AS OF 07/30/06:                $3,329,098
UW REVENUES:                         $5,378,798
UW EXPENSES:                         $1,601,580
UW NOI:                              $3,777,218
UW NET CASH FLOW:                    $3,462,227
APPRAISED VALUE:                     $50,000,000
APPRAISAL DATE:                      09/03/06
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:                $105
CUT-OFF DATE LTV:                    78.0%
MATURITY DATE LTV:                   72.7%
UW IO DSCR:                          1.53x
UW DSCR:                             1.27x
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
                                               SIGNIFICANT TENANTS

                             RATINGS                               % OF                                 LEASE
TENANT NAME               MOODY'S/FITCH(1)       TOTAL SF        TOTAL SF      BASE RENT PSF       EXPIRATION YEAR
------------------------------------------------------------------------------------------------------------------

DAVID SUTHERLAND                                  29,937           8.1%           $ 10.50                2012
BOYD LEVISON                                      24,651           6.7%           $ 14.00                2012
E.C. DICKENS                                      23,083           6.2%           $ 11.22                2011
DESIGN DIRECTIONS                                 22,281           6.0%           $ 10.93                2016
------------------------------------------------------------------------------------------------------------------

(1)   The ratings provided are for the parent company of the entity listed in the "Tenant Name" field whether or not the parent company guarantees the lease.

                                     A-3-67

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC17

--------------------------------------------------------------------------------
                               11 EAST 44TH STREET
--------------------------------------------------------------------------------

                    [3 PHOTOS OF 11 EAST 44TH STREET OMITTED]

           [1 MAP INDICATING LOCATION OF 11 EAST 44TH STREET OMITTED]

                                     A-3-68

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC17

--------------------------------------------------------------------------------
                               11 EAST 44TH STREET
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:          $38,500,000
CUT-OFF DATE PRINCIPAL BALANCE:      $38,500,000
% OF POOL BY IPB:                    1.5%
LOAN SELLER:                         JPMorgan Chase Bank, N.A.
BORROWER:                            TS Midtown Holdings, LLC
SPONSOR(1):                          DCD America, Inc.
ORIGINATION DATE:                    09/11/06
INTEREST RATE:                       6.13750%
INTEREST-ONLY PERIOD:                60 months
MATURITY DATE:                       10/01/16
AMORTIZATION TYPE:                   Balloon
ORIGINAL AMORTIZATION:               360 months
REMAINIG AMORTIZATION:               360 months
CALL PROTECTION:                     L(24),Def(91),O(4)
CROSS-COLLATERALIZATION:             No
LOCK BOX:                            No
ADDITIONAL DEBT:                     No
ADDITIONAL DEBT TYPE:                N/A
LOAN PURPOSE:                        Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                     INITIAL       MONTHLY
                                     ----------------------
TAXES:                                 $354,202     $88,551
INSURANCE:                              $56,659      $4,358
CAPEX:                                       $0      $1,676
TI/LC(3):                            $2,005,459     $11,083
ENGINEERING:                             $6.250          $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:              Single Asset
TITLE:                               Fee
PROPERTY TYPE:                       Office -- CBD
SQUARE FOOTAGE:                      135,150
LOCATION:                            New York, NY
YEAR BUILT/RENOVATED:                1927 / 2003
OCCUPANCY:                           90.6%
OCCUPANCY DATE:                      09/11/06
NUMBER OF TENANTS:                   34
HISTORICAL NOI:
  2005:                              $1,652,692
  TTM AS OF 06/30/06:                $1,451,714
UW REVENUES:                         $5,697,754
UW EXPENSES:                         $2,564,313
UW NOI(2):                           $3,133,442
UW NET CASH FLOW:                    $2,985,978
APPRAISED VALUE:                     $54,000,000
APPRAISAL DATE:                      06/26/06
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:                $285
CUT-OFF DATE LTV:                    71.3%
MATURITY DATE LTV:                   66.8%
UW IO DSCR:                          1.25x
UW DSCR:                             1.06x
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
                                               SIGNIFICANT TENANTS

                              RATINGS                                                             LEASE EXPIRATION
TENANT NAME               MOODY'S/FITCH(4)      SQUARE FEET      % OF GLA      BASE RENT PSF            YEAR
------------------------------------------------------------------------------------------------------------------

J. PRESS INC.                                     14,000           10.4%          $ 62.46                2008
DCD PELHAM AMERICA,                               11,051            8.2%          $ 38.00                2010
 LLC/DCD CAPITAL, LLC
STRIDE & ASSOCIATES                                7,790            5.8%          $ 36.00                2015
INSURANT AGENCY CORP                               7,500            5.5%          $ 39.00                2011
------------------------------------------------------------------------------------------------------------------

(1)   DCD America, Inc. is the representative of the sponsor, a group of investors who adhere to Islamic Law. The loan is structured with 5 bankruptcy remote SPE sponsors that rent the property via a master lease to another bankruptcy remote SPE (the "Master Lessee") in order to accommodate restrictions under Islamic law with respect to investors in the Master Lease that are prohibited from paying interest. Please refer to the Risk Factors section of the Free Writing Prospectus for further description of Shariah structured loans.

(2)   The difference between UW NOI and TTM NOI can be attributed to new leasing activity and the underwriting of approximately 23,347 square feet of space, at the market rental rate of $42.00 per square foot which prospective tenants had not yet signed leases on .

(3)   An upfront reserve in the amount of $2,005,459 was collected at closing in connection with tenanting costs. This reserve consists of $1,370,749 of outstanding tenant improvements, and $634,710 of tenancy holdback funds to be released upon the tenants taking occupancy, paying rent and lenders receipt of an acceptable estoppel certificate.

(4)   Ratings provided are for the parent company of the entity listed in the
      "Tenant Name" field whether or not the parent company guarantees the lease.

                                     A-3-69

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC17

--------------------------------------------------------------------------------
                           HAWAII KAI SHOPPING CENTER
--------------------------------------------------------------------------------

                [2 PHOTOS OF HAWAII KAI SHOPPING CENTER OMITTED]

        [1 MAP INDICATING LOCATION OF HAWAII KAI SHOPPING CENTER OMITTED]

                                     A-3-70

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC17

--------------------------------------------------------------------------------
                           HAWAII KAI SHOPPING CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:          $33,000,000
CUT-OFF DATE PRINCIPAL BALANCE:      $33,000,000
% OF POOL BY IPB:                    1.3%
LOAN SELLER:                         CIBC Inc.
BORROWER:                            Hawaii Kai Dunhill IDG Limited
                                     Partnership, Hawaii Kai Building B
                                     Limited Partnership, Hawaii Kai
                                     Building E Limited Partnership
SPONSOR:                             William L. Hutchinson
ORIGINATION DATE:                    08/31/06
INTEREST RATE:                       6.44000%
INTEREST-ONLY PERIOD:                24 months
MATURITY DATE:                       09/01/31
AMORTIZATION TYPE:                   Balloon
ORIGINAL AMORTIZATION:               360 months
REMAINING AMORTIZATION:              360 months
CALL PROTECTION:                     L(24),Def(270),O(4)
CROSS-COLLATERALIZATION:             No
LOCK BOX:                            Springing
ADDITIONAL DEBT:                     No
ADDITIONAL DEBT TYPE(1):             Permitted Mezzanine Loan
LOAN PURPOSE:                        Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                      INITIAL      MONTHLY
                                     ----------------------
TAXES:                                  $63,455     $31,728
INSURANCE:                              $70,342     $13,805
CAPEX:                                  $50,000      $3,038
TI/LC:                                       $0      $5,842
OTHER(2):                            $2,000,000          $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:              Single Asset
TITLE:                               Leasehold
PROPERTY TYPE:                       Retail -- Anchored
SQUARE FOOTAGE:                      140,210
LOCATION:                            Honolulu, HI
YEAR BUILT/RENOVATED:                1980/2006
OCCUPANCY:                           94.4%
OCCUPANCY DATE:                      08/07/06
NUMBER OF TENANTS:                   47
HISTORICAL NOI:
  2004:                              $2,307,097
  2005:                              $2,387,926
  TTM AS OF 05/31/06:                $2,445,271
UW REVENUES:                         $5,605,193
UW EXPENSES:                         $2,486,028
UW NOI:                              $3,119,165
UW NET CASH FLOW:                    $3,013,165
APPRAISED VALUE:                     $42,200,000
APPRAISAL DATE:                      07/09/06
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:                $235
CUT-OFF DATE LTV:                    78.2%
MATURITY DATE LTV:                   36.4%
UW IO DSCR:                          1.40x
UW DSCR:                             1.21x
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
                                              SIGNIFICANT TENANTS

                           RATINGS
                           MOODY'S/                     % OF      BASE RENT                    LEASE EXPIRATION
TENANT SUMMARY             FITCH(3)       TOTAL SF     TOTAL SF      PSF         SALES PSF           YEAR
---------------------------------------------------------------------------------------------------------------

SAFEWAY                    Baa2/BBB       40,762        29.1%      $ 15.62        $  711             2006
LONGS DRUGS STORE                         22,949        16.4%      $ 21.00        $1,250             2016
QUEENS MEDICAL CENTER                     10,608         7.6%      $ 27.60           N/A             2021
---------------------------------------------------------------------------------------------------------------

(1)   The borrower is permitted incur future mezzanine financing subject to a minimum DSCR of 1.05x and maximum LTV of 85.0%.

(2)   At origination, the borrower deposited $2,000,000 into the Safeway
      Reserve. Funds will be released to the borrower provided that (i) Safeway has renewed its lease for a minimum term of 15 years at a rent of not less than $17.00 per square foot or (ii) a replacement tenant satisfactory to lender signs a lease subject to terms previously outlined for the Safeway renewal.

(3)   Ratings provided are for the parent company of the entity listed in the
      "Tenant Name" field whether or not the parent company guarantees the lease.

                                     A-3-71

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC17

--------------------------------------------------------------------------------
                                MAGIC VALLEY MALL
--------------------------------------------------------------------------------

                     [3 PHOTOS OF MAGIC VALLEY MALL OMITTED]

            [1 MAP INDICATING LOCATION OF MAGIC VALLEY MALL OMITTED]

                                     A-3-72

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC17

--------------------------------------------------------------------------------
                                MAGIC VALLEY MALL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:          $33,000,000
CUT-OFF DATE PRINCIPAL BALANCE:      $33,000,000
% OF POOL BY IPB:                    1.3%
LOAN SELLER:                         CIBC Inc.
BORROWER:                            Magic Valley Mall LLC
SPONSOR:                             W. Richards Woodbury, O.
                                     Randall Woodbury, Ezekiel R.
                                     Dumke III, Scott W. Thornton,
                                     Lynn S. Woodbury, Guy R.
                                     Woodbury, Jeffrey K. Woodbury
ORIGINATION DATE:                    10/18/06
INTEREST RATE:                       5.99000%
INTEREST-ONLY PERIOD:                N/A
MATURITY DATE:                       11/01/16
AMORTIZATION TYPE:                   Balloon
ORIGINAL AMORTIZATION:               360 months
REMAINING AMORTIZATION:              360 months
CALL PROTECTION:                     L(24),Def(92),O(4)
CROSS-COLLATERALIZATION:             No
LOCK BOX:                            Springing
ADDITIONAL DEBT:                     No
ADDITIONAL DEBT TYPE(1):             Permitted Mezzanine Loan
LOAN PURPOSE:                        Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                    INITIAL      MONTHLY
                                     --------------------
TAXES:                               $228,825     $32,689
INSURANCE:                            $26,903      $4,484
CAPEX:                                     $0          $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:              Single Asset
TITLE:                               Fee
PROPERTY TYPE:                       Retail -- Anchored
SQUARE FOOTAGE:                      368,535
LOCATION:                            Twin Falls, ID
YEAR BUILT/RENOVATED:                1986/2005
OCCUPANCY:                           97.9%
OCCUPANCY DATE:                      08/17/06
NUMBER OF TENANTS:                   88
HISTORICAL NOI:
  2005:                              $3,529,903
  TTM AS OF 07/31/06:                $3,429,267
UW REVENUES:                         $5,387,063
UW EXPENSES:                         $2,140,156
UW NOI:                              $3,246,907
UW NET CASH FLOW:                    $3,007,835
APPRAISED VALUE:                     $50,000,000
APPRAISAL DATE:                      08/23/06
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:                $90
CUT-OFF DATE LTV:                    66.0%
MATURITY DATE LTV:                   56.0%
UW IO DSCR:                          N/A
UW DSCR:                             1.27x
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------
                                              SIGNIFICANT TENANTS

                           RATINGS
                           MOODY'S/                      % OF     BASE RENT                     LEASE EXPIRATION
TENANT SUMMARY             FITCH(2)       TOTAL SF     TOTAL SF      PSF         SALES PSF           YEAR
----------------------------------------------------------------------------------------------------------------

SEARS ROEBUCK & COMPANY    BB              69,326        18.8%      $ 4.00         $152               2009
MACY'S                     Baa1            60,340        16.4%      $ 4.15         $152               2008
JC PENNEY COMPANY, INC.    Baa3/BBB        49,246        13.4%      $ 4.18         $181               2011
----------------------------------------------------------------------------------------------------------------

(1)   The borrower is permitted incur future mezzanine financing subject to a
      DSCR of 1.10x and LTV of 80.0%.

(2)   Ratings provided are for the parent company of the entity listed in the
      "Tenant Name" field whether or not the parent company guarantees the lease.

                                     A-3-73

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

[THIS PAGE INTENTIONALLY LEFT BLANK.]

ANNEX B

CERTAIN CHARACTERISTICS OF THE MULTIFAMILY &
MANUFACTURED HOUSING COMMUNITY LOANS

Annex B-1

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

ANNEX B

CERTAIN CHARACTERISTICS OF MULTIFAMILY & MANUFACTURED HOUSING LOANS

LOAN #  SELLER  PROPERTY NAME                    STREET ADDRESS                  CITY              STATE  ZIP CODE  COUNTY
------  ------  -------------------------------  ------------------------------  ----------------  -----  --------  --------------

  7      CIBC   CityView Portfolio II            Various                         Houston             TX     77060   Harris
 7.01           City View Place                  16818 Carl Avenue               Houston             TX     77060   Harris
 7.02           Springfield                      17435 Imperial Valley Drive     Houston             TX     77060   Harris
 7.03           Anniston                         855 Greens Road                 Houston             TX     77060   Harris
 7.04           Bennett                          770 Greens Road                 Houston             TX     77060   Harris
 7.05           Charleston                       850 Briar Willow Drive          Houston             TX     77060   Harris
 7.06           Savannah                         17715 Wayforest Drive           Houston             TX     77060   Harris
 7.07           Cambridge                        17206 Imperial Valley Drive     Houston             TX     77060   Harris
  20     CIBC   AMLI on the Green                3440 Western Center Boulevard   Fort Worth          TX     76137   Tarrant
  26    JPMCB   Archstone Brentwood Apartments   1000 Enclave Circle             Nashville           TN     37211   Davidson
  27    JPMCB   162 West 54th Street             162 West 54th Street            New York            NY     10019   New York
  35     CIBC   Bridges of Kennesaw Apartments   3840 Jiles Road NW              Kennesaw            GA     30144   Cobb
  41     CIBC   Schirm Farm Apartments           6354 Saddler Way                Canal Winchester    OH     43110   Franklin
  43    JPMCB   Phase I: Arbors of Traverse      2794 Hartman Road               Traverse City       MI     49684   Grand Traverse
  51    JPMCB   Pecan Ridge Apartments           2736 Lake Shore Drive           Waco                TX     76708   Mclennan
  53     CIBC   Foxfire Apartments               1701 East 8th Street            Tempe               AZ     85281   Maricopa
  56    JPMCB   Woodhollow Apartments            4502 Lake Shore Drive           Waco                TX     76710   McLennan
  57    JPMCB   Superstition Villas              2055 East Hampton Avenue        Mesa                AZ     85204   Maricopa
  66    JPMCB   Burn Brae Apartments             4200 West Northgate Drive       Irving              TX     75062   Dallas
  69    JPMCB   145 West 71st Street             145 West 71st Street            New York            NY     10023   New York
  71    JPMCB   Campus Crossing Phase II         2225 East Main Street           Murfreesboro        TN     37130   Rutherford
  79    JPMCB   128 Fort Washington Ave          118-128 Fort Washington Avenue  New York            NY     10032   New York
  80    JPMCB   The Preserve at Grande Oaks II   111 Grande Oaks Drive           Fayetteville        NC     28314   Cumberland
  86    JPMCB   Oak Tree Apartments              2251 West Lingleville Road      Stephenville        TX     76401   Erath
  87     CIBC   The Retreat Apartments           22715 Imperial Valley Drive     Houston             TX     77073   Harris
  92    JPMCB   Westwood Apartments              2010 West Broad Avenue          Albany              GA     31707   Dougherty
  97     CIBC   The Palms of El Mirage           16101 North El Mirage Road      El Mirage           AZ     85335   Maricopa
  98     CIBC   Copeland Crossing Apartments     287 Chauncy Street              Mansfield           MA     02048   Bristol
 100    JPMCB   815 West 181 Street              815-817 West 181 Street         New York            NY     10033   New York
 107     CIBC   Sage Creek Apartments            1702-1768 Billings Street       Aurora              CO     80011   Adams
 108     CIBC   Chestnut Heights Apartments      3905 Donna Jane Court           Harrisburg          PA     17109   Dauphin
 114     CIBC   Landmark Manor MHP               459 Landmark Manor Drive        Pevely              MO     63070   Jefferson
 116    JPMCB   1781 Riverside Drive             1781-1783 Riverside Drive       New York            NY     10034   New York
 118    JPMCB   133 West 71st Street             133 West 71st Street            New York            NY     10023   New York
 124    JPMCB   River Glen Apartments            201 East Telfair Street         Augusta             GA     30901   Richmond
 128    JPMCB   Southview Apartments             611 North Yarbrough Drive       El Paso             TX     79915   El Paso
 135    JPMCB   1318 West Broad Street           1318 West Broad Street          Richmond            VA     23220   Richmond City
 137    JPMCB   Oakhill Manor Apartments         3712 East 47th Terrace          Kansas City         MO     64130   Jackson
 141     CIBC   Penn Square Apartments           400 South 30th Street           Harrisburg          PA     17103   Dauphin
 145    JPMCB   Johnson Court Apartments         2228 Kay Drive                  Smithfield          NC     27577   Johnston
 146    JPMCB   Jefferson Court Apartments       1100 North Jefferson Street     Goldsboro           NC     27534   Wayne
 148    JPMCB   Long Drive I Apartments          1234 Cauthen Drive              Rockingham          NC     28379   Richmond
 149    JPMCB   North Franklin Court Apartments  310 Second Street               Louisburg           NC     27549   Franklin
 150    JPMCB   610 West 173rd Street            610 West 173rd Street           New York            NY     10032   New York

                                                                                                            PAD
                                                                                                    -------------------
        NUMBER OF   PROPERTY              PROPERTY                 CURRENT      LOAN   TOTAL UNIT/  NO. OF    AVERAGE
LOAN #  PROPERTIES  TYPE                  SUBTYPE                BALANCE ($)   GROUP  BEDS/PADS/SF   PADS   PAD RENT($)
------  ----------  --------------------  --------------------  -------------  -----  ------------  ------  -----------

  7          7      Multifamily           Garden                60,158,439.27    2        2,226         0         0
 7.01        1      Multifamily           Garden                22,639,646.28               881         0         0
 7.02        1      Multifamily           Garden                11,288,602.35               440         0         0
 7.03        1      Multifamily           Garden                 7,946,956.78               292         0         0
 7.04        1      Multifamily           Garden                 5,473,020.33               216         0         0
 7.05        1      Multifamily           Garden                 5,074,692.80               154         0         0
 7.06        1      Multifamily           Garden                 5,058,759.70               184         0         0
 7.07        1      Multifamily           Garden                 2,676,761.04                59         0         0
  20         1      Multifamily           Garden                22,750,000.00    2          424         0         0
  26         1      Multifamily           Garden                20,000,000.00    2          380         0         0
  27         1      Multifamily           Mid/High Rise         18,800,000.00    1           71         0         0
  35         1      Multifamily           Garden                16,000,000.00    2          296         0         0
  41         1      Multifamily           Garden                13,760,000.00    2          264         0         0
  43         1      Multifamily           Garden                13,200,000.00    2          216         0         0
  51         1      Multifamily           Garden                11,425,000.00    2          252         0         0
  53         1      Multifamily           Garden                11,000,000.00    2          188         0         0
  56         1      Multifamily           Garden                10,025,000.00    2          220         0         0
  57         1      Multifamily           Garden                10,000,000.00    2          249         0         0
  66         1      Multifamily           Garden                 8,700,000.00    2          282         0         0
  69         1      Multifamily           Mid/High Rise          8,200,000.00    1           64         0         0
  71         1      Multifamily           Student Housing        8,000,000.00    2          240         0         0
  79         1      Multifamily           Mid/High Rise          6,700,000.00    2          115         0         0
  80         1      Multifamily           Garden                 6,700,000.00    2           75         0         0
  86         1      Multifamily           Garden                 6,352,000.00    2          201         0         0
  87         1      Multifamily           Garden                 6,200,000.00    2          274         0         0
  92         1      Multifamily           Garden                 5,700,000.00    2          194         0         0
  97         1      Manufactured Housing  Manufactured Housing   5,193,270.15    2          153       153       352
  98         1      Multifamily           Garden                 5,100,000.00    1           42         0         0
 100         1      Multifamily           Mid/High Rise          5,000,000.00    2           69         0         0
 107         1      Multifamily           Garden                 4,650,000.00    2          125         0         0
 108         1      Multifamily           Garden                 4,550,000.00    2           92         0         0
 114         1      Manufactured Housing  Manufactured Housing   4,318,856.22    2          176       176       230
 116         1      Multifamily           Mid/High Rise          4,300,000.00    2           69         0         0
 118         1      Multifamily           Mid/High Rise          4,000,000.00    1           36         0         0
 124         1      Multifamily           Garden                 3,775,000.00    2          192         0         0
 128         1      Multifamily           Garden                 3,475,000.00    2          121         0         0
 135         1      Multifamily           Garden                 3,000,000.00    2           25         0         0
 137         1      Multifamily           Garden                 3,000,000.00    2          160         0         0
 141         1      Multifamily           Garden                 2,800,000.00    2           70         0         0
 145         1      Multifamily           Garden                 2,020,000.00    2           69         0         0
 146         1      Multifamily           Garden                 1,900,000.00    2           59         0         0
 148         1      Multifamily           Garden                 1,300,000.00    2           49         0         0
 149         1      Multifamily           Garden                 1,160,000.00    2           50         0         0
 150         1      Multifamily           Mid/High Rise          1,000,000.00    2           34         0         0

                STUDIO                 ONE BEDROOM               TWO BEDROOM               THREE BEDROOM
        -----------------------  ------------------------  ------------------------  ------------------------
         NO. OF     AVERAGE        NO. OF      AVERAGE       NO. OF      AVERAGE       NO. OF      AVERAGE
LOAN #  STUDIOS  STUDIO RENT($)  1-BR UNITS  1-BR RENT($)  2-BR UNITS  2-BR RENT($)  3-BR UNITS  3-BR RENT($)
------  -------  --------------  ----------  ------------  ----------  ------------  ----------  ------------

  7         0             0         1,560          480          628          650          38          710
 7.01       0             0           696          486          183          650           2          895
 7.02       0             0           300          455          104          602          36          700
 7.03       0             0           224          484           68          668           0            0
 7.04       0             0           160          448           56          649           0            0
 7.05       0             0            80          490           74          696           0            0
 7.06       0             0            64          468          120          608           0            0
 7.07       0             0            36          682           23          889           0            0
  20        0             0           272          633          140          798          12        1,022
  26        0             0           204          685          176          812           0            0
  27       11         1,106             0            0           32        2,555          25        2,643
  35        0             0            40          740          196          852          60        1,028
  41        0             0           107          561          157          693           0            0
  43        0             0            84          706          120          834          12          918
  51        0             0           164          616           88          756           0            0
  53        4           530            88          598           96          787           0            0
  56        0             0           128          533           91          646           1          910
  57        0             0           124          575          125          650           0            0
  66        0             0           184          518           98          677           0            0
  69        1         1,850            33        1,921           29        2,469           1        5,400
  71        0             0           240          425            0            0           0            0
  79       11           714            42          852           23          960          30        1,318
  80        0             0            20          809           45          927          10          998
  86        0             0           100          468          101          560           0            0
  87        0             0           226          563           48          730           0            0
  92        0             0             8          425          104          485          82          535
  97        0             0             0            0            0            0           0            0
  98        0             0             2        1,300           40        1,451           0            0
 100       17           795             8          991           26        1,106           6        1,229
 107        0             0            46          538           76          662           3          862
 108        0             0            54          690           38          762           0            0
 114        0             0             0            0            0            0           0            0
 116        7           860            22        1,018           17        1,145          18        1,411
 118       18         1,798            15        1,379            2        4,150           1        6,300
 124        0             0             0            0          192          468           0            0
 128        0             0            25          445           96          485           0            0
 135        0             0            12          830            6        1,223           7        1,590
 137        5           320           149          380            6          510           0            0
 141        0             0            56          574           14          769           0            0
 145        0             0             8          398           24          461          26          620
 146        0             0             0            0           36          502          23          662
 148        0             0             0            0           24          531          25          688
 149        0             0             8          438           18          506          18          706
 150        6           707            16          759           12          837           0            0

               FOUR BEDROOM
        ------------------------
          NO. OF      AVERAGE               UTILITIES          ELEVATOR
LOAN #  4-BR UNITS  4-BR RENT($)           TENANT PAYS          PRESENT  LOAN #
------  ----------  ------------  ---------------------------  --------  ------

  7           0            0            Electric, Water           No         7
 7.01         0            0            Electric, Water           No       7.01
 7.02         0            0            Electric, Water           No       7.02
 7.03         0            0            Electric, Water           No       7.03
 7.04         0            0            Electric, Water           No       7.04
 7.05         0            0            Electric, Water           No       7.05
 7.06         0            0            Electric, Water           No       7.06
 7.07         0            0            Electric, Water           No       7.07
  20          0            0               Electric               No        20
  26          0            0            Electric, Water           No        26
  27          3        4,567             Electric, Gas            Yes       27
  35          0            0        Electric, Water, Sewer        No        35
  41          0            0      Electric, Gas, Water, Sewer     No        41
  43          0            0               Electric               No        43
  51          0            0        Electric, Water, Sewer        No        51
  53          0            0        Electric, Water, Sewer        No        53
  56          0            0            Electric, Water           No        56
  57          0            0        Electric, Water, Sewer        No        57
  66          0            0               Electric               No        66
  69          0            0             Electric, Gas            Yes       69
  71          0            0                                      No        71
  79          9        1,472             Electric, Gas            Yes       79
  80          0            0      Electric, Gas, Water, Sewer     No        80
  86          0            0               Electric               No        86
  87          0            0                 Water                No        87
  92          0            0               Electric               No        92
  97          0            0                                      NAP       97
  98          0            0             Electric, Gas            No        98
 100         12        1,321             Electric, Gas            Yes       100
 107          0            0               Electric               No        107
 108          0            0               Electric               No        108
 114          0            0                                      NAP       114
 116          5        1,835             Electric, Gas            Yes       116
 118          0            0             Electric, Gas            Yes       118
 124          0            0               Electric               No        124
 128          0            0               Electric               No        128
 135          0            0                                      Yes       135
 137          0            0               Electric               No        137
 141          0            0               Electric               No        141
 145         11          765               Electric               No        145
 146          0            0        Electric, Water, Sewer        No        146
 148          0            0               Electric               No        148
 149          6          834               Electric               No        149
 150          0            0             Electric, Gas            Yes       150

ANNEX C

FORM OF REPORT TO CERTIFICATEHOLDERS

Annex C-1

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

[LaSalle Bank LOGO]   J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-CIBC17
ABN AMRO                        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,             Statement Date:   12-Dec-06
                                              SERIES 2006-CIBC17                           Payment Date:     12-Dec-06
                                                                                           Prior Payment:          N/A
135 S. LaSalle Street, Suite 1625                                                          Next Payment:     12-Jan-07
Chicago, IL 60603                                                                          Record Date:      30-Nov-06
USA

                                                ABN AMRO ACCT:
                                                                                           Analyst:

Administrator:                        REPORTING PACKAGE TABLE OF CONTENTS                  Patrick Gong 714.259.6253
Daniel Laz 312.992.2191                                                                    patrick.gong@abnamro.com
daniel.laz@abnamro.com

Issue Id:                        JPM06C17
Monthly Data File
Name:               JPM06C17_200612_3.ZIP

                                                                        Page(s)
                                                                       ---------
Statements to Certificateholders                                       Page 2
Cash Recon                                                             Page 3
Bond Interest Reconciliation                                           Page 4
Bond Interest Reconciliation                                           Page 5
Shortfall Summary Report                                               Page 6
Asset-Backed Facts ~ 15 Month Loan Status Summary                      Page 7
Asset-Backed Facts ~ 15 Month Loan Payoff/Loss Summary                 Page 8
Mortgage Loan Characteristics                                          Page 9-11
Delinquent Loan Detail                                                 Page 12
Loan Level Detail                                                      Page 13
Realized Loss Detail                                                   Page 14
Collateral Realized Loss                                               Page 15
Appraisal Reduction Detail                                             Page 16
Material Breaches Detail                                               Page 17
Historical Collateral Prepayment                                       Page 18
Specially Serviced (Part I) - Loan Detail                              Page 19
Specially Serviced (Part II) - Servicer Comments                       Page 20
Summary of Loan Maturity Extensions                                    Page 21
Rating Information                                                     Page 22
Other Related Information                                              Page 23

Closing Date:
First Payment Date:         12-Dec-2006
Rated Final Payment Date:
Determination Date:

--------------------------------------------------------------------------------
                             Trust Collection Period
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                           PARTIES TO THE TRANSACTION
--------------------------------------------------------------------------------

       DEPOSITOR   J.P. Morgan Chase Commercial Mortgage Securities Corp.
 MASTER SERVICER   Wells Fargo Bank, N.A.
   RATING AGENCY   Fitch, Inc./Moody's Investors Service, Inc.
SPECIAL SERVICER   LNR Partners, Inc.
         TRUSTEE   ABN AMRO LaSalle Bank N.A.
     UNDERWRITER   J.P. Morgan Securities Inc./CIBC World Markets Corp.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
       INFORMATION IS AVAILABLE FOR THIS ISSUE FROM THE FOLLOWING SOURCES
--------------------------------------------------------------------------------

LaSalle Web Site      www.etrustee.net
LaSalle Factor Line       800.246.5761

--------------------------------------------------------------------------------

                                                                    PAGE 1 OF 23

[LaSalle Bank LOGO]   J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-CIBC17
ABN AMRO                        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,             Statement Date:   12-Dec-06
                                              SERIES 2006-CIBC17                           Payment Date:     12-Dec-06
                                                                                           Prior Payment:          N/A
                                                                                           Next Payment:     12-Jan-07
                                                                                           Record Date:      30-Nov-06

                                 ABN AMRO ACCT:

                                                                                                                  PASS-THROUGH
CLASS      ORIGINAL      OPENING   PRINCIPAL     PRINCIPAL      NEGATIVE     CLOSING     INTEREST     INTEREST        RATE
CUSIP   FACE VALUE (1)   BALANCE    PAYMENT    ADJ. OR LOSS   AMORTIZATION   BALANCE   PAYMENT (2)   ADJUSTMENT   Next Rate(3)
------------------------------------------------------------------------------------------------------------------------------

Total
==============================================================================================================================

                                                              ------------------------------------
                                                              Total P&I Payment
                                                              ====================================

Notes:

(1)  N denotes notional balance not included in total

(2)  Accrued Interest Plus/Minus Interest Adjustment Minus Deferred Interest
     equals Interest Payment

(3)  Estimated.

*    Denotes Controlling Class

                                                                    PAGE 2 OF 23

[LaSalle Bank LOGO]   J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-CIBC17
ABN AMRO                        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,             Statement Date:   12-Dec-06
                                              SERIES 2006-CIBC17                           Payment Date:     12-Dec-06
                                                                                           Prior Payment:          N/A
                                                                                           Next Payment:     12-Jan-07
                                                                                           Record Date:      30-Nov-06

                                 ABN AMRO ACCT:

                           CASH RECONCILIATION SUMMARY

--------------------------------------------------------------------------------
                                INTEREST SUMMARY
--------------------------------------------------------------------------------
Current Scheduled Interest                                                  0.00
Less Deferred Interest                                                      0.00
Less PPIS Reducing Scheduled Int                                            0.00
Plus Gross Advance Interest                                                 0.00
Less ASER Interest Adv Reduction                                            0.00
Less Other Interest Not Advanced                                            0.00
Less Other Adjustment                                                       0.00
--------------------------------------------------------------------------------
Total                                                                       0.00
================================================================================
UNSCHEDULED INTEREST:
--------------------------------------------------------------------------------
Prepayment Penalties                                                        0.00
Yield Maintenance Penalties                                                 0.00
Other Interest Proceeds                                                     0.00
--------------------------------------------------------------------------------
Total                                                                       0.00
================================================================================
Less Fee Paid To Servicer                                                   0.00
Less Fee Strips Paid by Servicer                                            0.00
--------------------------------------------------------------------------------
LESS FEES & EXPENSES PAID BY/TO SERVICER
--------------------------------------------------------------------------------
Special Servicing Fees                                                      0.00
Workout Fees                                                                0.00
Liquidation Fees                                                            0.00
Interest Due Serv on Advances                                               0.00
Non Recoverable Advances                                                    0.00
Misc. Fees & Expenses                                                       0.00
--------------------------------------------------------------------------------
Total Unscheduled Fees & Expenses                                           0.00
================================================================================
Total Interest Due Trust                                                    0.00
================================================================================
LESS FEES & EXPENSES PAID BY/TO TRUST
--------------------------------------------------------------------------------
Trustee Fee                                                                 0.00
Fee Strips                                                                  0.00
Misc. Fees                                                                  0.00
Interest Reserve Withholding                                                0.00
Plus Interest Reserve Deposit                                               0.00
--------------------------------------------------------------------------------
Total                                                                       0.00
================================================================================

--------------------------------------------------------------------------------
                                PRINCIPAL SUMMARY
--------------------------------------------------------------------------------

SCHEDULED PRINCIPAL:
Current Scheduled Principal                                                 0.00
Advanced Scheduled Principal                                                0.00
--------------------------------------------------------------------------------
Scheduled Principal                                                         0.00
--------------------------------------------------------------------------------
UNSCHEDULED PRINCIPAL:
Curtailments                                                                0.00
Prepayments in Full                                                         0.00
Liquidation Proceeds                                                        0.00
Repurchase Proceeds                                                         0.00
Other Principal Proceeds                                                    0.00
--------------------------------------------------------------------------------
Total Unscheduled Principal                                                 0.00
--------------------------------------------------------------------------------
Remittance Principal                                                        0.00
================================================================================
Remittance P&I Due Trust                                                    0.00
================================================================================
Remittance P&I Due Certs                                                    0.00
================================================================================

--------------------------------------------------------------------------------
                              POOL BALANCE SUMMARY
--------------------------------------------------------------------------------

                                                                 Balance   Count
--------------------------------------------------------------------------------
Beginning Pool                                                     0.00      0
Scheduled Principal                                                0.00      0
Unscheduled Principal                                              0.00      0
Deferred Interest                                                  0.00
Liquidations                                                       0.00      0
Repurchases                                                        0.00      0
--------------------------------------------------------------------------------
Ending Pool                                                        0.00      0
================================================================================

--------------------------------------------------------------------------------
                            Servicing Advance Summary
--------------------------------------------------------------------------------

                                                                          Amount
--------------------------------------------------------------------------------
Prior Outstanding
Plus Current Period
Less Recovered
Less Non Recovered
Ending Outstanding

--------------------------------------------------------------------------------
                              SERVICING FEE SUMMARY
--------------------------------------------------------------------------------

Current Servicing Fees                                                      0.00
Plus Fees Advanced for PPIS                                                 0.00
Less Reduction for PPIS                                                     0.00
Plus Delinquent Servicing Fees                                              0.00
--------------------------------------------------------------------------------
Total Servicing Fees                                                        0.00
================================================================================

--------------------------------------------------------------------------------
                               CAP LEASE ACCRETION
--------------------------------------------------------------------------------

Accretion Amt                                                               0.00
Distributable Interest                                                      0.00
Distributable Principal                                                     0.00
================================================================================

--------------------------------------------------------------------------------
                                  PPIS SUMMARY
--------------------------------------------------------------------------------

Gross PPIS                                                                  0.00
Reduced by PPIE                                                             0.00
Reduced by Shortfalls in Fees                                               0.00
Reduced by Other Amounts                                                    0.00
--------------------------------------------------------------------------------
PPIS Reducing Scheduled Interest                                            0.00
--------------------------------------------------------------------------------
PPIS Reducing Servicing Fee                                                 0.00
--------------------------------------------------------------------------------
PPIS Due Certificate                                                        0.00
================================================================================

--------------------------------------------------------------------------------
                   ADVANCE SUMMARY (ADVANCE MADE BY SERVICER)
--------------------------------------------------------------------------------

                                                            Principal   Interest
                                                            ---------   --------
Prior Outstanding                                              0.00       0.00
Plus Current Period                                            0.00       0.00
Less Recovered                                                 0.00       0.00
Less Non Recovered                                             0.00       0.00
Ending Outstanding                                             0.00       0.00
================================================================================

                                                                    PAGE 3 OF 23

[LaSalle Bank LOGO]   J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-CIBC17
ABN AMRO                        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,             Statement Date:   12-Dec-06
                                              SERIES 2006-CIBC17                           Payment Date:     12-Dec-06
                                                                                           Prior Payment:          N/A
                                                                                           Next Payment:     12-Jan-07
                                                                                           Record Date:      30-Nov-06

                                 ABN AMRO ACCT:
                       BOND INTEREST RECONCILIATION DETAIL

                                                                                           Current   Remaining
        Accrual            Pass-    Accrued     Total     Total    Distributable Interest   Period  Outstanding    Credit Support
      ----------- Opening Through Certificate  Interest  Interest   Certificate   Payment Shortfall  Interest   --------------------
Class Method Days Balance   Rate    Interest  Additions Deductions    Interest    Amount   Recovery  Shorfalls  Original Current (1)
------------------------------------------------------------------------------------------------------------------------------------

                                  -----------------------------------------------------------------------------

                                  -----------------------------------------------------------------------------

(1)  Determined as follows: (A) the ending balance of all the classes less (B)
     the sum of (i) the ending balance of the class and (ii) the ending balance of all classes which are not subordinate to the class divided by (A).

                                                                    PAGE 4 OF 23

[LaSalle Bank LOGO]   J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-CIBC17
ABN AMRO                        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,             Statement Date:   12-Dec-06
                                              SERIES 2006-CIBC17                           Payment Date:     12-Dec-06
                                                                                           Prior Payment:          N/A
                                                                                           Next Payment:     12-Jan-07
                                                                                           Record Date:      30-Nov-06

                                 ABN AMRO ACCT:
                       BOND INTEREST RECONCILIATION DETAIL

                                               Additions                                  Deductions
                        -------------------------------------------------------- ----------------------------
                          Prior    Interest                                                 Deferred
        Prior   Current  Interest Accrual on                           Other                   &     Interest Distributable Interest
      Interest Interest Shortfall   Prior    Prepayment    Yield      Interest   Allocable Accretion   Loss    Certificate   Payment
Class Due Date Due Date    Due    Shortfall   Premiums  Maintenance Proceeds (1)   PPIS     Interest  Expense   Interest     Amount
------------------------------------------------------------------------------------------------------------------------------------

                        ------------------------------------------------------------------------------------------------------------

                        ------------------------------------------------------------------------------------------------------------

(1)  Other Interest Proceeds are additional interest amounts specifically allocated to the bond(s) and used in determining the Bondholder's
     Distributable Interest.

                                                                    PAGE 5 0F 23

[LaSalle Bank LOGO]   J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-CIBC17
ABN AMRO                        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,             Statement Date:   12-Dec-06
                                              SERIES 2006-CIBC17                           Payment Date:     12-Dec-06
                                                                                           Prior Payment:          N/A
                                                                                           Next Payment:     12-Jan-07
                                                                                           Record Date:      30-Nov-06

                                 ABN AMRO ACCT:
                          INTEREST ADJUSTMENTS SUMMARY

SHORTFALL ALLOCATED TO THE BONDS:
-----------------------------------------------------
Net Prepayment Int. Shortfalls Allocated to the Bonds   0.00
Special Servicing Fees                                  0.00
Workout Fees                                            0.00
Liquidation Fees                                        0.00
Legal Fees                                              0.00
Misc. Fees & Expenses Paid by/to Servicer               0.00
Interest Paid to Servicer on Outstanding Advances       0.00
ASER Interest Advance Reduction                         0.00
Interest Not Advanced (Current Period)                  0.00
Recoup of Prior Advances by Servicer                    0.00
Servicing Fees Paid Servicer on Loans Not Advanced      0.00
Misc. Fees & Expenses Paid by Trust                     0.00
Shortfall Due to Rate Modification                      0.00
Other Interest Loss                                     0.00
                                                        ----
Total Shortfall Allocated to the Bonds                  0.00
                                                        ====

EXCESS ALLOCATED TO THE BONDS:
-----------------------------------------------------
Other Interest Proceeds Due the Bonds                   0.00
Prepayment Interest Excess Due the Bonds                0.00
Interest Income                                         0.00
Yield Maintenance Penalties Due the Bonds               0.00
Prepayment Penalties Due the Bonds                      0.00
Recovered ASER Interest Due the Bonds                   0.00
Recovered Interest Due the Bonds                        0.00
ARD Excess Interest                                     0.00
                                                        ----
Total Excess Allocated to the Bonds                     0.00
                                                        ====

              AGGREGATE INTEREST ADJUSTMENT ALLOCATED TO THE BONDS
              ----------------------------------------------------
               Total Excess Allocated to the Bonds           0.00
               Less Total Shortfall Allocated to the Bonds   0.00
                                                             ----
               Total Interest Adjustment to the Bonds        0.00
                                                             ====

                                                                    PAGE 6 OF 23

[LaSalle Bank LOGO]   J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-CIBC17
ABN AMRO                        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,             Statement Date:   12-Dec-06
                                              SERIES 2006-CIBC17                           Payment Date:     12-Dec-06
                                                                                           Prior Payment:          N/A
                                                                                           Next Payment:     12-Jan-07
                                                                                           Record Date:      30-Nov-06

                                 ABN AMRO ACCT:
          ASSET-BACKED FACTS ~ 15 MONTH HISTORICAL LOAN STATUS SUMMARY

                                    Delinquency Aging Categories                               Special Event Categories (1)
             -----------------------------------------------------------------------------------------------------------------------
             Delinq 1 Month Delinq 2 Months Delinq 3+ Months  Foreclosure      REO     Modifications Specially Serviced  Bankruptcy
Distribution
   Date        #   Balance    #   Balance      #   Balance    #   Balance  #   Balance  #   Balance      #   Balance     #   Balance
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

(1)  Note: Modification, Specially Serviced & Bankruptcy Totals are Included in
     the Appropriate Delinquency Aging Category

                                                                    PAGE 7 OF 23

[LaSalle Bank LOGO]   J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-CIBC17
ABN AMRO                        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,             Statement Date:   12-Dec-06
                                              SERIES 2006-CIBC17                           Payment Date:     12-Dec-06
                                                                                           Prior Payment:          N/A
                                                                                           Next Payment:     12-Jan-07
                                                                                           Record Date:      30-Nov-06

                                 ABN AMRO ACCT:
          ASSET-BACKED FACTS ~ 15 MONTH HISTORICAL PAYOFF/LOSS SUMMARY

                                                        Appraisal                                                           Curr
             Ending Pool (1)  Payoffs (2)  Penalties   Reduct. (2) Liquidations (2) Realized Losses (2) Remaining Term Weighted Avg.
Distribution
    Date       #   Balance    #   Balance  #   Amount  #   Balance    #   Balance       #    Amount     Life           Coupon  Remit
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

                                                                    PAGE 8 OF 23

[LaSalle Bank LOGO]   J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-CIBC17
ABN AMRO                        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,             Statement Date:   12-Dec-06
                                              SERIES 2006-CIBC17                           Payment Date:     12-Dec-06
                                                                                           Prior Payment:          N/A
                                                                                           Next Payment:     12-Jan-07
                                                                                           Record Date:      30-Nov-06

                                 ABN AMRO ACCT:
                          MORTGAGE LOAN CHARACTERISTICS

                       DISTRIBUTION OF PRINCIPAL BALANCES

                                                             Weighted Average
Current Scheduled          # of     Scheduled      % of   ----------------------
     Balance              Loans      Balance     Balance  Term  Coupon  PFY DSCR
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            0                 0     0.00%
--------------------------------------------------------------------------------
Average Schedule Balance                      0
Maximum Schedule Balance         (9,999,999,999)
Minimum Schedule Balance          9,999,999,999

                DISTRIBUTION OF REMAINING TERM (FULLY AMORTIZING)

                                                             Weighted Average
    Fully Amortizing       # of     Scheduled      % of   ----------------------
     Mortgage Loans       Loans      Balance     Balance  Term  Coupon  PFY DSCR
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            0                 0     0.00%
--------------------------------------------------------------------------------

                     DISTRIBUTION OF MORTGAGE INTEREST RATES

                                                             Weighted Average
    Current Mortgage       # of     Scheduled      % of   ----------------------
      Interest Rate       Loans      Balance     Balance  Term  Coupon  PFY DSCR
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            0                 0     0.00%
--------------------------------------------------------------------------------
Minimum Mortgage Interest Rate   ______,900.000%
Maximum Mortgage Interest Rate   ______,900.000%

                    DISTRIBUTION OF REMAINING TERM (BALLOON)

                                                             Weighted Average
         Balloon           # of     Scheduled      % of   ----------------------
     Mortgage Loans       Loans      Balance     Balance  Term  Coupon  PFY DSCR
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            0                 0     0.00%
--------------------------------------------------------------------------------

                                                                    PAGE 9 OF 23

[LaSalle Bank LOGO]   J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-CIBC17
ABN AMRO                        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,             Statement Date:   12-Dec-06
                                              SERIES 2006-CIBC17                           Payment Date:     12-Dec-06
                                                                                           Prior Payment:          N/A
                                                                                           Next Payment:     12-Jan-07
                                                                                           Record Date:      30-Nov-06

                                 ABN AMRO ACCT:

                          MORTGAGE LOAN CHARACTERISTICS

                           DISTRIBUTION OF DSCR (PFY)

 Debt Service     # of   Scheduled     % of
Coverage Ratio   Loans    Balance    Balance   WAMM   WAC   PFY DSCR
--------------------------------------------------------------------

--------------------------------------------------------------------
                     0           0     0.00%
--------------------------------------------------------------------

Maximum DSCR   0.000
Minimum DSCR   0.000

                          DISTRIBUTION OF DSCR (CUTOFF)

 Debt Service     # of   Scheduled    % of
Coverage Ratio   Loans    Balance    Balance   WAMM   WAC   PFY DSCR
--------------------------------------------------------------------

--------------------------------------------------------------------
                     0           0     0.00%
--------------------------------------------------------------------

Maximum DSCR   0.000
Minimum DSCR   0.000

                             GEOGRAPHIC DISTRIBUTION

Geographic        # of   Scheduled    % of
 Location        Loans    Balance    Balance   WAMM   WAC   PFY DSCR
--------------------------------------------------------------------

--------------------------------------------------------------------
                     0           0     0.00%
--------------------------------------------------------------------

                                                                   PAGE 10 OF 23

[LaSalle Bank LOGO]   J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-CIBC17
ABN AMRO                        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,             Statement Date:   12-Dec-06
                                              SERIES 2006-CIBC17                           Payment Date:     12-Dec-06
                                                                                           Prior Payment:          N/A
                                                                                           Next Payment:     12-Jan-07
                                                                                           Record Date:      30-Nov-06

                                 ABN AMRO ACCT:

                          MORTGAGE LOAN CHARACTERISTICS

                         DISTRIBUTION OF PROPERTY TYPES

                  # of   Scheduled    % of
Property Types   Loans    Balance    Balance   WAMM   WAC   PFY DSCR
-------------------------------------------------------------------------

-------------------------------------------------------------------------
                     0           0     0.00%
-------------------------------------------------------------------------

                        DISTRIBUTION OF AMORTIZATION TYPE

                    # of    Scheduled     % of
Amortization Type   Loans    Balance    Balance   WAMM   WAC   PFY DSCR
-------------------------------------------------------------------------

-------------------------------------------------------------------------
                       0            0     0.00%
-------------------------------------------------------------------------

                         DISTRIBUTION OF LOAN SEASONING

                     # of   Scheduled    % of
Number of Months    Loans    Balance    Balance   WAMM   WAC   PFY DSCR
-------------------------------------------------------------------------

-------------------------------------------------------------------------
                        0           0     0.00%
-------------------------------------------------------------------------

                       DISTRIBUTION OF YEAR LOANS MATURING

                     # of   Scheduled     % of
      Year          Loans    Balance    Balance   WAMM    WAC    PFY DSCR
-------------------------------------------------------------------------

     2006               0           0     0.00%      0   0.00%       0.00
     2007               0           0     0.00%      0   0.00%       0.00
     2008               0           0     0.00%      0   0.00%       0.00
     2009               0           0     0.00%      0   0.00%       0.00
     2010               0           0     0.00%      0   0.00%       0.00
     2011               0           0     0.00%      0   0.00%       0.00
     2012               0           0     0.00%      0   0.00%       0.00
     2013               0           0     0.00%      0   0.00%       0.00
     2014               0           0     0.00%      0   0.00%       0.00
     2015               0           0     0.00%      0   0.00%       0.00
     2016               0           0     0.00%      0   0.00%       0.00
2017 & Greater          0           0     0.00%      0   0.00%       0.00
-------------------------------------------------------------------------
                        0           0     0.00%
-------------------------------------------------------------------------

                                                                   PAGE 11 OF 23

[LaSalle Bank LOGO]   J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-CIBC17
ABN AMRO                        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,             Statement Date:   12-Dec-06
                                              SERIES 2006-CIBC17                           Payment Date:     12-Dec-06
                                                                                           Prior Payment:          N/A
                                                                                           Next Payment:     12-Jan-07
                                                                                           Record Date:      30-Nov-06

                                                ABN AMRO ACCT:

                                           DELINQUENT LOAN DETAIL

             Paid                 Outstanding   Out. Property                    Special
Disclosure   Thru   Current P&I       P&I        Protection     Loan Status      Servicer     Foreclosure   Bankruptcy    REO
 Control #   Date     Advance     Advances**      Advances        Code (1)    Transfer Date       Date         Date      Date
-----------------------------------------------------------------------------------------------------------------------------

TOTAL

A.   IN GRACE PERIOD

B.   LATE PAYMENT BUT < 1 MONTH DELINQ.

1.   DELINQ. 1 MONTH

2.   DELINQ. 2 MONTHS

3.   DELINQUENT 3 + MONTHS

4.   PERFORMING MATURED BALLOON

5.   NON PERFORMING MATURED BALLOON

7.   FORECLOSURE

9.   REO

**   Outstanding P&I Advances include the current period P&I Advances and may include Servicer Advances.

                                                                   PAGE 12 OF 23

[LaSalle BANK LOGO]   J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-CIBC17
ABN AMRO                        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,             Statement Date:   12-Dec-06
                                              SERIES 2006-CIBC17                           Payment Date:     12-Dec-06
                                                                                           Prior Payment:          N/A
                                                                                           Next Payment:     12-Jan-07
                                                                                           Record Date:      30-Nov-06

                                                ABN AMRO ACCT:

                                               LOAN LEVEL DETAIL

                                             Operating              Ending                                             Loan
Disclosure         Property  Maturity   PFY  Statement    Geo.    Principal  Note  Scheduled  Prepayment  repayment   Status
Control #   Group    Type      Date    DSCR     Date    Location   Balance   Rate     P&I       Amount       Date    Code (1)
-----------------------------------------------------------------------------------------------------------------------------

*    NOI and DSCR, if available and reportable under the terms of the trust agreement, are based on information obtained from the related borrower, and no other party to the agreement shall be held liable for the accuracy or methodology used to determine such figures.

(1) Legend:

A.   In Grace Period

B.   Late Payment but < 1 month delinq

1.   Delinquent 1 month

2.   Delinquent 2 months

3.   Delinquent 3+ months

4.   Performing Matured Balloon

5.   Non Performing Matured Ballon

7.   Foreclosure

9.   REO

                                                                   PAGE 13 OF 23

[LaSalle BANK LOGO]   J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-CIBC17
ABN AMRO                        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,             Statement Date:   12-Dec-06
                                              SERIES 2006-CIBC17                           Payment Date:     12-Dec-06
                                                                                           Prior Payment:          N/A
                                                                                           Next Payment:     12-Jan-07
                                                                                           Record Date:      30-Nov-06

                                                ABN AMRO ACCT:

                                             REALIZED LOSS DETAIL

                                                                        Gross
                                                                      Proceeds
                                                 Beginning            as a % of   Aggregate       Net       Net Proceeds
               Disclosure  Appraisal  Appraisal  Scheduled    Gross     Sched.   Liquidation  Liquidation     as a % of    Realized
Period          Control #     Date      Value     Balance   Proceeds   Balance    Expenses *    Proceeds   Sched. Balance    Loss
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
CURRENT TOTAL
CUMULATIVE
-----------------------------------------------------------------------------------------------------------------------------------

*    Aggregate liquidation expenses also include outstanding P&I advances and unpaid servicing fees, unpaid trustee fees, etc..

                                                                   PAGE 14 OF 23

[LaSalle Bank LOGO]   J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-CIBC17
ABN AMRO                        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,             Statement Date:   12-Dec-06
                                              SERIES 2006-CIBC17                           Payment Date:     12-Dec-06
                                                                                           Prior Payment:          N/A
                                                                                           Next Payment:     12-Jan-07
                                                                                           Record Date:      30-Nov-06

                                                ABN AMRO ACCT:

                                 BOND/COLLATERAL REALIZED LOSS RECONCILIATION

                                                                                        Interest
                                                                         Amounts      (Shortages)/  Modification     Additional
                                                                       Covered by       Excesses    Adjustments/   (Recoveries)/
                       Beginning                    Prior Realized   Overcollatera-      applied      Appraisal       Expenses
                    Balance of the    Aggregate    Loss Applied to      lization      to Realized     Reduction      applied to
Prospectus              Loan at     Realized Loss    Certificates   and other Credit     Losses      Adjustment   Realized Losses
ID          Period    Liquidation      on Loans           A                 B               C             D              E
---------------------------------------------------------------------------------------------------------------------------------

CUMULATIVE

                                                 (Recoveries)/
            Current Realized  Recoveries of     Realized Losses
Prospectus   Loss Applied to  Realized Loss       Applied to
   ID         Certificates*    paid as Cash  Certificate Interest
-----------------------------------------------------------------

CUMULATIVE

*    In the Initial Period the Current Realized Loss Applied to Certificates
     will equal Aggregate Realized Loss on Loans - B - C - D + E instead of A -
     C - D + E

Description of Fields

A    Prior Realized Loss Applied to Certificates

B    Reduction to Realized Loss applied to bonds (could represent OC, insurance policies, reserve accounts, etc)

C    Amounts classified by the Master as interest adjustments from general collections on a loan with a Realized Loss

D    Adjustments that are based on principal haircut or future interest foregone due to modification

E    Realized Loss Adjustments, Supplemental Recoveries or Expenses on a
     previously liquidated loan

                                                                   PAGE 15 OF 23

[LaSalle Bank LOGO]   J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-CIBC17
ABN AMRO                        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,             Statement Date:   12-Dec-06
                                              SERIES 2006-CIBC17                           Payment Date:     12-Dec-06
                                                                                           Prior Payment:          N/A
                                                                                           Next Payment:     12-Jan-07
                                                                                           Record Date:      30-Nov-06

                                 ABN AMRO ACCT:
                           APPRAISAL REDUCTION DETAIL

                                                                             Remaining Term                               Appraisal
Disclosure  Appraisal  Scheduled    AR    Current P&I        Note  Maturity  --------------  Property  Geographic        -----------
 Control#   Red. Date   Balance   Amount    Advance    ASER  Rate    Date    Life              Type     Location   DSCR  Value  Date
------------------------------------------------------------------------------------------------------------------------------------

            -----------------------------------------------

            -----------------------------------------------

                                                                   PAGE 16 OF 23

[LaSalle Bank LOGO]   J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-CIBC17
ABN AMRO                        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,             Statement Date:   12-Dec-06
                                              SERIES 2006-CIBC17                           Payment Date:     12-Dec-06
                                                                                           Prior Payment:          N/A
                                                                                           Next Payment:     12-Jan-07
                                                                                           Record Date:      30-Nov-06

                                 ABN AMRO ACCT:
              MATERIAL BREACHES AND MATERIAL DOCUMENT DEFECT DETAIL

               Ending    Material
Disclosure   Principal    Breach    Material Breach and Material Document Defect
 Control #    Balance      Date                       Description
--------------------------------------------------------------------------------

                 Material breaches of pool asset representation
                    or warranties or transaction covenants.

                                                                   PAGE 17 OF 23

[LaSalle Bank LOGO]   J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-CIBC17
ABN AMRO                        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,             Statement Date:   12-Dec-06
                                              SERIES 2006-CIBC17                           Payment Date:     12-Dec-06
                                                                                           Prior Payment:          N/A
                                                                                           Next Payment:     12-Jan-07
                                                                                           Record Date:      30-Nov-06

                                 ABN AMRO ACCT:
                  HISTORICAL COLLATERAL LEVEL PREPAYMENT REPORT

Disclosure  Payoff  Initial              Payoff  Penalty  Prepayment  Maturity  Property  Geographic
 Control #  Period  Balance  Type        Amount   Amount     Date       Date      Type     Location
----------------------------------------------------------------------------------------------------

                                         ---------------
                             CURRENT
                             CUMULATIVE
                                         ---------------

                                                                   PAGE 18 OF 23

[LaSalle Bank LOGO]   J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-CIBC17   Statement Date:   12-Dec-06
ABN AMRO                        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,             Payment Date:     12-Dec-06
                                              SERIES 2006-CIBC17                           Prior Payment:          N/A
                                                                                           Next Payment:     12-Jan-07
                                                                                           Record Date:      30-Nov-06

                                 ABN AMRO ACCT:

            SPECIALLY SERVICED (PART I) ~ LOAN DETAIL (END OF PERIOD)

                                                 Note Rate
                         Loan        Balance                          Remaining
Disclosure  Servicing   Status  ----------------            Maturity  ---------  Property    Geo.                             NOI
 Control #  Xfer Date  Code(1)  Schedule  Actual              Date    Life         Type    Location     NOI        DSCR      Date
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                     Not Avail  Not Avail  Not Avail

            ---------           ----------------

------------------------------------------------------------------------------------------------------------------------------------

(1)  Legend:

A.   P&I Adv - in Grace Period

B.   P&I Adv - < one month delinq

1.   P&I Adv - delinquent 1 month

2.   P&I Adv - delinquent 2 months

3.   P&I Adv - delinquent 3+ months

4.   Mat. Balloon/Assumed P&I

5.   Non Performing Mat. Balloon

7.   Foreclosure

9.   REO

                                                                   PAGE 19 OF 23

[LaSalle Bank LOGO]   J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-CIBC17   Statement Date:   12-Dec-06
ABN AMRO                        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,             Payment Date:     12-Dec-06
                                              SERIES 2006-CIBC17                           Prior Payment:          N/A
                                                                                           Next Payment:     12-Jan-07
                                                                                           Record Date:      30-Nov-06

                                 ABN AMRO ACCT:

  SPECIALLY SERVICED LOAN DETAIL (PART II) ~ SERVICER COMMENTS (END OF PERIOD)

Disclosure          Resolution
 Control #           Strategy                           Comments
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                                                   PAGE 20 OF 23

[LaSalle Bank LOGO]   J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-CIBC17   Statement Date:   12-Dec-06
ABN AMRO                        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,             Payment Date:     12-Dec-06
                                              SERIES 2006-CIBC17                           Prior Payment:          N/A
                                                                                           Next Payment:     12-Jan-07
                                                                                           Record Date:      30-Nov-06

                                 ABN AMRO ACCT:

                           MATURITY EXTENSION SUMMARY

LOANS WHICH HAVE HAD THEIR MATURITY DATES EXTENDED
   Number of Loans:                                                            0
   Stated Principal Balance outstanding:                                    0.00
   Weighted Average Extension Period:                                          0

LOANS IN THE PROCESS OF HAVING THEIR MATURITY DATES EXTENDED
   Number of Loans:                                                            0
   Stated Principal Balance outstanding:                                    0.00
   Weighted Average Extension Period:                                          0

LOANS IN THE PROCESS OF HAVING THEIR MATURITY DATES FURTHER EXTENDED
   Number of Loans:                                                            0
   Cutoff Principal Balance:                                                0.00
   Weighted Average Extension Period:                                          0

LOANS PAID-OFF THAT DID EXPERIENCE MATURITY DATE EXTENSIONS
   Number of Loans:                                                            0
   Cutoff Principal Balance:                                                0.00
   Weighted Average Extension Period:                                          0

LOANS PAID-OFF THAT DID NOT EXPERIENCE MATURITY DATE EXTENSIONS
   Number of Loans:                                                            0
   Cutoff Principal Balance:                                                0.00

                                                                   PAGE 21 OF 23

[LaSalle Bank LOGO]   J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-CIBC17   Statement Date:   12-Dec-06
ABN AMRO                        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,             Payment Date:     12-Dec-06
                                              SERIES 2006-CIBC17                           Prior Payment:          N/A
                                                                                           Next Payment:     12-Jan-07
                                                                                           Record Date:      30-Nov-06

                                 ABN AMRO ACCT:

                               RATING INFORMATION

                   ORIGINAL RATINGS     RATING CHANGE/CHANGE DATE(1)

CLASS   CUSIP   FITCH   MOODY'S   S&P       FITCH   MOODY'S   S&P
--------------------------------------------------------------------

--------------------------------------------------------------------

NR - Designates that the class was not rated by the rating agency.

(1)  Changed ratings provided on this report are based on information provided by the applicable rating agency via electronic transmission. It shall be understood that this transmission will generally have been provided to
     LaSalle within 30 days of the payment date listed on this statement.
     Because ratings may have changed during the 30 day window, or may not be being provided by the rating agency in an electronic format and therefore not being updated on this report, LaSalle recommends that investors obtain current rating information directly from the rating agency.

                                                                   PAGE 22 OF 23

[LaSalle Bank LOGO]   J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-CIBC17   Statement Date:   12-Dec-06
ABN AMRO                        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,             Payment Date:     12-Dec-06
                                              SERIES 2006-CIBC17                           Prior Payment:          N/A
                                                                                           Next Payment:     12-Jan-07
                                                                                           Record Date:      30-Nov-06

                                 ABN AMRO ACCT:

                                     LEGEND

Until this statement/report is filed with the Commission with respect to the
Trust pursuant to Section 15(d) of the Securities Exchange Act of 1934, as
amended, the recipient hereof shall be deemed to keep the information contained herein confidential and such information will not, without the prior consent of the Master Servicer or the Trustee, be disclosed by such recipient or by its officers, directors, partners, employees, agents or representatives in any manner whatsoever, in whole or in part.

                                                                   PAGE 23 OF 23

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

ANNEX D

BONNIE LANE AND NORTHLAKE PORTFOLIO LOAN AMORTIZATION SCHEDULE

Payment Date	Balance	Interest	Principal	Balloon Principal	Total Payment
8/1/2006	$15,100,000.00
9/1/2006	$15,100,000.00	$84,704.83	$—	$—	$84,704.83
10/1/2006	$15,100,000.00	$81,972.42	$—	$—	$81,972.42
11/1/2006	$15,100,000.00	$84,704.83	$—	$—	$84,704.83
12/1/2006	$15,100,000.00	$81,972.42	$—	$—	$81,972.42
1/1/2007	$15,100,000.00	$84,704.83	$—	$—	$84,704.83
2/1/2007	$15,100,000.00	$84,704.83	$—	$—	$84,704.83
3/1/2007	$15,100,000.00	$76,507.59	$—	$—	$76,507.59
4/1/2007	$15,100,000.00	$84,704.83	$—	$—	$84,704.83
5/1/2007	$15,100,000.00	$81,972.42	$—	$—	$81,972.42
6/1/2007	$15,100,000.00	$84,704.83	$—	$—	$84,704.83
7/1/2007	$15,100,000.00	$81,972.42	$—	$—	$81,972.42
8/1/2007	$15,100,000.00	$84,704.83	$—	$—	$84,704.83
9/1/2007	$15,100,000.00	$84,704.83	$—	$—	$84,704.83
10/1/2007	$15,100,000.00	$81,972.42	$—	$—	$81,972.42
11/1/2007	$15,100,000.00	$84,704.83	$—	$—	$84,704.83
12/1/2007	$15,100,000.00	$81,972.42	$—	$—	$81,972.42
1/1/2008	$15,100,000.00	$84,704.83	$—	$—	$84,704.83
2/1/2008	$15,100,000.00	$84,704.83	$—	$—	$84,704.83
3/1/2008	$15,100,000.00	$79,240.00	$—	$—	$79,240.00
4/1/2008	$15,100,000.00	$84,704.83	$—	$—	$84,704.83
5/1/2008	$15,100,000.00	$81,972.42	$—	$—	$81,972.42
6/1/2008	$15,100,000.00	$84,704.83	$—	$—	$84,704.83
7/1/2008	$15,100,000.00	$81,972.42	$—	$—	$81,972.42
8/1/2008	$15,100,000.00	$84,704.83	$—	$—	$84,704.83
9/1/2008	$15,100,000.00	$84,704.83	$—	$—	$84,704.83
10/1/2008	$15,100,000.00	$81,972.42	$—	$—	$81,972.42
11/1/2008	$15,100,000.00	$84,704.83	$—	$—	$84,704.83
12/1/2008	$15,100,000.00	$81,972.42	$—	$—	$81,972.42
1/1/2009	$15,100,000.00	$84,704.83	$—	$—	$84,704.83
2/1/2009	$15,100,000.00	$84,704.83	$—	$—	$84,704.83
3/1/2009	$15,100,000.00	$76,507.59	$—	$—	$76,507.59
4/1/2009	$15,100,000.00	$84,704.83	$—	$—	$84,704.83
5/1/2009	$15,100,000.00	$81,972.42	$—	$—	$81,972.42
6/1/2009	$15,100,000.00	$84,704.83	$—	$—	$84,704.83
7/1/2009	$15,100,000.00	$81,972.42	$—	$—	$81,972.42
8/1/2009	$15,100,000.00	$84,704.83	$—	$—	$84,704.83
9/1/2009	$15,090,241.50	$84,704.83	$9,758.50	$—	$94,463.33
10/1/2009	$15,077,536.99	$81,919.44	$12,704.50	$—	$94,623.95
11/1/2009	$15,067,645.22	$84,578.82	$9,891.78	$—	$94,470.60
12/1/2009	$15,054,810.97	$81,796.77	$12,834.25	$—	$94,631.02
1/1/2010	$15,044,784.36	$84,451.34	$10,026.61	$—	$94,477.95
2/1/2010	$15,034,698.26	$84,395.09	$10,086.10	$—	$94,481.19
3/1/2010	$15,015,919.89	$76,176.72	$18,778.36	$—	$94,955.09
4/1/2010	$15,005,662.54	$84,233.18	$10,257.35	$—	$94,490.53
5/1/2010	$14,992,472.41	$81,460.29	$13,190.13	$—	$94,650.42
6/1/2010	$14,982,075.94	$84,101.64	$10,396.47	$—	$94,498.11
7/1/2010	$14,968,750.39	$81,332.25	$13,325.56	$—	$94,657.81
8/1/2010	$14,958,213.17	$83,968.57	$10,537.21	$—	$94,505.79
9/1/2010	$14,947,613.44	$83,909.46	$10,599.73	$—	$94,509.20
10/1/2010	$14,934,090.01	$81,145.17	$13,523.43	$—	$94,668.59
11/1/2010	$14,923,347.16	$83,774.14	$10,742.86	$—	$94,517.00

Annex D-1

BONNIE LANE AND NORTHLAKE PORTFOLIO LOAN AMORTIZATION SCHEDULE  (CON'T)

Payment Date	Balance	Interest	Principal	Balloon Principal	Total Payment
12/1/2010	$14,909,684.40	$81,013.43	$13,662.76	$—	$94,676.19
1/1/2011	$14,898,796.75	$83,637.24	$10,887.66	$—	$94,524.89
2/1/2011	$14,887,844.49	$83,576.16	$10,952.25	$—	$94,528.42
3/1/2011	$14,868,279.16	$75,432.65	$19,565.34	$—	$94,997.99
4/1/2011	$14,857,145.84	$83,404.97	$11,133.32	$—	$94,538.29
5/1/2011	$14,843,102.98	$80,654.05	$14,042.86	$—	$94,696.91
6/1/2011	$14,831,820.29	$83,263.74	$11,282.69	$—	$94,546.43
7/1/2011	$14,817,632.02	$80,516.57	$14,188.27	$—	$94,704.84
8/1/2011	$14,806,198.21	$83,120.86	$11,433.81	$—	$94,554.67
9/1/2011	$14,794,696.57	$83,056.72	$11,501.64	$—	$94,558.37
10/1/2011	$14,780,295.14	$80,315.04	$14,401.43	$—	$94,716.46
11/1/2011	$14,768,639.81	$82,911.42	$11,655.33	$—	$94,566.75
12/1/2011	$14,754,088.78	$80,173.58	$14,551.03	$—	$94,724.62
1/1/2012	$14,742,277.96	$82,764.41	$11,810.81	$—	$94,575.22
2/1/2012	$14,730,397.08	$82,698.16	$11,880.89	$—	$94,579.04
3/1/2012	$14,712,807.23	$77,300.44	$17,589.85	$—	$94,890.29
4/1/2012	$14,700,751.49	$82,532.84	$12,055.74	$—	$94,588.58
5/1/2012	$14,685,810.66	$79,805.04	$14,940.83	$—	$94,745.87
6/1/2012	$14,673,594.75	$82,381.40	$12,215.91	$—	$94,597.31
7/1/2012	$14,658,498.00	$79,657.62	$15,096.75	$—	$94,754.37
8/1/2012	$14,646,120.04	$82,228.18	$12,377.96	$—	$94,606.14
9/1/2012	$14,633,668.65	$82,158.75	$12,451.40	$—	$94,610.15
10/1/2012	$14,618,342.65	$79,440.87	$15,325.99	$—	$94,766.87
11/1/2012	$14,605,726.45	$82,002.93	$12,616.20	$—	$94,619.13
12/1/2012	$14,590,240.02	$79,289.19	$15,486.43	$—	$94,775.61
1/1/2013	$14,577,457.08	$81,845.29	$12,782.94	$—	$94,628.22
2/1/2013	$14,564,598.31	$81,773.58	$12,858.78	$—	$94,632.36
3/1/2013	$14,543,300.73	$73,794.85	$21,297.58	$—	$95,092.43
4/1/2013	$14,530,239.30	$81,581.98	$13,061.43	$—	$94,643.41
5/1/2013	$14,514,319.45	$78,879.39	$15,919.85	$—	$94,799.24
6/1/2013	$14,501,086.07	$81,419.40	$13,233.38	$—	$94,652.78
7/1/2013	$14,484,998.83	$78,721.13	$16,087.24	$—	$94,808.37
8/1/2013	$14,471,591.49	$81,254.93	$13,407.34	$—	$94,662.26
9/1/2013	$14,458,104.61	$81,179.72	$13,486.89	$—	$94,666.60
10/1/2013	$14,441,770.58	$78,487.80	$16,334.02	$—	$94,821.82
11/1/2013	$14,428,106.77	$81,012.43	$13,663.81	$—	$94,676.25
12/1/2013	$14,411,600.51	$78,324.95	$16,506.26	$—	$94,831.21
1/1/2014	$14,397,757.69	$80,843.19	$13,842.82	$—	$94,686.01
2/1/2014	$14,383,832.75	$80,765.54	$13,924.95	$—	$94,690.48
3/1/2014	$14,361,566.47	$72,878.96	$22,266.28	$—	$95,145.24
4/1/2014	$14,347,426.80	$80,562.52	$14,139.67	$—	$94,702.19
5/1/2014	$14,330,457.30	$77,886.97	$16,969.50	$—	$94,856.47
6/1/2014	$14,316,133.05	$80,388.01	$14,324.24	$—	$94,712.25
7/1/2014	$14,298,983.88	$77,717.09	$17,149.18	$—	$94,866.27
8/1/2014	$14,284,472.90	$80,211.46	$14,510.98	$—	$94,722.43
9/1/2014	$14,269,875.83	$80,130.06	$14,597.07	$—	$94,727.13
10/1/2014	$14,252,461.06	$77,465.97	$17,414.77	$—	$94,880.75
11/1/2014	$14,237,674.06	$79,950.48	$14,787.00	$—	$94,737.48
12/1/2014	$14,220,074.40	$77,291.16	$17,599.66	$—	$94,890.83
1/1/2015	$14,205,095.25	$79,768.81	$14,979.15	$—	$94,747.96
2/1/2015	$14,190,027.23	$79,684.78	$15,068.02	$—	$94,752.80
3/1/2015	$14,166,722.36	$71,897.00	$23,304.86	$—	$95,201.87
4/1/2015	$14,151,426.67	$79,469.52	$15,295.69	$—	$94,765.21
5/1/2015	$14,133,331.81	$76,822.96	$18,094.87	$—	$94,917.82

Annex D-2

BONNIE LANE AND NORTHLAKE PORTFOLIO LOAN AMORTIZATION SCHEDULE  (CON'T)

Payment Date	Balance	Interest	Principal	Balloon Principal	Total Payment
6/1/2015	$14,117,838.01	$79,282.22	$15,493.80	$—	$94,776.02
7/1/2015	$14,099,550.29	$76,640.62	$18,287.72	$—	$94,928.34
8/1/2015	$14,083,856.06	$79,092.72	$15,694.23	$—	$94,786.94
9/1/2015	$14,068,068.72	$79,004.68	$15,787.34	$—	$94,792.02
10/1/2015	$14,049,495.24	$76,370.44	$18,573.48	$—	$94,943.92
11/1/2015	$14,033,504.03	$78,811.93	$15,991.21	$—	$94,803.13
12/1/2015	$14,014,732.09	$76,182.80	$18,771.94	$—	$94,954.74
1/1/2016	$13,998,534.64	$78,616.92	$16,197.46	$—	$94,814.38
2/1/2016	$13,982,241.08	$78,526.06	$16,293.56	$—	$94,819.62
3/1/2016	$13,960,498.76	$73,374.36	$21,742.32	$—	$95,116.68
4/1/2016	$13,943,979.53	$78,312.69	$16,519.23	$—	$94,831.92
5/1/2016	$13,924,693.57	$75,696.80	$19,285.96	$—	$94,982.76
6/1/2016	$13,907,961.91	$78,111.84	$16,731.66	$—	$94,843.50
7/1/2016	$13,888,469.15	$75,501.27	$19,492.76	$—	$94,994.03
8/1/2016	$13,871,522.57	$77,908.64	$16,946.58	$13,871,522.57	$13,966,377.79

Annex D-3

[THIS PAGE INTENTIONALLY LEFT BLANK.]

PROSPECTUS

                       MORTGAGE PASS-THROUGH CERTIFICATES
                              (ISSUABLE IN SERIES)

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

                                    DEPOSITOR

                                  -------------

      J.P. Morgan Chase Commercial Mortgage Securities Corp. will periodically offer certificates in one or more series. Each series of certificates will represent the entire beneficial ownership interest in a trust fund.
Distributions on the certificates of any series will be made only from the assets of the related trust fund.

      The certificates of each series will not represent an obligation of the depositor, the sponsor, any servicer or any of their respective affiliates. The certificates and any assets in the related trust fund will be guaranteed or insured by any governmental agency or instrumentality or by any other person only to the extent as specified in the related prospectus supplement.

      The primary assets of the trust fund may include:

      o   multifamily and commercial mortgage loans, including participations therein;

      o   mortgage-backed securities evidencing interests in or secured by multifamily and commercial mortgage loans, including participations therein, and other mortgage-backed securities;

      o   direct obligations of the United States or other government agencies;
          or

      o   a combination of the assets described above.

      If so specified in the related prospectus supplement, a material concentration of the mortgage loans in any trust fund will be secured by hotel/motel properties.

      If so specified in the related prospectus supplement, a material concentration of the mortgage loans in any trust will be secured by self-storage properties.

INVESTING IN THE OFFERED CERTIFICATES INVOLVES RISKS. YOU SHOULD REVIEW THE
INFORMATION APPEARING UNDER THE CAPTION "RISK FACTORS" BEGINNING ON PAGE 9 OF
THIS PROSPECTUS AND IN THE RELATED PROSPECTUS SUPPLEMENT BEFORE PURCHASING ANY
OFFERED CERTIFICATE.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED THESE CERTIFICATES OR PASSED UPON THE
ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
CRIMINAL OFFENSE.

                               SEPTEMBER 22, 2006

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS AND EACH ACCOMPANYING PROSPECTUS SUPPLEMENT

      Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) the accompanying prospectus supplement for each series, which describes the specific terms of the offered certificates. If the terms of the offered certificates vary between this prospectus and the accompanying prospectus supplement, you should rely on the information in the prospectus supplement.

      You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the related prospectus supplement. The information in this prospectus is accurate only as of the date of this prospectus.

      Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption "Index of Defined Terms" beginning on page 129 in this prospectus.

      In this prospectus, the terms "Depositor," "we," "us" and "our" refer to
J.P. Morgan Chase Commercial Mortgage Securities Corp.

      If you require additional information, the mailing address of our principal executive offices is J.P. Morgan Chase Commercial Mortgage Securities
Corp., 270 Park Avenue, New York, New York 10017, and telephone number is (212)
834-9299.

                                       ii

SUMMARY OF PROSPECTUS .........................................................1
RISK FACTORS ..................................................................9
   Risks to the Mortgaged Properties Relating to Terrorist Attacks
      and Foreign Conflicts ...................................................9
   Your Ability to Resell Certificates May Be Limited Because of
      Their Characteristics ...................................................9
   The Assets of the Trust Fund May Not Be Sufficient to Pay
      Your Certificates ......................................................10
   Prepayments of the Mortgage Assets Will Affect the Timing of
      Your Cash Flow and May Affect Your Yield ...............................10
   Ratings Do Not Guarantee Payment and Do Not Address Prepayment Risks.......12
   Commercial and Multifamily Mortgage Loans Have Risks That May

   Mortgaged Properties Leased to Borrowers or Borrower Affiliated

   Failure to Comply with Environmental Law May Result in Additional
      Losses .................................................................21
   Hazard Insurance May Be Insufficient to Cover All Losses on
      Mortgaged Properties ...................................................21
   Poor Property Management May Adversely Affect the Performance
      of the Related Mortgaged Property ......................................22
   Property Value May Be Adversely Affected Even When Current
      Operating Income Is Not ................................................22
   Mortgage Loans Secured by Leasehold Interests May Expose Investors

   One Action Jurisdiction May Limit the Ability of the Servicer to
      Foreclose on a Mortgaged Property ......................................24
   Rights Against Tenants May Be Limited if Leases Are Not
      Subordinate to Mortgage or Do Not Contain Attornment Provisions ........24
   If Mortgaged Properties Are Not in Compliance With Current
      Zoning Laws Restoration Following a Casualty Loss May Be Limited .......25
   Inspections of the Mortgaged Properties Will Be Limited ...................25
   Compliance with Americans with Disabilities Act May Result

   Bankruptcy Proceedings Could Adversely Affect Payments on Your
      Certificates ...........................................................27
   Risks Relating to Enforceability of Yield Maintenance Charges,

   Book-Entry System for Certain Classes May Decrease Liquidity
      and Delay Payment ......................................................29
   Delinquent and Non-Performing Mortgage Loans Could Adversely
      Affect Payments on Your Certificates ...................................30

                                       iii

   In The Event of an Early Termination of a Swap Agreement Due to
      Certain Swap Termination Events, a Trust May Be Required to
      Make a Large Termination Payment to any Related Swap Counterparty ......30
   Your Securities Will Have Greater Risk if an Interest Rate Swap
      Agreement Terminates ...................................................30
   Even if You Do Not Receive Timely Notices, You Will Be Deemed
      To Have Tendered Your Reset Rate Certificates ..........................30
   If a Failed Remarketing Is Declared, You Will Be Required To
      Rely On a Sale Through the Secondary Market If You Wish To Sell

   Distributions on the Certificates in Respect of Prepayment

                                       iv

FEDERAL INCOME TAX CONSEQUENCES FOR CERTIFICATES AS TO WHICH NO REMIC

                                        v

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                              SUMMARY OF PROSPECTUS

      This summary highlights selected information from this document and does not contain all of the information that you need to consider in making an investment decision. Please read this entire prospectus and the accompanying prospectus supplement as well as the terms and provisions of the related pooling and servicing agreement carefully to understand all of the terms of a series of certificates. An Index of Defined Terms is included at the end of this prospectus.

Title of Certificates.............   Mortgage pass-through certificates,
                                     issuable in series.

Depositor.........................   J.P. Morgan Chase Commercial Mortgage
                                     Securities Corp., a wholly owned subsidiary
                                     of JPMorgan Chase Bank, National
                                     Association., a national banking
                                     association, which is a wholly owned
                                     subsidiary of JPMorgan Chase & Co., a
                                     Delaware corporation.

Sponsor...........................   The related prospectus supplement will
                                     identify the sponsor for each series.
                                     JPMorgan Chase Bank, N.A., a national
                                     banking association may be a sponsor. For
                                     more information, see "The Sponsor" in this
                                     prospectus.

Issuing Entity....................   For each series of certificates, a New York
                                     common law trust to be established on the
                                     closing date of the securitization under
                                     the pooling and servicing agreement. For
                                     more information, see "Issuing Entity" in
                                     this prospectus.

Master Servicer...................   The master servicer, if any, for a series
                                     of certificates will be named in the
                                     related prospectus supplement. The master
                                     servicer for any series of certificates may
                                     be an affiliate of the depositor, sponsor
                                     or a special servicer.

Special Servicer..................   One or more special servicers, if any, for
                                     a series of certificates will be named, or
                                     the circumstances under which a special
                                     servicer will be appointed will be
                                     described, in the related prospectus
                                     supplement. A special servicer for any
                                     series of certificates may be an affiliate
                                     of the depositor, sponsor or the master
                                     servicer.

Trustee...........................   The trustee for each series of certificates
                                     will be named in the related prospectus
                                     supplement.

The Trust Assets..................   Each series of certificates will represent
                                     in the aggregate the entire beneficial
                                     ownership interest in a trust fund
                                     consisting primarily of:

A. Mortgage Assets................   The mortgage assets with respect to each
                                     series of certificates will, in general,
                                     consist of a pool of loans secured by liens
                                     on, or security interests in:

                                     o   residential properties consisting of
                                         five or more rental or
                                         cooperatively-owned dwelling units or
                                         shares allocable to a number of those
                                         units and the related leases; or

                                     o   office buildings, shopping centers,
                                         retail stores and establishments,
                                         hotels or motels, nursing homes,
                                         hospitals or other health-care related
                                         facilities, mobile home parks and

                                        1

                                         manufactured housing communities,
                                         warehouse facilities, mini-warehouse
                                         facilities, self-storage facilities,
                                         industrial plants, parking lots, mixed
                                         use or various other types of
                                         income-producing properties described
                                         in this prospectus or unimproved land.

                                     If so specified in the related prospectus
                                     supplement, a trust fund may include
                                     mortgage loans secured by liens on real
                                     estate projects under construction. The
                                     mortgage loans will be guaranteed only to
                                     the extent specified in the related
                                     prospectus supplement. If so specified in
                                     the related prospectus supplement, some
                                     mortgage loans may be delinquent. In no
                                     event will delinquent mortgage loans
                                     comprise 20 percent or more of the trust
                                     fund at the time the mortgage loans are
                                     transferred to the trust fund.

                                     As described in the related prospectus
                                     supplement, a mortgage loan:

                                     o   may provide for no accrual of interest
                                         or for accrual of interest at a
                                         mortgage interest rate that is fixed
                                         over its term or that adjusts from time
                                         to time, or that the borrower may elect
                                         to convert from an adjustable to a
                                         fixed mortgage interest rate, or from a
                                         fixed to an adjustable mortgage
                                         interest rate;

                                     o   may provide for level payments to
                                         maturity or for payments that adjust
                                         from time to time to accommodate
                                         changes in the mortgage interest rate
                                         or to reflect the occurrence of certain
                                         events, and may permit negative
                                         amortization;

                                     o   may be fully amortizing or partially
                                         amortizing or non-amortizing, with a
                                         balloon payment due on its stated
                                         maturity date;

                                     o   may prohibit prepayments over its term
                                         or for a certain period and/or require
                                         payment of a premium or a yield
                                         maintenance penalty in connection with
                                         certain prepayments; and

                                     o   may provide for payments of principal,
                                         interest or both, on due dates that
                                         occur monthly, quarterly, semi-annually
                                         or at another interval specified in the
                                         related prospectus supplement.

                                     Some or all of the mortgage loans in any
                                     trust fund may have been originated by an
                                     affiliate of the depositor. See
                                     "Description of the Trust Funds--Mortgage
                                     Loans" in this prospectus.

                                     If so specified in the related prospectus
                                     supplement, the mortgage assets with
                                     respect to a series of certificates may
                                     also include, or consist of:

                                     o   private mortgage participations,
                                         mortgage pass-through certificates or
                                         other mortgage-backed securities; or

                                        2

                                     o   Certificates insured or guaranteed by
                                         any of the Federal Home Loan Mortgage
                                         Corporation, the Federal National
                                         Mortgage Association, the Governmental
                                         National Mortgage Association or the
                                         Federal Agricultural Mortgage
                                         Corporation.

                                     Each of the above mortgage assets will
                                     evidence an interest in, or will be secured
                                     by a pledge of, one or more mortgage loans
                                     that conform to the descriptions of the
                                     mortgage loans contained in this
                                     prospectus. See "Description of the Trust
                                     Funds--MBS" in this prospectus.

B. Certificate Account............   Each trust fund will include one or more
                                     certificate accounts established and
                                     maintained on behalf of the
                                     certificateholders. The person or persons
                                     designated in the related prospectus
                                     supplement will be required to, to the
                                     extent described in this prospectus and in
                                     that prospectus supplement, deposit all
                                     payments and other collections received or
                                     advanced with respect to the mortgage
                                     assets and any interest rate or currency
                                     swap or interest rate cap, floor or collar
                                     contracts in the trust fund into the
                                     certificate accounts. A certificate account
                                     may be maintained as an interest bearing or
                                     a non-interest bearing account, and its
                                     funds may be held as cash or invested in
                                     certain obligations acceptable to the
                                     rating agencies rating one or more classes
                                     of the related series of offered
                                     certificates. See "Description of the Trust
                                     Funds--Certificate Accounts" and
                                     "Description of the Pooling
                                     Agreements--Certificate Account" in this
                                     prospectus.

C. Other Accounts.................   The prospectus supplement for each trust
                                     will also describe any other accounts
                                     established for such series. These may
                                     include, for any series that contains reset
                                     rate certificates, a remarketing fee
                                     account.

D. Credit Support.................   If so provided in the related prospectus
                                     supplement, partial or full protection
                                     against certain defaults and losses on the
                                     mortgage assets in the related trust fund
                                     may be provided to one or more classes of
                                     certificates of the related series in the
                                     form of subordination of one or more other
                                     classes of certificates of that series,
                                     which other classes may include one or more
                                     classes of offered certificates, or by one
                                     or more other types of credit support, such
                                     as a letter of credit, insurance policy,
                                     guarantee, reserve fund or another type of
                                     credit support described in this
                                     prospectus, or a combination of these
                                     features. The amount and types of any
                                     credit support, the identification of any
                                     entity providing it and related information
                                     will be set forth in the prospectus
                                     supplement for a series of offered
                                     certificates. See "Risk Factors--Credit
                                     Support May Not Cover Losses," "Description
                                     of the Trust Funds--Credit Support" and
                                     "Description of Credit Support" in this
                                     prospectus.

E. Cash Flow Agreements...........   If so provided in the related prospectus
                                     supplement, a trust fund may include
                                     guaranteed investment contracts pursuant to
                                     which moneys held in the funds and accounts
                                     established for the related series will be
                                     invested at a specified rate. The trust
                                     fund may also include interest rate
                                     exchange agreements, interest

                                        3

                                     rate cap or floor agreements, or currency
                                     exchange agreements, all of which are
                                     designed to reduce the effects of interest
                                     rate or currency exchange rate fluctuations
                                     on the mortgage assets or on one or more
                                     classes of certificates. The principal
                                     terms of that guaranteed investment
                                     contract or other agreement, including,
                                     without limitation, provisions relating to
                                     the timing, manner and amount of any
                                     corresponding payments and provisions
                                     relating to their termination, will be
                                     described in the prospectus supplement for
                                     the related series. In addition, the
                                     related prospectus supplement will contain
                                     certain information that pertains to the
                                     obligor under any cash flow agreements of
                                     this type. See "Description of the Trust
                                     Funds--Cash Flow Agreements" in this
                                     prospectus.

Description of Certificates.......   We will offer certificates in one or more
                                     classes of a series of certificates issued
                                     pursuant to a pooling and servicing
                                     agreement or other agreement specified in
                                     the related prospectus supplement. The
                                     certificates will represent in the
                                     aggregate the entire beneficial ownership
                                     interest in the trust fund created by that
                                     agreement.

                                     As described in the related prospectus
                                     supplement, the certificates of each
                                     series, may consist of one or more classes
                                     of certificates that, among other things:

                                     o   are senior or subordinate to one or
                                         more other classes of certificates in
                                         entitlement to certain distributions on
                                         the certificates;

                                     o   are principal-only certificates
                                         entitled to distributions of principal,
                                         with disproportionately small, nominal
                                         or no distributions of interest;

                                     o   are interest-only certificates entitled
                                         to distributions of interest, with
                                         disproportionately small, nominal or no
                                         distributions of principal;

                                     o   provide for distributions of interest
                                         on, or principal of, the certificates
                                         that begin only after the occurrence of
                                         certain events, such as the retirement
                                         of one or more other classes of
                                         certificates of that series;

                                     o   provide for distributions of principal
                                         of the certificates to be made, from
                                         time to time or for designated periods,
                                         at a rate that is faster, or slower
                                         than the rate at which payments or
                                         other collections of principal are
                                         received on the mortgage assets in the
                                         related trust fund;

                                     o   provide for controlled distributions of
                                         principal to be made based on a
                                         specified schedule or other
                                         methodology, subject to available
                                         funds; or

                                     o   provide for distributions based on
                                         collections of prepayment premiums,
                                         yield maintenance penalties or equity
                                         participations on the mortgage assets
                                         in the related trust fund.

                                        4

                                     Each class of certificates, other than
                                     interest-only certificates and residual
                                     certificates which are only entitled to a
                                     residual interest in the trust fund, will
                                     have a stated principal balance. Each class
                                     of certificates, other than principal-only
                                     certificates and residual certificates,
                                     will accrue interest on its stated
                                     principal balance or, in the case of
                                     interest-only certificates, on a notional
                                     amount. Each class of certificates entitled
                                     to interest will accrue interest based on a
                                     fixed, variable, reset rate or adjustable
                                     pass-through interest rate. The related
                                     prospectus supplement will specify the
                                     principal balance, notional amount and/or
                                     fixed pass-through interest rate, or, in
                                     the case of a variable, reset rate or
                                     adjustable pass-through interest rate, the
                                     method for determining that rate, as
                                     applicable, for each class of offered
                                     certificates.

                                     The certificates will be guaranteed or
                                     insured only to the extent specified in the
                                     related prospectus supplement. See "Risk
                                     Factors--The Assets of the Trust Fund May
                                     Not Be Sufficient to Pay Your Certificates"
                                     and "Description of the Certificates" in
                                     this prospectus.

Distributions of Interest on the
  Certificates....................   Interest on each class of offered
                                     certificates, other than certain classes of
                                     principal-only certificates and certain
                                     classes of residual certificates, of each
                                     series will accrue at the applicable fixed,
                                     variable, reset rate or adjustable
                                     pass-through interest rate on the principal
                                     balance or, in the case of certain classes
                                     of interest-only certificates, on the
                                     notional amount, outstanding from time to
                                     time. Interest will be distributed to you
                                     as provided in the related prospectus
                                     supplement on specified distribution dates.
                                     Distributions of interest with respect to
                                     one or more classes of accrual certificates
                                     may not begin until the occurrence of
                                     certain events, such as the retirement of
                                     one or more other classes of certificates,
                                     and interest accrued with respect to a
                                     class of accrual certificates before the
                                     occurrence of that event will either be
                                     added to its principal balance or otherwise
                                     deferred. Distributions of interest with
                                     respect to one or more classes of
                                     certificates may be reduced to the extent
                                     of certain delinquencies, losses and other
                                     contingencies described in this prospectus
                                     and in the related prospectus supplement.
                                     See "Risk Factors--Prepayments of the
                                     Mortgage Assets Will Affect the Timing of
                                     Your Cash Flow and May Affect Your Yield";
                                     "Yield and Maturity Considerations" and
                                     "Description of the
                                     Certificates--Distributions of Interest on
                                     the Certificates" in this prospectus.

Distributions of Principal of the
  Certificates....................   Each class of certificates of each series,
                                     other than certain classes of interest-only
                                     certificates and certain classes of
                                     residual certificates, will have a
                                     principal balance. The principal balance of
                                     a class of certificates will represent the
                                     maximum amount that you are entitled to
                                     receive as principal from future cash flows
                                     on the assets in the related trust fund.

                                        5

                                     Distributions of principal with respect to
                                     one or more classes of certificates may:

                                     o   be made at a rate that is faster, and,
                                         in some cases, substantially faster,
                                         than the rate at which payments or
                                         other collections of principal are
                                         received on the mortgage assets in the
                                         related trust fund;

                                     o   or may be made at a rate that is
                                         slower, and, in some cases,
                                         substantially slower, than the rate at
                                         which payments or other collections of
                                         principal are received on the mortgage
                                         assets in the related trust fund;

                                     o   not commence until the occurrence of
                                         certain events, such as the retirement
                                         of one or more other classes of
                                         certificates of the same series;

                                     o   be made, subject to certain
                                         limitations, based on a specified
                                         principal payment schedule resulting in
                                         a controlled amortization class of
                                         certificates; or

                                     o   be contingent on the specified
                                         principal payment schedule for a
                                         controlled amortization class of the
                                         same series and the rate at which
                                         payments and other collections of
                                         principal on the mortgage assets in the
                                         related trust fund are received.

                                     See "Description of the
                                     Certificates--Distributions of Principal on
                                     the Certificates" in this prospectus.

Advances..........................   If provided in the related prospectus
                                     supplement, if a trust fund includes
                                     mortgage loans, the master servicer, a
                                     special servicer, the trustee, any provider
                                     of credit support and/or any other
                                     specified person may be obligated to make,
                                     or have the option of making, certain
                                     advances with respect to delinquent
                                     scheduled payments of principal and/or
                                     interest on those mortgage loans. Any of
                                     the advances of principal and interest made
                                     with respect to a particular mortgage loan
                                     will be reimbursable from subsequent
                                     recoveries from the related mortgage loan
                                     and otherwise to the extent described in
                                     this prospectus and in the related
                                     prospectus supplement. If provided in the
                                     prospectus supplement for a series of
                                     certificates, any entity making these
                                     advances may be entitled to receive
                                     interest on those advances while they are
                                     outstanding, payable from amounts in the
                                     related trust fund. If a trust fund
                                     includes mortgage participations,
                                     pass-through certificates or other
                                     mortgage-backed securities, any comparable
                                     advancing obligation will be described in
                                     the related prospectus supplement. See
                                     "Description of the Certificates--Advances
                                     in Respect of Delinquencies" in this
                                     prospectus.

Termination.......................   If so specified in the related prospectus
                                     supplement, the mortgage assets in the
                                     related trust fund may be sold, causing an
                                     early termination of a series of
                                     certificates in the manner set forth in the
                                     prospectus supplement. If so provided in
                                     the related prospectus supplement, upon the
                                     reduction of the principal balance of a
                                     specified class or classes of certificates
                                     by a specified percentage or amount, the
                                     party specified in the

                                        6

                                     prospectus supplement may be authorized or
                                     required to bid for or solicit bids for the
                                     purchase of all of the mortgage assets of
                                     the related trust fund, or of a sufficient
                                     portion of the mortgage assets to retire
                                     the class or classes, as described in the
                                     related prospectus supplement. See
                                     "Description of the
                                     Certificates--Termination" in this
                                     prospectus.

Registration of Book-Entry
  Certificates....................   If so provided in the related prospectus
                                     supplement, one or more classes of the
                                     offered certificates of any series will be
                                     book-entry certificates offered through the
                                     facilities of The Depository Trust Company.
                                     Each class of book-entry certificates will
                                     be initially represented by one or more
                                     certificates registered in the name of a
                                     nominee of The Depository Trust Company. No
                                     person acquiring an interest in a class of
                                     book-entry certificates will be entitled to
                                     receive definitive certificates of that
                                     class in fully registered form, except
                                     under the limited circumstances described
                                     in this prospectus. See "Risk
                                     Factors--Book-Entry System for Certain
                                     Classes May Decrease Liquidity and Delay
                                     Payment" and "Description of the
                                     Certificates--Book-Entry Registration and
                                     Definitive Certificates" in this
                                     prospectus.

Certain Federal Income Tax
  Consequences ...................   The federal income tax consequences to
                                     certificateholders will vary depending on
                                     whether one or more elections are made to
                                     treat the trust fund or specified portions
                                     of the trust fund as one or more "real
                                     estate mortgage investment conduits" (each,
                                     a "REMIC") under the provisions of the
                                     Internal Revenue Code. The prospectus
                                     supplement for each series of certificates
                                     will specify whether one or more REMIC
                                     elections will be made. See "Certain
                                     Federal Income Tax Consequences" in this
                                     prospectus.

Certain ERISA Considerations......   If you are a fiduciary of any retirement
                                     plans or certain other employee benefit
                                     plans and arrangements, including
                                     individual retirement accounts, annuities,
                                     Keogh plans, and collective investment
                                     funds and insurance company general and
                                     separate accounts in which those plans,
                                     accounts, annuities or arrangements are
                                     invested, that are subject to ERISA or
                                     Section 4975 of the Internal Revenue Code,
                                     you should carefully review with your legal
                                     advisors whether the purchase or holding of
                                     offered certificates could give rise to a
                                     transaction that is prohibited or is not
                                     otherwise permissible either under ERISA or
                                     the Internal Revenue Code. See "Certain
                                     ERISA Considerations" in this prospectus
                                     and in the related prospectus supplement.

Legal Investment..................   The applicable prospectus supplement will
                                     specify whether the offered certificates
                                     will constitute "mortgage related
                                     securities" for purposes of the Secondary
                                     Mortgage Market Enhancement Act of 1984, as
                                     amended. If your investment activities are
                                     subject to legal investment laws and
                                     regulations, regulatory capital
                                     requirements or review by regulatory
                                     authorities, then you may be subject to
                                     restrictions on investment in the offered
                                     certificates. You should consult your own
                                     legal advisors for assistance in
                                     determining the suitability and
                                     consequences to

                                        7

                                     you of the purchase, ownership and sale of
                                     the offered certificates. See "Legal
                                     Investment" in this prospectus and in the
                                     related prospectus supplement.

Rating............................   At their dates of issuance, each class of
                                     offered certificates will be rated at least
                                     investment grade by one or more nationally
                                     recognized statistical rating agencies. See
                                     "Rating" in this prospectus and "Ratings"
                                     in the related prospectus supplement.

                                        8

                                  RISK FACTORS

      You should carefully consider the following risks and the risks described under "Risk Factors" in the prospectus supplement for the applicable series of certificates before making an investment decision. In particular, distributions on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Thus, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

RISKS TO THE MORTGAGED PROPERTIES RELATING TO TERRORIST ATTACKS AND FOREIGN
 CONFLICTS

      The terrorist attacks on the World Trade Center and the Pentagon on
September 11, 2001 suggest the possibility that large public areas such as shopping malls or large office buildings could become the target of terrorist attacks in the future. The occurrence or the possibility of such attacks could
(i) lead to damage to one or more of the mortgaged properties if any such attacks occur, (ii) result in higher costs for insurance premiums, particularly for large properties which could adversely affect the cash flow at such mortgaged properties, or (iii) impact leasing patterns or shopping patterns which could adversely impact leasing revenue and mall traffic and percentage rent. As a result, the ability of the mortgaged properties to generate cash flow may be adversely affected.

      With respect to shopping patterns, attacks in the United States, incidents of terrorism occurring outside the United States and the military conflicts in
Iraq and elsewhere may continue to significantly reduce air travel throughout the United States, and, therefore, continue to have a negative effect on revenues in areas heavily dependent on tourism. The decrease in air travel may have a negative effect on certain of the mortgaged properties located in areas heavily dependent on tourism, which could reduce the ability of the affected mortgaged properties to generate cash flow.

      The United States continues to maintain a military presence in Iraq and
Afghanistan. It is uncertain what effect the activities of the United States in
Iraq, Afghanistan or any future conflict with any other country or group will have on domestic and world financial markets, economies, real estate markets, insurance costs or business segments. Foreign or domestic conflict of any kind could have an adverse effect on the performance of the mortgaged properties.

YOUR ABILITY TO RESELL CERTIFICATES MAY BE LIMITED BECAUSE OF THEIR
 CHARACTERISTICS

      We cannot assure you that a secondary market for the certificates will develop or, if it does develop, that it will provide you with liquidity of investment or will continue for the life of your certificates. The prospectus supplement for any series of offered certificates may indicate that an underwriter intends to make a secondary market in those offered certificates;
however, no underwriter will be obligated to do so. Any resulting secondary market may provide you with less liquidity than any comparable market for certificates that evidence interests in single-family mortgage loans.

      The primary source of ongoing information regarding the offered certificates of any series, including information regarding the status of the related mortgage assets and any credit support for your certificates, will be the periodic reports delivered to you. See "Description of the
Certificates--Reports to Certificateholders" in this prospectus. We cannot assure you that any additional ongoing information regarding your certificates will be available through any other source. The limited nature of the available information in respect of a series of offered certificates may adversely affect its liquidity, even if a secondary market for those certificates does develop.

      Even if a secondary market does develop with respect to any series or class of certificates, the market value of those certificates will be affected by several factors, including:

      o   The perceived liquidity of the certificates;

                                        9

      o   The anticipated cash flow of the certificates, which may vary widely depending upon the prepayment and default assumptions applied in respect of the underlying mortgage loans and prevailing interest rates;

      o   The price payable at any given time in respect of certain classes of offered certificates may be extremely sensitive to small fluctuations in prevailing interest rates, particularly, for a class with a relatively long average life, a companion class to a controlled amortization class, a class of interest-only certificates or principal-only certificates; and

      o   The relative change in price for an offered certificate in response to an upward or downward movement in prevailing interest rates may not equal the relative change in price for that certificate in response to an equal but opposite movement in those rates. Accordingly, the sale of your certificates in any secondary market that may develop may be at a discount from the price you paid.

      We are not aware of any source through which price information about the offered certificates will be generally available on an ongoing basis.

      You will generally have no redemption rights, and the certificates of each series will be subject to early retirement only under certain specified circumstances described in this prospectus and in the related prospectus supplement. See "Description of the Certificates--Termination" in this prospectus.

THE ASSETS OF THE TRUST FUND MAY NOT BE SUFFICIENT TO PAY YOUR CERTIFICATES

      If not described in the related prospectus supplement,

      o   The certificates of any series and the mortgage assets in the related trust fund will not be guaranteed or insured by the depositor or any of its affiliates, by any governmental agency or
          instrumentality or by any other person or entity; and

      o   The certificates of any series will not represent a claim against or security interest in the trust funds for any other series.

      Accordingly, if the related trust fund has insufficient assets to make payments on a series of offered certificates, no other assets will be available to make those payments. Additionally, certain amounts on deposit from time to time in certain funds or accounts constituting part of a trust fund may be withdrawn under certain conditions, as described in the related prospectus supplement, for purposes other than the payment of principal of or interest on the related series of certificates. If so provided in the prospectus supplement for a series of certificates consisting of one or more classes of subordinate certificates, if losses or shortfalls in collections have occurred with respect to any distribution date, all or a portion of the amount of these losses or shortfalls will be borne first by one or more classes of the subordinate certificates, and, thereafter, by the remaining classes of certificates in the priority and manner specified in the prospectus supplement.

PREPAYMENTS OF THE MORTGAGE ASSETS WILL AFFECT THE TIMING OF YOUR CASH FLOW AND
 MAY AFFECT YOUR YIELD

      As a result of, among other things, prepayments on the mortgage loans in any trust fund, the amount and timing of distributions of principal and/or interest on the offered certificates of the related series may be highly unpredictable. Prepayments on the mortgage loans in any trust fund will result in a faster rate of principal payments on one or more classes of the related series of certificates than if payments on those mortgage loans were made as scheduled. Thus, the prepayment experience on the mortgage loans in a trust fund may affect the average life of one or more classes of offered certificates of the related series.

      The rate of principal payments on pools of mortgage loans varies among pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors. For

                                       10

example, if prevailing interest rates fall significantly below the mortgage interest rates of the mortgage loans included in a trust fund, then, subject to, among other things, the particular terms of the mortgage loans and the ability of borrowers to get new financing, principal prepayments on those mortgage loans are likely to be higher than if prevailing interest rates remain at or above the rates on those mortgage loans. Conversely, if prevailing interest rates rise significantly above the mortgage interest rates of the mortgage loans included in a trust fund, then principal prepayments on those mortgage loans are likely to be lower than if prevailing interest rates remain at or below the rates on those mortgage loans. We cannot assure you as to the actual rate of prepayment on the mortgage loans in any trust fund or that the rate of prepayment will conform to any model described in this prospectus or in any prospectus supplement. As a result, depending on the anticipated rate of prepayment for the mortgage loans in any trust fund, the retirement of any class of certificates of the related series could occur significantly earlier or later than expected.

      The extent to which prepayments on the mortgage loans in any trust fund ultimately affect the average life of your certificates will depend on the terms of your certificates.

      o   A class of certificates that entitles the holders of those certificates to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund increases the "call risk"
          or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

      o   A class of certificates that entitles the holders of the
          certificates to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund increases the likelihood of "extension risk" or an extended average life of that class if the rate of prepayment is relatively slow.

      As described in the related prospectus supplement, the respective entitlements of the various classes of certificate of any series to receive payments, especially prepayments, of principal of the mortgage loans in the related trust fund may vary based on the occurrence of certain events such as the retirement of one or more classes of certificates of that series, or subject to certain contingencies such as the rate of prepayments and defaults with respect to those mortgage loans.

      A series of certificates may include one or more controlled amortization classes, which will entitle you to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for those certificates. Prepayment risk with respect to a given pool of mortgage assets does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, and as more specifically described in the related prospectus supplement, a companion class may entitle you to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, or may entitle you to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow. As described in the related prospectus supplement, a companion class absorbs some (but not all) of the "call risk" and/or "extension risk" that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

      A series of certificates may include one or more classes of offered certificates offered at a premium or discount. Yields on those classes of certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the mortgage loans in the related trust fund. Where the amount of interest payable with respect to a class is disproportionately large, as compared to the amount of principal, as with certain classes of interest-only certificates, you might fail to recover your original investment under some prepayment scenarios. The extent to which the yield to maturity of any class of offered certificates may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and the amount and timing of distributions on those certificates. You should consider, in the

                                       11

case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield. See "Yield and Maturity Considerations" in this prospectus.

RATINGS DO NOT GUARANTEE PAYMENT AND DO NOT ADDRESS PREPAYMENT RISKS

      Any rating assigned to a class of offered certificates by a rating agency will only reflect its assessment of the probability that you will receive payments to which you are entitled. This rating will not constitute an assessment of the probability that:

      o   principal prepayments on the related mortgage loans will be made;

      o   the degree to which the rate of prepayments might differ from the rate of prepayments that was originally anticipated; or

      o   the likelihood of early optional termination of the related trust fund.

      Furthermore, the rating will not address the possibility that prepayment of the related mortgage loans at a higher or lower rate than you anticipated may cause you to experience a lower than anticipated yield or that if you purchase a certificate at a significant premium you might fail to recover your initial investment under certain prepayment scenarios.

      The amount, type and nature of credit support, if any, provided with respect to a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of the certificates of that series. These criteria are sometimes based upon analysis of the behavior of mortgage loans in a larger group. However, we cannot assure you that the historical data supporting that analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans. In other cases, the criteria may be based upon determinations of the values of the mortgaged properties that provide security for the mortgage loans in the related trust fund. However, we cannot assure you that those values will not decline in the future. See "Description of
Credit Support" and "Rating" in this prospectus.

COMMERCIAL AND MULTIFAMILY MORTGAGE LOANS HAVE RISKS THAT MAY AFFECT PAYMENTS ON
 YOUR CERTIFICATES

      A description of risks associated with investments in mortgage loans is included under "Certain Legal Aspects of Mortgage Loans" in this prospectus.
Commercial and multifamily lending generally exposes the lender to a greater risk of loss than one to four family residential lending. Commercial and multifamily lending typically involves larger loans to single borrowers or groups of related borrowers than residential one to four family mortgage loans.
Further, the repayment of loans secured by income producing properties is typically dependent upon the successful operation of the related real estate project. See "Description of the Trust Funds--Mortgage Loans--Default and Loss
Considerations with Respect to the Mortgage Loans" in this prospectus. If the cash flow from the project is reduced (for example, if leases are not obtained or renewed or rental, hotel room or occupancy rates decline or real estate tax rates or other operating expenses increase), the borrower's ability to repay the loan may be impaired. Commercial and multifamily real estate can be affected significantly by the supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions.
Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender that impact the cash flow of the property. For example, some laws, such as the Americans with
Disabilities Act, may require modifications to properties, and rent control laws may limit rent collections in the case of multifamily properties. A number of the mortgage loans may be secured by liens on owner occupied mortgaged properties or on mortgaged properties leased to a single tenant or a small number of significant tenants. Accordingly, a decline in the financial condition of the borrower or a significant tenant, as applicable, may have a disproportionately greater effect on the net

                                       12

operating income from those mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants.

      The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

      o   the age, design and construction quality of the properties;

      o   perceptions regarding the safety, convenience and attractiveness of the properties;

      o   the characteristics of the neighborhood where the property is located;

      o   the proximity and attractiveness of competing properties;

      o   the adequacy of the property's management and maintenance;

      o   increases in interest rates, real estate taxes and other operating expenses at the mortgaged property and in relation to competing properties;

      o   an increase in the capital expenditures needed to maintain the properties or make improvements;

      o   dependence upon a single tenant, or a concentration of tenants in a particular business or industry;

      o   a decline in the financial condition of a major tenant;

      o   an increase in vacancy rates; and

      o   a decline in rental rates as leases are renewed or entered into with new tenants.

      Other factors are more general in nature, such as:

      o   national, regional or local economic conditions, including plant closings, military base closings, industry slowdowns and unemployment rates;

      o   local real estate conditions, such as an oversupply of retail space, office space, multifamily housing or hotel capacity;

      o   demographic factors;

      o   consumer confidence;

      o   consumer tastes and preferences; and

      o   retroactive changes in building codes.

      The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

      o   the length of tenant leases;

      o   the creditworthiness of tenants;

      o   in the case of rental properties, the rate at which new rentals occur;
          and

      o   the property's "operating leverage" which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

                                       13

      A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources, such as short-term or month to month leases, and may lead to higher rates of delinquency or defaults.

      Furthermore, the value of any mortgaged property may be adversely affected by risks generally incident to interests in real property, including:

      o   Changes in general or local economic conditions and/or specific industry segments;

      o   Declines in real estate values;

      o   Declines in rental or occupancy rates;

      o   Increases in interest rates, real estate tax rates and other operating expenses;

      o   Changes in governmental rules, regulations and fiscal policies, including environmental legislation;

      o   Acts of God; and

      o   Other factors beyond the control of a master servicer or special servicer.

      The type and use of a particular mortgaged property may present additional risk. For instance:

      o   Mortgaged properties that operate as hospitals and nursing homes may present special risks to lenders due to the significant governmental regulation of the ownership, operation, maintenance and financing of health care institutions.

      o   Hotel and motel properties are often operated pursuant to franchise, management or operating agreements that may be terminable by the franchisor or operator. Moreover, the transferability of a hotel's operating, liquor and other licenses upon a transfer of the hotel, whether through purchase or foreclosure, is subject to local law requirements.

      o   The ability of a borrower to repay a mortgage loan secured by shares allocable to one or more cooperative dwelling units may depend on the ability of the dwelling units to generate sufficient rental income, which may be subject to rent control or stabilization laws, to cover both debt service on the loan as well as maintenance charges to the cooperative. Further, a mortgage loan secured by cooperative shares is subordinate to the mortgage, if any, on the cooperative apartment building.

      The economic performance of mortgage loans that are secured by full service hotels, limited service hotels, hotels associated with national franchise chains, hotels associated with regional franchise chains and hotels that are not affiliated with any franchise chain but may have their own brand identity, are affected by various factors, including:

      o   Adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

      o   Construction of competing hotels or resorts;

      o   Continuing expenditures for modernizing, refurbishing, and maintaining existing facilities prior to the expiration of their anticipated useful lives;

      o   Deterioration in the financial strength or managerial capabilities of the owner and operator of a hotel; and

                                       14

      o   Changes in travel patterns caused by changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors.

      Additionally, the hotel and lodging industry is generally seasonal in nature and this seasonality can be expected to cause periodic fluctuations in room and other revenues, occupancy levels, room rates and operating expenses.
The demand for particular accommodations may also be affected by changes in travel patterns caused by changes in energy prices, strikes, relocation of highways, the construction of additional highways and other factors.

      The viability of any hotel property that is the franchisee of a national or regional chain depends in part on the continued existence and financial strength of the franchisor, the public perception of the franchise service mark and the duration of the franchise licensing agreements. The transferability of franchise license agreements may be restricted and, in the event of a foreclosure on that hotel property, the property would not have the right to use the franchise license without the franchisor's consent. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Further, in the event of a foreclosure on a hotel property, it is unlikely that the trustee (or servicer or special servicer) or purchaser of that hotel property would be entitled to the rights under any existing liquor license for that hotel property. It is more likely that those persons would have to apply for new licenses. We cannot assure you that a new license could be obtained or that it could be obtained promptly.

      Other multifamily properties, hotels, retail properties, office buildings, mobile home parks and manufactured housing communities, nursing homes and self-storage facilities located in the areas of the mortgaged properties compete with the mortgaged properties to attract residents and customers. The leasing of real estate is highly competitive. The principal means of competition are price, location and the nature and condition of the facility to be leased. A borrower under a mortgage loan competes with all lessors and developers of comparable types of real estate in the area in which the mortgaged property is located.
Those lessors or developers could have lower rentals, lower operating costs, more favorable locations or better facilities. While a borrower under a mortgage loan may renovate, refurbish or expand the mortgaged property to maintain it and remain competitive, that renovation, refurbishment or expansion may itself entail significant risk. Increased competition could adversely affect income from and market value of the mortgaged properties. In addition, the business conducted at each mortgaged property may face competition from other industries and industry segments.

      Self-storage properties are considered vulnerable to competition, because both acquisition costs and break-even occupancy are relatively low. The conversion of self-storage facilities to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the self-storage mortgaged properties becomes unprofitable due to decreased demand, competition, age of improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that self-storage mortgaged property may be substantially less, relative to the amount owing on the mortgage loan, than would be the case if the self-storage mortgaged property were readily adaptable to other uses. Tenant privacy and efficient access may heighten environmental risks.

      It is anticipated that some or all of the mortgage loans included in any trust fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to that mortgage loan, recourse in the event of borrower default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the borrower and its assets generally, we cannot assure you that enforcement of those recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery in respect of a defaulted mortgage loan in excess of the liquidation value of the related mortgaged property. See "Certain
Legal Aspects of Mortgage Loans--Foreclosure" in this prospectus.

      Further, the concentration of default, foreclosure and loss risks in individual mortgage loans in a particular trust fund will generally be greater than for pools of single-family loans because mortgage loans

                                       15

in a trust fund will generally consist of a smaller number of higher balance loans than would a pool of single-family loans of comparable aggregate unpaid principal balance.

THE BORROWER'S FORM OF ENTITY MAY CAUSE SPECIAL RISKS

      Most of the borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail risks of loss greater than those of mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most of the entities generally, but not in all cases, do not have personal assets and creditworthiness at stake. The terms of the mortgage loans generally, but not in all cases, require that the borrowers covenant to be single-purpose entities, although in many cases the borrowers are not required to observe all covenants and conditions that typically are required in order for them to be viewed under standard rating agency criteria as "special purpose entities." In general, but not in all cases, borrowers' organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or properties and limit the borrowers' ability to incur additional indebtedness. These provisions are designed to mitigate the possibility that the borrowers' financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan in the pool. However, we cannot assure you that the related borrowers will comply with these requirements. Also, although a borrower may currently be a single purpose entity, that borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a "single purpose entity." The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage. Borrowers that are not special purpose entities structured to limit the possibility of becoming insolvent or bankrupt, may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because the borrowers may be:

      o   operating  entities with a business distinct from the operation of the property with the associated liabilities and risks of operating an ongoing business; or

      o   individuals that have personal liabilities unrelated to the property.

      However, any borrower, even a special purpose entity structured to be bankruptcy-remote, as an owner of real estate will be subject to certain potential liabilities and risks. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against the borrower or corporate or individual general partner or managing member.

      Furthermore, with respect to any related borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of the borrowers with those of the parent. Consolidation of the assets of the borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates. See "Certain Legal Aspects of Mortgage
Loans--Bankruptcy Laws" in this prospectus.

ABILITY TO INCUR OTHER BORROWINGS ENTAILS RISK

      When a mortgage loan borrower (or its constituent members) also has one or more other outstanding loans (even if they are subordinated or mezzanine loans), the trust is subjected to additional risk. The borrower may have difficulty servicing and repaying multiple loans. The existence of another loan generally also will make it more difficult for the borrower to obtain refinancing of the mortgage loan and may thereby jeopardize repayment of the mortgage loan.
Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property.

      Additionally, if the borrower, or its constituent members, defaults on the mortgage loan and/or any other loan, actions taken by other lenders such as a foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the trust, including the mortgaged property, or stay the trust's ability to foreclose during the course of the bankruptcy case.
The bankruptcy of another

                                       16

lender also may operate to stay foreclosure by the trust. The trust may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

      In this regard, the mortgage loans generally prohibit borrowers from incurring any additional debt secured by their mortgaged property without the consent of the lender. However, no investigations, searches or inquiries to determine the existence or status of any subordinate secured financing with respect to any of the mortgaged properties have been made at any time since origination of the related mortgage loan. We cannot assure you that any of the borrowers have complied with the restrictions on indebtedness in the related mortgage loan documents.

      The mortgage loan documents generally place certain restrictions on the transfer and/or pledge of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgage loans generally permit, subject to certain limitations, the transfer or pledge of less than a controlling portion of the limited partnership or non-managing member equity or other interests in a borrower.
Certain of the mortgage loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage or control limitation or requiring the consent of the mortgagee to any such transfer.
Moreover, in general, mortgage loans with borrowers that do not meet single purpose entity criteria may not restrict in any way the incurrence by the relevant borrower of mezzanine debt. See "--The Borrower's Form of Entity May
Cause Special Risks" above and "Risk Factors--The Borrower's Form of Entity May
Cause Special Risks" in the prospectus supplement. Certain of the mortgage loans permit mezzanine debt, secured by pledges of ownership interests in the borrower, in the future subject to criteria set forth in the mortgage loan documents.

      Mezzanine debt is debt that is incurred by the owner of equity in one or more borrowers and is secured by a pledge of the equity ownership interests in such borrowers. Because mezzanine debt is secured by the obligor's equity interest in the related borrowers, such financing effectively reduces the obligor's economic stake in the related mortgaged property. The existence of mezzanine debt may reduce cash flow on the borrower's mortgaged property after the payment of debt service or result in liquidity pressures if the mezzanine debt matures or becomes payable prior to the maturity of the mortgage loan, and may thus increase the likelihood that the owner of a borrower will permit the value or income producing potential of a mortgaged property to fall and may create a greater risk that a borrower will default on the mortgage loan secured by a mortgaged property whose value or income is relatively weak. In addition, the current and any future mezzanine lender may have cure rights with respect to the related mortgage loan and/or an option to purchase the mortgage loan after a default pursuant to an intercreditor agreement.

      Generally, upon a default under mezzanine debt, the holder of such mezzanine debt would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such mezzanine debt.
Although such transfer of equity may not trigger the due on sale clause under the related mortgage loan, it could cause a change of control in the borrower and/or cause the obligor under such mezzanine debt to file for bankruptcy, which could negatively affect the operation of the related mortgaged property and such borrower's ability to make payments on the related mortgage loan in a timely manner.

      See "Description of the Mortgage Pool--General" in the prospectus supplement and "Certain Legal Aspects of Mortgage Loans--Subordinate Financing"
in this prospectus.

                                       17

BORROWERS MAY BE UNABLE TO MAKE BALLOON PAYMENTS

      Certain of the mortgage loans included in a trust fund may be non-amortizing or only partially amortizing over their terms to maturity and, thus, will require substantial principal payments (that is, balloon payments) at their stated maturity. In addition, fully amortizing mortgage loans which may pay interest on an "actual/360" basis but have fixed monthly payments may, in effect, have a small payment due at maturity.

      Mortgage loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property. A borrower's ability to repay a loan on its stated maturity date or anticipated repayment date typically will depend upon its ability either to refinance the loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower's ability to achieve either of these goals will be affected by a number of factors, including:

      o   The fair market value of the related mortgaged property;

      o   The level of available mortgage interest rates at the time of sale or refinancing;

      o   The borrower's equity in the related mortgaged property;

      o   The borrower's financial condition;

      o   The operating history and occupancy level of the related mortgaged property;

      o   Tax laws with respect to certain residential properties;

      o   Reductions in government assistance/rent subsidy programs;

      o   Medicaid and Medicare reimbursement rates, with respect to hospitals and nursing homes;

      o   Prevailing general and regional economic conditions; and

      o   The availability of, and competition for, credit for loans secured by multifamily or commercial real properties generally.

      Neither the depositor nor any of its affiliates will be required to refinance any mortgage loan.

      If described in this prospectus and in the related prospectus supplement, to maximize recoveries on defaulted mortgage loans, the master servicer or a special servicer may, within prescribed limits, extend and modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable.
While a master servicer or a special servicer generally will be required to determine that any extension or modification is reasonably likely to produce a greater recovery, taking into account the time value of money, than liquidation, we cannot assure you that any extension or modification will in fact increase the present value of receipts from or proceeds of the affected mortgage loans.

CREDIT SUPPORT MAY NOT COVER LOSSES

      The prospectus supplement for a series of certificates will describe any credit support provided for those certificates. Any use of credit support will be subject to the conditions and limitations described in this prospectus and in the related prospectus supplement, and may not cover all potential losses or risks. For example, it may or may not cover fraud or negligence by a mortgage loan originator or other parties.

      A series of certificates may include one or more classes of subordinate certificates, if so provided in the related prospectus supplement. Although subordination is intended to reduce the risk to holders of senior certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances described in the related prospectus supplement. In

                                       18

addition, if principal payments on one or more classes of certificates of a series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related credit support may be exhausted before the principal of the later paid classes of certificates of that series has been repaid in full. As a result, the impact of losses and shortfalls experienced with respect to the mortgage assets may fall primarily upon those subordinate classes of certificates. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series.

      The amount of any applicable credit support supporting one or more classes of offered certificates, including the subordination of one or more classes of certificates, will be determined on the basis of criteria established by each rating agency rating those classes of certificates. Such criteria will be based on an assumed level of defaults, delinquencies and losses on the underlying mortgage assets and certain other factors. However, we cannot assure you that the default, delinquency or loss experience on the related mortgage assets will not exceed the assumed levels. See "--Ratings Do Not Guarantee Payment and Do
Not Address Prepayment Risks," "Description of the Certificates" and
"Description of Credit Support" in this prospectus.

TENANT CONCENTRATION ENTAILS RISK

      A deterioration in the financial condition of a tenant can be particularly significant if a mortgaged property is wholly or significantly owner-occupied or leased to a single tenant or if any tenant makes up a significant portion of the rental income. Mortgaged properties that are wholly or significantly owner occupied or leased to a single tenant or tenants that make up a significant portion of the rental income also are more susceptible to interruptions of cash flow if the owner occupier's business operations are negatively impacted or if such a tenant fails to renew its lease. This is so because the financial effect of the absence of operating income or rental income may be severe; more time may be required to re-lease the space; and substantial capital costs may be incurred to make the space appropriate for replacement tenants.

      Retail and office properties also may be adversely affected if there is a concentration of particular tenants among the mortgaged properties or of tenants in a particular business or industry.

CERTAIN ADDITIONAL RISKS RELATING TO TENANTS

      The income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

      o   space in the mortgaged properties could not be leased or re leased;

      o   leasing or re leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;

      o   substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

      o   tenants were unwilling or unable to meet their lease obligations;

      o   a significant tenant were to become a debtor in a bankruptcy case;

      o   a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease; or

      o   rental payments could not be collected for any other reason.

                                       19

      Repayment of the mortgage loans secured by retail, office and industrial properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms.
Certain of the mortgaged properties may be leased in whole or in part by government sponsored tenants who have the right to rent reductions or to cancel their leases at any time or for lack of appropriations. Additionally, mortgaged properties may have concentrations of leases expiring at varying rates in varying percentages.

      In addition, certain properties may have tenants that are paying rent but are not in occupancy or may have vacant space that is not leased, and in certain cases, the occupancy percentage could be less than 80%. Any such "dark" space may cause the property to be less desirable to other potential tenants and the related tenant may be more likely to default in its obligations under the lease.
We cannot assure you that those tenants will continue to fulfill their lease obligations or that the space will be relet. Additionally, certain tenants may have a right to a rent abatement or the right to cancel their lease if certain major tenants at the mortgaged property vacate or go dark.

      Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the mortgaged properties. Moreover, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the related mortgaged property.

      Additionally, in certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions
(provisions requiring the tenant to recognize as landlord under the lease a successor owner following foreclosure), the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure.
Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated.

MORTGAGED PROPERTIES LEASED TO MULTIPLE TENANTS ALSO HAVE RISKS

      If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for debt service payments. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.

MORTGAGED PROPERTIES LEASED TO BORROWERS OR BORROWER AFFILIATED ENTITIES ALSO
 HAVE RISKS

      If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, a deterioration in the financial condition of the borrower or its affiliates can be particularly significant to the borrower's ability to perform under the mortgage loan as it can directly interrupt the cash flow from the mortgaged property if the borrower or its affiliate's financial condition worsens, which risk may be mitigated when mortgaged properties are leased to unrelated third parties.

TENANT BANKRUPTCY ENTAILS RISKS

      The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail, office and industrial properties may adversely affect the income produced by a mortgaged property. Under the federal bankruptcy code a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant (absent collateral securing the claim). The claim would be limited to the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises), which are unrelated to the rejection, plus the greater of one year's rent or 15% of the remaining reserved rent (but not more than three years' rent).

                                       20

ASSIGNMENT OF LEASES AND RENTS MAY BE LIMITED BY STATE LAW

      Each mortgage loan included in any trust fund secured by mortgaged property that is subject to leases typically will be secured by an assignment of leases and rents pursuant to which the borrower assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged property, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected.
See "Certain Legal Aspects of Mortgage Loans--Leases and Rents" in this prospectus.

FAILURE TO COMPLY WITH ENVIRONMENTAL LAW MAY RESULT IN ADDITIONAL LOSSES

      Under federal law and the laws of certain states, contamination of real property may give rise to a lien on the property to assure or reimburse the costs of cleanup. In several states, that lien has priority over an existing mortgage lien on that property. In addition, under various federal, state and local laws, ordinances and regulations, an owner or operator of real estate may be liable for the costs of removal or remediation of hazardous substances or toxic substances on, in or beneath the property. This liability may be imposed without regard to whether the owner knew of, or was responsible for, the presence of those hazardous or toxic substances. The costs of any required remediation and the owner or operator's liability for them as to any property are generally not limited under these laws, ordinances and regulations and could exceed the value of the mortgaged property and the aggregate assets of the owner or operator. In addition, as to the owners or operators of mortgaged properties that generate hazardous substances that are disposed of at "off-site" locations, the owners or operators may be held strictly, jointly and severally liable if there are releases or threatened releases of hazardous substances at the off-site locations where that person's hazardous substances were disposed.

      Under some environmental laws, such as the federal Comprehensive
Environmental Response, Compensation, and Liability Act of 1980, as amended, as well as some state laws, a secured lender (such as the trust) may be liable as an "owner" or "operator" for the costs of dealing with hazardous substances affecting a borrower's or neighboring property, if agents or employees of the lender have participated in the management of the borrower's property. This liability could exist even if a previous owner caused the environmental damage.
The trust's potential exposure to liability for cleanup costs may increase if the trust actually takes possession of a borrower's property, or control of its day-to-day operations, as for example through the appointment of a receiver. See
"Certain Legal Aspects of Mortgage Loans--Environmental Risks" in this prospectus.

HAZARD INSURANCE MAY BE INSUFFICIENT TO COVER ALL LOSSES ON MORTGAGED PROPERTIES

      The master servicer for the related trust fund will generally be required to cause the borrower on each mortgage loan in that trust fund to maintain the insurance coverage in respect of the related mortgaged property required under the related mortgage, including hazard insurance. The master servicer may satisfy its obligation to cause hazard insurance to be maintained with respect to any mortgaged property through acquisition of a blanket policy. However, we cannot assure you that the amount of insurance maintained will be sufficient to insure against all losses on the mortgaged properties.

      In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the mortgaged property by:

      o   fire;

      o   lightning;

      o   explosion;

                                       21

      o   smoke;

      o   windstorm and hail; and

      o   riot, strike and civil commotion.

      Each subject to the conditions and exclusions specified in each policy.

      The policies covering the mortgaged properties will be underwritten by different insurers under different state laws, and therefore will not contain identical terms and conditions. However, most policies do not typically cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, wet or dry rot, vermin, domestic animals and certain other kinds of risks. Unless the related mortgage specifically requires the mortgagor to insure against physical damage arising from those causes, those losses may be borne, at least in part, by the holders of one or more classes of offered certificates of the related series, to the extent they are not covered by any available credit support. See "Description of the Pooling
Agreements--Hazard Insurance Policies" in this prospectus.

POOR PROPERTY MANAGEMENT MAY ADVERSELY AFFECT THE PERFORMANCE OF THE RELATED
 MORTGAGED PROPERTY

      The successful operation of a real estate project also depends upon the performance and viability of the property manager. Properties deriving revenues primarily from short-term sources generally are more management intensive than properties leased to creditworthy tenants under long-term leases. The property manager is generally responsible for:

      o   operating the properties;

      o   providing building services;

      o   establishing and implementing the rental structure;

      o   managing operating expenses;

      o   responding to changes in the local market; and

      o   assuring that maintenance and capital improvements are carried out in a timely fashion.

      Property managers may not be in a financial condition to fulfill their management responsibilities.

      Certain of the mortgaged properties are managed by affiliates of the applicable mortgagor. If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the underlying property. This may adversely affect cash flow. However, the mortgage loans generally permit the lender to remove the property manager upon the occurrence of an event of default, a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

      We make no representation or warranty as to the skills of any present or future managers. In many cases, the property manager is an affiliate of the borrower and may not manage properties for non-affiliates. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

PROPERTY VALUE MAY BE ADVERSELY AFFECTED EVEN WHEN CURRENT OPERATING INCOME IS
 NOT

      Various factors may adversely affect the value of a mortgaged property without affecting the property's current net operating income. These factors include, among others:

                                       22

      o   the existence of, or changes in, governmental regulations, fiscal policy, zoning or tax laws;

      o   potential environmental legislation or liabilities or other legal liabilities;

      o   the availability of refinancing; and

      o   changes in interest rate levels.

MORTGAGE LOANS SECURED BY LEASEHOLD INTERESTS MAY EXPOSE INVESTORS TO GREATER
 RISKS OF DEFAULT AND LOSS

      Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower's leasehold were to be terminated upon a lease default, the lender would lose its security.
Generally, each related ground lease requires the lessor to give the lender notice of the borrower's defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a
"mortgageable" ground lease.

      Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right to remain in possession of its leased premises for the rent otherwise payable under the lease for the term of the ground lease (including renewals). If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower's position under the lease only if the lessor specifically grants the lender such right. If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the trustee may be unable to enforce the bankrupt lessee/borrower's right to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained therein or in the mortgage.

      Some of the ground leases securing the mortgaged properties may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may adversely affect the cash flow and net income of the related borrower.

      Further, in a decision by the United States Court of Appeals for the
Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th
Cir. 2003)), the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under Section 363(f) of the Bankruptcy Code (11 U.S.C. Section 363(f))
upon the bankruptcy of a landlord, such sale terminates a lessee's possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to Section 363(e) of the
Bankruptcy Code (11 U.S.C. Section 363(e)), a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a "free and clear" sale under Section 363(f) of the
Bankruptcy Code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of Section
363(f)(1)-(4) of the Bankruptcy Code otherwise permits the sale), we cannot provide assurances that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot provide assurances that, in the event of a statutory sale of leased property pursuant to Section 363(f) of the Bankruptcy Code, the lessee may be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that the lessee and/or the lender (to the extent it can obtain standing to intervene)
will be able to recoup the full value of the leasehold interest in bankruptcy court.

                                       23

LIMITATIONS OF APPRAISALS

      Appraisals will be obtained with respect to each of the mortgaged properties servicing mortgage loans of a series at or about the time of the origination of the applicable mortgage loan. In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than the conclusion that would be reached if a different appraiser were appraising that property. The values of the mortgaged properties may have fluctuated significantly since the appraisals were performed. Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. That amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. We cannot assure you that the information set forth in this prospectus supplement regarding appraised values or loan to value ratios accurately reflects past, present or future market values of the mortgaged properties. Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items.

YOUR LACK OF CONTROL OVER TRUST FUND CAN CREATE RISKS

      You and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the trust. See "Servicing of the Mortgage Loans--General" in the prospectus supplement. Those decisions are generally made, subject to the express terms of the pooling and servicing agreement, by the master servicer, the trustee or the special servicer, as applicable. Any decision made by one of those parties in respect of the trust, even if that decision is determined to be in your best interests by that party, may be contrary to the decision that you or other certificateholders would have made and may negatively affect your interests.

ONE ACTION JURISDICTION MAY LIMIT THE ABILITY OF THE SERVICER TO FORECLOSE ON A
 MORTGAGED PROPERTY

      The ability to realize upon the mortgage loans may be limited by the application of state and federal laws. Several states (including California)
have laws that prohibit more than one "judicial action" to enforce a mortgage obligation, and some courts have construed the term "judicial action" broadly.
Accordingly, the special servicer may need to obtain advice of counsel prior to enforcing any of the trust fund's rights under any of the mortgage loans that include mortgaged properties where the rule could be applicable.

      In the case of a multi-property mortgage loan secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where such "judicial action"
rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. See "Certain Legal Aspects of Mortgage
Loans--Foreclosure" in this prospectus.

RIGHTS AGAINST TENANTS MAY BE LIMITED IF LEASES ARE NOT SUBORDINATE TO MORTGAGE
 OR DO NOT CONTAIN ATTORNMENT PROVISIONS

      Some of the tenant leases contain provisions that require the tenant to attorn to (that is, recognize as landlord under the lease) a successor owner of the property following foreclosure. Some of the leases may be either subordinate to the liens created by the mortgage loans or else contain a provision that requires the tenant to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement. In some states, if tenant leases are subordinate to the liens created by the mortgage loans and such leases do not contain attornment provisions, such leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, in the case of the foreclosure of a mortgaged property located in such a state and leased to one or more desirable tenants under leases that do not contain attornment provisions, such mortgaged property could experience a further decline in

                                       24

value if such tenants' leases were terminated. This is particularly likely if such tenants were paying above-market rents or could not be replaced.

      If a mortgage is subordinate to a lease, the trust will not (unless it has otherwise agreed with the tenant) possess the right to dispossess the tenant upon foreclosure of the mortgaged property, and if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or that could affect the enforcement of the lender's rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage.

IF MORTGAGED PROPERTIES ARE NOT IN COMPLIANCE WITH CURRENT ZONING LAWS
 RESTORATION FOLLOWING A CASUALTY LOSS MAY BE LIMITED

      Certain of the mortgaged properties may not comply with current zoning laws, including density, use, parking and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued, are considered to be a "legal non-conforming use" and/or the improvements are considered to be "legal non-conforming structures." This means that the borrower is not required to alter its structure to comply with the existing or new law;
however, the borrower may not be able to rebuild the premises "as is" in the event of a substantial casualty loss. Such limitations may adversely affect the ability of the mortgagor to meet its mortgage loan obligations from cash flow.
If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if the mortgaged property were repaired or restored in conformity with the current law, the value of the property or the revenue producing potential of the property may not be equal to that before the casualty.

      The failure of a mortgaged property to comply with zoning laws or to be a
"legal non-conforming use" or "legal non-conforming structure" may adversely affect market value of the mortgaged property or the borrower's ability to continue to use it in the manner it is currently being used.

      In addition, certain of the mortgaged properties may be subject to certain use restrictions imposed pursuant to reciprocal easement agreements or operating agreements. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers'
right to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower's ability to fulfill its obligations under the related mortgage loan.

INSPECTIONS OF THE MORTGAGED PROPERTIES WILL BE LIMITED

      The mortgaged properties will generally be inspected by licensed engineers at the time the mortgage loans will be originated to assess the structure, exterior walls, roofing interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located on the mortgaged properties. There can be no assurance that all conditions requiring repair or replacement will be identified in such inspections.

COMPLIANCE WITH AMERICANS WITH DISABILITIES ACT MAY RESULT IN ADDITIONAL LOSSES

      A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property. For example, under the Americans with Disabilities
Act of 1990, all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. See "Certain Legal
Aspects of Mortgage Loans--Americans with Disabilities Act" in this prospectus.
To the extent the mortgaged properties do not comply with the act, the borrowers may be required to incur costs to comply with the act. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants. The expenditure of these costs or the imposition of injunctive relief, penalties or fines

                                       25

in connection with the borrower's noncompliance could negatively impact the borrower's cash flow and, consequently, its ability to pay its mortgage loan.

LITIGATION CONCERNS

      There may be legal proceedings pending and, from time to time, threatened against the borrowers or their affiliates relating to the business of or arising out of the ordinary course of business of the borrowers and their affiliates.
There can be no assurance that such litigation will not have a material adverse effect on the distributions to certificateholders. In certain cases, principals and/or affiliates of the borrowers are involved or may have been involved in prior litigation or property foreclosures or deed in lieu of foreclosures. We cannot assure you that any litigation, other legal proceedings, or other adverse situations will not have a material adverse effect on your investment.

SOME CERTIFICATES MAY NOT BE APPROPRIATE FOR BENEFIT PLANS

      Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of those plans. Even if ERISA does not apply, similar prohibited transaction rules may apply under Section 4975 of the
Internal Revenue Code or materially similar federal, state or local laws. Due to the complexity of regulations that govern those plans, if you are subject to
ERISA or Section 4975 of the Internal Revenue Code or to any materially similar federal, state or local law, you are urged to consult your own counsel regarding consequences under ERISA, the Internal Revenue Code or such other similar law of acquisition, ownership and disposition of the offered certificates of any series. See "Certain ERISA Considerations" in this prospectus.

CERTAIN FEDERAL TAX CONSIDERATIONS REGARDING RESIDUAL CERTIFICATES

      If you hold certain classes of certificates that constitute a residual interest in a "real estate mortgage investment conduit" for federal income tax purposes, you will be required to report on your federal income tax returns as ordinary income your pro rata share of the taxable income of the REMIC, regardless of the amount or timing of your receipt of cash payments, as described in "Certain Federal Income Tax Consequences--Federal Income Tax
Consequences for REMIC Certificates" in this prospectus. Accordingly, under certain circumstances, if you hold residual certificates you may have taxable income and tax liabilities arising from your investment during a taxable year in excess of the cash received during that period. The requirement to report your pro rata share of the taxable income and net loss of the REMIC will continue until the principal balances of all classes of certificates of the related series have been reduced to zero, even though you, as a holder of residual certificates, have received full payment of your stated interest and principal.
A portion, or, in certain circumstances, all, of your share of the REMIC taxable income may be treated as "excess inclusion" income to you, which:

      o   generally, will not be subject to offset by losses from other activities;

      o   if you are a tax-exempt holder, will be treated as unrelated business taxable income; and

      o   if you are a foreign holder, will not qualify for exemption from withholding tax.

      If you are an individual and you hold a class of residual certificates, you may be limited in your ability to deduct servicing fees and other expenses of the REMIC. In addition, classes of residual certificates are subject to certain restrictions on transfer. Because of the special tax treatment of classes of residual certificates, the taxable income arising in a given year on a class of residual certificates will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. As a result, the after-tax yield on the classes of residual certificates may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics.

                                       26

CERTAIN FEDERAL TAX CONSIDERATIONS REGARDING ORIGINAL ISSUE DISCOUNT

      Certain classes of certificates of a series may be issued with "original issue discount" for federal income tax purposes, which generally will result in recognition of some taxable income in advance of the receipt of cash attributable to that income. See "Certain Federal Income Tax
Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation
of Regular Certificates" in this prospectus.

BANKRUPTCY PROCEEDINGS COULD ADVERSELY AFFECT PAYMENTS ON YOUR CERTIFICATES

      Under the federal bankruptcy code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property, subject to certain protections available to the lender. As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged property. This action would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness.

      A bankruptcy court also may:

      o   grant a debtor a reasonable time to cure a payment default on a mortgage loan;

      o   reduce periodic payments due under a mortgage loan;

      o   change the rate of interest due on a mortgage loan; or

      o   otherwise alter the mortgage loan's repayment schedule.

      Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower's trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

      Under the federal bankruptcy code, the lender will be stayed from enforcing a borrower's assignment of rents and leases. The bankruptcy code also may interfere with the master servicer's or special servicer's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

      Additionally, pursuant to subordination agreements for certain of the mortgage loans, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all such actions. There can be no assurance that in the event of the borrower's bankruptcy, a court will enforce such restrictions against a subordinated lender.

      As a result of the foregoing, the trustee's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

RISKS RELATING TO ENFORCEABILITY OF YIELD MAINTENANCE CHARGES, PREPAYMENT
 PREMIUMS OR DEFEASANCE PROVISIONS

      Provisions requiring yield maintenance charges or prepayment premiums may not be enforceable in some states and under federal bankruptcy law. Those provisions also may be interpreted as constituting

                                       27

the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

      Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as requiring a yield maintenance charge or prepayment premium. In certain jurisdictions, those collateral substitution provisions might be deemed unenforceable under applicable law or public policy, or usurious.

RISKS RELATING TO BORROWER DEFAULT

      The rate and timing of delinquencies or defaults on the mortgage loans will affect:

      o   the aggregate amount of distributions on the offered certificates;

      o   their yield to maturity;

      o   the rate of principal payments; and

      o   their weighted average life.

      If losses on the mortgage loans exceed the aggregate principal amount of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess, up to the outstanding principal amount of that class.

      If you calculate your anticipated yield based on assumed rates of defaults and losses that are lower than the default rate and losses actually experienced and those losses are allocated to your certificates, your actual yield to maturity will be lower than the assumed yield. Under certain extreme scenarios, that yield could be negative. In general, the earlier a loss borne by you on your certificates occurs, the greater the effect on your yield to maturity.

      Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates. This may be so because those losses lead to your certificates having a higher percentage ownership interest in the trust and related distributions of principal payments on the mortgage loans than would otherwise have been the case and the related prepayment may affect the pass-through rate on your certificates. The effect on the weighted average life and yield to maturity of your certificates will depend upon the characteristics of the remaining mortgage loans.

      Delinquencies and defaults on the mortgage loans may significantly delay the receipt of distributions by you on your certificates, unless advances are made to cover delinquent payments or the subordination of another class of certificates fully offsets the effects of any delinquency or default.

      Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See "Certain Legal Aspects of the Mortgage Loans--Foreclosure"
in this prospectus.

RISKS RELATING TO CERTAIN PAYMENTS

      To the extent described in the related prospectus supplement, the master servicer, the special servicer or the trustee, as applicable, will be entitled to receive interest on unreimbursed P&I advances. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred through the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and interest, a mortgage loan will be specially serviced

                                       28

and the special servicer is entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on the offered certificates.

RISKS RELATING TO ENFORCEABILITY

      The mortgages will generally permit the lender to accelerate the debt upon default by the borrower. The courts of all states will enforce acceleration clauses in the event of a material payment default. Courts, however, may refuse to permit foreclosure or acceleration if a default is deemed immaterial or the exercise of those remedies would be unjust or unconscionable.

      If a mortgaged property has tenants, the borrower typically assigns its income as landlord to the lender as further security, while retaining a license to collect rents as long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. In certain jurisdictions, such assignments may not be perfected as security interests until the lender takes actual possession of the property's cash flow. In some jurisdictions, the lender may not be entitled to collect rents until the lender takes possession of the property and secures the appointment of a receiver. In addition, as previously discussed, if bankruptcy or similar proceedings are commenced by or for the borrower, the lender's ability to collect the rents may be adversely affected.

BOOK-ENTRY SYSTEM FOR CERTAIN CLASSES MAY DECREASE LIQUIDITY AND DELAY PAYMENT

      If so provided in the related prospectus supplement, one or more classes of the offered certificates of any series will be issued as book-entry certificates. Each class of book-entry certificates will be initially represented by one or more certificates registered in the name of a nominee for
The Depository Trust Company, or DTC. Since transactions in the classes of book-entry certificates of any series generally can be effected only through The
Depository Trust Company, and its participating organizations:

      o   the liquidity of book-entry certificates in secondary trading market that may develop may be limited because investors may be unwilling to purchase certificates for which they cannot obtain physical certificates;

      o   your ability to pledge certificates to persons or entities that do not participate in the DTC system, or otherwise to take action in respect of the certificates, may be limited due to lack of a physical security representing the certificates;

      o   your access to information regarding the certificates may be limited since conveyance of notices and other communications by The
          Depository Trust Company to its participating organizations, and directly and indirectly through those participating organizations to you, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect at that time; and

      o   you may experience some delay in receiving distributions of interest and principal on your certificates because distributions will be made by the trustee to DTC and DTC will then be required to credit those distributions to the accounts of its participating
          organizations and only then will they be credited to your account either directly or indirectly through DTC's participating
          organizations.

      See "Description of the Certificates--Book-Entry Registration and
Definitive Certificates" in this prospectus.

                                       29

DELINQUENT AND NON-PERFORMING MORTGAGE LOANS COULD ADVERSELY AFFECT PAYMENTS ON
 YOUR CERTIFICATES

      If so provided in the related prospectus supplement, the trust fund for a particular series of certificates may include mortgage loans that are past due.
In no event will the mortgage loans that are past due comprise 20 percent or more of the trust fund at the time the mortgage loans are transferred to the trust fund. None of the mortgage loans will be non-performing (i.e., more than
90 days delinquent or in foreclosure) at the time the mortgage loans are transferred by the Depositor to a trust fund for a series. If so specified in the related prospectus supplement, a special servicer may perform the servicing of delinquent mortgage loans or mortgage loans that become non-performing after the time they are transferred to a trust fund. Credit support provided with respect to a particular series of certificates may not cover all losses related to those delinquent or non-performing mortgage loans. You should consider the risk that the inclusion of those mortgage loans in the trust fund may adversely affect the rate of defaults and prepayments on the mortgage assets in the trust fund and the yield on your certificates of that series. See "Description of the
Trust Funds--Mortgage Loans--General" in this prospectus.

IN THE EVENT OF AN EARLY TERMINATION OF A SWAP AGREEMENT DUE TO CERTAIN SWAP
 TERMINATION EVENTS, A TRUST MAY BE REQUIRED TO MAKE A LARGE TERMINATION PAYMENT
 TO ANY RELATED SWAP COUNTERPARTY

      To the extent described in the related prospectus supplement, a trust may enter into one or more interest rate swap agreements. A swap agreement generally may not be terminated except upon the occurrence of enumerated termination events set forth in the applicable swap agreement which will be described in the related prospectus supplement. Depending on the reason for the termination, however, a swap termination payment may be due from either the trust or the related swap counterparty.

      If a termination event under any of these swap agreements occurs and the trust owes the related swap counterparty a large termination payment that is required to be paid pro rata with interest due to the related securities, the trust may not have sufficient available funds on that or future distribution dates to make required payments of interest or principal, and the holders of all classes of securities may suffer a loss.

YOUR SECURITIES WILL HAVE GREATER RISK IF AN INTEREST RATE SWAP AGREEMENT
 TERMINATES

      If on any distribution date a payment is due to the trust under an interest rate swap agreement, but the related swap counterparty defaults and the trust is unable to arrange for a replacement swap agreement, holders of such securities will remain entitled to the established rate of interest and principal, even though the related swap agreement has terminated. If this occurs, amounts available to make payments on the related securities will be reduced to the extent the interest rates on those securities exceed the rates which the trust would have been required to pay to the swap counterparty under the terminated interest rate swap agreement. In this event, the trust may not have sufficient available funds on that or future distribution dates to make required payments of interest or principal to all classes of securities and you may suffer a loss.

EVEN IF YOU DO NOT RECEIVE TIMELY NOTICES, YOU WILL BE DEEMED TO HAVE TENDERED
 YOUR RESET RATE CERTIFICATES

      The trustee, not less than fifteen nor more than thirty calendar days prior to each remarketing terms determination date, will be required to inform
DTC, Euroclear and Clearstream, as applicable, of the identity of the remarketing agents and that such class of securities is subject to automatic tender on the upcoming reset date unless a holder elects not to tender its reset rate certificates. The trustee also will be required to request that DTC,
Euroclear and Clearstream, as applicable, notify its participants of the contents of such notice given to DTC, Euroclear and Clearstream, as applicable, inform them of the notices to be given on the remarketing terms determination date and the spread determination date and the procedures that must be followed if any beneficial owner of reset rate certificates wishes to retain its securities.

                                       30

      Due to the procedures used by the clearing agencies and the financial intermediaries, however, holders of beneficial interests in any class of reset rate certificates may not receive timely notifications of the reset terms for any reset date. Despite this potential delay in the distribution of such notices by the related clearing agencies, even though you may not receive a copy of the notice to be delivered on the related remarketing terms determination date, you will be deemed to have tendered your class unless the remarketing agents have received a hold notice, if applicable, from you on or prior to the related notice date.

IF A FAILED REMARKETING IS DECLARED, YOU WILL BE REQUIRED TO RELY ON A SALE
 THROUGH THE SECONDARY MARKET IF YOU WISH TO SELL YOUR RESET RATE CERTIFICATES

      In connection with the remarketing of your class of reset rate certificates, if a failed remarketing is declared, your reset rate certificates will not be sold even if you attempted to tender them for remarketing. In this event you will be required to rely on a sale through the secondary market, which may not then exist for your class of reset rate certificates, independent of the remarketing process.

                         DESCRIPTION OF THE TRUST FUNDS

GENERAL

      The primary assets of each trust fund will consist of:

      1.  various types of multifamily or commercial mortgage loans,

      2.  mortgage participations, pass-through certificates or other mortgage-backed securities ("MBS") that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans, or

      3.  a combination of mortgage loans and MBS.

      J.P. Morgan Chase Commercial Mortgage Securities Corp. (the "Depositor")
will establish each trust fund. Each mortgage asset will be selected by the
Depositor for inclusion in a trust fund from among those purchased, either directly or indirectly, from a prior holder of the mortgage asset (a "Mortgage
Asset Seller"), which prior holder may or may not be the originator of that mortgage loan or the issuer of that MBS and may be our affiliate. The mortgage assets will not be guaranteed or insured by the Depositor or any of its affiliates and will be guaranteed or insured by a governmental agency or instrumentality or by any other person only to the extent described in the related prospectus supplement. The discussion under the heading "--Mortgage
Loans" below, unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular trust fund.

MORTGAGE LOANS

      General. The mortgage loans will be evidenced by promissory notes (the
"Mortgage Notes") secured by mortgages, deeds of trust or similar security instruments (the "Mortgages") that create liens on fee or leasehold estates in properties (the "Mortgaged Properties") consisting of

      o   Residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures; or

      o   Office buildings, retail stores and establishments, hotels or motels, nursing homes, assisted living facilities, continuum care facilities, day care centers, schools, hospitals or other healthcare related facilities, mobile home parks and manufactured housing communities, warehouse facilities, mini-warehouse facilities, self-storage facilities, distribution centers, transportation centers, industrial plants, parking facilities, entertainment and/or recreation facilities, mixed use properties, cell phone tower properties, automobile dealerships and/or unimproved land.

                                       31

      The multifamily properties may include mixed commercial and residential structures, apartment buildings owned by private cooperative housing corporations ("Cooperatives"), and shares of the Cooperative allocable to one or more dwelling units occupied by non-owner tenants or to vacant units. Each
Mortgage will create a first priority or junior priority mortgage lien on a borrower's fee estate in a Mortgaged Property. If a Mortgage creates a lien on a borrower's leasehold estate in a property, then, the term of that leasehold will generally exceed the term of the Mortgage Note by at least two years. Generally, a person other than the Depositor will have originated each mortgage loan, and the originator may be or may have been an affiliate of the Depositor. Each such unaffiliated originator that originated 10% or more of the mortgage loans of any series will be identified in the related prospectus supplement.

      If so specified in the related prospectus supplement, mortgage assets for a series of certificates may include mortgage loans made on the security of real estate projects under construction. In that case, the related prospectus supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed. In addition, the mortgage assets for a particular series of certificates may include mortgage loans that are delinquent or non-performing as of the date those certificates are issued. In that case, the related prospectus supplement will set forth, as to those mortgage loans, available information as to the period of the delinquency or non-performance of those loans, any forbearance arrangement then in effect, the condition of the related Mortgaged
Property and the ability of the Mortgaged Property to generate income to service the mortgage debt.

      Default and Loss Considerations with Respect to the Mortgage Loans.
Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes.
The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of that property (that is, its ability to generate income). Moreover, some or all of the mortgage loans included in a particular trust fund may be non-recourse loans, which means that, absent special facts, recourse in the case of default will be limited to the
Mortgaged Property and those other assets, if any, that were pledged to secure repayment of the mortgage loan.

      Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important factor in evaluating the risk of default on that loan. The "Debt Service Coverage Ratio" of a mortgage loan at any given time is generally the ratio of (1) the Net Operating Income derived from the related Mortgaged Property for a twelve-month period to (2) the annualized scheduled payments on the mortgage loan and any other loans senior thereto that are secured by the related Mortgaged Property. The prospectus supplement may describe certain variations in the calculation of Debt Service
Coverage Ratio that are applicable to a specific series. "Net Operating Income"
generally means, for any given period, the total operating revenues derived from a Mortgaged Property during that period, minus the total operating expenses incurred in respect of that Mortgaged Property during that period other than:

      o   non-cash items such as depreciation and amortization,

      o   capital expenditures, and

      o   debt service on the related mortgage loan or on any other loans that are secured by that Mortgaged Property.

      The Net Operating Income of a Mortgaged Property will fluctuate over time and may or may not be sufficient to cover debt service on the related mortgage loan at any given time. The prospectus supplement may describe certain variations in the calculation of Net Operating Income that are applicable to a specific series. As the primary source of the operating revenues of a non-owner occupied, income-producing property, rental income (and, with respect to a mortgage loan secured by a Cooperative apartment building, maintenance payments from tenant-stockholders of a Cooperative) may be affected by the condition of the applicable real estate market and/or area economy. In addition, properties typically leased, occupied or used on a short-term basis, such as certain healthcare-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods,

                                       32

such as warehouses, retail stores, office buildings and industrial plants.
Commercial properties may be owner-occupied or leased to a small number of tenants. Thus, the Net Operating Income of a commercial property may depend substantially on the financial condition of the borrower or a tenant, and mortgage loans secured by liens on those properties may pose greater risks than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

      Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the risk of default on a mortgage loan. As may be further described in the related prospectus supplement, in some cases leases of Mortgaged Properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses ("Net
Leases"). However, the existence of these "net of expense" provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

      Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a factor in evaluating risk of loss if a property must be liquidated following a default. The "Loan-to-Value Ratio" of a mortgage loan at any given time is generally the ratio (expressed as a percentage) of

      o   the then outstanding principal balance of the mortgage loan and any other loans senior thereto that are secured by the related Mortgaged
          Property to

      o   the Value of the related Mortgaged Property.

      The prospectus supplement may describe certain variations in the calculation of Loan-to-Value Ratio that are applicable to a specific series.

      The "Value" of a Mortgaged Property is generally its fair market value determined in an appraisal obtained by the originator at the origination of that loan. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower's equity in a Mortgaged Property, and thus

          (a)   the greater the incentive of the borrower to perform under the terms of the related mortgage loan (in order to protect its equity);
          and

          (b)   the greater the cushion provided to the lender against loss on liquidation following a default.

      Loan-to-Value Ratios will not necessarily constitute an accurate measure of the risk of liquidation loss in a pool of mortgage loans. For example, the value of a Mortgaged Property as of the date of initial issuance of the related series of certificates may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions, the real estate market and other factors described in this prospectus. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on:

      o   the market comparison method (which compares recent resale value of comparable properties at the date of the appraisal),

      o   the cost replacement method which calculates the cost of replacing the property at that date,

      o   the income capitalization method which projects value based upon the property's projected net cash flow, or

      o   upon a selection from or interpolation of the values derived from those methods.

      Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to

                                       33

do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

      While we believe that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, we cannot assure you that all of these factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant. See "Risk Factors--Commercial and Multifamily Mortgage Loans Have
Risks That May Affect Payments on Your Certificates" and "--Borrowers May Be
Unable to Make Balloon Payments" in this prospectus.

      Payment Provisions of the Mortgage Loans. In general, each mortgage loan:

      o   will provide for scheduled payments of principal, interest or both, to be made on specified dates ("Due Dates") that occur monthly, quarterly, semi-annually or annually,

      o   may provide for no accrual of interest or for accrual of interest at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed interest rate, or from a fixed to an adjustable interest rate,

      o   may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the interest rate or to reflect the occurrence of certain events, and may permit negative amortization,

      o   may be fully amortizing or partially amortizing or non-amortizing, with a balloon payment due on its stated maturity date, and

      o   may prohibit over its term or for a certain period prepayments (the period of that prohibition, a "Lock-out Period" and its date of expiration, a "Lock-out Date") and/or require payment of a premium or a yield maintenance penalty (a "Prepayment Premium") in connection with certain prepayments, in each case as described in the related prospectus supplement.

      A mortgage loan may also contain a provision that entitles the lender to a share of appreciation of the related Mortgaged Property, or profits realized from the operation or disposition of that Mortgaged Property or the benefit, if any, resulting from the refinancing of the mortgage loan (this provision, an
"Equity Participation"), as described in the related prospectus supplement. If holders of any class or classes of offered certificates of a series will be entitled to all or a portion of an Equity Participation in addition to payments of interest on and/or principal of those offered certificates, the related prospectus supplement will describe the Equity Participation and the method or methods by which distributions will be made to holders of those certificates.

      Mortgage Loan Information in Prospectus Supplements. Each prospectus supplement will contain certain information pertaining to the mortgage loans in the related trust fund, which will generally be current as of a date specified in the related prospectus supplement and which, to the extent then applicable and specifically known to the Depositor, will include the following:

      o   the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans,

      o   the type or types of property that provide security for repayment of the mortgage loans,

      o   the earliest and latest origination date and maturity date of the mortgage loans,

                                       34

      o   the original and remaining terms to maturity of the mortgage loans, or the respective ranges of remaining terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans,

      o   the original Loan-to-Value Ratios of the mortgage loans, or the range of the Loan-to-Value Ratios, and the weighted average original
          Loan-to-Value Ratio of the mortgage loans,

      o   the interest rates borne by the mortgage loans, or range of the interest rates, and the weighted average interest rate borne by the mortgage loans,

      o   with respect to mortgage loans with adjustable mortgage interest rates ("ARM Loans"), the index or indices upon which those adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the ARM Loan,

      o   information regarding the payment characteristics of the mortgage loans, including, without limitation, balloon payment and other amortization provisions, Lock-out Periods and Prepayment Premiums,

      o   the Debt Service Coverage Ratios of the mortgage loans (either at origination or as of a more recent date), or the range of the Debt
          Service Coverage Ratios, and the weighted average of the Debt
          Service Coverage Ratios, and

      o   the geographic distribution of the Mortgaged Properties on a state-by-state basis.

      In appropriate cases, the related prospectus supplement will also contain certain information available to the Depositor that pertains to the provisions of leases and the nature of tenants of the Mortgaged Properties. If we are unable to tabulate the specific information described above at the time offered certificates of a series are initially offered, we will provide more general information of the nature described above in the related prospectus supplement, and specific information will be set forth in a report which we will make available to purchasers of those certificates at or before the initial issuance of the certificates and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within fifteen days following that issuance.

MBS

      MBS may include:

      o   private (that is, not guaranteed or insured by the United States or any agency or instrumentality of the United States) mortgage participations, mortgage pass-through certificates or other mortgage-backed securities or

      o   certificates insured or guaranteed by the Federal Home Loan Mortgage
          Corporation ("FHLMC"), the Federal National Mortgage Association
          ("FNMA"), the Governmental National Mortgage Association ("GNMA") or
          the Federal Agricultural Mortgage Corporation ("FAMC") provided that, if so specified in the related prospectus supplement, each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus.

      Any MBS will have been issued pursuant to a pooling and servicing agreement, an indenture or similar agreement (an "MBS Agreement"). The issuer of the MBS (the "MBS Issuer") and/or the servicer of the underlying mortgage loans
(the "MBS Servicer") will have entered into the MBS Agreement, generally with a trustee (the "MBS Trustee") or, in the alternative, with the original purchaser or purchasers of the MBS.

      The MBS may have been issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus. The MBS
Issuer, the MBS Servicer or the MBS Trustee will

                                       35

make distributions in respect of the MBS on the dates specified in the related prospectus supplement. The MBS Issuer or the MBS Servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related prospectus supplement.

      Reserve funds, subordination or other credit support similar to that described for the certificates under "Description of Credit Support" may have been provided with respect to the MBS. The type, characteristics and amount of credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.

      The prospectus supplement for a series of certificates that evidence interests in MBS will specify, to the extent available:

      o   the aggregate approximate initial and outstanding principal amount and type of the MBS to be included in the trust fund,

      o   the original and remaining term to stated maturity of the MBS, if applicable,

      o   the pass-through or bond rate of the MBS or the formula for determining the rates,

      o   the payment characteristics of the MBS,

      o   the MBS Issuer, MBS Servicer and MBS Trustee, as applicable,

      o   a description of the credit support, if any,

      o   the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity,

      o   the terms on which mortgage loans may be substituted for those originally underlying the MBS,

      o   the type of mortgage loans underlying the MBS and, to the extent available to the Depositor and appropriate under the circumstances, the other information in respect of the underlying mortgage loans described under "--Mortgage Loans--Mortgage Loan Information in
          Prospectus Supplements" above, and

      o   the characteristics of any cash flow agreements that relate to the
          MBS.

CERTIFICATE ACCOUNTS

      Each trust fund will include one or more certificate accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the related prospectus supplement will, to the extent described in this prospectus and in that prospectus supplement, deposit all payments and collections received or advanced with respect to the mortgage assets and any interest rate or currency swap or interest rate cap, floor or collar contracts in the trust fund. A certificate account may be maintained as an interest bearing or a non-interest bearing account, and funds held in a certificate account may be held as cash or invested in certain obligations acceptable to each rating agency rating one or more classes of the related series of offered certificates.

OTHER ACCOUNTS

      The prospectus supplement for each trust will also describe any other accounts established for such series. These may include, for any series that contains reset rate certificates, one or more remarketing fee accounts.

                                       36

CREDIT SUPPORT

      If so provided in the prospectus supplement for a series of certificates, partial or full protection against certain defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of that series in the form of subordination of one or more other classes of certificates of that series or by one or more other types of credit support, such as letters of credit, overcollateralization, insurance policies, guarantees, surety bonds or reserve funds, or a combination of them. The amount and types of credit support, the identification of the entity providing it (if applicable) and related information with respect to each type of credit support, if any, will be set forth in the prospectus supplement for a series of certificates. See "Risk Factors--Credit Support May Not Cover Losses" and
"Description of Credit Support" in this prospectus.

CASH FLOW AGREEMENTS

      If so provided in the prospectus supplement for a series of certificates, the related trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for those series will be invested at a specified rate. The trust fund may also include interest rate exchange agreements, interest rate cap or floor agreements, or currency exchange agreements, which agreements are designed to reduce the effects of interest rate or currency exchange rate fluctuations on the mortgage assets on one or more classes of certificates. The principal terms of a guaranteed investment contract or other agreement (any of these agreements, a "Cash Flow Agreement"), and the identity of the Cash Flow Agreement obligor, will be described in the prospectus supplement for a series of certificates.

                        YIELD AND MATURITY CONSIDERATIONS

GENERAL

      The yield on any offered certificate will depend on the price you paid, the fixed, variable rate, reset rate or adjustable pass-through interest rate of the certificate and the amount and timing of distributions on the certificate.
See "Risk Factors--Prepayments of the Mortgage Assets Will Affect the Timing of
Your Cash Flow and May Affect Your Yield" in this prospectus. The following discussion contemplates a trust fund that consists solely of mortgage loans.
While the characteristics and behavior of mortgage loans underlying an MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the MBS. If a trust fund includes MBS, the related prospectus supplement will discuss the effect that the MBS payment characteristics may have on the yield to maturity and weighted average lives of the offered certificates of the related series.

PASS-THROUGH RATE

      The certificates of any class within a series may have a fixed, variable or adjustable pass-through interest rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust fund. The prospectus supplement with respect to any series of certificates will specify the pass-through interest rate for each class of offered certificates of that series or, in the case of a class of offered certificates with a variable or adjustable pass-through interest rate, the method of determining the pass-through interest rate; the effect, if any, of the prepayment of any mortgage loan on the pass-through interest rate of one or more classes of offered certificates; and whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

PAYMENT DELAYS

      With respect to any series of certificates, a period of time will elapse between the date upon which payments on the mortgage loans in the related trust fund are due and the distribution date on which those

                                       37

payments are passed through to certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on those mortgage loans were distributed to certificateholders on or near the date they were due.

CERTAIN SHORTFALLS IN COLLECTIONS OF INTEREST

      When a principal prepayment in full or in part is made on a mortgage loan, the borrower is generally charged interest on the amount of that prepayment only through the date of prepayment, instead of through the Due Date for the next succeeding scheduled payment. However, interest accrued on any series of certificates and distributable on them on any distribution date will generally correspond to interest accrued on the mortgage loans to their respective Due
Dates during the related Due Period. "Due Period" is a specified time period generally corresponding in length to the time period between distribution dates, and all scheduled payments on the mortgage loans in the related trust fund that are due during a given Due Period will, to the extent received by a specified date (the "Determination Date") or otherwise advanced by the related master servicer or other specified person, be distributed to the holders of the certificates of that series on the next succeeding distribution date.
Consequently, if a prepayment on any mortgage loan is distributable to certificateholders on a particular distribution date, but that prepayment is not accompanied by interest on it to the Due Date for that mortgage loan in the related Due Period, then the interest charged to the borrower (net of servicing and administrative fees) may be less (that shortfall, a "Prepayment Interest
Shortfall") than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series. If that shortfall is allocated to a class of offered certificates, their yield will be adversely affected. The prospectus supplement for each series of certificates will describe the manner in which those shortfalls will be allocated among the classes of those certificates. If so specified in the prospectus supplement for a series of certificates, the master servicer for that series will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of those shortfalls. The related prospectus supplement will also describe any other amounts available to offset those shortfalls. See
"Description of the Pooling Agreements--Servicing Compensation and Payment of
Expenses" in this prospectus.

YIELD AND PREPAYMENT CONSIDERATIONS

      A certificate's yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust fund and the allocation of principal to reduce the principal balance (or notional amount, if applicable) of that certificate. The rate of principal payments on the mortgage loans in any trust fund will in turn be affected by the amortization schedules of the mortgage loans (which, in the case of ARM Loans, may change periodically to accommodate adjustments to their mortgage interest rates), the dates on which any balloon payments are due, and the rate of principal prepayments on them
(including for this purpose, prepayments resulting from liquidations of mortgage loans due to defaults, casualties or condemnations affecting the Mortgaged
Properties, or purchases of mortgage loans out of the related trust fund).
Because the rate of principal prepayments on the mortgage loans in any trust fund will depend on future events and a variety of factors (as described more fully below), we cannot assure you as to that rate.

      The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust fund are in turn distributed on those certificates, or, in the case of a class of interest-only certificates, result in the reduction of its notional amount.
An investor should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans in the related trust fund could result in an actual yield to that investor that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on those mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield. In addition, if an investor purchases an offered certificate at a discount (or premium), and principal payments are made in reduction of the principal balance or notional amount of that investor's offered certificates at a rate slower (or faster) than the rate anticipated by the investor during any particular period, the consequent adverse effects on that investor's

                                       38

yield would not be fully offset by a subsequent like increase (or decrease) in the rate of principal payments.

      A class of certificates, including a class of offered certificates, may provide that on any distribution date the holders of those certificates are entitled to a pro rata share of the prepayments on the mortgage loans in the related trust fund that are distributable on that date, to a disproportionately large share (which, in some cases, may be all) of those prepayments, or to a disproportionately small share (which, in some cases, may be none) of those prepayments. As described in the related prospectus supplement, the respective entitlements of the various classes of certificates of any series to receive distributions in respect of payments (and, in particular, prepayments) of principal of the mortgage loans in the related trust fund may vary based on the occurrence of certain events, such as, the retirement of one or more classes of certificates of that series, or subject to certain contingencies, such as, prepayment and default rates with respect to those mortgage loans.

      In general, the notional amount of a class of interest-only certificates will either (1) be based on the principal balances of some or all of the mortgage assets in the related trust fund or (2) equal the principal balances of one or more of the other classes of certificates of the same series.
Accordingly, the yield on those interest-only certificates will be inversely related to the rate at which payments and other collections of principal are received on those mortgage assets or distributions are made in reduction of the principal balances of those classes of certificates, as the case may be.

      Consistent with the foregoing, if a class of certificates of any series consists of interest-only certificates or principal-only certificates, a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in principal-only certificates, and a higher than anticipated rate of principal prepayments on those mortgage loans will negatively affect the yield to investors in interest-only certificates. If the offered certificates of a series include those certificates, the related prospectus supplement will include a table showing the effect of various assumed levels of prepayment on yields on those certificates. Those tables will be intended to illustrate the sensitivity of yields to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, yields or prepayment rates.

      We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a group of multifamily or commercial mortgage loans. However, the extent of prepayments of principal of the mortgage loans in any trust fund may be affected by factors such as:

      o   the availability of mortgage credit,

      o   the relative economic vitality of the area in which the Mortgaged
          Properties are located,

      o   the quality of management of the Mortgaged Properties,

      o   the servicing of the mortgage loans,

      o   possible changes in tax laws and other opportunities for investment,

      o   the existence of Lock-out Periods,

      o   requirements that principal prepayments be accompanied by Prepayment
          Premiums, and

      o   by the extent to which these provisions may be practicably enforced.

      The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage loan's interest rate, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of ARM Loans, as prevailing market interest rates decline, and without regard to whether the mortgage interest rates on the
ARM Loans decline in a manner consistent

                                       39

therewith, the related borrowers may have an increased incentive to refinance for purposes of either (1) converting to a fixed rate loan and thereby "locking in" that rate or (2) taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

      Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell
Mortgaged Properties in order to realize their equity in the Mortgaged
Properties, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits. We will make no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to the relative importance of those factors, as to the percentage of the principal balance of the mortgage loans that will be paid as of any date or as to the overall rate of prepayment on the mortgage loans.

WEIGHTED AVERAGE LIFE AND MATURITY

      The rate at which principal payments are received on the mortgage loans in any trust fund will affect the ultimate maturity and the weighted average life of one or more classes of the certificates of that series. Weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

      The weighted average life and maturity of a class of certificates of any series will be influenced by the rate at which principal on the related mortgage loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes voluntary prepayments, liquidations due to default and purchases of mortgage loans out of the related trust fund), is paid to that class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR")
prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model.
CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of the loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

      Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans. Moreover, the
CPR and SPA models were developed based upon historical prepayment experience for single-family loans. Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

      The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of those series and the percentage of the initial principal balance of each class that would be outstanding on specified distribution dates based on the assumptions stated in that prospectus supplement, including assumptions that prepayments on the related mortgage loans are made at rates corresponding to various percentages of CPR or SPA, or at other rates specified in that prospectus supplement. Those tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.

                                       40

CONTROLLED AMORTIZATION CLASSES AND COMPANION CLASSES

      A series of certificates may include one or more controlled amortization classes, which will entitle the holders of those certificates to receive principal distributions according to a specified principal payment schedule, which schedule is supported by creating priorities, as described in the related prospectus supplement, to receive principal payments from the mortgage loans in the related trust fund. If so specified in the related prospectus supplement, each controlled amortization class will either be a planned amortization class or a targeted amortization class. In general, a planned amortization class has a
"prepayment collar," that is, a range of prepayment rates that can be sustained without disruption, that determines the principal cash flow of those certificates. That prepayment collar is not static, and may expand or contract after the issuance of the planned amortization class depending on the actual prepayment experience for the underlying mortgage loans. Distributions of principal on a planned amortization class would be made in accordance with the specified schedule so long as prepayments on the underlying mortgage loans remain at a relatively constant rate within the prepayment collar and, as described below, companion classes exist to absorb "excesses" or "shortfalls" in principal payments on the underlying mortgage loans. If the rate of prepayment on the underlying mortgage loans from time to time falls outside the prepayment collar, or fluctuates significantly within the prepayment collar, especially for any extended period of time, that event may have material consequences in respect of the anticipated weighted average life and maturity for a planned amortization class. A targeted amortization class is structured so that principal distributions generally will be payable on it in accordance with its specified principal payments schedule so long as the rate of prepayments on the related mortgage assets remains relatively constant at the particular rate used in establishing that schedule. A targeted amortization class will generally afford the holders of those certificates some protection against early retirement or some protection against an extended average life, but not both.

      Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for those certificates. Prepayment risk with respect to a given pool of mortgage assets does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, and as more particularly described in the related prospectus supplement, a companion class will entitle the holders of those certificates to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, and will entitle the holders of those certificates to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow.
A class of certificates that entitles the holders of those certificates to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund enhances the risk of early retirement of that class, or call risk, if the rate of prepayment is relatively fast; while a class of certificates that entitles the holders of those certificates to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund enhances the risk of an extended average life of that class, or extension risk, if the rate of prepayment is relatively slow. Thus, as described in the related prospectus supplement, a companion class absorbs some
(but not all) of the "call risk" and/or "extension risk" that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

      Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans included in a particular trust fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that mortgage loans that require balloon payments may default at maturity, or that the maturity of that mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses

                                       41

on defaulted mortgage loans, the master servicer or a special servicer, to the extent and under the circumstances set forth in this prospectus and in the related prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of your certificates and, if those certificates were purchased at a discount, reduce your yield.

      Negative Amortization. The weighted average life of a class of certificates can be affected by mortgage loans that permit negative amortization to occur. A mortgage loan that provides for the payment of interest calculated at a rate lower than the rate at which interest accrues on it would be expected during a period of increasing interest rates to amortize at a slower rate (and perhaps not at all) than if interest rates were declining or were remaining constant. This slower rate of mortgage loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of certificates of the related series. In addition, negative amortization on one or more mortgage loans in any trust fund may result in negative amortization on the certificates of the related series. The related prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certificates of the related series. The portion of any mortgage loan negative amortization allocated to a class of certificates may result in a deferral of some or all of the interest payable on them, which deferred interest may be added to the principal balance of the certificates. Accordingly, the weighted average lives of mortgage loans that permit negative amortization and that of the classes of certificates to which the negative amortization would be allocated or that would bear the effects of a slower rate of amortization on those mortgage loans, may increase as a result of that feature.

      Negative amortization also may occur in respect of an ARM Loan that limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate, provides that its scheduled payment will adjust less frequently than its mortgage interest rate or provides for constant scheduled payments notwithstanding adjustments to its mortgage interest rate. Accordingly, during a period of declining interest rates, the scheduled payment on that mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate, thereby resulting in the accelerated amortization of that mortgage loan. This acceleration in amortization of its principal balance will shorten the weighted average life of that mortgage loan and, correspondingly, the weighted average lives of those classes of certificates entitled to a portion of the principal payments on that mortgage loan.

      The extent to which the yield on any offered certificate will be affected by the inclusion in the related trust fund of mortgage loans that permit negative amortization, will depend upon (1) whether that offered certificate was purchased at a premium or a discount and (2) the extent to which the payment characteristics of those mortgage loans delay or accelerate the distributions of principal on that certificate or, in the case of an interest-only certificate, delay or accelerate the amortization of the notional amount of that certificate.
See "--Yield and Prepayment Considerations" above.

      Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certificates of the related series.

      Losses and Shortfalls on the Mortgage Assets. The yield on your certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage loans in the related trust fund and the timing of those losses and shortfalls. In general, the earlier that any loss or shortfall occurs, the greater will be the negative effect on yield for any class of certificates that is required to bear the effects of the shortfall.

                                       42

      The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, if so specified in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by a reduction in the entitlements to interest and/or principal balances of one or more classes of certificates, or by establishing a priority of payments among those classes of certificates.

      The yield to maturity on a class of Subordinate Certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage loans in the related trust fund.

      Additional Certificate Amortization. In addition to entitling the holders of one or more classes of a series of certificates to a specified portion, which may during specified periods range from none to all, of the principal payments received on the mortgage assets in the related trust fund, one or more classes of certificates of any series, including one or more classes of offered certificates of those series, may provide for distributions of principal of those certificates from:

      1.  amounts attributable to interest accrued but not currently distributable on one or more classes of accrual certificates,

      2.  Excess Funds, or

      3.  any other amounts described in the related prospectus supplement.

      "Excess Funds" will, in general, represent that portion of the amounts distributable in respect of the certificates of any series on any distribution date that represent (1) interest received or advanced on the mortgage assets in the related trust fund that is in excess of the interest currently accrued on the certificates of that series, or (2) Prepayment Premiums, payments from
Equity Participations or any other amounts received on the mortgage assets in the related trust fund that do not constitute interest on, or principal of, those certificates. The prospectus supplement may describe certain variations in the calculation of Excess Funds that are applicable to a specific series.

      The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of those certificates and, if those certificates were purchased at a premium, reduce the yield on those certificates. The related prospectus supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of certificates out of those sources would have any material effect on the rate at which those certificates are amortized.

      Optional Early Termination. If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund by the party or parties specified in the related prospectus supplement, under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the principal balance of a specified class or classes of certificates by a specified percentage or amount, the specified party may be authorized or required to solicit bids for the purchase of all of the mortgage assets of the related trust fund, or of a sufficient portion of those mortgage assets to retire that class or classes, as set forth in the related prospectus supplement. In the absence of other factors, any early retirement of a class of offered certificates would shorten the weighted average life of those certificates and, if those certificates were purchased at premium, reduce the yield on those certificates.

                                   THE SPONSOR

      The related prospectus supplement will identify the sponsor or sponsors of the applicable series. JPMorgan Chase Bank, National Association ("JPMCB"), a
national banking association, may be a sponsor (in such capacity, the
"Sponsor"). JPMCB is a national bank and acquires and originates

                                       43

mortgage loans for public and private securitizations as well as being a commercial bank offering a wide range of banking services to its customers, both domestically and internationally. JPMCB is a wholly owned bank subsidiary of
JPMorgan Chase & Co., a Delaware corporation whose principal office is located in New York, New York. JPMCB is chartered and its business is subject to examination and regulation by the Office of the Comptroller of the Currency.

      Additional information, including the most recent Form 10-K and Annual
Report of JPMorgan Chase & Co., and additional annual, quarterly and current reports filed or furnished with the Securities and Exchange Commission by
JPMorgan Chase & Co., as they become available, may be obtained without charge by each person to whom this Prospectus is delivered upon the written request of any such person to the Office of the Secretary, JPMorgan Chase & Co., 270 Park
Avenue, New York, New York 10017.

      JPMCB may also act as a Mortgage Asset Seller and may act as Servicer and/or a provider of any cashflow agreements with respect to the offered certificates. JPMCB is an affiliate of the Depositor and J.P. Morgan Securities
Inc.

                                  THE DEPOSITOR

      J.P. Morgan Chase Commercial Mortgage Securities Corp., the Depositor, is
a Delaware corporation organized on September 19, 1994. The Depositor is a wholly owned subsidiary of JPMCB. The Depositor maintains its principal office at 270 Park Avenue, New York, New York 10017. Its telephone number is (212)
834-9299. The Depositor does not have, nor is it expected in the future to have, any significant assets.

      The Depositor purchases commercial mortgage loans and interests in commercial mortgage loans for the purpose of selling those assets to trusts created in connection with the securitization of pools of assets and does not engage in any activities unrelated thereto.

      The Depositor remains responsible under the Pooling and Servicing
Agreement for providing the Master Servicer, Special Servicer and Trustee with certain information and other assistance requested by those parties and reasonably necessary to performing their duties under the Pooling and Servicing
Agreement. The Depositor also remains responsible for mailing notices to the
Certificateholders upon the appointment of certain successor entities under the
Pooling and Servicing Agreement.

                               THE ISSUING ENTITY

      The Issuing Entity will be a New York common law trust, formed on the closing date of each series of certificates pursuant to a Pooling Agreement. The trust will have no officers or directors and no continuing duties other than to hold the assets underlying the certificates and to issue the certificates. The
Issuing Entity will operate under a fiscal year ending each December 31st. The trustee, the master servicer and the special servicer are the persons authorized to act on behalf of the Issuing Entity under the Pooling Agreement with respect to the mortgage loans and the certificates.

                                 USE OF PROCEEDS

      We will apply the net proceeds to be received from the sale of the certificates of any series to the purchase of trust assets. We expect to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets we have acquired, prevailing interest rates, availability of funds and general market conditions.

                                       44

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

      Each series of certificates will represent the entire beneficial ownership interest in a trust fund. As described in the related prospectus supplement, the certificates of each series, including the offered certificates of that series, may consist of one or more classes of certificates that, among other things:

      o   provide for the accrual of interest on the certificates at a fixed rate, variable rate, reset rate or adjustable rate;

      o   are senior (collectively, "Senior Certificates") or subordinate
          (collectively, "Subordinate Certificates") to one or more other classes of certificates in entitlement to certain distributions on the certificates;

      o   are principal-only certificates entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest;

      o   are interest-only certificates entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal;

      o   provide for distributions of interest on, or principal of, those certificates that commence only after the occurrence of certain events, such as the retirement of one or more other classes of certificates of that series;

      o   provide for distributions of principal of those certificates to be made, from time to time or for designated periods, at a rate that is faster, and, in some cases, substantially faster, or slower, and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

      o   provide for controlled distributions of principal of those certificates to be made based on a specified payment schedule or other methodology, subject to available funds; or

      o   provide for distributions based on collections of Prepayment Premiums and Equity Participations on the mortgage assets in the related trust fund.

      Each class of offered certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of certain classes of interest-only certificates or residual certificates, notional amounts or percentage interests, specified in the related prospectus supplement. As provided in the related prospectus supplement, one or more classes of offered certificates of any series may be issued in fully registered, definitive form
(those certificates, "Definitive Certificates") or may be offered in book-entry format (those certificates, "Book-Entry Certificates") through the facilities of
The Depository Trust Company ("DTC"). The offered certificates of each series
(if issued as Definitive Certificates) may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection therewith. Interests in a class of Book-Entry Certificates will be transferred on the book-entry records of DTC and its participating organizations. See "Risk Factors--Your Ability to Resell Certificates May Be
Limited Because of Their Characteristics" and "--Book-Entry System for Certain
Classes May Decrease Liquidity and Delay Payment" in this prospectus.

DISTRIBUTIONS

      Distributions on the certificates of each series will be made on each distribution date as specified in the related prospectus supplement from the
Available Distribution Amount for that series and that distribution date. The
"Available Distribution Amount" for any distribution date will generally refer to the total of all payments or other collections on or in respect of the mortgage assets and any interest rate or

                                       45

currency swap or interest rate cap, floor or collar contracts included in the related trust fund that are available for distribution to the holders of certificates of that series on that date. The particular components of the
Available Distribution Amount for any series on each distribution date will be more specifically described in the related prospectus supplement.

      Distributions on the certificates, other than the final distribution in retirement of that certificate, will generally be made to the persons in whose names those certificates are registered at the close of business on the last business day of the month preceding the month in which the applicable distribution date occurs (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the Determination
Date specified in the related prospectus supplement. The Record Date for each series will be set forth in the related prospectus supplement. All distributions with respect to each class of certificates on each distribution date will be allocated pro rata among the outstanding certificates in that class. Payments will be made either by wire transfer in immediately available funds to your account at a bank or other entity having appropriate facilities for the transfer, if you have provided the person required to make those payments with wiring instructions no later than the date specified in the related prospectus supplement (and, if so provided in the related prospectus supplement, that you hold certificates in the amount or denomination specified in the prospectus supplement), or by check mailed to the address of that certificateholder as it appears on the certificate register; provided, however, that the final distribution in retirement of any class of certificates (whether Definitive
Certificates or Book-Entry Certificates) will be made only upon presentation and surrender of those certificates at the location specified in the notice to certificateholders of the final distribution.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

      Each class of certificates of each series, other than certain classes of principal-only certificates and residual certificates ("Residual Certificates")
that have no pass-through interest rate, may have a different pass-through interest rate, which in each case may be fixed, variable, reset rate or adjustable. The related prospectus supplement will specify the pass-through interest rate or, in the case of a variable, reset rate or adjustable pass-through interest rate, the method for determining the pass-through interest rate, for each class. If so specified in the related prospectus supplement, interest on the certificates of each series will be calculated on the basis of a
360-day year consisting of twelve 30-day months.

      Distributions of interest in respect of any class of certificates (other than certain classes of certificates that will be entitled to distributions of accrued interest commencing only on the distribution date, or under the circumstances specified in the related prospectus supplement ("Accrual
Certificates"), and other than any class of principal-only certificates or
Residual Certificates which are not entitled to distributions of interest) will be made on each distribution date based on the Accrued Certificate Interest for that class and that distribution date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to that class on that distribution date. Prior to the time interest is distributable on any class of
Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on that class will be added to the principal balance of those certificates on each distribution date. With respect to each class of certificates, other than certain classes of interest-only certificates and certain classes of residual certificates, the "Accrued Certificate Interest" for each distribution date will be equal to interest at the applicable pass-through interest rate accrued for a specified period of time, or accrual period, generally corresponding in length to the time period between distribution dates, on the outstanding principal balance of that class of certificates immediately prior to that distribution date.

      The Accrued Certificate Interest for each distribution date on a class of interest-only certificates will be similarly calculated except that it will accrue on a notional amount that is either:

      1.  based on the principal balances of some or all of the mortgage assets in the related trust fund,

      2.  equal to the principal balances of one or more other classes of certificates of the same series, or

      3.  an amount or amounts specified in the applicable prospectus supplement.

                                       46

      Reference to a notional amount with respect to a class of interest-only certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal. If so specified in the related prospectus supplement, the amount of Accrued
Certificate Interest that is otherwise distributable on, or, in the case of
Accrual Certificates, that may otherwise be added to the principal balance of, one or more classes of the certificates of a series will be reduced to the extent that any Prepayment Interest Shortfalls, as described under "Yield and
Maturity Considerations--Certain Shortfalls in Collections of Interest" in this prospectus, exceed the amount of any sums that are applied to offset the amount of those shortfalls. The particular manner in which those shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of Accrued
Certificate Interest that is otherwise distributable on (or, in the case of
Accrual Certificates, that may otherwise be added to the principal balance of) a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust fund. Any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to that class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust fund may result in a corresponding increase in the principal balance of that class if so specified in the related prospectus supplement. See "Risk
Factors--Prepayments of the Mortgage Assets Will Affect the Timing of Your Cash
Flow and May Affect Your Yield" and "Yield and Maturity Considerations" in this prospectus.

DETERMINATION OF INTEREST RATES

      Day Count Basis; Interest Rate Change Dates; Interest Rate Determination
Dates. The prospectus supplement for each series of certificates will specify the applicable interest rates (or the methods by which interest will be determined) and day count conventions for each class of certificates. For any class of certificates that bears interest at (i) a LIBOR-based rate, interest due for any accrual period generally will be determined on the basis of an
Actual/360 day year, (ii) a fixed rate, interest due for any accrual period will be determined on the basis of a 30/360 day year, and (iii) a floating rate that is not LIBOR-based, the remarketing agents, in the case of reset rate certificates, will set forth the applicable day-count convention for the related reset period as specified in the related prospectus supplement and in the written notice sent to the reset rate certificateholders on the related remarketing terms determination date. The applicable day count convention will be determined in accordance with prevailing market conventions and existing market conditions, but generally will be limited to the following accrual methods:

      o   "30/360" which means that interest is calculated on the basis of a
          360-day year consisting of twelve 30-day months;

      o   "Actual/360" which means that interest or any other relevant factor is calculated on the basis of the actual number of days elapsed in a year of 360 days;

      o   "Actual/365 (fixed)" which means that interest is calculated on the basis of the actual number of days elapsed in a year of 365 days, regardless of whether accrual or payment occurs in a leap year;

      o   "Actual/Actual (accrual basis)" which means that interest is calculated on the basis of the actual number of days elapsed in a year of 365 days, or 366 days for every day in a leap year;

      o   "Actual/Actual (payment basis)" which means that interest is calculated on the basis of the actual number of days elapsed in a year of 365 days if the interest period ends in a non-leap year, or 366 days if the interest period ends in a leap year, as the case may be;
          and

      o   "Actual/Actual (ISMA)" is a calculation in accordance with the definition of "Actual/ Actual" adopted by the International Securities
          Market Association ("ISMA"), which means that interest is calculated on the following basis:

                                       47

      o   where the number of days in the relevant accrual period is equal to or shorter than the determination period during which such accrual period ends, the number of days in such accrual period divided by the product of (A) the number of days in such determination period and (B) the number of distribution dates that would occur in one calendar year; or

      o   where the accrual period is longer than the determination period during which the accrual period ends, the sum of:

                      (1)   the number of days in such accrual period falling in
                            the determination period in which the accrual period
                            begins divided by the product of (x) the number of
                            days in such determination period and (y) the number
                            of distribution dates that would occur in one
                            calendar year; and

                      (2)   the number of days in such accrual period falling in
                            the next determination period divided by the product
                            of (x) the number of days in such determination
                            period and (y) the number of distribution dates that
                            would occur in one calendar year;

where "determination period" means the period from and including one calculation date to but excluding the next calculation date and "calculation date" means, in each year, each of those days in the calendar year that are specified herein as being the scheduled distribution dates.

      For any class of securities that bears interest at a LIBOR-based rate, the related interest rate determination dates will be LIBOR Determination Dates, as described under "--LIBOR" below. If the reset rate certificates bear interest at a floating rate, the remarketing agents and in accordance with prevailing market conventions and existing market conditions, will set forth the applicable dates, or intervals between dates, on which the applicable rate of interest will be determined, and the related dates on which such interest rates will be changed during each related accrual period during a reset period, as part of the written notice sent to the reset rate certificateholders on the related remarketing terms determination date and as set forth in the related prospectus supplement.

      LIBOR. The prospectus supplement for a series of certificates will set forth the definition of LIBOR, and how LIBOR will be determined. In most cases, we expect that LIBOR, for any accrual period, will be the London interbank offered rate for deposits in U.S. Dollars for a period equal to one month, which appears on the Dow Jones Market Service Page 3750 as of 11:00 a.m. London time, on the related LIBOR Determination Date. If an applicable rate does not appear on The Dow Jones Market Service Page 3750, the rate for that accrual period will be determined on the basis of the rates at which deposits in U.S. Dollars, are offered at approximately 11:00 a.m., London time, on that LIBOR Determination
Date, to prime banks in the London interbank market by the Reference Banks and in an amount that is representative for a single such transaction in the relevant market at the relevant time. The remarketing agents, the trustee, the paying agent or another person performing similar functions will request the principal London office of each Reference Bank to provide a quotation of its rate. If the Reference Banks provide at least two quotations, the rate for that accrual period will be the arithmetic mean of the quotations. If the Reference
Banks provide fewer than two quotations, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the remarketing agents, the trustee, the paying agent or another person performing similar functions, at approximately 11:00 a.m. New York time, on that
LIBOR Determination Date, for loans in U.S. Dollars to leading European banks and in an amount that is representative for a single such transaction in the relevant market at the relevant time. If the Reference Banks are not providing quotations, LIBOR in effect for the applicable accrual period will be LIBOR for the specified maturity in effect for the previous accrual period.

      For this purpose:

      o   "LIBOR Determination Date" means, for each accrual period, the second business day before the beginning of that accrual period unless another day is specified in the related prospectus supplement.

                                       48

      o   "Dow Jones Market Service Page 3750" means the display page so designated on the Dow Jones Market Service or any other page that may replace that page on that service for the purpose of displaying comparable rates or prices.

      o   "Reference Banks" means four major banks in the London interbank market selected by the remarketing agents, the trustee, the paying agent or another person performing similar functions.

      For purposes of calculating LIBOR, a business day is any day on which banks in New York City and the City of London are open for the transaction of international business.

      Commercial Paper Rate. If certificates of any series bear interest based on the commercial paper rate (the "Commercial Paper Rate"), the Commercial Paper
Rate for any relevant interest determination date will be the Bond Equivalent
Yield shown below of the rate for 90-day commercial paper, as published in
H.15(519) prior to 3:00 p.m., New York City time, on that interest determination date under the heading "Commercial Paper--Financial".

      If the commercial paper rate cannot be determined as described above, the following procedures will be observed:

      o   If the rate described above is not published in H.15(519) by 3:00
          p.m., New York City time, on that interest determination date, unless the calculation is made earlier and the rate was available from that source at that time, then the commercial paper rate will be the bond equivalent yield of the rate on the relevant interest determination date, for commercial paper having the index maturity specified on the
          Remarketing Terms Determination Date, as published in H.15 Daily
          Update or any other recognized electronic source used for displaying that rate under the heading "Commercial Paper-- Financial". The "Bond
          Equivalent Yield" will be calculated as follows:

                       Bond Equivalent Yield =     N x D
                                                ------------ x 100
                                                360 (D x 90)

      where "D" refers to the per annum rate determined as set forth above, quoted on a bank discount basis and expressed as a decimal and "N" refers to 365 or 366, as the case may be.

      o   If the rate described in the prior paragraph cannot be determined, the Commercial Paper Rate will remain the commercial paper rate then in effect on that interest determination date.

      o   The Commercial Paper Rate will be subject to a lock-in period of six
          New York City business days.

      CMT Rate. If the reset rate certificates of any series bear interest based on the Treasury constant maturity rate (the "CMT Rate"), the CMT Rate for any relevant interest determination date will be the rate displayed on the applicable Designated CMT Money line Telerate Page shown below by 3:00 p.m., New
York City time, on that interest determination date under the caption "Treasury
Constant Maturities Federal Reserve Board Release H.15...Mondays Approximately
3:45 p.m.," under the column for:

      o   If the Designated CMT Money line Telerate Page is 7051, the rate on that interest determination date; or

      o   If the Designated CMT Money line Telerate Page is 7052, the average for the week, or the month, as specified on the related remarketing terms determination date, ended immediately before the week in which the related interest determination date occurs.

      The following procedures will apply if the CMT Rate cannot be determined as described above:

      o   If the rate described above is not displayed on the relevant page by
          3:00 p.m., New York City time on that interest determination date, unless the calculation is made earlier and the rate is available from that source at that time on that interest determination date, then the
          CMT Rate will

                                       49

          be the Treasury constant maturity rate having the designated index maturity, as published in H.15(519) or another recognized electronic source for displaying the rate.

      o   If the applicable rate described above is not published in H.15(519)
          or another recognized electronic source for displaying such rate by
          3:00 p.m., New York City time on that interest determination date, unless the calculation is made earlier and the rate is available from one of those sources at that time, then the CMT Rate will be the
          Treasury constant maturity rate, or other United States Treasury rate, for the index maturity and with reference to the relevant interest determination date, that is published by either the Board of Governors of the Federal Reserve System or the United States Department of the
          Treasury and that the remarketing agents determine to be comparable to the rate formerly displayed on the Designated CMT Money line Telerate
          Page shown above and published in H.15(519).

      o   If the rate described in the prior paragraph cannot be determined, then the CMT Rate will be determined to be a yield to maturity based on the average of the secondary market closing offered rates as of approximately 3:30 p.m., New York City time, on the relevant interest determination date reported, according to their written records, by leading primary United States government securities dealers in New
          York City. The remarketing agents, the trustee, the paying agent or another person performing similar functions will select five such securities dealers and will eliminate the highest and lowest quotations or, in the event of equality, one of the highest and lowest quotations, for the most recently issued direct nonmalleable fixed rate obligations of the United States Treasury ("Treasury Notes") with an original maturity of approximately the designated index maturity and a remaining term to maturity of not less than the designated index maturity minus one year in a representative amount.

      o   If three Treasury Note quotations of the kind described in the prior paragraph cannot be obtained, the CMT Rate will be determined to be the yield to maturity based on the average of the secondary market bid rates for Treasury Notes with an original maturity longer than the designated CMT index maturity which have a remaining term to maturity closest to the designated CMT index maturity and in a representative amount, as of approximately 3:30 p.m., New York City time, on the relevant interest determination date of leading primary United States government securities dealers in New York City. In selecting these offered rates, the remarketing agents, the trustee, the paying agent or another person performing similar functions will request quotations from at least five such securities dealers and will disregard the highest quotation (or if there is equality, one of the highest) and the lowest quotation (or if there is equality, one of the lowest). If two Treasury Notes with an original maturity longer than the designated CMT index maturity have remaining terms to maturity that are equally close to the designated CMT index maturity, quotations will be obtained for the Treasury Note with the shorter remaining term to maturity.

      o   If three or four but not five leading primary United States government securities dealers are quoting as described in the prior paragraph, then the CMT Rate for the relevant interest determination date will be based on the average of the bid rates obtained and neither the highest nor the lowest of those quotations will be eliminated.

      o   If fewer than three of the selected leading primary United States government securities dealers selected are quoting as described above, the CMT Rate will remain the CMT Rate then in effect on that interest determination date.

      Federal Funds Rate. If the certificates of any series bear interest based on the federal funds rate (the "Federal Funds Rate"), the Federal Funds Rate for any relevant interest determination date will be the rate for U.S. dollar
Federal funds, as published in H.15(519) for that day opposite the caption
"Federal Funds (Effective)" as that rate is displayed on that interest determination date on Money line Telerate Page 120 under the heading "Federal
Funds Rate". The following procedures will be observed if the Federal Funds Rate cannot be determined as described above:

                                       50

      o   If the rate described above does not appear on Money line Telerate
          Page 120 or is not yet published in H.15(519) by 3:00 p.m., New York
          City time, on that interest determination date, unless the calculation is made earlier and the rate was available from that source at that time, then the Federal funds rate for the relevant interest determination date will be the rate described above in H.15 Daily
          Update, or any other recognized electronic source used for the purpose of displaying such rate, opposite the heading "Federal Funds
          (Effective)".

      o   If the rate described above does not appear on Money line Telerate
          Page 120 or is not yet published in H.15(519), H.15 Daily Update or another recognized electronic source for displaying such rate by 3:00
          p.m., New York City time, on that interest determination date, the
          Federal Funds Rate for that interest determination date will be the arithmetic mean of the rates for the last transaction in overnight
          U.S. Dollar Federal funds arranged by three leading brokers of Federal
          Funds transactions in New York City, selected by the remarketing agents, the trustee, the paying agent or another person performing similar functions, on that interest determination date.

      o   If fewer than three of the selected brokers are quoting as described above, the Federal Funds Rate will remain the Federal Funds Rate then in effect on the relevant interest determination date.

      91-day Treasury Bill Rate. If the certificates of any series bear interest at the 91-day Treasury Bill Rate (the "91-day Treasury Bill Rate"), the 91-day
Treasury Bill Rate for any relevant interest determination date will be the rate equal to the weighted average per annum discount rate (expressed as a bond equivalent yield and applied on a daily basis) for direct obligations of the
United States with a maturity of thirteen weeks ("91-day Treasury Bills") sold at the applicable 91-day Treasury Bill auction, as published in H.15(519) or otherwise or as reported by the U.S. Department of the Treasury.

      In the event that the results of the auctions of 91-day Treasury Bills cease to be published or reported as provided above, or that no 91-day Treasury
Bill auction is held in a particular week, then the 91-day Treasury Bill Rate in effect as a result of the last such publication or report will remain in effect until such time, if any, as the results of auctions of 91-day Treasury Bills will again be so published or reported or such auction is held, as the case may
be.

      The 91-day Treasury Bill Rate will be subject to a lock-in period of six
New York City business days.

      Prime Rate. If certificates of any series bear interest based on the prime rate (the "Prime Rate"), the Prime Rate for any relevant interest determination date is the prime rate or base lending rate on that date, as published in
H.15(519), prior to 3:00 p.m., New York City time, on that interest determination date under the heading "Bank Prime Loan."

      The following procedures will be observed if the Prime Rate cannot be determined as described above:

      o   If the rate described above is not published in H.15(519) prior to
          3:00 p.m., New York City time, on the relevant interest determination date, unless the calculation is made earlier and the rate was available from that source at that time, then the Prime Rate will be the rate for that interest determination date, as published in H.15
          Daily Update or another recognized electronic source for displaying such rate opposite the caption "Bank Prime Loan."

      o   If the above rate is not published in either H.15(519), H.15 Daily
          Update or another recognized electronic source for displaying such rate by 3:00 p.m., New York City time, on the relevant interest determination date, then the remarketing agents will determine the
          Prime Rate to be the average of the rates of interest publicly announced by each bank that appears on the Reuters Screen designated as "USPRIME1" as that bank's prime rate or base lending rate as in effect on that interest determination date.

      o   If fewer than four rates appear on the Reuters Screen USPRIME1 page on the relevant interest determination date, then the Prime Rate will be the average of the prime rates or base lending rates quoted, on the basis of the actual number of days in the year divided by a 360-day year, as

                                       51

          of the close of business on that interest determination date by three major banks in New York City selected by the remarketing agents, the trustee, the paying agent or another person performing similar functions.

      o   If the selected banks are not quoting as mentioned above, the Prime
          Rate will remain the prime rate then in effect on that interest determination date.

DISTRIBUTIONS OF PRINCIPAL ON THE CERTIFICATES

      Each class of certificates of each series, other than certain classes of interest-only certificates and Residual Certificates, will have a principal balance which, at any time, will equal the then maximum amount that the holders of certificates of that class will be entitled to receive in respect of principal out of the future cash flow on the mortgage assets and any interest rate or currency swap or interest rate cap, floor or collar contracts included in the related trust fund. The outstanding principal balance of a class of certificates will be reduced by distributions of principal made on the certificates from time to time and, if so provided in the related prospectus supplement, further by any losses incurred in respect of the related mortgage assets allocated thereto from time to time. In turn, the outstanding principal balance of a class of certificates may be increased as a result of any deferred interest on or in respect of the related mortgage assets being allocated to that class from time to time, and will be increased, in the case of a class of
Accrual Certificates prior to the distribution date on which distributions of interest on the certificates are required to commence, by the amount of any
Accrued Certificate Interest in respect of those certificates (reduced as described above). The initial principal balance of each class of a series of certificates will be specified in the related prospectus supplement. As described in the related prospectus supplement, distributions of principal with respect to a series of certificates will be made on each distribution date to the holders of the class or classes of certificates of that series entitled thereto until the principal balances of those certificates have been reduced to zero. Distributions of principal with respect to one or more classes of certificates may be made at a rate that is faster, and, in some cases, substantially faster, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund.
Distributions of principal with respect to one or more classes of certificates may not commence until the occurrence of certain events, including the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower, and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal with respect to one or more classes of certificates may be contingent on the specified principal payment schedule for another class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received. If so specified in the related prospectus supplement, distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of that class.

DISTRIBUTIONS ON THE CERTIFICATES IN RESPECT OF PREPAYMENT PREMIUMS OR IN
 RESPECT OF EQUITY PARTICIPATIONS

      If so provided in the related prospectus supplement, Prepayment Premiums or payments in respect of Equity Participations received on or in connection with the mortgage assets in any trust fund will be distributed on each distribution date to the holders of the class of certificates of the related series entitled thereto in accordance with the provisions described in that prospectus supplement.

ADDITIONAL INFORMATION REGARDING RESET RATE CERTIFICATES

      Interest. The applicable interest rate for a class of reset rate certificates will be reset from time to time at an interest rate determined using the procedures described below or as otherwise specified in the related prospectus supplement.

                                       52

      Interest will be payable on the reset rate certificates for each applicable distribution date as set forth in the related prospectus supplement.
Interest on a class of reset rate certificates during any reset period:

      o   when they bear a fixed rate of interest will accrue daily and will be computed based on a 30/360 basis;

      o   when they bear a floating rate of interest based on one-month LIBOR will accrue daily and will be computed based on an Actual/360 basis;
          and

      o   when they bear a floating rate of interest based on another index may be computed on a different basis and use a different interval between interest rate determination dates as described under "--Determination of Interest Rates--Day Count Basis; Interest Rate Change Dates;
          Interest Rate Determination Dates" above.

      Except for the initial accrual period or if specified in the related prospectus supplement:

      o   an accrual period during any reset period when any class of reset rate certificates bears interest at a floating rate of interest will generally begin on the last applicable distribution date and end on the day before the next applicable distribution date; and

      o   accrual periods when a class of reset rate certificates bears interest at a fixed rate will generally begin on the first day of the month preceding the month in which the applicable distribution date occurs and end on the last day of that month.

      Principal. Payments of principal will be made to any class of reset rate certificates on each distribution date in the amount and payment priorities as set forth in the related prospectus supplement.

      Reset Periods. During the initial reset period for each class of reset rate certificates, interest will be payable on each distribution date at the interest rates shown in the applicable prospectus supplement. We refer to each initial reset date, together with each date thereafter on which the interest rate on a class of reset rate certificates may be reset, as a "reset date" and each period in between the reset dates as a "reset period". All reset dates will occur on a distribution date or at the beginning of an accrual period, and each reset period will end on the day before a distribution date or at the end of an accrual period, as specified in the related prospectus supplement.

      The applicable interest rate on each class of reset rate certificates will be reset as of each reset date as determined by:

      o   the remarketing agents with respect to the length of the reset period, whether the interest rate is fixed or floating and, if floating, the applicable interest rate index, the day count convention, the interest rate determination dates, the interval between interest rate change dates during each accrual period, and the related all-hold rate, if applicable; and

      o   the remarketing agents with respect to the determination of the fixed rate of interest or spread to the chosen interest rate index, as applicable.

      The remarketing agents, the trustee, the paying agent or another person performing similar functions will be responsible for arranging, on behalf of the trust, any interest rate swaps or other derivative instruments that may be required to hedge any basis risk that results from the rate of interest on the reset rate certificates and for selecting one or more eligible swap counterparties. See "--Floating Rate Mode" and "--Fixed Rate Mode" below. Any such swap or derivative instrument may be entered into upon the initial issuance of the applicable series of certificates or at a later time in connection with the resetting of the interest rate on a class of reset rates certificates, as may be further specified in the related prospectus supplement. The spread for each reset period will be determined in the manner described below under
"--Spread Determination Date."

                                       53

      Each reset period will be no less than three months. If specified in the related prospectus supplement, the applicable distribution dates when holders will receive interest and/or principal payments will be determined by the remarketing agents on the applicable remarketing terms determination date in connection with the establishment of each reset period.

      Absent a failed remarketing, holders that wish to be repaid on a reset date will be able to obtain a 100% repayment of principal by tendering their reset rate certificates pursuant to the remarketing process. See "--Tender of
Reset Rate Certificates; Remarketing Procedures" below.

      Interest on each class of reset rate certificates during each reset period after the initial reset period will accrue and be payable either:

      o   at a floating interest rate, in which case such reset rate certificates are said to be in floating rate mode, or

      o   at a fixed interest rate, in which case such reset rate certificates are said to be in fixed rate mode,

in each case as determined by the remarketing agents and in accordance with the remarketing agreement and the applicable remarketing agency agreement.

      Remarketing Terms Determination Date. The initial reset dates for each class of reset rate certificates will be as set forth in the related prospectus supplement. On or prior to a date set forth in the related prospectus supplement
(not less than eight business days prior to the reset date) that is prior to each reset date, referred to as the "remarketing terms determination date," the remarketing agents will establish some or all of the following terms for the reset rate certificates on or prior to the remarketing terms determination date, which terms will be applicable during the following reset period:

      o   the expected weighted average life of that class of reset rate certificates;

      o   the name and contact information of the remarketing agents;

      o   the next reset date and reset period;

      o   the applicable minimum denomination and additional increments;

      o   if two or more classes of reset rate certificates are successfully remarketed on the same reset date, whether there will be any change in their relative priorities with respect to the right to receive payments of principal;

      o   the interest rate mode, i.e., fixed rate or floating rate;

      o   if in floating rate mode, the applicable interest rate index;

      o   if in floating rate mode, the interval between interest rate change dates;

      o   if in floating rate mode, the applicable interest rate determination date;

      o   if in fixed rate mode, the applicable fixed rate pricing benchmark;

      o   whether there will be a related swap agreement and if so the identities of the eligible swap counterparties from which bids will be solicited;

      o   the applicable interest rate day count convention;

      o   the related all-hold rate, if applicable; and

      o   the principal payment priority of the applicable class, if it will differ from that previously in effect.

                                       54

If specified in the related prospectus supplement, the resetting of an interest rate may require satisfaction of the "rating agency condition," which means the written confirmation or reaffirmation, as the case may be, from each rating agency then rating the securities that any intended action will not result in the downgrading of its then-current rating of any class of securities.

      The remarketing agents will communicate this information by written notice, through DTC, Euroclear Bank, as operator of the Euroclear System, in
Europe ("Euroclear") and Clearstream Banking, societe anonyme ("Clearstream"), as applicable, to the holders of the applicable class of reset rate certificates, the trustee and the rating agencies on the related remarketing terms determination date.

      On each remarketing terms determination date, the remarketing agents will establish the related all-hold rate, as described below. In this event, the reset rate certificateholders of that class will be given not less than two business days to choose whether to hold their reset rate certificates by delivering a hold notice to the remarketing agents, in the absence of which their reset rate certificates will be deemed to have been tendered. See
"--Tender of Reset Rate Certificates; Remarketing Procedures" below.

      If applicable, the all-hold rate will be the minimum rate of interest that will be effective for the following reset period. If the rate of interest using the spread or fixed rate of interest established on the spread determination date, defined below, is higher than the all-hold rate, all certificateholders who delivered a hold notice agreeing to be subject to the all-hold rate will be entitled to the higher rate of interest for the following reset period. If 100%
of the certificateholders elect to hold their reset rate certificates for the following reset period, the related reset rate will be the all-hold rate.

      If the remarketing agents are unable to determine the terms set forth above that are required to be established on the applicable remarketing terms determination date, then a failed remarketing will be declared on the related spread determination date, all holders will retain their certificates, the failed remarketing rate as previously determined in accordance with the related prospectus supplement will apply, and a reset period of three months (or such other period specified in the related prospectus supplement) will be established as described under "--Failed Remarketing" below.

      Spread Determination Date. On a date set forth in the related prospectus supplement that is prior to the related reset date (not less than three business days prior to the reset date), which we refer to as the "spread determination date", the remarketing agents will set the applicable spread above or below the applicable index, with respect to reset rate certificates that will be in floating rate mode during the next reset period, or applicable fixed rate of interest, with respect to reset rate certificates that will be in fixed rate mode during the next reset period, in either case, at a rate that, in the opinion of the remarketing agents, will enable all of the tendered reset rate certificates to be remarketed by the remarketing agents at 100% of the principal balance of that class of reset rate certificates. Also, if applicable, the remarketing agents, the trustee, the paying agent or another person performing similar functions may select from the bids received from the eligible swap counterparty or counterparties, with which the trust will enter into swap agreements to hedge basis risk for the next related reset period. If required for the immediately following reset period, on or before the related spread determination date the remarketing agents, the trustee, the paying agent or another person performing similar functions will arrange for new or additional securities identification codes to be obtained.

      In addition, on each spread determination date, the remarketing agents will send a written notice to DTC, Euroclear and Clearstream, as applicable, with instructions to distribute such notice to its related participants in accordance with DTC's, Euroclear's and Clearstream's respective procedures, the trustee, any applicable exchange then listing the applicable securities, and the rating agencies setting forth the applicable spread or fixed rate of interest, as the case may be, and, if applicable, the identity of any new swap counterparty or counterparties, including the fixed rate or floating rate (or rates) of interest to be due to each such swap counterparty on each distribution date during the upcoming reset period as well as the failed remarketing rate, if applicable.

                                       55

      Timeline: The following chart shows an example of a timeline of the remarketing process:

        TIMING                                                               EVENT
        ------                                                               -----

                               ----------------------------------------------------------------------------------------

THIRTY TO FIFTEEN CALENDAR
     DAYS PRIOR TO                  (Trustee to provide notices to clearing agencies specifying the identity of the
   REMARKETING TERMS                                                 remarketing agents)
  DETERMINATION DATE
                               ----------------------------------------------------------------------------------------
                                                                               |
                                                                               |
                                                                              \|/
                               ----------------------------------------------------------------------------------------
AT LEAST EIGHT BUSINESS DAYS                                REMARKETING TERMS DETERMINATION DATE
   PRIOR TO RESET DATE          (Notices sent to reset rate certificateholders stating the new terms of the reset rate notes, including the related all-hold rate, if applicable)
                               ----------------------------------------------------------------------------------------
                                                                               |
                                                                               |
                                                                              \|/
                               ----------------------------------------------------------------------------------------
                                                                            NOTICE DATE
    SIX BUSINESS DAYS               (Hold notices due from reset rate certificateholders, if applicable, or they are
  PRIOR TO RESET DATE               deemed to have tendered their reset rate notes; remarketing agents determine the amount of remarketed reset rate notes available for sale)
                               ----------------------------------------------------------------------------------------
                                                                               |
                                                                               |
                                                                              \|/
                               ----------------------------------------------------------------------------------------
                                                                     SPREAD DETERMINATION DATE
                                            (Based on market conditions, the spread or fixed rate is determined by
 THREE BUSINESS DAYS PRIOR           remarketing agents for the next reset period or a failed remarketing is declared,
      TO RESET DATE                     identity of any swap counterparty (or counterparties) is determined; and the related failed remarketing rate for the next reset period will be determined)
                               ----------------------------------------------------------------------------------------
                                                                               |
                                                                               |
                                                                              \|/
                               ----------------------------------------------------------------------------------------
                                                                            RESET DATE
       RESET DATE                   (New terms of the remarketed reset rate certificates become effective; any swap agreement for previous reset period may terminate; any new swap agreement for next reset period becomes effective; payments to tendering certificateholders)
                               ----------------------------------------------------------------------------------------

      The times shown in these timelines are estimates. The actual timing of these events will be specified in the related prospectus supplement.

      Failed Remarketing. There will be a failed remarketing if:

      o   the remarketing agents cannot determine the applicable required reset terms (other than the related spread or fixed rate) on the related remarketing terms determination date;

      o   the remarketing agents cannot establish the required spread or fixed rate on the related spread determination date;

      o   either sufficient committed purchasers cannot be obtained for all tendered reset rate certificates at the spread or fixed rate set by the remarketing agents, or any committed purchasers default on their purchase obligations (and the remarketing agents choose not to purchase those reset rate certificates themselves);

      o   one or more interest rate swap agreements satisfying all required criteria cannot be obtained, if applicable as described under
          "--Floating Rate Mode" and "--Fixed Rate Mode" below;

      o   certain conditions specified in the related remarketing agreement are not satisfied; or

      o   any rating agency then rating the securities has not confirmed or upgraded its then-current ratings of any class of securities, if such confirmation is required.

                                       56

      In the event a failed remarketing is declared with respect to a class of reset rate certificates:

      o   all holders of that class will retain their reset rate certificates;

      o   the related interest rate will be reset to a failed remarketing rate specified in the related prospectus supplement;

      o   the related reset period may be three months (or such other longer period specified in the related prospectus supplement); and

      o   any existing swap agreement may be terminated and/or amended in accordance with its terms, or a new swap agreement entered into, if so specified in the related prospectus supplement.

      If there is a failed remarketing of a class of reset rate certificates, however, the related holders of that class will not be permitted to exercise any remedies as a result of the failure of their class of reset rate certificates to be remarketed on the related reset date.

      Floating Rate Mode. If a class of reset rate certificates is to be reset to bear a floating rate of interest, then, during the corresponding reset period, it will bear interest at a per annum rate equal to the applicable interest rate index, plus or minus the applicable spread, as determined on the relevant spread determination date.

      In addition, if the remarketing agents determine that it would be in the best interest of the trust based on then-current market conditions during any reset period when a class of reset rate certificates bears a floating rate of interest, or if otherwise required to satisfy the rating agency condition, the trust may, as specified in the related prospectus supplement, enter into one or more swap agreements with eligible swap counterparties for the next reset period to hedge some or all of the basis risk. If specified in the related prospectus supplement, these swap agreements may be entered into at the time the reset rate certificates are initially issued. In exchange for providing payments to the trust at the applicable interest rate index plus the related spread, each swap counterparty will be entitled to receive on each distribution date a payment from the trust in an amount specified in the related prospectus supplement. If applicable, the remarketing agents in determining the swap counterparty or counterparties to any swap agreements, will solicit bids regarding the interest rate and other terms from at least three eligible swap counterparties and will select the lowest of these bids to provide the swap agreements. If the lowest bidder specifies a notional amount that is less than the outstanding principal balance of the related class of reset rate certificates, the remarketing agents may select more than one eligible swap counterparty, but only to the extent that such additional eligible swap counterparties have provided the next lowest received bid or bids, and enter into more than one swap agreement to fully hedge the then outstanding principal balance of the related class of reset rate certificates. On or before the spread determination date, the remarketing agents will select the swap counterparty or counterparties.

      Fixed Rate Mode. If a class of reset rate certificates is to be reset to bear a fixed rate of interest, then the applicable fixed rate of interest for the corresponding reset period will be determined on the spread determination date by adding:

      o   the applicable spread as determined by the remarketing agents on the spread determination date; and

      o   the yield to maturity on the spread determination date of the applicable fixed rate pricing benchmark, selected by the remarketing agents, as having an expected weighted average life based on a scheduled maturity at the next reset date, which would be used in accordance with customary financial practice in pricing new issues of asset-backed securities of comparable average life, provided, that the remarketing agents shall establish such fixed rate equal to the rate that, in the opinion of the remarketing agents, will enable all of the tendered reset rate certificates to be remarketed by the remarketing agents at 100% of their outstanding principal balance. However, such fixed rate of interest will in no event be lower than the related all-hold rate, if applicable.

                                       57

      If so specified in the related prospectus supplement, such interest will be payable on each distribution date at the applicable fixed rate of interest, as determined on the spread determination date, during the relevant reset period.

      In addition, if a class of reset rate certificates is to be remarketed to bear interest at a fixed rate, the trust may, if so specified in the prospectus supplement, enter into one or more interest rate swap agreements with eligible swap counterparties on the related reset date, as applicable, to facilitate the trust's ability to pay interest at a fixed rate. If specified in the related prospectus supplement these swap agreements may be entered into at the time the reset rate certificates are initially issued.

Each such swap agreement will generally terminate on the earliest to occur of:

      o   the next succeeding reset date;

      o   the distribution date on which the outstanding principal balance of the related class of reset rate certificates is reduced to zero, including as the result of the optional purchase of the remaining mortgage loans by the related servicer or an auction of the mortgage loans by the related trustee; or

      o   if applicable, the maturity date of the related class of reset rate certificates.

Each swap agreement may be required to satisfy the rating agency condition if so specified in the related prospectus supplement. The remarketing agents generally will use procedures similar to those set forth above under "--Floating Rate
Mode" in the selection of the related swap counterparties and the establishment of the applicable spread.

      Tender of Reset Rate Certificates; Remarketing Procedures. A remarketing agreement will be entered into for the remarketing of the reset rate certificates between the Depositor, or another person specified in the related prospectus supplement, and the remarketing agents named in that agreement. A remarketing agent may resign at any time provided that the resignation does not occur within a specified time period prior to a remarketing terms determination date. The Depositor or another person specified in the related prospectus supplement may appoint a successor remarketing agent upon the resignation of any remarketing agent.

      Prior to any remarketing terms determination date, the remarketing agents, the trustee, the paying agent or another person performing similar functions will:

      o   inform DTC, Euroclear and Clearstream, as applicable, of the identities of the applicable remarketing agents and that such class of securities is subject to automatic tender on the reset date unless a holder elects not to tender its particular reset rate certificates,
          and

      o   request that DTC, Euroclear and Clearstream, as applicable, notify its participants of the contents of the notice given to DTC, Euroclear and Clearstream, as applicable, the notices to be given on the remarketing terms determination date and the spread determination date, and the procedures that must be followed if any beneficial owner of a reset rate certificate wishes to retain the reset rate certificate, each as described below.

This will be the only required notice given to holders prior to a remarketing terms determination date and with respect to the procedures for electing not to tender a class of reset rate certificates. If DTC, Euroclear and Clearstream, as applicable, or its respective nominee is no longer the holder of record of the related class of reset rate certificates, the remarketing agents, the trustee, the paying agent or another person performing similar functions will establish procedures for the delivery of any such notice to the related certificateholders.

      On the reset date that commences each reset period, each reset rate certificate will be automatically tendered, or deemed tendered, to the relevant remarketing agent for remarketing by such remarketing agent on the reset date at
100% of its outstanding principal balance, unless the holder, by delivery of a

                                       58

hold notice, if applicable, elects not to tender its reset rate certificate. If the related class of reset rate certificates are held in book-entry form, 100%
of the outstanding principal balance of such class will be paid in accordance with the standard procedures of DTC, which currently provide for payments in same-day funds or procedures of Euroclear and Clearstream which, due to time zone differences, will be required to provide for payment of principal and interest due on the related distribution date approximately two business days following the reset date, and, with respect to each reset date, other than for any reset period following a reset date upon which a failed remarketing has occurred, up to and including the reset date resulting in a successful remarketing, additional interest at the applicable interest rate from and including the related reset date to, but excluding, the second business day following such reset date. Beneficial owners that tender their reset rate certificates through a broker, dealer, commercial bank, trust company or other institution may be required to pay fees or commissions to such institution.

      If applicable, the hold notice must be received by a remarketing agent during the period commencing on the remarketing terms determination date and ending on the notice date. To ensure that a hold notice is received on a particular day, the beneficial owner must direct its broker or other designated direct or indirect participant to give the hold notice before the broker's cut-off time for accepting instructions for that day. Different firms may have different cutoff times for accepting instructions from their customers.
Accordingly, beneficial owners should consult the brokers or other direct or indirect participants through which they own their interests in the reset rate certificates for the cut-off times for those brokers or participants. A delivered hold notice will be irrevocable. If a hold notice is not timely received for any reason by a remarketing agent on the notice date, the beneficial owner of a class of reset rate certificates will be deemed to have elected to tender such security for remarketing by the relevant remarketing agent. All of the reset rate certificates of the applicable class, whether or not tendered, will bear interest upon the same terms.

      The remarketing agents will attempt, on a reasonable efforts basis, to remarket the tendered reset rate certificates at a price equal to 100% of the aggregate principal balance so tendered. We cannot assure you that the remarketing agents will be able to remarket the entire principal balance of the reset rate certificates tendered in a remarketing. The obligations of the remarketing agents will be subject to conditions and termination events customary in transactions of this type, which may include conditions that all of the securities subject to remarketing in fact were not called, none of the securities have been downgraded or put under review by the applicable rating agencies, no events of default with respect to the securities have occurred, and no material adverse change in the trust's financial condition has occurred between the remarketing terms determination date and the reset date. If the remarketing agents are unable to remarket some or all of the tendered reset rate certificates and, in their sole discretion, elect not to purchase those reset rate certificates, then the remarketing agents will declare a failed remarketing, all holders will retain their securities, the related reset period will be fixed at three months (or such other period specified in the related prospectus supplement), and the related interest rate will be set at the applicable failed remarketing rate.

      No certificateholder or beneficial owner of any reset rate certificate will have any rights or claims against any remarketing agent as a result of the remarketing agent's not purchasing that reset rate certificate. The remarketing agents will have the option, but not the obligation, to purchase any reset rate certificates tendered that they are not able to remarket.

      Each of the remarketing agents, in its individual or any other capacity, may buy, sell, hold and deal in the reset rate certificates. Any remarketing agent may exercise any vote or join in any action which any beneficial owner of the reset rate certificates may be entitled to exercise or take with like effect as if it did not act in any capacity under the remarketing agency agreement. Any remarketing agent, in its individual capacity, either as principal or agent, may also engage in or have an interest in any financial or other transaction with the trust, the depositor, the master servicer or the special servicer as freely as if it did not act in any capacity under the remarketing agency agreement.

      Each of the remarketing agents will be entitled to receive a fee, and be reimbursed for certain of its out-of-pocket expenses, from amounts on deposit in the related remarketing fee account in connection with their services rendered for each reset date, which may be funded, in whole or in part, by the excess interest on the applicable class of reset rate certificates, paid by the applicable swap counterparty or

                                       59

funded in another manner specified in the related prospectus supplement. The remarketing agents may, if so provided in the related prospectus supplement, be entitled to reimbursement from the trust if there are insufficient available funds on the related distribution date, for certain expenses associated with each remarketing.

ALLOCATION OF LOSSES AND SHORTFALLS

      The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by a reduction in the entitlements to interest and/or principal balances of one or more classes of certificates, or by establishing a priority of payments among the classes of certificates.

ADVANCES IN RESPECT OF DELINQUENCIES

      If provided in the related prospectus supplement, if a trust fund includes mortgage loans, the master servicer, a special servicer, the trustee, any provider of credit support and/or any other specified person may be obligated to advance, or have the option of advancing, on or before each distribution date, from its or their own funds or from excess funds held in the related certificate account that are not part of the Available Distribution Amount for the related series of certificates for that distribution date, an amount up to the aggregate of any payments of principal, other than any balloon payments, and interest that were due on or in respect of those mortgage loans during the related Due Period and were delinquent on the related Determination Date.

      Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made out of a specific entity's own funds will be reimbursable out of related recoveries on the mortgage loans, including amounts received under any instrument of credit support, respecting which those advances were made (as to any mortgage loan, "Related Proceeds") and those other specific sources as may be identified in the related prospectus supplement, including in the case of a series that includes one or more classes of Subordinate Certificates, collections on other mortgage loans in the related trust fund that would otherwise be distributable to the holders of one or more classes of those
Subordinate Certificates. No advance will be required to be made by a master servicer, special servicer or trustee if, in the good faith judgment of the master servicer, special servicer or trustee, as the case may be, that advance would not be recoverable from Related Proceeds or another specifically identified source (each, a "Nonrecoverable Advance"); and, if previously made by a master servicer, special servicer or trustee, a Nonrecoverable Advance will be reimbursable to the advancing party from any amounts in the related certificate account prior to any distributions being made to the related series of certificateholders.

      If advances have been made by a master servicer, special servicer, trustee or other entity from excess funds in a certificate account, the advancing party will be required to replace those funds in that certificate account on any future distribution date to the extent that funds in that certificate account on that distribution date are less than payments required to be made to the related series of certificateholders on that date. If so specified in the related prospectus supplement, the obligation of a master servicer, special servicer, trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of a surety bond, and the identity of any obligor on that surety bond, will be set forth in the related prospectus supplement.

      If so provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on those advances for the period that those advances are outstanding at the rate specified in that prospectus supplement, and that entity will be entitled to payment of that interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to the related series of certificateholders or as described in the prospectus supplement.

                                       60

      The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes MBS will describe any comparable advancing obligation.

REPORTS TO CERTIFICATEHOLDERS

      On each distribution date, together with the distribution to the holders of each class of the offered certificates of a series, a master servicer or trustee, as provided in the related prospectus supplement, will forward to each holder a statement (a "Distribution Date Statement") that will set forth, among other things, in each case to the extent applicable:

      o   the amount of that distribution to holders of that class of offered certificates that was applied to reduce the principal balance of those certificates, expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

      o   the amount of that distribution to holders of that class of offered certificates that is allocable to Accrued Certificate Interest, expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

      o   the amount, if any, of that distribution to holders of that class of offered certificates that is allocable to (A) Prepayment Premiums and
          (B) payments on account of Equity Participations, expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

      o   the amount, if any, by which that distribution is less than the amounts to which holders of that class of offered certificates are entitled;

      o   if the related trust fund includes mortgage loans, the aggregate amount of advances included in that distribution;

      o   if the related trust fund includes mortgage loans, the amount of servicing compensation received by the related master servicer (and, if payable directly out of the related trust fund, by any special servicer and any sub-servicer) and other customary information as the reporting party deems necessary or desirable, or that a
          certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

      o   information regarding the aggregate principal balance of the related mortgage assets on or about that distribution date;

      o   if the related trust fund includes mortgage loans, information regarding the number and aggregate principal balance of those mortgage loans that are delinquent in varying degrees;

      o   if the related trust fund includes mortgage loans, information regarding the aggregate amount of losses incurred and principal prepayments made with respect to those mortgage loans during the specified period, generally equal in length to the time period between distribution dates, during which prepayments and other unscheduled collections on the mortgage loans in the related trust fund must be received in order to be distributed on a particular distribution date;

      o   the principal balance or notional amount, as the case may be, of each class of certificates (including any class of certificates not offered hereby) at the close of business on that distribution date, separately identifying any reduction in that principal balance or notional amount due to the allocation of any losses in respect of the related mortgage assets, any increase in that principal balance or notional amount due to the allocation of any negative amortization in respect of the related mortgage assets and any increase in the principal balance of a class of Accrual Certificates, if any, in the event that Accrued
          Certificate Interest has been added to that balance;

                                       61

      o   if the class of offered certificates has a variable pass-through interest rate or an adjustable pass-through interest rate, the pass-through interest rate applicable to that class for that distribution date and, if determinable, for the next succeeding distribution date;

      o   the amount deposited in or withdrawn from any reserve fund on that distribution date, and the amount remaining on deposit in that reserve fund as of the close of business on that distribution date;

      o   if the related trust fund includes one or more instruments of credit support, like a letter of credit, an insurance policy and/or a surety bond, the amount of coverage under that instrument as of the close of business on that distribution date; and

      o   to the extent not otherwise reflected through the information furnished as described above, the amount of credit support being afforded by any classes of Subordinate Certificates.

      The prospectus supplement for each series of certificates may describe variations or additions to the type of information to be included in reports to the holders of the offered certificates of that series.

      Within a reasonable period of time after the end of each calendar year, the master servicer or trustee for a series of certificates, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate of that series a statement containing the information set forth in the first three categories described above, aggregated for that calendar year or the applicable portion of that year during which that person was a certificateholder. This obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Internal Revenue Code of 1986, as amended (the "Code"), as are from time to time in force. See, however,
"Description of the Certificates--Book-Entry Registration and Definitive
Certificates" in this prospectus.

      If the trust fund for a series of certificates includes MBS, the ability of the related master servicer or trustee, as the case may be, to include in any
Distribution Date Statement information regarding the mortgage loans underlying that MBS will depend on the reports received with respect to that MBS. In those cases, the related prospectus supplement will describe the loan-specific information to be included in the distribution date statements that will be forwarded to the holders of the offered certificates of that series in connection with distributions made to them.

VOTING RIGHTS

      The voting rights evidenced by each series of certificates will be allocated among the respective classes of that series in the manner described in the related prospectus supplement.

      Certificateholders will generally not have a right to vote, except with respect to required consents to certain amendments to the agreement pursuant to which the certificates are issued and as specified in the related prospectus supplement. See "Description of the Pooling Agreements--Amendment" in this prospectus. The holders of specified amounts of certificates of a particular series will have the right to act as a group to remove the related trustee and also upon the occurrence of certain events which if continuing would constitute an event of default on the part of the related master servicer. See "Description of the Pooling Agreements--Events of Default," and "--Resignation and Removal of
the Trustee" in this prospectus.

TERMINATION

      The obligations created by the pooling and servicing or other agreement creating a series of certificates will terminate following:

      o   the final payment or other liquidation of the last mortgage asset underlying the series or the disposition of all property acquired upon foreclosure of any mortgage loan underlying the series, and

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      o   the payment to the certificateholders of the series of all amounts required to be paid to them.

      Written notice of termination will be given to each certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the certificates of that series at the location to be specified in the notice of termination.

      If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund by the party or parties specified in the prospectus supplement, in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the principal balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in the prospectus supplement may be authorized or required to bid for or solicit bids for the purchase of all the mortgage assets of the related trust fund, or of a sufficient portion of those mortgage assets to retire those class or classes, in the manner set forth in the prospectus supplement.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

      If so provided in the prospectus supplement for a series of certificates, one or more classes of the offered certificates of that series will be offered in book-entry format through the facilities of The Depository Trust Company, and that class will be represented by one or more global certificates registered in the name of DTC or its nominee.

      DTC is a limited-purpose trust company organized under the New York
Banking Law, a "banking corporation" within the meaning of the New York Banking
Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency"
registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations
("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. "Direct Participants", which maintain accounts with
DTC, include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the
American Stock Exchange, Inc. and the National Association of Securities
Dealers, Inc. Access to the DTC system also is available to others like banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect
Participants").

      Purchases of Book-Entry Certificates under the DTC system must be made by or through Direct Participants, which will receive a credit for the Book-Entry
Certificates on DTC's records.

      The ownership interest of each actual purchaser of a Book-Entry
Certificate (a "Certificate Owner") is in turn to be recorded on the Direct and
Indirect Participants' records. Certificate Owners will not receive written confirmation from DTC of their purchases, but Certificate Owners are expected to receive written confirmations providing details of those transactions, as well as periodic statements of their holdings, from the Direct or Indirect
Participant through which each Certificate Owner entered into the transaction.
Transfers of ownership interest in the Book-Entry Certificates are to be accomplished by entries made on the books of Participants acting on behalf of
Certificate Owners. Certificate Owners will not receive certificates representing their ownership interests in the Book-Entry Certificates, except in the event that use of the book-entry system for the Book-Entry Certificates of any series is discontinued as described below.

      DTC has no knowledge of the actual Certificate Owners of the Book-Entry
Certificates; DTC's records reflect only the identity of the Direct Participants to whose accounts those certificates are credited, which may or may not be the
Certificate Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

      Conveyance of notices and other communications by DTC to Direct
Participants, by Direct Participants to Indirect Participants, and by Direct
Participants and Indirect Participants to Certificate

                                       63

Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

      Distributions on the Book-Entry Certificates will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the related distribution date in accordance with their respective holdings shown on DTC's records unless
DTC has reason to believe that it will not receive payment on that date.
Disbursement of those distributions by Participants to Certificate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of that Participant (and not of
DTC, the Depositor or any trustee or master servicer), subject to any statutory or regulatory requirements as may be in effect from time to time. Under a book-entry system, Certificate Owners may receive payments after the related distribution date.

      Generally, with respect to Book-Entry Certificates, the only certificateholder of record will be the nominee of DTC, and the Certificate
Owners will not be recognized as certificateholders under the agreement pursuant to which the certificates are issued. Certificate Owners will be permitted to exercise the rights of certificateholders under that agreement only indirectly through the Participants who in turn will exercise their rights through DTC. The
Depositor is informed that DTC will take action permitted to be taken by a certificateholder under that agreement only at the direction of one or more
Participants to whose account with DTC interests in the Book-Entry Certificates are credited.

      Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain Certificate Owners, the ability of a
Certificate Owner to pledge its interest in Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in Book-Entry Certificates, may be limited due to the lack of a physical certificate evidencing that interest.

      If so specified in the related prospectus supplement, certificates initially issued in book-entry form will be issued as Definitive Certificates to
Certificate Owners or their nominees, rather than to DTC or its nominee, only if

      o   the Depositor advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those certificates and the Depositor is unable to locate a qualified successor or

      o   the Depositor notifies DTC of its intent to terminate the book-entry system through DTC and, upon receipt of notice of such intent from
          DTC, the Participants holding beneficial interests in the Book-Entry
          Certificates agree to initiate such termination.

      Upon the occurrence of either of the events described above, DTC will be required to notify all Participants of the availability through DTC of
Definitive Certificates. Upon surrender by DTC of the certificate or certificates representing a class of Book-Entry Certificates, together with instructions for registration, the trustee for the related series or other designated party will be required to issue to the Certificate Owners identified in those instructions the Definitive Certificates to which they are entitled, and thereafter the holders of those Definitive Certificates will be recognized as certificateholders of record under the related agreement pursuant to which the certificates are issued.

      Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

      Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or
Euroclear Participants, on the other, will be effected in DTC in accordance with
DTC rules on behalf of the relevant European international clearing system by its Depository; however, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures. If the transaction complies with all relevant requirements, Euroclear or Clearstream, as

                                       64

the case may be, will then deliver instructions to the Depository to take action to effect final settlement on its behalf.

      Because of time-zone differences, it is possible that credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC
Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and those credits or any transactions in those securities settled during this processing will be reported to the relevant Clearstream Participant or Euroclear Participant on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear
Participant to a DTC Participant will be received with value on the DTC settlement date but, due to time-zone differences, may be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

      Certificate Owners that are not Direct or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the offered certificates may do so only through Direct and Indirect Participants. In addition, Certificate Owners will receive all distributions of principal of and interest on the offered certificates from the Trustee through DTC and its Direct and Indirect Participants. Accordingly, Certificate Owners may experience delays in their receipt of payments, since those payments will be forwarded by the
Trustee to Cede & Co., as nominee of DTC. DTC will forward those payments to its
Participants, which thereafter will forward them to Indirect Participants or beneficial owners of offered certificates. Except as otherwise provided under
"Description of the Certificates--Reports to Certificateholders; Certain
Available Information" in the related prospectus supplement, Certificate Owners will not be recognized by the Trustee, the Special Servicer or the Master
Servicer as holders of record of Certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Direct and
Indirect Participants.

      Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book entry transfers of the offered certificates among Participants and to receive and transmit distributions of principal of, and interest on, the offered certificates. Direct and Indirect Participants with which Certificate Owners have accounts with respect to the offered certificates similarly are required to make book entry transfers and receive and transmit the distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess physical certificates evidencing their interests in the offered certificates, the Rules provide a mechanism by which Certificate Owners, through their Direct and Indirect Participants, will receive distributions and will be able to transfer their interests in the offered certificates.

      Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of
Certificateholders to pledge the Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to the
Certificates, may be limited due to the lack of a physical certificate for the
Certificates.

      DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an offered certificate under the Pooling and Servicing
Agreement only at the direction of one or more Participants to whose accounts with DTC the offered certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that those actions are taken on behalf of Participants whose holdings include the undivided interests.

      Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and
the related operating procedures of Euroclear and applicable Belgian law
(collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawal of securities and cash from Euroclear, and receipts of payments with respect to securities in
Euroclear.

      Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in global Certificates among Participants of DTC, Euroclear and

                                       65

Clearstream, they are under no obligation to perform or to continue to comply with the foregoing procedures, and the foregoing procedures may be discontinued
at any time.

                      DESCRIPTION OF THE POOLING AGREEMENTS

GENERAL

      The certificates of each series will be issued pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement (in either case, a "Pooling Agreement"). In general, the parties to a
Pooling Agreement will include the Depositor, a trustee, a master servicer and, in some cases, a special servicer appointed as of the date of the Pooling
Agreement. However, a Pooling Agreement may include a Mortgage Asset Seller as a party, and a Pooling Agreement that relates to a trust fund that consists solely of MBS may not include a master servicer or other servicer as a party. All parties to each Pooling Agreement under which certificates of a series are issued will be identified in the related prospectus supplement. If so specified in the related prospectus supplement, an affiliate of the Depositor, or the
Mortgage Asset Seller or an affiliate of the Mortgage Asset Seller, may perform the functions of master servicer or special servicer. Any party to a Pooling
Agreement may own certificates.

      A form of a Pooling Agreement has been filed as an exhibit to the
Registration Statement of which this prospectus is a part. However, the provisions of each Pooling Agreement will vary depending upon the nature of the certificates to be issued and the nature of the related trust fund. The following summaries describe certain provisions that may appear in a Pooling
Agreement under which certificates that evidence interests in mortgage loans will be issued. The prospectus supplement for a series of certificates will describe any provision of the related Pooling Agreement that materially differs from the description contained in this prospectus and, if the related trust fund includes MBS, will summarize all of the material provisions of the related
Pooling Agreement. The summaries in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling Agreement for each series of certificates and the description of those provisions in the related prospectus supplement. We will provide a copy of the Pooling Agreement that relates to any series of certificates without charge upon written request of a holder of a certificate of that series addressed to J.P. Morgan Chase Commercial Mortgage
Securities Corp., 270 Park Avenue, New York, New York 10017, Attention:
President.

ASSIGNMENT OF MORTGAGE LOANS; REPURCHASES

      At the time of issuance of any series of certificates, we will assign (or cause to be assigned) to the designated trustee the mortgage loans to be included in the related trust fund. The trustee will, concurrently with the assignment, deliver the certificates to or at the direction of the Depositor in exchange for the mortgage loans and any interest rate or currency swap or interest rate cap, floor or collar contracts to be included in the trust fund for that series. Each mortgage loan will be identified in a schedule. That schedule generally will include detailed information that pertains to each mortgage loan included in the related trust fund, which information will typically include the address of the related Mortgaged Property and type of that property; the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the original amortization term; and the original and outstanding principal balance.

      With respect to each mortgage loan to be included in a trust fund, we will deliver (or cause to be delivered) to the related trustee (or to a custodian appointed by the trustee) certain loan documents which will generally include the original Mortgage Note endorsed, without recourse, to the order of the trustee, the original Mortgage, or a certified copy, in each case with evidence of recording indicated on it and an assignment of the Mortgage to the trustee in recordable form. The related Pooling Agreement will generally require us or another party to the agreement to promptly cause each assignment of Mortgage to be recorded in the appropriate public office for real property records. In the event a particular Pooling Agreement differs with respect to the mortgage file delivery requirements for a particular series, the terms will be described in the related prospectus supplement.

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      The trustee (or a custodian appointed by the trustee) for a series of certificates will be required to review the mortgage loan documents delivered to it within a specified period of days after receipt of the mortgage loan documents, and the trustee (or that custodian) will hold those documents in trust for the benefit of the certificateholders of that series. Generally, if that document is found to be missing or defective, and that omission or defect, as the case may be, materially and adversely affects the interests of the certificateholders of the related series, the trustee (or that custodian) will be required to notify the master servicer and the Depositor, and one of those persons will be required to notify the relevant Mortgage Asset Seller. In that case, and if the Mortgage Asset Seller cannot deliver the document or cure the defect within a specified number of days after receipt of that notice, then, the
Mortgage Asset Seller will generally be obligated to repurchase the related mortgage loan from the trustee at a price that will be specified in the related prospectus supplement. A Mortgage Asset Seller, in lieu of repurchasing a mortgage loan as to which there is missing or defective loan documentation, will generally have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of that series of certificates, to replace those mortgage loans with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement.
This repurchase or substitution obligation will generally constitute the sole remedy to holders of the certificates of any series or to the related trustee on their behalf for missing or defective loan documentation and neither the
Depositor nor, unless it is the Mortgage Asset Seller, the master servicer will be obligated to purchase or replace a mortgage loan if a Mortgage Asset Seller defaults on its obligation to do so. Notwithstanding the foregoing, if a document has not been delivered to the related trustee (or to a custodian appointed by the trustee) because that document has been submitted for recording, and neither that document nor a certified copy, in either case with evidence of recording on it, can be obtained because of delays on the part of the applicable recording office, then the Mortgage Asset Seller will generally not be required to repurchase or replace the affected mortgage loan on the basis of that missing document so long as it continues in good faith to attempt to obtain that document or that certified copy. In the event a particular Pooling
Agreement differs with respect to the above requirements for a particular series, the terms will be described in the related prospectus supplement.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

      The Depositor will, with respect to each mortgage loan in the related trust fund, make or assign, or cause to be made or assigned, certain representations and warranties (the person making those representations and warranties, the "Warranting Party") covering, by way of example:

      o   the accuracy of the information set forth for that mortgage loan on the schedule of mortgage loans delivered upon initial issuance of the certificates;

      o   the enforceability of the related Mortgage Note and Mortgage and the existence of title insurance insuring the lien priority of the related
          Mortgage;

      o   the Warranting Party's title to the mortgage loan and the authority of the Warranting Party to sell the mortgage loan; and

      o   the payment status of the mortgage loan.

      A brief summary of additional representations and warranties that are applicable to a particular series will be described in the prospectus supplement. It is expected that in most cases the Warranting Party will be the
Mortgage Asset Seller; however, the Warranting Party may also be an affiliate of the Mortgage Asset Seller, the Depositor or an affiliate of the Depositor, the master servicer, a special servicer or another person acceptable to the
Depositor. The Warranting Party, if other than the Mortgage Asset Seller, will be identified in the related prospectus supplement.

      Each Pooling Agreement will generally provide that the master servicer and/or trustee will be required to notify promptly any Warranting Party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the certificateholders of the related series. If that Warranting Party cannot cure that breach within a specified period following the

                                       67

date on which it was notified of the breach, then it will be obligated to repurchase that mortgage loan from the trustee at a price that will be specified in the related prospectus supplement. If so provided in the prospectus supplement for a series of certificates, a Warranting Party, in lieu of repurchasing a mortgage loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of that series of certificates, to replace that mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. This repurchase or substitution obligation will constitute the sole remedy available to holders of the certificates of any series or to the related trustee on their behalf for a breach of representation and warranty by a Warranting Party and neither the
Depositor nor the master servicer, in either case unless it is the Warranting
Party, will be obligated to purchase or replace a mortgage loan if a Warranting
Party defaults on its obligation to do so.

      In some cases, representations and warranties will have been made in respect of a mortgage loan as of a date prior to the date upon which the related series of certificates is issued, and thus may not address events that may occur following the date as of which they were made. However, we will not include any mortgage loan in the trust fund for any series of certificates if anything has come to our attention that would cause us to believe that the representations and warranties made in respect of that mortgage loan will not be accurate in all material respects as of the date of issuance. The date as of which the representations and warranties regarding the mortgage loans in any trust fund were made will be specified in the related prospectus supplement.

COLLECTION AND OTHER SERVICING PROCEDURES

      The master servicer for any trust fund, directly or through sub-servicers, will be required to make reasonable efforts to collect all scheduled payments under the mortgage loans in that trust fund, and will be required to follow the same collection procedures as it would follow with respect to mortgage loans that are comparable to the mortgage loans in that trust fund and held for its own account, provided those procedures are consistent with:

      1.  the terms of the related Pooling Agreement and any related instrument of credit support included in that trust fund,

      2.  applicable law, and

      3.  the servicing standard specified in the related Pooling Agreement and prospectus supplement (the "Servicing Standard").

      The master servicer for any trust fund, directly or through sub-servicers, will also be required to perform as to the mortgage loans in that trust fund various other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts, if required under the related Pooling
Agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; negotiating modifications; conducting property inspections on a periodic or other basis;
managing (or overseeing the management of) Mortgaged Properties acquired on behalf of that trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise (each, an "REO Property"); and maintaining servicing records relating to those mortgage loans. The master servicer will generally be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit support. See "Description of Credit Support" in this prospectus.

SUB-SERVICERS

      A master servicer may delegate its servicing obligations in respect of the mortgage loans serviced thereby to one or more third-party servicers; provided that the master servicer will generally remain obligated under the related
Pooling Agreement. A sub-servicer for any series of certificates may be an affiliate of the Depositor or master servicer. Each sub-servicing agreement between a master servicer and a sub-servicer (a "Sub-Servicing Agreement") will generally provide that, if for any reason the master servicer is no longer acting in that capacity, the trustee or any successor master servicer may assume the

                                       68

master servicer's rights and obligations under that Sub-Servicing Agreement. A master servicer will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it at any time it considers removal to be in the best interests of certificateholders.

      Generally, a master servicer will be solely liable for all fees owed by it to any sub-servicer, irrespective of whether the master servicer's compensation pursuant to the related Pooling Agreement is sufficient to pay those fees. Each sub-servicer will be reimbursed by the master servicer that retained it for certain expenditures which it makes, generally to the same extent the master servicer would be reimbursed under a Pooling Agreement. See "--Certificate
Account" and "--Servicing Compensation and Payment of Expenses" in this prospectus.

SPECIAL SERVICERS

      To the extent so specified in the related prospectus supplement, one or more special servicers may be a party to the related Pooling Agreement or may be appointed by the master servicer or another specified party. A special servicer for any series of certificates may be an affiliate of the Depositor or the master servicer. A special servicer may be entitled to any of the rights, and subject to any of the obligations, described in this prospectus in respect of a master servicer. The related prospectus supplement will describe the rights, obligations and compensation of any special servicer for a particular series of certificates. The master servicer will not be liable for the performance of a special servicer.

CERTIFICATE ACCOUNT

      General. The master servicer, the trustee and/or a special servicer will, as to each trust fund that includes mortgage loans, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on or in respect of those mortgage loans, which will be established so as to comply with the standards of each rating agency that has rated any one or more classes of certificates of the related series. A certificate account may be maintained as an interest-bearing or a non-interest-bearing account and the funds held in a certificate account may be invested pending each succeeding distribution date in United States government securities and other obligations that are acceptable to each rating agency that has rated any one or more classes of certificates of the related series
("Permitted Investments"). Any interest or other income earned on funds in a certificate account will generally be paid to the related master servicer, trustee or any special servicer as additional compensation. A certificate account may be maintained with the related master servicer, special servicer or
Mortgage Asset Seller or with a depository institution that is an affiliate of any of the foregoing or of the Depositor, provided that it complies with applicable rating agency standards. If permitted by the applicable rating agency or agencies and so specified in the related prospectus supplement, a certificate account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or any special servicer or serviced by either on behalf of others.

      Deposits. A master servicer, trustee or special servicer will generally be required to deposit or cause to be deposited in the certificate account for each trust fund that includes mortgage loans, within a certain period following receipt (in the case of collections on or in respect of the mortgage loans) or otherwise as provided in the related Pooling Agreement, the following payments and collections received or made by the master servicer, the trustee or any special servicer subsequent to the cut-off date (other than payments due on or before the cut-off date):

      1.  all payments on account of principal, including principal prepayments, on the mortgage loans;

      2.  all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion retained by the master servicer or any special servicer as its servicing compensation or as compensation to the trustee;

      3.  all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related mortgage loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration

                                       69

          of the property or released to the related borrower in accordance with the customary servicing practices of the master servicer (or, if applicable, a special servicer) and/or the terms and conditions of the related Mortgage) (collectively, "Insurance and Condemnation
          Proceeds") and all other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired by foreclosure or otherwise ("Liquidation Proceeds"), together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any Mortgaged Properties acquired by the trust fund through foreclosure or otherwise;

      4.  any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates as described under "Description of Credit Support" in this prospectus;

      5.  any advances made as described under "Description of the
          Certificates--Advances in Respect of Delinquencies" in this prospectus;

      6.  any amounts paid under any Cash Flow Agreement, as described under
          "Description of the Trust Funds--Cash Flow Agreements" in this prospectus;

      7.  all proceeds of the purchase of any mortgage loan, or property acquired in respect of a mortgage loan, by the Depositor, any Mortgage
          Asset Seller or any other specified person as described under
          "--Assignment of Mortgage Loans; Repurchases" and "--Representations
          and Warranties; Repurchases" in this prospectus, all proceeds of the purchase of any defaulted mortgage loan as described under
          "--Realization Upon Defaulted Mortgage Loans" in this prospectus, and all proceeds of any mortgage asset purchased as described under
          "Description of the Certificates--Termination" in this prospectus (all of the foregoing, also "Liquidation Proceeds");

      8.  any amounts paid by the master servicer to cover Prepayment Interest
          Shortfalls arising out of the prepayment of mortgage loans as described under "--Servicing Compensation and Payment of Expenses" in this prospectus;

      9.  to the extent that this item does not constitute additional servicing compensation to the master servicer or a special servicer, any payments on account of modification or assumption fees, late payment charges, Prepayment Premiums or Equity Participations with respect to the mortgage loans;

      10. all payments required to be deposited in the certificate account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance Policies" in this prospectus;

      11. any amount required to be deposited by the master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the certificate account; and

      12. any other amounts required to be deposited in the certificate account as provided in the related Pooling Agreement and described in the related prospectus supplement.

      Withdrawals. A master servicer, trustee or special servicer may generally make withdrawals from the certificate account for each trust fund that includes mortgage loans for any of the following purposes:

      1.  to make distributions to the certificateholders on each distribution date;

      2.  to pay the master servicer, the trustee or a special servicer any servicing fees not previously retained by them out of payments on the particular mortgage loans as to which those fees were earned;

      3.  to reimburse the master servicer, a special servicer, the trustee or any other specified person for any unreimbursed amounts advanced by it as described under "Description of the Certificates--

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          Advances in Respect of Delinquencies" in this prospectus, the reimbursement to be made out of amounts received that were identified and applied by the master servicer or a special servicer, as applicable, as late collections of interest on and principal of the particular mortgage loans with respect to which the advances were made or out of amounts drawn under any form of credit support with respect to those mortgage loans;

      4.  to reimburse the master servicer, the trustee or a special servicer for unpaid servicing fees earned by it and certain unreimbursed servicing expenses incurred by it with respect to mortgage loans in the trust fund and properties acquired in respect of the mortgage loans, the reimbursement to be made out of amounts that represent
          Liquidation Proceeds and Insurance and Condemnation Proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which those fees were earned or those expenses were incurred or out of amounts drawn under any form of credit support with respect to those mortgage loans and properties;

      5.  to reimburse the master servicer, a special servicer, the trustee or other specified person for any advances described in clause (3)
          above made by it and/or any servicing expenses referred to in clause
          (4) above incurred by it that, in the good faith judgment of the master servicer, special servicer, trustee or other specified person, as applicable, will not be recoverable from the amounts described in clauses (3) and (4), respectively, the reimbursement to be made from amounts collected on other mortgage loans in the same trust fund or, if so provided by the related Pooling Agreement and described in the related prospectus supplement, only from that portion of amounts collected on those other mortgage loans that is otherwise
          distributable on one or more classes of Subordinate Certificates of the related series;

      6.  if described in the related prospectus supplement, to pay the master servicer, a special servicer, the trustee or any other specified person interest accrued on the advances described in clause (3) above made by it and the servicing expenses described in clause (4) above incurred by it while they remain outstanding and unreimbursed;

      7.  if and as described in the related prospectus supplement, to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to Mortgaged Properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on those Mortgaged Properties;

      8.  to reimburse the master servicer, the special servicer, the Depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as described under "--Certain Matters Regarding the
          Master Servicer and the Depositor" in this prospectus;

      9.  if described in the related prospectus supplement, to pay the fees of trustee;

      10. to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as described under "--Certain Matters
          Regarding the Trustee" in this prospectus;

      11. if described in the related prospectus supplement, to pay the fees of any provider of credit support;

      12. if described in the related prospectus supplement, to reimburse prior draws on any form of credit support;

      13. to pay the master servicer, a special servicer or the trustee, as appropriate, interest and investment income earned in respect of amounts held in the certificate account as additional compensation;

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      14. to pay (generally from related income) for costs incurred in connection with the operation, management and maintenance of any
          Mortgaged Property acquired by the trust fund by foreclosure or otherwise;

      15. if one or more elections have been made to treat the trust fund or designated portions of the trust fund as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as described under "Certain Federal Income Tax
          Consequences--Federal Income Tax Consequences for REMIC
          Certificates--Taxes That May Be Imposed on the REMIC Pool" in this prospectus;

      16. to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired in respect a defaulted mortgage loan in connection with the liquidation of that mortgage loan or property;

      17. to pay for the cost of various opinions of counsel obtained pursuant to the related Pooling Agreement for the benefit of
          certificateholders;

      18. to make any other withdrawals permitted by the related Pooling
          Agreement and described in the related prospectus supplement; and

      19. to clear and terminate the certificate account upon the termination of the trust fund.

MODIFICATIONS, WAIVERS AND AMENDMENTS OF MORTGAGE LOANS

      A master servicer or special servicer may agree to modify, waive or amend any term of any mortgage loan serviced by it in a manner consistent with the applicable Servicing Standard. For example, the related prospectus supplement may provide that a mortgage loan may be amended to extend the maturity date or change the interest rate.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

      A borrower's failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and insurance premiums and to otherwise maintain the related Mortgaged Property. In general, the master servicer or the special servicer, if any, for a series of certificates will be required to monitor any mortgage loan in the related trust fund that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related Mortgaged Property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related Mortgaged Property and take any other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the servicer is able to assess the success of the corrective action or the need for additional initiatives.

      The time within which the servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose
(or accept a deed to a Mortgaged Property in lieu of foreclosure) on behalf of the certificateholders may vary considerably depending on the particular mortgage loan, the Mortgaged Property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the Mortgaged Property is located. If a borrower files a bankruptcy petition, the master servicer may not be permitted to accelerate the maturity of the related mortgage loan or to foreclose on the related Mortgaged Property for a considerable period of time, and that mortgage loan may be restructured in the resulting bankruptcy proceedings. See "Certain Legal Aspects of Mortgage Loans"
in this prospectus.

      The related prospectus supplement will describe the remedies available to a servicer in connection with a default on a mortgage loan. Such remedies include instituting foreclosure proceedings, exercising

                                       72

any power of sale contained in mortgage, obtaining a deed in lieu of foreclosure or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise.

HAZARD INSURANCE POLICIES

      Each Pooling Agreement will generally require the master servicer to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for the coverage required under the related Mortgage or, if the Mortgage permits the mortgagee to dictate to the borrower the insurance coverage to be maintained on the related Mortgaged Property, the coverage consistent with the requirements of the Servicing Standard. The coverage generally will be in an amount equal to the lesser of the principal balance owing on that mortgage loan and the replacement cost of the related Mortgaged Property. The ability of a master servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by a master servicer under that policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with the master servicer's normal servicing procedures and/or to the terms and conditions of the related Mortgage and Mortgage Note) will be deposited in the related certificate account. The
Pooling Agreement may provide that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on all of the mortgage loans in a trust fund. If the blanket policy contains a deductible clause, the master servicer will be required, in the event of a casualty covered by the blanket policy, to deposit in the related certificate account all sums that would have been deposited in that certificate account but for that deductible clause.

      In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy.
Although the policies covering the Mortgaged Properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of risks. Accordingly, a Mortgaged Property may not be insured for losses arising from that cause unless the related Mortgage specifically requires, or permits the mortgagee to require, that coverage.

      The hazard insurance policies covering the Mortgaged Properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, those clauses generally provide that the insurer's liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

      Certain of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related Mortgaged Property made without the lender's consent. Certain of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the Mortgaged Property.
The master servicer will determine whether to exercise any right the trustee may have under that provision in a manner consistent with the Servicing Standard.
The master servicer will generally be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a
Mortgaged Property. See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale
and Due-on-Encumbrance" in this prospectus.

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SERVICING COMPENSATION AND PAYMENT OF EXPENSES

      A master servicer's primary servicing compensation with respect to a series of certificates generally will come from the periodic payment to it of a specified portion of the interest payments on each mortgage loan in the related trust fund. Because that compensation is generally based on a percentage of the principal balance of each mortgage loan outstanding from time to time, it will decrease in accordance with the amortization of the mortgage loans. As additional compensation, the master servicer may retain all or a portion of late payment charges, Prepayment Premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the certificate account. Any sub-servicer will receive a portion of the master servicer's compensation as its sub-servicing compensation.

      In addition to amounts payable to any sub-servicer, a master servicer may be required, to the extent provided in the related prospectus supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related trust fund, including, without limitation, payment of the fees and disbursements of independent accountants and payment of expenses incurred in connection with distributions and reports to certificateholders. Certain other expenses, including certain expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the related prospectus supplement, interest on those expenses at the rate specified in the prospectus supplement, and the fees of any special servicer, may be required to be borne by the trust fund.

      If provided in the related prospectus supplement, a master servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to Prepayment Interest Shortfalls. See "Yield and
Maturity Considerations--Certain Shortfalls in Collections of Interest" in this prospectus.

EVIDENCE AS TO COMPLIANCE

      The related prospectus supplement will identify each party that will be required to deliver annually to the trustee, master servicer or us, as applicable, on or before the date specified in the related Pooling Agreement, an officer's certificate stating that (i) a review of that party's servicing activities during the preceding calendar year and of performance under the related Pooling Agreement has been made under the supervision of the officer, and (ii) to the best of the officer's knowledge, based on the review, such party has fulfilled all its obligations under the related Pooling Agreement throughout the year, or, if there has been a default in the fulfillment of any obligation, specifying the default known to the officer and the nature and status of the default.

      In addition, each party that participates in the servicing and administration of more than 5% of the mortgage loans and any interest rate or currency swap or interest rate cap, floor or collar contracts comprising a trust for any series will be required to deliver annually to us and/or the trustee, a report (an "Assessment of Compliance") that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (17 CFR
229.1122) that contains the following:

      (a) a statement of the party's responsibility for assessing compliance with the servicing criteria applicable to it;

      (b) a statement that the party used the criteria in Item 1122(d) of
          Regulation AB to assess compliance with the applicable servicing criteria;

      (c) the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month, setting forth any material instance of noncompliance identified by the party;
          and

      (d) a statement that a registered public accounting firm has issued an attestation report on the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month.

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      Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an "Attestation Report") of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting
Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party's assessment of compliance with the applicable servicing criteria.

      Each Pooling Agreement will also require, on or before a specified date in each year, the master servicer to furnish to the trustee a statement signed by one or more officers of the master servicer to the effect that the master servicer has fulfilled its material obligations under that Pooling Agreement throughout the preceding calendar year or other specified twelve month period.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

      The related prospectus supplement will describe certain protections afforded to a servicer under the related Pooling Agreement. For example, the
Pooling Agreement may permit the servicer to resign from its obligations under the Pooling Agreement provided certain conditions are met. In addition, the
Pooling Agreement may provide that none of the master servicer, the Depositor or any director, officer, employee or agent of either of them will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling Agreement or for errors in judgment. The Pooling Agreement may also provide that the master servicer, the
Depositor and any director, officer, employee or agent of either of them will be entitled to indemnification by the related trust fund against any loss, liability or expense incurred in connection with any legal action that relates to the Pooling Agreement or the related series of certificates. In addition, the
Pooling Agreement may provide that none of the servicer, special servicer or the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its responsibilities under the Pooling
Agreement.

EVENTS OF DEFAULT

      Each prospectus supplement will describe the events which will trigger a default (each an "Event of Default"). For example, the related prospectus supplement may provide that a default will occur if a servicer fails to make remittance as required under the Pooling Agreement, if a special servicer fails to make the required deposit, or if either the servicer or special servicer materially fails to perform any of its obligations contained in the related
Pooling Agreement.

      The related prospectus supplement will describe the remedies available if an Event of Default occurs with respect to the master servicer under a Pooling
Agreement, which remedies may include the termination of all of the rights and obligations of the master servicer as master servicer under the Pooling
Agreement.

AMENDMENT

      Each Pooling Agreement generally may be amended, without the consent of any of the holders of the related series of certificates for those purposes described in the related prospectus supplement, which, among others, may include:

      1.  to cure any ambiguity,

      2.  to correct a defective provision in the Pooling Agreement or to correct, modify or supplement any of its provisions that may be inconsistent with any other of its provisions,

      3.  to add any other provisions with respect to matters or questions arising under the Pooling Agreement that are not inconsistent with its provisions, or

      4.  to comply with any requirements imposed by the Code;

provided that the amendment (other than an amendment for the specific purpose referred to in clause (4) above) may not (as evidenced by an opinion of counsel to an effect satisfactory to the trustee) adversely

                                       75

affect in any material respect the interests of any holder; and provided further that the amendment (other than an amendment for one of the specific purposes referred to in clauses (1) through (4) above) must be acceptable to each applicable rating agency.

      Each Pooling Agreement may also be amended, with the consent of the holders of the related series of certificates entitled to not less than the percentage specified in the related prospectus supplement of the voting rights for that series allocated to the affected classes, for any purpose. The related prospectus supplement may provide that these types of amendments may not:

      1.  reduce in any manner the amount of, or delay the timing of, payments received or advanced on mortgage loans that are required to be distributed in respect of any certificate without the consent of the holder of that certificate,

      2.  adversely affect in any material respect the interests of the holders of any class of certificates, in a manner other than as described in clause (1), without the consent of the holders of all certificates of that class, or

      3.  modify the amendment provisions of the Pooling Agreement described in this paragraph without the consent of the holders of all certificates of the related series.

      Generally, the trustee will be prohibited from consenting to any amendment of a Pooling Agreement pursuant to which one or more REMIC elections are to be or have been made unless the trustee shall first have received an opinion of counsel to the effect that the amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund, or the designated portion, to fail to qualify as a REMIC at any time that the related certificates are outstanding.

LIST OF CERTIFICATEHOLDERS

      Generally, upon written request of three or more certificateholders of record made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related Pooling
Agreement, the trustee or other specified person will afford those certificateholders access during normal business hours to the most recent list of certificateholders of that series held by that person. If that list is of a date more than 90 days prior to the date of receipt of that certificateholder's request, then that person, if not the registrar for that series of certificates, will be required to request from that registrar a current list and to afford those requesting certificateholders access thereto promptly upon receipt.

THE TRUSTEE

      The trustee under each Pooling Agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking relationships with the Depositor and its affiliates and with any master servicer or special servicer and its affiliates.

DUTIES OF THE TRUSTEE

      The trustee for each series of certificates will make no representation as to the validity or sufficiency of the related Pooling Agreement, the certificates or any underlying mortgage loan or related document and will not be accountable for the use or application by or on behalf of the master servicer for that series of any funds paid to the master servicer or any special servicer in respect of the certificates or the underlying mortgage loans, or any funds deposited into or withdrawn from the certificate account or any other account for that series by or on behalf of the master servicer or any special servicer.
If no Event of Default has occurred and is continuing, the trustee for each series of certificates will be required to perform only those duties specifically required under the related Pooling Agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Pooling Agreement, a trustee will be required to examine those documents and to determine whether they conform to the requirements of that agreement.

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CERTAIN MATTERS REGARDING THE TRUSTEE

      As described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust fund.

      The trustee for each series of certificates will generally be entitled to indemnification, from amounts held in the certificate account for that series, for any loss, liability or expense incurred by the trustee in connection with the trustee's acceptance or administration of its trusts under the related
Pooling Agreement. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee pursuant to the related Pooling Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties under the Pooling Agreement, or by reason of its reckless disregard of those obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the trustee made in the Pooling Agreement.

      The trustee for each series of certificates will generally be entitled to execute any of its trusts or powers under the related Pooling Agreement or perform any of its duties under that Pooling Agreement either directly or by or through agents or attorneys, and the trustee will not be relieved of any of its duties or obligations by virtue of the appointment of any agents or attorneys.

RESIGNATION AND REMOVAL OF THE TRUSTEE

      A trustee will be permitted at any time to resign from its obligations and duties under the related Pooling Agreement by giving written notice to the
Depositor, the servicer, the special servicer and to all certificateholders.
Upon receiving this notice of resignation, the Depositor, or other person as may be specified in the related prospectus supplement, will be required to use its best efforts to promptly appoint a successor trustee. If no successor trustee shall have accepted an appointment within a specified period after the giving of notice of resignation, the resigning trustee may petition any court of competent jurisdiction to appoint a successor trustee.

      If at any time a trustee ceases to be eligible to continue as trustee under the related Pooling Agreement, or if at any time the trustee becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee, the Depositor will be authorized to remove the trustee and appoint a successor trustee. In addition, holders of the certificates of any series entitled to at least 51% (or other percentage specified in the related prospectus supplement) of the voting rights for that series may at any time, with or without cause, remove the trustee under the related Pooling Agreement and appoint a successor trustee.

      Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.

                          DESCRIPTION OF CREDIT SUPPORT

GENERAL

      Credit support may be provided with respect to one or more classes of the certificates of any series, or with respect to the related mortgage assets.
Credit support may be in the form of letters of credit, overcollateralization, the subordination of one or more classes of certificates, insurance policies, surety bonds, guarantees or reserve funds, or any combination of the foregoing.
If so provided in the related prospectus supplement, any form of credit support may provide credit enhancement for more than one series of certificates to the extent described in that prospectus supplement.

      The credit support will not provide protection against all risks of loss and will not guarantee payment to certificateholders of all amounts to which they are entitled under the related Pooling Agreement. If losses or shortfalls occur that exceed the amount covered by the related credit support or that are not

                                       77

covered by that credit support, certificateholders will bear their allocable share of deficiencies. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series before the former receive their intended share of that coverage.

      If credit support is provided with respect to one or more classes of certificates of a series, or with respect to the related mortgage assets, the related prospectus supplement will include a description of

      o   the nature and amount of coverage under the credit support,

      o   any conditions to payment under the credit support not otherwise described in this prospectus,

      o   any conditions under which the amount of coverage under the credit support may be reduced and under which that credit support may be terminated or replaced and

      o   the material provisions relating to the credit support.

      Additionally, the related prospectus supplement will set forth certain information with respect to the obligor under any instrument of credit support, including

      o   a brief description of its principal business activities;

      o   its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business,

      o   if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and

      o   its total assets, and its stockholders' equity or policyholders'
          surplus, if applicable, as of a date that will be specified in the prospectus supplement. See "Risk Factors--Credit Support May Not Cover
          Losses" in this prospectus.

SUBORDINATE CERTIFICATES

      If so specified in the related prospectus supplement, one or more classes of certificates of a series may be Subordinate Certificates. To the extent specified in the related prospectus supplement, the rights of the holders of
Subordinate Certificates to receive distributions from the certificate account on any distribution date will be subordinated to the corresponding rights of the holders of Senior Certificates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The related prospectus supplement will set forth information concerning the method and amount of subordination provided by a class or classes of Subordinate Certificates in a series and the circumstances under which that subordination will be available.

CROSS-SUPPORT PROVISIONS

      If the mortgage assets in any trust fund are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of mortgage assets prior to distributions on Subordinate Certificates evidencing interests in a different group of mortgage assets within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying those provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

      If so provided in the prospectus supplement for a series of certificates, mortgage loans included in the related trust fund will be covered for certain default risks by insurance policies or guarantees. A copy of

                                       78

that instrument will accompany the Current Report on Form 8-K to be filed with the Securities and Exchange Commission within 15 days of issuance of the certificates of the related series.

LETTER OF CREDIT

      If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or certain classes of those certificates may be covered by one or more letters of credit, issued by a bank or financial institution specified in the prospectus supplement
(the "L/C Bank"). Under a letter of credit, the L/C Bank will be obligated to honor draws under a letter of credit in an aggregate fixed dollar amount, net of unreimbursed payments, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage assets on the related cut-off date or of the initial aggregate principal balance of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under the letter of credit and may otherwise be reduced as described in the related prospectus supplement. The obligations of the L/C Bank under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. A copy of that letter of credit will accompany the Current Report on Form
8-K to be filed with the Securities and Exchange Commission within 15 days of issuance of the certificates of the related series.

CERTIFICATE INSURANCE AND SURETY BONDS

      If so provided in the prospectus supplement for a series of certificates, insurance policies and/or surety bonds provided by one or more insurance companies or sureties of the insurance companies will cover deficiencies in amounts otherwise payable on those certificates or certain classes. Those instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. The related prospectus supplement will describe any limitations on the draws that may be made under that instrument. A copy of that instrument will accompany the
Current Report on Form 8-K to be filed with the Securities and Exchange
Commission within 15 days of issuance of the certificates of the related series.

RESERVE FUNDS

      If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or certain classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, short-term debt obligations, a demand note or a combination of those features will be deposited, in the amounts specified in the prospectus supplement. If so specified in the related prospectus supplement, the reserve fund for a series may also be funded over time by a specified amount of the collections received on the related mortgage assets.

      Amounts on deposit in any reserve fund for a series, together with the reinvestment income on those amounts, if any, will be applied for the purposes, in the manner, specified in the related prospectus supplement. If so specified in the related prospectus supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls.
Following each distribution date, amounts in a reserve fund in excess of any amount required to be maintained in that reserve fund may be released from it under the conditions specified in the related prospectus supplement.

      Amounts deposited in any reserve fund will generally be invested in short-term debt obligations. Any reinvestment income or other gain from those investments will generally be credited to the related reserve fund for that series, and any loss resulting from those investments will be charged to that reserve fund. However, that income may be payable to any related master servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the trust fund.

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CREDIT SUPPORT WITH RESPECT TO MBS

      If so provided in the prospectus supplement for a series of certificates, any MBS included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of credit support described in this prospectus. The related prospectus supplement will specify, as to each form of credit support, the information indicated above with respect to the credit support for each series, to the extent that information is material and available.

                     CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

      The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties.
Because those legal aspects are governed by applicable state law, which laws may differ substantially, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans, or mortgage loans underlying any MBS, is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust
Funds--Mortgage Loans" in this prospectus.

GENERAL

      Each mortgage loan will be evidenced by a promissory note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as "mortgages." A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

      There are two parties to a mortgage: a mortgagor who is the borrower and usually the owner of the subject property, and a mortgagee, who is the lender.
In contrast, a deed of trust is a three-party instrument, among a trustor who is the equivalent of a borrower, a trustee to whom the real property is conveyed, and a beneficiary, who is the lender, for whose benefit the conveyance is made.
Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related mortgage note. A deed to secure debt typically has two parties. The grantor (the borrower)
conveys title to the real property to the grantee (the lender) generally with a power of sale, until the time the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because a land trustee holds legal title to the property under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the mortgage note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Servicemembers Civil Relief Act) and, in some deed of trust transactions, the directions of the beneficiary.

LEASES AND RENTS

      Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as

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landlord under each lease and the income derived therefrom, while, unless rents are to be paid directly to the lender, retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

      In most states, hotel and motel room revenue are considered accounts receivable under the Uniform Commercial Code, also known as the UCC, in cases where hotels or motels constitute loan security, the borrower as additional security for the loan generally pledges the revenue. In general, the lender must file financing statements in order to perfect its security interest in the revenue and must file continuation statements, generally every five years, to maintain perfection of that security interest. Even if the lender's security interest in room revenue is perfected under the UCC, it may be required to commence a foreclosure action or otherwise take possession of the property in order to collect the room revenue following a default. See "--Bankruptcy Laws"
below.

PERSONALTY

      In the case of certain types of mortgaged properties, for instance hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in that personal property, and must file continuation statements, generally every five years, to maintain that perfection.

FORECLOSURE

      General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the mortgage note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

      Foreclosure procedures vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

      A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete. Moreover, as discussed below, even a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and that the sale occurred while the borrower was insolvent and within a specified period prior to the borrower's filing for bankruptcy protection.

      Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the Mortgaged Property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming.
Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the Mortgaged Property, the proceeds of which are used to satisfy the judgment. Those sales are made in accordance with procedures that vary from state to state.

      Equitable Limitations on Enforceability of Certain Provisions. United
States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions.

                                       81

These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on those principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lenders and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a non-monetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

      Non-Judicial Foreclosure/Power of Sale. Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits.
A power of sale under a deed of trust allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to that sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

      Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of that property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. Potential buyers may be reluctant to purchase property at a foreclosure sale as a result of the 1980 decision of the
United States Court of Appeals for the Fifth Circuit in Durrett v. Washington
National Insurance Company and other decisions that have followed its reasoning.
The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the federal bankruptcy code, as amended from time to time (11 U.S.C.) (the "Bankruptcy Code") and, thus, could be rescinded in favor of the bankrupt's estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent "fair consideration," which is "reasonably equivalent value" under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme
Court in BFP v. Resolution Trust Corp., 511 U.S. 531 (1994), the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to the lesser of fair market value and the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender.
Thereafter, subject to the mortgagor's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example,

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the lender will have the obligation to pay debt service on any senior mortgages, to pay taxes, obtain casualty insurance and to make those repairs at its own expense as are necessary to render the property suitable for sale. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels or restaurants or nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public's and the industry's, including franchisors', perception of the quality of those operations. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property.
Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the amount of the mortgage against the property.
Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Furthermore, a few states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See "--Environmental Risks" below. Generally state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

      The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

      Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

      The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure.

      Anti-Deficiency Legislation. Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the Mortgaged Property and those other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require

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the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of those states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security.
Consequently, lenders in those states where an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

      Leasehold Risks. Mortgage loans may be secured by a mortgage on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a
"mortgageable" ground lease.

      Cooperative Shares. Mortgage loans may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases appurtenant thereto, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. Those loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. This kind of loan typically is subordinate to the mortgage, if any, on the Cooperative's building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the Cooperative. Further, transfer of shares in a Cooperative are subject to various regulations as well as to restrictions under the governing documents of the Cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the Cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

      Under the laws applicable in many states, "foreclosure" on Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the
UCC requires that a sale be conducted in a "commercially reasonable" manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the
Cooperative to receive sums due under the proprietary leases.

BANKRUPTCY LAWS

      Generally. The Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences of a delay caused by an automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out a junior lien.

      Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage secured by property of the debtor may be modified. In addition under certain circumstances, the outstanding amount of the loan secured by the real property

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may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of the lender's security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between the value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension
(or reduction) of the final maturity date. Some courts have approved bankruptcy plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's petition.
If this is done the full amount due under the original loan may never be repaid.

      The Bankruptcy Code provides that a lender's perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary "based on the equities of the case." Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will normally constitute "cash collateral" under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender's consent or a prior court order finding that the lender's interest in the mortgaged property and the cash collateral is "adequately protected" as the term is defined and interpreted under the Bankruptcy Code. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to hotel revenues.

      Federal bankruptcy law provides generally that rights and obligation under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease to that effect or because of certain other similar events. This prohibition on so-called "ipso facto clauses" could limit the ability of the trustee to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, Section 362 of the Bankruptcy
Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor's estate, which may delay a trustee's exercise of those remedies in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code. For example, a mortgagee would be stayed from enforcing an assignment of the lease by a borrower related to a mortgaged property if the related borrower was in a bankruptcy proceeding. The legal proceedings necessary to resolve the issues could be time-consuming and might result in significant delays in the receipt of the assigned rents. Similarly, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee's petition. Rents and other proceeds of a mortgage loan may also escape an assignment if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding.

      In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. However, these remedies may, in fact, be insufficient and the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related mortgage loan.
In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for

                                       85

lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year or 15 percent, not to exceed three years, of the remaining term of the lease.

      If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

      In a bankruptcy or similar proceeding of a borrower, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the borrower, or made directly by the related lessee, under the related mortgage loan to the trust fund. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business.
Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

      A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a borrower with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

      Certain of the Borrowers May Be Partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the
Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an "ipso facto" clause and, in the event of the general partner's bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal
(assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy
Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower's mortgage loan, which may reduce the yield on the certificates in the same manner as a principal prepayment.

      In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of

                                       86

the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property.
However, such an occurrence should not affect the trustee's status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

ENVIRONMENTAL RISKS

      Real property pledged as security for a mortgage loan may be subject to certain environmental risks. Under federal law, including the Comprehensive
Environmental Response, Compensation, and Liability Act of 1980, as amended
(also known as "CERCLA") and the laws of certain states, failure to perform the remediation required or demanded by the state or federal government of any condition or circumstance that

      o   may pose an imminent or substantial endangerment to human health or welfare or the environment,

      o   may result in a release or threatened release of any hazardous material, or

      o   may give rise to any environmental claim or demand,

      o   may give rise to a lien on the property to ensure the reimbursement of remedial costs incurred by the federal or state government. In several states, the lien has priority over the lien of an existing mortgage against the property. Of particular concern may be those mortgaged properties which are, or have been, the site of manufacturing, industrial, treatment, storage or disposal activity. Those environmental risks may give rise to (a) a diminution in value of property securing a mortgage note or the inability to foreclose against the property or (b) in certain circumstances as more fully described below, liability for clean-up costs or other remedial actions, which liability could exceed the value of the property, the aggregate assets of the owner or operator, or the principal balance of the related indebtedness.

      The state of the law is currently unclear as to whether and under what circumstances cleanup costs, or the obligation to take remedial actions, could be imposed on a secured lender. Under the laws of some states and under CERCLA, a lender may become liable as an "owner" or an "operator" of a contaminated mortgaged property for the costs of remediation of releases or threatened releases of hazardous substances at the mortgaged property. The liability may attach if the lender or its agents or employees have participated in the management of the operations of the borrower, even though the environmental damage or threat was caused by a prior owner, operator, or other third party.

      Excluded from CERCLA's definition of "owner or operator" is any person
"who, without participating in the management of a facility, holds indicia of ownership primarily to protect his security interest" (the "secured-creditor exemption"). This exemption for holders of a security interest such as a secured lender applies only in circumstances when the lender seeks to protect its security interest in the contaminated facility or property. Thus, if a lender's activities encroach on the actual management of that facility or property or of the borrower, the lender faces potential liability as an "owner or operator"
under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property (whether it holds the facility or property as an investment or leases it to a third party), under some circumstances the lender may incur potential CERCLA liability.

      Amendments to CERCLA provide examples of permissible actions that may be undertaken by a lender holding security in a contaminated facility without exceeding the bounds of the secured-creditor exemption, subject to certain conditions and limitations. Additionally, the amendments provide certain protections from CERCLA liability as an "owner or operator" to a lender who forecloses on contaminated property, as long as it seeks to divest itself of the facility at the earliest practicable commercially reasonable time on commercially reasonable terms. The amendments also limit the liability of lenders

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under the federal Solid Waste Disposal Act for costs of responding to leaking underground storage tanks. However, the protections afforded lenders under the amendments are subject to terms and conditions that have not been clarified by the courts. Moreover, the CERCLA secured-creditor exemption does not necessarily affect the potential for liability in actions under other federal or state laws which may impose liability on "owners or operators" but do not incorporate the secured-creditor exemption. Furthermore, the secured-creditor exemption does not protect lenders from other bases of CERCLA liability, such as that imposed on
"generators" or "transporters" of hazardous substances.

      Environmental clean-up costs may be substantial. It is possible that those costs could become a liability of the applicable trust fund and occasion a loss to certificateholders if those remedial costs were incurred.

      In a few states, transfers of some types of properties are conditioned upon clean-up of contamination prior to transfer. It is possible that a property securing a mortgage loan could be subject to these transfer restrictions. If this occurs, and if the lender becomes the owner upon foreclosure, the lender may be required to clean up the contamination before selling the property.

      The cost of remediating hazardous substance contamination at a property can be substantial. If a lender is or becomes liable, it can bring an action for contribution against the owner or operator that created the environmental hazard, but that person or entity may be without substantial assets.
Accordingly, it is possible that these costs could become a liability of a trust fund and occasion a loss to certificateholders of the related series.

      To reduce the likelihood of this kind of loss, the related Pooling
Agreement may provide that the master servicer may not, on behalf of the trust fund, acquire title to a Mortgaged Property or take over its operation unless the master servicer, based on a report prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so. There can be no assurance that any environmental site assessment obtained by the master servicer will detect all possible environmental contamination or conditions or that the other requirements of the related pooling and servicing agreement, even if fully observed by the master servicer, will in fact insulate the related trust fund from liability with respect to environmental matters.

      Even when a lender is not directly liable for cleanup costs on property securing loans, if a property securing a loan is contaminated, the value of the security is likely to be affected. In addition, a lender bears the risk that unanticipated cleanup costs may jeopardize the borrower's repayment. Neither of these two issues is likely to pose risks exceeding the amount of unpaid principal and interest of a particular loan secured by a contaminated property, particularly if the lender declines to foreclose on a mortgage secured by the property.

      If a lender forecloses on a mortgage secured by a property the operations of which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations.
Compliance would be complicated and may entail substantial expense.

      In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure.
That disclosure may decrease the amount that prospective buyers are willing to pay for the affected property and thereby lessen the ability of the lender to recover its investment in a loan upon foreclosure.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE

      Certain of the mortgage loans may contain "due-on-sale" and
"due-on-encumbrance" clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related
Mortgaged Property. The Garn-St Germain Depository Institutions Act of 1982 (the
"Garn Act") generally preempts state laws that prohibit the enforcement of due-on-sale clauses by providing, among other things, that "due-on-sale" clauses in certain loans are enforceable within certain limitations as set forth in the
Garn Act. Therefore, subject to those limitations, a master servicer may have the right

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to accelerate the maturity of a mortgage loan that contains a "due-on-sale"
provision upon transfer of an interest in the property, whether or not the master servicer can demonstrate that the transfer threatens its security interest in the property.

SUBORDINATE FINANCING

      Certain of the mortgage loans may not restrict the ability of the borrower to use the Mortgaged Property as security for one or more additional loans.
Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

      Mortgage notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge or fee if the loan is prepaid.
In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

APPLICABILITY OF USURY LAWS

      Title V of the Depository Institutions Deregulation and Monetary Control
Act of 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential, including multifamily but not commercial, first mortgage loans originated by certain lenders after March 31, 1980. A similar
Federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

      In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, no mortgage loan originated after the date of that state action will (if originated after that rejection or adoption) be eligible for inclusion in a trust fund unless (1) the mortgage loan provides for an interest rate, discount points and charges as are permitted in that state or (2) the mortgage loan provides that the terms are to be construed in accordance with the laws of another state under which the interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that the choice of law provision would be given effect.

      Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest.

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A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

SERVICEMEMBERS CIVIL RELIEF ACT

      Under the terms of the Servicemembers Civil Relief Act (the "Relief Act"),
a borrower who enters military service after the origination of that borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, upon notification by such borrower, shall not be charged interest, including fees and charges, in excess of 6% per annum during the period of that borrower's active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and
officers of the U.S. Public Health Service or the National Oceanic and
Atmospheric Administration assigned to duty with the military. Because the
Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, any form of credit support provided in connection with those certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status, and, under certain circumstances, during an additional three-month period thereafter.

TYPE OF MORTGAGED PROPERTY

      The lender may be subject to additional risk depending upon the type and use of the Mortgaged Property in question. For instance, Mortgaged Properties which are hospitals, nursing homes or convalescent homes may present special risks to lenders in large part due to significant governmental regulation of the operation, maintenance, control and financing of health care institutions.
Mortgages on Mortgaged Properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged Properties which are hotels or motels may present additional risk to the lender in that:

      1.  hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator; and

      2.  the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the vagaries of local law requirements.

      In addition, Mortgaged Properties which are multifamily properties or cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of those properties.

AMERICANS WITH DISABILITIES ACT

      Under Title III of the Americans with Disabilities Act of 1990 (the
"ADA"), in order to protect individuals with disabilities, public accommodations
(such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may

                                       90

also impose these requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

FORFEITURE FOR DRUG, RICO AND MONEY LAUNDERING VIOLATIONS

      Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of
America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations
Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the Uniting and Strengthening America by Providing Appropriate Tools
Required to Intercept and Obstruct Terrorism Act of 2001, also known as the USA
Patriot Act, and the regulations issued pursuant to the USA Patriot Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

      In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such defense will be successful.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

      The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules. Further, the authorities on which this discussion is based are subject to change or differing interpretations, and any change or interpretation could apply retroactively. No rulings have been or will be sought from the Internal Revenue Service (the
"IRS") with respect to any of the federal income tax consequences discussed below. Accordingly, the IRS may take contrary positions. This discussion reflects the applicable provisions of the Code as well as regulations (the
"REMIC Regulations") promulgated by the U.S. Department of Treasury (the
"Treasury"). Investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of certificates.

      For purposes of this discussion, (1) references to the mortgage loans include references to the mortgage loans underlying MBS included in the mortgage assets and (2) where the applicable prospectus supplement provides for a fixed retained yield with respect to the mortgage loans underlying a series of certificates, references to the mortgage loans will be deemed to refer to that portion of the mortgage loans held by the trust fund which does not include the
Retained Interest. References to a "holder" or "certificateholder" in this discussion generally mean the beneficial owner of a certificate.

             FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES

GENERAL

      With respect to a particular series of certificates, an election may be made to treat the trust fund or one or more segregated pools of assets in the trust fund as one or more REMICs within the meaning of Code Section 860D. A trust fund or a portion of a trust fund as to which a REMIC election is made will be referred to as a "REMIC Pool." For purposes of this discussion, certificates of a series as to which one or more REMIC elections are made are referred to as "REMIC Certificates" and will consist of one or more classes of
"Regular Certificates" and one class of Residual Certificates in the case of each REMIC Pool.

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Qualification as a REMIC requires ongoing compliance with certain conditions.
With respect to each series of REMIC Certificates, Cadwalader, Wickersham & Taft
LLP, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming:

      1.  the making of an election,

      2.  compliance with the Pooling Agreement and any other governing documents and

      3.  compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations under the Code, each REMIC
          Pool will qualify as a REMIC.

      In that case, the Regular Certificates will be considered to be "regular interests" in the REMIC Pool and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the Residual
Certificates will be considered to be "residual interests" in the REMIC Pool.
The prospectus supplement for each series of certificates will indicate whether one or more REMIC elections with respect to the related trust fund will be made, in which event references to "REMIC" or "REMIC Pool" below shall be deemed to refer to that REMIC Pool. If so specified in the applicable prospectus supplement, the portion of a trust fund as to which a REMIC election is not made may be treated as a grantor trust for federal income tax purposes. See
"--Federal Income Tax Consequences for Certificates as to Which No REMIC
Election Is Made" below.

CHARACTERIZATION OF INVESTMENTS IN REMIC CERTIFICATES

      REMIC Certificates held by a domestic building and loan association will constitute "a regular or residual interest in a REMIC" within the meaning of
Code Section 7701(a)(19)(C)(xi), but only in the same proportion that the assets of the REMIC Pool would be treated as "loans . . . secured by an interest in real property which is . . . residential real property" (such as single family or multifamily properties, but not commercial properties) within the meaning of
Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section
7701(a)(19)(C), and otherwise will not qualify for that treatment. REMIC
Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(5)(B), and interest, including original issue discount, on the Regular Certificates and income with respect to
Residual Certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) if received by a real estate investment trust in the same proportion that, for both purposes, the assets of the REMIC Pool would be so treated. If at all times 95% or more of the assets of the REMIC Pool qualify for each of the foregoing respective treatments, the REMIC Certificates will qualify for the corresponding status in their entirety. Mortgage Loans held by the REMIC Pool that have been defeased with U.S. Treasury obligations will not qualify for the foregoing treatments. For purposes of Code Section
856(c)(5)(B), payments of principal and interest on the mortgage loans that are reinvested pending distribution to holders of REMIC Certificates qualify for that treatment. Where two REMIC Pools are a part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%. Regular Certificates will be
"qualified mortgages" for another REMIC for purposes of Code Section 860G(a)(3).
REMIC Certificates held by a regulated investment company will not constitute
"Government Securities" within the meaning of Code Section 851(b)(3)(A)(i).
REMIC Certificates held by certain financial institutions will constitute an
"evidence of indebtedness" within the meaning of Code Section 582(c)(1).

QUALIFICATION AS A REMIC

      In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the
Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the "Startup Day" (which for purposes of this discussion is the date of issuance of the REMIC Certificates) and at all times thereafter, may consist of assets other than "qualified mortgages" and
"permitted investments." The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement is met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool's assets. An

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entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC also must provide "reasonable arrangements" to prevent its residual interest from being held by "disqualified organizations" and must furnish applicable tax information to transferors or agents that violate this requirement. The Pooling Agreement for each series will contain a provision designed to meet this requirement. See
"--Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of
Residual Certificates--Disqualified Organizations" below.

      A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day in exchange for regular or residual interests, or is either purchased by the REMIC Pool within a three-month period thereafter or represents an increase in the loan advanced to the obligor under its original terms, in each case pursuant to a fixed price contract in effect on the Startup Day.
Qualified mortgages include (i) whole mortgage loans, such as the mortgage loans, (ii) certificates of beneficial interest in a grantor trust that holds mortgage loans, including certain of the MBS, (iii) regular interests in another
REMIC, such as MBS in a trust as to which a REMIC election has been made, (iv)
loans secured by timeshare interests and (v) loans secured by shares held by a tenant stockholder in a cooperative housing corporation, provided, in general:

      1.  the fair market value of the real property security (including buildings and structural components) is at least 80% of the principal balance of the related mortgage loan or mortgage loan underlying the mortgage certificate either at origination or as of the Startup Day
          (an original loan-to-value ratio of not more than 125% with respect to the real property security), or

      2.  substantially all the proceeds of the mortgage loan or the underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the mortgage loan or underlying mortgage loan.

      If the mortgage loan has been substantially modified other than in connection with a default or reasonably foreseeable default, it must meet the loan-to-value test in (1) of the preceding sentence as of the date of the last modification or at closing. A qualified mortgage includes a qualified replacement mortgage, which is any obligation that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either (1) in exchange for any qualified mortgage within a three-month period thereafter or (2) in exchange for a defective obligation within a two-year period thereafter. A "defective obligation" includes

      o   a mortgage in default or as to which default is reasonably foreseeable,

      o   mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached,

      o   a mortgage that was fraudulently procured by the mortgagor, and

      o   a mortgage that was not in fact principally secured by real property
          (but only if the mortgage is disposed of within 90 days of discovery).

      A mortgage loan that is defective as described in the 4th clause in the immediately preceding sentence that is not sold or, if within two years of the
Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after that 90-day period.

      Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool.
A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. In addition, a reserve fund
(limited to not more than 50% of the REMIC Pool's initial assets) may be used to

                                       93

provide a source of funds for the purchase of increases in the balances of qualified mortgages pursuant to their terms. A reserve fund will be disqualified if more than 30% of the gross income from the assets in the fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced
"promptly and appropriately" to the extent no longer required. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage, provided the Depositor had no knowledge that the mortgage loan would go into default at the time it was transferred to the REMIC Pool. Foreclosure property generally must be disposed of prior to the close of the third calendar year following the acquisition of the property by the REMIC Pool, with an extension that may be granted by the
IRS.

      In addition to the foregoing requirements, the various interests in a
REMIC Pool also must meet certain requirements. All of the interests in a REMIC
Pool must be either of the following: (1) one or more classes of regular interests or (2) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments
(or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. The specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to that interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, the Regular Certificates of a series will constitute one or more classes of regular interests, and the Residual Certificates for each
REMIC Pool of that series will constitute a single class of residual interests on which distributions are made pro rata.

      If an entity, such as the REMIC Pool, fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and thereafter. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the Regular Certificates may be treated as equity interests in the REMIC Pool. The Code, however, authorizes the Treasury
Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC Pool would occur absent regulatory relief. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the "Reform Act") indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool's income for the period of time in which the requirements for REMIC status are not satisfied.

TAXATION OF REGULAR CERTIFICATES

      General.

      A regular interest will be treated as a newly originated debt instrument for federal income tax purposes. In general, interest, original issue discount and market discount on a Regular Certificate will be treated as ordinary income to a holder of the Regular Certificate (the "Regular Certificateholder") as they accrue, and principal payments on a Regular Certificate will be treated as a return of capital to the extent of the Regular Certificateholder's basis in the
Regular Certificate allocable thereto (other than accrued market discount not yet reported as ordinary income). Regular Certificateholders must use the accrual

                                       94

method of accounting with regard to Regular Certificates, regardless of the method of accounting otherwise used by those Regular Certificateholders.

      Original Issue Discount.

      Accrual Certificates and principal-only certificates will be, and other classes of Regular Certificates may be, issued with "original issue discount"
within the meaning of Code Section 1273(a). Holders of any class of Regular
Certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with the constant yield method that takes into account the compounding of interest, in advance of receipt of the cash attributable to that income. The following discussion is based in part on Treasury regulations (the
"OID Regulations") under Code Sections 1271 through 1275 and in part on the provisions of the Reform Act. Regular Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Certificates. To the extent those issues are not addressed in those regulations, the Depositor intends to apply the methodology described in the Conference Committee Report to the Reform Act. We cannot assure you that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations.
Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions.
A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Investors are advised to consult their own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the Regular Certificates.

      Each Regular Certificate, except to the extent described below with respect to a Regular Certificate on which principal is distributed by random lot
("Random Lot Certificates"), will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular
Certificateholder's income. The total amount of original issue discount on a
Regular Certificate is the excess of the "stated redemption price at maturity"
of the Regular Certificate over its "issue price." The issue price of a class of
Regular Certificates offered pursuant to this prospectus generally is the first price at which a substantial amount of Regular Certificates of that class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the Depositor intends to treat the issue price of a class as to which there is no substantial sale as of the issue date or that is retained by the Depositor as the fair market value of that class as of the issue date. The issue price of a Regular Certificate also includes the amount paid by an initial Regular Certificateholder for accrued interest that relates to a period prior to the issue date of the Regular Certificate, unless the Regular Certificateholder elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first distribution date. The stated redemption price at maturity of a Regular Certificate always includes the original principal amount of the Regular Certificate, but generally will not include distributions of stated interest if those interest distributions constitute "qualified stated interest." Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below) provided that those interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Certificate. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a
Regular Certificate, it is possible that no interest on any class of Regular
Certificates will be treated as qualified stated interest. However, except as provided in the following three sentences or in the applicable prospectus supplement, because the underlying mortgage loans provide for remedies in the event of default, we intend to treat interest with respect to the Regular
Certificates as qualified stated interest. Distributions of interest on an
Accrual Certificate, or on other Regular Certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of the Regular Certificates includes all distributions of interest as well as principal on those Regular
Certificates. Likewise, we intend to treat an "interest only" class, or a class on which interest is substantially disproportionate to its principal amount, a so-called "super-premium" class, as having no qualified stated interest. Where the interval between the issue date and the first distribution date on a Regular
Certificate is shorter than the interval between subsequent distribution dates, the interest attributable to the additional days will be included in the stated
redemption price at maturity.

                                       95

      Under a de minimis rule, original issue discount on a Regular Certificate will be considered to be zero if the original issue discount is less than 0.25%
of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate. For this purpose, the weighted average maturity of the Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular
Certificate and the denominator of which is the stated redemption price at maturity of the Regular Certificate. The Conference Committee Report to the
Reform Act provides that the schedule of distributions should be determined in accordance with the assumed rate of prepayment of the mortgage loans (the
"Prepayment Assumption") and the anticipated reinvestment rate, if any, relating to the Regular Certificates. The Prepayment Assumption with respect to a Series of Regular Certificates will be set forth in the related prospectus supplement.
Holders generally must report de minimis original issue discount pro rata as principal payments are received, and that income will be capital gain if the
Regular Certificate is held as a capital asset. However, under the OID
Regulations, Regular Certificateholders may elect to accrue all de minimis original issue discount as well as market discount and market premium under the constant yield method. See "--Election to Treat All Interest Under the Constant
Yield Method" below.

      A Regular Certificateholder generally must include in gross income for any taxable year the sum of the "daily portions," as defined below, of the original issue discount on the Regular Certificate accrued during an accrual period for each day on which it holds the Regular Certificate, including the date of purchase but excluding the date of disposition. We intend to treat the monthly period ending on the day before each distribution date as the accrual period.
With respect to each Regular Certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period, or shorter period from the date of original issue, that ends on the day before the related distribution date on the Regular Certificate. The Conference
Committee Report to the Reform Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. Other than as discussed below with respect to a Random Lot Certificate, the original issue discount accruing in a full accrual period would be the excess, if any, of:

      1.  the sum of (a) the present value of all of the remaining distributions to be made on the Regular Certificate as of the end of that accrual period that are included in the Regular Certificate's stated
          redemption price at maturity and (b) the distributions made on the
          Regular Certificate during the accrual period that are included in the
          Regular Certificate's stated redemption price at maturity, over

      2.  the adjusted issue price of the Regular Certificate at the beginning of the accrual period.

      The present value of the remaining distributions referred to in the preceding sentence is calculated based on:

      1.  the yield to maturity of the Regular Certificate at the issue date,

      2.  events (including actual prepayments) that have occurred prior to the end of the accrual period, and

      3.  the Prepayment Assumption.

      For these purposes, the adjusted issue price of a Regular Certificate at the beginning of any accrual period equals the issue price of the Regular
Certificate, increased by the aggregate amount of original issue discount with respect to the Regular Certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Certificate's stated redemption price at maturity that were made on the Regular Certificate in those prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

                                       96

      Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Certificateholder generally will increase to take into account prepayments on the Regular
Certificates as a result of prepayments on the mortgage loans that exceed the
Prepayment Assumption, and generally will decrease, but not below zero for any period, if the prepayments are slower than the Prepayment Assumption. An increase in prepayments on the mortgage loans with respect to a series of
Regular Certificates can result in both a change in the priority of principal payments with respect to certain classes of Regular Certificates and either an increase or decrease in the daily portions of original issue discount with respect to those Regular Certificates.

      In the case of a Random Lot Certificate, we intend to determine the yield to maturity of that certificate based upon the anticipated payment characteristics of the class as a whole under the Prepayment Assumption. In general, the original issue discount accruing on each Random Lot Certificate in a full accrual period would be its allocable share of the original issue discount with respect to the entire class, as determined in accordance with the preceding paragraph. However, in the case of a distribution in retirement of the entire unpaid principal balance of any Random Lot Certificate, or portion of that unpaid principal balance, (a) the remaining unaccrued original issue discount allocable to that certificate (or to that portion) will accrue at the time of that distribution, and (b) the accrual of original issue discount allocable to each remaining certificate of the class (or the remaining unpaid principal balance of a partially redeemed Random Lot Certificate after a distribution of principal has been received) will be adjusted by reducing the present value of the remaining payments on that class and the adjusted issue price of that class to the extent attributable to the portion of the unpaid principal balance of the class that was distributed. We believe that the foregoing treatment is consistent with the "pro rata prepayment" rules of the
OID Regulations, but with the rate of accrual of original issue discount determined based on the Prepayment Assumption for the class as a whole. You are advised to consult your tax advisors as to this treatment.

      The Treasury proposed regulations on August 24, 2004 that create a special rule for accruing original issue discount on Regular Certificates providing for a delay between record and payment dates, such that the period over which original issue discount accrues coincides with the period over which the Regular
Certificateholder's right to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, taxpayers would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date.
The proposed regulations are limited to Regular Certificates with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any Regular Certificate issued after the date the final regulations are published in the Federal Register.

      Acquisition Premium.

      A purchaser of a Regular Certificate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over the adjusted issue price and the denominator of which is the excess of the remaining stated
redemption price at maturity over the adjusted issue price. Alternatively, a subsequent purchaser may elect to treat all of the acquisition premium under the constant yield method, as described below under the heading "--Election to Treat
All Interest Under the Constant Yield Method" below.

      Variable Rate Regular Certificates.

      Regular Certificates may provide for interest based on a variable rate.
Under the OID Regulations, interest is treated as payable at a variable rate if, generally:

      1.  the issue price does not exceed the original principal balance by more than a specified amount, and

      2.  the interest compounds or is payable at least annually at current values of

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          (a)   one or more "qualified floating rates,"

          (b)   a single fixed rate and one or more qualified floating rates,

          (c)   a single "objective rate," or

          (d)   a single fixed rate and a single objective rate that is a
                "qualified inverse floating rate."

      A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where the rate is subject to a fixed multiple that is greater than 0.65, but not more than 1.35. The rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate (other than a qualified floating rate) is a rate that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not (1) within the control of the depositor or a related party or
(2) unique to the circumstances of the depositor or a related party. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified floating rate may nevertheless be an objective rate. A class of Regular Certificates may be issued under this prospectus that does not have a variable rate under the OID
Regulations, for example, a class that bears different rates at different times during the period it is outstanding so that it is considered significantly
"front-loaded" or "back-loaded" within the meaning of the OID Regulations. It is possible that a class of this type may be considered to bear "contingent interest" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Certificates. However, if final regulations dealing with contingent interest with respect to Regular Certificates apply the same principles as the current regulations, those regulations may lead to different timing of income inclusion than would be the case under the variable interest regulations. Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest Regular Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any Regular Certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

      Under the REMIC Regulations, a Regular Certificate (1) bearing a rate that qualifies as a variable rate under the OID Regulations that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates), including a rate based on the average cost of funds of one or more financial institutions, or a positive or negative multiple of a rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the mortgage loans, including a rate that is subject to one or more caps or floors, or (2) bearing one or more of these variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods qualifies as a regular interest in a REMIC. Accordingly, if so indicated in the related prospectus supplement, we intend to treat Regular Certificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

      The amount of original issue discount with respect to a Regular
Certificate bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount" with the yield to maturity and future payments on that Regular Certificate generally to be determined by assuming that interest will be payable for the life of the Regular Certificate based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant class. Generally, we intend to treat variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

      Although unclear under the OID Regulations, unless required otherwise by applicable final regulations, we intend to treat Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans or mortgage certificates having fixed or adjustable rates, as

                                       98

having qualified stated interest, except to the extent that initial "teaser"
rates cause sufficiently "back-loaded" interest to create more than de minimis original issue discount. The yield on those Regular Certificates for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate mortgage loans, and initial "teaser rates" followed by fully indexed rates, in the case of adjustable rate mortgage loans. In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans will be the index in effect on the pricing date (or possibly the issue date), and in the case of initial teaser rates, will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs.
Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual pass-through interest rate on the Regular Certificates.

      Deferred Interest.

      Under the OID Regulations, all interest on a Regular Certificate as to which there may be deferred interest is includible in the stated redemption price at maturity thereof. Accordingly, any deferred interest that accrues with respect to a class of Regular Certificates may constitute income to the holders of such Regular Certificates prior to the time distributions of cash with respect to such deferred interest are made.

      Market Discount.

      A purchaser of a Regular Certificate also may be subject to the market discount rules of Code Section 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, "market discount" is the amount by which the purchaser's original basis in the Regular Certificate (exclusive of accrued qualified stated
interest) (1) is exceeded by the then-current principal amount of the Regular
Certificate or (2) in the case of a Regular Certificate having original issue discount, is exceeded by the adjusted issue price of that Regular Certificate at the time of purchase. The purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on the Regular
Certificate as distributions includible in the stated redemption price at maturity of the Regular Certificate are received, in an amount not exceeding that distribution. The market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption.
The Conference Committee Report to the Reform Act provides that until regulations are issued, the market discount would accrue either (1) on the basis of a constant interest rate or (2) in the ratio of stated interest allocable to the relevant period to the sum of the interest for that period plus the remaining interest as of the end of that period, or in the case of a Regular
Certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for that period plus the remaining original issue discount as of the end of that period. You also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated
redemption price at maturity were received. You will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Certificate over the interest distributable on those Regular Certificates. The deferred portion of an interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Certificate for that year. The deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, you may elect to include market discount in income currently as it accrues on all market discount instruments you acquired in that taxable year or thereafter, in which case the interest deferral rule will not apply. See "--Election to Treat All Interest Under the Constant Yield Method"
below regarding an alternative manner in which that election may be deemed to be made.

      Market discount with respect to a Regular Certificate will be considered to be zero if the market discount is less than 0.25% of the remaining stated
redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate (determined as described above in the third paragraph under "--Original Issue Discount") remaining after the date of purchase. It appears

                                       99

that de minimis market discount would be reported in a manner similar to de minimis original issue discount. See "--Original Issue Discount" above. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules. You should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

      Premium.

      A Regular Certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If you hold a Regular Certificate as a "capital asset"
within the meaning of Code Section 1221, you may elect under Code Section 171 to amortize that premium under the constant yield method. Final regulations with respect to amortization of bond premium do not by their terms apply to prepayable obligations such as the Regular Certificates. However, the Conference
Committee Report to the Reform Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Certificates, although it is unclear whether the alternatives to the constant yield method described above under
"--Market Discount" are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Certificate rather than as a separate deduction item. See "--Election to Treat All Interest Under the Constant Yield
Method" below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

      Election to Treat All Interest Under the Constant Yield Method.

      A holder of a debt instrument such as a Regular Certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest.
For purposes of applying the constant yield method to a debt instrument subject to an election, (1) "interest" includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (2) the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder's acquisition would apply. A holder generally may make an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all debt instruments acquired by the holder in the same taxable year or thereafter. The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. You should consult their own tax advisors regarding the advisability of making an election.

      Sale or Exchange of Regular Certificates.

      If you sell or exchange a Regular Certificate, you will recognize gain or loss equal to the difference, if any, between the amount received (other than amounts allocable to accrued interest) and your adjusted basis in the Regular
Certificate. The adjusted basis of a Regular Certificate generally will equal the cost of the Regular Certificate to the seller, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the Regular Certificate and reduced by amounts included in the stated redemption price at maturity of the Regular Certificate that were previously received by the seller, by any amortized premium and by previously recognized losses.

      Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a
Regular Certificate realized by an investor who holds the

                                       100

Regular Certificate as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Certificate has been held for the applicable holding period (described below). That gain will be treated as ordinary income as follows:

      1.  if a Regular Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior distribution of property that was held as a part of that transaction,

      2.  in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary rates, or

      3.  to the extent that the gain does not exceed the excess, if any, of (a)
          the amount that would have been includible in the gross income of the holder if its yield on the Regular Certificate were 110% of the applicable Federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of that holder with respect to the Regular Certificate.

      In addition, gain or loss recognized from the sale of a Regular
Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are taxed at lower rates than ordinary income or short-term capital gains of those taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

      Treatment of Losses.

      Holders of Regular Certificates will be required to report income with respect to Regular Certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans allocable to a particular class of
Regular Certificates, except to the extent it can be established that those losses are uncollectible. Accordingly, the holder of a Regular Certificate may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166.

      Under Code Section 166, holders of Regular Certificates that are corporations or that otherwise hold the Regular Certificates in connection with a trade or business should in general be allowed to deduct, as an ordinary loss, a loss sustained during the taxable year on account of those Regular
Certificates becoming wholly or partially worthless, and, in general, holders of
Regular Certificates that are not corporations and do not hold the Regular
Certificates in connection with a trade or business will be allowed to deduct as a short-term capital loss any loss with respect to principal sustained during the taxable year on account of a portion of any class or subclass of those
Regular Certificates becoming wholly worthless. Although the matter is not free from doubt, non-corporate holders of Regular Certificates should be allowed a bad debt deduction at that time as the principal balance of any class or subclass of those Regular Certificates is reduced to reflect losses resulting from any liquidated mortgage loans. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect those losses only after all mortgage loans remaining in the trust fund have been liquidated or that class of Regular Certificates has been otherwise retired. The
IRS could also assert that losses on the Regular Certificates are deductible based on some other method that may defer those deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount.
This may have the effect of creating "negative" original issue discount which would be deductible only against future positive original issue discount or otherwise upon termination of the class.

                                       101

You are urged to consult your own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to the Regular
Certificates. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the IRS may take the position that losses attributable to accrued original issue discount may only be deducted as short-term capital losses by non-corporate holders not engaged in a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Banks and thrift institutions are advised to consult their tax advisors regarding the treatment of losses on Regular Certificates.

TAXATION OF RESIDUAL CERTIFICATES

      Taxation of REMIC Income.

      Generally, the "daily portions" of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Certificates ("Residual Certificateholders"), and
will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Certificateholder are determined by allocating the REMIC Pool's taxable income or net loss for each calendar quarter ratably to each day in that quarter and by allocating that daily portion among the Residual Certificateholders in proportion to their respective holdings of
Residual Certificates in the REMIC Pool on that day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that:

      1.  the limitations on deductibility of investment interest expense and expenses for the production of income do not apply,

      2.  all bad loans will be deductible as business bad debts, and

      3.  the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

      The REMIC Pool's gross income includes interest, original issue discount income and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income from amortization of issue premium, if any, on the Regular Certificates, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular
Certificates. The REMIC Pool's deductions include interest and original issue discount expense on the Regular Certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC Pool and realized losses on the mortgage loans. The requirement that Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no certificates of any class of the related series outstanding.

      The taxable income recognized by a Residual Certificateholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of premium with respect to the mortgage loans, on the one hand, and the timing of deductions for interest (including original issue discount) on the Regular Certificates or income from amortization of issue premium on the Regular Certificates, on the other hand. In the event that an interest in the mortgage loans is acquired by the REMIC Pool at a discount, and one or more of those mortgage loans is prepaid, the Residual Certificateholder may recognize taxable income without being entitled to receive a corresponding amount of cash because (1) the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Certificates and (2)
the discount on the mortgage loans which is includible in income may exceed the deduction allowed upon those distributions on those Regular Certificates on account of any unaccrued original issue discount relating to those Regular
Certificates. When there is more than one class of Regular Certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the
Regular Certificates when distributions in reduction of principal are being made in respect of earlier classes of Regular Certificates to the extent that those classes are not issued with substantial discount. If taxable income attributable to that kind of mismatching is realized, in general, losses would be allowed in later years as distributions on the later

                                       102

classes of Regular Certificates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of that series of Regular Certificates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of Regular
Certificates, whereas to the extent that the REMIC Pool includes fixed rate mortgage loans, interest income with respect to any given mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Certificateholders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of that mismatching or unrelated deductions against which to offset that income, subject to the discussion of "excess inclusions" below under "--Limitations on
Offset or Exemption of REMIC Income." The timing of that mismatching of income and deductions described in this paragraph, if present with respect to a series of certificates, may have a significant adverse effect upon the Residual
Certificateholder's after-tax rate of return.

      Basis and Losses.

      The amount of any net loss of the REMIC Pool that you may take into account is limited to the adjusted basis of the Residual Certificate as of the close of the quarter (or time of disposition of the Residual Certificate if earlier), determined without taking into account the net loss for the quarter.
The initial adjusted basis of a purchaser of a Residual Certificate is the amount paid for that Residual Certificate. The adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual
Certificateholder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC
Pool reportable by the Residual Certificateholder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Certificateholder as to whom that loss was disallowed and may be used by that Residual Certificateholder only to offset any income generated by the same REMIC Pool.

      You will not be permitted to amortize directly the cost of your Residual
Certificate as an offset to its share of the taxable income of the related REMIC
Pool. However, that taxable income will not include cash received by the REMIC
Pool that represents a recovery of the REMIC Pool's basis in its assets. That recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Certificates over their life. However, in view of the possible acceleration of the income of Residual Certificateholders described under "--Taxation of REMIC Income" above, the period of time over which the issue price is effectively amortized may be longer than the economic life of the
Residual Certificates.

      A Residual Certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of a residual interest as zero rather than a negative amount for purposes of determining the
REMIC Pool's basis in its assets. Regulations have been issued addressing the federal income tax treatment of "inducement fees" received by transferees of noneconomic REMIC residual interests. These regulations require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees are permitted to be included in income (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the Prepayment Assumption. If the holder of a residual interest sells or otherwise disposes of the residual interest, any unrecognized portion of the inducement fee would be required to be taken into account at the time of the sale or disposition. Prospective purchasers of the Residual Certificates should consult with their tax advisors regarding the effect of these regulations.

      Further, to the extent that your initial adjusted basis (other than an original holder) in the Residual Certificate is greater that the corresponding portion of the REMIC Pool's basis in the mortgage loans, you will not recover a portion of that basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by that holder.

                                       103

The REMIC Regulations currently in effect do not so provide. See "--Treatment of
Certain Items of REMIC Income and Expense--Market Discount" below regarding the basis of mortgage loans to the REMIC Pool and "--Sale or Exchange of a Residual
Certificate" below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

      Treatment of Certain Items of REMIC Income and Expense.

      Although we intend to compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. We make no representation as to the specific method that will be used for reporting income with respect to the mortgage loans and expenses with respect to the Regular Certificates, and different methods could result in different timing of reporting of taxable income or net loss to you or differences in capital gain versus ordinary income.

      Original Issue Discount and Premium. Generally, the REMIC Pool's
deductions for original issue discount and income from amortization of issue premium on the Regular Certificates will be determined in the same manner as original issue discount income on Regular Certificates as described under
"--Taxation of Regular Certificates--Original Issue Discount" and "--Variable
Rate Regular Certificates," without regard to the de minimis rule described in that section, and "--Premium" above.

      Deferred Interest. Any deferred interest that accrues with respect to any adjustable rate mortgage loans held by the REMIC Pool will constitute income to the REMIC Pool and will be treated in a manner similar to the deferred interest that accrues with respect to Regular Certificates as described under "--Taxation of Regular Certificates--Deferred Interest" above.

      Market Discount. The REMIC Pool will have market discount income in respect of mortgage loans if, in general, their unpaid principal balances exceed the basis of the REMIC Pool allocable to those mortgage loans. The REMIC Pool's basis in those mortgage loans is generally the fair market value of the mortgage loans immediately after the transfer of the mortgage loans to the REMIC Pool.
The REMIC Regulations provide that the basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool (or the fair market value at the closing date, in the case of a retained class). In respect of mortgage loans that have market discount to which Code Section 1276 applies, the accrued portion of the market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount. Market discount income generally should accrue in the manner described under "--Taxation of Regular Certificates--Market Discount" above.

      Premium. Generally, if the basis of the REMIC Pool in the mortgage loans exceeds the unpaid principal balances of the mortgage loans, the REMIC Pool will be considered to have acquired those mortgage loans at a premium equal to the amount of that excess. As stated above, the REMIC Pool's basis in mortgage loans is the fair market value of the mortgage loans, based on the aggregate of the issue prices (or the fair market value of retained classes) of the regular and residual interests in the REMIC Pool immediately after the transfer of the mortgage loans to the REMIC Pool. In a manner analogous to the discussion above under "--Taxation of Regular Certificates--Premium," a REMIC Pool that holds a mortgage loan as a capital asset under Code Section 1221 may elect under Code
Section 171 to amortize premium on whole mortgage loans or mortgage loans underlying MBS that were originated after September 27, 1985 or MBS that are
REMIC regular interests under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item. To the extent that the borrowers with respect to the mortgage loans are individuals, Code Section 171 will not be available for premium on mortgage loans, including underlying mortgage loans, originated on or prior to September 27, 1985. Premium with respect to those mortgage loans may be deductible in accordance with a reasonable method regularly employed by the related holder. The allocation of the premium pro rata among principal payments should be considered a reasonable method; however, the
IRS may argue that the premium should be allocated in a different manner, such as allocating the premium entirely to the final payment of principal.

                                       104

      Limitations on Offset or Exemption of REMIC Income.

      A portion or all of the REMIC taxable income includible in determining your federal income tax liability will be subject to special treatment. That portion, referred to as the "excess inclusion," is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Certificate over the daily accruals for that quarterly period of (1) 120% of the long-term applicable Federal rate that would have applied to the Residual Certificate if it were a debt instrument, on the Startup Day under Code Section 1274(d), multiplied by (2) the adjusted issue price of such Residual Certificate at the beginning of that quarterly period. For this purpose, the adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate, plus the amount of those daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to that Residual Certificate prior to the beginning of that quarterly period. Accordingly, the portion of the REMIC Pool's taxable income that will be treated as excess inclusions will be a larger portion of that income as the adjusted issue price of the Residual Certificates diminishes and all such taxable income will be so treated if the adjusted price of the Residual Certificate is zero.

      The portion of your REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on your return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if you are an organization subject to the tax on unrelated business income imposed by Code Section 511, the excess inclusions will be treated as unrelated business taxable income to you for purposes of Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons, as defined below under "--Tax-Related Restrictions on
Transfer of Residual Certificates--Foreign Investors" below, and that portion attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax, by treaty or otherwise. See "--Taxation of Certain Foreign
Investors--Residual Certificates" below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Certificate, a portion
(allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or a regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

      In addition, the Code provides three rules for determining the effect of excess inclusions on your alternative minimum taxable income of a Residual
Certificateholder. First, your alternative minimum taxable income is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, your alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year.
Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

      Tax-Related Restrictions on Transfer of Residual Certificates.

      Disqualified Organizations. If any legal or beneficial interest in a
Residual Certificate is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of (1) the present value of the total anticipated excess inclusions with respect to that
Residual Certificate for periods after the transfer and (2) the highest marginal federal income tax rate applicable to corporations. The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the
Prepayment Assumption. The present value rate equals the applicable Federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. The tax generally would be imposed on the transferor of the Residual Certificate, except that where the transfer is through an agent, including a broker, nominee or other middleman, for a Disqualified Organization, the tax would instead be imposed on that agent. However, a transferor of a Residual Certificate would in no event be liable for the tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a
Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. The tax also may be waived by the Treasury Department if the Disqualified Organization promptly disposes of the

                                       105

residual interest and the transferor pays income tax at the highest corporate rate on the excess inclusions for the period the Residual Certificate is actually held by the Disqualified Organization.

      In addition, if a Pass-Through Entity (as defined below) has excess inclusion income with respect to a Residual Certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in that entity, then a tax is imposed on the entity equal to the product of (1) the amount of excess inclusions on the Residual Certificate that are allocable to the interest in the Pass-Through Entity during the period the interest is held by the Disqualified Organization, and (2) the highest marginal federal corporate income tax rate. This tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for the tax if it has received an affidavit from the record holder that it is not a Disqualified Organization or stating the holder's taxpayer identification number and, during the period that person is the record holder of the Residual Certificate, the Pass-Through Entity does not have actual knowledge that the affidavit is false.

      If an "electing large partnership" holds a Residual Certificate, all interests in the electing large partnership are treated as held by Disqualified
Organizations for purposes of the tax imposed upon a Pass-Through Entity by
Section 860E(c) of the Code. An exception to this tax, otherwise available to a
Pass-Through Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know the affidavits are false, is not available to an electing partnership.

      For these purposes:

      1.  "Disqualified Organization" means the United States, any state or one of their political subdivisions, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that the term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by one of those governmental entities), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization
          (other than a farmers' cooperative described in Code Section 521) that is exempt from taxation under the Code unless that organization is subject to the tax on unrelated business income imposed by Code
          Section 511,

      2.  "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis.
          Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to that interest, be treated as a Pass-Through Entity,
          and

      3.  an "electing large partnership" means any partnership having more than 100 members during the preceding tax year (other than certain service partnerships and commodity pools), which elect to apply simplified reporting provisions under the Code.

      The Pooling Agreement with respect to a series of certificates will provide that no legal or beneficial interest in a Residual Certificate may be transferred unless (1) the proposed transferee provides to the transferor and the trustee an affidavit providing its taxpayer identification number and stating that the transferee is the beneficial owner of the Residual Certificate, is not a Disqualified Organization and is not purchasing the Residual
Certificates on behalf of a Disqualified Organization (i.e., as a broker, nominee or other middleman), and (2) the transferor provides a statement in writing to the Depositor and the trustee that it has no actual knowledge that the affidavit is false. Moreover, the Pooling Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each
Residual Certificate with respect to a series will bear a legend referring to the restrictions on transfer, and each Residual Certificateholder will be deemed to have agreed, as a condition of ownership of the Residual Certificates, to any amendments to the related Pooling Agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions.
Information necessary to compute an applicable excise tax must be furnished to the IRS and to the requesting party within 60 days of the request, and the
Depositor or the trustee may charge a fee for computing and providing that information.

                                       106

      Noneconomic Residual Interests. The REMIC Regulations would disregard certain transfers of Residual Certificates, in which case the transferor would continue to be treated as the owner of the Residual Certificates and thus would continue to be subject to tax on its allocable portion of the net income of the
REMIC Pool. Under the REMIC Regulations, a transfer of a "noneconomic residual interest" (as defined below) to a Residual Certificateholder (other than a
Residual Certificateholder who is not a U.S. Person, as defined under "--Foreign
Investors" below) is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC, including a residual interest with a positive value at issuance, is a "noneconomic residual interest" unless, at the time of the transfer, (1) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (2) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth under "--Disqualified Organizations" above. The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. Under the REMIC Regulations, a safe harbor is provided if (1) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (2) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due, (3) the transferee represents to the transferor that it will not cause income from the
Residual Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or any other person and (4) either the "formula test" or the "assets test," (each described below) is satisfied. The Pooling Agreement with respect to each series of certificates will require the transferee of a Residual
Certificate to certify to the matters in clauses (1), (2) and (3) of the preceding sentence as part of the affidavit described under the heading
"--Disqualified Organizations" above. The transferor must have no actual knowledge or reason to know that those statements are false.

      The formula test is satisfied if the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest cannot exceed the sum of

          (i)   the present value of any consideration given to the transferee to acquire the interest;

          (ii)  the present value of the expected future distributions on the interest; and

          (iii) the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

      For purposes of these computations, the transferee is assumed to pay tax at the highest rate of tax specified in Section 11(b)(1) of the Code (currently
35%) or, in certain circumstances, the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Section 1274(d) of the Code for the month of the transfer and the compounding period used by the transferee.

      The assets test is satisfied if (i) the transferee must be a domestic "C"
corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years); (ii) the transferee must agree in writing that any subsequent transferee of the residual interest would meet the requirements for a safe harbor transfer; and (iii) the facts and circumstances known to the transferor on or before the date of the transfer

                                       107

must not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee.

      Foreign Investors. The REMIC Regulations provide that the transfer of a
Residual Certificate that has "tax avoidance potential" to a "foreign person"
will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a U.S. Person (as defined below), unless the transferee's income is effectively connected with the conduct of a trade or business within the United States. A Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer, (1) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (2) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid. If the Non-U.S. Person transfers the Residual Certificates back to a U.S.
Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

      Unless otherwise stated in the related prospectus supplement, a Residual
Certificate may not be purchased by or transferred to any person that is not a
U.S. Person. The term "U.S. Person" means a citizen or resident of the United
States, a corporation or partnership (except to the extent provided in applicable Treasury regulations) created or organized in or under the laws of the United States, any state, or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate that is subject to United States federal income tax regardless of the source of its income, or a trust if a court within the United States is able to exercise primary supervision over the administration of that trust, and one or more such U.S. Persons have the authority to control all substantial decisions of that trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

      In addition, under temporary and final Treasury regulations, effective
August 1, 2006, a U.S. partnership having a partner who is not a U.S. Person will be required to pay withholding tax in respect of excess inclusion income allocable to such non-U.S. partner, even if no cash distributions are made to such partner. Accordingly, the Pooling Agreement will prohibit transfer of a
Residual Certificate to a U.S. Person treated as a partnership for federal income tax purposes, any beneficial owner of which (other than through a U.S.
corporation) is (or is permitted to be under the related partnership agreement)
a non-U.S. Person.

      Sale or Exchange of a Residual Certificate.

      Upon the sale or exchange of a Residual Certificate, you will recognize gain or loss equal to the excess, if any, of the amount realized over your adjusted basis, as described under "--Basis and Losses" above, in the Residual
Certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, you will have taxable income to the extent that any cash distribution to you from the REMIC Pool exceeds the adjusted basis on that distribution date. That income will be treated as gain from the sale or exchange of the Residual Certificates. It is possible that the termination of the REMIC Pool may be treated as a sale or exchange of Residual Certificates, in which case, you will have an adjusted basis in the Residual Certificates remaining when your interest in the REMIC Pool terminates, and if you hold the
Residual Certificate as a capital asset under Code Section 1221, then you will recognize a capital loss at that time in the amount of the remaining adjusted basis.

      Any gain on the sale of Residual Certificates will be treated as ordinary income (1) if you hold the Residual Certificates as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on your net investment in the conversion transaction at
120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of that transaction or (2) if you are a non-corporate taxpayer, to the extent that you have made an election under Code Section 163(d)(4) to have net capital gains taxed as investment

                                       108

income at ordinary income rates. In addition, gain or loss recognized from the sale of a Residual Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).

      The Conference Committee Report to the Reform Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code
Section 1091 will apply to dispositions of Residual Certificates where the seller of those certificates, during the period beginning six months before the sale or disposition of the Residual Certificate and ending six months after the sale or disposition, acquires (or enters into any other transaction that results in the application of Section 1091) any residual interest in any REMIC or any interest in a "taxable mortgage pool" (such as a non-REMIC owner trust) that is economically comparable to a Residual Certificate.

      Mark to Market Regulations.

      The Treasury has issued regulations, the "Mark to Market Regulations,"
under Code Section 475 relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark to Market
Regulations provide that, for purposes of this mark-to-market requirement, a
Residual Certificate is not treated as a security and thus may not be marked to market.

TAXES THAT MAY BE IMPOSED ON THE REMIC POOL

      Prohibited Transactions.

      Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Certificateholders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include

      1.  the disposition of a qualified mortgage other than for:

          (a)   substitution within two years of the Startup Day for a defective
          (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the
          Startup Day,

          (b)   foreclosure, default or imminent default of a qualified
          mortgage,

          (c)   bankruptcy or insolvency of the REMIC Pool, or

          (d)   a qualified (complete) liquidation,

      2.  the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold,

      3.  the receipt of compensation for services or

      4.  the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation.

      Notwithstanding (1) and (4) it is not a prohibited transaction to sell
REMIC Pool property to prevent a default on Regular Certificates as a result of a default on qualified mortgages or to facilitate a clean-up call, generally, an optional termination to save administrative costs when no more than a small percentage of the certificates is outstanding. The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or

                                       109

due-on-encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate mortgage loan.

      Contributions to the REMIC Pool After the Startup Day.

      In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day.
Exceptions are provided for cash contributions to the REMIC Pool:

      1.  during the three months following the Startup Day,

      2.  made to a qualified reserve fund by a Residual Certificateholder,

      3.  in the nature of a guarantee,

      4.  made to facilitate a qualified liquidation or clean-up call, and

      5.  as otherwise permitted in Treasury regulations yet to be issued.

      Net Income from Foreclosure Property.

      The REMIC Pool will be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by foreclosure or deed in lieu of foreclosure would be treated as "foreclosure property" for a period ending with the third calendar year following the year of acquisition of that property, with a possible extension.
Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

      It is not anticipated that the REMIC Pool will receive income or contributions subject to tax under the preceding three paragraphs, except as described in the applicable prospectus supplement with respect to net income from foreclosure property on a commercial or multifamily residential property that secured a mortgage loan. In addition, if so disclosed in the applicable prospectus supplement, it is not anticipated that any material state income or franchise tax will be imposed on a REMIC Pool.

LIQUIDATION OF THE REMIC POOL

      If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool's final tax return a date on which that adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims)
to holders of Regular Certificates and Residual Certificateholders within the
90-day period.

ADMINISTRATIVE MATTERS

      The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for that income tax return is Form
1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return.
The trustee will be required to sign the REMIC Pool's returns. Treasury regulations provide that, except where there is a single Residual
Certificateholder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the IRS of any adjustments to, among other things, items of REMIC income, gain, loss, deduction or credit in a unified administrative proceeding. The Residual Certificateholder owning the largest percentage interest in the Residual Certificates will be obligated to act as
"tax matters person," as defined in applicable Treasury regulations, with respect to the REMIC Pool. Each Residual

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Certificateholder will be deemed, by acceptance of the Residual Certificates, to have agreed (1) to the appointment of the tax matters person as provided in the preceding sentence and (2) to the irrevocable designation of the trustee as agent for performing the functions of the tax matters person.

LIMITATIONS ON DEDUCTION OF CERTAIN EXPENSES

      An investor who is an individual, estate or trust will be subject to limitation with respect to certain itemized deductions described in Code Section
67, to the extent that those itemized deductions, in the aggregate, do not exceed 2% of the investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (1) 3% of the excess, if any, of adjusted gross income over a statutory threshold or (2) 80% of the amount of itemized deductions otherwise allowable for that year. Under current law, the applicable limitation is reduced by one third for taxable years beginning in 2006 and 2007, and by two thirds in taxable years beginning in 2008 and 2009. For taxable years beginning after December 31, 2009 the overall limitation on itemized deductions is repealed. In the case of a REMIC Pool, those deductions may include deductions under Code Section 212 for the servicing fee and all administrative and other expenses relating to the REMIC Pool, or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. Those investors who hold REMIC Certificates either directly or indirectly through certain pass-through entities may have their pro rata share of those expenses allocated to them as additional gross income, but may be subject to those limitations on deductions. In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause those investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Certificates in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, that additional gross income and limitation on deductions will apply to the allocable portion of those expenses to holders of Regular
Certificates, as well as holders of Residual Certificates, where those Regular
Certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. In general, that allocable portion will be determined based on the ratio that a REMIC Certificateholder's income, determined on a daily basis, bears to the income of all holders of Regular
Certificates and Residual Certificates with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Certificates (either directly or indirectly through a grantor trust, partnership, S corporation,
REMIC, or certain other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on Regular Certificates that are issued in a single class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual
Certificates. If so indicated in the related prospectus supplement, all those expenses will be allocable to the Residual Certificates.

TAXATION OF CERTAIN FOREIGN INVESTORS

      Regular Certificates.

      Interest, including original issue discount, distributable to Regular
Certificateholders who are non-resident aliens, foreign corporations, or other
Non-U.S. Persons (as defined below), will be considered "portfolio interest"
and, therefore, generally will not be subject to 30% United States withholding tax, provided that the Non-U.S. Person (1) is not a "10-percent shareholder"
within the meaning of Code Section 871(h)(3)(B) of, or a controlled foreign corporation described in Code Section 881(c)(3)(C) related to, the REMIC (or possible one or more borrowers) and (2) provides the trustee, or the person who would otherwise be required to withhold tax from those distributions under Code
Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Certificate is a Non-U.S. Person. The appropriate documentation includes Form W-8BEN if the Non-U.S. Person is a corporation or individual eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; Form W-8ECI if the Non-U.S. Person is eligible for an exemption on the basis of its income from the Regular
Certificate being effectively connected to a United States trade or business;
Form W-8BEN or Form W-8IMY if the Non-U.S. Person is a trust, depending on whether such trust is

                                       111

classified as the beneficial owner of the Regular Certificate; and Form W-8IMY, with supporting documentation as specified in the Treasury Regulations, required to substantiate exemptions from withholding on behalf of its partners, if the
Non-U.S. Person is a partnership. An intermediary (other than a partnership)
must provide Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A "qualified intermediary" must certify that it has provided, or will provide, a withholding statement as required under Treasury Regulations Section
1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its Form W-8IMY, and may certify its account holders' status without including each beneficial owner's certification. A non-"qualified intermediary" must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term "intermediary" means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Regular Certificate. A
"qualified intermediary" is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

      If that statement, or any other required statement, is not provided, 30%
withholding will apply unless the interest on the Regular Certificate is effectively connected with the conduct of a trade or business within the United
States by the Non-U.S. Person. In that latter case, the Non-U.S. Person will be subject to United States federal income tax at regular rates. Prepayment
Premiums distributable to Regular Certificateholders who are Non-U.S. Persons
may be subject to 30% United States withholding tax. Investors who are Non-U.S.
Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Certificate. The term "Non-U.S. Person"
means any person who is not a U.S. Person.

      Residual Certificates.

      The Conference Committee Report to the Reform Act indicates that amounts paid to Residual Certificateholders who are Non-U.S. Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to
Residual Certificateholders may qualify as "portfolio interest," subject to the conditions described in "--Regular Certificates" above, but only to the extent that (1) the mortgage loans (including mortgage loans underlying certain MBS)
were issued after July 18, 1984 and (2) the trust fund or segregated pool of assets in the trust fund (as to which a separate REMIC election will be made), to which the Residual Certificate relates, consists of obligations issued in
"registered form" within the meaning of Code Section 163(f)(1). Generally, whole mortgage loans will not be, but MBS and regular interests in another REMIC Pool will be, considered obligations issued in registered form. Furthermore, a
Residual Certificateholder will not be entitled to any exemption from the 30%
withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion." See "--Taxation of
Residual Certificates--Limitations on Offset or Exemption of REMIC Income"
above. If the amounts paid to Residual Certificateholders who are Non-U.S.
Persons are effectively connected with the conduct of a trade or business within the United States by Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to Non-U.S. Persons will be subject to
United States federal income tax at regular rates. If 30% (or lower treaty rate)
withholding is applicable, those amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the
Residual Certificate is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See
"--Tax-Related Restrictions on Transfer of Residual Certificates--Foreign
Investors" above concerning the disregard of certain transfers having "tax avoidance potential" and the withholding tax obligations of U.S. partnerships having Non-U.S. Persons as partners. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Certificates.

BACKUP WITHHOLDING

      Distributions made on the Regular Certificates, and proceeds from the sale of the Regular Certificates to or through certain brokers, may be subject to a
"backup" withholding tax under Code Section 3406 at a

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current rate of 28% (which rate will be increased to 31% commencing after 2010)
on "reportable payments" (including interest distributions, original issue discount, and, under certain circumstances, principal distributions) unless the
Regular Certificateholder is a U.S. Person and provides IRS Form W-9 with the correct taxpayer identification number; is a Non-U.S. Person and provides IRS
Form W-8BEN identifying the Non-U.S. Person and stating that the beneficial owner is not a U.S. Person; or can be treated as an exempt recipient within the meaning of Treasury Regulations Section 1.6049-4(c)(1)(ii). Any amounts to be withheld from distribution on the Regular Certificates would be refunded by the
IRS or allowed as a credit against the Regular Certificateholder's federal income tax liability. The New Regulations will change certain of the rules relating to certain presumptions currently available relating to information reporting and backup withholding. Information reporting requirements may also apply regardless of whether withholding is required. Non-U.S. Persons are urged to contact their own tax advisors regarding the application to them of backup and withholding and information reporting.

REPORTING REQUIREMENTS

      Reports of accrued interest, original issue discount and information necessary to compute the accrual of any market discount on the Regular
Certificates will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Certificates or beneficial owners who own Regular Certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request that information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication
938 with respect to a particular series of Regular Certificates. Holders through nominees must request that information from the nominee.

      The IRS's Form 1066 has an accompanying Schedule Q, Quarterly Notice to
Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation.
Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Certificateholder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed
Treasury regulations) in which the REMIC Pool is in existence.

      Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual
Certificateholders, furnished annually, if applicable, to holders of Regular
Certificates, and filed annually with the IRS concerning Code Section 67 expenses, see "--Limitations on Deduction of Certain Expenses" above, allocable to those holders. Furthermore, under those regulations, information must be furnished quarterly to Residual Certificateholders, furnished annually to holders of Regular Certificates, and filed annually with the IRS concerning the percentage of the REMIC Pool's assets meeting the qualified asset tests described under "--Qualification as a REMIC" above.

                         FEDERAL INCOME TAX CONSEQUENCES
             FOR CERTIFICATES AS TO WHICH NO REMIC ELECTION IS MADE

STANDARD CERTIFICATES

      General.

      In the event that no election is made to treat a trust fund (or a segregated pool of assets in the trust fund) with respect to a series of certificates that are not designated as "--Stripped Certificates," as described below, as a REMIC (certificates of that kind of series are referred to as
"Standard Certificates"), in the opinion of Cadwalader, Wickersham & Taft LLP the trust fund will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a
"taxable mortgage pool" within the meaning of Code Section 7701(i). Where there is no fixed retained yield with respect to the mortgage loans underlying the
Standard Certificates, the holder of a Standard Certificate (a "Standard
Certificateholder") in that series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the trust fund represented by its

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Standard Certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the mortgage loans, subject to the discussion under "--Recharacterization of Servicing Fees" below. Accordingly, the holder of a Standard Certificate of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the mortgage loans represented by its Standard Certificate, including interest at the coupon rate on those mortgage loans, original issue discount (if any), prepayment fees, assumption fees, and late payment charges received by the master servicer, in accordance with that Standard Certificateholder's method of accounting. A Standard Certificateholder generally will be able to deduct its share of the servicing fee and all administrative and other expenses of the trust fund in accordance with its method of accounting, provided that those amounts are reasonable compensation for services rendered to that trust fund.
However, investors who are individuals, estates or trusts who own Standard
Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code Section 67, including deductions under Code Section
212 for the servicing fee and all the administrative and other expenses of the trust fund, to the extent that those deductions, in the aggregate, do not exceed two percent of an investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (1) 3% of the excess, if any, of adjusted gross income over a statutory threshold, or (2) 80% of the amount of itemized deductions otherwise allowable for that year. Under current law, the applicable limitation is reduced by one third for taxable years beginning in 2006 and 2007, and by two thirds in taxable years beginning in 2008 and 2009. For taxable years beginning after December 31, 2009 the overall limitation on itemized deductions is repealed. As a result, those investors holding Standard Certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on those Standard Certificates with respect to interest at the pass-through rate on those Standard Certificates. In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause the investors to be subject to significant additional tax liability. Moreover, where there is fixed retained yield with respect to the mortgage loans underlying a series of Standard Certificates or where the servicing fee is in excess of reasonable servicing compensation, the transaction will be subject to the application of the "stripped bond" and "stripped coupon"
rules of the Code, as described under "--Stripped Certificates" and
"--Recharacterization of Servicing Fees," below.

      Tax Status.

      In the opinion of Cadwalader, Wickersham & Taft LLP, Standard Certificates
will have the following status for federal income tax purposes:

      1.  Standard Certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) will be considered to represent "loans....secured by an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the mortgage loans represented by that Standard Certificate is of the type described in that section of the Code.

      2.  Standard Certificate owned by a real estate investment trust will be considered to represent "real estate assets" within the meaning of
          Code Section 856(c)(5)(B) to the extent that the assets of the related trust fund consist of qualified assets, and interest income on those assets will be considered "interest on obligations secured by mortgages on real property" to such extent within the meaning of Code
          Section 856(c)(3)(B).

      3.  Standard Certificate owned by a REMIC will be considered to represent an "obligation . . . which is principally secured by an interest in real property" within the meaning of Code Section
          860G(a)(3)(A) to the extent that the assets of the related trust fund consist of "qualified mortgages" within the meaning of Code Section
          860G(a)(3).

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      Premium and Discount.

      Standard Certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Standard Certificates or thereafter.

      Premium. The treatment of premium incurred upon the purchase of a Standard
Certificate will be determined generally as described under "--Federal Income
Tax Consequences for REMIC Certificates--Taxation of Residual
Certificates--Treatment of Certain Items of REMIC Income and Expense--Premium"
above.

      Original Issue Discount. The original issue discount rules will be applicable to a Standard Certificateholder's interest in those mortgage loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate borrowers (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID
Regulations, the original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory de minimis exception, including a payment of points currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of "teaser rates" on the mortgage loans.

      Original issue discount must generally be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to that income.
If so indicated in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of that accrual. However, Code Section
1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if the mortgage loans acquired by a
Standard Certificateholder are purchased at a price equal to the then unpaid principal amount of the mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of the mortgage loans (i.e., points) will be includible by that holder.

      Market Discount. Standard Certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the mortgage loans will be determined and will be reported as ordinary income generally in the manner described under
"--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular
Certificates--Market Discount" above, except that the ratable accrual methods described there will not apply and it is unclear whether a Prepayment Assumption would apply. Rather, the holder will accrue market discount pro rata over the life of the mortgage loans, unless the constant yield method is elected. If so indicated in the related prospectus supplement, no prepayment assumption will be assumed for purposes of that accrual.

      Recharacterization of Servicing Fees.

      If the servicing fee paid to the master servicer were deemed to exceed reasonable servicing compensation, the amount of that excess would represent neither income nor a deduction to certificateholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the
Standard Certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that the amount would exceed reasonable servicing compensation as to some of the mortgage loans would be increased. IRS guidance indicates that a servicing fee in excess of reasonable compensation ("excess servicing") will cause the mortgage loans to be treated under the "stripped bond" rules. That guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of those amounts is not greater than the value of the services provided.

                                       115

      Accordingly, if the IRS' approach is upheld, a servicer who receives a servicing fee in excess of those amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the mortgage loans.
Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of those mortgage loans as "stripped coupons" and "stripped bonds."
Subject to the de minimis rule discussed under "--Stripped Certificates" below, each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Standard
Certificates, and the original issue discount rules of the Code would apply to that holder. While Standard Certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of the trust could be viewed as excluding the portion of the mortgage loans the ownership of which is attributed to the master servicer, or as including that portion as a second class of equitable interest. Applicable
Treasury regulations treat that arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, a recharacterization should not have any significant effect upon the timing or amount of income reported by a Standard Certificateholder, except that the income reported by a cash method holder may be slightly accelerated. See
"--Stripped Certificates" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

      Sale or Exchange of Standard Certificates.

      Upon sale or exchange of a Standard Certificate, a Standard
Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale (other than amounts allocable to accrued interest) and its aggregate adjusted basis in the mortgage loans and the other assets represented by the Standard Certificate. In general, the aggregate adjusted basis will equal the Standard Certificateholder's cost for the Standard
Certificate, increased by the amount of any income previously reported with respect to the Standard Certificate and decreased by the amount of any losses previously reported with respect to the Standard Certificate and the amount of any distributions received on those Standard Certificates. Except as provided above with respect to market discount on any mortgage loans, and except for certain financial institutions subject to the provisions of Code Section 582(c), that gain or loss would be capital gain or loss if the Standard Certificate was held as a capital asset. However, gain on the sale of a Standard Certificate will be treated as ordinary income (1) if a Standard Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Standard Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of that transaction or (2) in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. Long-term capital gains of certain non-corporate taxpayers generally are subject to lower tax rates than ordinary income or short-term capital gains of those taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

STRIPPED CERTIFICATES

      General.

      Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of this discussion, certificates that are subject to those rules will be referred to as "Stripped
Certificates." Stripped Certificates include interest-only certificates entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal and principal-only certificates entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest as to which no REMIC election is made.

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      The certificates will be subject to those rules if:

      1.  we or any of our affiliates retain, for our own account or for purposes of resale, in the form of fixed retained yield or otherwise, an ownership interest in a portion of the payments on the mortgage loans,

      2.  the master servicer is treated as having an ownership interest in the mortgage loans to the extent it is paid, or retains, servicing compensation in an amount greater than reasonable consideration for servicing the mortgage loans (See "--Standard
          Certificates--Recharacterization of Servicing Fees" above), and

      3.  certificates are issued in two or more classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the mortgage loans.

      In general, a holder of a Stripped Certificate will be considered to own
"stripped bonds" with respect to its pro rata share of all or a portion of the principal payments on each mortgage loan and/or "stripped coupons" with respect to its pro rata share of all or a portion of the interest payments on each mortgage loan, including the Stripped Certificate's allocable share of the servicing fees paid to the master servicer, to the extent that those fees represent reasonable compensation for services rendered. See discussion under
"--Standard Certificates--Recharacterization of Servicing Fees" above. Although not free from doubt, for purposes of reporting to Stripped Certificateholders, the servicing fees will be allocated to the Stripped Certificates in proportion to the respective entitlements to distributions of each class, or subclass, of
Stripped Certificates for the related period or periods. The holder of a
Stripped Certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described under "--Standard
Certificates--General" above, subject to the limitation described there.

      Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued at an original issue discount on the date that the stripped interest is purchased. Although the treatment of Stripped Certificates for federal income tax purposes is not clear in certain respects at this time, particularly where the Stripped Certificates are issued with respect to a mortgage pool containing variable-rate mortgage loans, in the opinion of
Cadwalader, Wickersham & Taft LLP (1) the trust fund will be treated as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i), and (2) each Stripped Certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the
OID Regulations. While under Code Section 1286 computations with respect to
Stripped Certificates arguably should be made in one of the ways described under
"--Taxation of Stripped Certificates--Possible Alternative Characterizations"
below, the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument for original issue discount purposes. The applicable Pooling Agreement will require that the trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

      Furthermore, Treasury regulations provide for the treatment of a Stripped
Certificate as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount. In addition, under these regulations, a Stripped Certificate that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount, as described below, at a de minimis original issue discount, or, presumably, at a premium. This treatment suggests that the interest component of that Stripped Certificate would be treated as qualified stated interest under the OID Regulations, other than in the case of an interest-only Stripped Certificate or a Stripped Certificate on which the interest is substantially disproportionate to the principal amount. Further, these final regulations provide that the purchaser of a Stripped Certificate will be required to account for any discount as market discount rather than original issue discount if either (1) the initial discount with respect to the
Stripped Certificate was treated as zero under the de minimis rule, or (2) no more than 100 basis points in excess of reasonable servicing is stripped off the related mortgage loans. This market discount would be reportable as described under "--Federal Income Tax Consequences for

                                       117

REMIC Certificates--Taxation of Regular Certificates--Market Discount" above, without regard to the de minimis rule there, assuming that a prepayment assumption is employed in that computation.

      Status of Stripped Certificates.

      No specific legal authority exists as to whether the character of the
Stripped Certificates, for federal income tax purposes, will be the same as that of the mortgage loans. Although the issue is not free from doubt, in the opinion of Cadwalader, Wickersham & Taft LLP, Stripped Certificates owned by applicable holders should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(5)(B), "obligation[s] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A), and
"loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to Stripped
Certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the mortgage loans and interest on those mortgage loans qualify for that treatment.

      Taxation of Stripped Certificates.

      Original Issue Discount. Except as described under "--General" above, each
Stripped Certificate will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a Stripped Certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to that income. Based in part on the OID Regulations and the amendments to the original issue discount sections of the Code made by the
Reform Act, the amount of original issue discount required to be included in the income of a holder of a Stripped Certificate (referred to in this discussion as a "Stripped Certificateholder") in any taxable year likely will be computed generally as described under "--Federal Income Tax Consequences for REMIC
Certificates--Taxation of Regular Certificates--Original Issue Discount" and
"--Variable Rate Regular Certificates" above. However, with the apparent exception of a Stripped Certificate qualifying as a market discount obligation, as described under "--General" above, the issue price of a Stripped Certificate will be the purchase price paid by each holder of the Stripped Certificate, and the stated redemption price at maturity will include the aggregate amount of the payments, other than qualified stated interest to be made on the Stripped
Certificate to that Stripped Certificateholder, presumably under the Prepayment
Assumption.

      If the mortgage loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Stripped Certificateholder's recognition of original issue discount will be either accelerated or decelerated and the amount of the original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by that Stripped Certificateholder's Stripped Certificate. While the
matter is not free from doubt, the holder of a Stripped Certificate should be entitled in the year that it becomes certain, assuming no further prepayments, that the holder will not recover a portion of its adjusted basis in that
Stripped Certificate to recognize an ordinary loss, if it is a corporation, or a short-term capital loss, if it is not a corporation and does not hold the
Stripped Certificate in connection with a trade or business, equal to that portion of unrecoverable basis.

      As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Certificates will not be made if the mortgage loans are prepaid could lead to the interpretation that the interest payments are "contingent" within the meaning of the OID Regulations.
The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped
Certificates. However, if final regulations dealing with contingent interest with respect to the Stripped Certificates apply the same principles as the OID
Regulations, those regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest Stripped Certificates as ordinary income.

                                       118

Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Certificates.

      In light of the application of Section 1286 of the Code, a beneficial owner of a Stripped Certificate generally will be required to compute accruals of original issue discount based on its yield, possibly taking into account its own prepayment assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to the Stripped Certificates, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of original issue discount for these certificates.
Prospective investors therefore should be aware that the timing of accruals of original issue discount applicable to a Stripped Certificate generally will be different than that reported to holders and the IRS. Prospective investors should consult their own tax advisors regarding their obligation to compute and include in income the correct amount of original issue discount accruals and any possible tax consequences to them if they should fail to do so.

      Sale or Exchange of Stripped Certificates. Sale or exchange of a Stripped
Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Stripped
Certificateholder's adjusted basis in that Stripped Certificate, as described under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of
Regular Certificates--Sale or Exchange of Regular Certificates" above. To the extent that a subsequent purchaser's purchase price is exceeded by the remaining payments on the Stripped Certificates by more than the statutory de minimis amount, that subsequent purchaser will be required for federal income tax purposes to accrue and report that excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a Stripped
Certificateholder other than an original Stripped Certificateholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

      Purchase of More Than One Class of Stripped Certificates. Where an
investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes those classes of Stripped
Certificates should be treated separately or aggregated for purposes of the rules described above.

      Possible Alternative Characterizations. The characterizations of the
Stripped Certificates discussed above are not the only possible interpretations of the applicable Code provisions. For example, the Stripped Certificateholder may be treated as the owner of

      1.  one installment obligation consisting of that Stripped Certificate's pro rata share of the payments attributable to principal on each mortgage loan and a second installment obligation consisting of that
          Stripped Certificate's pro rata share of the payments attributable to interest on each mortgage loan,

      2.  as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each mortgage loan or

      3.  a separate installment obligation for each mortgage loan, representing the Stripped Certificate's pro rata share of payments of principal and/or interest to be made with respect thereto.

      Alternatively, the holder of one or more classes of Stripped Certificates may be treated as the owner of a pro rata fractional undivided interest in each mortgage loan to the extent that the Stripped Certificate, or classes of
Stripped Certificates in the aggregate, represent the same pro rata portion of principal and interest on that mortgage loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder. Final regulations issued regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to those regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.

                                       119

      Because of these possible varying characterizations of Stripped
Certificates and the resultant differing treatment of income recognition,
Stripped Certificateholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.

RESET RATE CERTIFICATES

      As will be further discussed in the related prospectus supplement, reset rate certificates will represent a beneficial interest in a portion of the related trust fund that is treated as a grantor trust for federal income tax purposes, consisting of a regular interest in a related REMIC and as interest in any related interest rate swap agreement or other derivative instrument. See
"Federal Income Tax Consequences for REMIC Certificates" for a discussion of the federal income tax treatment of regular interests, and see the related prospectus supplement for a discussion of the federal income tax treatment of the interest rate swap agreement or other derivative instrument.

REPORTING REQUIREMENTS AND BACKUP WITHHOLDING

      The trustee will furnish, within a reasonable time after the end of each calendar year, to each Standard Certificateholder or Stripped Certificateholder
at any time during that year, the information, prepared on the basis described above, as the trustee deems to be necessary or desirable to enable those certificateholders to prepare their federal income tax returns. The information will include the amount of original issue discount accrued on certificates held by persons other than certificateholders exempted from the reporting requirements. The amounts required to be reported by the trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a certificateholder, other than an original certificateholder that purchased at the issue price. In particular, in the case of Stripped
Certificates, if so provided in the applicable prospectus supplement, the reporting will be based upon a representative initial offering price of each class of Stripped Certificates. The trustee will also file the original issue discount information with the IRS. If a certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, backup withholding at a current rate of 28% (which rate will be increased to 31% commencing after
2010) may be required in respect of any reportable payments, as described under
"--Federal Income Tax Consequences for REMIC Certificates--Backup Withholding"
above.

      On January 24, 2006, the Treasury published final regulations which establish a reporting framework for interests in "widely held fixed investment trusts" and place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as an arrangement classified as a "trust" under
Treasury regulation section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person's account, (ii) a nominee and (iii) a broker holding an interest for a customer in
"street name." The trustee will be required to calculate and provide information to the IRS and to requesting persons with respect to the trust fund in accordance with these new regulations beginning with the 2007 calendar year. The trustee, or applicable middleman, will be required to file information returns with the IRS and provide tax information statements to certificateholders in accordance with these new regulations after December 31, 2007.

TAXATION OF CERTAIN FOREIGN INVESTORS

      To the extent that a certificate evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-U.S. Persons generally will be subject to 30% United States withholding tax, or a lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the Standard Certificateholder or Stripped
Certificateholder on the sale or exchange of that certificate also will be subject to federal income tax at the same rate.

                                       120

      Treasury regulations provide that interest or original issue discount paid by the trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in mortgage loans issued after July 18, 1984 will be
"portfolio interest" and will be treated in the manner, and those persons will be subject to the same certification requirements, described under "--Federal
Income Tax Consequences for REMIC Certificates--Taxation of Certain Foreign
Investors--Regular Certificates" above.

                       STATE AND OTHER TAX CONSIDERATIONS

      In addition to the federal income tax consequences described in "Certain
Federal Income Tax Consequences", you should consider the state and local tax consequences of the acquisition, ownership, and disposition of the offered certificates. State and local tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Thus, you should consult your own tax advisors with respect to the various tax consequences of investments in the offered certificates.

                          CERTAIN ERISA CONSIDERATIONS

GENERAL

      The Employee Retirement Income Security Act of 1974, as amended, or ERISA, and the Code impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code (all of which are referred to as "Plans"), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section
3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, those plans may be subject to the provisions of other applicable federal, state or local law ("Similar Law") materially similar to the foregoing provisions of ERISA or the Code. Moreover, those plans, if qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, are subject to the prohibited transaction rules set forth in Section 503 of the
Code.

      ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons ("Parties in Interest") who have certain specified relationships to the Plan, unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code. Special
caution should be exercised before the assets of a Plan are used to purchase an offered certificate if, with respect to those assets, the Depositor, the master servicer or the trustee or one of their affiliates, either: (a) has investment discretion with respect to the investment of those assets of that Plan; or (b)
has authority or responsibility to give, or regularly gives, investment advice with respect to those assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to those assets and that the advice will be based on the particular investment needs of the Plan; or (c) is an employer maintaining or contributing to the Plan.

      Before purchasing any offered certificates with Plan assets, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to that purchase under the requirements of ERISA or Section 4975 of the Code, whether any prohibited transaction class exemption or any individual administrative prohibited transaction exemption (as described below) applies, including whether the

                                       121

appropriate conditions set forth in those exemptions would be met, or whether any statutory prohibited transaction exemption is applicable, and further should consult the applicable prospectus supplement relating to that series of offered certificates. Fiduciaries of plans subject to a Similar Law should consider the need for, and the availability of, an exemption under such applicable Similar
Law.

PLAN ASSET REGULATIONS

      A Plan's investment in offered certificates may cause the trust assets to be deemed Plan assets. Section 2510.3-101 of the regulations of the United
States Department of Labor ("DOL"), as modified by Section 3(42) of ERISA, provides that when a Plan acquires an equity interest in an entity, the Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by
"benefit plan investors" (that is, Plans and entities whose underlying assets include plan assets) is not "significant." For this purpose, in general, equity participation in a trust fund will be "significant" on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

      In general, any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to those assets for a fee, is a fiduciary of the investing Plan. If the trust assets constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as a master servicer, a special servicer or any sub-servicer, may be deemed to be a Plan "fiduciary" with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code. In addition, if the Trust Assets constitute
Plan assets, the purchase of offered certificates by a Plan, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA or the Code.

ADMINISTRATIVE EXEMPTIONS

      Several underwriters of mortgage-backed securities have applied for and obtained individual administrative ERISA prohibited transaction exemptions (the
"Exemptions") which can only apply to the purchase and holding of mortgage-backed securities which, among other conditions, are sold in an offering with respect to which that underwriter serves as the sole or a managing underwriter, or as a selling or placement agent. If one of the Exemptions might be applicable to a series of certificates, the related prospectus supplement will refer to the possibility, as well as provide a summary of the conditions to the applicability.

      The DOL has promulgated amendments (the "Amendments") to the Exemptions that, among other changes, permit Plans to purchase subordinated certificates rated in any of the four highest ratings categories (provided that all other requirements of the Exemptions are met). Plan fiduciaries should, and other potential investors who may be analyzing the potential liquidity of their investment may wish to, consult with their advisors regarding the Amendments.

INSURANCE COMPANY GENERAL ACCOUNTS

      Sections I and III of Prohibited Transaction Class Exemption ("PTCE")
95-60 exempt from the application of the prohibited transaction provisions of
Sections 406(a), 406(b) and 407(a) of ERISA and Section 4975 of the Code
transactions in connection with the acquisition of a security (such as a certificate issued by a trust fund) as well as the servicing, management and operation of a trust (such as the trust fund) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the trust, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts investing assets that are treated as assets of Plans would be allowed to purchase certain classes of certificates which do not meet the ratings requirements of the Exemptions. All other conditions of the Exemptions would have to be satisfied in order for PTCE
95-60 to be available. Before purchasing any class of offered certificates, an insurance

                                       122

company general account seeking to rely on Sections I and III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

      The Small Business Job Protection Act of 1996 added a new Section 401(c)
to ERISA, which provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account.
Pursuant to Section 401(c) of ERISA, the DOL issued regulations ("401(c)
Regulations"), generally effective July 5, 2001, to provide guidance for the purpose of determining, in cases where insurance policies supported by an insured's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets.
Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because
Section 401(c) of ERISA does not relate to insurance company separate accounts, separate account assets are still generally treated as Plan assets of any Plan invested in that separate account. Insurance companies contemplating the investment of general account assets in the offered certificates should consult with their counsel with respect to the applicability of Section 401(c) of ERISA.

UNRELATED BUSINESS TAXABLE INCOME; RESIDUAL CERTIFICATES

      The purchase of a Residual Certificate by any employee benefit plan qualified under Code Section 401(a) and exempt from taxation under Code Section
501(a), including most varieties of Plans, may give rise to "unrelated business taxable income" as described in Code Sections 511-515 and 860E. Further, prior to the purchase of Residual Certificates, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing a Residual Certificate on behalf of, a "Disqualified Organization,"
which term as defined above includes certain tax-exempt entities not subject to
Code Section 511 including certain governmental plans, as discussed above under the caption "Certain Federal Income Tax Consequences--Federal Income Tax
Consequences for REMIC Certificates--Taxation of Residual
Certificates--Tax-Related Restrictions on Transfer of Residual
Certificates--Disqualified Organizations."

      Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries or who are investing Plan assets consult with their counsel regarding the consequences under ERISA and the Code of their acquisition and ownership of certificates.

      The sale of certificates to a Plan is in no respect a representation by the Depositor or the Underwriter that this investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular
Plan, or that this investment is appropriate for Plans generally or for any particular Plan.

                                LEGAL INVESTMENT

      If so specified in the related prospectus supplement, certain classes of offered certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA").
Generally, the only classes of offered certificates which will qualify as
"mortgage related securities" will be those that (1) are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization; and (2) are part of a series evidencing interests in a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of those offered certificates not qualifying as "mortgage related securities" for purposes of SMMEA ("Non-SMMEA Certificates") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such certificates, may be subject to significant interpretive uncertainties. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in

                                       123

determining whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

      Those classes of offered certificates qualifying as "mortgage related securities," will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts, and business entities, including depository institutions, insurance companies, trustees, and pension funds, created pursuant to or existing under the laws of the United
States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities.

      Under SMMEA, a number of states enacted legislation, on or prior to the
October 3, 1991 cut-off for those enactments, limiting to various extents the ability of certain entities (in particular, insurance companies) to invest in
"mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act
of 1994, which amended the definition of "mortgage related security" to include, in relevant part, offered certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September
23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of offered certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in offered certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

      SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell, or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has
amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12
C.F.R. Section 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. Section 1.2(m)
to include certain "residential mortgage-related securities" and "commercial mortgage-related securities." As so defined, "residential mortgage-related security" and "commercial mortgage-related security" mean, in relevant part,
"mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors,"
no representation is made as to whether any class of offered certificates will qualify as "commercial mortgage-related securities" and thus as "Type IV securities," for investment by national banks. The National Credit Union
Administration (the "NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities,"
other than stripped mortgage related securities (unless the credit union complies with the requirements of 12 C.F.R. Section 703.16(e) for investing in those securities), residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's "investment pilot program" under C.F.R. Section 703.19 may be able to invest in those prohibited forms of securities, while "RegFlex credit unions"
may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. Section 742.4(b)(2). The Office of Thrift Supervision (the
"OTS") has issued Thrift Bulletin 13a (December 1, 1998), "Management of
Interest Rate Risk,

                                       124

Investment Securities, and Derivatives Activities," and Thrift Bulletin 73a
(December 18, 2001), "Investing in Complex Securities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

      All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment
Securities and End-User Derivatives Activities" (the "1998 Policy Statement") of
the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the OCC, the Federal
Deposit Insurance Corporation, and the OTS, effective May 26, 1998, and by the
NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks
(including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

      Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies, and guidelines adopted from time to time by those authorities before purchasing any offered certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines (in certain instances irrespective of SMMEA).

      The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying," and, with regard to any offered certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

      Except as to the status of certain classes of offered certificates as
"mortgage related securities," no representations are made as to the proper characterization of offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase offered certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity of the offered certificates.

      Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates of any class constitute legal investments or are subject to investment, capital, or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

                             METHOD OF DISTRIBUTION

      The offered certificates offered by this prospectus and by the related prospectus supplements will be offered in series through one or more of the methods described below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state our net proceeds from that sale.

      We intend that offered certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of certificates may be made through a combination of two or more of these methods.
Those methods are as follows:

      1.  by negotiated firm commitment underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

                                       125

      2.  by placements through one or more placement agents specified in the related prospectus supplement primarily with institutional investors and dealers; and

      3.  through direct offerings by the Depositor.

      If underwriters are used in a sale of any offered certificates (other than in connection with an underwriting on a best efforts basis), those certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment. The underwriters may be broker-dealers affiliated with us. Their identities and material relationships to us will be set forth in the related prospectus supplement. The managing underwriter or underwriters with respect to the offer and sale of a particular series of certificates will be set forth in the cover of the prospectus supplement relating to that series and the members of the underwriting syndicate, if any, will be named in that prospectus supplement.

      In connection with the sale of the offered certificates, underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the offered certificates may be deemed to be underwriters in connection with those offered certificates, and any discounts or commissions received by them from us and any profit on the resale of offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the "Securities Act").

      This prospectus may be used in connection with the remarketing of a class of reset rate certificates.

      In connection with any remarketing of a class of reset rate certificates by remarketing agents that are affiliates of the Depositor, unless the all-hold rate will be in effect, we will prepare for distribution to prospective purchasers a new prospectus supplement that contains material information relating to the terms of the remarketing, any new swap counterparty or counterparties and any other material information relating to the remarketing.
In addition, the prospectus supplement will contain or incorporate by reference from filings under the Securities and Exchange Act of 1934, as amended, material information describing the updated characteristics of the trust and the related pool of mortgage loans that remains outstanding as of a date reasonably proximate to the date of that prospectus supplement.

      It is anticipated that the underwriting agreement pertaining to the sale of any series of certificates will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all offered certificates if any are purchased (other than in connection with an underwriting on a best efforts basis) and that we will indemnify the several underwriters, and each person, if any, who controls that underwriter within the meaning of Section 15 of the
Securities Act, against certain civil liabilities, including liabilities under the Securities Act, or will contribute to payments required to be made in respect of these liabilities.

      The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of that offering and any agreements to be entered into between us and purchasers of offered certificates of that series.

      We anticipate that the offered certificates offered by this prospectus and the related prospectus supplement will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be
"underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of offered certificates. You should consult with your legal advisors in this regard prior to any similar reoffer or sale.

      As to each series of certificates, only those classes rated in an investment grade rating category by any rating agency will be offered by this prospectus. We may initially retain any unrated class and we may sell it at any time to one or more institutional investors.

                                       126

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

      With respect to each series of certificates offered by this prospectus, there are incorporated in this prospectus and in the related prospectus supplement by reference all documents and reports (other than annual reports on
Form 10-K) filed or caused to be filed by the Depositor with respect to a trust fund before the end of the related offering pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, that relate specifically to the related series of certificates. The Depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with the offering of one or more classes of offered certificates, upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to one or more of the classes of offered certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the
Depositor should be directed in writing to its principal executive offices at
270 Park Avenue, New York, New York 10017, Attention: President, or by telephone at (212) 834-9299. The Depositor has determined that its financial statements will not be material to the offering of any offered certificates.

      The Depositor filed a registration statement (the "Registration
Statement") relating to the certificates with the Securities and Exchange
Commission. This prospectus is part of the Registration Statement, but the
Registration Statement includes additional information.

                       WHERE YOU CAN FIND MORE INFORMATION

      Copies of the Registration Statement and other filed materials, including distribution reports on Form 10-D, annual reports on Form 10-K, current reports on Form 8-K, and any amendments for these reports may be read and copied at the
Public Reference Section of the Securities and Exchange Commission, 100 F Street
N.W., Washington, D.C. 20549. Information regarding the operation of the Public
Reference Room may be obtained by calling The Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission also maintains a site on the World Wide Web at "http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval
("EDGAR") system. The Depositor has filed the Registration Statement, including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the Securities and Exchange Commission's Web site. The
Securities and Exchange Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

      If so specified in the related prospectus supplement, copies of all filings through the EDGAR system of the related issuing entity on Forms 10-D,
10-K and 8-K will be made available on the applicable Trustee's or other identified party's website.

                                  LEGAL MATTERS

      The validity of the certificates of each series and certain federal income tax matters will be passed upon for us by Cadwalader, Wickersham & Taft LLP or such other counsel as may be specified in the applicable prospectus supplement.

                              FINANCIAL INFORMATION

      A new trust fund will be formed with respect to each series of certificates, and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

                                       127

                                     RATING

      It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one rating agency.

      Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of those certificates of all collections on the underlying mortgage assets to which those holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with those certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which those prepayments might differ from those originally anticipated. As a result, you might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

      A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                                       128

                             INDEX OF DEFINED TERMS

1998 Policy Statement........................................................125
30/360........................................................................47
401(c) Regulations...........................................................123
91-day Treasury Bill Rate.....................................................51
91-day Treasury Bills.........................................................51
Accrual Certificates..........................................................46
Accrued Certificate Interest..................................................46
Actual/360....................................................................47
ADA...........................................................................90
Amendments...................................................................122
ARM Loans.....................................................................35
Assessment of Compliance......................................................74
Attestation Report............................................................75
Available Distribution Amount.................................................45
Bankruptcy Code...............................................................82
Bond Equivalent Yield.........................................................49
Book-Entry Certificates.......................................................45
calculation date..............................................................48
Cash Flow Agreement...........................................................37
CERCLA........................................................................87
Certificate Owner.............................................................63
Clearstream...................................................................55
CMT Rate......................................................................49
Code..........................................................................62
Commercial Paper Rate.........................................................49
Cooperatives..................................................................32
CPR...........................................................................40
Debt Service Coverage Ratio...................................................32
defective obligation..........................................................93
Definitive Certificates.......................................................45
Depositor.....................................................................31
Determination Date............................................................38
determination period..........................................................48
Direct Participants...........................................................63
Disqualified Organization...............................................106, 123
Distribution Date Statement...................................................61
DOL..........................................................................122
Dow Jones Market Service Page 3750............................................49
DTC...........................................................................45
Due Dates.....................................................................34
Due Period....................................................................38
EDGAR........................................................................127
electing large partnership...................................................106
Equity Participation..........................................................34
Euroclear.....................................................................55
Event of Default..............................................................75
Excess Funds..................................................................43
excess servicing.............................................................115
Exemptions...................................................................122
FAMC..........................................................................35
Federal Funds Rate............................................................50
FHLMC.........................................................................35
FNMA..........................................................................35
Garn Act......................................................................88
GNMA..........................................................................35
Indirect Participants.........................................................63
Insurance and Condemnation Proceeds...........................................70
IRS...........................................................................91
ISMA..........................................................................47
JPMCB.........................................................................43
L/C Bank......................................................................79
LIBOR Determination Date......................................................48
Liquidation Proceeds..........................................................70
Loan-to-Value Ratio...........................................................33
Lock-out Date.................................................................34
Lock-out Period...............................................................34
MBS...........................................................................31
MBS Agreement.................................................................35
MBS Issuer....................................................................35
MBS Servicer..................................................................35
MBS Trustee...................................................................35
Mortgage Asset Seller.........................................................31
Mortgage Notes................................................................31
Mortgaged Properties..........................................................31
Mortgages.....................................................................31
NCUA.........................................................................124
Net Leases....................................................................33
Net Operating Income..........................................................32
Nonrecoverable Advance........................................................60
Non-SMMEA Certificates.......................................................123
Non-U.S. Person..............................................................112
OCC..........................................................................124
OID Regulations...............................................................95
OTS..........................................................................124
Participants..................................................................63
Parties in Interest..........................................................121
Pass-Through Entity..........................................................106
Permitted Investments.........................................................69
Plans........................................................................121
Pooling Agreement.............................................................66
prepayment....................................................................40
Prepayment Assumption.........................................................96
Prepayment Interest Shortfall.................................................38
Prepayment Premium............................................................34
Prime Rate....................................................................51
PTCE.........................................................................122
Random Lot Certificates.......................................................95
rating agency condition.......................................................55
Record Date...................................................................46
Reference Banks...............................................................49
Reform Act....................................................................94
Registration Statement.......................................................127

                                      129

Regular Certificateholder.....................................................94
Regular Certificates..........................................................91
Related Proceeds..............................................................60
Relief Act....................................................................90
REMIC......................................................................7, 92
REMIC Certificates............................................................91
REMIC Pool................................................................91, 92
REMIC Regulations.............................................................91
REO Property..................................................................68
Residual Certificateholders..................................................102
Residual Certificates.........................................................46
secured-creditor exemption....................................................87
Securities Act...............................................................126
Senior Certificates...........................................................45
Servicing Standard............................................................68
Similar Law..................................................................121
SMMEA........................................................................123
SPA...........................................................................40
Sponsor.......................................................................43
Standard Certificateholder...................................................113
Standard Certificates........................................................113
Startup Day...................................................................92
Stripped Certificateholder...................................................118
Stripped Certificates........................................................116
Subordinate Certificates......................................................45
Sub-Servicing Agreement.......................................................68
Title V.......................................................................89
Treasury......................................................................91
Treasury Notes................................................................50
U.S. Person..................................................................108
Value.........................................................................33
Warranting Party..............................................................67

                                      130

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The attached diskette contains a Microsoft Excel,1 Version 5.0 spreadsheet file (the ‘‘Spreadsheet File’’) that can be put on a user-specified hard drive or network drive. The Spreadsheet File is ‘‘JPMCC 2006-CIBC17.xls.’’ It provides, in electronic format, certain statistical information that appears under the caption ‘‘Description of the Mortgage Pool’’ in this prospectus supplement and in Schedule I, Annex A-1, Annex A-2, Annex B and Annex D to the prospectus supplement. Defined terms used in the Spreadsheet File but not otherwise defined in the Spreadsheet File shall have the respective meanings assigned to them in this prospectus supplement. All the information contained in the Spreadsheet File is subject to the same limitations and qualifications contained in this prospectus supplement. To the extent that the information in electronic format contained in the attached diskette is different from statistical information that appears under the caption ‘‘Description of the Mortgage Pool’’ in this prospectus supplement and in Schedule I, Annex A-1, Annex A-2, Annex B and Annex D to the prospectus supplement, the information in electronic format is superseded by the related information in print format. Prospective investors are advised to read carefully and should rely solely on the final prospectus supplement and accompanying prospectus relating to the Certificates in making their investment decision.

Open the file as you would normally open any spreadsheet in Microsoft Excel. Before the file is displayed, a message will appear notifying you that the file is Read Only. Click the ‘‘READ ONLY’’ button and, after the file is opened, a securities law legend will be displayed. READ THE LEGEND CAREFULLY.

[1]	Microsoft Excel is a registered trademark of Microsoft Corporation.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the attached prospectus. We have not authorized anyone to provide you with different information.

We are not offering these certificates in any jurisdiction where the offer is not permitted.

Prospectus Supplement

Summary of Certificates	S-8
Summary of Terms	S-10
Risk Factors	S-34
Description of the Mortgage Pool	S-75
Transaction Parties	S-104
Description of the Certificates	S-118
Servicing of the Mortgage Loans	S-153
Yield and Maturity Considerations	S-172
Certain Federal Income Tax Consequences	S-183
Certain ERISA Considerations	S-184
Method of Distribution	S-187
Legal Matters	S-188
Certain Legal Aspects of the Mortgage Loans	S-188
Ratings	S-189
Legal Investment	S-190
Index of Defined Terms	S-191
Prospectus
Summary of Prospectus	1
Risk Factors	9
Description of the Trust Funds	31
Yield and Maturity Considerations	37
The Sponsor	43
The Depositor	44
The Issuing Entity	44
Use of Proceeds	44
Description of the Certificates	45
Description of the Pooling Agreements	66
Description of Credit Support	77
Certain Legal Aspects of Mortgage Loans	80
Certain Federal Income Tax Consequences	91
State and Other Tax Considerations	121
Certain ERISA Considerations	121
Legal Investment	123
Method of Distribution	125
Incorporation of Certain Information by Reference	127
Where You Can Find More Information	127
Legal Matters	127
Financial Information	127
Rating	128
Index of Defined Terms	129

Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of these certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling these certificates will deliver a prospectus supplement and prospectus until February 19, 2007.

$2,330,773,000
(Approximate)

J.P. Morgan Chase
Commercial Mortgage
Securities Corp.

Depositor

J.P. Morgan Chase Commercial
Mortgage Securities Trust 2006-CIBC17

Issuing Entity

Commercial Mortgage Pass-Through
Certificates, Series 2006-CIBC17

Class A-1	$70,459,000
Class A-3	$105,767,000
Class A-4	$1,222,397,000
Class A-SB	$89,092,000
Class A-1A	$288,112,000
Class X	$2,536,896,225
Class A-M	$253,689,000
Class A-J	$202,952,000
Class B	$44,396,000
Class C	$19,027,000
Class D	$34,882,000

PROSPECTUS SUPPLEMENT

JPMorgan

CIBC World Markets

Banc of America Securities LLC

Morgan Stanley

November 16, 2006